UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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COLONY FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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February 24, 2015

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Colony Financial, Inc. (the “Company”) to be held at 10:00 a.m., Eastern Time, on March 31, 2015 at the offices of Morgan Stanley, located at 1585 Broadway, 27th Floor, New York New York 10036 (the “Special Meeting”).

At the Special Meeting, you will be asked to consider and vote upon proposals that will allow us to acquire substantially all of the real estate investment management businesses and operations of Colony Capital, LLC (“Colony Capital”), the parent company of our external manager (the “Combination”). The Combination is described briefly below and in greater detail in the enclosed materials, which we urge you to read carefully.

The Company and Colony Capital, the parent company of the Company’s external manager, have signed a definitive agreement for the acquisition by the Company of substantially all of Colony Capital’s real estate investment management businesses and operations for aggregate potential consideration of up to 3,937,147 shares of common stock of the Company, newly reclassified as Class A common stock (“Class A Common Stock”), 665,593 shares of newly created Class B common stock of the Company (“Class B Common Stock”) and 25,215,854 units of membership interest (“OP Units”) in a subsidiary of the Company.

The aggregate potential consideration consists of:

•	fixed upfront consideration to be paid in a combination of 2,826,000 shares of Class A Common Stock, 566,635 shares of Class B Common Stock and 21,437,297 OP Units; and

•	contingent consideration to be paid in a combination of up to an additional 1,111,147 shares of Class A Common Stock, 98,958 shares of Class B Common Stock and 3,778,558 OP Units, subject to multi-year performance targets for the achievement of certain funds from operations (“FFO”) per share targets and capital-raising thresholds from the funds management businesses. If the minimum performance target for either of the FFO or the capital-raising from funds management metric is not met or exceeded, the contingent consideration paid in respect of the other metric would not be paid out in full.

Up to 151,520 shares of Class A Common Stock, 13,494 shares of Class B Common Stock and 515,258 OP Units may be reallocated to upfront consideration if the volume-weighted average closing price of the Company’s common stock over the 10 trading days prior to the tenth calendar day preceding the date of the Special Meeting were to exceed $24.05, with the full amount reallocated if such volume-weighted average closing price of the Company’s common stock were to equal or exceed $27.05.

The combined company will be led by the same highly experienced management team that has been integral to the growth and success of our Company and Colony Capital. Our Executive Chairman, Thomas J. Barrack, Jr., and our Chief Executive Officer and President, Richard B. Saltzman, have both entered into five-year employment agreements with the Company to become effective at the closing of the Combination to continue in such roles and to oversee and manage the day-to-day business operations of the group. Following the consummation of the Combination, we will no longer be managed externally and will become an internally managed real estate investment trust.

Each of our officers is an employee of or otherwise affiliated with Colony Capital and certain of its affiliates. These relationships result in those officers having material financial interests in the Combination. To address these potential conflicts of interests, our Board of Directors (the “Board”) has formed a special committee comprised entirely of independent and disinterested directors in connection with the proposed Combination (the “Special Committee”). No member of the Special Committee is affiliated with Colony Capital and none has a financial interest in the proposed Combination that differs from that of our stockholders. Our Board has authorized the Special Committee to review, consider and negotiate the terms and conditions of the

Combination and to recommend to our entire Board whether to pursue the Combination and, if so, on what terms and conditions. In evaluating the Combination, the Special Committee has engaged independent legal and financial advisors and received a fairness opinion from its independent financial advisor, as more fully described in the accompanying proxy statement.

You are being asked to vote on the following proposals:

1.	to approve the issuance, pursuant to the Contribution and Implementation Agreement, dated as of December 23, 2014 (the “Contribution Agreement”), and the Colony Mark Transfer Agreement, dated as of December 23, 2014 (the “Colony Mark Transfer Agreement”), of (i) shares of the Company’s Class A Common Stock, (ii) shares of the Company’s Class B Common Stock, and shares of Class A Common Stock to be issued upon conversion of such shares of Class B Common Stock, and (iii) OP Units in Colony Capital Operating Company, LLC, a subsidiary of the Company (“OP”), and shares of Class A Common Stock to be issued upon redemption of such OP Units in certain circumstances in each case to the applicable transferor and its affiliates and related persons in the Combination, which includes certain of the Company’s directors and officers or affiliates thereof (collectively, the “Issuances”);

2.	to approve amendments to the Company’s Articles of Amendment and Restatement (the “Charter”) relating to (i) the designation of, and the setting of the express terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of conversion and redemption of, the Company’s Class B Common Stock, which entitles the holders to thirty-six and one-half (36.5) votes per share on all matters on which Class A common stockholders are entitled to vote and is designed to give the holders thereof voting rights that are proportional to the economic interests in the Company attributable to such holders or their affiliates that are issued pursuant to the Contribution Agreement in the form of OP Units, and the corresponding re-designation of the Company’s common stock as Class A Common Stock, and conforming and immaterial changes and modifications related thereto, and (ii) revising the Company’s stock ownership limitations to (a) lower the common stock ownership limit from 9.8% to 8.0% of value or share number, whichever is more restrictive, subject to a “grandfather provision” applicable to certain pre-existing holdings, and (b) establish a separate “designated investment entity” ownership limit of 9.9% in value or share number, whichever is more restrictive, with respect to certain investment entities and, in each case, conforming and immaterial changes and modifications related thereto ((i) and (ii) collectively, the “Charter Amendments”); and

3.	to approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve either the Issuances or the Charter Amendments (the “Adjournment Proposal”).

After careful consideration and the recommendation of the Special Committee that the Issuances and the Charter Amendments are advisable to, and in the best interests of, the Company and its stockholders, THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE TO (1) APPROVE THE ISSUANCES, (2) APPROVE THE CHARTER AMENDMENTS, AND (3) APPROVE THE ADJOURNMENT PROPOSAL.

The accompanying proxy statement provides a detailed description of these proposals, including information about the Company, OP, Colony Capital, the Combination, the Issuances, the Charter Amendments and the Special Meeting. We urge you to read the entire proxy statement carefully so that you will be informed about the business to be addressed at the Special Meeting. You may also obtain more information about the Company and Colony Capital from documents the Company has filed with the Securities and Exchange Commission. Shares of the Company’s common stock are listed on the New York Stock Exchange under the ticker symbol “CLNY.”

The affirmative vote of (i) a majority of the votes cast, and (ii) a majority of the votes cast, excluding votes of shares cast by Colony Capital Holdings, LLC (“CC Holdings”), Colony Capital, CCH Management Partners I,

LLC (“CCH I”), Colony Realty Partners LLC (“CRP”) and their respective subsidiaries and Affiliates (as defined below), is required to approve the Issuances. The affirmative vote of (a) two-thirds of the shares outstanding and entitled to be cast, and (b) two-thirds of the shares outstanding and entitled to be cast, excluding shares held by CC Holdings, Colony Capital, CCH I, CRP and their respective subsidiaries and Affiliates, is required to approve the Charter Amendments. For purposes of this voting standard, an “Affiliate” means any person or entity that directly or indirectly controls, is controlled by, or is under common control with, a specified entity. It is important that your shares be represented at the Special Meeting, regardless of the number of shares you hold and whether or not you plan to attend the Special Meeting in person. Accordingly, whether or not you plan to attend the Special Meeting, you are requested to promptly grant a proxy for your shares by completing, signing and dating the enclosed proxy card and returning it in the envelope provided. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote FOR approval of the Issuances, FOR approval of the Charter Amendments and FOR approval of the Adjournment Proposal.

Granting a proxy will not prevent you from voting your shares in person if you choose to attend the Special Meeting.

Very truly yours,

John L. Steffens

Independent Director and Chairman of the Special Committee of the Board of Directors of Colony Financial, Inc.

Questions and requests for assistance in voting your common shares may be directed to D.F. King & Co., Inc., which is assisting us with the solicitation of proxies, at (866) 751-6311 (toll-free) if you are a stockholder or, if you are a bank, broker or other nominee, at (212) 269-5550.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on March 31, 2015

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders to be held on March 31, 2015, at 10:00 a.m., Eastern Time, at the offices of Morgan Stanley, located at 1585 Broadway, 27th Floor, New York, New York 10036 (the “Special Meeting”) for the following purposes:

1.	to approve the issuance, pursuant to the Contribution and Implementation Agreement, dated as of December 23, 2014 (the “Contribution Agreement”), and the Colony Mark Transfer Agreement, dated as of December 23, 2014 (the “Colony Mark Transfer Agreement”), of (i) shares of the Company’s common stock, par value $0.01 per share, as newly reclassified Class A Common Stock (“Class A Common Stock”), (ii) shares of the Company’s newly designated Class B common stock, par value $0.01 per share (“Class B Common Stock”), and shares of Class A Common Stock to be issued upon conversion of such shares of Class B Common Stock, and (iii) membership interests (“OP Units”) in Colony Capital Operating Company, LLC, a subsidiary of the Company, and shares of Class A Common Stock to be issued upon redemption of such OP Units in certain circumstances, in each case to the applicable transferor and its affiliates and related persons in the Combination, which includes certain of the Company’s directors and officers or affiliates thereof (collectively, the “Issuances”);

2.	to approve amendments to the Company’s Articles of Amendment and Restatement relating to (i) the designation of, and the setting of the express terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of conversion and redemption of, the Company’s Class B Common Stock, which entitles the holders to thirty-six and one-half (36.5) votes per share on all matters on which Class A common stockholders are entitled to vote and is designed to give the holders thereof voting rights that are proportional to the economic interests in the Company attributable to such holders or their affiliates that are issued pursuant to the Contribution Agreement in the form of OP Units, and the corresponding re-designation of the Company’s common stock as Class A Common Stock, and conforming and immaterial changes and modifications related thereto, and (ii) revising the Company’s stock ownership limitations to (a) lower the common stock ownership limit from 9.8% to 8.0% of value or share number, whichever is more restrictive, subject to a “grandfather provision” applicable to certain pre-existing holdings, and (b) establish a separate “designated investment entity” ownership limit of 9.9% in value or share number, whichever is more restrictive, with respect to certain investment entities and, in each case, conforming and immaterial changes and modifications related thereto ((i) and (ii) collectively, the “Charter Amendments”); and

3.	to approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve either the Issuances or the Charter Amendments (the “Adjournment Proposal”).

Only stockholders of record at the close of business on February 18, 2015 will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

This notice and the enclosed proxy statement are first being made available to our stockholders on or about February 24, 2015.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors,

Ronald M. Sanders

February 24, 2015

i

Appendix A	—	Contribution and Implementation Agreement, dated as of December 23, 2014
Appendix B	—	Colony Mark Transfer Agreement, dated as of December 23, 2014
Appendix C	—	Form of Charter Amendment (marked to show changes from current charter)
Appendix D	—	Fairness Opinion of Morgan Stanley & Co. LLC, dated as of December 22, 2014

ii

2450 Broadway, 6th Floor

Santa Monica, CA 90404

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on March 31, 2015.

This proxy statement is available

at http://www.colonyfinancial.com/ and

http://www.astproxyportal.com/ast/40005/

The Board of Directors (the “Board”) of Colony Financial, Inc., a Maryland corporation, is using this proxy statement to solicit your proxy for use at a special meeting of stockholders (the “Special Meeting”). We expect to commence mailing of the proxy materials for the Special Meeting on or about February 24, 2015, to our stockholders of record as of the close of business on February 18, 2015.

All references in this proxy statement to the “Company,” “we,” “us,” “our” and similar terms refer to Colony Financial, Inc.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

The Special Meeting

The Special Meeting will be held on March 31, 2015, at 10:00 a.m. Eastern Time at the offices of Morgan Stanley, located at 1585 Broadway, 27th Floor, New York, New York 10036. For information on how to obtain directions to attend the Special Meeting and vote in person, please contact our Investor Relations general inquiries line at (310) 282-8820.

Purpose of the Special Meeting

The purpose of the Special Meeting is to vote on the following proposals:

1.	to approve the issuance, pursuant to the Contribution and Implementation Agreement, dated as of December 23, 2014 (the “Contribution Agreement”), and the Colony Mark Transfer Agreement, dated as of December 23, 2014 (the “Colony Mark Transfer Agreement”), of (i) shares of the Company’s common stock, par value $0.01 per share, as newly reclassified Class A Common Stock (“Class A Common Stock”), (ii) shares of the Company’s newly designated Class B common stock, par value $0.01 per share (“Class B Common Stock”), and shares of Class A Common Stock to be issued upon conversion of such shares of Class B Common Stock, and (iii) membership interests (“OP Units”) in Colony Capital Operating Company, LLC, a subsidiary of the Company (“OP”), and shares of Class A Common Stock to be issued upon redemption of such OP Units in certain circumstances, in each case to the applicable transferor and its affiliates and related persons in the Combination, which includes certain of the Company’s directors and officers or affiliates thereof (collectively, the “Issuances”);

2.

to approve amendments to the Company’s Articles of Amendment and Restatement (the “Charter”) relating to (i) the designation of, and the setting of the express terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of conversion and redemption of, the Company’s Class B Common Stock, which entitles the holders to thirty-six and one-half (36.5) votes per share on all matters on which Class A common stockholders are entitled to vote and is designed to give the holders thereof voting rights that are proportional to the economic interests in the Company attributable to such holders or their affiliates that are issued pursuant to the Contribution Agreement in the form of OP Units, and the corresponding re-designation of the Company’s common stock as Class A Common Stock, and conforming and immaterial changes and modifications related thereto, and (ii) revising the Company’s stock ownership limitations to (a) lower the common stock ownership limit from 9.8% to 8.0% of value or share number, whichever is more restrictive, subject to a “grandfather provision” applicable to certain pre-existing holdings, and (b) establish a separate “designated investment entity” ownership limit of 9.9% in value or share number, whichever is more restrictive, with respect to certain investment entities and, in each case, conforming and immaterial changes and modifications related thereto ((i) and (ii) collectively, the “Charter Amendments”); and

3.	to approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve either the Issuances or the Charter Amendments (the “Adjournment Proposal”).

The Board is not aware of any other matter to be presented for action at the Special Meeting. Should any other matter requiring a vote of stockholders arise, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote the proxies in accordance with their discretion on any such matter.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving this proxy statement?

We have sent you this proxy statement because the Board is soliciting your proxy to vote at the Special Meeting. You are invited to attend the Special Meeting to vote in person on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card as described below.

What am I voting on?

At the Special Meeting, you will be asked to vote on the following proposals:

1.	to approve the issuance, pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement, of (i) shares of the Class A Common Stock, (ii) shares of the Class B Common Stock and shares of Class A Common Stock to be issued upon conversion of such shares of Class B Common Stock, and (iii) OP Units, and shares of Class A Common Stock to be issued upon redemption of such OP Units in certain circumstances, in each case to the applicable transferor and its affiliates and related persons in the Combination, which includes certain of the Company’s directors and officers or affiliates thereof;

2.

to approve amendments to the Company’s Charter relating to (i) the designation of, and the setting of the express terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of conversion and redemption of, the Company’s Class B Common Stock, which entitles the holders to thirty-six and one-half (36.5) votes per share on all matters on which Class A common stockholders are entitled to vote and is designed to give the holders thereof voting rights that are proportional to the economic interests in the Company attributable to such holders or their affiliates that are issued pursuant to the Contribution Agreement in the form of OP Units, and the corresponding re-designation of the Company’s common stock as Class A Common Stock, and conforming and immaterial changes and modifications related thereto, and (ii) revising the Company’s stock ownership limitations to (a) lower the common stock ownership limit from 9.8% to 8.0% of value or share number, whichever is more restrictive, subject to a “grandfather provision” applicable to certain pre-existing holdings, and (b) establish a separate

“designated investment entity” ownership limit of 9.9% of value or share number, whichever is more restrictive, with respect to certain investment entities and, in each case, conforming and immaterial changes and modifications related thereto; and

3.	to approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve either the Issuances or the Charter Amendments.

Why is the Company proposing to acquire substantially all of the real estate investment management businesses and operations of Colony Capital, LLC?

We believe that we can acquire substantially all of the real estate investment management businesses and operations of Colony Capital with minimal disruption to our operations and with compelling benefits to the Company and our stockholders. The Combination will benefit our stockholders, partly through anticipated reduced expense in the combined general, administrative and advisory management fee expense categories, improved cash flow and a simplified corporate structure.

We believe that potential benefits of the Combination include:

•	the Combination being accretive to net income and FFO per share;

•	the internalization of the Company’s external manager resulting in an elimination of perceived or actual conflicts of interest, alignment of the interests of certain of our officers and directors with those of our current stockholders and the simplification our corporate structure;

•	the Company’s ability, through the internalization of our external manager, to control key functions that are important to the growth of our business;

•	efficiencies arising from the elimination of profits that were previously being realized by the manager and the Company’s ability to raise additional equity without a proportionate increase in the cost of managing the Company;

•	the ability to deploy managed third-party, fee-bearing capital and reduce reliance on public equity capital;

•	the enhanced ability to attract new investors to the Company and raise private capital;

•	a reduction in the Company’s operating expenses, including as a result of replacing management fees paid to Colony Capital with directly incurred costs;

•	enhanced revenue to the Company from the addition of Colony Capital’s in-place, fee-generating arrangements with third parties;

•	the high growth potential of the investment management business;

•	asset level returns on investments made through future investment funds should be enhanced by third-party management fees and carried interest; and

•	diminished reliance on the public markets to raise capital to meet the Company’s investment and other needs.

What are the potential risks relating to the Company involved in the Combination?

In addition to those risk factors listed in “Risk Factors” beginning on page 27 and discussed elsewhere in this proxy statement, the Combination presents some potential disadvantages and risks to our Company and its stockholders, including:

•	potential conflicts of interest in the Combination between the Company and our directors and current and future executive officers;

•	the significant costs involved in connection with completing the Issuances and the other transactions contemplated by the Contribution Agreement;

•	the potential liabilities associated with the direct employment of personnel; and

•	the potential liabilities that the Company may inherit from Colony Capital as a result of the Combination that would not be covered by the indemnities in the Contribution Agreement.

What is the effect of the Combination?

Upon consummation of the Combination, we will become an integrated real estate investment management platform. We will no longer be externally managed by Colony Financial Manager, LLC and will become an internally managed company. In addition, we will be able to integrate and potentially expand Colony Capital’s existing investment management business and, as a result, diversify our revenue sources by receiving all in-place fees payable to Colony Capital from the various programs it is currently managing. We will also be able to sponsor new investment vehicles as general partner under the Colony name and receive all fees. In connection with the Combination, the Company will receive carried interest from future investment programs (net of carried interest that we expect will be allocated to members of our management team, investment professionals and other individuals, which, consistent with market terms, we expect to be 40% of the carried interest earned).

In addition, the Company will change its name from Colony Financial, Inc. to Colony Capital, Inc., but the Company’s Class A Common Stock will continue to be listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “CLNY.”

How were the terms of the Combination determined?

The terms of the Combination were determined through negotiation between the principals of Colony Capital and the Special Committee, comprised of independent and disinterested directors who are not affiliated with Colony Capital. To assist with this process, the Special Committee hired its own independent financial advisor, Morgan Stanley & Co. LLC (“Morgan Stanley”), and its own independent counsel, Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”).

On December 22, 2014, Morgan Stanley delivered a written fairness opinion stating that, based upon and subject to the qualifications, limitations and assumptions of the fairness opinion, and, as of the date of the fairness opinion, the consideration to be paid by us pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement is fair to the Company from a financial viewpoint.

Are there any conflicts in connection with the Combination?

Yes. Many of the executive officers of Colony Capital are either our directors or executive officers. In connection with the structuring of the Combination, we have engaged in transactions with these individuals, as set forth in this proxy statement. These individuals may have different interests in the consummation of the Combination than the interests of our other stockholders.

How did you address these conflicts?

In May 2014, our Board agreed to form the Special Committee, which is comprised of independent and disinterested directors, to explore strategic alternatives for managing our Company, including the potential internalization of management, as well as ways to further diversify our revenue sources. The Special Committee hired its own independent financial advisor, Morgan Stanley, and its own independent counsel, Wachtell Lipton, to assist it in this process. After considering other alternatives and discussing and negotiating the terms and conditions of the Combination for seven months, the Special Committee determined that the Combination is fair and reasonable to, and in the best interests of, our Company and its stockholders.

What kind of company is Colony Capital?

Colony Capital is a privately held, independent, global real estate investment firm founded in 1991 by Thomas J. Barrack, Jr. (“Mr. Barrack”). Colony Capital’s business is the sponsorship and management of investment funds and vehicles, which business historically has primarily focused on real estate and real estate-related assets. Colony Capital has an extensive global footprint and corresponding infrastructure, with approximately 300 employees operating in a total of 13 offices in the following 10 countries: China, England, France, Germany, Italy, Lebanon, Luxembourg, South Korea, Spain and the U.S. This global infrastructure provides Colony Capital’s acquisition team with proprietary market knowledge, sourcing capabilities and the local presence required to identify and execute complex transactions.

In the 24 years since its inception, Colony Capital has managed investments in diverse and complex property, corporate and portfolio transactions across five continents through varied economic cycles. Since its inception, Colony Capital has managed $60 billion of investments in over 37,000 assets and loans and currently has approximately $19 billion of assets under management (gross) with more than 300 investor relationships.

What are Colony Capital’s revenue streams?

Colony Capital is entitled to investment management and asset management advisory fees associated with the ongoing administration of each investment program that it sponsors.

What would the management team look like after the Combination is completed?

We expect that the Company will be led by the same highly experienced management team, all of which have been integral to the growth and success of our Company and Colony Capital to date. Mr. Barrack will continue to be our Executive Chairman, Mr. Richard B. Saltzman will continue to be our Chief Executive Officer and President, Mr. Ronald M. Sanders will continue to be our Chief Legal Officer, Mr. Darren J. Tangen will continue to be our Chief Financial Officer and Mr. Kevin P. Traenkle will continue to be our Chief Investment Officer, but in each case will, following consummation of the Combination, be employed by the Company. We expect that post-Combination, substantially all of Colony Capital’s approximately 300 employees will become our employees. After the Closing of the Combination, we, through our subsidiaries, will have over 300 employees in 13 offices worldwide.

Both Messrs. Barrack and Saltzman have entered into five-year employment agreements with the Company to become effective at the Closing. We anticipate that Messrs. Sanders, Tangen and Traenkle will each also enter into three-year employment agreements with the Company, at or prior to the Closing, to become effective at the Closing.

In addition, Mr. Mark Hedstrom will become an Executive Director and the Chief Operating Officer of the Company as of the date of completion of the Combination. Mr. Hedstrom, age 55, currently serves as a Vice President of the Company. Mr. Hedstrom also currently serves as Principal and Chief Financial Officer of Colony Capital, and in that role he is responsible for all of Colony Capital’s financial and treasury functions and has primary responsibility for Colony Capital’s risk management and investor reporting. Prior to joining Colony Capital in 1993, Mr. Hedstrom served in senior financial roles with The Koll Company and Castle Pines Land Company and served as a Senior Manager of Ernst & Young. Except as described in this paragraph, none of Mr. Hedstrom’s previous employers are affiliated with the Company. This disclosure, together with the information regarding Mr. Hedstrom included below in the section entitled “—Interests of Certain Persons in the Combination,” which includes the information required by Item 404(a) of Regulation S-K of the Securities Exchange Act, is intended to meet all of the applicable requirements of Item 5.02 of Form 8-K with respect to Mr. Hedstrom’s appointment as an Executive Director and the Chief Operating Officer of the Company.

What are the Issuances?

In connection with the Combination, we will issue up to approximately 3.94 million shares of Class A Common Stock and up to 665,593 shares of Class B Common Stock, and OP will issue up to approximately 25.22 million OP Units. Each share of Class B Common Stock will be, at the holder’s option, convertible into one share of Class A Common Stock. Each OP Unit will be redeemable, subject to the terms and conditions set forth in the operating agreement of OP, at the holder’s option, for cash equal to the average closing price of

Class A Common Stock for the ten consecutive trading days immediately preceding the date we receive a notice of redemption; provided, that we may choose, at our sole discretion, to satisfy this redemption right by exchanging such OP Units for shares of Class A Common Stock on a one-for-one basis, in lieu of cash. As of February 13, 2015, there were 110,251,922 shares of our common stock outstanding.

What are the Charter Amendments?

We have agreed in the Contribution Agreement to make certain amendments to our Charter, which consist of changes that are intended to accomplish two primary purposes:

•	to create and designate, and set the express terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of conversion and redemption of, the Company’s Class B Common Stock and make conforming and immaterial changes and modifications related thereto; and

•	to revise the Company’s stock ownership limitations to (i) lower the common stock ownership limit from 9.8% to 8.0% of value or share number, whichever is more restrictive, subject to a “grandfather provision” applicable to certain pre-existing holdings, and (ii) to establish a separate “designated investment entity” ownership limit of 9.9% of value or share number, whichever is more restrictive, with respect to certain investment entities and, in each case, make conforming and immaterial changes and modifications related thereto.

In addition, if the proposed Charter Amendments are approved by our stockholders, we will change the Company’s name from “Colony Financial, Inc.” to “Colony Capital, Inc.” If our stockholders approve the Charter Amendments, we will implement such amendments through the adoption of an amended and restated charter (the “Amended and Restated Charter”), which would become effective upon filing with, and acceptance for record by, the State Department of Assessments and Taxation of the State of Maryland.

What is the Adjournment Proposal?

The Special Meeting may be adjourned to another time or place, if necessary or appropriate, to permit further solicitation of proxies to obtain additional votes in favor of either the Issuances or the Charter Amendments. If, at the Special Meeting, the number of shares of common stock present or represented and voting in favor of the proposal to approve either the Issuances or the Charter Amendment is insufficient to approve such proposal, the Company intends to adjourn the Special Meeting in order to enable the Board to solicit additional proxies to approve such proposal. In addition, as permitted by the Maryland General Corporation Law, prior to the Special Meeting being convened, it may be postponed by the Board to a date not more than 120 days after the record date for the Special Meeting. Moreover, pursuant to the Company’s bylaws, the chairman of the Special Meeting may adjourn the Special Meeting without any action by the stockholders and without regard to whether a quorum is present. We are asking our stockholders to approve this adjournment if necessary or appropriate in the discretion of the Chairman of the Special Meeting.

What are the Board’s recommendations?

After careful consideration and based in part on the recommendation of the Special Committee, the Special Committee and the Board recommend that you vote:

•	FOR approving the Issuances;

•	FOR approving the Charter Amendments; and

•	FOR approving the adjournment of the Special Meeting, if necessary or appropriate.

What vote is required to approve the Issuances, the Charter Amendments and the Adjournment Proposal?

The Issuances. The affirmative vote of (i) a majority of the votes cast by holders of our common stock entitled to vote on such matters, and (ii) a majority of the votes cast by holders of our common stock entitled to vote on such matters, excluding votes of shares cast by CC Holdings, Colony Capital, CCH I, CRP and their respective subsidiaries and Affiliates, is required to approve the Issuances. For the purpose of the vote on this proposal, abstentions will be counted as votes cast and will have the same effect as votes against the proposal, while broker non-votes and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

The Charter Amendments. The affirmative vote of (i) two-thirds of the shares of our common stock outstanding and entitled to be cast, and (ii) two-thirds of each of the shares of our common stock outstanding and entitled to be cast, excluding shares held by CC Holdings, Colony Capital, CCH I, CRP and their respective subsidiaries and Affiliates, is required to approve the Charter Amendments. For the purpose of the vote on this proposal, abstentions, broker non-votes and other shares not voted will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining the presence of a quorum.

The Adjournment Proposal. The affirmative vote of a majority of the votes cast is required for approval of the Adjournment Proposal. For the purpose of the vote on this proposal, abstentions, broker non-votes and other votes not cast will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Who is entitled to vote at the Special Meeting?

Only holders of record of our common stock at the close of business on February 18, 2015, the record date of the Special Meeting, are entitled to receive notice of and vote at the Special Meeting. Our common stock constitutes the only class of securities entitled to vote at the Special Meeting.

What are the voting rights of stockholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

Who can attend the Special Meeting?

All holders of our common stock at the close of business on February 18, 2015, the record date of the Special Meeting, or their duly appointed proxies, are authorized to attend the Special Meeting. If you attend the Special Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

Please also note that if you hold your shares in “street name” (that is, your shares are held through a bank, broker, trustee or other nominee), you will need to bring a copy of a recent bank or brokerage statement evidencing your ownership of our common stock.

Are holders of our common stock entitled to dissenters’ rights of appraisal?

No. Under Maryland law, stockholders will not have appraisal rights in connection with the Combination or the stockholder vote to approve the Issuances and the Charter Amendments.

What will constitute a quorum at the Special Meeting?

The presence at the Special Meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast on February 18, 2015 will constitute a quorum. We will include abstentions and broker non-votes (as described below) in the calculation of the number of shares considered to be present at the Special Meeting for the purpose of determining the presence of a quorum at the Special Meeting. Under applicable rules of the NYSE (the exchange on which shares of our common stock are traded), banks, brokers or other nominees holding shares of our common stock for beneficial owners in nominee or street name must vote those shares according to the specific instructions they receive from the beneficial owners. However, banks, brokers or other nominees holding shares for a beneficial owner who do not receive voting instructions from the beneficial owner may not under the NYSE’s rules have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in a “broker non-vote.” Broker non-votes may arise in the context of voting for approval of the Issuances and the Charter Amendments, because such proposals are considered non-routine matters. Unless specific voting instructions are provided by the beneficial owner, the bank, broker or other nominee will be unable to vote for approval of the Issuances or the Charter Amendments. Accordingly, we urge stockholders who hold their shares through a bank, broker or other nominee to provide voting instructions so that your shares of common stock may be voted on these proposals.

Approval of the Adjournment Proposal is considered to be a routine matter under applicable NYSE rules. A bank, broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist in connection with this proposal.

As of February 13, 2015, there were 110,251,922 shares of our common stock outstanding.

How do I vote shares that are held in my name?

You may vote by any of the following means:

In Person at the Special Meeting: You may vote by attending the Special Meeting and voting in person.

By Mail: You may vote by mail by completing and signing your proxy card and returning it in the enclosed, prepaid and addressed envelope.

How do I vote shares that are held by my bank, broker or other nominee?

If your shares are held by a bank, broker or other nominee, you should follow the instructions provided to you by the bank, broker or other nominee. Although most banks and brokers now offer voting by mail, telephone and on the internet, availability and specific procedures will depend on such bank, broker or other nominee’s individual voting arrangements.

How are votes counted?

If the accompanying proxy card is properly signed and returned to us and not subsequently revoked, it will be voted as directed by you. If your properly signed proxy card does not provide specific voting instructions, the persons designated as proxy holders on the proxy card will vote (1) “FOR” the Issuances, (2) “FOR” the Charter Amendments, and (3) “FOR” the Adjournment Proposal.

May I revoke my proxy after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by (i) filing with Mr. Sanders, our Chief Legal Officer and Secretary, a notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Special Meeting and voting in person. Attendance at the Special Meeting alone (without voting by ballot) will not revoke a prior proxy. Notice of revocation or later dated proxies should be sent to the following address: Ronald M. Sanders, Chief Legal Officer and Secretary, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404.

What rights do I have if I oppose the Combination or any of the Issuances or the Charter Amendments?

You can vote against the Issuances and the Charter Amendments by indicating a vote against the proposals on your proxy card and signing and mailing your proxy card, or by voting against the proposals in person at the Special Meeting. Stockholders are not, however, entitled to dissenters’ rights of appraisal under Maryland law.

Who pays the cost of soliciting proxies?

The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their respective principals, and that we will reimburse such persons’ out-of-pocket expenses. We have retained D.F. King & Co., Inc. at an aggregate estimated cost of $15,000, plus out-of-pocket expenses, to assist in the solicitation of proxies.

What happens if the Special Meeting is postponed or adjourned?

If the Special Meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned Special Meeting. You will be able to change or revoke your proxy until it is voted.

What are the consequences if any of the Issuances or the Charter Amendments are not approved by stockholders?

If either the Issuances or the Charter Amendments are not approved by stockholders, the Combination will not be consummated.

What are the consequences if the Combination is not consummated?

If the Combination is not consummated for any reason, including if stockholders fail to approve either the Issuances or the Charter Amendments, we expect to continue to be managed by Colony Capital, a subsidiary of which would continue to serve as our external manager. We would continue to pay fees and cost reimbursements to Colony Capital under our existing management agreement.

Whom should I call with questions about the matters being voted on at the Special Meeting?

You should call our proxy solicitor, D.F. King & Co., Inc., at (866) 751-6311 (toll-free) if you are a stockholder or, if you are a bank, broker or other nominee, at (212) 269-5550.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. The Company will publish the final voting results in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”), which we are required to file within four business days after the Special Meeting.

How can I contact the Company or Colony Capital?

The Company’s and Colony Capital’s principal executive offices are located at 2450 Broadway, 6th Floor, Santa Monica, CA 90404; their telephone number is (310) 282-8820.

Even if you currently plan to attend the Special Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted in case you later decide not to attend the Special Meeting. Submitting your proxy in advance of the Special Meeting does not affect your right to attend the Special Meeting and vote in person.

You should rely only on the information provided in, or incorporated into, this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

SUMMARY

This summary highlights selected information contained in this proxy statement and does not contain all of the information you should consider in making your decision as to how to vote your shares. To better understand the matters discussed in this summary, and for a more complete description of the terms of and risks related to the Combination, you should read this entire proxy statement and the other documents that are referred to in this proxy statement.

The Combination

Parties Involved in the Combination

The parties involved in the Combination include the following:

The Company and OP:

Colony Financial, Inc. (Together with its subsidiaries, “we,” “us,” “our,” “our Company” or “the Company”)

General. We are a Maryland corporation and have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (a “REIT”). We are a diversified commercial real estate and investment management company that owns a portfolio of real estate equity and debt investments at attractive risk-adjusted returns.

External management. Currently, we are externally managed and advised by Colony Financial Manager, LLC (our “Manager”) pursuant to the terms of a management agreement. Our Manager is a wholly owned subsidiary of Colony Capital.

Role in the Combination. Pursuant to the terms and conditions of the Contribution Agreement, we will, among other things as described in this proxy statement, contribute substantially all of our assets (including entities) and liabilities not directly or indirectly held by OP (defined below) to OP, so that after the consummation of the Combination, OP will own substantially all of the assets and liabilities of the combined business.

Colony Capital Operating Company, LLC (“OP”)

General. OP is a Delaware limited liability company and is currently a wholly owned subsidiary of the Company. It was formerly known as CFI RE Masterco, LLC. Currently, OP holds, directly or indirectly, a substantial majority of the Company’s business and assets.

Role in the Combination. Pursuant to the terms and conditions of the Contribution Agreement, (i) the Company will contribute to OP or one or more of OP’s subsidiaries substantially all of its assets and liabilities not directly or indirectly held by OP other than certain indebtedness, and (ii) Colony Capital and CCH I (as defined below) will contribute to OP the equity interests of NewCo (as defined below), the entity that will hold substantially all of Colony Capital’s business, assets and liabilities (as described elsewhere in this proxy statement). Following the consummation of the Combination, OP will become our operating subsidiary and will own substantially all of the assets and liabilities of the Company and Colony Capital’s combined business (other than the Company’s 5.00% Convertible Senior Notes and 3.875% Convertible Senior Notes, which will be retained at the parent company).

The Contributors and NewCo:

Colony Capital Holdings, LLC (“CC Holdings”)

General. CC Holdings is a Delaware limited liability company controlled by Mr. Barrack and is the parent company of Colony Capital.

Role in the Combination. Together with Colony Capital and CCH I (as defined below), CC Holdings will directly and/or indirectly, pursuant to the terms and conditions of the Contribution Agreement, contribute all the assets and liabilities held by it that consist of CC Contributed Assets or CC Assumed Liabilities (each as defined and described below) to NewCo prior to the contribution of NewCo to OP.

Colony Capital, LLC (“Colony Capital”)

General. Colony Capital is a Delaware limited liability company and a wholly owned subsidiary of CC Holdings. Colony Capital is a privately held, independent, global real estate investment firm and registered investment advisor founded in 1991 by Mr. Barrack. Colony Capital has an extensive global footprint and corresponding infrastructure, with approximately 300 direct employees operating in a total of 13 offices worldwide.

Role in the Combination. Together with CC Holdings and CCH I, Colony Capital will directly and/or indirectly, pursuant to the terms and conditions of the Contribution Agreement, contribute all the assets and liabilities held by it that consist of CC Contributed Assets or CC Assumed Liabilities to NewCo (which constitute substantially all of Colony Capital’s business and assets other than certain of Colony Capital’s interest in Colony American Homes, Inc. (“CAH”)) prior to the contribution of NewCo to OP.

Colony Capital OP Subsidiary, LLC (“NewCo”)

General. NewCo is a Delaware limited liability company and wholly owned subsidiary of Colony Capital.

Role in the Combination. NewCo is formed solely for the purpose of holding the CC Contributed Assets and CC Assumed Liabilities being transferred to us by CC Holdings, Colony Capital and CCH I prior to the consummation of the transactions contemplated in the Contribution Agreement (the “Closing”). At the Closing, the interests in NewCo will be contributed by CC Holdings, Colony Capital and CCH I to OP.

CCH Management Partners I, LLC (“CCH I”)

General. CCH I is a Delaware limited liability company controlled by CC Holdings.

Role in the Combination. Together with CC Holdings and Colony Capital, CCH I will directly and/or indirectly contribute all the assets and liabilities held by it that consist of CC Contributed Assets or CC Assumed Liabilities to NewCo prior to the contribution of NewCo to OP.

FHB Holding LLC (“FHB LLC”)

General. FHB LLC is a newly formed Delaware limited liability company and is controlled by Scott D. Freeman, Mark M. Harmeling and Henry G. Brauer, employees of Colony Realty Partners LLC (“CRP”). CRP is a Delaware limited liability company organized as a private real estate firm to sponsor and manage a series of funds engaged in the acquisition, management and disposition of real estate investments.

Role in the Combination. FHB LLC will contribute to OP its interests in CRP, which, in the aggregate, equal 50.0% of the outstanding membership interests of CRP (the remaining 50.0% of the outstanding membership interests of CRP being owned by Colony Realty Member, LLC (“CRM”), which currently is a 60.0% owned subsidiary of Colony Capital (with the remaining 40.0% interest held by Mr. Saltzman)).

Richard B. Saltzman (“Mr. Saltzman” and, together with CC Holdings, Colony Capital, CCH I, FHB LLC, the “Contributors”)

General. Mr. Saltzman is our Chief Executive Officer and President and an employee and executive officer of Colony Capital.

Role in the Combination. Mr. Saltzman will contribute to OP his membership interests in CRM, which, in the aggregate equal 40.0% of the outstanding membership interests of CRM (the remaining 60.0% being owned by Colony CRP Managing Member, LLC, a wholly owned subsidiary of Colony Capital).

The Mark Transferor:

New Colony Holdings LLC (the “Mark Transferor”)

General. The Mark Transferor is a Delaware limited liability company and wholly owned by Mr. Barrack.

Role in the Combination. The Mark Transferor will contribute the “COLONY” trademark and all variations thereof and all goodwill connected with the use thereof and symbolized thereby (the “Colony Mark”) to OP.

Overview of the Combination (p. 92)

The following are the principal features of the Combination:

Combination with Colony Capital. OP, currently a wholly owned subsidiary of the Company, will acquire substantially all of Colony Capital’s real estate investment management business and operations (other than Colony American Homes), as well as ownership of the Colony Mark. We will continue substantially all of the businesses currently conducted by Colony Capital and receive in-place management fees, which accrue in the future and that are payable from the various investment vehicles and funds that Colony Capital has sponsored. Following the Combination, we will be empowered to form and invest as a general partner in new funds under the Colony name and receive management fees and carried interest in connection therewith.

Internally Managed REIT. We will acquire our external manager, Colony Financial Manager, LLC, a wholly owned subsidiary of Colony Capital, and effectively become internally managed. Mr. Barrack, who will continue to serve as our Executive Chairman and the Chairman of our Board following the Combination, and Mr. Saltzman, who will continue to serve as our Chief Executive Officer and a member of our Board following the Combination, have both entered into five-year employment agreements, to become effective at the Closing, with the Company. We expect that, post-Combination, substantially all of Colony Capital’s approximately 300 employees will become our employees.

Company Contribution to OP. OP currently holds a substantial majority of the Company’s assets and liabilities. In connection with the Combination, OP will acquire substantially all of the assets and liabilities of the Company that are not currently held by OP or its subsidiaries. Following the Combination, OP will directly or indirectly hold substantially all of our assets and directly or indirectly conduct substantially all of our business.

Ownership and Management of OP. Immediately following the Combination, we expect that we will directly own approximately 84.1% of the aggregate OP Units in OP and the Contributors will directly own, collectively, approximately 15.9% of the aggregate OP Units in OP. The Company, as the sole managing member in OP, will have sole responsibility and discretion in the management and control of OP, and the non-managing members of OP, in such capacity, will have no authority to transact business for, or take part in the operations, management or control of, OP.

Consideration to be Paid in the Combination (p. 93)

In connection with the Combination, we will issue up to approximately 3.94 million shares of Class A Common Stock and up to 665,593 shares of Class B Common Stock, and OP will issue up to approximately 25.22 million OP Units. Each share of Class B Common Stock will be, at the holder’s option, convertible into one share of Class A Common Stock and will convert automatically into one share of Class A Common Stock upon the transfer of such share or of certain OP Units to one or more non-qualified transferees or any qualified transferee of such share or OP Units ceasing to be a qualified transferee. See “Proposal 2(a)—Amendment to Create Class B Common Stock” beginning on page 86 for a more detailed description of the terms of the Class B Common Stock. Each OP Unit will be redeemable, subject to the terms and conditions set forth in the operating agreement of OP, at the holder’s option, for cash equal to the average closing price of Class A Common Stock for the ten consecutive trading days immediately preceding the date we receive a notice of redemption; provided, that we may choose, at our sole discretion, to satisfy this redemption right by exchanging such OP Units for shares of Class A Common Stock on a one-for-one basis, in lieu of cash.

The above consideration represented a value of $657.5 million at the time of the announcement of the transaction based on a reference price that equated to $22.05 per share (the “Reference Price”) (which would have a current value of approximately $738.3 million when using the volume-weighted average closing price on the NYSE of the Company’s common stock over a 10-day trading period ending February 13, 2015 of $24.76 (the “VWAP”)). Pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement, the Reference Price was used to determine the number of shares and OP Units to be issued to the Contributors and the Mark Transferor in the Combination. The Reference Price was the higher of (x) the volume-weighted average closing price of the Company’s common stock over the 30 trading days prior to the initial announcement of the transaction, and (y) the third quarter 2014 “fair value” Company share price, which the parties agreed would be the fair value of the Company’s net assets on a per share basis as of September 30, 2014, or $22.05 per share. Because the volume-weighted average closing price of the Company’s common stock over the 30 trading days prior to the initial announcement of the transaction was lower than $22.05 per share, the Reference Price was $22.05 per share.

The aggregate potential consideration consists of:

•	fixed upfront consideration to be paid in a combination of up to approximately 2.83 million shares of Class A Common Stock, 566,635 shares of Class B Common Stock and approximately 21.44 million OP Units, representing a value of $547.5 million at the time of the announcement of the Combination based on the Reference Price (and which would have a current value equal to approximately $614.8 million when using the VWAP), subject to certain adjustments as described below; and

•	contingent consideration to be paid in a combination of up to approximately 1.11 million shares of Class A Common Stock, 98,958 shares of Class B Common Stock and approximately 3.78 million OP Units, representing a value of up to approximately $110.0 million at the time of announcement based on the Reference Price (and which would have a current value of up to approximately $123.5 million when using the VWAP), subject to multi-year performance targets for achievement of certain FFO per share targets and capital-raising thresholds from the funds management businesses. If the minimum performance target for either of these metrics is not met or exceeded, a portion of the contingent consideration paid in respect of the other metric would not be paid out in full.

In connection with the Combination, the upfront consideration is subject to upward and downward adjustments at the Closing in respect of cash, indebtedness and net working capital. If the closing adjustment results in an increase to the upfront consideration, such adjustment will, subject to the applicable cap, be paid in cash and to the extent such adjustment exceeds the applicable cap, will increase the number of OP Units to be issued in the Combination. If the closing adjustment results in a decrease to the upfront consideration, such adjustment will reduce the number of OP Units to be issued in the Combination.

Up to 151,520 shares of Class A Common Stock, 13,494 shares of Class B Common Stock and 515,258 OP Units, representing $15.0 million of the contingent consideration at the time of announcement based on the Reference Price (and which would have a current value of approximately $16.8 million when using the VWAP) may be reallocated to upfront consideration if the volume-weighted average closing price of the Company’s common stock over the 10 trading days prior to the tenth calendar day preceding the date of the Special Meeting were to exceed $24.05, with the full amount reallocated if such volume-weighted average closing price of the Company’s common stock were to equal or exceed $27.05. For example, if the 10-day volume-weighted average closing price of our common stock for such period were $24.76 (VWAP) upfront consideration would be increased, and contingent consideration decreased, by 35,860 shares of Class A Common Stock, 3,194 shares of Class B Common Stock, and 121,944 OP Units representing $3.6 million of the re-allocated consideration based on the Reference Price (and which would have a current value of approximately $4.0 million when using the VWAP).

The number of shares of Class A Common Stock, shares of Class B Common Stock and OP Units issuable as consideration will be subject to reduction for a portion of any transaction expenses of Colony Capital paid on its behalf by the Company.

In connection with the Combination, the Company and OP have entered into the Colony Mark Transfer Agreement with the Mark Transferor pursuant to which the Mark Transferor will transfer the Colony Mark to OP in exchange for consideration to be paid in the form of up to 151,355 shares of our Class A Common Stock and up to 665,593 shares of our Class B Common Stock, including (i) fixed upfront consideration with a value of $15.0 million based on the Reference Price (and $16.8 million based on the VWAP) to be paid at the closing under the Colony Mark Transfer Agreement, subject to certain adjustments, and (ii) contingent consideration with a value of up to approximately $3.0 million based on the Reference Price (and $3.4 million based on the VWAP) if earned over time under the same multi-year performance targets required for receipt of the contingent consideration under the Contribution Agreement. Contingent consideration with a value of up to $410,959 based on the Reference Price (and $461,467 based on the VWAP) will be reallocated to upfront consideration if the volume-weighted average closing price of the Company’s common stock over the 10 trading days prior to the tenth calendar day preceding the date of the Special Meeting were to exceed $24.05.

Allocation of Consideration to be Paid in the Combination (p. 50)

An illustrative allocation of the upfront consideration and contingent consideration to certain of the Contributors and the Mark Transferor is provided below. Such illustrative allocation does not reflect any adjustment for transaction expenses that may be paid by the Company on behalf of the Contributors and the Mark Transfer or at the Closing, and does not reflect the potential reallocation of contingent consideration to upfront consideration at the Closing.

Upfront Consideration

	OP Units	Class A Common Stock	Class B Common Stock
Colony Capital	18,475,972	—	—
CCH I	1,639,580	—	—
FHB LLC	944,103	—	—
Mr. Saltzman	377,642	2,712,363	—
New Colony Holdings, LLC	—	113,637	566,635

Total	21,437,297	2,826,000	566,635

Contingent Consideration

	OP Units	Class A Common Stock	Class B Common Stock
Colony Capital	2,850,899	—	—
CCH I	662,103	—	—
FHB LLC	189,683	—	—
Mr. Saltzman	75,873	1,073,429	—
New Colony Holdings, LLC	—	37,718	98,958

Total	3,778,558	1,111,147	98,958

Regulatory Approval Required for the Combination and Other Regulatory Matters (p. 84)

U.S. Consents. The expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), is a condition to each party’s obligation to complete the Combination. Each of the parties to the Contribution Agreement has pledged to use its reasonable best efforts to cause the waiting period under the HSR Act to expire or terminate. The parties filed the requisite HSR Notification and Report Form and related materials with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice on January 15, 2015. The applicable waiting period under the HSR Act expired on February 17, 2015.

The registration of a subsidiary of NewCo with the SEC as an investment adviser under the Investment Company Act of 1940, as amended (the “1940 Act”), is a condition to each party’s obligation to complete the Combination. The parties expect to file a successor application for registration as an investment advisor on Form ADV promptly following the Closing. It is anticipated that the registration will become effective 45 days after filing.

Other Consents. Approval from the U.K. Financial Conduct Authority is required for the contribution of the ownership of Colyzeo Investment Management Limited, a subsidiary of Colony Capital, to NewCo, and ministerial consents from certain authorities in Luxembourg and Lebanon must also be sought in connection with the indirect contribution of Colony Luxembourg, S.à.r.l., Colony Capital S.A.R.L., and Colony Capital (Offshore) S.A.L. Colony Capital agreed in the Contribution Agreement to use its reasonable best efforts to seek such approval from the U.K. Financial Conduct Authority. If such approval is denied by the U.K. Financial Conduct Authority, Colony Capital’s obligation to obtain such approval will terminate. Colyzeo Investment Management Limited will not be contributed unless we receive the consent of both the U.K. Financial Conduct Authority and the Advisory Committees of Colyzeo Investors, L.P. and Colyzeo Investors II, L.P., although we expect the Company to provide management services to these funds regardless of whether such consents are obtained.

Interests of Certain Persons in the Combination (p. 73)

In considering the recommendation of the Board to vote for the proposal to approve the transactions described in this proxy statement, you should be aware that certain of our current directors and executive officers, along with Mr. Hedstrom, who will become an executive officer as of the completion of the Combination, have interests in the transactions that may be different from or in addition to, the interests of our stockholders generally and that may create potential conflicts of interest. These interests include:

•	the payment of consideration in connection with the Combination to certain of these individuals, including Messrs. Barrack, Saltzman, Sanders, Tangen, Traenkle and Hedstrom and the entry by the applicable individuals into arrangements relating to the payment of that consideration;

•	the grant or anticipated grant of membership interests to these individuals in one or more of CC Holdings, CCH I and CCH Management Partners II, LLC (“CCH II”); and

•	the entry or anticipated entry into employment agreements and restrictive covenant agreements with certain of these individuals, including Messrs. Barrack, Saltzman, Sanders, Traenkle and Tangen, that will become effective upon the consummation of the Combination.

In addition, you should also be aware that Mr. Barrack owns a controlling interest in, and is the sole managing member of, CC Holdings, which is the managing member and sole member of Colony Capital, and that our current executive officers, Messrs. Barrack, Saltzman, Sanders, Tangen and Traenkle, along with Mr. Hedstrom are also executive officers or principals of Colony Capital. The respective roles of these individuals in Colony Capital may create additional conflicts of interest in respect of the Combination and the other transactions described in this proxy statement.

The Special Committee was aware of each of these interests in reviewing, considering and negotiating the terms of the Combination and in recommending to the entire Board to pursue the Combination. The Board was also aware of these interests in approving the Contribution Agreement, the Colony Mark Transfer Agreement and the transactions described in this proxy statement, and in recommending the approval of the Contribution Agreement, the Colony Mark Transfer Agreement and those transactions to the Company’s stockholders.

Description of the Combination (p. 92)

On December 23, 2014, we entered into the Contribution Agreement, pursuant to which we will acquire substantially all of the business operated by Colony Capital and its subsidiaries other than certain ownership interests and assets (and the liabilities associated with those interests and assets) held by CC Holdings, Colony Capital and CCH I described below, which we refer to as the CC Retained Assets. The CC Retained Assets include Colony Capital’s interest in CAH and certain general partnership interests held by Colony Capital, which are held by CC Holdings, Colony Capital or CCH I through the following entities, which we will not acquire: (i) Colony AH Member LLC, (ii) Manager HoldCo LLC, (iii) CAH Holdings II Onshore GP, LLC, (iv) Colony CRP Managing Member, LLC, (v) CRM, (vi) CRP, (vii) Colony CP Member, LLC, (viii) Colony Global Holdings Parent, LLC, (ix) Colony Capital MENA, LLC, (x) Colony Smeralda Co-Investment Genpar, LLC, (xi) Colony Axle Co-Investment Genpar, LLC, (xii) Colony Milestone Co-Investment Genpar, LLC, (xiii) any subsidiaries of any of the foregoing, and (xiv) Colony Capital.

On the same date, we also entered in the Colony Mark Transfer Agreement, pursuant to which the Mark Transferor will transfer the Colony Mark to OP in exchange for a number of our shares of Class A Common Stock and Class B Common Stock.

Certain Agreements to be Entered into Pursuant to the Contribution Agreement (p. 112)

In addition to the Contribution Agreement and the Colony Mark Transfer Agreement, the parties thereto have entered or will enter into the following agreements:

CAH License Agreement. OP will grant to CAH, a non-exclusive, non-transferable, perpetual, revocable (under specified conditions), royalty-free, and worldwide license to use the Colony Mark only in connection with its business of engaging in debt and equity investments in North American residential properties and related operational activities.

OP Operating Agreement. In connection with consummation of the Combination, we will amend and restate the limited liability company agreement of OP. This Amended and Restated Limited Liability Company Agreement of OP will reflect the entry of each of Colony Capital, CCH I, FHB LLC and Mr. Saltzman as non-managing members of OP and will set forth the terms relating to its members following the consummation of the Combination. In exchange for OP Units in OP, (i) Colony Capital and CCH I will contribute to OP all of their respective ownership interests in NewCo, (ii) FHB LLC will contribute to OP all of its ownership interests in CRP, and (iii) Mr. Saltzman will contribute to OP all of his ownership interests in CRM. In addition, the OP Operating Agreement will reflect the change in OP’s name from CFI RE Masterco, LLC to Colony Capital Operating Company, LLC, a Delaware limited liability company. For a description of the Amended and Restated Limited Liability Company Agreement of OP, see “Certain Agreements to be Entered into Pursuant to the Contribution Agreement—OP Operating Agreement” beginning on page 112.

Registration Rights Agreement. We have agreed to file a shelf registration statement registering the resale of shares of the Company’s Class A Common Stock, and shares of the Company’s Class A Common Stock issued or issuable upon conversion of Class B Common Stock or upon exchange of OP Units, in each case, issued pursuant to the Contribution Agreement or the Colony Mark Transfer Agreement.

Conditions to the Closing of the Combination (p. 101)

Each of our and the Contributors’ obligations to consummate the Combination are subject to a number of conditions, as described more fully in the proxy statement. For example, the Closing is conditioned upon, among other things:

•	the expiration or termination of the waiting period under the HSR Act with respect to the transactions contemplated by the Contribution Agreement;

•	no law, regulation, authorization, permit, order or judgment shall have been enacted, entered, or promulgated by a governmental, or administrative authority after the date of the Contribution Agreement that prohibits or makes illegal the consummation of the transactions contemplated by the Contribution Agreement, and no order or judgment preventing the consummation of the transactions contemplated by the Contribution Agreement shall be in effect; and

•	receiving the requisite stockholder approvals from the Company’s common stockholders for the Issuances and the Charter Amendments.

Closing

The Closing of the Combination will occur no later than three business days following the satisfaction or waiver of the conditions to the Combination set forth in the Contribution Agreement and the Colony Mark Transfer Agreement (other than those conditions that by their nature can be satisfied only at the Closing, but subject to the satisfaction or waiver of such conditions), or on such other time and at such other place as we and Colony Capital agree in writing.

Indemnification (p. 108)

In the Contribution Agreement, the Contributors on the one hand, and the Company and OP on the other hand, have agreed to indemnify the other and their affiliates for losses arising from certain matters following the Closing, subject to certain limitations, including a maximum indemnification amount of $75.0 million for each of the Contributors on the one hand, and the Company and OP on the other hand for breaches of most representations and warranties in the Contribution Agreement.

Termination of the Contribution Agreement (p. 107)

The Contribution Agreement may be terminated and the Combination may be abandoned prior to the Closing for a number of reasons, as described more fully in this proxy statement.

Colony Mark Transfer Agreement (p. 110)

The Mark Transferor will transfer the Colony Mark to OP in exchange for a number of our shares of Class A Common Stock and Class B Common Stock as described in “Description of the Combination—Consideration to be Paid in the Combination” beginning on page 93.

Features of Class B Common Stock (p. 86)

The Class B Common Stock has been structured to provide rights that are equivalent to the rights of Class A Common Stock. However, each share of Class B Common Stock entitles the holder to thirty-six and one-half (36.5) votes per share, which is intended to mirror the aggregate number of shares of Class B Common Stock issued pursuant to the Colony Mark Transfer Agreement and the OP Units (which are redeemable for cash or Class A Common Stock of our Company, on a one-to-one basis) issued to Colony Capital and CCH I pursuant to the Contribution Agreement. In addition, each share of Class B Common Stock will be, at the holder’s option, convertible into one share of Class A Common Stock and will convert automatically into one share of Class A Common Stock upon the transfer of such share or of certain OP Units to one or more non-qualified transferees or any qualified transferee of such share or OP Units ceasing to be a qualified transferee. See “Proposal 2(a)—Amendment to Create Class B Common Stock” beginning on page 86 for a more detailed description of the terms of the Class B Common Stock.

Restrictions on Exchange and Ownership of Class B Common Stock (p. 88)

In connection with the Combination, the Board has proposed that the Charter be amended to prohibit any person (other than a person who has been granted an exemption by the Board pursuant to the Charter or a “designated investment entity”) from actually or constructively owning more than 8.0% of the aggregate of the outstanding shares of our common stock (by value or by number of shares, whichever is more restrictive). In addition, the Board has proposed that the Charter be amended to prohibit any “designated investment entity” (other than a person who has been granted an exemption) from actually or constructively owning more than 9.9% of the aggregate of the outstanding shares of our common stock (by value or by number of shares, whichever is more restrictive). These limits are subject to a “grandfather provision” and exemptions granted by the Board in certain circumstances.

Risk Factors (p. 27)

There are risks involved in the Combination. You should carefully consider these risks before voting on the proposals to issue securities and amend our Charter in connection with the Combination.

Recommendation of the Special Committee and our Board (p. 59)

The Special Committee and the Board recommend that you vote (1) “FOR” the Issuances, (2) “FOR” the Charter Amendments, and (3) “FOR” the Adjournment Proposal.

Fairness Opinion (p. 59)

In connection with the Combination, at a meeting of the Special Committee on December 22, 2014, the Special Committee’s financial advisor, Morgan Stanley, rendered its oral opinion to the Special Committee, subsequently confirmed by delivery of a written opinion dated December 22, 2014 that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken as set forth in the written opinion, the consideration to be paid by the Company pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement was fair from a financial point of view to the Company.

The full text of the written opinion of Morgan Stanley to the Special Committee, dated December 22, 2014, is attached to this proxy statement as Appendix D and is incorporated herein by reference in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You should read Morgan Stanley’s opinion, this section and the summary of Morgan Stanley’s opinion carefully and in their entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Special Committee, in its capacity as such, and addressed only the fairness from a financial point of view to the Company of the consideration to be paid by the Company pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement as of the date of such opinion and does not address any other aspect of the Combination.

Morgan Stanley’s opinion did not address any other aspects or implications of the Combination. It was not intended to, and does not, constitute advice or a recommendation to any holder of shares of the Company’s common stock as to how to vote at the Special Meeting to be held in connection with the Combination or whether to take any other action with respect to the Combination.

NYSE Listing of our Common Shares

We will seek approval from the NYSE for the listing of (i) Class A Common Stock issued as consideration in the Combination, and (ii) Class A Common Stock reserved for the issuance upon conversion of Class B Common Stock and upon exchange of OP Units. Shares of our Class A Common Stock will continue to trade under the “CLNY” ticker symbol.

Accounting Treatments

We will account for the Combination as a business combination in which the Company is the accounting acquirer. In accordance with the acquisition method proscribed by U.S. generally accepted accounting principles (“U.S. GAAP”) applicable to business combinations, we will recognize and measure the identifiable assets acquired, liabilities assumed and noncontrolling interests in the acquired businesses at their estimated fair values at the acquisition date. Any excess of (i) the acquisition date fair value of the aggregate consideration transferred (including the estimated fair value of the contingent consideration) plus (ii) the fair value of any noncontrolling interests in the acquired businesses minus (iii) the aggregate fair value of the identifiable assets acquired and liabilities assumed will be recognized as goodwill.

Subsequent to the Combination, we will reconsider whether we are the primary beneficiary of certain joint ventures previously accounted for using the equity method because another variable interest holder was deemed to be the party most closely associated with the variable interest entity. We expect, upon reconsideration, that we will be the primary beneficiary of certain joint ventures where we are co-invested with investment funds previously managed by Colony Capital (the “Co-Investment Funds”). We are not acquiring any economic interests in the Co-Investment Funds or any additional economic interests in the joint ventures as a result of the Combination. In accordance with U.S. GAAP, the net assets of the consolidated joint ventures will be measured and recorded at fair value, which is expected to result in a remeasurement gain of our interest calculated as the excess of (i) the remeasurement date fair value of the assets of the joint ventures minus (ii) the remeasurement date fair value of the liabilities and noncontrolling interests of the joint ventures minus (iii) the carrying value of our interests in the joint ventures.

Certain U.S. Federal Income Tax Considerations (p. 122)

The Combination is not expected to result in the recognition of taxable income by us or the holders of shares of our common stock for U.S. federal income tax purposes and is not expected to adversely affect our qualification as a REIT. See “Certain U.S. Federal Income Tax Consequences of the Contribution” beginning on page 122.

Federal Securities Laws Consequences (p. 85)

All of the shares of Class A Common Stock, shares of Class B Common Stock and OP Units to be issued in the Combination will be offered and sold pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, will be subject to restrictions on their transferability in addition to the transfer restrictions contained in lock-up agreements between the Contributors and the Company.

Rights of Dissenting Stockholders (p. 73)

Stockholders are not entitled to dissenters’ rights of appraisal under Maryland law.

Organizational Charts

The following diagrams show the organizational structure of:

•	our Company before the Combination; and

•	our Company after the Combination.

The Company: Pre-Combination

(1)	Prior to the Closing, CLNY will contribute to OP substantially all of CLNY’s other subsidiaries, assets and liabilities in exchange for additional OP Units.
(2)	The ownership percentage represented excludes preferred stock.

The Company: Post-Combination

(1)	The Class B Common Stock to be issued to the Mark Transferor under the Colony Mark Transfer Agreement will represent approximately 0.5% of the economic ownership, and approximately 15.5% of the voting power of the Company’s common stock.
(2)	The ownership percentages represented exclude preferred stock.

Amending and Restating the Charter of our Company

Amendments to Reflect the Terms of the Transaction (p. 86)

In order to issue the shares to the Mark Transferor at the closing of the Colony Mark Transfer Agreement, we agreed in the Contribution Agreement to amend our Charter to create our Class B Common Stock and, consequently, re-classify our common stock into our Class A Common Stock. No action by our common stockholders is required by reason of the re-classification into Class A Common Stock, which will continue to trade under the “CLNY” ticker on the NYSE. The Class B Common Stock has been structured to provide rights that are equivalent to the rights of Class A Common Stock. However, each share of Class B Common Stock entitles the holder to thirty-six and one-half (36.5) votes per share, which is intended to mirror the aggregate number of shares of Class B Common Stock issued pursuant to the Colony Mark Transfer Agreement and the OP Units (which are redeemable for cash or Class A Common Stock of our Company, on a one-to-one basis) issued to Colony Capital and CCH I pursuant to the Contribution Agreement. In addition, each share of Class B Common Stock will be, at the holder’s option, convertible into one share of Class A Common Stock and will convert automatically into one share of Class A Common Stock upon the transfer of such share or of certain OP Units to one or more non-qualified transferees or any qualified transferee of such share or OP Units ceasing to be a qualified transferee.

Text of Amendments/Effectiveness

The form of the Charter Amendments for stockholder approval containing these above-summarized amendments is attached, with changes marked, to this proxy statement as Appendix C and is incorporated herein by reference in its entirety. These amendments will only be effective if we consummate the Combination.

Special Meeting

Date, Time and Place of Meeting

The Special Meeting will be held on March 31, 2015 at 10:00 a.m. Eastern Time at the offices of Morgan Stanley, located at 1585 Broadway, 27th Floor, New York, New York 10036. This proxy statement is furnished in connection with the solicitation of proxies by our Board.

Record Date; Shares Entitled to Vote

Holders of record of our common stock at the close of business on February 18, 2015 are entitled to notice of and to vote at the Special Meeting.

Voting; Vote Required

Voting. You may vote by completing, signing and mailing the enclosed proxy card in the enclosed return envelope. Even if you plan to attend the Special Meeting in person, we urge you to return your proxy card to assure the representation of your shares at the Special Meeting.

Vote Required. The affirmative vote, in person or by proxy, of (i) a majority of the votes cast, and (ii) a majority of the votes cast, excluding votes of shares cast by CC Holdings, Colony Capital, CCH I, CRP and their respective subsidiaries and Affiliates, to approve the Issuances. The affirmative vote of (a) two-thirds of the shares outstanding and entitled to be cast, and (b) two-thirds of each of the shares outstanding and entitled to be cast, excluding shares held by CC Holdings, Colony Capital, CCH I, CRP and their respective subsidiaries and Affiliates, is required to approve the Charter Amendments. For purposes of the voting standard in this proxy statement, “Affiliate” means any person or entity that directly or indirectly controls, is controlled by, or is under common control with, a specified entity.

Security Ownership of Management and Other Persons (p. 124)

As of February 13, 2015, there were issued and outstanding 110, 251, 922 shares of our common stock, of which 1, 515,102 shares of our common stock, or approximately 1.4%, were beneficially owned by our executive officers and the executive officers of Colony Capital.

Quorum

The presence at the Special Meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast on February 18, 2015 will constitute a quorum. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the Special Meeting for the purpose of determining the presence of a quorum at the Special Meeting. Broker non-votes may arise in the context of voting for approval of the Issuances and the Charter Amendments, because such proposals are considered non-routine matters. Unless specific voting instructions are provided by the beneficial owner, the bank, broker or other nominee will be unable to vote for approval of the Issuances or the Charter Amendments. Accordingly, we urge stockholders who hold their shares through a bank, broker or other nominee to provide voting instructions so that your shares of common stock may be voted on these proposals.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this proxy statement constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend such statements to be covered by the safe harbor provision contained therein. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology, such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this proxy statement reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking:

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy or the demand for commercial real estate loans;

•	our business and investment strategy, including the ability of CAH Operating Partnership, L.P. (“CAH OP”), in which we have a significant investment, to execute its single-family home rental strategy;

•	our projected operating results;

•	actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. and global economy generally or in specific geographic regions;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	the amount and value of commercial mortgage loans requiring refinancing in future periods;

•	the availability of attractive investment opportunities;

•	the availability and cost of debt financing from traditional lenders;

•	the volume of short-term loan extensions;

•	the demand for new capital to replace maturing loans;

•	the amount of capital we intend to invest pursuant to our single-family home rental strategy in the near term;

•	our expected leverage;

•	the general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	interest rate mismatches between our target assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration as an investment company under the 1940 Act;

•	the availability of opportunities to acquire commercial mortgage-related, real estate-related and other securities;

•	the availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our understanding of our competition;

•	failure to timely receive the required approvals by our stockholders, governmental or other regulatory agencies or third parties;

•	the potential that a condition to the parties’ obligations to consummate the Combination may not be satisfied;

•	our ability to consummate the Combination;

•	the potential that operating costs and business disruption may be greater than expected; and

•	the ability of Colony Capital to retain its senior executives and maintain relationships with business partners pending consummation of the Combination.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. We caution investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures we make concerning risks in sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended by Amendment No. 1 to the Form 10-K, and other risks and uncertainties detailed in such annual report and our other reports and filings with the SEC.

RISK FACTORS

In addition to the other information contained or incorporated by reference in this proxy statement, readers should carefully consider the following risk factors:

RISKS RELATED TO THE COMBINATION

The issuance of shares of our common stock in the Combination or upon exchange of OP Units received in the Combination will have a dilutive effect and will reduce the voting power and relative percentage interests of current common stockholders in our earnings and market value.

The consideration payable in the Combination includes up to an aggregate of approximately 3.94 million shares of our Class A Common Stock, 665,593 shares of our Class B Common Stock and approximately 25.22 million OP Units. The number of shares of our common stock and OP units to be issued upon consummation of the Combination will be equal to approximately 18.4% of the then total issued and outstanding shares of our common stock and OP units (which does not include any contingent consideration and assumes no reallocation of contingent consideration and no additional issuances of shares or OP units). The issuance of shares of our common stock in the Combination will have a dilutive effect and will reduce the voting power and relative percentage interests of current common stockholders in our earnings and market value.

Additionally, part of the consideration payable in the Combination consists of OP Units, which may have a dilutive effect on the voting power and percentage interests of the current common stockholders. OP Units generally will be redeemable, subject to the terms and conditions set forth in the operating agreement of OP, at the holder’s option, for cash equal to the average closing price of Class A Common Stock for the ten consecutive trading days immediately preceding the date we receive a notice of redemption; provided, that we may choose, at our sole discretion, to satisfy this redemption right by exchanging such OP Units for shares of Class A Common Stock on a one-for-one basis, in lieu of cash. If the recipients of OP Units in the Combination exercise their redemption rights and part or all of their outstanding OP Units are exchanged for shares of our Class A Common Stock, such exchange will have a dilutive effect on our common stock and reduce the relative percentage interests of existing common stockholders in our earnings, voting power and market value.

Future sales of our stock by stockholders of the Company may adversely affect the market price of our stock.

Future sales of our stock by stockholders of the Company may adversely affect the market price of our stock. These sales also might make it more difficult for us to sell equity securities in the future at a time and price we deem appropriate. Upon consummation of the Combination, we will issue up to approximately 2.83 million shares of Class A Common Stock and 566,635 shares of Class B Common Stock to parties to the Contribution Agreement and the Colony Mark Transfer Agreement and may issue up to approximately 1.11 million shares of Class A Common Stock and 98,958 shares of Class B Common Stock to them upon the satisfaction of performance targets. In addition, upon consummation of the Combination, OP will issue approximately 21.44 million OP Units to parties to the Contribution Agreement and may issue up to approximately 3.78 million OP Units to them upon the satisfaction of certain performance targets. Sales of a substantial number of shares by these stockholders of the Company, the perception or expectation that these sales may occur, or sales of shares to cover tax obligations some of which may occur shortly after the Closing, could have a material adverse effect on our business, financial condition, results of operations and the prevailing market price for shares of our stock.

The Combination was negotiated between the Special Committee, which is comprised of independent and disinterested members of our Board, and Colony Capital, which is affiliated with certain of our officers and directors.

The Combination was negotiated with Colony Capital, which is affiliated with certain of our directors and officers. As a result, those officers and directors may have different interests than the Company as a whole. This potential conflict would not exist in the case of a transaction negotiated with unaffiliated third parties. Moreover, if Colony Capital or any other Contributor breaches any of the representations, warranties or covenants made by it in the Contribution Agreement or the Colony Mark Transfer Agreement, we may choose not to enforce, or to enforce less vigorously, our rights because of our desire to maintain our ongoing relationship with Colony Capital and the interests of certain of our directors and officers. Moreover, the representations, warranties, covenants and indemnities in the Contribution Agreement are subject to limitations and qualifiers, which may also limit our ability to enforce any remedy under the Contribution Agreement or the Colony Mark Transfer agreement.

Certain of our directors and executive officers have interests in the Combination that are different from, and may potentially conflict with, the interests of us and our stockholders.

Certain of our directors and executive officers have interests in the Combination and the other transactions described in this proxy statement that may be different from, or in addition to, the interests of our stockholders generally and that may create potential conflicts of interest, including (i) the payment of consideration in connection with the Combination directly or indirectly to certain of these individuals, including Messrs. Barrack and Saltzman, and the entry by the applicable individuals into arrangements relating to the payment of that consideration, (ii) the grant or anticipated grant of membership interests to certain of these individuals in CC Holdings, CCH I and CCH II and (iii) the entry or anticipated entry into employment agreements and restrictive covenant agreements with certain of these individuals, including Messrs. Barrack and Saltzman, that will become effective following the Combination. See “Proposal 1: The Issuances—Interests of Certain Persons in the Combination” beginning on page 73 for a description of the consideration to be received by these individuals.

In addition, Mr. Barrack owns a controlling interest in, and is the sole managing member of, CC Holdings, which is the managing member and sole member of Colony Capital, and Messrs. Barrack, Saltzman, Sanders, Tangen and Traenkle, are also executive officers or principals of Colony Capital. The respective roles of these individuals in Colony Capital may create additional conflicts of interest in respect of the Combination and the other transactions described in this proxy statement

Following the Combination, Mr. Barrack will control a significant number of votes in any matter presented to our stockholders for approval, including the election of directors.

Although, as further discussed in “Proposal 2: The Charter Amendments” beginning on page 86 below, the Class B Common Stock to be issued in the Combination is not designed to provide for disproportionate voting rights, the issuance of the Class B Common Stock will result in Mr. Barrack controlling a significant number of votes in matters submitted to a vote of stockholders as a result of his beneficial ownership of Class B Common Stock (which will give him voting power equal to the economic interest in the Company issued to Colony Capital and CCH I in the form of OP Units as if all of those OP Units were exchanged for shares of Class A Common Stock), including the election of directors. Mr. Barrack may have interests that differ from our other stockholders, including by reason of his direct or indirect interest in OP, and may accordingly vote in ways that may not be consistent with the interests of those other stockholders.

Our net income and FFO may decrease in the near term as a result of the Combination.

Our net income and FFO may decrease in the near term as a result of the Combination and our transition to internal management. We will expense all cash and non-cash costs involved in the Combination. As a result, our net income and FFO may decrease in the period in which the Combination closes, driven predominately by the non-cash charge related to the issuance of OP Units and, to a lesser extent, other transaction-related costs. In addition, while we will no longer bear the costs of the various fees and expense reimbursements previously paid to our manager if and after we become internally managed pursuant to the Combination, our expenses will include the compensation and benefits of our officers, employees and consultants, as well as overhead previously paid by our Manager or its affiliates. There are no assurances that, following the Combination, these employees will be able to or incentivized to provide services at the same level or for the same costs as were previously provided to us by our Manager, and there may be other unforeseen costs, expenses and difficulties associated with operating as an internally managed company. If the expenses we assume as a result of the Combination are higher than the fees that we currently pay our Manager or otherwise higher than we anticipate, we may not achieve our anticipated cost savings from the Combination and our net income and FFO could decrease further, which could have a material adverse effect on our business, financial condition and results of operations. In addition, if revenue from the Colony Capital management business decreases, our net income and FFO could decrease further, which would have a material adverse effect on our business, financial condition and results of operations.

The Combination may not be accretive to our stockholders.

The Combination may not be accretive to our stockholders. While it is intended that the Combination be accretive to our earnings per share and FFO per share, there can be no assurance that this will be the case, as, among other things, the expenses we assume as a result of the Combination may be higher than we anticipate and we may not achieve our anticipated cost savings from the Combination, or revenue from the Colony Capital management business may decrease. The failure of the Combination to be accretive to our stockholders could have a material adverse effect on our business, financial condition and results of operations.

We may not manage the Combination effectively.

We may not manage the Combination effectively. The Combination could be a time-consuming and costly process. The combined company may encounter potential difficulties in the integration process including, among other things:

•	the inability to successfully combine Colony Capital’s business with our Company in a manner that permits the combined company to achieve the cost savings anticipated to result from the Combination, which could result in the anticipated benefits of the Combination not being realized in the timeframe currently anticipated or at all;

•	the risk of not realizing all of the anticipated operational efficiencies or other anticipated strategic and financial benefits of the Combination within the expected timeframe or at all;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Combination; and

•	performance shortfalls as a result of the diversion of management’s attention caused by completing the Combination and integrating the companies’ operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the combined company’s management, the disruption of the combined company’s ongoing business or inconsistencies in the combined company’s operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of the combined company to maintain relationships with vendors and employees or to achieve the anticipated benefits of the Combination, or could otherwise adversely affect the business and financial results of the combined company. Therefore, the failure to plan and manage the Combination effectively could have a material adverse effect on our business, financial condition and results of operations, and we may not realize the anticipated cost savings benefits.

We depend on our key employees. There is no guarantee that our key employees will remain employed with us for any specified period of time, and will not engage in competitive activities if they cease to be employed with us.

We depend on our key employees. It is expected that, following the consummation of the Combination, we will continue to substantially depend on the services of Messrs. Barrack and Saltzman, who are each entering into five-year employment agreements with us, and the services of the other members of our senior management team, including Messrs. Sanders, Tangen and Traenkle, who are each expected to enter into three-year employment agreements with us. As is presently the case under our current management arrangements with

Colony Capital, the departure or the loss of the services of Messrs. Barrack or Saltzman or a number of senior management personnel and other employees following the Combination could have a material adverse effect on our business, financial condition, results of operations and ability to effectively operate our business.

Further, the employment and restrictive covenant agreements we entered into with each of Messrs. Barrack and Saltzman and the employment and restrictive covenant agreements that we expect to enter into with other members of our senior management team contain certain restrictions on these executives, including a restriction on engaging in activities that are deemed competitive to our business. Although we believe these covenants to be enforceable under current law in the states in which we do business, including California, there can be no guarantee that if our executives were to breach these covenants and engage in competitive activities, a court of law would fully enforce these restrictions. If our executives were to terminate their employment with us and engage in competitive activities, such activities could have a material adverse effect on our business, financial condition and results of operations.

Messrs. Barrack and Saltzman and the other members of our senior management team will have competing demands on their time and attention.

Mr. Barrack, who will continue to serve as our Executive Chairman and the Chairman of our Board following the Combination, and Mr. Saltzman, who will continue to serve as our Chief Executive Officer and President and a member of our Board following the Combination, will have competing demands on their respective time and attention, including with respect to the provision of services to Colony Capital and certain outside entities following the Combination. These competing demands may result in these individuals devoting time to these outside entities in a manner that could affect our business. Under their respective employment agreements, Messrs. Barrack and Saltzman are permitted to devote time to certain outside activities, so long as those duties and activities do not unreasonably interfere with the performance of Mr. Barrack’s or Mr. Saltzman’s, respectively, duties to us.

We will become exposed to risks to which we have not historically been exposed, including liabilities with respect to the assets we will acquire from Colony Capital and ongoing liabilities and business risks inherent to Colony Capital’s business.

The Combination will expose us to risks to which we have not historically been exposed. Pursuant to the Contribution Agreement, we will incur liabilities with respect to the assets we will acquire from Colony Capital and certain of its affiliates and be subject to ongoing liabilities and business risks inherent to the business of Colony Capital and its affiliates. In addition, our overhead will increase as a result of our becoming internally managed, as the responsibility for overhead relating to management of our business currently is borne by our manager, Colony Financial Manager, LLC, which will be contributed to us in the Combination. Also, we could be subject to additional liabilities as a result of employing the approximately 300 employees who are currently employed by Colony Capital. The employment of approximately 300 additional persons could subject us to additional potential liabilities that employers commonly face, such as workers’ disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances, and we will bear the costs of the establishment and maintenance of employee benefit plans, if established.

Finally, we may incur other liabilities to which we are not currently subject. For example, we could be subject to liabilities to investors in investment funds, programs or vehicles that were previously sponsored or managed by Colony Capital, or to third parties, as a result of our becoming and serving as manager or advisor to such funds, programs or vehicles. These liabilities could include unfunded pension or withdrawal liability from single employer or multiemployer pension plans if we are considered a member of a controlled group of companies that includes a portfolio company that has incurred such liability. In addition, even when we are not required to do so, we may advance funds to allow investment funds, programs or vehicles to meet their expenses. The assumption of Colony Capital’s liabilities and the incurrence by us of ongoing liabilities and business risks inherent to Colony Capital’s business could have a material adverse effect on our business, financial condition, results of operations and ability to effectively operate our business.

The fairness opinion is subject to qualifications and its valuation of the business acquired may not represent the business’s true worth or realizable value.

The fairness opinion is subject to qualifications and its valuation of the business acquired may not represent the business’s true worth or realizable value. The opinion delivered to the Special Committee by Morgan Stanley on December 22, 2014 is based on and subject to certain assumptions, qualifications and limitations described in such opinion, and is based on economic and market conditions and other circumstances as they existed and could be evaluated by Morgan Stanley on the date of such opinion. Changes in our or Colony Capital’s operations or prospects or changes in general market or economic conditions since the date of such opinion could, among other things, alter the relevance of the opinion. We do not intend to obtain an updated opinion.

Conflicts of interest may exist or could arise in the future with OP and its members, which may impede business decisions that could benefit our stockholders.

Following the implementation of our Company’s structure as a result of the Combination, conflicts of interest may exist or could arise as a result of the relationships between us and our affiliates, on the one hand, and OP or any member thereof, on the other. Our directors and officers have duties to our Company and our stockholders under applicable Maryland law in connection with their management of our Company. At the same time, we, as sole managing member of OP, have fiduciary duties to OP and to its members under Delaware law in connection with the management of OP. Our duties to OP and its members as the sole managing member may come into conflict with the duties of our directors and officers to our Company and our stockholders. These conflicts may be resolved in a manner that is not in the best interest of our stockholders.

In addition, non-managing members in our operating partnership have the right to vote on certain amendments to the OP agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with our stockholders’ interests.

If the OP is treated as a corporation for U.S. federal income tax purposes, we will cease to qualify as a REIT.

We believe that OP will, commencing with the Closing of the Combination, qualify as a partnership for U.S. federal income tax purposes. Assuming that OP qualifies as a partnership for U.S. federal income tax purposes, OP will not be subject to U.S. federal income tax on its income. Instead, its partners, including us, generally would be required to pay tax on their respective allocable share of OP’s income. No assurance can be provided, however, that the IRS will not challenge OP’s status as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating OP as a corporation for U.S. federal income tax purposes, we would fail to meet the gross income and asset tests applicable to REITs and, therefore, cease to qualify as a REIT, and OP would become subject to U.S. federal, state and local income tax. The payment by OP of income tax would reduce significantly the amount of cash available to OP to satisfy obligations to make principal and interest payments on its debt and to make distribution to its partners, including us. In addition, any change in the status of OP for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distributions.

The Combination may have adverse tax consequences.

The formation of OP as part of the Combination is intended to constitute, for U.S. federal income tax purposes, a tax-deferred contribution by us to a partnership. As a result, neither we nor holders of our common stock, in respect of those common stock holdings, are expected to recognize significant gain or loss for U.S. federal income tax purposes as a result of the Combination. In addition, the Combination is not expected to adversely affect our ability to continue to qualify as a REIT. Notwithstanding the foregoing, under the “investment company” rules under Section 721 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Combination generally would not qualify for tax-deferred treatment to the extent it is treated under such rules as a contribution by us to an “investment company.” The investment company rules are complex, and there also is uncertainty regarding other aspects of the U.S. federal tax treatment of the Combination. If the Combination failed to qualify for tax-deferred treatment under the investment company rules or otherwise, we generally would recognize taxable gain for U.S. federal income tax purposes, possibly up to the extent that the fair market value of our assets immediately prior to the Combination exceeded their adjusted tax basis. If and to the extent that we were unable to make distributions for the year in which the Combination occurred at least equal to our taxable income (including our net long term capital gain and also any taxable income or gain recognized in connection with the Combination), we would be subject to U.S. federal income tax (and potentially excise tax) on any undistributed amounts and may also be unable to satisfy the distribution requirements applicable to REITs.

In addition, as a general matter, as a REIT, we generally will be unable to conduct directly a portion of the third-party management business of Colony Capital that we are acquiring in connection with the Combination. We therefore intend to conduct those operations through one or more taxable REIT subsidiaries (each, a “TRS”). A TRS is subject to regular corporate income tax on its net income. As a result, the net income generated by those operations generally will be subject to regular corporate income tax. Moreover, as a REIT, stock and other securities of a TRS constitute nonqualifying assets for purposes of the 75% asset test applicable to REITs, and, thus, no more than 25% of our total gross assets may be comprised of the stock or other securities of one or more taxable REIT subsidiaries and other nonqualifying assets (including goodwill and similar assets we are acquiring as a result of the Combination). In addition, dividends payable by taxable REIT subsidiaries constitute qualifying income for purposes of the 95% gross income test applicable to REITs, but nonqualifying income for purposes of the 75% gross income test applicable to REITs. Accordingly, if the value of the business we are acquiring in connection with the Combination and the income generated thereby increases relative to the value of our other, REIT-compliant assets and the income produced thereby, we may fail to satisfy one or more of the requirements applicable to REITs.

The stock ownership limits imposed by the Internal Revenue Code for REITs and our Charter may restrict our business combination opportunities, and if the Charter Amendments are approved, the current stock ownership limits will be reduced, which could further restrict business combination opportunities.

In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year following our first year. Our Charter, with certain exceptions, authorizes our Board to take those actions that are necessary and desirable to preserve our qualification as a REIT. In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, our current Charter generally prohibits any person (other than a person who has been granted an exemption) from actually or constructively owning more than 9.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of such class or series of our preferred stock by value or by number of shares, whichever is more restrictive. In connection with the Combination, the Board has proposed that the Charter be amended to lower our stock ownership limits and prohibit any person (other than a person who has been granted an exemption or a “designated investment entity”) from actually or constructively owning more than 8.0% of the aggregate of the outstanding shares of our common stock (by value or by number of shares, whichever is more restrictive). Our Board may, in its sole discretion, grant, and has in certain circumstances granted, an exemption to the common stock ownership limits, subject to such conditions and the receipt by our Board of certain representations and undertakings. Our current Charter and proposed amended Charter also prohibits (or would continue to prohibit) any person from (a) beneficially or constructively owning, as determined by applying certain attribution rules of the Internal Revenue Code, our stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or that would otherwise cause us to fail to qualify as a REIT or to have not insignificant non-qualifying income from “related” parties or (b) transferring stock if such transfer would result in our stock being owned by fewer than 100 persons. The ownership limits imposed under the Internal Revenue Code are based upon direct or indirect ownership by “individuals,” but only during the last half of a tax year. The ownership limits contained in our current Charter and our proposed amended Charter key off of the ownership at any time by any “person,” which term includes entities. These ownership limitations are common in REIT charters and are intended to provide added assurance of compliance with the tax law requirements, and to minimize administrative burdens. However, the ownership limit on our common stock might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders, and the proposed reduction in the ownership limit could further restrict such transactions that may otherwise not be so delayed or prevented.

RISKS RELATED TO THE BUSINESS OF COLONY CAPITAL ACQUIRED IN THE COMBINATION

Because advisory agreements with Colony Capital’s investment funds are subject to termination in certain circumstances, any such termination could have a material adverse effect on our business, results of operations and financial condition.

The advisory agreements under which Colony Capital or its affiliates provide and, following consummation of the Combination, we will provide, services to Colony Capital’s investment funds and the general partners of those investment funds may generally be terminated by the general partner or the applicable fund, as the case may be, with cause (subject to certain notice and cure periods) and, in certain circumstances, may be terminated without cause on limited notice.

In addition, such advisory agreements terminate automatically in certain circumstances, including if the limited partners of any of the funds remove the general partner of that fund, which they generally may do with or without cause subject to certain consent thresholds and other conditions. The advisory agreements also generally terminate automatically upon dissolution of the applicable investment fund. The investment funds generally may be dissolved (i) in the case of certain funds, by limited partners if Mr. Barrack fails to adhere to certain “key man” provisions of that fund’s (and, in some cases, other funds’) organizational documents requiring him to be actively involved and devote a substantial majority of his business time and attention to such fund and its affiliated partnerships, (ii) in the case of certain funds, by the limited partners if neither Mr. Barrack nor any individual named as a Colony Capital “principal” continue to control Colony Capital following a change in control of Colony Capital, (iii) by election of the general partner and the limited partners, and (iv) upon certain other events, such as bankruptcy and expiration of the applicable fund.

Finally, we expect that advisory agreements with our future investment funds also will be terminable upon relatively short notice, with or without cause. Any termination of a material advisory agreement could have a material adverse effect on our business, results of operations and financial condition.

Failure to deal appropriately with conflicts of interest in Colony Capital’s investment business could damage our reputation and adversely affect our businesses.

Following consummation of the Combination, we may confront potential conflicts of interest relating to our funds’ investment activities and our allocation of investment opportunities among our funds or among our direct investment programs and our funds. Colony Capital’s investment funds and our future investment funds may have overlapping investment objectives, including funds that have different fee structures, and potential conflicts may arise with respect to our decisions regarding how to allocate investment opportunities among those funds or how to allocate investment opportunities among us and those funds. For example, we may allocate an investment opportunity that is appropriate for two or more investment funds in a manner that excludes one or more funds or results in a disproportionate allocation based on factors or criteria that we determine, such as sourcing of the transaction, the relative amounts of capital available for investment in each fund, the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals dedicated to the respective funds and other considerations deemed relevant by us. In the case of any future funds that we may sponsor, we may implement any allocation methodology that we deem appropriate (including retaining the right to allocate investment opportunities in our sole discretion), and there can be no assurance that our allocation procedures will adequately address all of the conflicts that may arise or that they will address such conflicts in a manner that is more favorable to us than to our investment funds. Also, our decision to pursue a fund investment opportunity could preclude our ability to obtain a related advisory assignment, and vice versa. In addition, conflicts of interest may exist in the valuation of our investments and regarding decisions about the allocation of specific investment opportunities among us and our funds and the allocation of fees and costs among us and our funds. To the extent we fail to appropriately deal with any such conflicts, it could negatively impact our reputation and ability to raise additional funds or result in potential litigation against us.

Although we will seek to make allocation decisions in a manner that we believe is fair and consistent with our allocation policies, our allocation of investment opportunities may give rise to investor dissatisfaction, litigation or regulatory enforcement. Appropriately dealing with conflicts of interest is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with one or more potential or actual conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially adversely affect our business and our ability to attract investors for future vehicles.

Our executive officers control or have equity interests in the general partner of each of Colony Capital’s investment funds, which may expose us to conflicts of interest that could have a material adverse effect on our business, results of operations and financial condition.

Mr. Barrack controls the general partner of each of Colony Capital’s investment funds. At the same time, Mr. Barrack serves as our Executive Chairman. As a result, Mr. Barrack directly or indirectly owes fiduciary duties both to us and to Colony Capital’s investment funds that may from time to time come into conflict. In addition, our executive officers have equity interests in the general partner of each of Colony Capital’s investment funds. These duties and interests may put our executive officers in a position to influence decisions or actions to be taken by Colony Capital’s investment funds in a manner that may be viewed as being in the best interest of that investment fund’s general partner but not being in our best interest. In addition, if the general partner of any investment fund breaches an advisory agreement, we may choose not to enforce, or to enforce less vigorously, our rights because of our desire to maintain our ongoing relationship with our executive officers (including if they cease to be executive officers) who hold interests in that fund general partner. Should these conflicts result in decisions that are not in our best interest, it could have a material adverse effect on our business, results of operations and financial condition.

With respect to new investment vehicles that we sponsor following consummation of the Combination, unlike with Colony Capital’s investment funds, we expect to serve as general partner under the Colony name and receive all fees and therefore do not expect our new investment vehicles to have similar conflicts to those described in the prior paragraph for Colony Capital’s existing investment funds, although there can be no assurance that this will be the case. We expect to receive carried interest from future investment programs (net of carried interest that we expect will be allocated to members of our management team, investment professionals and other individuals, which, consistent with market terms, we expect to be 40.0% of the carried interest earned).

Extensive regulation of Colony Capital’s businesses could affect our activities, result in additional burdens on our business and create the potential for significant liabilities and penalties.

Colony Capital’s business is subject to extensive regulation, including periodic examinations, by governmental and self-regulatory organizations in the jurisdictions in which it operates around the world. Many of these regulators, including U.S. and foreign government agencies and self-regulatory organizations, as well as state securities commissions in the United States, are empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders, the suspension or expulsion of a broker-dealer or investment adviser from registration or memberships or the commencement of a civil or criminal lawsuit against us or our personnel. Even if an investigation or proceeding did not result in a sanction or the sanction imposed against us or our personnel by a regulator were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm our reputation and cause us to lose existing clients or fail to gain new asset management or financial advisory clients.

In addition, Colony Capital regularly relies on exemptions from various requirements of the U.S. Securities Act of 1933, as amended, or “Securities Act,” the Exchange Act, the 1940 Act and the U.S. Employee Retirement Income Security Act of 1974, as amended, in conducting its asset management activities. These exemptions are sometimes highly complex and may in certain circumstances depend on compliance by third parties whom we do not control. If for any reason these exemptions were to become unavailable to us, we could become subject to regulatory action or third party claims and our business could be materially and adversely affected. For example, the SEC recently amended Rule 506 of Regulation D under the Securities Act to impose “bad actor” disqualification provisions which ban an issuer from offering or selling securities pursuant to the safe harbor rule in Rule 506 if the issuer, or any other “covered person,” is the subject of a criminal, regulatory or court order or other “disqualifying event” under the rule which has not been waived. The definition of “covered person” under the rule includes an issuer’s directors, general partners, managing members and executive officers; affiliates who are also issuing securities in the offering; beneficial owners of 20% or more of the issuer’s outstanding equity securities; and promoters and persons compensated for soliciting investors in the offering. Accordingly, our ability to rely on Rule 506 to offer or sell securities would be impaired if we or any “covered person” is the subject of a disqualifying event under the rule and we are unable to obtain a waiver. The requirements imposed by our regulators are designed primarily to ensure the integrity of the financial markets and to protect investors in our investment funds and are not designed to protect us. Consequently, these regulations could serve to limit our activities and impose burdensome compliance requirements.

Regulatory changes in the United States could adversely affect our business.

As a result of recent highly publicized financial scandals, investors, regulators and the general public have exhibited concerns over the integrity of both the U.S. financial markets and the regulatory oversight of these markets. As a result, the business environment in which Colony Capital operates and in which, following consummation of the Combination, we will operate, is subject to heightened regulation. With respect to alternative asset management funds, in recent years, there has been debate in both U.S. and foreign governments about new rules or regulations, including increased oversight or taxation. As calls for additional regulation have increased, there may be a related increase in regulatory oversight of the trading and other investment activities of alternative asset management funds, including Colony Capital’s investment funds and our future investment funds. Such oversight may cause us to incur additional expense and may result in fines if we are deemed to have violated any regulations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) recently enacted by the U.S. Congress has changed and is expected to continue changing the regulatory environment for alternative investment funds, including Colony Capital’s investment funds and our future investment funds. Dodd-Frank expands the registration requirements for investment advisers managing such funds, as well as subjecting large funds to supervisory oversight for purposes of assessing their potential to contribute to systemic risk. Although the SEC and other U.S. regulatory agencies have begun issuing rules and regulations to implement the requirements of Dodd-Frank, many of the provisions of Dodd-Frank still require the adoption of implementing regulations by the applicable agencies. Accordingly, it is not possible finally to assess Dodd-Frank’s full impact on us, our investment funds or, in some cases, the instruments in which our investment funds may invest. As the regulatory environment evolves, compliance with any new laws or regulations could be difficult and may adversely affect the value of instruments held by our investment funds or the ability of our investment funds to pursue their investment strategies.

Although the full scope of these potential regulatory changes are not yet known, such changes could have a meaningful impact on the financial industry. We may be adversely affected if new or revised legislation or regulations are enacted, or by changes in the interpretation or enforcement of existing rules and regulations imposed by the SEC, other U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets and their participants. Such changes could place limitations on the type of investor that can invest in our investment funds or on the conditions under which our investment funds may acquire investments. Further, such changes may limit the scope of investing activities we may undertake for our investment funds. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become law. Any changes in the regulatory framework applicable to our business, including the changes described above, may impose additional costs on us, require the attention of our senior management or result in limitations on the manner in which we conduct our business. Moreover, as calls for additional regulation have increased, there may be a related increase in regulatory investigations of the trading and other investment activities of alternative asset management funds, including our funds. Compliance with any new laws or regulations could make compliance more difficult and expensive, affect the manner in which we conduct our business and adversely affect our profitability.

Poor performance of Colony Capital’s investment funds or our future investment funds could cause a decline in our revenue, income and cash flow and could adversely affect our ability to raise capital for future investment funds.

In the event that any of Colony Capital’s investment funds or our future investment funds were to perform poorly, our revenue, income and cash flow could decline because the value of our assets under management would decrease, which, depending on the terms of the applicable fund, could result in a reduction in investment management and other fees, and our investment returns would decrease, resulting in a reduction in the carried interest and incentive fees we earn. Moreover, we could experience losses on our investments of our own principal as a result of poor investment performance by our investment funds.

Poor performance of our investment funds could make it more difficult for us to raise new capital. Potential investors might decline to invest in future investment funds we raise and current investors might withdraw their investments as a result of poor performance of the investment funds in which they are invested. Investors and potential investors in our funds continually assess our investment funds’ performance, and our ability to raise capital for existing and future investment funds and avoid excessive redemption levels will depend on our investment funds’ continued satisfactory performance. Accordingly, poor fund performance may deter future investment in our funds and thereby decrease the capital invested in our funds and potentially, our investment management and other fee revenue. Alternatively, in the face of poor fund performance, investors could demand lower fees or fee concessions for existing or future funds which would likewise decrease our revenue. A significant number of fund sponsors have recently decreased the amount of fees they charged investors for managing existing or successor funds as a direct result of poor fund performance.

A decline in the pace or size of investment by Colony Capital’s investment funds would result in our receiving less revenue from our investment management and other fees and lower return from our investments in the investment funds.

The investment management and other fees that we earn are driven in part by the pace at which our funds make investments and the size of those investments. Any decline in that pace or the size of such investments would reduce our revenue from our investment management and other fees and would also lower our return from our investments in the investment funds. Many factors could cause such a decline in the pace of investment or the transaction and management or monitoring fees we receive, including:

•	the inability of our investment professionals to identify attractive investment opportunities;

•	competition for such opportunities among other potential acquirers;

•	decreased availability of capital or financing on attractive terms;

•	our failure to consummate identified investment opportunities because of business, regulatory or legal complexities and adverse developments in the U.S. or global economy or financial markets;

•	terms we may agree with our fund investors to increase the percentage of transaction or other fees we may share with them; and

•	new regulations or actions of regulatory authorities.

Our inability to raise additional or successor investment funds (or raise successor investment funds of a comparable size as Colony Capital’s current investment funds) could have a material adverse effect on our business, results of operations and financial condition.

Colony Capital’s current investment funds have a finite life and a finite amount of commitments from fund investors. Once a fund nears the end of its investment period, our success depends on our ability to raise additional or successor funds in order to keep making investments and, over the long term, earning investment management and other fees. Even if we are successful in raising successor funds, to the extent we are unable to raise successor funds of a comparable size to Colony Capital’s current funds or the extent that we are delayed in raising such a successor fund, our revenues may decrease as the investment period of our predecessor funds expire and associated fees decrease.

Furthermore, in order to raise capital for new strategies and funds without drawing capital away from our existing funds, we will need to seek new sources of capital. Institutional investors in funds that have suffered from decreasing returns, liquidity pressure, increased volatility or difficulty maintaining targeted asset allocations, may materially decrease their fund investments or temporarily suspend making new fund investments. Such investors may elect to reduce their overall portfolio allocations to alternative investments such as our funds, resulting in a smaller overall pool of available capital in our industry. In addition, the asset allocation rules or regulations or investment policies to which such third-party investors are subject could inhibit or restrict the ability of third-party investors to make investments in our investment funds. To the extent that the available pool of new capital is reduced or limited, we may be unable to raise successor funds, and the decrease of our revenues as the investment period of our predecessor funds expire and associated fees decrease could have a material adverse impact on our business, results of operations and financial condition.

Investors in our future funds may negotiate to pay us lower investment management and other fees and the economic terms of our future funds may be less favorable to us than those of Colony Capital’s existing funds, which could have a material adverse effect on our business, results of operations and financial condition.

In connection with raising new investment funds or securing additional investments in existing funds, we will negotiate terms for such funds and investments with investors. The outcome of such negotiations could result in our agreement to terms that are materially less favorable to us than the terms of Colony Capital’s existing investment funds or funds advised by our competitors. For example such terms could restrict our ability to raise investment funds with investment objectives or strategies that compete with existing funds, reduce fee revenues we earn, reduce the percentage of profits on third-party capital in which we share, include a performance hurdle that requires us to generate a specified return on investment prior to our right to receive carried interest or add expenses and obligations for us in managing the fund or increase our potential liabilities. Furthermore, as institutional investors increasingly consolidate their relationships with investment firms and competition becomes more acute, we may receive more of these requests to modify the terms in our new funds. Agreement to terms that are materially less favorable to us could result in a decrease in our profitability, which could have a material adverse effect on our business, results of operations and financial condition.

The investments held by Colony Capital’s investment funds are subject to a number of inherent risks.

Colony Capital’s results are highly dependent on its continued ability to generate attractive returns from its funds’ investments. Investments made by Colony Capital’s investment funds involve a number of significant risks inherent to private equity, credit and other investing, including, but not limited to, the following:

•	real estate assets are subject to risks particular to real property, including lease terminations and/or tenant defaults, any of which could reduce its return from an affected property or asset;

•	non-performing and sub-performing commercial mortgage loans, or loans that may become non-performing and sub-performing, are subject to increased risks relative to performing loans;

•	the supply of commercial mortgage loans that meet’s Colony Capital’s investment objectives and strategies will probably decrease as the economy improves, which may cause it to adjust its investment strategies;

•	commercial mortgage loans and the mortgage loans underlying Colony Capital’s CMBS investments are subject to the ability of the property owner to generate net income from operating the property as well as the risks of delinquency and foreclosure;

•	CMBS investments are subject to the risks of the securitization process, as well as all of the risks of the underlying mortgage loans;

•	investments in non-investment grade rated loans, corporate bank debt and debt securities of commercial real estate operating or finance companies will be subject to the specific risks relating to the particular company and to the general risks of investing in real estate-related loans and securities, which may result in significant losses;

•	derivative instruments, credit default swaps and construction loans would subject Colony Capital to increased risk of loss;

•	residential mortgage loans are subject to risks particular to investments secured by mortgage loans on residential property;

•	investments may be concentrated and will be subject to risk of default;

•	equity investments and mezzanine debt investments often rank junior to senior loans or investments made by others, which presents an increased risk of loss of the investment; and

•	limited numbers of investments, or investments concentrated in certain geographic regions or asset types, could negatively affect a fund’s performance to the extent those concentrated investments perform poorly.

We are subject to risks and liabilities in connection with sponsoring, investing in and managing new investment funds.

Following consummation of the Combination, we expect to sponsor, manage and serve as general partner of new investment funds. Investment in these funds may involve risks not otherwise present with a direct investment in the fund’s target assets, including, for example:

•	the possibility that investors might become bankrupt or otherwise be unable to meet their capital contribution obligations;

•	that fund agreements often restrict our ability to transfer or liquidate our interest when we desire or on advantageous terms;

•	that our relationships with the investors will be generally contractual in nature and may be terminated or dissolved under the terms of the agreements, or we may be removed as general partner, and in such event, we may not continue to manage or invest in the applicable fund underlying such relationships;

•	that disputes between us and the investors may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the investments owned by the applicable investment fund to additional risk; and

•	that we may incur liability for obligations of a partnership by reason of being its general partner.

The investment management business is intensely competitive, which could have a material adverse impact on our business.

The investment management business is highly fragmented, with Colony Capital’s competitors consisting primarily of sponsors of public and private investment funds, real estate development companies, business development companies, investment banks, commercial finance companies and operating companies acting as strategic buyers of businesses. A number of factors serve to increase our competitive risks:

•	a number of our competitors in some of our businesses may have greater financial, technical, marketing and other resources and more personnel than we do, and, in the case of some asset classes, longer operating histories, more established relationships or greater experience;

•	fund investors may materially decrease their allocations in new funds due to their experiences following an economic downturn, the limited availability of capital, regulatory requirements or a desire to consolidate their relationships with investment firms;

•	some of our competitors may have better expertise or be regarded by fund investors as having better expertise in a specific asset class or geographic region than we do;

•	some of our competitors have agreed to terms on their investment funds or products that may be more favorable to fund investors than our funds or products, such as lower management fees, greater fee sharing, or performance hurdles for carried interest, and therefore we may be forced to match or otherwise revise our terms to be less favorable to us than they have been in the past;

•	some of our funds may not perform as well as competitors’ funds or other available investment products;

•	our competitors have raised or may raise significant amounts of capital, and many of them have similar investment objectives and strategies to our funds, which may create additional competition for investment opportunities and may reduce the size and duration of pricing inefficiencies that many alternative investment strategies seek to exploit;

•	some of these competitors may also have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities;

•	some of our competitors may have higher risk tolerances, different risk assessments or lower return thresholds, which could allow them to consider a wider variety of investments and to bid more aggressively than us for investments;

•	some of our competitors may be subject to less regulation or less regulatory scrutiny and accordingly may have more flexibility to undertake and execute certain businesses or investments than we do and/or bear less expense to comply with such regulations than we do;

•	there are relatively few barriers to entry impeding the formation of new funds, including a relatively low cost of entering these businesses, and the successful efforts of new entrants into our various lines of business, including major commercial and investment banks and other financial institutions, have resulted in increased competition;

•	some fund investors may prefer to invest with an investment manager that is not publicly traded, is smaller, or manages fewer investment products; and

•	other industry participants will from time to time seek to recruit our investment professionals and other employees away from us.

We may lose investment opportunities in the future if we do not match investment prices, structures and terms offered by competitors. Alternatively, we may experience decreased investment returns and increased risks of loss if we match investment prices, structures and terms offered by competitors. Moreover, as a result, if we are forced to compete with other investment firms on the basis of price, we may not be able to maintain our current fund fee, carried interest or other terms. There is a risk that fees and carried interest in the alternative investment management industry will decline, without regard to the historical performance of a manager. Fee or carried interest income reductions on existing or future funds, without corresponding decreases in our cost structure, would adversely affect our revenues and profitability. In addition, if interest rates were to rise or if market conditions for competing investment products become or are favorable and such products begin to offer rates of return superior to those achieved by our funds, the attractiveness of our funds relative to investments in other investment products could decrease. This competitive pressure could adversely affect our ability to make successful investments and limit our ability to raise future funds, either of which would adversely impact our business, results of operations and cash flow.

Following our acquisition of Colony Capital’s business, we will be subject to substantial litigation risks and may face significant liabilities and damage to our professional reputation as a result of litigation allegations and negative publicity.

The investment decisions we will make in our investment management business and the activities of our investment professionals on behalf of our portfolio companies may subject them and us to the risk of third-party litigation arising from dissatisfaction of fund investors with the performance of their funds and a variety of other litigation claims. We also will be exposed to risks of litigation or investigation in the event of any transactions that presented conflicts of interest that were not properly addressed. Additionally, to the extent investors in Colony Capital’s investment funds suffer losses resulting from fraud, gross negligence, willful misconduct or other similar misconduct, such investors may have remedies against us, our investment funds, our principals or our affiliates under federal securities law and state law.

If any civil or criminal lawsuits are brought against us and result in a finding of substantial legal liability or culpability, the lawsuit could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could seriously impact our business. Colony Capital depends to a large extent on its business relationships and its reputation for integrity and high-caliber professional services to attract and retain fund investors and qualified professionals and to pursue investment opportunities for its funds. As a result, allegations of improper conduct by private litigants or regulators, whether the ultimate outcome is favorable or unfavorable to us, as well as negative publicity and press speculation about Colony Capital, its investment activities or its industry in general, whether or not valid, may harm its reputation, which may be more damaging to its business than to other types of businesses.

Third party investors in Colony Capital’s funds with commitment-based structures may not satisfy their contractual obligations to fund capital calls when requested, which could have a material adverse effect on our business, results of operations and financial condition.

Investors in certain of Colony Capital’s investment funds make capital commitments to those funds that the funds are entitled to call from those investors at any time during prescribed periods. We will depend on fund investors fulfilling their commitments when we call capital from them in order for such funds to consummate investments and otherwise pay their obligations (for example, management fees) when due. Any fund investor that did not fund a capital call would generally be subject to several possible penalties. However, investors may in the future negotiate for lesser or reduced penalties at the outset of the fund, thereby inhibiting our ability to enforce the funding of a capital call. If our fund investors were to fail to satisfy a significant amount of capital calls for any particular fund or funds, the operation and performance of those funds could be materially and adversely affected.

OUR COMPANY

General

Colony Financial, Inc. is a diversified commercial real estate and investment management company that owns a portfolio of real estate equity and debt investments at attractive risk-adjusted returns. The total return profile of our investments is composed of both current yield, which is distributed through regular-way dividends, and capital appreciation potential, which is distributed through regular-way and/or special dividends. Our investment portfolio and target assets are primarily composed of interests in (i) real estate equity, including direct property and real estate platform investments and (ii) real estate and real estate-related debt, including new originations and loans acquired at a discount to par in the secondary market. Secondary debt purchases may include performing, sub-performing or non-performing loans (including loan-to-own strategies).

On December 18, 2014, certain subsidiaries of the Company, including a U.S. light industrial co-investment partnership formed and managed by the Company, completed the acquisition of a portfolio of 256 light industrial real estate assets and associated operating platform from Cobalt Capital Partners, L.P. and its affiliates for an aggregate purchase price of approximately $1.6 billion.

We are organized and conduct our operations to qualify as a REIT, and generally are not subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain qualification as a REIT, although we are subject to U.S. federal income tax on income earned through our taxable subsidiaries. We also operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the 1940 Act.

The Manager and the Management Agreement

At the closing of our initial public offering on September 29, 2009, we entered into a management agreement (the “Management Agreement”) with our Manager, pursuant to which our Manager provides the day-to-day management of our operations. In November 2011 and March 2013, we amended and restated the Management Agreement. The Management Agreement, as amended, requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board. The initial term of the Management Agreement expired on September 29, 2012, and has been, and will continue to be, renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances.

Pursuant to the terms of the Management Agreement, our Manager is entitled to receive from us a base management fee and, if earned, an incentive fee. Each quarterly installment of the incentive fee is payable in shares of our common stock so long as the ownership of such additional number of shares of our common stock by our Manager would not result in a violation of the ownership limits set forth in our charter, after giving effect to any waiver from such limit that our Board may grant in the future. We are also obligated to reimburse certain costs incurred by our Manager on our behalf. For the fiscal year ended December 31, 2013, we incurred base management fees of approximately $22.3 million and reimbursed our Manager approximately $3.6 million for expenses and investment-related costs, including reimbursing an asset manager affiliate of the Manager pursuant to a cost allocation agreement for compensation, overhead and other direct costs incurred for the benefit of certain loan portfolio investments owned by the Company.

Each of our officers is also an employee of Colony Capital and/or certain of its affiliates. Mr. Tangen, our Chief Operating Officer, Chief Financial Officer and Treasurer, is seconded exclusively to us pursuant to a secondment agreement with Colony Capital. As a result, the Management Agreement between us and our

Manager was negotiated between related parties and the terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

The Management Agreement is intended to provide us with access to our Manager’s pipeline of investment opportunities, personnel and experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance.

THE BUSINESS OF COLONY CAPITAL

General

Pursuant to the Combination, we will acquire, among other things, the business of Colony Capital. Colony Capital is a privately held, independent, global real estate investment firm founded in 1991 by Mr. Barrack. Colony Capital’s business is the sponsorship and management of investment funds and vehicles, which business historically has primarily focused on real estate and real estate-related assets. Colony Capital has an extensive global footprint and corresponding infrastructure, with approximately 300 employees operating in a total of 13 offices in the following 10 countries: China, England, France, Germany, Italy, Lebanon, Luxembourg, South Korea, Spain and the U.S. This global infrastructure provides Colony Capital’s acquisition team with proprietary market knowledge, sourcing capabilities and the local presence required to identify and execute complex transactions. In the 24 years since its inception, Colony Capital has managed investments in diverse and complex property, corporate and portfolio transactions across five continents through varied economic cycles. Since its inception, Colony Capital has managed $60 billion of investments in over 37,000 assets and loans and currently has approximately $19 billion of assets under management (gross) with more than 300 investor relationships.

Since inception, Colony Capital has adapted its investment strategy to the different market opportunities that have arisen from time to time. Beginning in 1991, Colony Capital became one of the pioneering purchasers of distressed assets from the Resolution Trust Corporation (“RTC”), and the Federal Deposit Insurance Corporation (the “FDIC”). In the mid-1990s, it identified comparable investment opportunities in Europe. As a result, Colony Capital began to build a significant European presence with an initial investment focus on distressed real estate. As the market opportunities again shifted in the mid- to late-1990s, Colony Capital broadened its focus to include equity investments in real estate and real estate-related assets in the U.S., Europe and Asia, and expanded its global presence by setting up operations in Asia to capitalize on opportunities arising from the Asian financial crisis of the late 1990s. Since then, Colony Capital has established several closed-end investment funds primarily focused on equity investments in real estate and operating businesses significantly dependent on real estate. As the global economy suffered a significant downturn beginning in late 2007 and commercial real estate fundamentals began to deteriorate, Colony Capital leveraged its prior experiences to capitalize on distressed real estate debt opportunities. In 2008, Colony Capital established Colony Distressed Credit Fund, L.P. (“CDCF I”), a distressed credit private investment fund that has invested $909 million of equity in 21 transactions involving the acquisition of multiple loan portfolios from a variety of financial institutions comprising approximately 3,500 commercial mortgage loans and other commercial real estate-related debt investments. In 2011, Colony Capital established Colony Distressed Credit Fund II, L.P. (“CDCF II”), the follow-on distressed credit private investment fund that has invested and committed over $884 million of equity in 38 transactions, involving the acquisition of multiple portfolios comprising approximately 3,400 commercial mortgage loans and other commercial real estate-related debt investments. Most recently, Colony Capital established Colony Distressed Credit and Special Situations Fund III, L.P. (“CDCF III”), a distressed credit private investment fund expected to pursue transactions that are thematically similar to the investments of CDCF I and CDCF II that raised $1.2 billion in capital commencing in 2013. CDCF III is currently in the process of deploying its capital.

Competitive Strengths

Colony Capital leverages the following sources of competitive strengths to help achieve its investment objectives:

Experienced Management Team with Expertise in Real Estate and Real Estate-Related Debt Investments. Colony Capital’s principals have worked at Colony Capital for an average of 13 years with an average of 27 years of experience in real estate investing and financing, including experience in distressed real estate investments.

Access to Extensive Pipeline of Investment Opportunities. Colony Capital has extensive long-term relationships with real estate owners, developers and financial intermediaries, including primary dealers, leading investment and commercial banks, brokerage firms, public and private real estate investment companies, mortgage lenders and many strategic partners. Colony Capital believes these relationships, together with our global infrastructure, will provide access to an ongoing pipeline of attractive investment opportunities, both domestic and international, many of which may not be available to its competitors.

Strong Asset Level Underwriting Capabilities. Colony Capital has a fully integrated in-house underwriting platform, which has extensive experience underwriting, conducting due diligence and valuing real estate and real estate-related assets. The foundation of this underwriting platform is the in-depth, asset level evaluation of each investment opportunity using rigorous quantitative and qualitative analysis. Colony Capital believes that these tools enable it to better identify attractive investment opportunities and assess the performance, risk and returns that we should expect from any particular investment. Colony Capital believes that its underwriting, credit, financing and asset management experience will enable it to generate attractive risk-adjusted returns by expeditiously resolving performance issues associated with the loans acquired from the FDIC, commercial banks and other governmental and financial institutions through work-outs, refinancings, negotiated repayments with borrowers or foreclosure and subsequent sale of the underlying property.

Proven Value-Added Execution and Asset Management Experience. Colony Capital’s asset management team has extensive experience maximizing current income and creating capital appreciation opportunities through active management of real estate and real estate-related assets. Working collaboratively with the underwriting team, the asset management team formulates a strategic plan designed to extract maximum value from each asset through, among other measures, repositioning, restructuring and intensive management. Colony Capital believes that it has been successful in formulating and executing various asset management strategies through a variety of economic cycles across multiple global markets and in complex capital structures, having resolved over 11,500 loans over its history. In the past, such strategies have included the restructuring of non-performing or sub-performing loans, the negotiation of discounted pay-offs (“DPO”) or other modification of the terms governing a loan, and the foreclosure and intense management of assets underlying non-performing loans in order to reposition them for profitable disposition. We expect this expertise to benefit our “loan-to-own” and real estate owned (“REO”) property investments in particular.

Colony Capital has an established track record in distressed investments that have generated attractive returns for its investors. Given its global reach, sourcing capabilities, proven investment strategies, and experienced management team, Colony Capital believes that the current outlook for investing is especially attractive within the U.S. and is becoming increasingly promising around the globe and Europe in particular.

Colony Capital believes that markets are generally efficient in the long run and that deviations from intrinsic value eventually regress to the mean. Colony Capital’s philosophy is to seek attractive risk-adjusted returns by farming both efficient markets, primarily through niche strategies, and inefficient markets where arbitrage opportunities may be available. Colony Capital’s expertise in distressed investing equips it with a unique advantage in either circumstance. Colony Capital’s long-standing investment philosophy has proven effective across geographic regions and throughout a variety of market conditions. This strategy is based on three related tenets:

(i)	exploitation of inefficiencies: capitalizing on informational advantages to identify micro-market imbalances and secure investments on favorable terms;

(ii)	value-added executions: creating capital appreciation opportunities through repositioning, restructuring, development, and intensive management; and

(iii)	cautious contrarianism: during downturns or secular changes, investing in out-of-favor sectors or markets to exploit capital or product misalignments.

Exploitation of Inefficiencies

In efficient markets, many fully informed and qualified buyers achieve market returns. Exploiting circumstances that impede other investors puts one in a position to realize above-average, risk-adjusted returns that can result from situations that are less than fully competitive. These competitive impediments include: (i) structural and situational complexity, including transaction size, which inhibits many other investors, (ii) information advantages, which optimize assessment of the risks and rewards inherent in a prospective investment, (iii) local market expertise, without which property-based investments cannot be confidently executed, (iv) proprietary transaction sourcing, which can yield investment opportunities that are secured without enduring an auction process, and (v) financial sophistication, which can be an important skill in arbitraging financial market inefficiencies. Colony’s network of in-country offices and strategic partners enhances its competitive advantage by contributing specialized expertise, expanding its local presence in important geographic markets and providing access to proprietary deal flow.

Value-Added Executions

Successful execution of a contrarian investment strategy that exploits inefficiencies requires a commitment to value-enhancing management consistent with a defined business plan. Equally important is the early identification of multiple prospective exit strategies integrated into the investment thesis. While financial arbitrage alone can produce compelling returns, mastering transactional complexities and enhancing an investment’s value through hands-on management can produce outsized returns relative to the arbitrage opportunity. Only through such intensive stewardship can many investments achieve the cash flow characteristics that permit optimal financings and ultimate exit into more liquid markets. Whether through its in-house property repositioning capabilities, its development expertise or operational management of its strategic partners, or its active corporate board representation, Colony is directly involved in the value maximization of a substantial majority of its investments. Having invested in 37,000 assets since Colony Capital’s inception, Colony Capital possesses extensive transactional experience, which serves to optimize dispositions, whether in private or public markets.

Cautious Contrarianism

Colony Capital is generally guided by a contrarian, opportunistic investment philosophy that has allowed it to identify and capitalize on situations not yet fully understood or exploited by others. Colony Capital views the market as a set of interdependent and independent cycles constantly redefining opportunities within distinct product types, geographic areas, industries, and capital markets. Low points within these respective cycles often present highly attractive acquisition opportunities, as sellers outnumber buyers in relatively illiquid markets. In such periods, Colony Capital has shown conviction in the face of strong countervailing market sentiment. We believe that the early recognition of capital misalignments, recapitalization and restructuring opportunities can produce extraordinary profits as liquidity returns and valuation multiples expand during times of cyclical recovery. Since its original RTC portfolio acquisition in 1991, Colony Capital has demonstrated its ability to invest ahead of the market, as illustrated through its early acquisitions of non-performing loan portfolios from the FDIC in 2009, among the first of the current cycle, as well as the formation of Colony American Homes in March 2012, among the first, and now one of the largest, aggregators and operators of single-family residential rentals in the United States.

Investment Process

Colony Capital’s successful track record in making distressed investments, including investments by CDCF I and CDCF II, is the result of a thorough investment process structured around the experience, resources and professionals of Colony Capital. This process initially involves:

i.	identifying investment opportunities;

ii.	assessing the opportunities to ensure that they meet preliminary screening criteria, i.e., suitability of the potential investment in light of our investment guidelines; and

iii.	reviewing the opportunities to determine whether to incur costs associated with more in-depth diligence.

If the decision is made to proceed with full-scale diligence, the next phase of Colony Capital’s investment process involves assessing the risk-reward profile of the investment through, among other things:

i.	intensive data collection by Colony Capital’s in-house acquisition, asset management and loan-servicing personnel and third-party providers, including, as appropriate, financial, physical, legal and environmental due diligence of the assets underlying the investment opportunities;

ii.	data consolidation and quantitative analyses of the key drivers affecting value, such as cash flows and collateral performance, lease analysis, and credit and prepayment risk; and

iii.	thorough review of the investment capital structure, borrower and tenant analysis, servicer and originator information, legal structure and deal documentation.

Structure

Colony Capital provides the general partners of its sponsored investment funds with the personnel, facilities and other resources they reasonably require to manage the business and affairs of their respective investment funds.

Colony Capital conducts the sponsorship and management of these investment funds primarily through a partnership structure in which limited partnerships are organized by general partners, which accept commitments for investment from institutional investors and (to a limited extent) high-net worth individuals. Such commitments are generally drawn down from investors on an as-needed basis to fund investments over a specified term. Substantially all of the responsibility for the day-to-day operations of each investment fund is typically delegated by the general partner of such investment fund to Colony Capital pursuant to an investment management (or similar) agreement, and Colony Capital receives all investment management fees paid by the investment fund to its general partner. Investment management fees paid to the general partner, and then to Colony Capital, typically are paid quarterly and are equal to a specified percentage of partners’ net funded capital contributions. In addition to these investment management services, an affiliate of Colony Capital generally provides asset management services to the investment funds in exchange for asset management fees.

In addition to having an investment adviser, each investment fund that is a limited partnership also has a general partner that makes all operational and investment decisions relating to the conduct of the investment fund’s business. Mr. Barrack controls the general partner of all Colony Capital’s investment funds. Furthermore, all decisions concerning the making, monitoring and disposing of investments are made by the general partner. The limited partners of the partnership funds take no part in the conduct or control of the business of the investment funds, have no right or authority to act for or bind the investment funds and have no influence over the voting or disposition of the securities or other assets held by the investment funds. These decisions are made by the investment fund’s general partner in its sole discretion. Subject to certain conditions in the case of some of the investment funds, investors in Colony Capital’s investment funds generally have the right to remove the general partner of the fund or to accelerate the liquidation date of the investment fund with cause by a simple majority vote or without cause with a certain higher percentage of limited partners.

Historically, Colony Capital professionals have funded a significant portion of the capital contributions of the general partners of the investment funds and have been entitled to receive any carried interest to which such general partners are entitled. In certain instances, Colony Capital or its affiliates have invested in or held relatively minor interests in the general partners of its investment funds. Interests in these general partners are not being transferred to the Company in the Combination.

Description of Investment Platforms

Colony Capital has historically targeted three major investment strategies, each executed from separate platforms, but all leveraging Colony’s back office infrastructure, which is largely located in Santa Monica, California. Each investment platform benefits from its synergistic relationship with one another. Because the platforms target different strategies and return profiles, the potential conflicts of interest are reduced. The platforms comprise:

•	Debt funds that seek primarily distressed investments that Colony Capital believes can generate gross mid-teens returns using moderate leverage, with a focus on opportunities emanating from the dislocation in the credit markets, including investments in FDIC loan portfolios, other loan portfolios, originated and acquired loans, special situation investments and CMBS debt securities.

•	Opportunity funds focused on equity investment opportunities that Colony Capital believes may generate levered gross returns in excess of 20%, including asset-specific real estate funds and global and regional opportunity funds focused on, among other things, investments in single family residential rental homes, investments in operating companies with a significant dependence upon real estate, investments in commercial developments, direct investments in real estate and investments in performing and non-performing senior and junior mortgages.

•	U.S. value-added real estate funds that are managed by CRP and focused on real estate investments in industrial, office, multifamily and retail properties located in the United States that Colony Capital believes can generate levered gross returns of 12-15%.

Regulation as an Investment Adviser

Colony Capital is a registered investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”). As a result of our acquisition of Colony Capital’s business pursuant to the Combination, we or one or more of our subsidiaries will register with the SEC as an investment advisor under the Investment Advisers Act. Therefore, we will become subject to the anti-fraud provisions of the Investment Advisers Act and to fiduciary duties derived from these provisions that apply to our relationships with the investment funds that we manage. These provisions and duties impose restrictions and obligations on us with respect to our dealings with our fund investors and our investments, including, for example, restrictions on agency, cross and principal transactions. We or our registered investment adviser subsidiaries will be subject to periodic SEC examinations and other requirements under the Investment Advisers Act and related regulations primarily intended to benefit advisory clients. These additional requirements relate, among other things, to maintaining an effective and comprehensive compliance program, recordkeeping and reporting requirements and disclosure requirements. The Investment Advisers Act generally grants the SEC broad administrative powers, including the power to limit or restrict an investment adviser from conducting advisory activities in the event it fails to comply with federal securities laws. Additional sanctions that may be imposed for failure to comply with applicable requirements include the prohibition of individuals from associating with an investment adviser, the revocation of registrations and other censures and fines.

INTRODUCTORY NOTE TO PROPOSALS 1 AND 2

Pursuant to the Contribution Agreement, the Company has prepared this proxy statement with input from Colony Capital under the direction of the Special Committee, which is comprised of independent and disinterested directors who are not affiliated with Colony Capital. The Special Committee unanimously recommends, and the Board recommends by unanimous vote of those present, that you vote to (1) approve the Issuances, (2) approve the Charter Amendments, and (3) approve the Adjournment Proposal. If any of the Issuances or Charter Amendments are not approved by stockholders, the Combination will not be consummated.

PROPOSAL 1: THE ISSUANCES

The Consideration that will be paid in the Combination, including pursuant to the Colony Mark Transfer Agreement, includes equity to be issued by us and equity to be issued by OP. In particular, in order to effect the Combination, the Contribution Agreement and the Colony Mark Transfer Agreement require the issuance of (i) shares of our Class A Common Stock, (ii) shares of our Class B Common Stock, which under certain circumstances may convert into shares of Class A Common Stock on a one-for-one basis, and (iii) OP Units, which under certain circumstances may be redeemed for shares of Class A Common Stock on a one-for-one basis. These Issuances will be made without registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act. This Proposal 1 is to consider and vote upon the proposal to make these Issuances, which the Special Committee has determined are advisable to, and in the best interests of, the Company and its stockholders. The Special Committee has recommended the submission of the proposal to make the Issuances for stockholder approval at the Special Meeting.

The Issuances

In connection with the Combination, we will issue up to approximately 3.94 million shares of Class A Common Stock and up to 665,593 shares of Class B Common Stock, and OP will issue up to approximately 25.22 million OP Units. Each share of Class B Common Stock will be, at the holder’s option, convertible into one share of Class A Common Stock and will convert automatically into one share of Class A Common Stock upon the transfer of such share or of certain OP Units to one or more non-qualified transferees or any qualified transferee of such share or OP Units ceasing to be a qualified transferee. See “Proposal 2(a)—Amendment to Create Class B Common Stock” beginning on page 86 for a more detailed description of the terms of the Class B Common Stock. Each OP Unit will be redeemable, subject to the terms and conditions set forth in the operating agreement of OP, at the holder’s option, for cash equal to the average closing price of Class A Common Stock for the ten consecutive trading days immediately preceding the date we receive a notice of redemption; provided, that we may choose, at our sole discretion, to satisfy this redemption right by exchanging such OP Units for shares of Class A Common Stock on a one-for-one basis, in lieu of cash.

The above consideration represented a value of $657.5 million at the time of the announcement of the transaction based on a reference price that equated to $22.05 per share (the “Reference Price”) (which would have a current value of approximately $738.3 million when using the volume-weighted average closing price on the NYSE of the Company’s common stock over a 10-day trading period ending February 13, 2015 of $24.76 (the “VWAP”)). Pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement, the Reference Price was used to determine the number of shares and OP Units to be issued to the Contributors and the Mark Transferor in the Combination. The Reference Price was the higher of (x) the volume-weighted average closing price of the Company’s common stock over the 30 trading days prior to the initial announcement of the transaction, and (y) the third quarter 2014 “fair value” Company share price, which the parties agreed would be the fair value of the Company’s net assets on a per share basis as of September 30, 2014, or $22.05 per share. Because the volume-weighted average closing price of the Company’s common stock over the 30 trading days prior to the initial announcement of the transaction was lower than $22.05 per share, the Reference Price was $22.05 per share.

The aggregate potential consideration consists of:

•	fixed upfront consideration to be paid in a combination of up to approximately 2.83 million shares of Class A Common Stock, 566,635 shares of Class B Common Stock and approximately 21.44 million OP Units, representing a value of $547.5 million at the time of the announcement of the Combination based on the Reference Price (and which would have a current value equal to approximately $614.8 million when using the VWAP), subject to certain adjustments as described below; and

•	contingent consideration to be paid in a combination of up to approximately 1.11 million shares of Class A Common Stock, 98,958 shares of Class B Common Stock and approximately 3.78 million OP Units, representing a value of up to approximately $110.0 million at the time of announcement based on the Reference Price (and which would have a current value of up to approximately $123.5 million when using the VWAP), subject to multi-year performance targets for achievement of certain FFO per share targets and capital-raising thresholds from the funds management businesses. If the minimum performance target for either of these metrics is not met or exceeded, the contingent consideration paid in respect of the other metric would not be paid out in full.

In connection with the Combination, the upfront consideration is subject to upward and downward adjustments at the Closing in respect of cash, indebtedness and net working capital. If the closing adjustment results in an increase to the upfront consideration, such adjustment will, subject to the applicable cap, be paid in cash and to the extent such adjustment exceeds the applicable cap, will increase the number of OP Units to be issued in the Combination. If the closing adjustment results in a decrease to the upfront consideration, such adjustment will reduce the number of OP Units to be issued in the Combination.

Up to 151,520 shares of Class A Common Stock, 13,494 shares of Class B Common Stock and 515,258 OP Units, representing $15.0 million of the contingent consideration at the time of announcement based on the Reference Price (and which would have a current value of approximately $16.8 million when using the VWAP) may be reallocated to upfront consideration if the volume-weighted average closing price of the Company’s common stock over the 10 trading days prior to the tenth calendar day preceding the date of the Special Meeting were to exceed $24.05, with the full amount reallocated if such volume-weighted average closing price of the Company’s common stock were to equal or exceed $27.05. For example, if the 10-day volume-weighted average closing price of our common stock for such period were $24.76 (VWAP) upfront consideration would be increased, and contingent consideration decreased, by 35,860 shares of Class A Common Stock, 3,194 shares of Class B Common Stock, and 121,944 OP Units representing $3.6 million of the re-allocated consideration based on the Reference Price (and which would have a current value of approximately $4.0 million when using the VWAP).

The number of shares of Class A Common Stock, shares of Class B Common Stock and OP Units issuable as consideration will be subject to reduction for a portion of any transaction expenses of Colony Capital paid on its behalf by the Company.

In connection with the Combination, the Company and OP have entered into the Colony Mark Transfer Agreement with the Mark Transferor pursuant to which the Mark Transferor will transfer the Colony Mark to OP in exchange for consideration to be paid in the form of up to 151,355 shares of our Class A Common Stock and up to 665,593 shares of our Class B Common Stock, including (i) fixed upfront consideration with a value of $15.0 million based on the Reference Price (and $16.8 million based on the VWAP) to be paid at the closing under the Colony Mark Transfer Agreement, subject to certain adjustments, and (ii) contingent consideration with a value of up to approximately $3.0 million based on the Reference Price (and $3.4 million based on the VWAP) if earned over time under the same multi-year performance targets required for receipt of the contingent consideration under the Contribution Agreement. Contingent consideration with a value of up to $410,959 based on the Reference Price (and $461,467 based on the VWAP) will be reallocated to upfront consideration if the volume-weighted average closing price of the Company’s common stock over the 10 trading days prior to the tenth calendar day preceding the date of the Special Meeting were to exceed $24.05.

An illustrative allocation of the upfront consideration and contingent consideration to certain of the Contributors and the Mark Transferor is set forth below. Such illustrative allocation does not reflect any adjustment for transaction expenses that may be paid by the Company on behalf of the Contributors and the Mark Transfer at the Closing, and does not reflect the potential reallocation of contingent consideration to upfront consideration at the Closing.

Upfront Consideration

	OP Units	Class A Common Stock	Class B Common Stock
Colony Capital	18,475,972	—	—
CCH I	1,639,580	—	—
FHB LLC	944,103	—	—
Mr. Saltzman	377,642	2,712,363	—
New Colony Holdings, LLC	—	113,637	566,635

Total	21,437,297	2,826,000	566,635

Contingent Consideration

	OP Units	Class A Common Stock	Class B Common Stock
Colony Capital	2,850,899	—	—
CCH I	662,103	—	—
FHB LLC	189,683	—	—
Mr. Saltzman	75,873	1,073,429	—
New Colony Holdings, LLC	—	37,718	98,958

Total	3,778,558	1,111,147	98,958

Reasons for the Issuances

The Special Committee

In evaluating the Issuances, the Contribution Agreement, the Colony Mark Transfer Agreement, and the other transactions contemplated by the Contribution Agreement, the Special Committee consulted with its legal and financial advisors. In reaching its determination, the Special Committee considered a number of factors, including the following material factors which the Special Committee viewed as supporting its decisions with respect to the Issuances, the Contribution Agreement, the Colony Mark Transfer Agreement, and the other transactions contemplated by the Contribution Agreement.

•	the belief that the Combination would be accretive to net income and FFO per share on an annualized basis after excluding non-cash purchase accounting adjustments;

•	the positive market reaction on November 4, 2014 to the announcement of a non-binding agreement regarding the Issuances, including positive coverage by research analysts and the Company’s share price outperformance of its peers and the broader market since the announcement;

•	the belief that internalization of the Company’s external Manager could eliminate perceived or actual existing conflicts of interest between the Company and Colony Capital;

•	the belief that increased ownership of the Company by certain of the Company’s officers and directors would more directly align the interests of such officers and directors with those of current stockholders;

•	the belief that the internalization of its external Manager would enable the Company to realize efficiencies arising from an internally managed structure in that the Company will pay for management, advisory, acquisition and development services directly rather than paying a third-party fees for such services, thereby enabling the Company to both eliminate the profits that were previously being realized by the Manager for providing such services and potentially allowing the Company in the future to raise additional equity without a proportionate increase in the cost of managing the Company that would likely result had the Company continued to be externally managed;

•	the belief that the Combination would result in a reduction in the Company’s operating expenses, including as a result of replacing management fees paid to Colony Capital with directly incurred costs;

•	the Company’s ability, through the internalization of its external Manager, to control key functions that are important to the growth of its business;

•	enhanced revenue to the Company from the addition of Colony Capital’s in-place, fee-generating arrangements with third parties;

•	enhanced simplicity by virtue of unifying all of the Company’s and Colony Capital’s investment activity and resources under a single, transparent corporate structure;

•	the belief that the transactions may attract new investors to the Company and improve the Company’s ability to raise capital;

•	the terms and conditions of the Contribution Agreement and related agreements, including the type and amount of consideration to be paid and the representations, warranties, covenants, conditions to the Closing and indemnification obligations set forth therein, together with the material terms of the ancillary agreements entered into or to be entered into in connection with the Combination;

•	the employment agreements and restrictive covenant agreements entered into by Messrs. Barrack, Saltzman, Freeman, Harmeling, and Brauer, and the expectation that additional key executives, including Messrs. Sanders, Tangen and Traenkle would enter into employment and restrictive covenant agreements between signing and closing;

•	the lock-up agreements entered into by Mr. Barrack and Colony Capital, CCH I, Mr. Saltzman, and FHB LLC;

•	the belief that as the Company continues its expansion into equity or equity-like investments, an internal management structure (which predominates for equity REITs, as opposed to traditional mortgage REITs) would become more expected and retaining an external management structure would be more likely to lead to resistance from existing and potential investors;

•	the fact that the approval of the Issuances is subject to the approval of the Company’s common stockholders and the right of the Company’s common stockholders to vote against the Issuances for any reason;

•	the right of the Special Committee to withdraw or alter its recommendation in favor of the Issuances, subject to the standards, procedures and termination and expense reimbursement provisions of the Contribution Agreement; and

•	the opinion of Morgan Stanley, dated December 22, 2014, to the Special Committee as to the fairness to the Company, from a financial point of view and as of such date, of the consideration to be paid by the Company pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement, which opinion was subject to the qualifications, assumptions and limitations and other matters Morgan Stanley considered relevant, as more fully described in “—Opinion of the Special Committee’s Financial Advisor” beginning on page 59.

The Special Committee also took into account the following material factors. Although the Special Committee viewed these as potentially negative factors with respect to the Combination, the Special Committee believed these factors were outweighed by the positive factors set forth above:

•	existing potential conflicts of interest between the Company and Colony Capital, including the respective positions of the Company’s management team and certain directors with the Company and

Colony Capital and the compensation and/or other benefits to be received by such persons, either directly or indirectly, as a result of the transactions, as well as the fact that each of Messrs. Barrack and Saltzman will have a direct or indirect interest in the consideration paid and could make substantial profits as a result of the Combination;

•	the significant costs involved in connection with completing the Issuances and other transactions contemplated by the Contribution Agreement, the substantial management time and effort required to complete the Issuances and the related disruption to operations of the Company;

•	the potential liabilities associated with the direct employment of personnel; and

•	the potential liabilities that the Company may inherit from Colony Capital as a result of the Combination that would not be covered by the indemnities in the Contribution Agreement.

The foregoing discussion of the factors considered by the Special Committee is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by the Special Committee. In reaching its decision regarding the Issuances, the Contribution Agreement, the Colony Mark Transfer Agreement and the other transactions contemplated by the Contribution Agreement, the Special Committee did not quantify or assign any relative weights to the factors considered and individuals may have given different weights to different factors. The Special Committee conducted an overall review of the factors considered and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Issuances, the Contribution Agreement, the Colony Mark Transfer Agreement and the other transactions contemplated by the Contribution Agreement.

The Board

The Board approved the Issuances, the Contribution Agreement, the Colony Mark Transfer Agreement and the other transactions contemplated by the Contribution Agreement, having determined that they are advisable to, and in the best interests of, the Company and its stockholders. The Board based its determination primarily on:

•	the factors considered by and the recommendation of the Special Committee; and

•	the extensive negotiations of the Special Committee with Colony Capital and their respective advisors.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by the Board. In reaching its decision regarding the Issuances, the Contribution Agreement, the Colony Mark Transfer Agreement and the other transactions contemplated by the Contribution Agreement, the Board did not quantify or assign any relative weights to the factors considered and individuals may have given different weights to different factors.

Background of the Issuances

At this time, the Company is managed by our Manager, a wholly owned subsidiary of Colony Capital, in exchange for a fee pursuant to a management agreement. On May 6, 2014, Thomas J. Barrack, Jr., the Founder, Chairman and Chief Executive Officer of Colony Capital and Executive Chairman of the Company, sent a letter to our Board proposing, among other things, that the Company (i) internalize the Manager, including all key senior management, into the Company and cancel the Company’s management agreement with the Manager, (ii) acquire the management contracts of substantially all of Colony Capital’s direct real estate and credit funds and related investment and co-investment vehicles, including each Colony Distressed Credit Fund, as well as funds managed by CRP, (iii) acquire the right to conduct future real estate activities under the Colony brand and (iv) acquire Colony Capital’s asset management company. The May 6 letter indicated that the only material assets that would be retained were certain legacy opportunity funds that were beyond their commitment periods, Colony Capital’s 53.0% stake in the external manager of CAH, and certain corporate investments made by Colony Capital.

On May 8, 2014, immediately following the regularly-scheduled quarterly Board meeting, the Board met in executive session to discuss the May 6 letter. At that meeting, the Board discussed the formation of the Special Committee, which would be comprised of all of the then-current independent directors of the Board at such time, namely George G. C. Parker, John A. Somers and John L. Steffens. The Board also discussed the necessity for the Special Committee to have the power to retain its own legal counsel and financial advisors and to have other powers typical of an independent special committee, and acknowledged that prospective members of the Special Committee would begin the process of engaging the Special Committee’s own legal counsel and financial advisors.

On May 19, 2014, the independent directors met with attorneys from Wachtell Lipton to discuss the general role and responsibilities of a special committee and the engagement of Wachtell Lipton as legal counsel to the independent directors and the Special Committee for purposes of evaluating the proposed transaction. The independent directors resolved that Wachtell Lipton would serve as legal counsel to the independent directors and the Special Committee and discussed potentially engaging Morgan Stanley as financial advisor to the Special Committee, including a review of Morgan Stanley’s qualifications and past engagements.

On May 28, 2014, Mr. Barrack sent a letter to the independent directors proposing a valuation of $610.0 million for the business proposed to be sold in the May 6 letter. The proposed consideration would be paid entirely in equity of the Company and would be subject to a lock-up consistent with transactions of this type. That same day, the independent directors met with Morgan Stanley to discuss the May 6 letter and the May 28 letter. The next day, the independent directors met again to elect Mr. Steffens as the chairman of the Special Committee, including a deliberation of Morgan Stanley’s expertise, competence and prior experience.

On June 4, 2014, the Board, including all of the then-current independent directors, executed a unanimous written consent resolving to formally establish the Special Committee and give that committee the full power to investigate, evaluate, develop, explore, and negotiate the proposed transaction or any alternative transactions. The Board also agreed not to recommend, authorize, approve, or otherwise endorse the proposed transaction unless such transaction had been recommended by the Special Committee. The Special Committee met again on June 6, 2014 and June 19, 2014 with Wachtell Lipton to further discuss the formal retention of Morgan Stanley as financial advisor to the Special Committee. The Board also ratified all actions that had been taken by the independent directors and the Special Committee up to that time.

The following week, on June 11, 2014, the Company publicly disclosed in a current report on Form 8-K the receipt of Colony Capital’s proposal and the formation of the Special Committee.

On June 19, 2014, the Special Committee, accompanied by its advisors, Morgan Stanley and Wachtell Lipton, met with representatives from Colony Capital, Goldman, Sachs & Co., Colony Capital’s financial advisor (“Goldman Sachs”), and Skadden, Arps, Slate, Meagher & Flom LLP, Colony Capital’s legal advisor (“Skadden”), to discuss the proposed transaction. At the meeting, Colony Capital and Goldman Sachs provided additional information regarding the proposed structure of the transaction, including assets and personnel proposed to be contributed and excluded, the strategic rationale for the proposed transaction, and certain assumptions underlying Colony Capital’s valuation of the proposed transaction.

Following this meeting, Morgan Stanley and Wachtell Lipton sent Goldman Sachs and Skadden a list of diligence requests in connection with the proposed transaction. Skadden also sent Wachtell Lipton a proposed non-disclosure agreement governing the exchange of information in connection with the transaction. An online data site for the proposed transaction was opened on June 25, 2014 and, following negotiations, the non-disclosure agreement was executed on July 1, 2014. For the next several months through signing, both Morgan Stanley and Wachtell Lipton conducted financial and legal due diligence regarding the Colony Capital assets and engaged in numerous discussions with Goldman Sachs, management of Colony Capital and Skadden on these matters. On July 9, 2014, the Special Committee, Morgan Stanley, and Wachtell Lipton met telephonically to discuss initial due diligence findings and analyses in process.

On August 5, 2014, the Special Committee met with Morgan Stanley and Wachtell Lipton to discuss the proposed transaction. At that meeting, the Special Committee and its advisors discussed, among other things, diligence findings and observations to-date, the strategic rationale of the combined business, preliminary valuations of the proposed transaction, an overview of the Company’s management contract with its Manager, structural considerations, and a summary of Colony Capital’s private funds business. Following that meeting and during the rest of the month of August, Morgan Stanley and Wachtell Lipton continued to request additional transaction detail and conduct due diligence investigations.

On September 4, 2014, the Special Committee met again with Morgan Stanley and Wachtell Lipton to discuss the proposed transaction. Specifically, Morgan Stanley and Wachtell Lipton presented an update on diligence, financial analysis, an overview of the CRP business and potential next steps. Based on these discussions, the Special Committee directed Morgan Stanley to prepare a counter-offer that would include details surrounding the structure and would also include in the transaction previously excluded aspects of the Colony Capital business (e.g., legacy opportunity funds). On September 8, 2014, the Special Committee, Morgan Stanley and Wachtell Lipton held a telephonic discussion to discuss the counter-proposal.

On September 11, 2014, Morgan Stanley sent Colony Capital and Goldman Sachs a counter-proposal. This counter-proposal offered upfront consideration of $425.0 million, base contingent consideration of up to $100.0 million, and additional contingent consideration of up to $50.0 million, for total potential consideration of $575.0 million. This counter-proposal also offered incremental consideration of $25.0 million for the 50% ownership interest in CRP that was not owned by CRM. The proposed contingent consideration could be earned by achieving certain performance targets related to private capital fundraising, opportunity capital fundraising, and cumulative core earnings excluding realized promotes and incentive fees. The counter-proposal also proposed that Colony Capital use its best efforts to include certain legacy real estate funds and the Company’s purchase of the Colony trademark, both at valuations to be agreed upon (the consideration referenced in this paragraph was not inclusive of any consideration for the certain legacy real estate funds and the Colony trademark). The counter-proposal also proposed a lock-up and vesting of the consideration, and employment agreements with Mr. Barrack, Richard Saltzman, Darren Tangen, and Kevin Traenkle. In the following week, Morgan Stanley, Goldman Sachs and representatives of Colony Capital had detailed discussions concerning the September 11 counter-proposal.

On September 17, 2014, the Special Committee, Morgan Stanley and Wachtell Lipton met with representatives of Colony Capital, including Mr. Barrack and Mr. Saltzman, Goldman Sachs, and Skadden to discuss the September 11 counter-proposal, including the rationale for the transaction, the amount and target thresholds for the contingent consideration and the scope of the assets to be sold. Morgan Stanley and Goldman Sachs had subsequent discussions concerning the September 11 counter-proposal over the next several days.

On September 23, 2014, Goldman Sachs sent a revised proposal to the Special Committee and its advisors. That same day, Goldman Sachs and representatives of Colony Capital met with Morgan Stanley to discuss the September 23 proposal and explain the revised terms. The September 23 proposal included upfront consideration of $575.0 million, contingent consideration of $60.0 million to be earned based on the achievement of certain capital raising targets for real estate funds, additional contingent consideration of $15.0 million for exceeding such real estate capital raise targets, and an additional $15.0 million of contingent consideration for achieving certain capital raising targets for non-real estate funds. The scope of the September 23 proposal included the 50% of CRP not owned by CRM and all management agreements and related personnel, assets and liabilities associated with Colony Capital’s legacy opportunity funds and other businesses (excluding Colony American Homes), including Colony Capital’s non-real estate related businesses. The September 23 proposal provided for a 3-year lock-up period applicable to the recipients of the Company’s shares in the transaction and additional exceptions to the lock-up, including for sales to cover taxes.

Finally, the September 23 proposal provided detailed terms of Messrs. Barrack, Saltzman, Tangen and Traenkle’s employment agreements, including compensation, non-competition provisions and five-year terms for

Messrs. Barrack and Saltzman and three year terms for Messrs. Tangen and Traenkle. The proposed base compensation for the executives included an annual base salary of $7.5 million for Mr. Barrack, $2 million for Mr. Saltzman and $350,000 for Messrs. Tangen and Traenkle, plus annual and long-term incentive compensation as determined by the Board.

Morgan Stanley and Wachtell Lipton continued to have discussions with Goldman Sachs and Skadden regarding the proposed transaction, as well as with Hogan Lovells US LLP, the Company’s REIT counsel (“Hogan”), to discuss tax issues related to the proposed transaction, including tax structuring and the Company’s ability to maintain its REIT status. In late September, the Special Committee also engaged the Semler Brossy Consulting Group, LLC (“Semler Brossy”), an independent executive compensation consulting firm, to advise the Special Committee on the proposed terms of the employment agreements.

On October 6, 2014, the Special Committee met with Morgan Stanley and Wachtell Lipton to discuss the proposed transaction. The members of the Special Committee received an update on the diligence process, reviewed proposals received from Colony Capital and discussed possible counter-proposals. The Special Committee also discussed potential elements of the existing Colony Capital business that would not be transferred as part of the proposed transaction (and the effect that such non-transferred businesses would have on the valuation of Colony Capital’s business).

On October 8, 2014, Morgan Stanley circulated a revised counter-proposal to Goldman Sachs, which proposed the inclusion of 100% of Colony Realty Partners, all legacy real estate funds, all non-real estate activities of Colony Capital, and the Colony trademark, in addition to the components included in all prior proposals referenced herein. The components of this proposal are the same as included in all subsequent proposals outlined herein. The counter-proposal proposed total potential consideration for the transaction of $635.0 million, consisting of $500.0 million of upfront consideration and $135.0 million of contingent consideration. The contingent consideration consisted of $40.0 million to be earned based on achievement of a target tied to FFO, $40.0 million based on achievement of real estate capital raise targets and $15.0 million based on achievement of non-real-estate capital raise targets. In addition, the counter-proposal contained provisions for additional consideration of up to $20.0 million for exceeding certain FFO targets and additional consideration of $20.0 million for exceeding certain real estate capital raise targets.

On October 15, 2014, Goldman Sachs sent Morgan Stanley a revised proposal from Colony Capital proposing total potential consideration of $655.0 million, consisting of $560.0 million of upfront consideration and $95.0 million of contingent consideration. The contingent consideration consisted of $30.0 million to be earned based on achievement of a target tied to FFO, $30.0 million based on achievement of real estate capital raise targets, and $15.0 million based on achievement of non-real-estate capital raise targets. In addition, the proposal contained provisions for additional consideration of up to $10.0 million tied to exceeding FFO targets and additional consideration of $10.0 million tied to exceeding real estate capital raise targets.

On October 20, 2014, the Special Committee met with Semler Brossy, Morgan Stanley and Wachtell Lipton. Semler Brossy presented its preliminary analysis of the proposed terms of the employment agreements for Messrs. Barrack, Saltzman, Tangen and Traenkle and the preliminary results of their market compensation benchmarking analysis of the Company’s peer group. The Special Committee and Semler Brossy discussed these analyses and a possible counter-proposal to the September 23 proposal, based on these preliminary analyses.

On October 20, 2014, Mr. Steffens met with Mr. Saltzman to discuss the amount and structure of the consideration and the scope of the assets to be transferred in the proposed transaction. On October 21, Mr. Steffens and Mr. Barrack discussed the acquisition of the Colony Capital trademark and associated intellectual property in association with the proposed transaction.

On October 23, 2014, Morgan Stanley provided Goldman Sachs with a revised term sheet, in which the Special Committee proposed total potential consideration of $647.5 million, consisting of $532.5 million of upfront consideration and $115.0 million of contingent consideration. The contingent consideration consisted of $33.3 million to be earned based on achievement of a target tied to FFO, $33.3 million based on achievement of real estate capital raise targets, and $15.0 million based on achievement of non-real-estate capital raise targets. In addition, the counter-proposal contained provisions for additional consideration of up to $16.7 million tied to exceeding FFO targets and additional consideration of $16.7 million tied to exceeding real estate capital raise targets. The term sheet also proposed a value of $15.0 million for the Colony Capital name, trademark, and related intellectual property, and a compensation counter-proposal for Mr. Barrack of a total annual base salary plus target annual bonus totalling $5.0 million.

On October 24, 2014, the Special Committee met with Semler Brossy, Morgan Stanley and Wachtell Lipton specifically to discuss compensation-related items. Semler Brossy provided their final market compensation benchmarking analysis summarizing the compensation practices among the Company’s peer companies, including with respect to base salary, annual target bonus opportunities, long-term target equity compensation opportunities, as well as severance and change in control arrangements at the Company’s peers. Semler Brossy and Wachtell Lipton also reviewed the proposed compensation terms for each of Messrs. Barrack, Saltzman, Tangen and Traenkle with the Special Committee in light of Semler Brossy’s benchmarking analysis. Semler Brossy also presented its recommendations relating to the proposed compensation arrangements and terms of employment for Mr. Barrack and Mr. Saltzman, as well as Messrs. Tangen, Traenkle and Ronald Sanders, which the Special Committee then discussed.

On October 28, 2014, Mr. Steffens held a telephonic meeting with Mr. Saltzman to discuss the latest proposals, including the amount and structure of the consideration and the scope of the assets to be included.

On October 29, 2014, Colony Capital provided the Special Committee with an updated term sheet reflecting Mr. Steffens’ and Mr. Saltzman’s discussions. The term sheet provided for total consideration of consisting of $547.5 million of upfront consideration (including the value of the Colony Capital intellectual property) and $110.0 million of contingent consideration, for an aggregate consideration of approximately $657.5 million. The contingent consideration consisted of $31.6 million to be earned based on achievement of a target tied to FFO, $31.6 million based on achievement of real estate capital raise targets, and $15.0 million based on achievement of non-real-estate capital raise targets. In addition, the term sheet contained provisions for additional consideration of up to $16.0 million tied to exceeding FFO targets and additional consideration of $16.0 million tied to exceeding real estate capital raise targets. The term sheet also provided that Ronald M. Sanders, the Company’s Chief Legal Officer and Secretary, will enter into employment agreements with the Company on terms similar to Darren Tangen and Kevin Traenkle. The term sheet also proposed a closing net working capital balance of negative $5.0 million to be referenced in closing adjustments. Furthermore, the term sheet specified that the reference price for the Consideration would be the higher of the 30 day volume-weighted average price prior to the initial announcement of the transaction or the Company’s reported fair value as of September 30, 2014. Consistent with the October 23 proposal, the term sheet reflected an annual base salary and annual target bonus of $5.0 million totaling for Mr. Barrack.

On October 30, 2014 Skadden provided Wachtell Lipton with a draft memorandum of understanding (“MOU”), which was intended to make the negotiated term sheet a binding agreement and was intended to be filed publicly.

On October 31, 2014, the Special Committee held a telephonic meeting with Morgan Stanley and Wachtell Lipton in attendance. The Special Committee and its advisors discussed the need for, and advantages and disadvantages of, entering into a binding agreement on a term sheet basis, advantages and disadvantages of publicly disclosing the existence and terms of the term sheet and key terms that would be disclosed, if any public announcement were to occur. The Special Committee concluded that the term sheet should remain a non-binding agreement in principle, but that the public disclosure of the existence and material terms of the proposed transaction was in the best interests of the Company and its stockholders. Over the next few days, Morgan Stanley and Wachtell Lipton discussed with Goldman Sachs and Skadden the content of the potential public disclosure, subject to final review by the Special Committee.

On November 4, 2014, the Special Committee met with representatives of Morgan Stanley and Wachtell Lipton in person at Colony Capital’s offices to review the term sheet and the public disclosures regarding the proposed transaction. Wachtell Lipton and Morgan Stanley provided the Special Committee with an overview of the proposed transaction process to-date. Morgan Stanley reviewed key terms of the MOU, summarized the Colony Capital assets to be included in the proposed transaction, and discussed the amount and structure of consideration (including the contingent nature of much of the consideration). Morgan Stanley also orally presented its preliminary financial analysis of the consideration to be paid by the Company in the Combination, which valued Colony Capital’s business using a number of valuation methodologies, including a discounted cash flow analysis, a precedent transactions and comparable companies analysis, and a sum-of-the-parts analysis. The Special Committee and its advisors then discussed the content of the public announcement of the proposed transaction, confirming that the announcement reflected the non-binding nature of the agreement, and the Special Committee unanimously decided to announce that the parties had reached a non-binding agreement in principle. Shortly following the decision reached at the meeting, a press statement announcing the non-binding agreement was released.

On November 10, 2014, Skadden provided Wachtell Lipton with the first draft version of the Contribution Agreement. Drafts of additional, ancillary transaction documents were provided over the next six weeks.

On November 16, 2014, Skadden provided Wachtell Lipton with draft employment agreements for key employees (and other ancillary agreements relating to such key employees). Between this date and the date of signing, Skadden and Wachtell Lipton, along with counsel representing individual employees, reviewed these agreements and exchanged additional drafts.

On November 20, 2014, the Special Committee met with Morgan Stanley and Wachtell Lipton to discuss the material terms of the draft Contribution Agreement.

Following this discussion with the Special Committee, on November 21, 2014, Wachtell Lipton provided an updated version of the Contribution Agreement to Skadden, which included, among other things, changes to details of the amount and structure of the consideration not fully specified in the term sheet, the scope of representations and warranties, constraints on the Special Committee’s ability to change its recommendation or terminate the proposed transaction, and indemnity provisions. Over the next four weeks, Wachtell Lipton and Skadden continuously exchanged drafts of the Contribution Agreement and ancillary transaction documents.

Between November 20, 2014 and mid-December, 2014, Morgan Stanley had several conversations with Goldman Sachs to discuss the reference metrics for the contingent consideration and the associated documentation and calculations.

On December 10, 2014, the Special Committee held a telephonic meeting, with Morgan Stanley and Wachtell Lipton in attendance, to discuss outstanding issues in the transaction agreements.

On December 15, 2014, Mr. Steffens held a telephonic meeting with Mr. Saltzman to discuss these remaining issues, including, among other things, the terms of fund raising that would count towards the capital raise targets, the allocation of certain tax risks, scope of and limitations on indemnification obligations, whether the Company would be obliged to reimburse Colony Capital expenses if its stockholders decline to approve the proposed transaction, the conduct of the business to be transferred prior to the Closing, employment agreements with the principals of CRP, CEO succession and the compensation and perquisites of Messrs. Barrack and Saltzman. In its review of the proposed compensation and perquisites of Messrs. Barrack and Saltzman, the Special Committee considered additional market benchmarking data provided by Semler Brossy that summarized the typical compensation and perquisites provided to executives in the Company’s peer group. The parties continued to exchange revised drafts of the Contribution Agreement and ancillary transaction documents from December 15 to December 17.

On December 17, 2014, Mr. Steffens held a meeting with, and on December 18, 2014, Mr. Steffens held a telephonic meeting with, Mr. Saltzman, to discuss these open points further, as well as matters relating to the scope of outside activities that Messrs. Barrack and Saltzman would be permitted to undertake and the consequences of breaching such obligations.

On December 19, 2014, Mr. Steffens, Morgan Stanley and Wachtell Lipton held a telephonic meeting with Mr. Saltzman and other representatives from Colony Capital, Skadden, Goldman Sachs, and counsel to Mr. Barrack and Mr. Saltzman, to resolve open transaction issues. During that call, the parties reached agreement on the majority of the outstanding open items in the manner reflected in the final transaction agreements, including with respect to the terms of funds that would be counted towards the capital raise targets, the absence of an expense reimbursement obligation if the Company’s stockholders fail to approve the transaction, the scope of and limits on indemnification obligations, the closing condition that employment agreements be entered into with four of six named executives (including the principals of CRP), that Mr. Barrack would have no contractual rights regarding CEO succession, and that Messrs. Barrack and Saltzman’s outside passive investment activities would be less regulated and give rise to fewer remedies than active management of competitive enterprises. Following the meeting, Wachtell Lipton provided Skadden with updated drafts of the transaction documents, including the draft Contribution Agreement.

From December 20, 2014 until signing, Skadden and Wachtell continued to exchange multiple drafts of the transaction documents, including forms of employment agreements with Messrs. Barrack, Saltzman and the principals of CRP.

On December 22, 2014, Mr. Steffens, Morgan Stanley and Wachtell Lipton held a telephonic meeting with Mr. Saltzman and other representatives from Colony Capital, Goldman Sachs, Skadden and counsel to the various executives. In this meeting, the material remaining issues were resolved, including an agreement by the OP to maintain a fixed amount of liabilities on its balance sheet to ameliorate certain tax risks and details of Messrs. Barrack and Saltzman’s permitted outside activities and consequences of breaching such obligations.

Subsequently, the Special Committee met telephonically and in person at the offices of Mr. Steffens, along with representatives of Morgan Stanley and Wachtell Lipton. Mr. Steffens provided the group with an update of the transaction process and relevant business issues. Representatives of Wachtell Lipton provided the Special Committee with an overview of its fiduciary duties, reviewed the process that the Special Committee used in order to evaluate and negotiate the contemplated transaction, and reviewed the terms of the proposed transaction. Morgan Stanley then presented its financial analysis of the proposed transaction and delivered to the Special Committee an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated December 22, 2014, addressed to the Special Committee, to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth therein, the consideration to be paid by the Company pursuant to the transaction agreements is fair from a financial point of view to the Company. The Special Committee then unanimously resolved that the entry into and performance of the transaction documents and the consummation of the transactions contemplated thereby were advisable to, and in the best interests of, the Company and recommended that the Board approve the Company’s execution, delivery and performance of the transaction documents and the consummation of the transactions contemplated thereby. Immediately following the Special Committee meeting, the Board held a telephonic discussion, where all of the members of the Board were present other than Ms. Nancy A. Curtin. Following a report of the Special Committee as to its recommendation and the factors taken into account by the Special Committee, the Board also resolved that the entry into and performance of the transaction documents and the consummation of the transactions contemplated thereby were advisable to, and in the best interests of, the Company and approved the Company’s execution, delivery and performance of the transaction documents and the consummation of the transactions contemplated thereby.

Following these meetings, and extending into December 23, 2014, Wachtell Lipton, Skadden and individual executives’ counsels finalized the transaction documents in preparation for signing. In the morning of December 23, 2014, the parties signed the transaction documents and the Company and Colony Capital released a joint press statement announcing entry into the definitive Contribution Agreement.

Recommendations of the Special Committee and the Board

After careful consideration and upon the unanimous recommendation of the Special Committee, our Board has approved the Issuances, the Contribution Agreement, the Colony Mark Transfer Agreement and the other transactions contemplated by the Contribution Agreement and has determined that the Issuances, the Contribution Agreement, the Colony Mark Transfer Agreement, and the other transactions contemplated by the Contribution Agreement are advisable to, and in the best interests of, the Company and its stockholders. The Special Committee and our Board recommends that you vote (1) “FOR” the Issuances, (2) “FOR” the Charter Amendments, and (3) “FOR” the Adjournment Proposal.

Opinion of the Special Committee’s Financial Advisor

The Special Committee retained Morgan Stanley to provide it with financial advisory services in connection with the proposed Combination. The Special Committee selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in the Company’s industry and its knowledge of the business and affairs of the Company, and its recent involvement in transactions involving real estate alternative asset managers. As part of this engagement, the Special Committee requested that Morgan Stanley evaluate the fairness from a financial point of view to the Company of the Consideration to be paid by the Company pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement (as described in “Description of the Combination—Consideration to be Paid in the Combination,” beginning on page 93, the “Consideration”). On December 22, 2014, at a meeting of the Special Committee, Morgan Stanley rendered its oral opinion, subsequently confirmed by delivery of a written opinion dated December 22, 2014 that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the Consideration to be paid by the Company pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement was fair from a financial point of view to the Company.

The full text of the written opinion of Morgan Stanley to the Special Committee, dated as of December 22, 2014, is attached to this proxy statement as Appendix D and is incorporated herein by reference in its entirety. You should read Morgan Stanley’s opinion and this summary of Morgan Stanley’s opinion carefully and in their entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion was directed to the Special Committee, in its capacity as such, and addressed only the fairness from a financial point of view of the Consideration to be paid by the Company pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement as of the date of such opinion and does not address any other aspects of the Combination. Morgan Stanley’s opinion did not address any other aspects or implications of the Combination. It was not intended to, and does not, constitute advice or a recommendation to any holder of shares of the Company’s common stock as to how to vote at the Special Meeting to be held in connection with the Combination or whether to take any other action with respect to the Combination.

In connection with rendering its opinion, Morgan Stanley, among other things:

(a)	reviewed certain publicly available financial statements and other business and financial information of the Company;

(b)	reviewed certain internal financial statements and other financial and operating data concerning Colony Capital and the Company, respectively;

(c)	reviewed certain financial projections prepared by the managements of the Company and Colony Capital, respectively;

(d)	reviewed information relating to certain strategic, financial and operational benefits anticipated from the Combination prepared by the management of the Company;

(e)	discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Combination, with senior executives of the Company;

(f)	discussed the past and current operations and financial condition and the prospects of the CC Contributed Business, including information relating to certain strategic, financial and operational benefits anticipated from the Combination, with senior executives of Colony Capital;

(g)	reviewed the pro forma impact of the Combination on the Company’s earnings per share, cash flow, consolidated capitalization and financial ratios;

(h)	reviewed the reported prices and trading activity for the Company’s common stock;

(i)	compared the financial performance of the Company and the prices and trading activity of the Company’s common stock with that of certain other publicly traded companies comparable with the Company and its securities;

(j)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

(k)	participated in certain discussions and negotiations between the Special Committee and Colony Capital, as well as their financial and legal advisors;

(l)	reviewed the Contribution Agreement and the Colony Mark Transfer Agreement and certain related documents; and

(m)	performed such other analyses and reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company and Colony Capital, and formed a substantial basis for its opinion. With respect to the financial projections discussed in “Certain Projections” beginning on page 70, including information relating to certain strategic, financial and operational benefits anticipated from the Combination, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then available estimates and judgments of the respective managements of the Company and Colony Capital of the future financial performance of the Company and Colony Capital. In addition, Morgan Stanley assumed that the Combination would be consummated in accordance with the terms set forth in the Contribution Agreement and the Colony Mark Transfer Agreement without any waiver, amendment or delay of any terms or conditions. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Combination, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Combination. As discussed with the Special Committee, although Morgan Stanley included the aggregate contingent Consideration in certain of its analyses, Morgan Stanley expressed no opinion as to the likelihood that the milestones upon which these payments are conditioned would be achieved or whether the aggregate contingent Consideration would be paid. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and Colony Capital and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to any amounts to be paid in the Combination. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company or Colony Capital, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of the date of the opinion. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses of Morgan Stanley

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter to the Special Committee dated December 22, 2014. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 19, 2014, the most recent trading day prior to the presentation of the fairness opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s respective opinion. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

For the purposes of Morgan Stanley analyses described below, Morgan Stanley assumed that the equity value of the Consideration to be paid in the Combination is $657,500,000, which is comprised of $547,500,000 in upfront Consideration paid at the Closing, (including $15,000,000 for the Colony Mark) plus contingent Consideration equal to $110,000,000 and that no adjustments will be made to any component of the Consideration. See “Description of the Combination—Consideration to be Paid in the Combination” beginning on page 93 for a description of the components of Consideration that are, or may be, payable in the Transaction.

In performing its analyses, Morgan Stanley separately analyzed three components of the value being obtained or acquired by the Company as part of the Combination: (i) the estimated cost savings or increase in value to the Company resulting from the Combination, (ii) the private real estate funds business of Colony Capital, and (iii) the non-real estate businesses of Colony Capital. Morgan Stanley then compared the implied value in aggregate of these components to the Consideration being paid in the Combination.

Analyses Relating to Cost Savings or Increase in Value from the Combination

Perpetuity Method—Cost Savings Resulting from the Combination

Morgan Stanley determined the estimated net cost savings to the Company from the Combination by comparing the compensation estimated to be paid to Colony Capital, as its external manager, determined (i) on an annualized basis based on the Company’s total stockholders’ equity as of November 30, 2014 and the estimated core earnings for 2014, and (ii) based on the estimated weighted average total stockholders’ equity for the calendar year 2015 and the estimated core earnings for the same period, with both periods adjusted to normalize the impact of a large, non-traditional investment expected to be monetized in the next 12 to 24 months. The adjustment was calculated by assuming the capital invested in the large, non-traditional investment had been invested in an investment with a return profile more consistent with the Company’s traditional investments and resulted in adjusted incentive fees of $13 million and $16 million for the annualized period and estimated 2015 calendar year, respectively. Morgan Stanley then compared the compensation estimated to be paid by the Company to Colony Capital, as its external manager, as adjusted as described in the previous sentence, against estimates of internal compensation expenses and operating expenses under the pro forma business plan that would be incurred if the Company operated with internal management during each of such periods, assuming, based on guidance from Colony Capital management, that an allocation of the total investment management expenses (including compensation expenses and operating expenses) of the combined businesses on an internalized basis would be attributable to the management of the Company’s business. This comparison resulted in a range of net cost savings of $25 million to $35 million on an annual basis. Morgan Stanley then derived an implied value reference range of total cost savings over time by dividing by a discount rate of 7.2%, which was the weighted average cost of capital of the Company determined on a standalone basis calculated using the capital asset pricing model.

This analysis resulted in an implied reference range for the total cost savings resulting from the Combination over time of $352 million to $485 million.

Discounted Cash Flow Analysis—Cost Savings Resulting from the Combination

Morgan Stanley performed a discounted cash flow analysis to calculate a reference range of implied values for the Company’s estimated cost savings resulting from the Combination based on the present value of the estimated annual cost savings forecasted to be generated during the fiscal years ending December 31, 2015 through December 31, 2020 utilizing internal estimates of the Company’s management and Colony Capital’s management. Morgan Stanley derived a range of implied terminal values by applying a range of multiples of 9.0x to 13.0x, which represented a 2.0x range around the average price to estimated earnings for calendar year 2015 for the comparable companies discussed below in “Comparable Public Companies Analysis—Illustrative Value of the Combination” beginning on page 62 to the cost savings forecasted to result from the Combination in calendar year 2021, assuming 2021 cost savings would be consistent with those in 2020. Present values (as of December 31, 2014) of the forecasted cost savings and the terminal values were then calculated by Morgan Stanley using a discount rate range of 6.2% to 8.2%, representing a 1.0% range around the Company’s weighted average cost of capital of 7.2% determined on a standalone basis using the capital asset pricing model.

This analysis resulted in an implied value reference range for the total cost savings resulting from the Combination of $910 million to $1,271 million.

Comparable Public Companies Analysis—Illustrative Value of the Combination

Morgan Stanley reviewed and compared certain internal financial information and ratios relating to the Company, both on a standalone basis and on a pro forma basis after the Combination, with equivalent publicly available data for companies that share similar business characteristics with the Company to derive an implied value reference range for the equity value to be created as a result of the Combination. For this analysis, Morgan Stanley reviewed the following externally managed mortgage REITs that are publicly traded:

•	Apollo Commercial Real Estate Finance, Inc.

•	Ares Commercial Real Estate Corp.

•	Blackstone Mortgage Trust Inc.

•	Starwood Property Trust Inc.

For purposes of this analysis, Morgan Stanley analyzed the ratio of share price to consensus estimated earnings for the calendar year 2015 for each of these companies. For each of the comparable companies, this ratio was calculated using its closing price on December 19, 2014 and was based on the most recent publicly available information and Street consensus estimates. Based on the results of this analysis, Morgan Stanley selected a range of 10.0x to 12.0x, representing a 1.0x range around the average of 11.0x price to 2015 estimated earnings of the comparable companies, which it then applied to the Company’s estimated core earnings for the calendar year 2015 determined on a standalone basis of $380 million to derive an implied reference range of the equity value of the Company, as a standalone externally managed company, of $3,793 million to $4,552 million. Morgan Stanley also evaluated the price to 2015 estimated funds from operations multiples of internally managed companies as compared to externally managed companies by comparing the average multiples of price to estimated funds from operations for the calendar year 2015 of a representative set of externally managed REITs from various REIT industry sub-sectors to the corresponding average multiples of a comparable set of internally managed peers from the same REIT industry sub-sector. From this analysis, Morgan Stanley observed that internally managed peer companies typically trade at a price to funds from operations multiple more than 2.0x higher than externally managed companies. Based on the foregoing, Morgan Stanley then applied a range of 12.0x to 14.0x to the Company’s estimated earnings for the calendar year 2015 of $398 million, determined on a standalone basis after an adjustment to reflect the Combination to derive an implied reference range of the equity value of the Company, as an internally managed company, of $4,775 million to $5,572 million.

Based on this analysis, Morgan Stanley compared the implied reference range of equity values for the Company as an externally managed company to those derived as if it were an internally managed company and determined an implied value reference range for the value created by transitioning to an internally managed company of $982 million to $1,019 million.

No company utilized in the comparable company analysis is identical to the Company. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the Company’s control such as the impact of competition on the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company or the industry, or in the financial markets in general.

Analysis of Selected Precedent Transactions—Cost Savings Resulting from the Combination

Morgan Stanley also performed an analysis of selected precedent transactions involving either the internalization of management companies or the acquisition of publicly traded asset management companies that shared certain characteristics with the Combination. Based on publicly available information, Morgan Stanley identified (i) the following twenty publicly announced and completed management internalization transactions occurring since June 1, 2000, and (ii) the following twelve publicly announced and completed transactions involving asset management companies occurring since October 1, 2010:

Selected Precedent Management Internalization Transactions

Transaction Announcement Date	Acquirer	Target
April 2007	Piedmont Office Realty Trust, Inc.	Wells Real Estate Advisory Services
October 2003	Cedar Shopping Centers Inc.	Cedar Bay, SKR, Brentway
November 2003	Centerline Capital Group	Related Capital Company
July 2000	Inland Real Estate Corporation	Inland Combined Advisory and Management Companies
November 2007	Retail Properties of America, Inc.	Inland Western Combined Management Companies
October 2006	Dividend Capital Trust Inc.	Dividend Capital Advisors
June 2000	Carey Diversified	W.P. Carey & Co.
December 2004	Inland Retail Real Estate Trust	Inland Combined Management Companies
June 2006	CNL Hotels & Resorts, Inc.	CNL Hospitality Group
June 2014	Westfield Retail Trust	Westfield Australia/New Zealand
June 2014	H&R Real Estate Trust	H&R Property Management
September 2014	Silver Bay Realty Trust Corp.	Pine River Domestic Management, L.P. and Provident Real Estate Advisors LLC
June 2013	Cole Credit Property Trust III, Inc.	Cole Holdings Corp.
June 2013	American Homes 4 Rent	American Homes LLC
February 2012	American Realty Capital Trust, Inc.	AR Capital
February 2012	W.P. Carey & Co.	Corporate Property Associates 15, Incorporated
May 2011	RLJ Lodging Trust	RLJ Development
April 2011	Predecessor Entities	STAG
February 2011	Predecessor Entities	Pacific Office Properties Trust, Inc.
September 2009	Predecessor Entities	Healthcare Trust of America, Inc.

Selected Precedent Asset Management Transactions

Transaction Announcement Date	Acquirer	Target
October 2010	Royal Bank of Canada	BlueBay Asset Management
December 2010	Religare Enterprises Ltd.	Landmark Partners
February 2013	Crestview Partners	Victory Capital Management Inc.
July 2011	BT Investment Management Ltd.	J O Hambro Capital Management
February 2011	CBRE Group, Inc.	ING Group, N.V.’s European Real Estate Investment Management operations
December 2013	Affiliated Managers Group, Inc.	SouthernSun Asset Management LLC
February 2011	Ashmore Group Plc	Emerging Markets Management LLC
May 2013	Warburg Pincus/General Atlantic	Santander Asset Management
July 2013	Ares Management LLC	AREA Property Partners, L.P.
April 2012	Lee Equity Partners	Edelman Financial Group, Inc.
February 2011	Lightyear Capital	ING Clarion
April 2014	KKR & Co., LP	KKR Financial Holdings LLC

Morgan Stanley reviewed the ratio of transaction value to reported or estimated EBITDA for each of the target companies in the selected precedent transactions, which was based on the most recent publicly available information at or before December 19, 2014, the most recent trading day prior to the presentation of the fairness opinion. Based on this analysis, Morgan Stanley selected a range of transaction value to EBITDA multiples of (i) 5.8x to 7.8x for the selected precedent management internalization transactions based on its determination of the transactions sharing the most relevant characteristics with the Combination with Colony Capital, and (ii) 7.3x to 9.8x for the selected asset management company transactions based on the 25% and 75% percentile of the selected precedent transactions. An implied value reference range for the value obtained by the Company in the Combination was then calculated based on applying those multiple ranges to the forecasted net cost savings to the Company resulting from the Combination for calendar year 2015, adjusted for a large non-traditional investment as described in “Perpetuity Method—Cost Savings Resulting from the Combination” beginning on page 61. This analysis indicated an implied value reference range for the total cost savings of $201 million to $271 million based on the selected precedent management internalization transactions and an implied value reference range for the total cost savings of $253 million to $341 million based on the selected precedent asset management company transactions.

No company or transaction utilized as a comparison in the analysis of selected precedent transactions is identical to the Company or directly comparable to the Combination in business mix, timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the Company and other factors that would affect the value of the companies to which the Company is being compared. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, global business, economic, market and financial conditions and other matters, many of which are beyond the Company’s control, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of the Company or the industry or the financial markets in general.

Analyses Relating to Colony Capital

In performing its analyses, Morgan Stanley separately analyzed Colony Capital’s private real estate funds business and its non-real estate related businesses because of the differing nature of these businesses and their relative contribution to its earnings and value.

Discounted Cash Flow Analysis—Private Real Estate Funds Business

Morgan Stanley performed a discounted cash flow analysis to calculate a reference range of implied equity values for Colony Capital’s private real estate funds business based on the present value of the cash flows that Colony Capital’s private real estate funds business was forecasted to generate during the fiscal years ending December 31, 2015 through December 31, 2020 utilizing internal estimates of Colony Capital’s management. Morgan Stanley derived an implied terminal value using the perpetuity growth method based on the sum of estimated net fee related earnings (“FRE”) (representing Colony Capital’s estimate of Private Funds Business—FRE Pre-tax that includes base management fees, transaction and advisory fees less operating expenses and base bonuses, and an assumed 35% tax rate) for the calendar year 2020 and average annual net realized carried interest for the calendar years 2015 through 2020, an assumed 2% growth rate and the midpoint of the discount rate range used in the overall analysis. Present values (as of December 31, 2014) of estimated after tax free cash flows and the terminal value were then calculated by Morgan Stanley using a discount rate range of 9.5% to 11.5%, representing a 1.0% range around the median weighted average cost of capital calculation for the comparable companies discussed in “Comparable Public Companies Analysis—Private Real Estate Funds Business” beginning on page 65 utilizing the capital asset pricing model.

This analysis resulted in an implied equity value reference range for Colony Capital’s private real estate funds business of $416 million to $527 million.

Sum-of-the-Parts—Private Real Estate Funds Business

Morgan Stanley performed a sum-of-the-parts valuation of Colony Capital’s private real estate funds business utilizing internal estimates of Colony Capital’s management. Morgan Stanley utilized two different methodologies in its analysis of the estimated sum-of-the-parts value of Colony Capital’s private real estate funds business. In both methodologies, Morgan Stanley applied a range of price to earnings multiples of 14.2x to 16.2x to Colony Capital’s net fee related earnings to imply an equity value reference range for the private real estate funds business before taking into account the estimated carried interest distributions from Colony Capital’s managed funds. This multiple range was derived from the average price to 2015 estimated earnings multiples for traditional asset managers based on share prices as of December 19, 2014 and the latest published earnings estimates for calendar year 2015. Under both methodologies, when applying a multiple to net fee related earnings, Morgan Stanley excluded from its calculation of net fee related earnings from Colony Capital’s private real estate funds business $10.5 million of income for calendar year 2015 that is expected to be non-recurring, and added the nominal $10.5 million (or the post-tax value depending on the analysis) back to the implied equity value.

Morgan Stanley then analyzed the value of the estimated carried interest distributions from its managed funds using two different methods. First, Morgan Stanley applied a 20% reduction to the estimated realized carried interest for the calendar years 2015 through 2020 and determined the present value of the discounted realized carry using a 15% discount rate, which was derived from Wall Street research for the valuation of realized carried interest distributions for alternative asset managers. This analysis, when added to the applied range of price to net fee related earnings multiples indicated an implied equity value reference range for Colony Capital’s private real estate funds business of $359 million to $421 million.

In the second methodology, Morgan Stanley utilized an average multiple to net unrealized carry based on the implied carry multiples for alternative asset management companies. This analysis, when added to the applied range of price to net fee related earnings multiples indicated an implied equity value reference range for Colony Capital’s private real estate funds business of $310 million to $356 million.

Comparable Public Companies Analysis—Private Real Estate Funds Business

Morgan Stanley reviewed and compared certain internal financial information and ratios relating to Colony Capital’s private real estate funds business with equivalent publicly available data for companies that share similar business characteristics with Colony Capital’s private real estate funds business to derive an implied equity value reference range for Colony Capital’s private real estate funds business. For this analysis, Morgan Stanley reviewed the following alternative asset management companies that are publicly traded:

•	The Blackstone Group L.P.;

•	KKR & Co. L.P.;

•	Apollo Global Management, LLC;

•	The Carlyle Group L.P.;

•	Oaktree Capital Group, LLC;

•	Och-Ziff Capital Management Group, LLC;

•	Ares Capital Corporation; and

•	Fortress Investment Group LLC.

For purposes of this analysis, Morgan Stanley analyzed certain statistics for each of these companies for comparison purposes, including the ratio of the company’s share price as of December 19, 2014 to estimated economic net income for the calendar year 2015. Economic net income is a measure of operating performance commonly used by alternative asset managers because it includes changes in net unrealized carried interest and changes in the value of principal assets, which are primary indicators of performance for alternative asset managers but are not typically captured in GAAP income metrics. For each of the comparable companies, this ratio was calculated based on the most recent publicly available information and Street consensus estimates. After excluding the highest and lowest multiple resulting from this analysis to avoid outliers, Morgan Stanley then derived a selected range of 8.5x to 10.3x from the comparable companies using the highest and lowest multiples of share price to economic net income in the remaining data set. Morgan Stanley then applied this selected range to Colony Capital’s estimated economic net income from its private real estate funds business for the calendar year 2015 of $23 million, adjusted to exclude income for the calendar year 2015 that is expected to be non-recurring. Estimated 2015 economic net income from Colony Capital’s private real estate funds business is inclusive of net fee related earnings plus approximately $3 million of unrealized incentive fees before taxes.

Based on this analysis, Morgan Stanley derived an implied equity value reference range for Colony Capital’s private real estate fund business of $200 million to $241 million.

No company utilized in the comparable company analysis is identical to Colony Capital’s private real estate funds business. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond Colony Capital’s control such as the impact of competition on Colony Capital and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Colony Capital or the industry, or in the financial markets in general.

Analysis of Selected Precedent Transactions—Private Real Estate Funds Business

Morgan Stanley also performed an analysis of the selected precedent transactions involving the acquisition of the twelve publicly traded alternative asset management companies in transactions referred to as the Selected Precedent Asset Management Transactions and discussed above in “Analysis of Selected Precedent Transactions—Cost Savings Resulting from the Combination” beginning on page 63.

Morgan Stanley reviewed the ratio of transaction value to reported or estimated EBITDA for each of the target companies, which was based on the most recent publicly available information at or before December 19, 2014. The overall observed fourth quartile and first quartile multiples of transaction value to EBITDA reviewed were 7.3x and 9.8x, respectively. An implied equity value reference range for Colony Capital’s private real estate funds business was then calculated based on applying that multiple range to the forecasted EBITDA for Colony

Capital’s private real estate funds business for calendar year 2015. This analysis indicated an implied equity value reference range for Colony Capital’s private real estate funds business of $242 million to $323 million based on the selected precedent asset management company transactions.

No company or transaction utilized as a comparison in the analysis of selected precedent transactions is identical to Colony Capital’s private real estate funds business or directly comparable to the Combination in business mix, timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Colony Capital’s private real estate funds business and other factors that would affect the value of the companies to which Colony Capital’s private real estate funds business is being compared. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, global business, economic, market and financial conditions and other matters, many of which are beyond Colony Capital’s control, such as the impact of competition on Colony Capital and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of Colony Capital or the industry or the financial markets in general.

Discounted Cash Flow Analysis—Non-Real Estate Businesses

Morgan Stanley performed a discounted cash flow analysis to calculate a reference range of implied equity values for Colony Capital’s non-real estate businesses based on the present value of the after tax unlevered cash flows that Colony Capital’s non-real estate businesses were forecasted to generate during the fiscal years ending December 31, 2015 through December 31, 2019 utilizing internal estimates of Colony Capital’s management. Present values (as of December 31, 2014) of estimated after tax unlevered free cash flows through 2019 were then calculated by Morgan Stanley using a discount rate range of 8.0% to 13.0%, representing a 2.5% range around the median weighted average cost of capital for the alternative asset manager peer group referenced in “Comparable Public Companies Analysis—Private Real Estate Funds Business” beginning on page 65. For the low end of the range, Morgan Stanley assumed that Colony Capital would make no new investments and, for the high end of the range, Morgan Stanley assumed that Colony Capital would make one new investment per year for each of 2015 through 2019.

This analysis resulted in an implied equity value reference range for Colony Capital’s private real estate funds business of $0 to $66.6 million.

Analysis of Aggregate Value of Cost Savings Resulting from, and Assets Acquired in, the Combination

Based on the foregoing analyses, Morgan Stanley derived an implied aggregate value reference range for the costs savings or increase in value resulting from the Combination, the private real estate funds business of Colony Capital being acquired and the non-real estate businesses of Colony Capital being acquired. For the cost savings and the private real estate funds business, after excluding the highest and lowest implied values resulting from the analyses described above to avoid outliers, Morgan Stanley selected a range of values for each component using the highest and lowest implied values in the remaining data set, resulting in an implied value reference range of $253 million to $1,019 million for the cost savings or increase in value resulting from the Combination and $242 million to $421 million for the private real estate funds business. For the non-real estate business, Morgan Stanley used the highest and lowest implied equity values to derive a reference range of implied equity value of $0 to $66.6 million. Morgan Stanley then combined the selected reference ranges of implied values for each of the components to derive an implied aggregate equity value reference range for estimated cost savings or increase in value resulting from the Combination combined with the businesses and assets obtained by the Company in the Combination of $495 million to $1,507 million. Morgan Stanley compared this aggregate value reference range implied by its analyses to the Consideration to be paid by the Company pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement, which it assumed for these purposes to be valued at $657.5 million.

Pro Forma Valuation of Combined Company

Morgan Stanley also conducted selected financial analyses of the pro forma company resulting from the Combination, which we refer to as the pro forma company, to derive an implied pro forma valuation of the Company and its common stock post-Combination and compared that implied pro forma valuation to the implied valuations used in Morgan Stanley financial analyses summarized above.

Comparable Public Companies Analysis. Morgan Stanley reviewed and compared certain internal financial information and ratios relating to the Company and Colony Capital with equivalent publicly available data for companies that share similar business characteristics with the Company or Colony Capital to derive an implied per share equity value reference range for the pro forma company. To account for both the Company and Colony Capital’s business, Morgan Stanley analyzed two sets of comparable companies, the selected publicly traded mortgage REITs analyzed in “Comparable Public Companies Analysis—Illustrative Value of the Combination” beginning on page 62 and the selected alternative asset managers analyzed in “Comparable Public Companies Analysis—Private Real Estate Funds Business” beginning on page 65. For purposes of this analysis, Morgan Stanley analyzed the ratios of share price to consensus estimated earnings for calendar year 2015 for the selected publicly traded mortgage REITs and applied a selected range of 9.2x to 12.8x derived from this set of comparable companies to the Company’s estimated earnings for the calendar year 2015, after adjusting to account for cost savings from the Combination. Morgan Stanley then analyzed the ratios of share price to economic net income for calendar year 2015 for the selected alternative asset managers and applied a selected range of 7.5x to 14.5x derived from this set of comparable companies to Colony Capital’s estimated economic net income for the calendar year 2015, after adjusting to account for cost savings from the Combination. Based on this analysis, Morgan Stanley derived an implied per share equity value reference range of $23.18 to $33.56 for the pro forma company by applying these selected ranges derived from the comparable companies to the corresponding metrics for the Company or Colony Capital, as applicable, and combining the results. Observing that internally managed peer companies typically trade at earnings multiples more than 2.0x higher than externally managed companies (see “Comparable Public Companies Analysis—Illustrative Value of the Combination” beginning on page 62), Morgan Stanley applied a price to earnings multiple of 2.0x higher than the selected multiple ranges to the Company’s estimated earnings for the calendar year 2015 and added the results to the product of Colony Capital’s 2015 estimated economic net income and the selected peer multiple range for alternative asset managers described above to derive an implied per share equity value reference range for the pro forma company of $27.61 to $37.99 for the pro forma company that reflected the increase in value resulting from the Combination.

Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis to calculate a reference range of implied present values per share for the pro forma company based on unlevered cash flow the pro forma company was forecasted to generate during the fiscal years ending December 31, 2015 through December 31, 2020 utilizing internal estimates of Colony Capital’s management. Morgan Stanley derived a range of implied terminal values for the calendar year 2020 using a sum-of-the-parts method. Present values (as of December 31, 2014) of the annual cash flows and the terminal value were then calculated by Morgan Stanley using a discount rate range of 7.6% to 8.6%, which represented a 0.5% range around the weighted average cost of capital for the pro forma company of 8.1% calculated using the capital asset pricing model. This analysis resulted in an implied per share equity value reference range for the pro forma company of $35.00 to $40.57.

In addition, Morgan Stanley performed a discounted cash flow analysis to calculate a reference range of implied present values per share based on the unlevered cash flows of the pro forma company that would result in the full amount of contingent Consideration potentially payable under the Contribution Agreement and the Colony Mark Transfer Agreement using the same methodology and discount rates. This analysis resulted in an implied per share equity value reference range of $38.34 to $44.53.

General

In connection with the review of the proposed Combination by the Special Committee, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of these analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company or Colony Capital or the cost savings or increase in value resulting from the Combination.

In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of the Company and Colony Capital. These include, among other things, the impact of competition on the businesses of the Company and Colony Capital and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and Colony Capital and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view to the Company of the Consideration to be paid by the Company pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement, and in connection with the delivery of its opinion to the Special Committee. These analyses do not purport to be appraisals or to reflect the prices at which the Company common stock might actually trade.

The Consideration was determined through arm’s-length negotiations between the Company and Colony Capital and was approved by the Special Committee. Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company or Colony Capital, nor did Morgan Stanley negotiate with any party regarding the possible acquisition of the Company or certain of its constituent businesses (other than with respect to negotiations with Colony Capital). Morgan Stanley did not recommend any specific form or amount of transaction consideration to the Company or the Special Committee, nor that any specific transaction consideration constituted the only consideration for the Combination. Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the Contribution Agreement and the Colony Mark Transfer Agreement as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to enter into the Contribution Agreement and the Colony Mark Transfer Agreement or proceed with any other transaction contemplated by the Contribution Agreement and the Colony Mark Transfer Agreement. In addition, Morgan Stanley’s opinion was not intended to, and does not, in any manner address the prices at which the Colony Capital common stock would trade following consummation of the Combination or at any time and Morgan Stanley expressed no opinion or recommendation as to how holders of the Company’s common stock should vote at the Special Meeting to be held in connection with the Combination.

Morgan Stanley’s opinion and its oral presentation to the Special Committee was one of many factors taken into consideration by the Special Committee in deciding to approve, adopt and authorize the Contribution Agreement and the Colony Mark Transfer Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Special Committee with respect to the transaction consideration or of whether the Special Committee would have been willing to agree to a different transaction consideration.

Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, trustees and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for its own account or the accounts of its customers, in debt or equity securities or loans of the Company, Colony Capital or any other company, or any currency or commodity, that may be involved in the Combinations contemplated by the Contribution Agreement and the Colony Mark Transfer Agreement, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided the Special Committee with financial advisory services and a financial opinion described in this section and attached to this proxy statement as Appendix D in connection with the Combination and the Company has agreed to pay Morgan Stanley (i) an advisory fee comprised of a $1.0 million initial payment and quarterly payments of $250,000 until the Combination is completed, which will be a minimum of $2.0 million, and (ii) a contingent fee of $10.0 million for its services, $2.0 million of which was payable upon the public announcement of the non-binding agreement entered into and setting forth preliminary terms of the Combination and the remainder of which is payable upon and is contingent upon the consummation of the Combination. The Company has also agreed to reimburse Morgan Stanley for its expenses incurred from time to time in connection with providing its professional services, including fees of outside counsel and other professional advisors, incurred in performing its services. In addition, the Company has agreed to indemnify Morgan Stanley, its affiliates, its officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Morgan Stanley’s engagement. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have provided financing services to the Company and have received an aggregate of approximately $3.4 million in fees in connection with such services. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have provided financing services to an entity affiliated with Colony Capital (other than the Company) and have received an aggregate of approximately $1.4 million in fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Company and Colony Capital and their affiliates in the future and would expect to receive fees for the rendering of those services.

Certain Projections

Neither Colony Capital nor the Company discloses long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates. As a result, the Company does not endorse the projections below as a reliable indication of future results. The Company is including these projections in this document solely because it was among the financial information made available to the Special Committee and Morgan Stanley in connection with their respective evaluations of the Combination. Moreover, we have been informed that these projections were based on estimates and assumptions made by Colony Capital and the Company’s management at the time of their preparation and speak only as of such time. Except to the extent required by applicable law, neither Colony Capital nor the Company has any obligation to update projections included in this proxy statement and, except as provided below, has not done so and does not intend to do so.

The inclusion of this information should not be regarded as an indication that any of Colony Capital, the Company, the Board, the Special Committee, Morgan Stanley or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated.

Since the projections below cover multiple years, such information by its nature becomes less predictive with each successive year. The Company’s stockholders are urged to review the risk factors and other factors described in “Risk Factors” and “Forward-Looking Statements” beginning on pages 27 and 25, respectively, and in the periodic reports filed by the Company with the SEC, which reports can be found under the heading “Where You Can Find More Information” beginning on page 151. The projections were not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or GAAP. Neither of the independent registered public accounting firms of the Company and of Colony Capital have audited, reviewed, compiled or performed any procedures with respect to the accompanying projections for the purpose of its inclusion herein, and accordingly, neither of the independent registered public accounting firms of the Company and of Colony Capital express an opinion or provide any form of assurance with respect thereto for the purpose of this proxy statement/prospectus. Furthermore, the projections do not take into account any circumstances or events occurring after the date it was prepared. The projections, except where noted, do not give effect to the Combination.

The following table presents selected projections associated with the cost savings associated with termination of the Company’s management agreement. The external management fee projections were provided by the Company’s management to the Special Committee and its advisors in September 2014 based on the Company’s actual performance as of June 30, 2014, and do not reflect any potential impact of the Combination. The estimated internal management costs from Colony Capital’s combination with the Company were provided by Colony Capital management to the Special Committee and its advisors in September 2014 and per Colony Capital management guidance, represent an allocation of the total investment management expenses (including compensatory expenses and operating expenses) of the combined business on an internalized basis that would be attributable to the management of the Company’s business.

Management Contract—Net Cost Savings

($ in millions)	2015E	2016E	2017E	2018E	2019E	2020E
External Management Fees to Colony Capital	$87	$118	$108	$135	$136	$154
Less: Internal Management Costs from Combination	(35)	(41)	(45)	(50)	(51)	(56)

Management Contract—Net Cost Savings	$52	$77	$63	$86	$85	$98

The following table presents selected projections associated with Colony Capital’s private funds business. The projections were provided by Colony Capital management to the Special Committee and its advisors in September 2014 based on Colony Capital’s actual performance as of June 30, 2014 and do not reflect any potential impact of its combination with the Company. The projections also include 50% of CRP not owned by Colony Capital and the related estimated synergy resulting from inclusion in the Colony Capital platform.

Private Funds Business—FRE Pre-Tax

($ in millions)	2015E	2016E	2017E	2018E	2019E	2020E
Base Management Fees from Private Funds	$111	$102	$97	$85	$85	$87
Less: Private Funds Management Costs	(67)	(65)	(49)	(41)	(40)	(43)

Private Funds Business—FRE Pre-Tax	$44	$37	$47	$44	$45	$44

“External Management Fees to Colony Capital” includes projected Company management fees, incentive fees, and stock grants that otherwise would be paid to Colony Capital if the transaction does not consummate. This projection was based on CLNY standalone forecast.

“Internal Management Costs from Combination” represents projected Colony Capital costs associated with managing the Company including direct overhead, G&A, and stock grants. This projection was based on an allocation of Colony Capital’s investment management business expense forecast for the combined entity should the transaction consummate and does not include any costs reimbursable from the Company’s affiliates on a net basis.

“Base Management Fees from Private Funds” reflects projected fees from existing funds, new opportunity funds, new CDCF funds, and new value-added funds in the Colony Capital private fund business on a gross fee basis. This projection was based on Colony Capital standalone forecast for its private funds business.

“Private Funds Management Costs” reflects projected costs associated with managing Colony Capital’s private funds business, including direct overhead and G&A. Per Colony Capital management’s guidance, this projection was based on an allocation of Colony Capital standalone expense forecast for Colony Capital’s business and does not include any costs reimbursable from the Company’s affiliates on a net basis. It also reflects the expenses with potential synergies in managing 100% of CRP business.

“Private Funds Business—FRE Pre-Tax” is defined as fee related earnings (pre-tax) from the Colony Capital standalone private fund business, which includes base management fees less associated management costs, pre-tax. This projection was based on Colony Capital’s standalone forecast for its private fund business.

Although presented with numerical specificity, the above projections reflect numerous assumptions and estimates as to future events made by the Company and by the management of Colony Capital, respectively, who, at the respective times the projections were prepared, believed that such assumptions and estimates were reasonable. In preparing the foregoing unaudited projected financial information, assumptions were made regarding, among other things, fundraising, fee structure, associated expense and future investments.

No assurances can be given that the assumptions made in preparing the above projections will accurately reflect future conditions. The estimates and assumptions underlying the projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Risk Factors” and “Forward-Looking Statements” beginning on pages 27 and 25, respectively, and in the periodic reports filed by the Company with the SEC, which reports can be found under the heading “Where You Can Find More Information” beginning on page 151, all of which are difficult to predict and many of which are beyond the control of the Company or Colony Capital and will be beyond the control of the Company or Colony Capital following the Combination. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the projections, whether or not the Combination is completed.

The above projections do not give effect to the Combination (except for the estimates of Internal Management Costs from Combination). The Company’s stockholders are urged to review the most recent SEC filings of the Company for a description of the reported and anticipated results of operations and financial condition and capital resources during 2013, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this proxy statement.

Readers of this document are cautioned not to place undue reliance on the projections set forth above. No representation is made by the Company, by Colony Capital or any other person to any of the Company’s stockholders regarding the ultimate performance of the Company compared to the information included in the above projections. The inclusion of projections in this document should not be regarded as an indication that such prospective financial information will be an accurate prediction of future events, and such information should not be relied on as such.

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO

REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY LAW.

No Appraisal or Approval Rights

Under Maryland law, stockholders will not have appraisal rights in connection with the Combination or the right to vote to approve the Combination.

Interests of Certain Persons in the Combination

In considering the recommendation of the Board to vote for the proposals described in this proxy statement, you should be aware that certain of our current directors and executive officers, along with Mr. Hedstrom, who will become an executive officer as of the completion of the Combination, have interests in those transactions that may be different from, or in addition to, the interests of our stockholders generally and that may create potential conflicts of interest.

These interests are described in more detail below. In addition, you should be aware that Messrs. Barrack, Saltzman, Traenkle, Tangen, Sanders and Hedstrom are also executive officers or principals of Colony Capital. The respective roles of these individuals in Colony Capital may create additional conflicts of interest in respect of the Combination and the other transactions described in this proxy statement.

The Special Committee was aware of each of these interests in reviewing, considering and negotiating the terms of the Combination and in recommending to the entire Board to pursue the Combination. The Board was also aware of these interests in approving the Contribution Agreement, the Colony Mark Transfer Agreement and the transactions described in this proxy statement, and in recommending the approval of the Contribution Agreement, the Colony Mark Transfer Agreement and those transactions to our stockholders.

Arrangements with Thomas J. Barrack, Jr.

Payment of Combination Consideration to Colony Capital. The Contribution Agreement provides that Colony Capital will receive as consideration in respect of the Combination (i) OP Units at the Closing with a total value of approximately $407.4 million based on the Reference Price (and $457.5 million based on the VWAP), subject to certain adjustments, and (ii) if all contingent consideration payable under the Contribution Agreement is actually paid, additional OP Units with a total value of approximately $62.9 million based on the Reference Price (and $70.6 million based on the VWAP), subject to certain adjustments. Colony Capital is a wholly owned subsidiary of CC Holdings. Mr. Barrack owns a controlling interest in, and is the sole managing member of, CC Holdings, and therefore will have an indirect interest in the OP Units that are received by Colony Capital as consideration in the Combination.

The values in the prior paragraph are estimates that are subject to reduction for a portion of any transaction expenses of Colony Capital paid on its behalf by the Company, and assume that (1) all of the OP Units received by Colony Capital as consideration in the Combination are exchanged for shares of Class A Common Stock, (2) the value of a share of Class A Common Stock is either (i) $22.05 (the Reference Price), which is the value used for purposes of determining the number of shares to be issued in the Combination, or (ii) $24.76 (the VWAP), as indicated, and (3) no portion of the contingent consideration is reallocated to upfront consideration to be issued at the Closing. The actual value of the OP Units received by Colony Capital will be based on the value of such OP Units at the time they are delivered and may be less or more than the amounts listed in the prior paragraph.

Colony Capital may also be eligible to receive a payment in respect of a specified portion of certain closing adjustments under the Contribution Agreement, including in respect of net working capital. While the actual amount that may become payable to Colony Capital in respect of such closing adjustments is not yet determinable, we estimate that the amount that will become payable is between $15.0 million and $20.0 million.

The amounts detailed above reflect the full amount of Mr. Barrack’s interest in the consideration that Colony Capital is entitled to receive as consideration in the Combination, which is the only means by which Mr. Barrack will have any such interest, except as described in the immediately following paragraph. The amounts so described are without reduction for (1) any amounts that will be transferred to Mr. Saltzman as described in “—Arrangements with Richard B. Saltzman” beginning on page 76 or to CCH I or CCH II as described in “—Interests of Executive Officers in CCH I and CCH II” beginning on page 81, (2) any amounts attributable to the interests of minority holders of membership units in CC Holdings, or (3) any amounts that will be transferred to vehicles in which Colony Capital professionals unrelated to Mr. Barrack will hold an interest. Mr. Barrack’s resulting interest in the consideration to be received by Colony Capital after such attribution to minority interest holders and transferees is detailed below in “—Interests of Executive Officers in CC Holdings” beginning on page 83 and “—Interests of Executive Officers in CCH I and CCH II” beginning on page 81.

Payment of Consideration Under Colony Mark Transfer Agreement. In addition, as described in more detail in “—Agreements to be Entered Into Pursuant to the Contribution Agreement—Colony Mark Transfer Agreement” beginning on page 110, the Company and OP have entered into the Colony Mark Transfer Agreement with the Mark Transferor, which is wholly owned by Mr. Barrack, pursuant to which the “Colony” name and mark will be transferred to OP in exchange for (i) shares of Class A Common Stock and shares of Class B Common Stock with a total value of $15.0 million based on the Reference Price (and $16.8 million based on the VWAP) to be paid at the Closing, subject to certain adjustments, and (ii) additional shares of Class A Common Stock and shares of Class B Common Stock with a total value of approximately $3.0 million based on the Reference Price (and $3.4 million based on the VWAP), subject to certain adjustments, if earned over time under the same multi-year performance targets required for receipt of the contingent consideration under the Contribution Agreement.

The values in the prior paragraph are estimates and assume that all of the shares of Class B Common Stock are converted into shares of Class A Common Stock, that the value of a share of Class A Common Stock is either (i) $22.05 (the Reference Price), which is the value used for purposes of determining the number of shares to be issued in the Combination, or (ii) $24.76 (the VWAP), as indicated, and that no portion of the contingent consideration is reallocated to upfront consideration to be issued at the Closing. The actual value of the shares received by Mr. Barrack will be based on the value of such shares at the time they are delivered and may be less or more than the amounts listed in the prior paragraph.

Employment Agreement. We entered into an employment agreement with Mr. Barrack on December 23, 2014, which sets forth the terms and conditions of Mr. Barrack’s service as our Executive Chairman and Chairman of the Board following the Closing. The agreement will become effective as of the Closing and will continue in effect for an initial term of five years following the Closing, subject to automatic renewals of additional successive one-year periods unless either party provides at least 180 days’ advance notice of non-renewal.

The agreement provides that, in his role as our Executive Chairman, Mr. Barrack will perform duties and provide services to us that are reasonably consistent with those he provided to us in that role prior to the Closing. The agreement further provides that Mr. Barrack will devote substantially all of his business time and attention to the performance of his duties to us, but will be permitted to perform duties for CC Holdings and its affiliates and engage in certain other outside activities, so long as those duties and activities do not unreasonably interfere with the performance of his duties to us.

In addition, the agreement provides that Mr. Barrack’s principal place of business during the term of the agreement will generally be in Los Angeles, California. However, the agreement provides that, if Mr. Barrack is required to engage in travel during the term of the agreement that results in him having to perform a significant portion of his duties at a location other than Los Angeles, California, and Mr. Barrack determines to relocate his principal place of residence to a city in proximity to that other location, then we will pay for all reasonable relocation and return expenses that he incurs on a basis which is grossed up for taxes, with such payments subject to the Board’s approval, not to be unreasonably withheld.

The agreement further provides that Mr. Barrack will receive an annual base salary of $1,000,000 and will be eligible to receive an annual cash bonus with a target amount of no less than $4,000,000, which may be based on achievement of reasonable performance measures established by the Board (or a committee thereof). In addition, Mr. Barrack will be eligible to receive annual grants of equity-based awards with a target value of 350% of his base salary. Mr. Barrack will also continue to receive allocations in respect of carried interests in respect of funds managed by us that were granted to Mr. Barrack prior to the Closing, and will be eligible to be granted new allocations in respect of carried interests in respect of funds managed by us as is determined by the Board from time to time in consultation with Mr. Barrack. Mr. Barrack will also be eligible to participate in our benefit plans made available to our senior executive officers from time to time and to receive certain perquisites that he was entitled to immediately prior to the Closing, each as described in the agreement.

The agreement provides that, if Mr. Barrack’s employment is terminated by us without “cause” (as defined in the agreement and including non-renewal of the agreement by us) or by Mr. Barrack for “good reason” (as defined in the agreement and described below), and Mr. Barrack executes a release of claims, he will be eligible to receive (i) a lump sum cash payment equal to three times the sum of his base salary and average annual bonus with respect to the three prior calendar years (or, if any such termination of employment occurs prior to Mr. Barrack receiving his annual bonus in respect of calendar year 2017, then his target annual bonus), (ii) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (iii) a pro-rated target bonus for the year of termination, (iv) continued medical, dental and vision benefits at active employee rates for 24 months following termination, (v) the continuation of certain benefits for 24 months following termination (or in certain cases, until the end of the term of the employment agreement then in effect (if later)), and (vi) full vesting of all equity-based awards, carried interests and other like compensation that he holds, to the extent unvested upon his termination.

The agreement also provides that if Mr. Barrack provides notice to us of his intention not to renew the agreement upon the scheduled expiration of the initial term or any renewal term, then he will receive (i) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (ii) a pro-rated target bonus for the year of termination, and (iii) if such termination occurs upon his retirement on or after his attainment of age 72, full vesting of all equity-based awards, carried interests and other like compensation that he holds, to the extent unvested upon his termination.

For purposes of the agreement, “good reason” means, in summary, (i) a material diminution in Mr. Barrack’s duties, authority or responsibilities (including failing to maintain Mr. Barrack as a member of the Board) or causing Mr. Barrack to no longer report to the Board or a diminution in his title, (ii) a reduction in Mr. Barrack’s base salary, target annual cash bonus or target annual equity incentive grant, (iii) a 25-mile relocation of Mr. Barrack’s principal place of business, or (iv) a material breach of the agreement by us, including the failure to appoint Mr. Barrack as our Chief Executive Officer if Mr. Saltzman’s employment terminates while Mr. Barrack is serving as our Executive Chairman.

If any payments to be made to Mr. Barrack, whether under the agreement or otherwise, would subject Mr. Barrack to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code, then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in Mr. Barrack receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

The agreement, through a restrictive covenant agreement included as an exhibit to the agreement, also provides that Mr. Barrack will not, subject to certain listed exceptions for permitted and personal activities, compete with us, or solicit our investors or customers or employees or those of our subsidiaries during his employment with us and for the one-year period following the termination of his employment with us unless his employment is terminated by us without cause (as defined in the agreement and including non-renewal of the agreement by us) or by Mr. Barrack for “good reason” (as defined in the agreement and described above). The agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of Mr. Barrack and us to disparage the other.

Lock-Up and Liquidated Damages Agreement. We entered into a Lock-Up and Liquidated Damages Agreement on December 23, 2014 with each of OP, Colony Capital and Mr. Barrack, who holds a controlling interest in Colony Capital. The agreement will become effective as of the Closing and sets forth certain restrictions on the transfer of, and other terms and conditions relating to, the OP Units issued to Colony Capital pursuant to the Contribution Agreement.

The agreement provides that the OP Units issued to Colony Capital pursuant to the Contribution Agreement will be fully vested as of the date on which they are issued, but will generally be subject to restrictions on transfer following their issuance. At each anniversary of the Closing, a portion of the OP Units will be released from the transfer restrictions resulting in an approximately ratable release across a five-year lock-up period, such that all of the OP Units will be freely transferable on the fifth anniversary of the Closing. In addition, the agreement provides for the earlier transferability of OP Units for certain limited purposes, including transfers in respect of pledging activities, gifts, transfers to family estate planning vehicles, transfers required by law, transfers to cover tax obligations relating to the receipt of OP Units and transfers to past or present employees (generally subject to specified vesting conditions and a ratable three-year lock-up so long as the transfer is not made to Messrs. Barrack or Saltzman), among others. While Colony Capital and Mr. Barrack are permitted to make these transfers, they are required to retain sufficient OP Units to satisfy any amount that may come due under the liquidated damages provision described below, as applied to Mr. Barrack.

The agreement generally provides that if Mr. Barrack materially violates or fails to perform his obligations under the restrictive covenant contained in the agreement under certain circumstances prior to the earlier of the fifth anniversary of the Closing and the termination of his employment by us without “cause” (as defined in his employment agreement with us, which is described above, and including non-renewal of his employment agreement by us) or by Mr. Barrack for “good reason” (as defined in his employment agreement with us and described above), and fails to cure and cease the violation within 60 days following the date on which he receives written notice of the violation, then Colony Capital will be required to remit a specified number of OP Units issued to it at the Closing to the OP as liquidated damages for the violation. If the violation occurs prior to the first anniversary of the Closing, then a total of 9,692,058 OP Units will be required to be so remitted to the OP. The amount of OP Units required to be remitted as liquidated damages decreases by 20% upon each anniversary of the Closing, such that no OP Units will be required to be remitted to OP upon any non-competition violation that occurs on or after the fifth anniversary of the Closing. The restrictive covenant contained in the agreement generally restricts Mr. Barrack from directly or indirectly engaging in our business in specified locations in which we carry on our business, subject to certain listed exceptions.

Arrangements with Richard B. Saltzman

Payment of Combination Consideration. In accordance with the terms and conditions of the Share Transfer and Liquidated Damages Agreement and Current Saltzman Agreement, each as described below, and after estimated transaction expenses, Mr. Saltzman will receive (i) shares of Class A Common Stock at the Closing with a total value of approximately $57.7 million based on the Reference Price (and $64.8 million based on the VWAP), subject to certain adjustments, and (ii) if all contingent consideration payable under the Contribution Agreement is actually paid, additional shares of Class A Common Stock with a total value of approximately $23.3 million based on the Reference Price (and $26.2 million based on the VWAP), subject to certain adjustments. These amounts are estimates that are subject to reduction for a portion of any transaction expenses of Colony Capital paid on its behalf by the Company, and assume that the value of a share of Class A Common Stock is either (i) $22.05 (the Reference Price), which is the value used for purposes of determining the number of shares to be issued in the Combination, or (ii) $24.76 (the VWAP), as indicated, and that no portion of the contingent consideration is reallocated to upfront consideration to be issued at the Closing. The actual value of the shares of Class A Common Stock received by Mr. Saltzman will be based on the value of such shares at the time they are delivered and may be less or more than the amounts listed above.

In addition, in accordance with the terms of the Contribution Agreement and as described in “—Description of the Combination—Overview of the Combination—Combination with Colony Capital” beginning on page 92,

Mr. Saltzman will contribute to OP his membership interests in CRM in the aggregate equal to 40% of the outstanding membership interests of CRM and in exchange, Mr. Saltzman will receive after estimated transaction expenses (1) OP Units at the Closing with a total value of approximately $8.2 million based on the Reference Price (and $9.2 million based on the VWAP), subject to certain adjustments, and (2) if all contingent consideration payable under the Contribution Agreement is actually paid, additional OP Units with a total value of approximately $1.6 million based on the Reference Price (and $1.8 million based on the VWAP), subject to certain adjustments. These values are estimates and assume that all of the OP Units are exchanged for shares of Class A Common Stock, that the value of a share of Class A Common Stock is either (i) $22.05 (the Reference Price), which is the value used for purposes of determining the number of shares to be issued in the Combination, or (ii) $24.76 (the VWAP), as indicated, and that no portion of the contingent consideration is reallocated to upfront consideration to be issued at the Closing. The actual value of the OP Units received by Mr. Saltzman will be based on the value of such OP Units at the time they are delivered and may be less or more than the amounts listed above.

Mr. Saltzman may also be eligible to receive a payment in respect of a specified portion of certain closing adjustments under the Contribution Agreement, including in respect of net working capital, as a result of the contribution of his membership interests in CRM. While the actual amount that may become payable to Mr. Saltzman in respect of such closing adjustment is not yet determinable, we estimate that the amount that will become payable is less than $1,000,000.

In addition, Mr. Saltzman will have an interest in the OP Units received by Colony Capital following the Closing through his interest in CC Holdings, as described in “—Interests of Executive Officers in CC Holdings” beginning on page 83 and his interest in certain other entities holding OP Units, as described in “—Interests of Executive Officers in CCH I and CCH II beginning on page
81.”

Employment Agreement. We entered into an employment agreement with Mr. Saltzman on December 23, 2014 that sets forth the terms and conditions of Mr. Saltzman’s service as our Chief Executive Officer and President following the Closing. Mr. Saltzman’s current employment and equity agreement by and among Mr. Saltzman, Mr. Barrack and Colony Capital, as amended (the “Current Saltzman Agreement”) provided for, among other compensatory terms, carried interests issued by Colony Capital in connection with his prior employment, certain interests in general partners of funds and entities managed by Colony Capital, and equity interests in certain businesses of the Company. The new employment agreement, along with the Share Transfer and Liquidated Damages Agreement described below, generally replaces the Current Saltzman Agreement, except with respect to Mr. Saltzman’s right to fund incentives or other interests granted in connection with his prior employment, including any rights to the payment of combination consideration under the Contribution Agreement, as described in “—Arrangements with Richard B. Saltzman—Payment of Combination Consideration” beginning on page 76. Mr. Saltzman’s employment agreement will become effective as of the Closing and will continue in effect for an initial term of five years following the Closing, subject to automatic renewals of additional successive one-year periods unless either party provides at least 180 days’ advance notice of non-renewal.

The agreement also provides that, in his role as our Chief Executive Officer and President, Mr. Saltzman will perform duties and provide services to us that are reasonably consistent with those he provided to us in that role prior to the Closing. The agreement further provides that Mr. Saltzman will devote substantially all of his full business time and attention to the performance of his duties to us, but will be permitted to engage in certain other outside activities so long as they do not unreasonably interfere with the performance of his duties to us.

In addition, the agreement provides that Mr. Saltzman’s principal place of business during the term of the agreement will be in New York City. However, the agreement provides that if Mr. Saltzman is required to engage in travel during the term of the agreement that results in him having to perform a significant portion of his duties at a location other than in New York City, and Mr. Saltzman determines to relocate his principal place of residence to a city in proximity to such other location, then we will pay for all relocation and return expenses that he incurs on a basis which is grossed up for taxes, with such payments subject to the Board’s approval, not to be unreasonably withheld.

The agreement further provides that Mr. Saltzman will receive an annual base salary of $800,000 and will be eligible to receive an annual cash bonus with a target amount of no less than $2,400,000, which may be based on achievement of reasonable performance measures established by the Board (or a committee thereof). In addition, Mr. Saltzman will be eligible to receive annual grants of equity-based awards with a target value of 350% of his base salary. Mr. Saltzman will also continue to receive allocations in respect of carried interests in respect of funds managed by us that were granted to him prior to the Closing and will be eligible to be granted new allocations in respect of carried interests in respect of funds managed by us as is determined by the Board from time to time in consultation with Mr. Saltzman. Mr. Saltzman will also be eligible to participate in our benefit plans made available to our senior executive officers from time to time and will be entitled to receive certain perquisites that he was entitled to immediately prior to the Closing, each as described in the agreement.

The agreement provides that if Mr. Saltzman’s employment is terminated by us without “cause” (as defined in the agreement and including non-renewal of the agreement by us) or by Mr. Saltzman for “good reason” (as defined in the agreement and described below), and Mr. Saltzman executes a release of claims, he will be eligible to receive (i) a lump sum cash payment equal to three times the sum of his base salary and average annual bonus with respect to the three prior calendar years (or, if any such termination of employment occurs prior to Mr. Saltzman receiving his annual bonus in respect of calendar year 2017, then his target annual bonus), (ii) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (iii) a pro-rated target bonus for the year of termination, (iv) continued medical, dental and vision benefits at active employee rates for 24 months following termination, and (v) full vesting of all equity-based awards, carried interests and other like compensation that he holds, to the extent unvested upon his termination.

The agreement also provides that if Mr. Saltzman provides notice to us of his intention not to renew the agreement upon the scheduled expiration of the initial term or any renewal term, then he will receive (i) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (ii) a pro-rated target bonus for the year of termination, and (ii) if such termination occurs upon his retirement on or after his attainment of age 65, full vesting of all equity-based awards, carried interests and other like compensation that he holds, to the extent unvested upon his termination.

For purposes of the agreement, “good reason” means, in summary, (i) a material diminution in Mr. Saltzman’s duties, authority or responsibilities (including failing to maintain Mr. Saltzman as a member of the Board) or a diminution in his title, (ii) a change in reporting structure such that Mr. Saltzman no longer reports to the Executive Chairman or the Board (or a sub-committee of the Board), (iii) a reduction in Mr. Saltzman’s base salary, target annual cash bonus or target annual equity incentive grant, (iv) a 25-mile relocation of his principal place of business, or (iv) a material breach of the agreement by us.

If any payments to be made to Mr. Saltzman, whether under the agreement or otherwise, would subject Mr. Saltzman to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code, then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in Mr. Saltzman receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

The agreement, through a restrictive covenant agreement included as an exhibit to the agreement, also provides that Mr. Saltzman will not, subject to certain listed exceptions for permitted and personal activities, compete with us, or solicit our investors or our customers or employees or those of our subsidiaries during his employment with us and for the one-year period following the termination of his employment with us unless his employment is terminated by us without cause (as defined in the agreement and including non-renewal of the agreement by us) or by Mr. Saltzman for “good reason” (as defined in the agreement and described above). The agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of Mr. Saltzman and us to disparage the other.

Share Transfer and Liquidated Damages Agreement. We entered into a Share Transfer and Liquidated Damages Agreement with Colony Capital, CC Holdings and Mr. Saltzman on December 23, 2014, which will become effective as of the Closing. The agreement provides that Mr. Saltzman will receive the shares of Class A Common Stock described above in “—Arrangements with Richard B. Saltzman—Payment of Combination Consideration” beginning on page 76, from Colony Capital in accordance with the terms of the Contribution Agreement and the Current Saltzman Agreement. Certain of the shares will be delivered to Mr. Saltzman on or as soon as practicable after the Closing and additional shares may be delivered to Mr. Saltzman in respect of the payment of contingent consideration in accordance with the terms of the Contribution Agreement.

The shares of Class A Common Stock delivered to Mr. Saltzman pursuant to the agreement and the Contribution Agreement will be fully vested as of the date on which they are delivered, but will generally be subject to restrictions on transfer following their delivery. At each anniversary of the date on which they are issued, a portion of the shares delivered to Mr. Saltzman will be released from the transfer restrictions resulting in an approximately ratable release across a five-year lock-up period, such that all of the shares delivered to Mr. Saltzman under the agreement will be freely transferable on the fifth anniversary of the Closing. In addition, the agreement provides for the earlier transferability of the shares delivered to Mr. Saltzman under the agreement and the Contribution Agreement for certain limited purposes, including transfers in respect of pledging activities, gifts, transfers to family estate planning vehicles, transfers required by law and transfers to cover tax obligations relating to the shares, among others. While Mr. Saltzman is permitted to make these transfers, he is required to retain a sufficient number of shares to satisfy any amount that may come due under the liquidated damages provision described below.

The agreement generally provides that if Mr. Saltzman materially violates or fails to perform his obligations under the restrictive covenant contained in the agreement under certain circumstances prior to the earlier of the fifth anniversary of the Closing and the termination of his employment by us without “cause” (as defined in his employment agreement with us and including non-renewal of the employment agreement by us) or by Mr. Saltzman for “good reason” (as defined in his employment agreement with us and described above), and fails to substantially cure and cease the violation within 60 days following the date on which he receives written notice of the violation, then he will be required to remit to us a specified number of shares of Class A Common Stock issued to him at the Closing as liquidated damages for the violation. If the violation occurs prior to the first anniversary of the Closing, then a total of 1,645,810 shares of Class A Common Stock will be required to be so remitted to us.

The amount of shares required to be remitted as liquidated damages decreases by 20% upon each anniversary of the Closing, such that no shares will be required to be remitted to us upon any non-competition violation that occurs on or after the fifth anniversary of the Closing. The restrictive covenant contained in the agreement generally restricts Mr. Saltzman from directly or indirectly engaging in our business in specified locations in which we carry on our business, subject to certain listed exceptions.

In addition, the agreement provides that if Colony Capital is obligated for any applicable losses under the Contribution Agreement, then Mr. Saltzman will be responsible for his pro-rata portion of those losses in accordance with a formula set forth in the agreement.

Employment Agreements with Other Executive Officers

We anticipate that we will enter into employment agreements prior to the Closing, to become effective as of the Closing, with each of (i) Darren J. Tangen, who is expected to continue to serve as our Chief Financial Officer following the Closing, (ii) Kevin P. Traenkle, who is expected to continue to serve as our Chief Investment Officer following the Closing, and (iii) Mr. Sanders, who is expected to continue to serve as our Chief Legal Officer and Secretary following the Closing. These agreements have not yet been executed and their terms have not yet been finalized and there is no assurance that any of these executives will ultimately enter into an employment agreement with us, although the Contribution Agreement does contain certain provisions relating to the requirement that some or all of these or certain other employment and related agreements be executed as a condition to the Closing.

It is anticipated that each of these employment agreements will be in effect for an initial term of three years following the Closing, subject to automatic renewals of additional successive one-year periods unless either party provides at least 180 days’ advance notice of non-renewal. Each agreement is expected to require that the executive will devote his full business time and attention to the performance of his duties to us, but will be permitted to engage in certain other outside activities so long as they do not unreasonably interfere with the performance of the executive’s duties to us.

The agreements are expected to provide for the payment of a specified base salary to each executive, which is expected to be equal to $447,000 for Mr. Tangen, $472,000 for Mr. Traenkle and $432,000 for Mr. Sanders. In addition, the agreements are expected to provide that each executive will be eligible to receive a discretionary annual cash bonus with a target amount of $1,300,000 for Mr. Tangen, $1,575,000 for Mr. Traenkle and $1,062,500 for Mr. Sanders and annual grants of equity-based awards with a target value of $1,000,000 for Mr. Tangen, $990,000 for Mr. Traenkle and $680,000 for Mr. Sanders. In addition, the executives are expected to continue to receive allocations in respect of carried interests in respect of funds managed by us that were granted to them prior to the Closing and to be eligible to be granted new allocations in respect of carried interests in respect of funds managed by us as is determined by the Board from time to time in consultation with the applicable executive. The executives are also expected to be eligible to participate in certain of our benefit plans made available to our senior executive officers from time to time and to receive certain perquisites that the executives were entitled to receive immediately prior to the Closing.

The agreements are expected to provide that if the executive’s employment is terminated by us without “cause” (as defined in the agreements and including non-renewal of the employment agreements by us) or by the executive for “good reason” (as defined in the agreement and described below), and the executive executes a release of claims, he will be eligible to receive (i) a lump sum cash payment equal to two times the sum of his base salary and average annual bonus with respect to the three prior calendar years (or, if any such termination of employment occurs prior to the executive receiving his annual bonus in respect of calendar year 2017, then his target annual bonus), (ii) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (iii) a pro-rated target bonus for the year of termination, (iv) continued medical, dental and vision benefits at active employee rates for 24 months following termination, and (v) full vesting of all equity-based awards, carried interests and other like compensation that he holds, to the extent unvested upon his termination.

The agreements are also expected to provide that if an executive provides notice to us of his intention not to renew the agreement upon the scheduled expiration of the initial term or any renewal term, then he will receive (i) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination and (ii) a pro-rated target bonus for the year of termination.

For purposes of the agreements, “good reason” is expected to include, in summary, (i) a material diminution in the executive’s duties, authority or responsibilities, (ii) a requirement that the executive report to any person other than our Chief Executive Officer or Executive Chairman, (iii) a reduction in the executive’s base salary, target annual cash bonus or target annual equity incentive grant, (iv) a 25-mile relocation of the executive’s principal place of business, or (v) a material breach of the agreement by us.

The agreements are expected to include a provision providing that if any payments to be made to the executive, whether under the agreement or otherwise, would subject the executive to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code, then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in the executive receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

It is also anticipated that the agreements, through a restrictive covenant agreement that is expected to be included as an exhibit to the agreements, will provide that the executives will not, subject to certain exceptions, compete with us, or solicit our investors or customers or employees or those of our subsidiaries during their employment with us and for the one-year period following the termination of their employment with us unless their employment is terminated by us without cause (as defined in the agreement and including non-renewal of the employment agreement by us) or by the executive for “good reason” (as defined in the agreement and described above). The agreements are also expected to contain covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of the executives and us to disparage the other.

Interests of Executive Officers in CCH I and CCH II

Overview. As described in more detail below, certain of our current executive officers and Mr. Hedstrom will receive Combination proceeds indirectly in the form of membership interests in each of CCH I and CCH II at or prior to the Closing. In addition to Mr. Hedstrom, these potential recipients consist of Messrs. Barrack, Saltzman, Tangen, Traenkle and Sanders.

Description of Membership Interests. The assets of CCH I will consist of OP Units. The assets of CCH II will consist of membership units in CC Holdings representing an indirect interest in OP Units and certain other assets held by CC Holdings and not related to the Combination. The membership interests in these entities that are held by the executive officers (other than Mr. Barrack) are being granted as consideration for past services provided to Colony Capital and for future services to be provided to CC Holdings and its affiliates related to the CC Retained Businesses, and will represent an economic right to each such officer’s respective allocation of the OP Units, as well as the other assets held by the applicable entity, and to the income and earnings on each of those interests.

Following vesting, if applicable, of an executive officer’s membership interests in CCH I or CCH II, the executive officer will be eligible to receive a distribution of OP Units or cash or other property in accordance with the terms and conditions of the OP Operating Agreement (which is described in more detail in the section entitled “—Certain Agreements to be Entered Into in Connection with the Contribution Agreement—OP Operating Agreement” beginning on page 112), and the executive officer will be eligible to request that all or part of any distributed OP Units be redeemed for shares of our Class A Common Stock (or cash in accordance with the terms of the OP Operating Agreement).

The executive officers will receive quarterly distributions of the earnings distributed by OP with respect to their vested interests. Upon the vesting of any membership interests held by an executive officer in CCH I and CCH II that are subject to vesting, the executive officer will receive a payment equal to all applicable earnings distributed by OP prior to the vesting date (net of operating expenses and an allocable share of any transaction expenses) in respect of the executive officer’s membership interests in CCH I and CCH II, and will thereafter receive the quarterly distributions described in the prior sentence.

Vesting of Membership Interests. The membership interests in CCH I and CCH II that are granted to Messrs. Tangen, Traenkle and Sanders will vest ratably over a three-year period based on services to be provided by each of them to the CC Retained Businesses and other factors provided for in the definitive documentation (which will not include continued employment by us), but the vesting may be accelerated in certain circumstances in accordance with the terms of the definitive documentation, including upon a change in control of OP.

In addition, certain of the membership interests held by the executive officers in CCH I and CCH II (but not any OP Units or shares of our common stock which the executive officer has received in respect of his vested equity interests in CCH I or CCH II) will be forfeited (i) if the executive officer competes with or solicits employees or customers of any affiliate of CCH I or CCH II during the time that the executive officer holds membership interests in CCH I or CCH II in violation of certain restrictive covenants to which the executive officer is subject, or (ii) upon the occurrence of an event constituting “cause,” in each case as will be more fully set forth in applicable definitive documentation. Any interests that are so forfeited will revert to CC Holdings and be subject to reallocation by Mr. Barrack in his capacity as the owner of a controlling interest in, and in his capacity as the sole managing member of, CC Holdings.

Allocation of Membership Interests. The potential recipients described above will receive membership interests in CCH I and CCH II (some of which may be held indirectly) at or prior to the Closing. The estimated value of the amounts attributable to the Combination net of estimated transaction costs is set forth below:

Name	Estimated Value of Membership Interests in CCH I ($)(1)		Estimated Value of Membership Interests in CCH II ($)(2)		Total Estimated Value of Membership Interests ($)(3)
	Reference Price	VWAP	Reference Price	VWAP	Reference Price	VWAP
Thomas J. Barrack, Jr.(4)	$587,840	$660,087	$181,032	$203,281	$768,872	$863,368
Richard B. Saltzman(4)	$183,301	$205,829	$56,450	$63,388	$239,751	$269,217
Mark M. Hedstrom	$62,983	$70,724	$19,396	$21,780	$82,379	$92,504
Kevin P. Traenkle	$8,956,725	$10,057,529	$2,758,323	$3,097,328	$11,715,048	$13,154,857
Darren J. Tangen	$6,039,876	$6,782,192	$1,860,047	$2,088,651	$7,899,923	$8,870,843
Ronald M. Sanders	$3,527,838	$3,961,418	$1,086,437	$1,219,963	$4,614,275	$5,181,381

(1)	For purposes of the presentation in this table, the estimated value of the membership interests in CCH I received by the applicable executive officer (net of estimated transaction costs) is equal to the sum of (i) the product of (A) $22.05 (the Reference Price) or $24.76 (the VWAP), as indicated, which assumes that the OP Unit to which the membership interest relates is redeemed for a share of Class A Common Stock at the Closing, and (B) the total number of OP Units allocated to the executive officer, which is estimated to be 26,659 for Mr. Barrack, 8,313 for Mr. Saltzman, 2,856 for Mr. Hedstrom, 159,993 for Mr. Sanders, 273,917 for Mr. Tangen and 406,201 for Mr. Traenkle and (ii) the amount of any contingent consideration that may become payable to the executive officers in respect of these interests, which is equal to the following, assuming that all contingent consideration payable under the Contribution Agreement is actually paid: 11,002 for Mr. Barrack, 3,431 for Mr. Saltzman, 1,179 for Mr. Hedstrom, 66,029 for Mr. Sanders, 113,046 for Mr. Tangen and 167,640 for Mr. Traenkle.
(2)	For purposes of the presentation in this table, the estimated value of the membership interests in CCH II received by the applicable executive officer (net of estimated transaction costs) is equal to the sum of (i) the product of (A) $22.05 (the Reference Price) or $24.76 (the VWAP), as indicated, which assumes that the OP Unit to which the membership interest relates is redeemed for a share of Class A Common Stock at the Closing, and (B) the total number of OP Units allocated to the executive officer, which is estimated to be 8,210 for Mr. Barrack, 2,560 for Mr. Saltzman, 880 for Mr. Hedstrom, 49,272 for Mr. Sanders, 84,356 for Mr. Tangen and 125,094 for Mr. Traenkle, (ii) the value, as estimated by Colony Capital, of the other assets held by CCH II and notionally allocated to the applicable executive officer, and (iii) the amount of any contingent consideration that may become payable to the executive officer in respect of the OP Units allocated to the executive officer, which is equal to the following, assuming that all contingent consideration payable under the Contribution Agreement is actually paid: 10,590 for Mr. Barrack, 3,302 for Mr. Saltzman, 1,135 for Mr. Hedstrom, 63,552 for Mr. Sanders, 108,805 for Mr. Tangen and 161,351 for Mr. Traenkle.
(3)	The amounts in this column represent only an estimated value. The actual value on the date of the Closing of the membership interests in CCH I and CCH II that are held by any executive officer will be based on the value of OP Units and the other assets allocated to the executives at the date of the Closing (which are subject to adjustment) and may be less or more than the amounts listed in this column. In addition, an estimated total of approximately $6.0 million of membership interests based on the Reference Price (and $6.7 million based on the VWAP) in CCH I and CCH II remains unallocated (with the respective values determined in accordance with footnotes (1) and (2) above). While no determination has been made regarding whether or how these membership interests will be allocated, it is possible that they will be allocated in whole or in part to one or more of the individuals listed in the table.

(4)	A portion of the membership interests held indirectly by Messrs. Barrack and Saltzman may be reallocated by them at or following the Closing to other holders of membership interests in CCH I and CCH II, including our executive officers.

Interests of Executive Officers in CC Holdings

In addition to interests in CC Holdings held indirectly by our current executive officers and Mr. Hedstrom through CCH II, Messrs. Barrack, Saltzman and Hedstrom hold interests in CC Holdings, which owns Colony Capital. Their ownership of these interests entitles them to a portion of the OP Units received by Colony Capital at the Closing, along with additional OP Units in respect of the contingent consideration payable to Colony Capital under the Contribution Agreement, as set forth in the table below (net of estimated transaction costs).

Name	Number of OP Units(1)	Estimated Value of OP Units ($)(2)
		Reference Price	VWAP
Thomas J. Barrack, Jr.	16,072,224	$354,392,534	$397,948,266
Richard B. Saltzman	74,800	$1,649,350	$1,852,048
Mark M. Hedstrom	1,884,854	$41,561,020	$46,668,985

(1)	The number in this column does not include any interests in OP Units that are held indirectly by the individual through the membership interests he indirectly holds in CCH I.
(2)	The estimated value of the OP Units held by the applicable individual as listed in the “Number of OP Units” column, and assuming that all contingent consideration payable under the Contribution Agreement is actually paid, is equal to the product of (i) $22.05 (the Reference Price) or $24.76 (the VWAP), as indicated, which assumes that the OP Unit to which the membership interest relates is redeemed for a share of Class A Common Stock at the Closing, and (ii) the number of OP Units listed in the “Number of OP Units” column. The amounts in this column represent only an estimated value. The actual value on the date of the Closing of the applicable OP Units will be based on the value of OP Units at the date of the Closing (which are subject to adjustment) and may be less or more than the amounts listed in this column.

Quantification of Potential Payments to Our Named Executive Officers in Connection with the Combination

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that is based on or otherwise relates to the Combination that may become payable or realized by each of our named executive officers (as identified in accordance with SEC regulations).

The estimated amounts below are based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement. In addition, the amounts may vary depending on the actual date the Combination is completed. As a result, the actual amounts receive may differ in material respects from the amounts set forth below. The disclosures in the table below and the accompanying footnotes should be read in conjunction with the narrative description of the compensation arrangements set forth above in this section.

Golden Parachute Compensation

Named Executive Officer	Cash ($)	Equity ($)		Pension / Non-qualified Deferred Compensation Benefit ($)	Perquisites /Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)(1)
Thomas J. Barrack, Jr.(2)	—	—		—	—	—	—	—
Richard B. Saltzman	—	89,769,134	(3)	—	—	—	—	89,769,134
Kevin P. Traenkle(4)	—	—		—	—	—	—	—
Darren J. Tangen(4)	—	—		—	—	—	—	—
Ronald M. Sanders(4)	—	—		—	—	—	—	—

(1)	The amount listed in this column represents only an estimated value. The actual value of the shares of Class A Common Stock received by Mr. Saltzman will be based on the value of such shares at the time they are delivered to him and may be less or more than the amount listed in this column.

(2)	Mr. Barrack is not entitled to receive the payment of any compensation as set forth in Item 402(t) of Regulation S-K in connection with the Combination. The arrangements that Mr. Barrack has entered into in connection with the Combination and his continuing employment with us following the Combination are described in “—Arrangements with Thomas J. Barrack, Jr.” beginning on page 73.
(3)	The amount listed in this column represents the estimated value of the shares of Class A Common Stock that Mr. Saltzman may receive in connection with the Combination in accordance with the terms and conditions of the Current Saltzman Agreement, as described above in “—Arrangements with Richard B. Saltzman—Payment of Combination Consideration” beginning on page 76, and the Share Transfer and Liquidated Damages Agreement by and between us, Mr. Saltzman, Colony Capital and CC Holdings, which is described above in “—Arrangements with Richard B. Saltzman—Share Transfer and Liquidated Damages Agreement” beginning on page 79 (a “single-trigger” arrangement). The amount listed is based on an estimate that (i) Mr. Saltzman receives 2,616,913 shares of Class A Common Stock on or soon as practicable after the Closing and an additional 1,057,632 shares of Class A Common Stock in respect of the contingent consideration payable under the Contribution Agreement, assuming that all contingent consideration payable under the Contribution Agreement is actually paid, and (ii) the value of a share of Class A Common Stock is equal to $24.43 (the average closing market price of the Company’s securities over the first five business days following the first public announcement of the transaction). Mr. Saltzman is not entitled to receive the payment of any other compensation as set forth in Item 402(t) of Regulation S-K in connection with the Combination, and the other arrangements that Mr. Saltzman has entered into in connection with the Combination and his continuing employment with us following the Combination are described in “—Arrangements with Richard B. Saltzman” beginning on page 76 and “—Interests of Executive Officers in CCH I and CCH II” beginning on page 81.
(4)	Messrs. Traenkle, Tangen and Sanders are not entitled to receive the payment of any compensation as set forth in Item 402(t) of Regulation S-K in connection with the Combination. The arrangements that Messrs. Traenkle, Tangen and Sanders are expected to enter into in connection with the Combination and their continuing employment with us following the Combination are described in “—Employment Agreements with Other Executive Officers” beginning on page 79 and “—Interests of Executive Officers in CCH I and CCH II” beginning on page 81.

Regulatory Approval Required for the Combination and Other Regulatory Matters

U.S. Consents. The expiration or termination of the waiting period under the HSR Act is a condition to each party’s obligation to complete the Combination. Each of the parties to the Contribution Agreement has pledged to use its reasonable best efforts to cause the waiting period under the HSR Act to expire or terminate. The parties filed the requisite HSR Notification and Report Form and related materials with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice on January 15, 2015. The applicable waiting period under the HSR Act expired on February 17, 2015.

The registration of a subsidiary of NewCo with the SEC as an investment adviser under the 1940 Act is a condition to each party’s obligation to complete the Combination. The parties expect to file a successor application for registration as an investment advisor on Form ADV promptly following the Closing. It is anticipated that the registration will become effective 45 days after filing.

Other Consents. Approval from the U.K. Financial Conduct Authority is required for the contribution of the ownership of Colyzeo Investment Management Limited, a subsidiary of Colony Capital, to NewCo, and ministerial consents from certain authorities in Luxembourg and Lebanon must also be sought in connection with the indirect contribution of Colony Luxembourg, S.a.r.l., Colony Capital S.A.R.L., and Colony Capital (Offshore) S.A.L. Colony Capital agreed in the Contribution Agreement to use reasonable best efforts to seek such approval from the U.K. Financial Conduct Authority. If such approval is denied by the U.K. Financial Conduct Authority, Colony Capital’s obligation to obtain such approval will terminate. Colyzeo Investment Management Limited will not be contributed unless we receive the consent of both the U.K. Financial Conduct Authority and the Advisory Committees of Colyzeo Investors, L.P. and Colyzeo Investors II, L.P., although we expect the Company to provide management services to these funds regardless of whether such consents are obtained.

Vote Required and Recommendation

Pursuant to Maryland law, transactions in which directors have a material financial interest are not void or voidable solely because of such fact if, among other things, disinterested director approval or ratification occurs, stockholder approval or ratification is obtained or the transaction is otherwise fair and reasonable to the corporation. The Combination was recommended by the Special Committee, which consists of independent and disinterested directors and which retained its own legal and financial advisors. Upon the recommendation by the Special Committee, our Board approved the Combination. In reaching its conclusion to recommend the Combination, the Special Committee determined the Combination was advisable to, and in the best interests of, us and our stockholders, taking into account the factors described in “Recommendations of the Special Committee and the Board,” beginning on page 59, which factors should be read in their entirety.

Because the consideration in connection with the Combination is issuable to a director, officer or substantial security holder of the Company or a company or entity in which any such person has a substantial direct or indirect interest and constitutes the issuance of common stock, or securities exchangeable for common stock, which in the aggregate would total more than 1% of the Company’s outstanding shares, Section 312.03(b) of the New York Stock Exchange Listed Company Manual requires the approval by a majority of votes cast on the Issuances at the Special Meeting, assuming that a quorum is present. If such approval is not received, then the Combination will not be consummated. In addition, we are requiring that the Issuances be approved without the votes of CC Holdings, Colony Capital, CCH I, CRP and their respective subsidiaries and Affiliates. Therefore, the Issuances must be approved by the affirmative vote of (i) a majority of the votes cast, and (ii) a majority of the votes cast, excluding votes of shares cast by CC Holdings, Colony Capital, CCH I, CRP and their respective subsidiaries and Affiliates. For the purpose of the vote on this proposal, abstentions will be counted as votes cast and will have the same effect as votes against the proposal, while broker non-votes and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Federal Securities Laws Consequences

All of the shares of Class A Common Stock, shares of Class B Common Stock and OP Units to be issued in the Combination will be offered and sold pursuant to an exemption from the registration provisions of the Securities Act and, therefore, will be subject to restrictions on their transferability in addition to the transfer restrictions contained in lock-up agreements between the Contributors and the Company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING THE ISSUANCES.

PROPOSAL 2: THE CHARTER AMENDMENTS

We have agreed in the Contribution Agreement to make certain amendments to our Charter, consisting of the Charter Amendments described below, which each of the Special Committee and the Board has determined are advisable to, and in the best interests of, the Company and its stockholders. Each of the Special Committee and the Board has recommended the submission of the Charter Amendments for stockholder approval at the Special Meeting.

The Charter Amendments consist of changes to our current Charter that are intended to accomplish two primary purposes: (1) to designate, and set the express terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of conversion and redemption of, the Company’s Class B Common Stock, as described in more detail in Proposal 2(a) below, and (2) to revise the Company’s stock ownership limitations to (i) lower the common stock ownership limit subject to a “grandfather provision” applicable to certain pre-existing holdings, and (ii) to establish a separate “designated investment entity” ownership limit with respect to certain investment entities, each as described in more detail in Proposal 2(b) below. In addition, to the extent that the proposed Charter Amendments are approved by the stockholders, various ministerial changes and other changes not requiring stockholder approval will be made to our Charter, including changing the Company’s name from “Colony Financial, Inc.” to “Colony Capital, Inc.”

To the extent approved by our stockholders, we will implement the Charter Amendments through the adoption of the Amended and Restated Charter, which would become effective upon filing with, and acceptance for record by, the State Department of Assessments and Taxation of the State of Maryland. The full text of the proposed Amended and Restated Charter containing the proposed Charter Amendments is attached to this proxy statement as Appendix C and is incorporated herein by reference in its entirety, and has been marked to reflect the amendments contemplated by this Proposal 2, including various additional conforming and other immaterial changes. The summary of the proposed Charter Amendments set forth in this Proposal 2 is qualified in its entirety by reference to Appendix C, which you should read in its entirety.

If the Charter Amendments are approved, we intend to amend and restate our Charter as part of the Combination. We are under no obligation, however, to effectuate either or both of the Charter Amendments, and we would not expect to do so, if the Combination is not consummated.

Proposal 2(a)—Amendment to Create Class B Common Stock

Pursuant to the Colony Mark Transfer Agreement, as described in “Colony Mark Transfer Agreement,” beginning on page 110, which was entered into concurrently with the Contribution Agreement, the Mark Transferor will transfer the Colony Mark to OP in exchange for shares of our Class A Common Stock and our newly created Class B Common Stock. In order to issue these shares to the Mark Transferor at the closing of the Colony Mark Transfer Agreement, we agreed in the Contribution Agreement to amend our Charter to create our Class B Common Stock and, consequently, re-classify our common stock into our Class A Common Stock. The Class B Common Stock is intended to be equivalent, economically, to the Class A Common Stock but will have thirty-six and one-half (36.5) votes per share, which is intended to mirror the aggregate number of shares of Class B Common Stock issued pursuant to the Colony Mark Transfer Agreement and the OP Units (which are redeemable for cash or our Class A Common Stock, on a one-to-one basis) issued to Colony Capital and CCH I pursuant to the Contribution Agreement. Therefore, the Class B Common Stock is designed to give the holders thereof a right to vote that reflects the aggregate outstanding non-voting economic interest in our Company attributable to such holders or their affiliates issued pursuant to the Contribution Agreement in the form of OP Units and therefore does not provide any disproportionate voting rights.

The Company’s Charter currently authorizes 500 million shares of stock, consisting of 450 million shares of common stock, $0.01 par value per share, and 50 million shares of preferred stock, $0.01 par value per share.

Pursuant to the current Charter, the Company’s common stock entitles its holders to one vote per share and to participation in the distribution upon liquidation of the Company’s assets remaining after payment of the Company’s debts and liabilities and distributions to holders of shares having a preference over the Company’s common stock. The Board has proposed that the Charter be amended to re-designate the Company’s common stock as the Company’s Class A Common Stock, with 449 million shares authorized, to continue under the same terms as previously, to create the Company’s Class B Common Stock with the terms described below and authorize one million shares of Class B Common Stock, to provide that, other than as described below, the Class A Common Stock and Class B Common Stock will have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters and to make conforming and immaterial changes and modifications related to the foregoing.

Furthermore, the Board has proposed that the Charter be amended to provide the following terms for the Class B Common Stock:

•	Each share of the newly created Class B Common Stock will entitle the holder thereof to thirty-six and one-half (36.5) votes on each matter on which holders of Class A Common Stock are entitled to vote and that the Class B Common Stock and Class A Common Stock will vote together as a single class.

•	The Board may reclassify any unissued shares of Class B Common Stock from time to time in one or more classes or series of common stock or preferred stock.

•	Subject to any preferences on other outstanding shares of the Company, if and when the Board of Directors authorizes or declares a dividend or distribution with respect to the Class A Common Stock, such authorization or declaration also shall constitute a simultaneous authorization or declaration of an equivalent dividend or distribution with respect to each share of Class B Common Stock.

•	In the event of any liquidation, dissolution or winding up of the Company or any distribution of the Company’s assets, each holder of Class B Common Stock will be entitled to participate, together with the Class A Common Stock and any other class of stock not having a preference over Class B Common Stock, in the distribution of any remaining assets after payment of the Company’s debts and liabilities and distributions to holders of shares having a preference over the Class B Common Stock.

•

Each share of Class B Common Stock, which shall only be issued in conjunction with the issuance of OP Units (in a ratio of no more than one (1) share of Class B Common Stock for every thirty-five and one-half (35.5) OP Units), shall convert automatically into one fully-paid and non-assessable share of Class A Common Stock (i) if Mr. Barrack or any of his family members (or trusts for the benefit of his family members) directly or indirectly transfers beneficial ownership of Class B Common Stock other than among each other, and (ii) if Mr. Barrack directly or indirectly transfers beneficial ownership of OP Units directly or indirectly held by him, other than to a “Qualified Transferee,” any Qualified Transferee directly or indirectly transfers beneficial ownership of OP Units directly or indirectly held by it other than to Mr. Barrack or to another Qualified Transferee, or a Qualified Transferee that beneficially owns OP Units ceases at any time to continue to be a “Qualified Transferee” (which, as described below, may include the failure of a Qualified Transferee that is an executive of ours to be employed by us or a divorce or annulment), in each case for every group of between one (1) and thirty-five and one-half (35.5) OP Units involved in such transfer or cessation. In other words, with respect to clause (ii), one share of Class B Common Stock will convert automatically for every group of between one (1) and thirty-five and one-half (35.5) OP Units involved in any transfer or cessation. “Qualified Transferee” means Colony Capital and CC Holdings and any member of CCH I, CCH II, Colony Capital or CC Holdings for so long as any such person remains employed by us or our affiliates, any family member or affiliate of such persons or any person controlled by any combination of one or more of such persons or their family members. The purpose of this automatic conversion feature is to ensure that the holders of Class B Common Stock do not at any time have votes in excess of the number of OP Units then held by them (or the other permitted holders described above); to the extent that a share of Class B Common Stock or any group of up to thirty-five and one-half (35.5) OP Units is transferred or ceases to be held by a permitted holder, a share of Class B Common Stock will convert into one share Class A Common Stock, thereafter carrying only one vote.

•	Each holder of Class B Common Stock shall have the right, at the holder’s option at any time and from time to time, to convert all or a portion of such holder’s Class B Common Stock into an equal number of fully paid and non-assessable shares of Class A Common Stock by delivering the certificates (if any) representing the shares of Class B Common Stock to be converted, duly endorsed for transfer, together with a written conversion notice to the transfer agent for the Class B Common Stock.

•	Any share certificates will bear a legend, as set forth in the Charter, describing the conversion features of the Class B Common Stock.

All of the foregoing terms of the Class B Common Stock will be subject to operation of the Charter’s stock ownership limitation provisions.

The purpose and effect of this amendment, therefore, is to create a class of common stock that gives certain holders a right to vote that is proportional to the outstanding non-voting economic interest in our company attributable to such holders or their affiliates issued pursuant to the Contribution Agreement in the form of OP Units as if such holders had exchanged all of the OP units for shares of Class A Common Stock (without providing any disproportionate voting rights). This new class of common stock will enable us to comply with our obligations under the Colony Mark Transfer Agreement to issue shares of Class B Common Stock at closing under the Colony Mark Transfer Agreement. In addition, this amendment will enable us to comply with our obligation under the Contribution Agreement to file the Charter Amendments prior to the closing of the Contribution Agreement. Although, as described above, the Class B Common Stock will not provide for disproportionate voting rights, the issuance of the Class B Common Stock pursuant to the Colony Mark Transfer Agreement will result in Mr. Barrack controlling a significant number of votes in matters submitted to a vote of stockholders as a result of his beneficial ownership of Class B Common Stock (which will give him voting power equal to the economic interest in the Company issued to Colony Capital and CCH I in the form of OP Units as if all of those OP Units were exchanged for shares of Class A Common Stock), including the election of directors. Mr. Barrack may have interests that differ from our other stockholders, including by reason of his interest in OP, and may accordingly vote in ways that may not be consistent with the interests of those other stockholders.

Although our current Charter gives us the power, without stockholder approval, to reclassify any unissued shares of common stock from time to time into one or more classes or series of common stock, we are choosing to seek stockholder approval for the Charter amendment described in this Proposal 2(a) to create the Class B Common Stock rather than creating the Class B Common Stock without stockholder approval through a supplement to our current Charter filed with the State of Maryland. Given the important role of the Class B Common Stock in providing Mr. Barrack voting rights that are proportional to his economic interests in the Company, and given that Mr. Barrack is our Executive Chairman, we believe that that it is appropriate for the terms of the Class B Common Stock to be included in the text of our Charter itself.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2(a).

Proposal 2(b)—Amendment to Revise the Company’s Stock Ownership Limitations

In order for us to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of common stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, our current Charter generally prohibits any person (other than a person who has been granted an exception) from actually or constructively owning more than 9.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of such class or series of our preferred stock by value or by number of shares, whichever is more restrictive. In addition, pursuant to the articles supplementary setting forth the terms of our Series A Preferred Stock and Series B Preferred Stock, no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Stock, or Series B Preferred Stock, respectively. However, our charter permits, and the Amended and Restated Charter would continue to permit, exceptions to be made for stockholders; provided, that our Board determines such exceptions will not jeopardize our qualification as a REIT.

In connection with the Combination, the Board has proposed that the Charter be amended to prohibit any person (other than a person who has been granted an exemption or a “designated investment entity” (as described below)) from actually or constructively owning more than 8.0% of the aggregate of the outstanding shares of our common stock (by value or by number of shares, whichever is more restrictive) (such limit, the “New Common Stock Ownership Limit”) and to make conforming and immaterial changes and modifications related to the foregoing. The New Common Stock Ownership Limit is being proposed so as, among other things, to assist subsidiary and other REITs in which the Company invests (the Company’s direct and indirect interests in which are contemplated to be transferred to OP in connection with the Combination) in complying with the limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code.

In addition, the Board has proposed that the Charter be amended to prohibit any “designated investment entity” (other than a person who has been granted an exemption) from actually or constructively owning more than 9.9% of the aggregate of the outstanding shares of our common stock (by value or by number of shares, whichever is more restrictive) and to make conforming and immaterial changes and modifications related to the foregoing. “Designated investment entity” would be defined in the Amended and Restated Charter as:

•	an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Internal Revenue Code;

•	an entity that qualifies as a regulated investment company under Section 851 of the Internal Revenue Code; or

•	a “qualified investment manager”, which is defined in the Amended and Restated Charter to mean an entity (i) who for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities, (ii) who purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of us, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Securities Exchange Act of 1934, as amended, and (iii) who has or shares voting power and investment power under Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended;

provided, that in each case, so long as each beneficial owner of such designated investment entity or, in the case of a designated investment entity that is a qualified investment manager, of the shares owned by such designated investment entity, would satisfy the New Common Stock Ownership Limit if those beneficial owners owned directly their proportionate share of our common stock owned by the designated investment entity.

If and to the extent a person (other than a designated investment entity) actually or constructively would own, on the effective date of the Amended and Restated Charter, shares of our common stock in excess of the New Common Stock Ownership Limit, such person will be treated as not owning shares of our common stock in violation of the New Common Stock Ownership Limit. Instead, such person will generally be prohibited from actually or constructively owning our common stock in excess of the more restrictive of either (a) the Existing

Common Stock Ownership Limit or (b) such person’s lowest actual or constructive percentage ownership, at any time following the effective date of the Amended and Restated Charter, of our common stock (by value or by number of shares, whichever is more restrictive, but not less than the New Common Stock Ownership Limit). This “grandfather provision” would not limit the application of the other restrictions on ownership of our stock set forth in the Amended and Restated Charter, including the restrictions described in the following paragraph.

Our current Charter also prohibits, and the Amended and Restated Charter will continue to prohibit, any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code, (2) transferring shares of our capital stock if such transfer would result in our being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (3) beneficially or constructively owning shares of our capital stock that would result in our owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for our taxable year, during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of our gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, and (4) beneficially or constructively owning shares of our capital stock that would cause us otherwise to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board determines that it is no longer in our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT. In addition, our Board may determine that compliance with the foregoing restrictions is no longer required for our qualification as a REIT.

Under the Amended and Restated Charter, our Board, in its sole discretion, may exempt a person from the ownership limits described above and any of the other restrictions described above. However, our Board may not grant an exemption to any person unless our Board obtains such representations, covenants and understandings as our Board may deem appropriate in order to determine that granting the exemption would not result in our losing our qualification as a REIT. As a condition of granting the exemption, our Board may require a ruling from the IRS or an opinion of counsel in either case in form and substance satisfactory to our Board, in its sole discretion in order to determine or ensure our qualification as a REIT.

In addition, under the Amended and Restated Charter, our Board may from time to time increase the ownership limits set forth in the Amended and Restated Charter. However, the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding.

The purpose and effect of this amendment is to assist subsidiary and other REITs in which the Company invests following the Combination in complying with the limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code. If one of more of these entities were to fail to comply with the limitations on the concentration of ownership of stock applicable to REITs, it could affect our ability to qualify as a REIT. As a result, our ownership limitations will be lower than those in effect prior to the Combination, which means that, subject to the “grandfather provision” described above, absent an exemption from our Board, an investor will not be permitted to acquire and own as many shares of our common stock as they generally would otherwise be permitted to own absent this amendment. In addition, the purpose and effect of this amendment is to provide a special ownership limit for designated investment entities in order to streamline the process of acquisition and ownership of our common stock by investors that qualify as a designated investment entity, particularly in light of the lower common stock ownership limits resulting from this amendment. Except as amended by the Charter Amendments, the ownership provisions of our Charter will remain unchanged in the Amended and Restated Charter.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2(b).

Vote Required and Recommendation

Our Charter requires the affirmative vote of two-thirds of all shares of common stock outstanding and entitled to be cast in order to make certain amendments to the Charter. In addition, we are requiring that the Charter Amendments be approved without the votes of CC Holdings, Colony Capital, CCH I, CRP and their respective subsidiaries and Affiliates. Therefore, the affirmative vote of (i) two-thirds of the shares outstanding and entitled to be cast, and (ii) two-thirds of the shares outstanding and entitled to be cast, excluding shares held by CC Holdings, Colony Capital, CCH I, CRP and their respective subsidiaries and Affiliates, is required for approval of the Charter Amendments. For the purpose of the vote on the Charter Amendments, abstentions, broker non-votes and other shares not voted will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE CHARTER AMENDMENTS.

DESCRIPTION OF THE COMBINATION

Set forth below is a summary of the Combination and the material terms of the Contribution Agreement and the Colony Mark Transfer Agreement to implement the Combination. The summary of the Contribution Agreement and the Colony Mark Transfer Agreement is qualified in its entirety by reference to the Contribution Agreement and the Colony Mark Transfer Agreement, which are attached to this proxy statement respectively as Appendix A and Appendix B, and which are incorporated herein by reference in their entirety.

As a stockholder, you are not a third party beneficiary of the Contribution Agreement or the Colony Mark Transfer Agreement and therefore you may not directly enforce any of their terms or conditions.

This summary may not contain all of the information about the Contribution Agreement and the Colony Mark Transfer Agreement that is important to you. We urge you to carefully read the full text of the Contribution Agreement and the Colony Mark Transfer Agreement because they are the legal documents that govern the Combination. The Contribution Agreement and the Colony Mark Transfer Agreement are not intended to provide you with any factual information about the Company or Colony Capital. In particular, the assertions embodied in the representations and warranties contained in the Contribution Agreement and the Colony Mark Transfer Agreement (and summarized below) were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Contribution Agreement and the Colony Mark Transfer Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Contribution Agreement and the Colony Mark Transfer Agreement are not necessarily characterizations of the actual state of facts about the Company or Colony Capital at the time they were made or otherwise. The representations and warranties and other provisions of the Contribution Agreement and the Colony Mark Transfer Agreement and the description of such provisions in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that the Company files with the SEC and the other information in this proxy statement. See “Where You Can Find More Information” beginning on page 151.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, the Company is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this proxy statement not misleading.

Overview of the Combination

Combination with Colony Capital. On December 23, 2014, we entered into the Contribution Agreement, pursuant to which OP will acquire from the Contributors substantially all of Colony Capital’s real estate investment management business and operations, excluding those conducted exclusively in connection with CAH. Also on December 23, 2014, we entered into the Colony Mark Transfer Agreement, pursuant to which OP will acquire from New Colony Holdings LLC the ownership of the Colony Mark, which includes the Colony name.

The assets to be acquired directly or indirectly by OP from CC Holdings, Colony Capital and CCH I pursuant to the Contribution Agreement include the following (collectively, the “CC Contributed Assets”):

•	all of the equity interests held by CC Holdings, Colony Capital or CCH I, as applicable, in all of the direct subsidiaries of CC Holdings, Colony Capital, and CCH I, other than the CC Retained Entities (as defined in the Contribution Agreement);

•	all contracts to which CC Holdings, Colony Capital or CCH I is party or under which CC Holdings, Colony Capital or CCH I is bound, or to which any CC Contributed Assets held by Colony Capital, CCH I or CC Holdings are subject (other than any contract exclusively related to Colony Capital’s ownership stake in CAH (the “CC Retained Business”));

•	all other assets (other than the CC Retained Assets ) used or held for use in connection with the business conducted by CC Holdings, Colony Capital, CCH I and their respective Subsidiaries, except for the Colony Mark (which will be transferred pursuant to the Colony Mark Transfer Agreement); and

•	all books and records in the possession or control of CC Holdings, Colony Capital or CCH I to the extent pertaining to the CC Contributed Assets.

To effect the contribution to OP of the CC Contributed Assets, (i) prior to the Closing (as defined in the Contribution Agreement), CC Holdings, Colony Capital, CCH I and their respective subsidiaries will contribute to NewCo (or a wholly owned subsidiary of NewCo) the CC Contributed Assets, and (ii) at the Closing, CC Holdings, Colony Capital and CCH I shall contribute to OP all of the issued and outstanding membership interests in NewCo.

In addition, pursuant to the Contribution Agreement, (i) FHB LLC will contribute to OP membership interests of CRP in the aggregate equal to 50.0% of the outstanding membership interests of CRP (the remaining 50.0% of the outstanding membership interests of CRP being owned by CRM), (ii) Mr. Saltzman will contribute to OP membership interests in CRM in the aggregate equal to 40.0% of the outstanding membership interests of CRM, and (iii) Colony Capital and CRM will enter into an investment management agreement pursuant to which Colony Capital will perform certain management functions required of CRM pursuant to the limited liability agreement of CRP.

Internally Managed REIT. Pursuant to the Contribution Agreement, OP will acquire all of the issued and outstanding equity interests in our manager, Colony Financial Manager, LLC, which is a wholly owned subsidiary of Colony Capital. As described in “Interests of Certain Persons in the Combination—Arrangements with Thomas J. Barrack, Jr.,” beginning on page 73, Mr. Barrack, will continue to serve as our Executive Chairman and the Chairman of our Board and has entered into a five-year employment agreement with the Company to become effective at the Closing. As described in “Interests of Certain Persons in the Combination—Arrangements with Richard B. Saltzman,” beginning on page 76, Mr. Saltzman will continue to serve as our Chief Executive Officer and a member of our Board and has also entered into a five-year employment agreement with the Company to become effective at the Closing. Pursuant to Contribution Agreement, by virtue of the contribution of the CC Contributed Assets to NewCo and the subsequent contribution of NewCo to OP, substantially all of Colony Capital’s employees will become employees of the Company following the Closing and we will be an internally managed REIT.

Company Contribution to OP. OP currently holds, directly and indirectly, a substantial majority of the Company’s assets and liabilities. Pursuant to the Contribution Agreement, prior to the Closing, OP will acquire substantially all of the assets and liabilities of the Company that are not currently held by OP or its subsidiaries. Following the Closing, OP will hold, directly and indirectly, substantially all of our assets and conduct, directly and indirectly, substantially all of our business.

Ownership and Management of OP. Immediately following the Combination, we will directly own approximately 84.1% of the aggregate OP Units in OP and the Contributors will directly own, collectively, approximately 15.9% of the aggregate OP Units in OP. At the Closing, the Company, OP and the Contributors will enter into an amended and restated operating agreement of OP. The Company, as the sole managing member in OP, will have sole responsibility and discretion in the management and control in OP, and the non-managing members of OP, in such capacity, will have no authority to transact business for, or take part in the operations, management or control of, OP. See “Certain Agreements to be entered into pursuant to the Contribution Agreement—OP Operating Agreement” beginning on page 112.

Consideration to be Paid in the Combination

In connection with the Combination, we will issue up to approximately 3.94 million shares of Class A Common Stock and up to 665,593 shares of Class B Common Stock, and OP will issue up to approximately 25.22 million OP Units. Each share of Class B Common Stock will be, at the holder’s option, convertible into one share of Class A

Common Stock. Each OP Unit will be redeemable, subject to the terms and conditions set forth in the operating agreement of OP, at the holder’s option, for cash equal to the average closing price of Class A Common Stock for the ten consecutive trading days immediately preceding the date we receive a notice of redemption; provided, that we may choose, at our sole discretion, to satisfy this redemption right by exchanging such OP Units for shares of Class A Common Stock on a one-for-one basis, in lieu of cash.

The above consideration represented a value of $657.5 million at the time of the announcement of the transaction based on a reference price that equated to $22.05 per share (the “Reference Price”) (which would have a current value of approximately $738.3 million when using the VWAP). Pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement, the Reference Price was used to determine the number of shares and OP Units to be issued to the Contributors and the Mark Transferor in the Combination. The Reference Price was the higher of (x) the volume-weighted average closing price of the Company’s common stock over the 30 trading days prior to the initial announcement of the transaction, and (y) the third quarter 2014 “fair value” Company share price, which the parties agreed would be the fair value of the Company’s net assets on a per share basis as of September 30, 2014, or $22.05 per share. Because the volume-weighted average closing price of the Company’s common stock over the 30 trading days prior to the initial announcement of the transaction was lower than $22.05 per share, the Reference Price was $22.05 per share.

The aggregate potential consideration consists of:

•	fixed upfront consideration to be paid in a combination of up to approximately 2.83 million shares of Class A Common Stock, 566,635 shares of Class B Common Stock and approximately 21.44 million OP Units, representing a value of $547.5 million at the time of the announcement of the Combination based on the Reference Price (and which would have a current value equal to approximately $614.8 million when using the VWAP), subject to certain adjustments as described below; and

•	contingent consideration to be paid in a combination of up to approximately 1.11 million shares of Class A Common Stock, 98,958 shares of Class B Common Stock and approximately 3.78 million OP Units, representing a value of up to approximately $110.0 million at the time of announcement based on the Reference Price (and which would have a current value of up to approximately $123.5 million when using the VWAP), subject to multi-year performance targets for achievement of certain FFO per share targets and capital-raising thresholds from the funds management businesses. If the minimum performance target for either of these metrics is not met or exceeded, the contingent consideration paid in respect of the other metric would not be paid out in full.

In connection with the Combination, the upfront consideration is subject to upward and downward adjustments at the Closing in respect of cash, indebtedness and net working capital. If the closing adjustment results in an increase to the upfront consideration, such adjustment will, subject to the applicable cap, be paid in cash and to the extent such adjustment exceeds the applicable cap, will increase the number of OP Units to be issued in the Combination. If the closing adjustment results in a decrease to the upfront consideration, such adjustment will reduce the number of OP Units to be issued in the Combination.

Up to 151,520 shares of Class A Common Stock, 13,494 shares of Class B Common Stock and 515,258 OP Units, representing $15.0 million of the contingent consideration at the time of announcement based on the Reference Price (and which would have a current value of approximately $16.8 million when using the VWAP) may be reallocated to upfront consideration if the volume-weighted average closing price of the Company’s common stock over the 10 trading days prior to the tenth calendar day preceding the date of the Special Meeting were to exceed $24.05, with the full amount reallocated if such volume-weighted average closing price of the Company’s common stock were to equal or exceed $27.05.

The number of shares of Class A Common Stock, shares of Class B Common Stock and OP Units issuable as consideration will be subject to reduction for a portion of any transaction expenses of Colony Capital paid on its behalf by the Company.

Upfront Consideration

Consideration to be paid at the Closing. Pursuant to the Contribution Agreement, the Contributors will be entitled to receive approximately 2.71 million shares of Class A Common Stock and approximately 21.44 million OP Units in aggregate upfront consideration at the Closing valued in the aggregate at $532.5 million based on the Reference Price (and $597.9 million based on the VWAP), subject to reduction, in each case, for a portion of any transaction expenses of Colony Capital paid by the Company at the Closing. Mr. Saltzman will be entitled to receive, pursuant to a share transfer agreement with Colony Capital, all of the shares of Class A Common Stock issued as upfront consideration. The OP Units issued as upfront consideration will be allocated to the Contributors as follows: (i) Colony Capital: approximately 18.5 million, (ii) CCH I: approximately 1.6 million, (iii) FHB LLC: approximately 0.9 million, and (iv) Mr. Saltzman: approximately 0.4 million, subject to reduction, in each case, as described above.

Pursuant to the Colony Mark Transfer Agreement, New Colony Holdings, LLC will be entitled to receive 113,637 shares of Class A Common Stock and 566,635 shares of Class B Common Stock in aggregate upfront consideration at the Closing valued in the aggregate at $15.0 million based on the Reference Price (and approximately $16.8 million based on the VWAP), subject to reduction, in each case, for a portion of any transaction expenses of Colony Capital paid by the Company pursuant to the Contribution Agreement at the Closing.

The amount of upfront consideration payable under the Contribution Agreement is subject to separate adjustments at the Closing in respect of cash, indebtedness and net working capital, which are referred to as the “CC Closing Adjustment” and the “CRP Closing Adjustment.”

For purposes of the Contribution Agreement, the CC Closing Adjustment means (i) CC Closing Date Cash (as defined in the Contribution Agreement) minus (ii) CC Closing Unpaid Indebtedness (as defined in the Contribution Agreement) plus (iii) if the CC Working Capital (as defined in the Contribution Agreement) exceeds the CC Reference Working Capital (as defined in the Contribution Agreement), an amount equal to such excess, minus (iv) if the CC Reference Working Capital exceeds the CC Working Capital, an amount equal to such excess. If the CC Closing Adjustment is a positive amount, OP will pay such amount in cash to Colony Capital up to a cap of $25.0 million; provided, that with respect to any excess above $25.0 million, OP will issue to Colony Capital additional OP Units (valued at the Reference Price) equal to the value of such excess amount. If the CC Closing Adjustment is a negative amount, such amount will result in a decrease in the number of OP Units (valued at the Reference Price) issued by OP to Colony Capital equal to value of the shortfall.

For purposes of the Contribution Agreement, the CRP Closing Adjustment means (i) CRP Closing Date Cash (as defined in the Contribution Agreement) minus (ii) CRP Closing Unpaid Indebtedness (as defined in the Contribution Agreement) plus (iii) if the CRP Working Capital (as defined in the Contribution Agreement) exceeds the CRP Reference Working Capital (as defined in the Contribution Agreement), an amount equal to such excess, minus (iv) if the CRP Reference Working Capital exceeds the CRP Working Capital, an amount equal to such excess. If the CRP Closing Adjustment is a positive amount, such amount up to $5.0 million will result in an increase in upfront consideration payable by OP in cash, with any excess above $5.0 million payable in OP Units (valued at the Reference Price) issued by OP under the Contribution Agreement. If the CRP Closing Adjustment is a negative amount, such amount will result in a decrease in the number of OP Units (valued at the Reference Price) issued by OP under the Contribution Agreement. Any cash payable, or increase or decrease of OP Units issuable, in connection with the CRP Closing Adjustment shall be allocated 50% to FHB LLC, 30% to Colony Capital and 20% to Mr. Saltzman.

Contingent Consideration

Pursuant to the Contribution Agreement, the Contributors will be entitled to receive up to approximately 1.07 million shares of Class A Common Stock and approximately 3.78 million OP Units in aggregate contingent consideration post-Closing valued in the aggregate at approximately $107.0 million based on the Reference Price (and $120.1 million based on the VWAP), in each case, subject to adjustment for any reallocated consideration and a portion of any transaction expenses of Colony Capital paid by the Company in connection with such contingent consideration. Mr. Saltzman will be entitled to receive, pursuant to a share transfer agreement with Colony Capital, all of the shares of Class A Common Stock issued as contingent consideration. If the full amount of contingent consideration were issued, the OP Units would be allocated to the Contributors as follows (i) Colony Capital: approximately 2.85 million, (ii) CCH I: approximately 0.66 million, (iii) FHB LLC: approximately 0.19 million, and (iv) Mr. Saltzman: approximately 0.08 million, subject to reduction, in each case, as described above.

Pursuant to the Colony Mark Transfer Agreement, New Colony Holdings will be entitled to receive up to 37,718 shares of Class A Common Stock and 98,958 shares of Class B Common Stock in aggregate contingent consideration post-Closing valued in the aggregate at approximately $3.0 million based on the Reference Price (and $3.4 million based on the VWAP), in each case, subject to adjustment for any reallocated consideration and a portion of any transaction expenses of Colony Capital paid by the Company in connection with such contingent consideration.

Distribution of Contingent Consideration

Pursuant to the Contribution Agreement, OP shall, at the Closing, issue up to approximately 4.99 million OP Units of aggregate potential contingent consideration to be held, together with any distributions thereon, in a separate account (the “Contingent Consideration Account”), which account shall be held and managed by OP. Upon a final determination of the amount of contingent consideration payable in connection with the Combination, OP shall transfer to the Contributors and New Colony Holdings (in accordance with their allocable percentages) from the Contingent Consideration Account such number of OP Units (together with an amount in cash equal to any distributions that would have been declared thereon between Closing and the date of the applicable issuance had such OP Units been issued at Closing). If, following any such final determination, the Contingent Consideration Account holds more OP Units than OP could in any event be obligated to transfer to the Contributors and New Colony Holdings pursuant to the Contribution Agreement, OP shall remove such excess OP Units from the Contingent Consideration Account and cancel such excess OP Units. At any time when OP Units are delivered from OP to the Contributors from the Contingent Consideration Account pursuant to the Contribution Agreement, a portion of such OP Units approximately equal to the amount determined by multiplying the number of such OP Units by 22.123% will be exchanged by Colony Capital for shares of Class A Common Stock, which shares shall be transferred to Mr. Saltzman.

Contingent Consideration Relating to Achievement of Benchmark Cumulative FFO Per Share Target.

Contingent consideration with a value of up to an aggregate $31.6 million based on the Reference Price (and $35.4 million based on the VWAP) (subject to reduction for a portion of any reallocated consideration) of the aggregate contingent consideration (the “FFO Contingent Consideration”) is payable based on the achievement of performance targets relating to certain benchmark funds from operations per share target during the three-year period beginning on the first day of the first fiscal quarter beginning on or after the Closing (the “FFO Measurement Period”). The full amount of FFO Contingent Consideration would be payable if the Benchmark Cumulative FFO Per Share (as defined below) equals or exceeds $6.06 per share of Class A Common Stock (the “FFO Target”). A portion of FFO Contingent Consideration is payable if the Benchmark Cumulative FFO Per Share exceeds 87.5% of the FFO Target, or $5.30 per share of Class A Common Stock, with such portion of FFO Contingent Consideration increasing ratably at approximately $1.262 million based on the Reference Price (and $1.417 million based on the VWAP) (subject to reduction for a portion of any reallocated consideration) per half percentage point above 87.5% until the full amount of potential FFO Contingent Consideration is payable if the Benchmark Cumulative FFO Per Share equals or exceeds the FFO Target.

In the event that the Benchmark Cumulative FFO Per Share exceeds the FFO Target, an additional amount of contingent consideration with a value up to an aggregate $16.0 million based on the Reference Price (and $17.9 million based on the VWAP) (subject to reduction for a portion of any reallocated consideration) (the

“FFO Additional Contingent Consideration”) is payable as follows: (1) the full amount of FFO Additional Contingent Consideration is payable if the Benchmark Cumulative FFO Per Share equals or exceeds 112.5% of the FFO Target, or approximately $6.82 per share of Class A Common Stock, or (2) a portion of FFO Additional Contingent Consideration is payable if the Benchmark Cumulative FFO Per Share exceeds the FFO Target, with such portion of FFO Additional Contingent Consideration increasing ratably at approximately $638,000 based on the Reference Price (and $716,412 based on the VWAP) (subject to reduction for a portion of any reallocated consideration) per half percentage point above 100% of the FFO Target until the full amount of potential FFO Additional Contingent Consideration is payable if the Benchmark Cumulative FFO Per Share equals or exceeds 112.5% of the FFO Target. In the event that the FFO Additional Contingent Consideration becomes payable but no RE Capital Raise Contingent Consideration (as defined below) is payable as of the end of the RE Capital Raise Measurement Period (as defined below), then the amount of FFO Additional Contingent Consideration that would have otherwise been payable will be reduced by half.

Benchmark FFO Target—Certain Defined Terms

For purposes of determining the FFO Contingent Consideration and FFO Additional Contingent Consideration payable under the Contribution Agreement and the Colony Mark Transfer Agreement, the terms below are generally defined as follows:

“Benchmark Cumulative FFO” means the cumulative Benchmark FFO Per Share during the FFO Measurement Period.

“Benchmark FFO” means net income allocable to holders of the Company’s common stock and OP Units (computed in accordance with GAAP), excluding (A) realized gains (or losses) from sales of real estate and non-real estate assets, (B) realized and unrealized performance fees related to the real estate and non-real estate private fund business, net of respective performance compensation expenses, (C) purchase accounting adjustments arising from the transaction, (D) real estate depreciation and amortization and (E) adjustments related to changes in GAAP during the FFO Measurement Period, in all cases after adjustments for the Company’s proportionate share of such items from unconsolidated partnerships and joint ventures. Notwithstanding the foregoing, benchmark FFO will (i) include (A) the unrealized fair value gains and losses from CLNY GP Investments, (B) realized investment income, gains and losses from CLNY GP Investments, and (ii) exclude (A) any potential expenses related to contingent consideration, (B) any payment pursuant to the Colony Mark Transfer Agreement, (C) transaction costs, remeasurement gains and losses arising from the transaction, and amortization of intangible assets, liabilities and step-up adjustments recognized as a result of the transaction, (D) realized gains and losses related to sales of the Company’s interest in the Colony American Homes platform and (E) realized gains and losses from the sale of non-real estate assets other than those related to CLNY GP Investments. Benchmark FFO is not intended to represent FFO or adjusted FFO in accordance with the NAREIT definition.

“Benchmark FFO Per Share” means, with respect to the FFO Measurement Period, (A) Benchmark FFO for each individual year, independent of prior and forward years, during such FFO Measurement Period, divided by (B) the benchmark weighted average (weighted quarterly in each year of the FFO Measurement Period by the weighted average shares of the Company’s common stock outstanding in each quarter ending shares outstanding balance and the days in the quarter) number of basic shares of Class A Common Stock outstanding during each year of such FFO Measurement Period, which represents (w) the weighted average (as defined above) number of basic shares of Class A Common Stock outstanding that is used to calculate basic earnings per share (in accordance with GAAP) for each year of such FFO Measurement Period, minus (x) the weighted average (as defined above) number of basic shares of Class A Common Stock then outstanding that were issued as Consideration hereunder (or pursuant to any exchange or redemption of Consideration) already included in weighted average basic shares outstanding for each year during such FFO Measurement Period, plus (y) the fixed amount of 27,691,610 shares of Class A Common Stock outstanding as hypothetical potential equity consideration.

“CLNY GP Investments” means any investments made by the Company or its subsidiaries as a general partner, a limited partner, or a member in the private fund business, including real estate and non-real estate funds, vehicles and other investment products.

Contingent Consideration Relating to Real Estate and Non-Real Estate Capital Raising Activities

Contingent consideration with a value of up to an aggregate $31.6 million based on the Reference Price (and $35.4 million based on the VWAP) (subject to reduction for a portion of any reallocated consideration) (the “RE Capital Raise Contingent Consideration”) is payable based on the achievement by the Company of certain targets for capital raising generally related to real estate funds and investment vehicles during the two-year period (or if Colony Capital so elects prior to the expiration of such two-year period, a three-year period) beginning on the first day of the first full fiscal quarter beginning on or after the Closing (the “RE Capital Raise Measurement Period”). The full amount of RE Capital Raise Contingent Consideration would be payable if the RE Cumulative Capital Raise (as defined below) equals or exceeds $3.975 billion (if the RE Capital Raise Measurement Period is two years in duration) and $6.650 billion (if the RE Capital Raise Measurement Period is three years in duration) (the “RE Capital Raise Target”). A portion of RE Capital Raise Contingent Consideration is payable if the RE Cumulative Capital Raise exceeds 75% of the RE Capital Raise Target with such portion of RE Capital Raise Contingent Consideration increasing ratably at approximately $1.262 million based on the Reference Price (and $1.417 million based on the VWAP) (subject to reduction for a portion of any reallocated consideration) per percentage point above 75% until the full amount of potential RE Capital Raise Contingent Consideration is payable if the RE Cumulative Capital Raise equals or exceeds the RE Capital Raise Target.

In the event that the RE Cumulative Capital Raise exceeds the RE Capital Raise Target, additional contingent consideration with a value of up to an aggregate $16.0 million based on the Reference Price (or $17.8 million based on the VWAP) (subject to reduction for a portion of any reallocated consideration) (the “RE Capital Raise Additional Contingent Consideration”) is payable as follows (i) the full amount of RE Capital Raise Additional Contingent Consideration is payable if the RE Cumulative Capital Raise equals or exceeds 125% of the RE Capital Raise Target, or (ii) a portion of RE Capital Raise Additional Contingent Consideration is payable if the RE Cumulative Capital Raise exceeds the RE Capital Raise Target, with such portion of RE Capital Raise Additional Contingent Consideration increasing ratably at approximately $638,000 based on the Reference Price (and $716,412 based on the VWAP) (subject to reduction for a portion of any reallocated consideration) per percentage point above 100% of the RE Capital Raise Target until the full amount of RE Capital Raise Additional Contingent Consideration is payable if the RE Cumulative Capital Raise equals or exceeds 125% of the RE Capital Raise Target. In the event that the RE Capital Raise Additional Contingent Consideration becomes payable but no FFO Contingent Consideration is payable as of the end of the FFO Measurement Period, then the amount of the RE Capital Raise Additional Contingent Consideration that would have otherwise been payable shall be reduced by half.

Contingent consideration with a value of $15.0 million based on the Reference Price (or $16.8 million based on the VWAP) in the aggregate (subject to reduction for a portion of any reallocated consideration) (the “Non-RE Capital Raise Contingent Consideration”) is payable based on the achievement of certain targets for capital raising generally related to non-real estate funds and investment vehicles during the two-year period beginning on the first day of the first full fiscal quarter beginning on or after the Closing. The Non-RE Capital Raise Contingent Consideration is payable if the Non-RE Cumulative Capital Raise (as defined below) equals or exceeds $500.0 million during such two-year period.

For purposes of determining RE Capital Raise Contingent Consideration, RE Capital Raise Additional Contingent Consideration and Non-RE Capital Raise Contingent Consideration, the terms below are generally defined as follows:

“Non-RE Cumulative Capital Raise” means, without duplication, the cumulative amount of (i) Qualified Third-Party Capital that is raised in non-real estate investment products, (ii) Qualified Third-Party Capital relating to listed securities hedge fund strategies whether or not real estate-related, and (iii) Qualified Third-Party Capital relating to listed securities non-hedge fund strategies that are not predominantly real estate-related, in each case, during the two-year period beginning on the first day of the first full fiscal quarter beginning on or after the Closing Date. Non-RE Cumulative Capital Raise calculation excludes potential CLNY GP Investment in such non-real estate funds, investment vehicles and other investment products. For clarification purposes, it also excludes any Company stockholder capital raise in the public equity market during the two-year period beginning on the first day of the first full fiscal quarter beginning on or after the Closing, but does not exclude any other form of private or public capital raise for its non-real estate funds, investment vehicles and other investment products.

“Qualified Third-Party Capital” for any category of capital means the sum across all funds, investment vehicles and other investment products within such category of capital of an amount equal to, for each such fund, investment vehicle or investment product, (A) the amount of third-party capital committed to such fund, investment vehicle or investment product, multiplied by (B) the sum of: (i) (x) 60% multiplied by (y) the fee to be charged on net funded equity or limited partner capital commitments as an annual management fee expressed in basis points, divided by (z) 125 basis points; plus (ii) (x) 40%, multiplied by (y) the percentage to be charged on investment returns above an IRR hurdle (consistent with market terms for funds, investment vehicles or investment products investing in similar asset classes) as carried interest of such fund, investment vehicle or investment product expressed as a percentage; provided, that such fund is on other terms consistent with market terms for funds investing in similar asset classes, divided by (z) 17%; provided, further, that third-party capital shall exclude capital raised for Colony Distressed Credit and Special Situation Fund III, L.P. and ColCo Strategic Partners III, L.P. For purposes of this definition, the calculation of any management fee or carried interest with respect to any third-party capital raised in a fund, investment vehicle or other investment product shall be determined on a blended basis within such fund, investment vehicle or investment product.

“RE Cumulative Capital Raise” means, without duplication, the cumulative amount of (i) Qualified Third-Party Capital that is raised in real estate funds, vehicles and other investment products during the RE Capital Raise Measurement Period, (ii) to the extent the Non-RE Capital Raise Target is achieved, the cumulative amount of any Qualified Third-Party Capital relating to real estate listed securities hedge fund strategies in excess of the Non-RE Capital Raise Target, and (iii) Qualified Third-Party Capital relating to listed securities non-hedge fund strategies that are predominantly real estate-related; provided, that any such capital raised in the fourth quarter of 2014 will be counted for purposes of calculating the RE Cumulative Capital Raise. RE Cumulative Capital Raise calculation excludes potential CLNY GP Investment in such real estate funds, vehicles and other investment products. For clarification purposes, it also excludes any Company stockholder capital raise in the public equity market during the RE Capital Raise Measurement Period, but does not exclude any other form of private or public capital raise for real estate vehicles and other investment products.

THE CONTRIBUTION AGREEMENT

The Contribution

We will acquire from the Contributors substantially all of Colony Capital’s real estate investment management business and operations (other than Colony Capital’s interests in CAH). The Contribution will be made in the following steps:

First, through the contribution of the CC Contributed Assets and CC Assumed Liabilities by CC Holdings, Colony Capital and CCH I to NewCo, a newly-formed wholly owned subsidiary of CC (the “CC Pre-Closing Contribution”). The “CC Assumed Liabilities” generally comprise all liabilities (excluding any CC Retained Liabilities, as defined below), whether arising before or after the Closing of the Combination, from CC Holdings, Colony Capital, CCH I or any of their respective predecessor companies or businesses, or any of its affiliates, subsidiaries or divisions, relating to, resulting from or arising out of the present, past or future operation or conduct of Colony Capital’s business (other than CC Retained Business), or the present, past or future ownership or use of any CC Contributed Assets (including liabilities relating to the Colony Mark).

Secondly, through the contribution by the Contributors to OP, our wholly owned subsidiary, which will be our operating company after the consummation of the Combination, of the following interests (collectively, the “Contribution”):

•	by CC Holdings, Colony Capital and CCH I: all of their equity interests in NewCo;

•	by FHB LLC: its interests in CRP in the aggregate equal to 50% of the outstanding membership interests of CRP (the remaining 50% of the outstanding membership interests of CRP being owned by CRM, a 60% owned subsidiary of Colony Capital); and

•	by Mr. Saltzman: his membership interests in CRM in the aggregate equal to 40% of the outstanding membership interests of CRM (the remaining 60% being owned by Colony CRP Managing Member, LLC, a wholly owned subsidiary of Colony Capital).

As a result of the CC Pre-Closing Contribution and the Contribution, NewCo will become a wholly owned subsidiary of OP at the Closing, and all of NewCo or its subsidiaries’ employees will become our employees.

CC Retained Assets and CC Retained Liabilities. Certain ownership interests and assets (and the liabilities associated with those interests and assets) held by CC Holdings, Colony Capital and CCH I are not being acquired by us. The CC Retained Assets include Colony Capital’s interest in CAH and certain general partnership interests held by Colony Capital, which are:

•	all of the equity interests held by CC Holdings, Colony Capital or CCH I in each of the following entities: (i) Colony AH Member LLC, (ii) Manager HoldCo LLC, (iii) CAH Holdings II Onshore GP, LLC, (iv) Colony CRP Managing Member, LLC, (v) CRM, (vi) CRP, (vii) Colony CP Member, LLC, (viii) Colony Global Holdings Parent, LLC, (ix) Colony Capital MENA, LLC, (x) Colony Smeralda Co-Investment Genpar, LLC, (xi) Colony Axle Co-Investment Genpar, LLC, (xii) Colony Milestone Co-Investment Genpar, LLC, (xiii) any subsidiaries of any of the foregoing, and (xiv) Colony Capital (collectively the “CC Retained Entities”);

•	all assets exclusively used or held for use by the CC Retained Entities or in connection with the CC Retained Business;

•	the corporate documents, qualifications and records of CC Holdings, Colony Capital, CCH I and each CC Retained Entity;

•	all pre-Closing tax losses and tax loss carry forwards and rights to receive refunds, credits and credit carry forwards with respect to any and all taxes, including interest thereon;

•	any deposit or similar advance payment with respect to taxes;

•	any attorney-client privilege to the extent that such privilege may be asserted by Mr. Barrack in his individual capacity or by CC Holdings, Colony Capital, CCH I or by any CC Retained Entity and their respective affiliates (without prejudice to the ability of any of the foregoing parties and the Company or its affiliates to assert any shared privilege);

•	all rights of CC Holdings, Colony Capital, CCH I and any CC Retained Entity under the Contribution Agreement and the other agreements entered into as contemplated by the Contribution Agreement; and

•	if prior to the Closing, Colony Capital is unable to successfully obtain both (i) consent of the Financial Conduct Authority of the United Kingdom for the contribution of Colyzeo Investment Management Limited (UK) (“CIML”) to NewCo, and (ii) consents from the limited partners of CIML or Colyzeo Investment Advisors Limited (UK) (“CIAL”) in connection with the Combination, each of CIML and CIAL will be deemed to be a CC Retained Entity under the Contribution Agreement.

In addition, we will not assume from CC Holdings, Colony Capital or CCH I, any of the following liabilities (the “CC Retained Liabilities”):

•	any liabilities, whether arising before or after the closing of the transaction, from CC Holdings, Colony Capital, CCH I or any of their respective predecessor companies or businesses, or any of its affiliates, subsidiaries or divisions to the extent relating to, resulting from or arising out of the present, past or future ownership or operation of any CC Retained Assets and any CC Retained Entities, including all liabilities related to the CC Retained Business;

•	any liabilities with respect to any and all pre-Closing taxes; or

•	certain other specific liabilities.

Company Pre-Closing Contribution. In order to ensure that following the consummation of the Combination, OP will hold all of the assets and liabilities of the combined business, the Company will contribute substantively all of its entities, assets and liabilities not currently held by OP to OP prior to the Closing (as described under the Contribution Agreement as the “Company Pre-Closing Contribution”).

Conditions to the Closing of the Combination

The obligations of each party to the Contribution Agreement to effect the Closing are subject to the satisfaction or waiver of the following conditions:

•	the expiration or termination of the waiting period under the HSR Act with respect to the transactions contemplated by the Contribution Agreement;

•	no law, regulation, authorization, permit, order or judgment shall have been enacted, entered, or promulgated by a governmental, or administrative authority after the date of the Contribution Agreement that prohibits or makes illegal the consummation of the transactions contemplated by the Contribution Agreement, and no order or judgment preventing the consummation of the transactions contemplated by the Contribution Agreement shall be in effect;

•	receiving the requisite stockholder approvals from the Company’s common stockholders for the Issuances and the Charter Amendments;

•	a wholly owned subsidiary of NewCo shall have been registered with the SEC as an investment adviser under the Investment Advisers Act of 1940;

•	receiving consent of the counter parties under certain financing agreements with GE Capital Commercial Inc. related to certain CC Contributed Assets, which is included as a CC Contributed Assets; and

•	the transactions contemplated by the Colony Mark Transfer Agreement shall be consummated concurrently at the Closing.

The obligations of the Company and OP to effect the Closing are subject to the satisfaction or waiver of the following additional conditions:

•	the accuracy of the representations and warranties made by the Contributors, subject to certain qualifications (including a material adverse effect qualification) for certain representations and warranties;

•	the performance and compliance by the Contributors in all material respects with each agreement, covenant and obligation required under the Contribution Agreement on or before the Closing;

•	since the date of the Contribution Agreement, no event, circumstance or change shall have occurred that, individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably would be expected to have, a CC Material Adverse Effect, as defined below;

•	the completion of the CC Pre-Closing Contribution, except with respect to obtaining consents relating to the CC Contributed Assets or effecting any transfer documents under local laws;

•	the delivery of each ancillary document required to be delivered to the Company under the Contribution Agreement;

•	each restrictive covenant agreement, employment agreement and lock-up agreement with Mr. Barrack and Mr. Saltzman remains in full force and effect as of the Closing, and Mr. Barrack and Mr. Saltzman have not repudiated such agreements, conducted themselves in a manner that would constitute “cause” under such agreements, or died or become permanently disabled; and

•	at least four of the following individuals have entered into employment agreements and restrictive covenant agreements with the Company on specified terms: Messrs. Sanders, Tangen, Traenkle, Freeman, Harmeling and Brauer.

The obligations of the Contributors to effect the Closing are subject to the satisfaction or waiver of the following additional conditions:

•	the accuracy of the representations and warranties made by the Company and OP, subject to certain qualifications (including a material adverse effect qualification) for certain representations and warranties;

•	the performance and compliance by the Company and OP in all material respects with each agreement, covenant and obligation required under the Contribution Agreement on or before the Closing;

•	since the date of the Contribution Agreement, no event, circumstance or change shall have occurred, that individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably would be expected to have, a CFI Material Adverse Effect;

•	the completion of the Company Pre-Closing Contribution except with respect to obtaining consents relating to the assets contributed by the Company in the Company Pre-Closing Contribution or effecting any transfer documents under local laws;

•	obtaining listing approval from the NYSE for the issuance of shares of the Company’s Class A Common Stock under the Contribution Agreement, and upon exchange of OP Units under the OP LLC Agreement; and

•	the delivery of each of the ancillary documents required to be delivered to the Contributors under the Contribution Agreement.

Representations and Warranties

The Contribution Agreement contains certain reciprocal representations and warranties, many of which are qualified by materiality, CC Material Adverse Effect or CFI Material Adverse Effect.

“CC Material Adverse Effect” is defined in the Contribution Agreement generally to mean any change, event, occurrence, circumstance, development or effect that, individually or in the aggregate, (A) has a material adverse effect on the business, results of operations, assets, liabilities or financial condition of the CC Contributed Business, taken as a whole, or (B) materially impairs or delays the ability of any Contributor to consummate the transactions contemplated by the Contribution Agreement, other than, in the case of the foregoing clause (A), any change, event, development or effect that results from or is related to (i) general economic conditions or local, regional, national or international conditions in any of the industries in which the CC Contributed Business is conducted, (ii) changes in law, GAAP or other applicable accounting standards or the interpretations thereof, (iii) acts of God or other calamities, national or international political or social conditions, including the engagement by any country in hostilities, whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack (provided, that with respect to clauses (i)-(iii), any such event, change, development or state of facts shall be taken into account for purposes of determining if a CC Material Adverse Effect has or is reasonably expected to have occurred only if such event, change, development or state of facts, individually or in the aggregate, has a materially disproportionate impact on Colony Capital, its Subsidiaries, or the CC Contributed Business, taken as a whole, relative to other persons in the same industry in which Colony Capital and its subsidiaries conduct their business), (iv) any failure to meet internal projections relating to the CC Contributed Business (it being understood that the underlying causes of, or factors contributing to, the failure to meet such projections may be taken into account in determining whether a CC Material Adverse Effect has occurred except to the extent otherwise excepted pursuant to clauses (i)-(iii) and (v) of this definition), (vi) the announcement or pendency of, or the taking of any action required by, or the failure to take any action where such action is expressly prohibited by, the Contribution Agreement and the ancillary documents contemplated thereby.

“CFI Material Adverse Effect” is defined in the Contribution Agreement generally to mean any change, event, occurrence, circumstance, development or effect that, individually or in the aggregate, (A) has a material adverse effect on the business, results of operations, assets or liabilities or financial condition of the business of the Company and its subsidiaries, taken as a whole, or (B) materially impairs or delays the ability of the Company and its subsidiaries to consummate the transactions contemplated by the Contribution Agreement, other than, in the case of the foregoing clause (A), any change, event, development or effect that results from or is related to (i) general economic conditions or local, regional, national or international conditions in any of the industries in which the Company’s business is conducted, (ii) changes in law, GAAP or other applicable accounting standards or the interpretations thereof, (iii) acts of God or other calamities, national or international political or social conditions, including the engagement by any country in hostilities, whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack (provided, that with respect to clauses (i)-(iii), any such event, change, development or state of facts shall be taken into account for purposes of determining if a CFI Material Adverse Effect has or is reasonably expected to have occurred only if such event, change, development or state of facts, individually or in the aggregate, has a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other persons in the same industry in which the Company and its subsidiaries conduct their business), (iv) any failure to meet internal projections (it being understood that the underlying causes of, or factors contributing to, the failure to meet such projections may be taken into account in determining whether a CFI Material Adverse Effect has occurred except to the extent otherwise excepted pursuant to clauses (i)-(iii) and (v) of this definition), (v) the announcement or pendency of, or the taking of any action required by, or the failure to take any action where such action is expressly prohibited by, the Contribution Agreement and the ancillary documents contemplated thereby.

The reciprocal representations and warranties relate to, among other topics, the following:

•	the due organization, qualification and good standing of each party;

•	the power and authority of each party to execute the Contribution Agreement and ancillary agreements required thereby and to consummate the transactions contemplated thereby;

•	noncontravention of (i) any applicable law, rule, regulation, order, judgment or decree, (ii) any organizational document, or (iii) solely with respect to Contributors and NewCo, any contract binding on such parties, as a result of the execution and performance by each of the applicable parties of the contribution agreement and ancillary documents thereto;

•	required consents, approvals, permits, registrations or filings binding on such parties to be filed with a governmental, or administrative authority;

•	except for certain disclosed parties, no broker, finder or financial advisor will be entitled to any brokerage, finder or other fees or commissions in connection with the transactions contemplated by the Contribution Agreement.

The Contribution Agreement also contains representations and warranties of the Contributors, many of which are qualified by materiality and by the occurrence of a CC Material Adverse Effect. Such representations and warranties relate to, among other topics, the following:

•	validity and percentage of the ownership interests of the contributed entities and the validity of title of the CC Contributed Assets to be acquired indirectly by OP through the acquisition of NewCo;

•	validity and percentage of the ownership interests of NewCo, CRP and CRM to be acquired by OP;

•	absence of a CC Material Adverse Effect since December 31, 2013 to the date of the Contribution Agreement;

•	absence of certain changes and events from September 30, 2014 to the date of the Contribution Agreement;

•	compliance with applicable laws and permits;

•	tax matters;

•	employees, labor and benefit matters;

•	financial statements;

•	absence of undisclosed liabilities;

•	material contracts;

•	intellectual property matters;

•	owned and leased property;

•	information in this proxy statement;

•	insurance;

•	compliance with the Employee Retirement Income Security Act of 1974, as amended and other fund matters;

•	investment advisor matters;

•	compliance with anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended;

•	compliance with privacy policies; and

•	notice to certain advisory and fund clients.

The Contribution Agreement also contains representations and warranties of the Company and OP, many of which are qualified by materiality and the occurrence of a CFI Material Adverse Effect. Such representations and warranties relate to, among other topics, the following:

•	capitalization;

•	receipt by the Special Committee of a fairness opinion; and

•	REIT-related matters.

Conduct of Business Prior to the Closing

Each of Colony Capital and the Company has agreed to certain covenants in the Contribution Agreement restricting the conduct of its respective business between the date of the Contribution Agreement and the date of the Closing. In general, each of Colony Capital and the Company has agreed to (i) conduct its respective business in all material respects in the ordinary course of business, (ii) preserve intact its business organization, (iii) maintain its relationships with clients, suppliers, vendors, service providers, and other third parties and governmental authorities, and (iv) keep available the services of its officers and employees.

In addition, without limiting the generality of the foregoing, Colony Capital has agreed to various specific restrictions on the conduct of its business between the date of the Contribution Agreement and the date of the Closing, including the following (subject in each case to exceptions specified in the Contribution Agreement or previously disclosed in writing to the Company as provided in the Contribution Agreement):

•	amending organizational documents;

•	issuing any equity interest in any Subject Entity (as defined in the Contribution Agreement) or granting any rights with respect thereto;

•	entering into or consummating acquisitions or business combinations with another entity;

•	selling, pledging, disposing of, transferring, leasing, licensing or encumbering any material property or assets that would otherwise be CC Contributed Assets;

•	reclassifying, combining, splitting, subdividing, redeeming, purchasing or otherwise acquiring any equity interest of any Subject Entity;

•	making loans, advances or capital contributions to, or investments other than in the ordinary course of business (but in no event in excess of $10 million individually or $25 million in the aggregate);

•	instituting or settling litigation, other than in the ordinary course of business (but in no event in excess of $4 million individually or $15 million in the aggregate);

•	assigning or licensing material intellectual property to any third party;

•	increasing compensation and benefits paid to employees, or hiring or terminating employees, in each case, outside of the ordinary course of business, or accelerating the payment or vesting of any compensation or benefits due to employees, or making changes in employee benefit plans;

•	amending or terminating any material contract or waiving any material right under a material contract that would adversely and materially impact the economic benefits derived by Colony Capital, other than in the ordinary course of business;

•	modifying fee provisions, or waiving or terminating rights to receive fees prior to liquidation of any fund or fund organizational agreement, other than in the ordinary course of business;

•	making changes in accounting policies or procedures, except as required by GAAP;

•	allowing the lapse or termination of insurance policies covering insurable assets and businesses that relate to CC Contributed Assets;

•	creating encumbrances on the CC Contributed Assets;

•	making changes to tax election or tax accounting periods, amending tax returns, entering into certain tax agreements or settling tax claims; or

•	agreeing or committing to do any of the foregoing.

In addition, without limiting the generality of the foregoing, the Company has agreed to various specific restrictions on the conduct of its business between the date of the Contribution Agreement and the date of the Closing, including the following (subject in each case to exceptions specified in the Contribution Agreement or previously disclosed in writing to the Colony Capital as provided in the Contribution Agreement):

•	amending the organizational documents of the Company or OP, except amendments to increase the authorized number of shares of the capital stock of the Company;

•	adopting or publicly proposing a complete or partial liquidation, restructuring, recapitalization or other reorganization;

•	declaring or paying dividends or other distributions, other than regular quarterly cash dividends not in excess of the greater of $0.42 per share or 115% of the Company’s taxable income plus depreciation for a taxable year, dividends or distributions as is necessary for the Company to maintain its REIT status or to avoid income or excise tax, dividends in respect of the Company’s preferred stock in accordance with their respective terms, dividends and distributions paid on a pro rata basis by its subsidiaries, or by a wholly owned subsidiary of the Company to another wholly owned subsidiary of the Company;

•	taking any action or omitting to take any action that would adversely affect the Company’s qualification as a REIT; or

•	agreeing or committing to do any of the foregoing.

Change in Board Recommendation

Except as permitted in the following paragraph, neither the Board nor any committee thereof (including the Special Committee) is permitted under the Contribution Agreement to withhold, withdraw or modify its recommendation that holders of the Company’s common stock vote in favor of the Issuances and the Charter Amendments.

Notwithstanding the foregoing, at any time prior to obtaining the Company stockholder approvals, the Special Committee may withhold, withdraw or modify its recommendation (in which case the Board shall also withdraw or modify its recommendation) if and only if (a) the Board or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law, (b) CFI shall have notified Colony Capital, at least three business in advance, that the Board or the Special Committee intends to withhold, withdraw or modify its recommendation, and (c) after providing such notice, CFI shall have negotiated in good faith (to the extent Colony Capital desires to negotiate) during such three business day period to make such adjustments to the terms and conditions of the Contribution Agreement as would permit the Special Committee and Board not to withhold, withdraw or modify its recommendation and (d) the Special Committee shall have considered in good faith any change to the Contribution Agreement that may be offered in writing by Colony Capital during such three business day period, and shall have determined after consultation with its financial advisor and outside legal counsel, that failure to withhold, withdraw or modify its recommendation would be inconsistent with the directors’ fiduciary duties under applicable law, if such changes were to be given effect.

Other Covenants

The Contribution Agreement contains a number of customary and transaction-specific mutual covenants, including, amongst others, topics relating to the following:

•	issuing press releases or other written public statements;

•	collaborating on the proxy statement and soliciting from the Company’s stockholders proxies in favor of the Issuances and Charter Amendments;

•	division of transfer tax liabilities equally between Colony Capital and the Company;

•	obtaining consents and approvals and making filings, and defending any proceedings challenging the Contribution Agreement or the consummation of the transactions;

•	terminating affiliated agreements;

•	registering a wholly owned subsidiary of NewCo as an investment adviser;

•	causing employment agreements and restrictive covenant agreements to be entered into between the Company and each of Messrs. Sanders, Tangen, Traenkle, Freeman, Harmeling and Brauer;

•	furnishing necessary information to each other and providing reasonable assistance in preparing for any filing, financial statements, tax returns and the conduct or defense of any litigation or dispute resolution;

•	purchasing director and officer tail insurance policies and maintaining for six years the same level of indemnification and exculpation for directors and officers as existed at Colony Capital;

•	assisting with required filings under Section 16 of the Exchange Act;

•	making a listing application to the NYSE for the issuance of the Company’s Class A Common Stock;

•	filing a registration statement covering the resale of the Company’s Class A Common Stock issued upon the Closing;

•	granting to Colony Capital and its subsidiaries a non-exclusive license to use the Colony Mark for the six-month period following the Closing and Colony Capital taking steps to change the name of Colony Capital and cease using the Colony Mark at the end of such six-month period;

•	the Company and Colony Capital terminating, as of the Closing, the following agreements relating to the Company’s status as an externally managed REIT: (i) the Investment Allocation Agreement among Colony Capital, the Manager and the Company, (ii) the Investment Advisory Agreement between the Manager and the Company, (iii) the Secondment Agreement among Mr. Tangen, Colony Capital and the Company, and (iv) the License Agreement between New Colony Investors, LLC and the Company; and

•	OP maintaining on a continuous basis during the five-year period beginning on the Closing date an amount of certain third-party liabilities in an amount that is at least equal to $350.0 million.

Termination

Termination events. The Contribution Agreement and the transactions contemplated thereby may be terminated at any time prior to the Closing in certain circumstances, including by:

•	mutual consent of the Company and Colony Capital; or

•	either Colony Capital or the Company, if:

•	any law enacted after the date of the Contribution Agreement that makes the consummation of the transactions illegal or a final nonappealable order is in effect enjoining the parties from consummating the transactions contemplated by the Contribution Agreement (provided that the terminating party uses commercially reasonable efforts to resist such law or order);

•	there is any breach of any representations or covenants that would result in the failure to satisfy any conditions to the Closing described above and such breach is incapable of being cured within 30 days;

•	the Closing has not occurred by September 30, 2015 or such later date as the parties may otherwise agree in writing (provided that the terminating party shall not have been the cause of the Closing not occurring by such date);

•	prior to the requisite stockholder approvals being received, the Board, following the direction of the Special Committee, withholds, modifies or qualifies its recommendation to the Company’s stockholders with respect to the Issuances and Charter Amendments; or

•	if the requisite stockholder approvals are not obtained at the Special Meeting.

Effect of termination. If validly terminated pursuant to one of the termination events described above and after giving written notice, the Contribution Agreement shall thereafter become void and there shall be no further obligations or liabilities on the parties except for indemnification obligations and for liability for fraud or any willful breach occurring prior to the termination.

If the Contribution Agreement is terminated due to a change of recommendation by the Board or the Special Committee, within the later of three business days after such termination or two business days following receipt of invoices therefor and other documentation reasonably requested by the Company, the Company shall pay to Colony Capital the lesser of Colony Capital’s transaction expenses or $15.0 million.

Indemnification

Overview of indemnification provisions. The Company has agreed to indemnify in full the Contributors and each of their respective affiliates, together with their respective officers, partners, directors, employees and agents (the “Contributor Indemnified Parties”) and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) which they may suffer, whether or not involving a claim by a third party, in connection with (i) any breach of a representation or warranty (without regard to any materiality qualifications), (ii) any breach of a covenant, agreement or undertaking by the Company or OP, and (iii) the CC Contributed Assets, the CC Assumed Liabilities and the CC Contributed Business.

Each Contributor has agreed to severally and not jointly indemnify the Company, its affiliates, and their officers, partners, directors, employees and agents (the “CFI Indemnified Parties”) and hold them harmless from and against, in accordance with each Contributor’s pro rata share of the total consideration to be received by all Contributors under the Contribution Agreement, for all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) which we may suffer in connection with (i) any breach of a representation or warranty (with limited exceptions, without regard to any materiality qualifications) by (a) the Contributors under the Contribution Agreement and (b) the Mark Transferor under the Colony Mark Transfer Agreement, each in accordance with the qualifications and exceptions provided under the Contribution Agreement and the Colony Mark Transfer Agreement, respectively, (ii) any breach of a covenant, agreement or undertaking by the Contributors under the Contribution Agreement or by the Mark Transferor under the Colony Mark Transfer Agreement, and (iii) the CC Retained Assets, the CC Retained Liabilities and the CC Retained Business.

Notwithstanding the foregoing, CC Holdings, Colony Capital and CCH I have agreed to be liable for any indemnification obligations not met by the other Contributors.

Survival Periods. All representations and warranties, as well as pre-Closing covenants contained in the Contribution Agreement, shall survive the Closing for eighteen (18) months, except that certain fundamental representations shall survive the Closing indefinitely. All post-Closing covenants shall survive the Closing until the expiration of the applicable statute of limitations or for such shorter period specified in the Contribution

Agreement. All indemnification obligations of the Company with respect to the CC Contributed Assets, the CC Assumed Liabilities and the CC Contributed Business and the Contributors with respect to the CC Retained Assets, the CC Retained Liabilities and the CC Retained Business shall survive the Closing indefinitely.

Limitations on indemnification. Neither party may recover any indemnifiable loss arising under the Contribution Agreement (or series of related losses) until the amount of such loss exceeds $1.0 million, in which case the party may recover the entire such loss. In addition, neither party may recover any indemnifiable losses arising under the Contribution Agreement until the aggregate amount of all indemnifiable losses collectively exceed $5.5 million, in which case such party will be entitled to recover all indemnifiable losses from the first dollar, up to and not exceeding $75.0 million (the “Cap”). Additionally, the Contributor Indemnified Parties may not recover any Loss (or series of related losses) until the amount of such loss exceeds $1.0 million (the “Per Claim Threshold”), in which case the Contributor Indemnified Parties are entitled to recover such losses (including the Per Claim Threshold).

Payment of indemnification obligations by Contributors. Any indemnity payment by a Contributor pursuant to the Contribution Agreement shall be satisfied by OP Units or shares of the Company’s Class A Common Stock, valued at the deemed share price of $22.05, or by cash to the extent that any Contributor does not then own enough OP Units or shares of the Company’s Class A Common Stock.

Amendment; Waiver

The Contribution Agreement may be amended or modified prior to the Closing as set forth in a writing duly executed by the Company and the Contributors. In addition, either party may waive in writing, the compliance by the other party with any obligation, covenant, agreement or condition contained in the Contribution Agreement.

Expenses

Except as otherwise provided for under the Contribution Agreement, each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with the Combination.

COLONY MARK TRANSFER AGREEMENT

General

Pursuant to the Colony Mark Transfer Agreement, we will acquire, through OP, the Colony Mark from the Mark Transferor, which is wholly owned by Mr. Barrack. The consideration to be paid by us to the Mark Transferor is described in “Consideration to be Paid in the Combination” beginning on page 93.

Conditions to the Closing

The obligations of each party to the Colony Mark Transfer Agreement to effect the closing thereunder are subject to the satisfaction or waiver of the following conditions:

•	the transactions contemplated by the Contribution Agreement shall have been consummated or shall be consummated substantially concurrently with the consummation of the transactions contemplated in the Colony Mark Transfer Agreement; and

•	no law, regulation, authorization, permit, order or judgment shall have been enacted, entered, or promulgated by a governmental or administrative authority that prohibits or makes illegal the consummation of the transactions contemplated by the Colony Mark Transfer Agreement; and no order or judgment preventing the consummation of the transactions contemplated by the Colony Mark Transfer Agreement shall be in effect.

In addition, the obligations of the Company, on the one hand, and the Mark Transferor, on the other hand, to effect the closing under the Colony Mark Transfer Agreement are subject to the satisfaction or waiver of the following:

•	the accuracy of the representations and warranties made by the other party as of the date of the signing of the Colony Mark Transfer Agreement and the closing date; and

•	the performance and compliance by the other party in all material respects with each agreement, covenant and obligation required under the Colony Mark Transfer Agreement on or before the closing.

Representations and Warranties

The Colony Mark Transfer Agreement contains customary representations and warranties by the Company, OP and the Mark Transferor concerning our respective business and assets. These representations include, but are not limited to:

•	the due organization and good standing of each party in its respective place of incorporation or formation;

•	the power and authority of each party to execute the Colony Mark Transfer Agreement and trademark assignment agreement required thereby and consummate the transactions contemplated thereby; and

•	non-contravention of (i) any applicable law, rule, regulation, order, judgment or decree, (ii) any organizational document or (iii) any contract binding on such parties, as a result of the execution and performance by each of the applicable parties of the Colony Mark Transfer Agreement and the trademark assignment agreement required thereby.

In addition, the Mark Transferor has made additional representations that it has good and valid title to the Colony Mark, free of encumbrances and that at the Closing, we will acquire good and valid title, free of encumbrances, to the Colony Mark, such that we will have all right and title to, and interest in, the Colony Mark, free of encumbrances.

We have made additional representations with respect to the due authorization, validity of issuance and title of our Class A Common Stock and Class B Common Stock to be issued to the Mark Transferor as consideration under the Colony Mark Transfer Agreement.

Covenants and Other Agreements

The Company and OP have agreed to use their reasonable best efforts post-Closing to reserve a sufficient number of authorized but unissued shares of Class A Common Stock and Class B Common Stock as well as to retain enough cash, property or securities that are declared or paid on any then outstanding shares of the Company’s common stock to meet their obligations related to the payment of the contingent consideration under the Colony Mark Transfer Agreement.

Termination

Termination Events. The Colony Mark Transfer Agreement and the transactions contemplated thereby may be terminated at any time prior to the Closing in certain circumstances, including by:

•	the mutual consent of the Company and the Mark Transferor;

•	either Colony Capital or the Company, if there is any breach of any representations or covenants that would result in the failure to satisfy any conditions to the Closing described above and such breach is incapable of being cured within 30 days; and

•	the automatic termination upon the termination of the Contribution Agreement.

Effect of Termination. If validly terminated pursuant to one of the termination events described above, the Colony Mark Transfer Agreement shall thereafter become void and there shall be no further obligations or liabilities on the parties except that such termination shall not relieve any party from liability for fraud or any willful breach occurring prior to the termination.

Indemnification

The Colony Mark Transfer Agreement does not provide any indemnification rights to either party. Instead, the indemnification provisions in the Contribution Agreement (summarized in the “Contribution Agreement” beginning on page 108) shall be the sole and exclusive remedy of the parties in connection with the Colony Mark Transfer Agreement.

Amendment

The Colony Mark Transfer Agreement may be amended or modified prior to the Closing as set forth in a writing duly executed by the Company and the Mark Transferor. All amendments, modifications or waivers under the Colony Mark Transfer Agreement by the Company shall only be made with the prior approval of the Special Committee (or, if the Special Committee has been dissolved, a majority of our independent directors).

CERTAIN AGREEMENTS TO BE ENTERED INTO PURSUANT TO THE CONTRIBUTION AGREEMENT

OP Operating Agreement

General

Colony Capital Operating Company, LLC (formerly known as CFI RE Masterco, LLC) (the “OP”) is currently our wholly-owned subsidiary and a Delaware limited liability company formed on March 25, 2011. Currently, OP holds, directly or indirectly, a substantial majority of the Company’s business and assets. Following the consummation of the Combination, OP will own substantially all of the assets and liabilities of the Company and Colony Capital’s combined business.

In connection with the consummation of the Combination, we, as managing member, will cause OP to issue OP Units to each of Colony Capital, CCH I, FHB LLC and Mr. Saltzman and we will enter into a second amended and restated operating agreement (the “OP Operating Agreement”) with such unitholders as non-managing members. Immediately following the Combination, we expect that we will directly own approximately 84.1% of the aggregate OP Units in OP and the non-managing members will directly own, collectively, approximately 15.9% of the aggregate OP Units in OP.

Management of OP

As the managing member of OP, we exercise exclusive and complete responsibility and discretion in its day-to-day management and control. We can cause OP to enter into major transactions, including acquisitions, dispositions and refinancings, subject to certain limited exceptions. The non-managing members of OP may not transact business for, or participate in the management activities or decisions of OP, except as provided in the OP Operating Agreement or as required by applicable law. We, as the managing member of OP may not be removed as managing member by the other members without our consent. The OP Operating Agreement restricts our ability to engage in certain business combinations as more fully described below.

The non-managing members of OP expressly agree that the managing member of OP is acting for the benefit of OP, the non-managing members of OP and our stockholders collectively. The managing member is under no obligation to give priority to the separate interests of the non-managing members in deciding whether to cause OP to take or decline to take any actions. If there is a conflict between the interests of us or our stockholders, on the one hand, and the non-managing members of OP, on the other, the OP Operating Agreement provides that any action or failure to act by the managing member that gives priority to the separate interests of our stockholders or us does not result in a violation of the contractual rights of the non-managing members of OP under the OP Operating Agreement and does not violate any duty that the managing member owes to OP and its members.

The OP Operating Agreement provides that all of our business activities, including all activities pertaining to the acquisition and operation of properties, must generally be conducted through OP. The OP Operating Agreement does permit us, under certain circumstances, to hold certain assets other than through OP. However, we must take commercially reasonable measures to ensure that the economic benefits and burdens of such assets are vested in OP.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our stockholders. At the same time, our only duties, fiduciary or otherwise, as managing member of OP, are to perform OP’s contractual obligations as set forth in the OP Operating Agreement consistently with the implied contractual covenant of good faith and fair dealing. As managing member of OP, we shall have no other duty, fiduciary or otherwise. Our duties, as managing member of OP, to OP and its non-managing members of OP, therefore, may come into conflict with the duties of our directors and officers to our stockholders.

In addition, the OP Operating Agreement expressly provides that none of our directors, officers or agents shall have any duties to OP or any of its members and that none of our directors, officers or agents shall be directly liable to OP for money damages by reason of their service as such.

Transferability of Interests

We, as the managing member of OP, may not voluntarily withdraw from OP or transfer or assign all or any portion of our interest in OP (other than a transfer to us or one of our wholly owned subsidiaries or in connection with a permitted Termination Transaction (as defined below)) without the consent of the members (other than us, the managing member and entities controlled by us or the managing member) holding a majority based on the number of OP Units then held by members (other than us, the managing member and entities controlled by us or the managing member) entitled to vote on or consent to such matter. Subject to certain ancillary agreements, a member may not sell, assign, bequest, convey, devise, gift, pledge, encumber, hypothecate, mortgage, exchange or transfer its OP Units in OP without our consent, except (i) to certain family members, certain entities controlled by the member or such persons family, or to any trust, partnership, corporation or limited liability company established and held for the direct or indirect benefit of a certain family members; provided, that any such transfer shall not involve a disposition for value other than equity interests in any such trust, partnership, corporation or limited liability company, (ii) as required by applicable law or order, (iii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under the OP Operating Agreement, (iv) as expressly authorized by an ancillary agreement (including any lock-up agreement), or (v) in the case of certain transferees that are a past or present officer or employee of (x) OP or the Company (y) Colony Capital, CCH I or CRP or (z) their respective subsidiaries, as may be, or may have been permitted pursuant to the applicable ancillary agreement to which such OP Units were subject at the time of the issuance of such OP Units or to which such transferee was party.

Further, any transfer of membership interests in OP by a non-managing member is subject to satisfaction of the following conditions:

•	the transferee is an “accredited investor” as defined under Rule 501 of the Securities Act;

•	the transferor has delivered to us, as managing member, an opinion of counsel reasonably satisfactory to us to the effect that the proposed transfer may be effected without registration under the Securities Act and will not otherwise violate any state securities laws or regulations applicable to OP or the membership interests being transferred. If, in the opinion of such counsel, such transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to OP or the OP units, we, as managing member, may prohibit such transfer;

•	the transferor is transferring not less than the lesser of (x) 500 membership units and (y) all of the remaining OP units owned by such transferor; and

•	the transfer does not violate any ownership limitations contained in our charter.

Generally, we, as managing member of OP, will have the right to consent to the admission of a transferee of the interest of a non-managing member as a substituted member of OP, which consent may be withheld by us in our sole and absolute discretion. If our consent is required for the admission of a transferee as a substituted member of OP and we withhold such consent, such transferee will be considered an assignee for purposes of the OP Operating Agreement and shall be entitled to all the rights of an assignee of a membership interest under applicable Delaware law, including the right to receive distributions and the share of net income, net losses and other items of income, gain, loss, deduction and credit of OP attributable to the membership interest assigned to such transferee, but shall not be deemed to be a holder of OP units and shall not be entitled to effect a consent or vote OP Units on any matter presented to the non-managing members of OP for a vote. Any further assignment of such membership units, shall cause such transferee to be subject to the foregoing conditions.

Members, including Colony Capital and its controlled entities, may pledge their interests in OP to one or more banks or lending institutions (which are not affiliates of the pledging member) as collateral or security for a bona fide loan or other extension of credit. The transfer of such OP Units pursuant to the lender’s or financial institution’s enforcement of its remedies under the applicable financing documents is permitted by the OP Operating Agreement.

Amendments to the OP Operating Agreement

Amendments to the OP Operating Agreement may be proposed by the managing member or the non-managing members holding a majority of OP units then held by members. All amendments to the OP Operating Agreement must be approved by the managing member.

Generally, the OP Operating Agreement may not be amended, modified or terminated without the approval of both the managing member and if the amendment substantively and adversely affects the rights of the non-managing members disproportionately as compared to the managing member, the members holding a majority of OP units then held by all members (excluding us, the managing member and entities controlled by us or the managing member) entitled to vote on, or consent to such matter. The managing member has the power to unilaterally make certain amendments to the OP Operating Agreement without obtaining the consent of any other members as may be required to:

•	add to its obligations as managing member or surrender any right or power granted to it as managing member for the benefit of the non-managing members;

•	reflect the admission, substitution or withdrawal of members or termination of OP in accordance with the terms of the OP Operating Agreement, and to amend the register in connection with such admission, substitution or withdrawal;

•	reflect a change of an inconsequential nature or that does not adversely affect the non-managing members in any material respect, or cure any ambiguity, correct or supplement any provisions of the OP Operating Agreement not inconsistent with law or with other provisions of the OP Operating Agreement, or make other changes concerning matters under the OP Operating Agreement that will not otherwise be inconsistent with law or the OP Operating Agreement;

•	satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

•	reflect changes that are reasonably necessary for us to maintain our status as a REIT or to satisfy REIT requirements;

•	reflect the issuance of additional OP Units;

•	make certain modifications to the manner in which capital accounts are adjusted, computed or maintained, or net income or net loss are allocated;

•	set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional class or series of membership interest permitted to be issued under the OP Operating Agreement;

•	modify, if OP is the surviving company in any Termination Transaction, certain provisions of the OP Operating Agreement to provide the holders of interests in such surviving company rights that are consistent with the OP Operating Agreement; or

•	reflect any other modification as is reasonably necessary for the business or operations of OP or us, which does not violate the restrictions on the managing member described below.

Subject to certain exceptions, amendments that would, among other things, convert a non-managing member into a managing member (except in connection with a permitted transfer of the managing member’s interest), modify the limited liability of a member, adversely alter a member’s right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights of members and qualifying assignees (except as permitted in connection with a permitted Termination Transaction), or amend these restrictions must be approved by each member who would be adversely affected by such amendment; provided, however, that the consent of any individual member adversely affected shall not be required for any amendment or action that affects all members holding the same class or series of OP units on a uniform or pro rata basis, if approved by a majority of the members of such class or series.

Restrictions on the Managing Member’s Authority

The managing member may not take any action in contravention of an express prohibition or limitation contained in the OP Operating Agreement, including:

•	any action that would make it impossible to carry on the ordinary business of OP, except as otherwise provided in the OP Operating Agreement;

•	admitting any person as a member, except as otherwise provided in the OP Operating Agreement;

•	perform any act that would subject a member to liability not contemplated in the OP Operating Agreement or under the Delaware Limited Liability Company Act; or

•	enter into any contract, mortgage loan or other agreement that expressly prohibits or restricts us or OP from performing our or its specific obligations in connection with a redemption of OP Units as described below or expressly prohibits or restricts the ability of a member to exercise its redemption rights in full without the written consent of such member.

In addition, without the consent of members (including us, the managing member and entities controlled by us or the managing member) holding a majority of OP units then held by the members (including us, the managing member and entities controlled by us or the managing member), entitled to vote on or consent to such matter, the managing member may not do any of the following, or enter into any transaction that would have the effect of the following, without the approval of our Board:

•	terminate the OP Operating Agreement, except as explicitly permitted therein;

•	transfer any portion of its membership interest or admit into the company any additional or successor managing member (other than to us or one of our wholly owned subsidiaries or in connection with a permitted Termination Transaction);

•	voluntarily withdraw as managing member except in connection with a permitted transfer of its entire interest to an entity that will become the new managing member or in connection with a permitted Termination Transaction;

•	make a general assignment for the benefit of creditors, appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of OP;

•	institute any proceeding for bankruptcy by OP;

•	undertake a merger or consolidation of OP with or into another person, or a conversion of OP into another entity, other than in connection with a Termination Transaction effected in accordance with the OP Operating Agreement; or

•	effect a sale, lease, exchange or other transfer of all or substantially all of the assets of OP in a single transaction or a series of related transactions outside the ordinary course of OP’s business, other than in connection with a Termination Transaction.

Distributions to Holders of OP Units

The OP Operating Agreement requires that we cause OP to distribute quarterly all, or such portions as we may determine, of available cash generated by OP during such quarter to the holders of OP units in accordance with such holders’ respective percentage interests except that all payments received by OP from the management agreement will be distributed to us. We, in our sole and absolute discretion, may cause OP to distribute available cash to the holders of OP units on a more or less frequent basis than quarterly.

We will make reasonable efforts to distribute available cash to us, as managing member, in an amount sufficient to enable us to pay stockholder dividends that will satisfy our requirements for qualifying as a REIT and to avoid any federal income or excise tax liability for us

Upon the liquidation of OP, property shall be liquidated and distributed in the following order: (i) first, to the satisfaction of all of OP’s debts and liabilities other than holders of OP units, (ii) second, to the satisfaction of all of OP’s debts and liabilities to us, (iii) third, to the satisfaction of all of OP’s debts and liabilities to holders of OP units, and (iv) finally, the balance, if any, to the holders of OP units in accordance with their capital account balances, after giving effect to all contributions, distributions and allocations for all periods.

Redemption/Exchange Rights

A member or an assignee has the right, subject to any restrictions pursuant to any other agreement (including any lock-up agreement) between a member or an assignee and OP, to require OP to redeem part or all of its OP Units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, determined in accordance with and subject to adjustment as provided in the OP Operating Agreement. Alternatively, we may elect to acquire those OP Units in exchange for shares of our common stock. Our acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, distributions of warrants or stock rights, specified extraordinary distributions and similar events. Notwithstanding the foregoing, we are not required to redeem such member’s or assignee’s OP Units if our election to acquire such OP Units in exchange for shares of our Class A Common Stock would cause any person to violate the ownership limits or the other restrictions on ownership and transfer of our common stock, after giving effect to any waivers or modifications of such limits granted by our board of directors. With each redemption or exchange, we increase our percentage ownership interest in OP.

In addition, if our election to acquire OP Units tendered for redemption in exchange for shares of our common stock would cause any person to violate the restrictions on ownership and transfer of our stock and we are eligible to file a registration statement on Form S-3 under the Securities Act, then we may also elect, in our sole and absolute discretion, to redeem OP units with the proceeds from a public offering or private placement of our common stock. In the event we elect this option, we may require the other members to also elect whether or not to participate. Participating members will receive on the redemption date for each OP Unit (subject to adjustment) the net proceeds per share received in the public offering but will have a limited opportunity to withdraw their OP Units from the redemption immediately prior to the pricing of the public offering.

Issuance of Units, Stock or Other Securities

We, as the managing member of OP, have the power to cause OP to issue additional units of membership interest in one or more classes or series. These additional units of membership interest may include preferred membership units. Generally, we may issue additional shares of our stock, or rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of our stock, only if we cause OP to issue to us membership interests or rights, options, warrants or convertible or exchangeable securities of OP having economic rights that are substantially similar to the securities that we have issued.

LTIP Units

We, as managing member of OP, may from time to time issue LTIP units, in one or more classes or series to persons or entities who provide services to OP, for such consideration as we, as managing member of OP, may determine to be appropriate. Except to the extent a capital contribution to OP is made with respect to a LTIP unit, each LTIP unit is intended to qualify as a “profits interest” in OP for tax purposes.

Subject to the provisions of the OP Operating Agreement, LTIP units shall be treated as OP units, with all of the rights, privileges and obligations attendant thereto. In particular, subject to the terms of any LTIP award or vesting agreement or by us, as managing member of OP, with respect to any particular class or series of LTIP units, a holder of LTIP units shall be entitled to transfer its vested LTIP units to the same extent, and subject to the same restrictions as holders of OP units are entitled to transfer their OP units under the OP Operating Agreement. Further, except as otherwise provided in the OP Operating Agreement, LTIP units rank pari passu with OP Units as to the payment of regular and special periodic or other distributions.

In addition, unless otherwise provided in an LTIP award, vesting agreement or by us, as managing member of OP, with respect to any particular class or series of LTIP units, a holder of LTIP units shall have the right, at its option, at any time to convert all or a portion of its vested LTIP units into OP units; provided that a holder may not exercise such right for less than the lesser of (x) 1,000 vested LTIP units and (y) all of the remaining vested LTIP units owned by such holder.

Capital Contributions

The OP Operating Agreement provides that the managing member may authorize the issuance of additional membership interests in exchange for such capital contributions, if any, as the managing member may approve. Under the OP Operating Agreement, we are generally obligated to contribute the net proceeds we receive from any offering of our shares of stock as additional capital to OP in exchange for additional OP Units.

The OP Operating Agreement provides that we may make additional capital contributions, including the contribution of property or assets, to OP in exchange for additional OP Units. If we contribute additional capital and receive additional OP Units in exchange for the capital contribution, our percentage interest in OP will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of OP at the time of the contributions. In addition, if we contribute additional capital and receive additional OP Units for the capital contribution, the capital accounts of the members may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof.

Preemptive Rights

Except to the extent expressly provided in the OP Operating Agreement or in any membership unit designation, no person or entity, including any member or assignee of OP, has any preemptive, preferential, participation or similar right or rights with to subscribe for or acquire any membership interests of OP.

Borrowing by OP

We, as the managing member of OP, may cause OP to borrow money and to issue and guarantee debt , whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire additional properties necessary, useful or desirable in connection with its business.

Tax Matters

We, as the managing member of OP, are the tax matters partner of OP, and we have the authority under the Internal Revenue Code to handle tax audits on behalf of OP. In addition, we have the authority to arrange for the preparation and filing of OP’s tax returns and to make tax elections under the Internal Revenue Code on behalf of OP.

Allocations of Net Income and Net Losses to Members

The net income or net loss of OP is generally allocated to the managing member and the non-managing members of OP in accordance with their respective ownership of OP Units except gross income and the gain of OP associated with the management agreement will be specially allocated to us. However, in some cases, gains or losses may be disproportionately allocated to members who have contributed property to or guaranteed debt of OP. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations.

Operations

We intend to cause the managing member of OP to manage OP in a manner that will enable us to maintain our qualification as a REIT and to minimize any U.S. federal income tax liability.

The OP Operating Agreement provides that OP will assume and pay when due, or reimburse us for payment of, all costs and expenses relating to the operations of, or for the benefit of, OP.

Change of Control and Termination Transactions

As managing member, we may not engage in, or cause or permit, a Termination Transaction, other than with the consent of members (other than us, the managing member and entities controlled by us or the managing member) holding a majority of all the outstanding OP Units held by all members (other than us, the managing member and entities controlled by us or the managing member) entitled to vote on or consent to such matter, unless the requirements discussed below are satisfied. A “Termination Transaction” means any direct or indirect transfer of all or any portion of our membership interest in OP or, if we are not the managing member, any direct or indirect transfer of our interest in the managing member in connection with, or any other occurrence of:

•	a merger, consolidation or other combination transaction involving us or the managing member;

•	a sale, lease, exchange or other transfer of all or substantially all of our assets not in the ordinary course of our business, whether in a single transaction or a series of related transactions;

•	a reclassification, recapitalization or similar change of our outstanding shares of our Class A Common Stock or Class B Common Stock (other than a change in par value, or from par value to no par value, or as a result of a stock split, stock dividend or similar subdivision);

•	the adoption of any plan of liquidation or dissolution of us or the managing member; or

•	a transfer of all or any portion of our membership interest in OP or, if we are not the managing member, any transfer of our interest in the managing member, other than certain permitted transfers to affiliated entities.

The consent of the non-managing members to a Termination Transaction is not required if:

(1) in connection with the Termination Transaction, each OP Unit is entitled to receive the “transaction consideration,” defined as the fair market value, at the time of the Termination Transaction, of an amount of cash, securities or other property equal to the product of:

•	the number of shares of our common stock into which each OP Unit is then exchangeable; and

•	the greatest amount of cash, securities or other property paid to the holder of one share of our common stock in consideration of such share in connection with the Termination Transaction;

•	provided that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer is made to and accepted by the holders of a majority of the outstanding shares of our common stock, the transaction consideration will refer to the fair market value of the greatest amount of cash, securities or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its OP Units immediately prior to the expiration of such purchase, tender or exchange offer and had accepted such purchase, tender or exchange offer; or

(2) all of the following conditions are met: (i) substantially all of the assets directly or indirectly owned by OP prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by OP or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with OP, which we refer to as the “surviving company,” (ii) the surviving company is classified as a partnership for U.S. federal income tax purposes; (iii) the rights of such members with respect to the surviving company include:

(a) if we or our successor is a REIT with a single class of publicly traded common equity securities, the right to redeem their interests in the surviving company on terms substantially comparable to those under the OP Operating Agreement for either: (1) a number of such of REIT’s publicly traded common equity securities with a fair market value, as of the date of consummation of such Termination Transaction, equal to the transaction consideration referred to above, subject to anti-dilution adjustments, which we refer to as the “successor shares amount;” or (2) cash in an amount equal to the fair market value of the successor shares amount at the time of such redemption; or

(b) if we or our successor is not a REIT with a single class of publicly traded common equity securities, the right to redeem their interests in the surviving company for cash in an amount equal to the transaction consideration; or

(c) in any Termination Transaction that is a merger, consolidation or other combination with or into another person, immediately following the consummation of such Termination Transaction, the equity holders of the surviving entity are substantially identical to the shareholders of the Company prior to such transaction.

Term

The OP Operating Agreement will continue indefinitely unless OP is dissolved in accordance with the terms of the OP Operating Agreement or as otherwise provided by law.

Indemnification and Limitation of Liability

To the extent permitted by applicable law, the OP Operating Agreement indemnifies us, our directors, officers and employees, the managing member, officers and employees, employees of OP and any other persons whom the managing member may designate from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, or that relate to the operations of OP in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise unless:

•	it is established by a final judgment of a court of competent jurisdiction that the act or omission of the indemnitee was material and was committed in bad faith, constituted fraud or was a result of active and deliberate dishonesty on the part of the indemnitee;

•	the claim is brought by the indemnitee (other than to enforce the indemnitee’s rights to indemnification or advance of expenses);

•	the indemnitee received an improper personal benefit in money, property or services; or

•	in criminal proceedings, there are reasonable grounds to believe that the indemnitee’s act or omission was unlawful.

Registration Rights Agreement

In conjunction with the execution of the Contribution Agreement, we entered into a Registration Rights Agreement with Colony Capital, CC Holdings, New Colony Holdings, FHB LLC, CCH I, Mr. Saltzman and the other persons party to the Registration Rights Agreement from time to time. Under the Registration Rights Agreement, we are obligated to file a shelf registration statement under the Securities Act, registering the resale of (i) shares of the Company’s Class A Common Stock, and (ii) shares of the Company’s Class A Common Stock issued or issuable upon conversion of Class B Common Stock or upon exchange of OP Units, in each case, issued upon the closing of the transactions pursuant to the Contribution Agreement. We have agreed to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC not later than the date of the closing under the Contribution Agreement.

To the extent that the initial registration statement does not cover all of the shares registrable pursuant to the Registration Rights Agreement, we also are obligated to file one or more additional shelf registration statements under the Securities Act, registering the resale of all other registrable shares. We have agreed to use commercially reasonable efforts to cause any such additional registration statement to be declared effective by the SEC as soon as reasonably practicable. In the case of any registrable shares subject to an earn-out, we must use commercially reasonable efforts to either include such securities on an existing registration statement by filing a post-effective amendment to such registration statement or file an additional registration statement registering such securities. We have agreed to use commercially reasonable efforts to cause such post-effective amendment or additional registration statement to be declared effective promptly following the date such securities are earned.

We have agreed to keep registration statements covering registrable shares continuously effective until the later of (i) six months following the fifth anniversary of the closing under the Contribution Agreement, and (ii) the holders of registrable shares hold, in the aggregate, registrable shares with an aggregate offering price of less than $75.0 million.

We will bear certain costs of registration, including, among other things, registration and filing fees, printing expenses, attorneys’ fees, accountants’ fees and other reasonable expenses.

We may suspend the use of a registration statement (which suspension shall not exceed more than 60 days at any one time or 90 days in any 365-day period) under certain circumstances, such as disclosing material non-public information at a time we determine not to be in our best interests.

CAH License Agreement

Pursuant to a trademark license agreement between OP, as licensor, and CAH Manager, as licensee, OP will grant to CAH a non-exclusive, non-transferable, perpetual (subject to termination as described below), revocable, royalty-free, and worldwide license to use the Colony Mark only in connection with engaging in debt and equity investments in North American residential properties and related operational activities. OP may terminate the agreement in the event of (i) CAH’s material and incurable breach (or, if the breach is curable, if such breach is uncured within a specified period), (ii) CAH’s bankruptcy or insolvency (or certain related proceedings), (iii) certain changes in control of CAH, or (iv) CAH’s discontinuing use of the Colony Mark for 12 consecutive months. Each party indemnifies the other for third party claims arising out of such party’s material breach of the agreement. CAH may not assign the agreement without the prior written consent of OP (which shall not be unreasonably withheld).

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

Proposal 3 is to consider and vote upon the proposal to approve adjourning the Special Meeting, if necessary or appropriate in the discretion of the Chairman of the Special Meeting, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve either the Issuances or the Charter Amendments.

General

The Special Meeting may be adjourned to another time or place, if necessary or appropriate in the discretion of the Chairman of the Special Meeting, to permit further solicitation of proxies to obtain additional votes in favor of either the Issuances or the Charter Amendments.

If, at the Special Meeting, the number of shares of common stock present or represented and voting in favor of the proposal to approve either the Issuances or the Charter Amendment is insufficient to approve such proposal, the Company intends to move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies for approval of such proposal. In addition, as permitted by the Maryland General Corporation Law, prior to the Special Meeting being convened, the meeting may be postponed by the Board to a date not more than 120 days after the record date for the Special Meeting. Moreover, pursuant to the Company’s bylaws, the chairman of the Special Meeting may adjourn the meeting without any action by the stockholders and without regard to whether a quorum is present. We are asking our stockholders to approve this adjournment if necessary or appropriate in the discretion of the Chairman of the Special Meeting.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast is required for approval of the Adjournment Proposal. For the purpose of the vote on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINATION

The following is a summary of certain U.S. federal income tax consequences of the Combination to us and to U.S. persons (as defined below) who hold shares of our common stock. The discussion is based upon the Internal Revenue Code, treasury regulations, court decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not address all of the U.S. federal income tax consequences that may be relevant to the Company or to particular stockholders. No ruling has been or will be obtained from the IRS regarding any matter relating to the Combination. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects described below. This summary of U.S. federal income tax consequences is for general information only.

For purposes of this discussion, a U.S. person is a beneficial owner of our common stock who for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof;

•	a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more United States persons to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

Stockholders are urged to consult their tax advisers regarding the U.S. federal income tax consequences of the Combination, as well as the effects of state, local and non-U.S. tax laws, including possible changes in tax law.

In General

The formation of OP as part of the Combination is intended to constitute, for U.S. federal income tax purposes, a tax-deferred contribution by us to a partnership. As a result, neither we nor holders of our common stock, in respect of those common stock holdings, are expected to recognize significant gain or loss for U.S. federal income tax purposes as a result of the Combination. In addition, the Combination is not expected to adversely affect our ability to continue to qualify as a REIT. Notwithstanding the foregoing, under the “investment company” rules under Section 721 of the Internal Revenue Code, the Combination generally would not qualify for tax-deferred treatment to the extent that it is treated under such rules as a contribution by us to an “investment company.” The investment company rules are complex, and there also is uncertainty regarding other aspects of the U.S. federal tax treatment of the Combination. If the Combination failed to qualify for tax-deferred treatment under the investment company rules or otherwise, we generally would recognize taxable gain for U.S. federal income tax purposes, possibly up to the extent that the fair market value of our assets immediately prior to the Combination exceeded their adjusted tax basis. If and to the extent that we were unable to make distributions for the year in which the Combination occurred at least equal to our taxable income (including our net long term capital gain and also any taxable income or gain recognized in connection with the Combination), we would be subject to U.S. federal income tax (and potentially excise tax) on any undistributed amounts and may also be unable to satisfy the distribution requirements applicable to REITs.

In addition, as a general matter, as a REIT, we generally will be unable to conduct directly a portion of the third-party management business of Colony Capital that we are acquiring in connection with the Combination. We therefore intend to conduct those operations through one or more taxable REIT subsidiaries (each, a “TRS”). A TRS is subject to regular corporate income tax on its net income. As a result, the net income generated by those operations generally will be subject to regular corporate income tax. Moreover, as a REIT, stock and other securities of a TRS constitute nonqualifying assets for purposes of the 75% asset test applicable to REITs, and, thus, no more than 25% of our total gross assets may be comprised of the stock or other securities of one or more taxable REIT subsidiaries and other nonqualifying assets (including goodwill and similar assets we are acquiring as a result of the Combination). In addition, dividends payable by taxable REIT subsidiaries constitute qualifying income for purposes of the 95% gross income test applicable to REITs, but nonqualifying income for purposes of the 75% gross income test applicable to REITs. Accordingly, if the value of the business we are acquiring in connection with the Combination and the income generated thereby increases relative to the value of our other, REIT-compliant assets and the income produced thereby, we may fail to satisfy one or more of the requirements applicable to REITs.

Certain Tax Aspects of OP and any Subsidiary Partnerships

Substantially all of our investments are expected to be held indirectly through OP. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. Accordingly, we will include in our income our share of the foregoing partnership items in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset and gross income tests, we will include our proportionate share of assets held by, and the gross income of, OP and subsidiaries of OP that are partnerships (“Subsidiary Partnerships”).

Our direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of any of the Subsidiary Partnerships as a partnership for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests and gross income tests, and in turn could prevent us from qualifying as a REIT unless we are eligible for relief from the violation pursuant to relief provisions described above. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distributions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 17, 2015, regarding the beneficial ownership of (i) our common stock, (ii) our Series A Cumulative Redeemable Preferred Stock, and (iii) our Series B Cumulative Redeemable Preferred Stock by:

•	each of our directors;

•	each of our executive officers; and

•	all of our directors, director nominees and executive officers as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days, the exercise of any option, warrant or right, or the power to revoke a trust, discretionary account or similar arrangement).

Unless otherwise indicated, the address of each named person is c/o Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, California 90404. The percentages below are based on 110,251,922 shares outstanding as of February 17, 2015. No shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Additionally, to our knowledge and based upon information available to us in securities filings made by our stockholders with the SEC, the following table sets forth certain information regarding the beneficial owners of more than 5% of our shares of common stock as of February 17, 2015:

	Common Stock			Preferred Stock
Beneficial Owner	Shares Owned		Percentage of Class	Shares Owned	Percentage of Class
Executive Officers and Directors
Thomas J. Barrack, Jr.	526,091	(1)(2)	*	—	—
Richard B. Saltzman	333,833	(2)	*	—	—
Ronald M. Sanders	90,249	(2)	*	—	—
Darren J. Tangen	146,389	(2)	*	—	—
Kevin P. Traenkle	193,727	(2)	*	—	—
Nancy A. Curtin	3,984	(2)	*	—	—
George G. C. Parker	12,787	(2)	*	—	—
John A. Somers	15,287	(2)	*	500	*
John L. Steffens	20,787	(2)	*	—	—

All directors and executive officers as a group (9 persons)	1,343,634		1.22%	500	*
Greater than Five Percent Beneficial Owners
EJF Capital LLC(3)	10,794,916		9.8%	—	—
BlackRock, Inc. (4)	9,024,566		8.2%	—	—
The Vanguard Group, Inc.(5)	6,732,909		6.1%	—	—
SAB Capital Advisors, L.L.C.(6)	6,060,980		5.5%	—	—

*	Represents less than 1.0% of the common stock outstanding as of February 17, 2015.

(1)	Represents shares held in a family trust of which Mr. Barrack is trustee, and shares directly owned by our Manager. Colony Capital is the managing member of our Manager, and Mr. Barrack is the sole managing member of Colony Capital. Accordingly, Mr. Barrack may be deemed to beneficially own all of the reported securities. This filing shall not be deemed an admission that Mr. Barrack is the beneficial owner of any securities beneficially owned by our Manager except to the extent of his pecuniary interest therein.
(2)	Includes shares of restricted common stock subject to time vesting.
(3)	Based on information provided in a Schedule 13G/A filed on February 17, 2015 jointly by EJF Capital LLC, Emanuel J. Friedman, EJF Debt Opportunities Master Fund, L.P., EJF Debt Opportunities GP, LLC and other investment funds and their general partners of which EJF Capital LLC is sole member and manager, EJF Capital LLC and Emanuel J. Friedman have shared voting and dispositive power with respect to 10,794,916 shares of our common stock. According to the Schedule 13G/A, EJF Capital LLC is the sole member and manager of the general partner of various investment funds that hold shares of our common stock and principal amounts of our 3.875% Convertible Senior Notes (“Notes”), including EJF Debt Opportunities Master Fund, L.P., together with its general partner, EJF Debt Opportunities GP, LLC, which have shared voting and dispositive power with respect to 6,499,755 of these shares. EJF Capital LLC therefore may be deemed to share beneficial ownership with those entities as well as with respect to shares in a managed account for which EJF Capital LLC serves as investment manager. In addition, according to the Schedule 13G/A, Emanuel J. Friedman is the controlling member of EJF Capital LLC and therefore may be deemed to share beneficial ownership of the shares of common stock and Notes with respect to which EJF Capital LLC may share beneficial ownership. The Schedule 13G/A indicates that due to the operation of the share ownership limits contained in our charter, certain of the Notes with respect to which EJF Capital LLC shares beneficial ownership are not currently convertible into shares of our common stock and are therefore not included in the total number of shares reported. The address of EJF Capital LLC, Emanuel J. Friedman and these various investment funds and their general partners, as reported by it in the Schedule 13G/A, is 2107 Wilson Boulevard, Suite 410, Arlington, VA 22201.
(4)	Based on information provided in a Schedule 13G/A filed on January 23, 2015, BlackRock, Inc. has sole voting power with respect to 8,776,321 of these shares and sole dispositive power with respect to 9,024,566 of these shares. The address of BlackRock, Inc., as reported by it in the Schedule 13G/A, is 55 East 52nd Street, New York, NY 10022.
(5)	Based on information provided in a Schedule 13G/A filed on February 11, 2015, The Vanguard Group, Inc. has sole voting power with respect to 153,095 of these shares, sole dispositive power with respect to 6,589,514 of these shares and shared dispositive power with respect to 143,395 of these shares. The address of The Vanguard Group, Inc., as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355.
(6)	Based on information provided in a Schedule 13G/A filed on February 17, 2015 jointly by SAB Capital Advisors, L.L.C., SAB Capital Management, L.P., SAB Capital Management, L.L.C. and Scott A. Bommer, each of SAB Capital Advisors, L.L.C., SAB Capital Management, L.P., SAB Capital Management, L.L.C. and Scott A. Bommer has sole voting power and sole dispositive power with respect to 0 shares of our common stock and shared voting power and shared dispositive power with respect to 6,060,980 shares of our common stock. The address of each of SAB Capital Advisors, L.L.C., SAB Capital Management, L.P., SAB Capital Management, L.L.C. and Scott A. Bommer is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

SELECTED HISTORICAL PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Our common stock is traded on the NYSE under the symbol “CLNY.” The following table illustrates the high, low and closing prices as reported on the NYSE and cash dividends declared by quarter during 2014 and 2013.

Quarter Ended	High	Low	Close	Cash Dividends Declared Per Share of Common Stock
March 31, 2013	23.48	19.75	22.20	0.35
June 30, 2013	23.73	19.13	19.89	0.35
September 30, 2013	21.39	19.03	19.98	0.35
December 31, 2013	21.12	19.55	20.29	0.35
March 31, 2014	23.35	20.09	21.95	0.35
June 30, 2014	23.42	20.87	23.22	0.36
September 30, 2014	23.51	21.59	22.38	0.36
December 31, 2014	24.92	20.86	23.82	0.37

On February 13, 2015, the last reported sale price of our common stock on the NYSE was $24.43 and there were 54 holders of record of our common stock.

Holders of our common stock are entitled to receive distributions if and when the Board authorizes and declares distributions. The Board has not established any minimum distribution level. In order to maintain our qualification as a REIT, we intend to pay dividends to our stockholders that, on an annual basis, will represent at least 90% of our taxable income, which may not necessarily equal net income as calculated in accordance with GAAP, determined without regard to the deduction for dividends paid and excluding any net capital gains.

SELECTED HISTORICAL FINANCIAL DATA OF THE COMPANY

The following selected historical financial information of the Company as of and for each of the four years in the period ended December 31, 2013 and for the period from June 23, 2009 (date of inception) to December 31, 2009, have been derived from our audited consolidated financial statements, which are incorporated by reference into this proxy statement. The selected historical financial information as of and for the nine months ended September 30, 2014 and 2013 have been derived from our unaudited consolidated financial statements contained in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013. Certain amounts for the years ended December 31, 2013 and 2012 have been reclassified to conform to the Company’s current presentation of including accelerated amortization of discounts on loans on early repayment as part of interest income rather than other gain (loss). The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the year ended December 31, 2014 or any future periods.

We commenced operations upon completion of our initial public offering on September 29, 2009 and have been actively investing in our target assets. Due to our ongoing capital raising and investment activities, the selected financial data presented below do not reflect comparable year over year results, nor are they indicative of future financial condition or results of operations.

	Nine Months Ended September 30,		Year Ended December 31,				Period from June 23, 2009 (Date of Inception) to December 31, 2009
(In thousands, except per share data)	2014	2013	2013	2012	2011	2010
Statements of Operations Data:
Total income	$215,052	$125,379	$183,799	$107,963	$65,469	$27,425	$1,091
Net income (loss)	128,799	86,719	125,923	68,205	43,364	17,754	(398)
Net income (loss) attributable to Colony Financial, Inc.	98,333	71,507	101,765	62,011	42,260	17,731	(400)
Net income (loss) attributable to common stockholders	80,435	55,442	80,345	48,096	42,260	17,731	(400)
Share Data:
Net income (loss) per share attributable to common stockholders—basic	$0.86	$0.86	$1.20	$1.33	$1.47	$1.20	$(0.06)
Net income (loss) per share attributable to common stockholders—diluted	$0.85	$0.86	$1.20	$1.32	$1.46	$1.18	$(0.06)
Dividends per common share	$1.07	$1.05	$1.40	$1.44	$1.31	$0.97	$0.07

	As of September 30, 2014	As of December 31,
(In thousands)		2013	2012	2011	2010	2009
Balance Sheet Data:
Total assets	$3,953,650	$2,628,552	$1,435,567	$727,519	$390,457	$287,529
Total debt	1,091,830	616,107	108,167	82,845	34,000	—
Total liabilities	1,231,427	674,325	152,537	114,029	57,178	14,112
Total stockholders’ equity	2,451,165	1,684,310	1,223,331	602,976	333,039	273,377
Total equity	2,722,223	1,954,227	1,283,030	613,490	333,279	273,417

SELECTED HISTORICAL FINANCIAL DATA OF COLONY CAPITAL

The following selected historical financial information as of and for each of the three years in the period ended December 31, 2013 have been derived from Colony Capital’s audited combined financial statements included in this proxy statement. Selected historical financial information as of and for each of the two years in the period ended December 31, 2010 have been derived from Colony Capital’s unaudited financial statements that are not included in this proxy statement. The selected historical financial information as of and for the nine months ended September 30, 2014 and 2013 have been derived from Colony Capital’s unaudited consolidated financial statements included in this proxy statement.

The following selected historical financial information should be read with Colony Capital’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Colony Capital’s combined financial statements and the notes thereto included in this proxy statement. Colony Capital’s historical results are not necessarily indicative of results for any future periods.

	Nine Months Ended September 30,		Year Ended December 31,
(In thousands)	2014	2013	2013	2012	2011	2010	2009
Statements of Operations Data
Total revenues	$117,596	$113,380	$151,813	$146,420	$139,734	$151,154	$150,725
Total expenses	98,163	85,565	132,406	115,738	113,519	113,285	114,230
Net income	19,433	27,815	19,407	30,682	26,215	37,869	36,495
Net income allocable to members	19,433	27,815	19,446	30,727	26,215	37,869	36,495

	September 30,	December 31,
(In thousands)	2014	2013	2012	2011	2010	2009
Balance Sheet Data
Cash and cash equivalents	$29,119	$42,474	$21,715	$43,771	$53,667	$59,998
Due from affiliates	41,458	31,915	48,267	28,687	35,445	29,622
Fixed assets, net	48,030	51,554	81,639	33,619	36,994	39,897
Total assets	133,929	142,514	154,005	110,573	132,523	135,011
Total debt	53,617	65,167	75,008	29,914	36,413	36,967
Total liabilities	97,797	102,518	114,947	87,273	101,856	111,629
Total members’ equity	35,951	39,815	38,838	23,300	30,667	23,382
Total equity	36,132	39,996	39,058	23,300	30,667	23,382

PRO FORMA SELECTED FINANCIAL DATA

The following pro forma selected financial information as of and for the nine months ended September 30, 2014 and for the year ended December 31, 2013 are presented to show the pro forma effect of the Combination. See “Unaudited Pro Forma Consolidated Financial Information” beginning on page 139 for additional details. The pro forma selected financial information is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved by the consolidated company for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position of the consolidated company that may occur in the future.

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
(In thousands, except per share data)
Pro Forma Statements of Operations Data:
Total income	$305,235	$305,987
Net income	137,274	129,246
Net income attributable to Colony Financial, Inc.	90,766	85,624
Net income attributable to common stockholders	72,868	64,204
Net income per share attributable to common stockholders—basic	$0.75	$0.91
Net income per share attributable to common stockholders—diluted	$0.75	$0.91

(In thousands)	As of September 30, 2014
Pro Forma Balance Sheet Data:
Total assets	4,764,273
Total debt	1,145,447
Total liabilities	1,422,589
Total stockholders’ equity	2,547,977
Total equity	3,341,684

HISTORICAL AND PRO FORMA PER SHARE DATA

The following table presents selected historical and pro forma per share data. The selected pro forma per share data have been derived from our unaudited pro forma consolidated financial information, beginning on page 139. The selected pro forma per share data are not necessarily indicative of the consolidated results of operations or financial position that might have been achieved by the consolidated company for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position of the consolidated company that may occur in the future. The information set forth below should be read in conjunction with our consolidated financial statements and notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference in this proxy statement, and our unaudited pro forma financial statements, beginning on page 139.

	Nine Months Ended September 30, 2014		Year Ended December 31, 2013
	Pro Forma(1)	Historical	Pro Forma(1)	Historical
Cash distributions declared per common share	$1.07	$1.07	$1.40	$1.40
Net income per share attributable to common stockholders—basic	$0.75	$0.86	$0.91	$1.20

	At September 30, 2014
	Pro Forma(2)	Historical
Book value per outstanding share	$19.57	$19.27

(1)	Pro forma to give effect to the Combination as if it had occurred on January 1, 2013.
(2)	Pro forma to give effect to the Combination as if it had occurred on September 30, 2014. Based on pro forma stockholders’ equity as of September 30, 2014, presented elsewhere in this proxy statement, and approximately 112.9 million aggregate shares of pro forma outstanding Class A Common Stock and Class B Common Stock which include approximately 3.3 million aggregate shares to be issued as part of upfront consideration.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF COLONY CAPITAL

The historical combined financial data discussed below reflects the historical combined results and financial position of the real estate investment management businesses and operations of Colony Capital that will be contributed to the Company in the Combination. The following discussion and analysis should be read in conjunction with the audited combined financial statements and the related notes included elsewhere in this proxy statement. The historical combined financial statements do not give effect to the Combination and therefore may not necessarily be representative of Colony Capital’s financial condition and results of operations upon consummation of, and subsequent to, the Combination. In addition, this discussion and analysis contains forward-looking statements and involves numerous risks and uncertainties. Actual results may differ materially from those discussed in any forward-looking statements.

Overview

Colony Capital is a leading global real estate private equity investment management firm with approximately 300 employees in 13 offices located in 10 countries with approximately $19.0 billion of assets under management (“AUM”) and over $2.0 billion of uncalled equity capital available for investment at September 30, 2014. Over its history, Colony Capital has managed the acquisition of over 37,000 assets and loans representing over $60 billion in value.

Colony Capital’s primary activities include the (i) sponsorship and capital-raising activities on behalf of certain limited partnerships (the “Partnerships”), which are engaged in the acquisition, management and disposition of real estate and real estate-related assets, including mortgage loans, and (ii) identification, structuring, consummation, management and disposition of investments on behalf of the Partnerships. The Partnerships invest in a diversified portfolio of investments consisting of direct or indirect exposure to debt or preferred equity instruments secured by real estate assets and equity investments in core-plus, value-added and opportunistic real estate portfolios. While Colony Capital has made advances to certain of its affiliates, including the general partners of the Partnerships (“GPs”), it has not historically invested in or held direct interests in the Partnerships or the GPs.

In addition to managing the Partnerships, Colony Capital has asset management companies (“AMC”), which provide portfolio management services to affiliated entities that hold over 3,500 loans with combined unpaid principal balance of over $3.0 billion at September 30, 2014.

Results of Operations

The following tables set forth information regarding Colony Capital’s combined results of operations and certain key operating metrics for the nine months ended September 30, 2014 and 2013 and the years ended December 31, 2013, 2012 and 2011, respectively.

	Nine months ended September 30,		Year ended December 31,
(In thousands)	2014	2013	2013	2012	2011
Revenue:
Management and real estate management fees	$97,671	$98,201	$129,103	$127,573	$129,409
Cost reimbursements	16,504	12,622	19,846	16,548	8,762
Other	3,421	2,557	2,864	2,299	1,563

Total revenues	117,596	113,380	151,813	146,420	139,734
Expenses:
Compensation	63,191	51,363	73,183	70,306	71,038
General and administrative	34,534	27,191	54,087	35,167	32,424
Income sharing with an affiliate	—	6,619	4,453	9,654	8,752
Income tax	438	392	683	611	1,305

Total expenses	98,163	85,565	132,406	115,738	113,519

Net income	$19,433	$27,815	$19,407	$30,682	$26,215

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013

Revenues

Colony Capital’s revenues consist primarily of investment management fees, real estate management fees, cost reimbursements and advisory fees. Investment management fees are generally based on a defined percentage of total commitments, deployed capital or net invested capital. Colony Capital also receives cost reimbursements from the Partnerships and their affiliates for asset management, investment advisory and administrative costs incurred on their behalf. Real estate management fees are separated into (i) an asset management fee related to initial underwriting, and (ii) an ongoing management fee. All fees are recognized as revenue when services are performed. The ongoing management fee portion is deferred and recognized as revenue over the expected holding period of each investment as it relates to ongoing services provided throughout the life of the investment. The cost reimbursements are based on compensation, bonuses and benefits, allocated overhead and other expenses incurred by personnel directly attributable to the affiliated funds and are reflected on a gross basis in Colony Capital’s combined financial statements. A portion of the cost reimbursements is based on AUM.

Management and real estate management fees. Management and real estate management fees decreased slightly by $530,000, or 0.5%, to $97.7 million for the nine months ended September 30, 2014 compared to $98.2 million for the nine months ended September 30, 2013. The decrease was primarily due to various realizations at real estate opportunity funds and distressed credit funds managed by Colony Capital for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013, partially offset by higher base management fees earned from the Company.

Cost Reimbursements. Cost reimbursements increased by $3.9 million, or 30.8%, to $16.5 million for the nine months ended September 30, 2014 compared to $12.6 million for the nine months ended September 30, 2013, primarily due to increased (i) reimbursements from CAH OP for administrative expenses and seconded employees, and (ii) increased allocations resulting from higher AUM by certain affiliated funds.

Other. Other revenue increased by $864,000, or 33.8%, to $3.4 million in the nine months ending September 30, 2014, primarily due to increased advisory fees for providing real estate acquisition services.

Expenses

Compensation. Compensation and benefits increased by $11.8 million, or 23.0%, to $63.2 million for the nine months ended September 30, 2014 compared to $51.4 million for the nine months ended September 30, 2013. The increase was primarily due to an increase in headcount to support the growth of Colony Capital’s business both for increased AUM and the number of investment vehicles, additional compensation costs related to Colony Capital’s acquisitions of the net assets and operations of two affiliates, which provided management and advisory services to certain of the Partnerships’ investments in August 2013 and February 2014 and increased bonuses commensurate with the foregoing.

General and Administrative. General and administrative expenses include costs primarily related to professional services (including placement fees), leasing and occupancy costs, travel and related expenses (including the costs of Colony Capital’s private aircraft), communication and information services, depreciation and amortization expense and other general operating items. General and administrative expenses increased by $7.3 million, or 27.0%, to $34.5 million for the nine months ended September 30, 2014 compared to $27.2 million for the nine months ended September 30, 2013. The increase was primarily due to increased operating expenses associated with the acquisitions of certain affiliates, unconsummated deal expenses, placement fees paid in connection with our capital raising activities and other operating costs associated with the growth and increased activity of Colony Capital’s business.

Income-Sharing with an Affiliated Entity. In 2006, Colony Capital entered into an agreement with an affiliated entity (the “Colyzeo Affiliate”), whereby the Colyzeo Affiliate was entitled to management fee revenue generated by certain funds, net of allocable expenses, based on a formulaic calculation (“Income-Sharing Agreement”). The agreement was terminated in August 2013, at which time Colony Capital acquired the Colyzeo Affiliate’s net assets and operations. Income-sharing with an affiliated entity was $0 for the nine months ended September 30, 2014 compared to $6.6 million for the nine months ended September 30, 2013.

Income Taxes. Colony Capital is a combination of limited liability companies, which are considered disregarded entities for U.S. federal income tax purposes. Accordingly, income or loss is generally included in the tax returns of the members. However, certain foreign subsidiaries of Colony Capital are subject to income taxes, which totaled $438,000 for the nine months ended September 30, 2014 compared to $392,000 for the nine months ended September 30, 2013.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Revenues

Management and real estate management fees. Investment management and real estate management fees increased by $1.5 million, or 1.2%, to $129.1 million for the year ended December 31, 2013 compared to $127.6 million for the year ended December 31, 2012. The increase was primarily due to increased management fees as a result of higher capital deployment at the Partnerships, which increased net invested capital and higher management fees earned from the Company due to additional capital raised and corresponding increases in its stockholders’ equity.

Cost Reimbursements. Cost reimbursements increased by $3.3 million, or 19.9%, to $19.8 million for the year ended December 31, 2013 compared to $16.5 million for the year ended December 31, 2012. The increase was primarily attributed to the growth in portfolio management services and personnel costs related to AMCs and reimbursements from CAH for administrative expenses and seconded employees.

Other. Other revenues increased by $565,000, or 24.6%, to $2.9 million primarily due to increased advisory fees for providing real estate acquisition services.

Expenses

Compensation. Compensation and benefits increased by $2.9 million, or 4.1% to $73.2 million for the year ended December 31, 2013 compared to $70.3 million the year ended December 31, 2012. The increase was primarily due to an increase in headcount to support the growth of Colony Capital’s business and additional personnel expenses associated with Colony Capital’s acquisition of the operations and net assets of the Colyzeo Affiliate.

General and Administrative. General and administrative expense increased by $18.9 million, or 53.8%, to $54.1 million for the year ended December 31, 2013 compared to $35.2 million for the year ended December 31, 2012. The increase was primarily due to increased legal and other professional expenses and travel costs due to the growth of Colony Capital’s business, higher interest expense due to borrowings to acquire a new aircraft in 2012, higher depreciation expense related to the new aircraft, the write-down of deferred real estate management fees receivable from Colyzeo Investors, L.P. (“Colyzeo I”) due to declines in the fair value of the fund’s underlying investments, and an impairment loss on an aircraft classified as held for sale in 2013 and subsequently sold in 2014, partially offset by decreased in other operating expenses.

Income-Sharing with an Affiliated Entity. Income-sharing with an affiliated entity decreased by $5.2 million, or 53.9%, to $4.5 million for the year end ended December 31, 2013 compared to $9.7 million for the year ended December 31, 2012. The decrease was primarily due to the termination of the Income-Sharing Agreement in August 2013. Concurrently with the termination, as part of an acquisition of shares of an entity previously controlled by the Colyzeo Affiliate, Colony Capital received net assets with an estimated fair value of $1.6 million in exchange for nominal cash consideration. The excess of the net assets acquired over the cash consideration paid was accounted for as a settlement of the preexisting relationship and offset income-sharing expense accrued to the Colyzeo Affiliate under the Income-Sharing Agreement prior to its termination.

Income Taxes. Income taxes related to certain of Colony Capital’s foreign operations totaled $683,000 for the year ended December 31, 2013 compared to $611,000 for the year ended December 31, 2012. The change is primarily attributable to an increase in income from foreign subsidiaries.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

Revenues

Management and Real Estate Management Fees. Investment management and real estate management fees decreased by $1.8 million, or 1.4%, to $127.6 million for the year ended December 31, 2012 compared to $129.4 million for the year ended December 31, 2011. The decrease was primarily due to a decrease in investment management fees as a result of investment realizations at the Partnerships, which reduced net invested capital, partially offset by increased base management fees from the Company as a result of an increase in its stockholders’ equity.

Cost Reimbursements. Cost reimbursements increased by $7.8 million, or 88.9%, to $16.5 million for the year ended December 31, 2012 compared to $8.8 million for the year ended December 31, 2011. The increase was primarily attributed to the growth in Colony Capital’s portfolio management services, including AMCs and the corresponding increase in headcount, as well as reimbursements of administrative and personnel costs from CAH, which was formed in March 2012.

Other. Other revenue increased by $736,000, or 47.1%, to $2.3 million for the year ended December 31, 2012 compared to $1.6 million for the year ended December 31, 2011. The increase was primarily attributable to a gain on the sale of an investment.

Expenses

Compensation. Compensation expense decreased by $732,000, or 1.0%, to $70.3 million for the year ended December 31, 2012 compared to $71.0 million for the year ended December 31, 2011. The decrease was primarily related to lower severance and other employment costs while partially offset by an increase in Colony Capital’s headcount.

General and Administrative. General and administrative expense increased by $2.7 million, or 8.5%, to $35.2 million for the year ended December 31, 2012 compared to $32.4 million for the year ended December 31, 2011. The increase in general and administrative expenses was primarily related to increased unconsummated deal costs, increased operating expenses related to the growth of Colony Capital’s business, non-recurring restructuring expense relating to a promissory note from an affiliate, partially offset by a decrease in office relocation expenses and private aircraft-related expenses.

Income-Sharing with an Affiliated Entity. Income-sharing with an affiliated entity increased by $902,000 or 10.3% to $9.7 million for the year end ended December 31, 2012 compared to $8.8 million for the year ended December 31, 2011. The increase is primarily attributable to an increase of profitability resulting from reduction of severance costs and a non-recurring fee credit of real estate management fees in 2011 at the underlying Partnerships.

Income Taxes. Income taxes related to certain of Colony Capital’s foreign operations totaled $611,000 for the year ended December 31, 2012 compared to $1.3 million for the year ended December 31, 2011. The change is primarily attributable to a decrease in taxable income at Colony Capital’s foreign subsidiaries resulting from lower transfer pricing arrangements.

Liquidity and Capital Resources and Colony Capital’s Future Sources of Cash and Liquidity Needs

Historical Liquidity and Capital Resources

Colony Capital has typically met its historical liquidity and capital requirements through cash generated from its operations. Colony Capital’s credit facilities have historically provided a back-up or standby source for its short-term liquidity needs. Colony Capital’s primary cash flow activities involve (i) generating net cash flow from operations, which largely includes management fees and cost reimbursements, and (ii) making distributions to the members. As of September 30, 2014, Colony Capital’s cash and cash equivalents were $29.1 million, including investments in money market funds. Historically, Colony Capital’s management fees have largely covered its operating costs and Colony Capital has distributed most of the fees after related operating expenses and compensation, a substantial amount of which is typically paid around the calendar year-end. Prior to the Combination, Colony Capital expects to make cash distributions to the members, a portion of which will be related to Colony Capital’s previously undistributed earnings.

Ongoing sources of cash include (i) management fees, which are collected monthly, quarterly or annually, (ii) asset management fees, which are contingent upon the amount of capital invested, and (iii) advisory fees, which are collected monthly or quarterly. Colony Capital primarily uses cash flow from operations to pay compensation and related expenses, general and administrative and other expenses, income taxes, debt service, capital expenditures and distributions. Colony Capital believes that it has sufficient access to cash from existing balances and from the revolving credit facilities to fund its operations and meet its commitments

Cash Flows

The significant captions and amounts from Colony Capital’s combined and consolidated financial statements, in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), are summarized below. Negative amounts represent a net outflow, or use of cash.

	Nine Months Ended September 30,		Year Ended December 31,
(In thousands)	2014	2013	2013	2012	2011
Statement of Cash Flows Data
Net cash flows from operating activities	$19,506	$42,880	$48,215	$(1,350)	$21,416
Net cash flows from investing activities	1,791	1,634	1,604	(50,960)	3,042
Net cash flows from financing activities	(33,936)	(24,557)	(28,968)	29,870	(33,754)
Effect of foreign exchange rate changes	(716)	(93)	(92)	384	(600)

Net change in cash and cash equivalents	$(13,355)	$19,864	$20,759	$(22,056)	$(9,896)

Operating Activities

Net cash provided by (used in) operating activities is primarily driven by Colony Capital’s earnings after adjusting for non-cash compensation. Colony Capital’s net cash flow provided by (used in) operating activities was $19.5 million, $42.9 million, $48.2 million, $(1.4) million and $21.4 million for the nine months ended September 30, 2014 and 2013 and the years ended December 31, 2013, 2012 and 2011, respectively. Generally, the changes in Colony Capital’s operating cash flows are attributable to timing of cash receipts from, or payments to, Colony Capital’s affiliates, including the Partnerships. Colony Capital believes that its ability to generate cash from operations, as well as the capacity under the revolving credit facilities, provides it with the necessary liquidity to manage short-term fluctuations in working capital, as well as to meet its short-term commitments.

Investing Activities

Colony Capital’s investing activities generally reflect cash acquired through affiliates net of capital expenditures. During the nine months ended September 30, 2014 and the years ended December 31, 2013 and 2012, Colony Capital acquired a total of four affiliates, which provided management and advisory services to certain of the Partnerships’ investments for nominal consideration. The acquired assets and liabilities were comprised primarily of net working capital, including cash and fee income receivable, net of accounts payable, accrued compensation and other accrued liabilities. Capital expenditures, which consist primarily of purchases of furniture and equipment used in Colony Capital’s operations, were $326,000, $598,000, $628,000, $51.6 million and $458,000 for the nine months ended September 30, 2014 and 2013 and the years ended December 31, 2013, 2012 and 2011, respectively. In 2012, Colony Capital purchased an aircraft for a total amount of $51.3 million, representing substantially all of total capital expenditures for that year. After September 30, 2014, Colony Capital sold an aircraft, generating net proceeds of approximately $12.3 million. In 2011, Colony Capital sold a small equity investment for gross proceeds of approximately $3.5 million, resulting in a gain on sale of $820,000.

Financing Activities

Colony Capital’s net cash flow provided by (used in) financing activities was $(33.9) million, $(24.6) million, $(29.0) million, $29.9 million and $(33.8) million during the nine months ended September 30, 2014 and 2013 and the years ended December 31, 2013, 2012 and 2011, respectively. Financing activities primarily include net distributions to Colony Capital’s members of $22.4 million, $17.7 million, $19.1 million, $15.5 million and $33.0 million for the nine months ended September 30, 2014 and 2013 and the years ended December 31, 2013, 2012 and 2011, respectively. Net proceeds from borrowings under (repayment of) Colony Capital’s debt obligations provided an increase (decrease) in cash to Colony Capital of $(11.6) million,

$(6.9) million, $(9.8) million, $45.1 million and $(749,000) for the nine months ended September 30, 2014 and 2013 and the years ended December 31, 2013, 2012 and 2011, respectively. During the year ended December 31, 2012, Colony Capital entered into a long-term financing arrangement totaling $40.8 million to finance the acquisition of an aircraft. Colony Capital’s net repayments during the other periods primarily reflect scheduled debt service payments on Colony Capital’s indebtedness.

Colony Capital’s Future Sources of Cash and Liquidity Needs

Colony Capital expects that its primary liquidity needs will be to (i) provide capital to facilitate its expansion into new businesses that are complementary to its existing investment and asset management and into financial advisory businesses that can benefit from being affiliated with Colony Capital, (ii) pay operating expenses, including cash compensation to its employees, (iii) fund capital expenditures, and (iv) repay borrowings and related interest costs. Colony Capital has multiple sources of liquidity to meet its capital needs, including cash on hand, annual cash flows from operations and funds from its credit facilities. Colony Capital believes that these sources will be sufficient to fund its capital needs for at least the next 12 months.

Critical Accounting Policies

For a discussion of Colony Capital’s critical accounting policies, please refer to the footnotes to the combined financial statements of Colony Capital included elsewhere in this proxy statement.

Contractual Obligations, Commitments and Contingencies

In the ordinary course of business, Colony Capital enters into contractual arrangements that may require future cash payments. Colony Capital’s contractual obligations generally consist of principal and interest payments on its long-term debt and payments due under operating leases for its various offices. The following table sets forth information relating to Colony Capital’s known contractual obligations on an undiscounted basis as of September 30, 2014.

	Payments Due by Period
In thousands	Total	Remainder of 2014[2]	2015	2016 - 2017	2018 - 2019	Thereafter
Debt payment obligations[1]	$53,617	$8,887	$1,762	$3,793	$4,198	$34,977
Interest obligations in debt[3]	18,757	577	2,187	4,105	3,700	8,188
Operating lease obligations	24,203	1,578	4,225	6,547	3,522	8,331

Total	$96,577	$11,042	$8,174	$14,445	$11,420	$51,496

1)	Debt obligations include an $8.4 million note payable obtained to finance the acquisition of our Gulfstream V (GV) aircraft, which was paid in full upon sale of the aircraft in October 2014, and $45.2 million in notes payable obtained to finance the acquisition of our G550 aircraft which require level monthly payments of principal and interest and balloon payments upon maturity in December 2025.
2)	Includes the repayment of $8.4 million of the GV note in October 2014, which was otherwise due upon maturity in December 2014.
3)	Interest obligations on the GV note, which bear a variable rate of interest equal to the three-year swap rate published by the U.S Federal Reserve plus 1.96% per annum, are based upon the rate in effect at September 30, 2014, or 3.49%. Interest obligations on the G550 notes, which bear interest at fixed rates with a weighted average rate of approximately 5.0%, are based upon the underlying amortization schedules for each note.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of Colony Capital’s business, it does not have any off-balance sheet financings or liabilities.

Quantitative and Qualitative Disclosures about Market Risk

Market risk includes the exposure to loss resulting from changes in interest rates, credit curve spreads, foreign currency exchange rates, commodity prices, market values and counterparty credit risk. The primary risk to which Colony Capital is exposed, either directly or indirectly, is foreign currency risk related to certain foreign subsidiaries whose functional currency is not the U.S. dollar.

While Colony Capital has long-term borrowings consisting of (i) notes to finance the acquisition of aircraft, and (ii) lines of credit to be used for general corporate purposes, the aircraft notes bear fixed rates of interest and there were no outstanding borrowings on the lines of credit at September 30, 2014 or December 31, 2013, 2012 or 2011. Accordingly, Colony Capital is not subject to a significant amount of interest rate risk.

Colony Capital also provides management and advisory services to certain affiliated Partnerships, which carry their investments at fair value in accordance with GAAP. However, since these fee arrangements are based upon a percentage of either committed capital, deployed capital, or net invested capital, Colony Capital is typically not subject to a significant amount of direct or indirect market risk arising from changes in the fair value of the Partnerships’ investments. While Colony Capital entered into a deferred real estate management fee arrangement with Colyzeo I that was dependent upon amounts received in the ultimate realization of the underlying investments, this arrangement was unique to the Colyzeo I vehicle, which has largely realized its investment holdings as of September 30, 2014, and will not be material to Colony Capital’s future operations.

Foreign Currency Risk

Colony Capital has foreign currency risk related to certain foreign subsidiaries whose functional currency is generally the Euro and, to a much lesser extent, other foreign currencies. Changes in foreign currency exchange rates could adversely affect the value of the net assets or liabilities of Colony Capital’s foreign subsidiaries. As of September 30, 2014, Colony Capital had approximately $114,000 in net liabilities related to foreign subsidiaries whose functional currency was the Euro. A 10% change in exchange rates in effect at September 30, 2014 for the Euro would result in a $11,000 increase or decrease in the translation gain or loss for Colony Capital’s foreign subsidiaries, which is included as a component of other comprehensive income in Colony Capital’s combined financial statements. The amount of foreign currency gain or loss that will be realized in earnings will ultimately depend on the amount and timing of cash payments from Colony Capital’s foreign subsidiaries, should Colony Capital elect to make such distributions in future periods.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet is presented as if the Combination had occurred on September 30, 2014. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2013, and the nine months ended September 30, 2014 are presented as if the Combination had occurred on January 1, 2013. The accompanying unaudited pro forma consolidated financial statements give pro forma effect to:

•	The acquisition by the Company of Colony Capital’s funds management business and related assets, liabilities and personnel, and the Colony Mark; and

•	The consolidation of certain variable interest entities (“VIEs”) which were previously accounted for using the equity method since another variable interest holder was deemed to be the party most closely associated with each VIE. Subsequent to the Combination, the Company will reassess the primary beneficiary determination of each joint venture and expects that it will be deemed the primary beneficiary of certain joint ventures where it is co-invested with investment funds previously managed by Colony Capital (the “Co-Investment Funds”). The Company is not acquiring any economic interests in the Co-Investment Funds or any additional economic interests in the joint ventures as a result of the Colony Capital Transaction.

The unaudited pro forma consolidated financial statements have been prepared using the historical consolidated financial statements of the Company and Colony Capital. The unaudited pro forma consolidated financial information, including the notes thereto, should be read in conjunction with the following historical financial statements and accompanying notes for the applicable periods, which are incorporated by reference or included in this proxy statement:

•	The Company’s audited consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K which we filed with the SEC on February 27, 2014 (incorporated by reference);

•	The Company’s unaudited consolidated financial statements for the nine months ended September 30, 2014 included in our Quarterly Report on Form 10-Q which we filed with the SEC on November 7, 2014 (incorporated by reference);

•	Colony Capital’s audited combined financial statements for the year ended December 31, 2013 included herein; and

•	Colony Capital’s interim unaudited combined financial statements for the nine months ended September 30, 2014 included herein.

The unaudited pro forma consolidated financial information has been prepared by management and is based on the estimates and assumptions set forth in the notes to such information, which management believes are reasonable and factually supportable to reflect the effects of the Combination. The unaudited pro forma consolidated financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved by the consolidated company for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position of the consolidated company that may occur in the future.

The unaudited pro forma consolidated financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, or GAAP. The unaudited pro forma adjustments related to the Combination, are preliminary and do not reflect the final purchase price or final debt and equity components of Colony Capital. The completion of the valuation, accounting for the Combination, the allocation of the purchase price and the impact of ongoing integration activities could cause material differences in the purchase price, debt and equity components and allocation of the purchase price, which may affect the value assigned to the tangible or intangible assets and amount of interest expense and depreciation and amortization expense recorded in the consolidated statements of operations.

The unaudited pro forma consolidated financial information does not reflect cost savings or synergies that we may realize after the consummation of the Combination. The unaudited pro forma consolidated financial information also does not reflect any non-recurring revenues or charges related to integration activity that may be incurred by Colony Capital or the Company in connection with the Combination.

COLONY FINANCIAL, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of September 30, 2014

(In thousands, except per share data)

	Historical Colony Financial, Inc.	Historical Colony Capital, LLC	Pro Forma Adjustments				Pro Forma Company and Colony Capital	Consolidation of Joint Ventures			Pro Forma Total
	(a)	(b)						(g)
ASSETS
Cash	$297,783	$29,119		$(14,781)	(c	)	$291,645	$113,761			$405,406
				(20,476)	(d	)
Investments in unconsolidated joint ventures	1,553,138						1,553,138	195,222			929,390
								(837,670)	(h	)
								18,700	(i	)
Loans held for investment, net	1,833,801						1,833,801	1,930,320			3,979,321
								215,200	(i	)
Real estate assets, net	133,945						133,945	614,399			783,344
								35,000	(i	)
Intangible assets	16,001			722,104	(e	)	738,105				738,105
Due from affiliates		41,458		(10,153)	(f	)	31,305	868			32,173
Other assets	118,982	51,038					170,020	195,136			365,156
Held for sale assets		12,314					12,314	42,463			54,777

Total assets	$3,953,650	$133,929		$676,694			$4,764,273	$2,523,399			$7,287,672

LIABILITIES AND EQUITY
Liabilities:
Secured financing	$487,258	$53,617	$				$540,875	$245,215			$786,090
Accrued and other liabilities	82,536	44,180		19,300	(e	)	146,016	60,805			210,571
								3,750	(i	)
Due to affiliates	10,153			(10,153)	(f	)	—				—
Contingent consideration payable				84,218	(c	)	84,218				84,218
Dividends payable	46,908						46,908				46,908
Convertible senior notes	604,572						604,572				604,572
Held for sale liabilities							—	3,749			3,749

Total liabilities	1,231,427	97,797		93,365			1,422,589	313,519			1,736,108

Commitments and contingencies
Equity:
Stockholders’ equity:
Preferred stock, Series A	101						101				101
Preferred stock, Series B	34						34				34
Common stock, $0.01 par value, 450,000 shares authorized, 109,634 shares issued and outstanding, actual; no shares outstanding, pro forma	1,096			(1,096)	(c	)	—				—
Class A common stock, $0.01 par value, 449,000 shares authorized pro forma, 0 shares outstanding, actual; 112,361 shares outstanding, pro forma				1,124	(c	)	1,124				1,124
Class B common stock, $0.01 par value, 1,000 shares authorized pro forma, 0 shares outstanding, actual; 558 shares outstanding, pro forma				5	(c	)	5				5
Additional paid-in capital	2,510,034	35,951		81,304	(c	)	2,627,289	2,176,479			2,627,289
								(2,176,479)	(h	)
Distributions in excess of earnings	(45,282)			(20,476)	(d	)	(65,758)	48,750	(i	)	(17,008)
Accumulated other comprehensive loss	(14,818)						(14,818)	(15,549)			(14,818)
								15,549	(h	)

Total stockholders’ equity	2,451,165	35,951		60,861			2,547,977	48,750			2,596,727
Noncontrolling interests	271,058	181		522,468	(c	)	793,707	621,470			2,954,837
								1,323,260	(j	)
								216,400	(i	)

Total equity	2,722,223	36,132		583,329			3,341,684	2,209,880			5,551,564

Total liabilities and equity	$3,953,650	$133,929		$676,694			$4,764,273	$2,523,399			$7,287,672

See accompanying notes to unaudited pro forma combined financial information.

COLONY FINANCIAL, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(In thousands, except per share data)

	Historical Colony Financial, Inc.	Historical Colony Capital, LLC	Pro Forma Adjustments		Pro Forma Company and Colony Capital		Consolidation of Joint Ventures		Pro Forma Total
	(aa)	(ab)					(ak)
Income
Equity in income of unconsolidated joint ventures	$53,016	$			$53,016		$105,662		$101,234
							(56,240)	(al)
							(1,204)	(ao)
Interest income	149,914				149,914		219,918		344,860
							(24,972)	(ao)
Rental income and tenant reimbursements	10,819				10,819		13,828		24,647
Hotel income					—		67,378		67,378
Fee income		97,671	(23,576)	(ac)	74,095				74,095
Cost reimbursements		16,504	(3,837)	(ad)	12,667		(7,078)	(am)	5,589
Other income	1,303	3,421			4,724		7,546		11,781
					—		(489)	(al)

Total income	215,052	117,596	(27,413)		305,235		324,349		629,584

Expenses
Management fees	31,367		(31,367)	(ac)	—				—
Compensation		63,191	7,791	(ac)	74,771				74,771
			3,789	(ae)
Investment and servicing expenses	4,129				4,129		27,553		26,144
							(5,049)	(am)
							(489)	(al)
Transaction costs	7,442		(1,024)	(af)	6,418		8,308		14,726
Interest expense	32,080	2,109			34,189		10,460		44,649
Provision for loan loss					—		4,512		1,297
							(3,215)	(ao)
Property operating expenses	2,743				2,743		12,033		14,776
Hotel operating					—		50,696		50,696
Depreciation and amortization	4,097		6,585	(ag)	10,682		12,690		24,294
							922	(ao)
Administrative expenses	7,851	31,739	(3,837)	(ad)	35,753		4,858		38,582
							(2,029)	(am)

Total expenses	89,709	97,039	(18,063)		168,685		121,250		289,935

Realized gain on sales of investments					—		37,308		37,308
Impairments		(686)			(686)		(20,584)		(21,270)
Other gain, net	1,238				1,238				1,238

Income before income taxes	126,581	19,871	(9,350)		137,102		219,823		356,925
Income tax (benefit) provision	(2,218)	438	1,608	(ah)	(172)		508		336

Net income	128,799	19,433	(10,958)		137,274		219,315		356,589
Net income (loss) attributable to noncontrolling interests	30,466		16,042	(ai)	46,508		57,790		273,049
							185,408	(an)
							(16,657)	(ao)

Net income attributable to Colony Financial, Inc.	98,333	19,433	(27,000)		90,766		(7,226)		83,540
Preferred dividends	17,898				17,898				17,898

Net income attributable to common stockholders	$80,435	$19,433	$(27,000)		$72,868		$(7,226)		$65,642

Net income per common share:
Basic	$0.86				$0.75	(aj)

Diluted	$0.85				$0.75	(aj)

Weighted average number of common shares outstanding:
Basic	92,566				95,851	(aj)

Diluted	103,563				95,858	(aj)

See accompanying notes to unaudited pro forma combined financial information.

COLONY FINANCIAL, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(In thousands, except per share data)

	Historical Colony Financial, Inc.	Historical Colony Capital, LLC	Pro Forma Adjustments				Pro Forma Company and Colony Capital			Consolidation of Joint Ventures			Pro Forma Total
	(aa)	(ab)								(ak)
Income
Equity in income of unconsolidated joint ventures	$100,708	$	$				$100,708			$26,410			$26,706
										(100,213)	(al	)
										(199)	(ao	)
Interest income	77,475						77,475			367,694			406,374
										(38,795)	(ao	)
Rental income and tenant reimbursements	789						789			11,210			11,999
Hotel income							—			80,606			80,606
Fee income		129,103		(22,265)	(ac	)	106,838						106,838
Cost reimbursements		19,846		(3,800)	(ad	)	16,046			(8,838)	(am	)	7,208
Other income	1,267	2,864					4,131			10,327			13,191
										(1,267)	(al	)

Total income	180,239	151,813		(26,065)			305,987			346,935			652,922

Expenses
Management fees	26,263			(26,263)	(ac	)	—						—
Compensation		77,636		3,998	(ac	)	86,736						86,736
				5,102	(ae	)
Investment and servicing expenses	3,228						3,228			43,350			39,203
										(6,108)	(am	)
										(1,267)	(al	)
Transaction costs	1,807						1,807			1,219			3,026
Interest expense	18,838	3,061					21,899			18,480			40,379
Provision for loan loss							—			35,410			9,271
										(26,139)	(ao	)
Property operating expenses	197						197			14,339			14,536
Hotel operating							—			62,949			62,949
Depreciation and amortization	310			8,780	(ag	)	9,090			12,706			22,885
										1,089	(ao	)
Administrative expenses	7,548	37,965		(3,800)	(ad	)	41,713			5,572			44,555
										(2,730)	(am	)

Total expenses	58,191	118,662		(12,183)			164,670			158,870			323,540

Realized gain on sales of investments	4,578						4,578			189,918			194,496
Impairments		(13,061)					(13,061)			(8,571)			(21,632)
Other gain (loss), net	(44)						(44)			39,375			39,331

Income before income taxes	126,582	20,090		(13,882)			132,790			408,787			541,577
Income tax provision (benefit)	659	683		2,202	(ah	)	3,544			771			4,315

Net income	125,923	19,407		(16,084)			129,246			408,016			537,262
Net income (loss) attributable to noncontrolling interests	24,158	(39)		19,503	(ai	)	43,622			102,431			457,819
										319,529	(an	)
										(7,763)	(ao	)

Net income attributable to Colony Financial, Inc.	101,765	19,446		(35,587)			85,624			(6,181)			79,443
Preferred dividends	21,420						21,420						21,420

Net income attributable to common stockholders	$80,345	$19,446		$(35,587)			$64,204			$(6,181)			$58,023

Net income per common share:
Basic	$1.20						$0.91	(aj	)

Diluted	$1.20						$0.91	(aj	)

Weighted average number of common shares outstanding:
Basic	66,182						69,467	(aj	)

Diluted	66,182						69,467	(aj	)

See accompanying notes to unaudited pro forma combined financial information.

COLONY FINANCIAL, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Note 1—Estimate of Consideration Expected to be Transferred Related to the Combination

The following table summarizes the total agreed-upon consideration for the Combination:

(In thousands)	Agreed-Upon Consideration
Upfront consideration	$547,500
Contingent consideration	110,000

$657,500

The number of shares of Class A common stock, Class B common stock and OP Units to be issued in the Combination was determined by dividing the total agreed-upon consideration of $657.5 million by a reference price of $22.05 per share (the “Reference Price”) based upon the estimated fair value per share of the Company’s common stock at September 30, 2014. The consideration will be issuable as follows:

•	fixed upfront consideration to be paid in a combination of approximately 2.83 million shares of Class A Common Stock, 566,635 shares of Class B Common Stock and approximately 21.44 million OP Units, subject to certain adjustments as described below; and

•	contingent consideration to be paid in a combination of up to approximately an additional 1.11 million shares of Class A Common Stock, 98,958 shares of Class B Common Stock and approximately 3.78 million OP Units, subject to multi-year performance targets for achievement of certain funds from operations per share targets and capital-raising thresholds from the funds management businesses. If the minimum performance target for either of these metrics is not met or exceeded, the contingent consideration paid in respect of the other metric would not be paid out in full.

In connection with the Combination, the upfront consideration is subject to upward and downward adjustments at closing in respect of cash, indebtedness and net working capital. If the closing adjustment results in an increase to the upfront consideration, such adjustment will, subject to the applicable cap, be paid in cash and to the extent such adjustment exceeds the applicable cap, will increase the number of OP Units to be issued in the Contribution. If the closing adjustment results in a decrease to the upfront consideration, such adjustment will reduce the number of OP Units to be issued in the Combination.

Additionally, the upfront consideration issuable in Class A Common Stock, Class B Common Stock and OP Units is expected to be reduced by an estimated $9.8 million of cash payments to advisors for fees incurred by Colony Capital in connection with the transaction. After reflecting the effect of such cash payments, the remaining consideration is expected to be issued in approximately 2.73 million shares of Class A Common Stock, 557,836 shares of Class B Common Stock and approximately 21.10 million OP Units.

Up to 151,520 shares of Class A Common Stock, 13,494 shares of Class B Common Stock and 515,258 OP Units of the contingent consideration issuable post-Closing may be reallocated to upfront consideration issuable at the Closing if the volume-weighted average closing price of the Company’s common stock over the 10 trading days prior to the 10th calendar day preceding the date of a shareholder vote in connection with the Combination were to exceed $24.05, with the full amount reallocated if such volume-weighted average closing price of the Company’s common stock were to exceed $27.05.

Since the number of shares of common stock and OP Units to be issued in the Combination is fixed, the aggregate fair value of consideration could increase or decrease based upon changes in the price of the Company’s common stock. The following table reflects the preliminary estimated fair value of the consideration to be transferred in connection with the Combination:

(In thousands)	Estimated Fair Value of Consideration
Upfront consideration	$613,586
Working capital adjustment	5,000
Fair value of contingent consideration	84,218

$702,804

The estimated fair value of consideration of approximately $702.8 million is composed of upfront consideration with a fair value of $613.6 million, $5 million due in excess of working capital of Colony Capital at the time of closing, and contingent consideration with an estimated fair value of $84.2 million. The upfront consideration and the fair value contingent consideration were calculated based on a per share price of $24.76, which represents the 10-day volume-weighted average price of the Company’s common stock for the 10 trading days ending on February 13, 2015. The fair value of contingent consideration also takes into account various probability-weighted combinations of scenarios for the Company’s projected earnings and capital raising assumptions. For each subsequent $1 change in the price of the Company’s common stock, the fair value of upfront consideration payable in shares or OP Units would be subject to a $24.4 million change. Any change to the fair value of upfront consideration would result in a direct increase or decrease to goodwill (see Note 2(e)).

Note 2—Unaudited Pro Forma Adjustments

The pro forma adjustments included in the accompanying information do not reflect the final purchase price, or final debt and equity components of Colony Capital and joint ventures expected to be consolidated. The allocation of the consideration transferred to the various tangible and intangible assets acquired, liabilities assumed and noncontrolling interests is preliminary and is subject to change.

Unaudited Pro Forma Consolidated Balance Sheet—Adjustments for the Combination

(a)	Derived from the Company’s historical consolidated balance sheet as of September 30, 2014. Certain amounts have been reclassified to conform to the unaudited pro forma consolidated balance sheet presentation.

(b)	Derived from Colony Capital’s historical combined balance sheet as of September 30, 2014.

(c)	Reflects the reclassification of the Company’s common stock as Class A Common Stock in connection with the closing, cash payments of $9.8 million to advisors on behalf of Colony Capital, cash payment of $5 million due in excess of working capital of Colony Capital at closing, issuance of Class A Common Stock and Class B Common Stock, issuance of OP Units, and the estimated fair value of contingent consideration of $84.2 million as described in Note 1.

(d)	Represents estimated transaction costs relating to the Combination expected to be incurred subsequent to September 30, 2014 and paid at closing. Combined with transaction costs incurred through September 30, 2014, total transaction costs of the Combination to be borne by the Company are estimated at $21.5 million.

(e)	Reflects the preliminary purchase price allocation. The final purchase price allocation at closing of the Combination may differ materially from the amounts presented below.

(In thousands)	Preliminary Purchase Price Allocation
Finite-lived intangible assets	$48,200
Indefinite-lived intangible assets	15,000
Goodwill	658,904
Deferred tax liability	(19,300)

$702,804

The finite-lived intangible assets consist of management contracts of $26.4 million and investor relationships of $21.8 million, with estimated useful lives of 4 and 10 years, respectively. The fair values at the date of acquisition were calculated using an excess earnings methodology and represent the valuation of the net residual income stream arising from the management contracts or client relationships in place as of the acquisition date. The assets are amortized over their estimated remaining economic lives. The indefinite-lived intangible asset represents the Colony Capital trade name and related intellectual property, which were valued using a relief-from-royalty methodology under the income approach. When considering the useful lives of the trade names and the intellectual property, the Company noted that there are no legal, regulatory, or contractual provisions that may limit the lives of the assets and the Company has the intention to continue utilizing both the trade name as well as the intellectual property into the foreseeable future. The estimated goodwill represents the excess of the purchase price over the identified assets and liabilities acquired and reflects, among other things, the workforce and infrastructure of Colony Capital.

(f)	Eliminations of intercompany balances between the Company and Colony Capital as summarized below:

(In thousands)
Base management fees	$8,907
Secondment reimbursement	680
Reimbursement of direct and allocated administrative and investment costs	566

$10,153

Unaudited Pro Forma Consolidated Balance Sheet—Consolidation of Joint Ventures

(g)	Unless otherwise denoted, represents the combined balance sheet of certain previously unconsolidated joint ventures as of September 30, 2014, reported at historical cost. While the Company is not acquiring any economic interests in the Co-Investment Funds or any additional economic interests in the joint ventures as a result of the Combination, the Company expects that it will be deemed the primary beneficiary of certain joint ventures previously accounted for under the equity method upon closing of the Combination.

(h)	Represents the elimination of the Company’s balance in investment in unconsolidated joint ventures related to the joint ventures consolidated as a result of consolidation of certain joint ventures.

(i)	Represents adjustments to record the assets, liabilities and noncontrolling interests of the consolidated VIEs to their estimated fair values as of September 30, 2014. While the Company is not acquiring any additional economic interests in the joint ventures, it expects to record a gain at closing of the Combination as a result of remeasurement of its preexisting investments, which is included as a component of distributions in excess of earnings. If the reconsideration event occurred on September 30, 2014, the estimated remeasurement gain would be $48.8 million. Actual adjustments at closing of the Combination may differ materially based upon the fair values of assets, liabilities and noncontrolling interests of the consolidated VIEs at that time.

(j)	Represents the noncontrolling interests owned by Co-Investment Funds in the joint ventures expected to be consolidated.

Unaudited Pro Forma Consolidated Statements of Operations—Adjustments for the Combination

(aa)	Derived from the Company’s historical consolidated statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013. Certain amounts have been reclassified to conform to the unaudited pro forma consolidated statements of operations presentation.

(ab)	Derived from Colony Capital’s historical combined statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013.

(ac)	Represents the elimination of base management fees and incentive fees paid to Colony Capital and the reclassification of share-based compensation paid to Colony Capital as compensation expense. Share-based compensation paid to Colony Capital is included in management fee expense in the Company’s historical statements of operations but is expected to be included in compensation expense upon closing of the Combination as all employees of Colony Capital are expected to become employees of the Company.

(In thousands)	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Base management fees	$23,112	$22,265
Incentive fees	464	—
Share-based compensation	7,791	3,998

	$31,367	$26,263

(ad)	Represents the elimination of cost reimbursements between the Company and Colony Capital as summarized below:

(In thousands)	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Cost reimbursements to Colony Capital for administrative expenses of the Company	$3,187	$3,013
Cost reimbursements to Colony Capital for investment expenses of the Company	650	787

	$3,837	$3,800

(ae)	Adjustment to compensation expense for employment agreements for five named executive officers (“NEOs”):

(In thousands)	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Amount of compensation and benefits under new employment agreements	$9,990	$13,319
Less: Historical compensation and benefits	(6,201)	(8,217)

Net effect of new employment agreements on compensation expense	$3,789	$5,102

Historical compensation and benefits does not include dividend distributions paid to NEOs during the nine months ended September 30, 2014 and year ended December 31, 2013 from Colony Capital. These financial statements do not include any pro forma adjustments for dividend distributions from Colony Capital.

(af)	Reflects the non-recurring transaction fees and costs related to the acquisition of $1.0 million for the nine months ended September 30, 2014.

(ag)	Represents the amortization of finite-lived intangible assets over their estimated useful lives.

(ah)

Represents income tax expense on the operations of Colony Capital that will be conducted through a taxable REIT subsidiary; the income tax expense is calculated by applying the statutory tax rate of 41% to income before income taxes less intercompany interest expense and other intercompany allocations which are eliminated in consolidation and are not separately stated in the unaudited pro forma consolidated statement of operations. The income tax provision results in an effective tax rate of 25% of income before income taxes.

(ai)	Net income attributable to noncontrolling interests based upon 21.10 million OP Units expected to be issued to the Contributors for a portion of the upfront consideration of due at closing of the Combination. The amount allocated to noncontrolling interests was calculated as the product of (i) the ratio of weighted average OP Units to the pro forma weighted average shares of the Company’s common stock outstanding during the periods presented times (ii) pro forma net income of the combined entities.

(aj)	The following table presents the as reported and pro forma basic and diluted earnings per share after giving effect to the pro forma adjustments to the statements of operations:

	Nine Months Ended September 30, 2014		Year Ended December 31, 2013
(In thousands, except per share data)	As Reported	Pro Forma	As Reported	Pro Forma
Numerator:
Net income attributable to common stockholders	$80,435	$72,868	$80,345	$64,204
Net income allocated to participating securities (nonvested shares)	(735)	(735)	(725)	(725)

Numerator for basic and diluted net income allocated to common stockholders	79,700	72,133	79,620	63,479
Interest expense attributable to convertible senior notes(1)	8,554	—	—	—

Numerator for diluted net income allocated to common stockholders	$88,254	$72,133	$79,620	$63,479

Denominator:
Basic weighted average number of common shares outstanding	92,566	95,851	66,182	69,467
Diluted weighted average number of common shares outstanding(1)	103,563	95,858	66,182	69,467

Earnings per share:
Net income attributable to common stockholders per share—basic	$0.86	$0.75	$1.20	$0.91

Net income attributable to common stockholders per share—diluted	$0.85	$0.75	$1.20	$0.91

(1)	For the nine months ended September 30, 2014, the historical dilutive weighted average number of common shares outstanding includes the effect of adding back $8.6 million and 11.0 million shares of dilutive common share equivalents for the assumed conversion of the Company’s 3.875% Convertible Notes. The if-converted effect is excluded for the pro forma diluted earnings per share as the inclusion would be antidilutive.

Unaudited Pro Forma Consolidated Statements of Operations—Consolidation of Joint Ventures

(ak)	Unless otherwise denoted, represents the combined statements of operations of certain unconsolidated joint ventures of the Company for the nine months ended September 30, 2014 and the year ended December 31, 2013.

(al)	Represents the elimination of the Company’s equity in income of unconsolidated joint ventures, investment and servicing expenses between the Company and joint ventures to be consolidated.

(am)	Represents the elimination of cost reimbursements between the joint ventures to be consolidated and Colony Capital.

(an)	Reflects the portion of net income attributable to the noncontrolling interests represented by Co-Investment Funds in the joint ventures consolidated.

(ao)	Represents the combined adjustments resulting from the remeasurement of assets, liabilities and noncontrolling interests of joint ventures to be consolidated from historical cost to their estimated fair values as follows:

(In thousands)	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Equity in income of unconsolidated joint ventures(1)	$(1,204)	$(199)
Interest income(2)	(24,972)	(38,795)

Total income	(26,176)	(38,994)
Provision for loan loss(3)	(3,215)	(26,139)
Depreciation and amortization(4)	922	1,089

Total expenses	(2,293)	(25,050)

Net income	(23,883)	(13,944)
Net income attributable to noncontrolling interests(5)	(16,657)	(7,763)

Net income attributable to Colony Financial, Inc.	$(7,226)	$(6,181)

(1)	Reflects lower yields on a preferred equity investment accounted for under the equity method as a result of a higher assumed basis in the investment.
(2)	Reflects lower yields on acquired and originated loans resulting from higher assumed bases in those loans. For purposes of this calculation, fair value step-ups were applied to the carrying values of the loans as of January 1, 2013 and the resulting lower yield percentages were applied on a constant yield basis throughout each of the periods presented.
(3)	The adjustment to interest income as described in note (2) resulted in the elimination of loan loss recognized on certain loan pools due to unfavorable changes in expected cash flows.
(4)	Reflects incremental depreciation and amortization on the fair value step-up of real estate properties. Amount of net adjustments attributable to noncontrolling interests held by Co-Investment Funds based upon their respective ownership in each joint venture to be consolidated.
(5)	Amount of net adjustments attributable to noncontrolling interests held by Co-Investment Funds based upon their respective ownership in each joint venture to be consolidated.

OTHER MATTERS

Our Board does not know of any other matters to be presented for action at the Special Meeting other than those listed and referred to herein. If any other matters properly come before the Special Meeting or any adjournment thereof, it is intended the proxy solicited hereby be voted as to any such matter in accordance with the recommendations of our Board.

OTHER INFORMATION

Stockholders Proposals and Nominations for the 2015 Annual Meeting

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must have been received at our principal executive offices located at Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404, no later than December 2, 2014.

In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and which may be obtained from us upon request. These notice provisions require that nominations of persons for election to the Board and proposals of business to be considered by the stockholders at the 2015 annual meeting must have been received no earlier than November 2, 2014 and no later than December 2, 2014.

Householding of Proxy Materials

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717 or by calling (631) 254-7400. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404, Attention: Investor Relations, or by calling (310) 282-8820. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.

Additional Copies of Materials

Additional copies of this proxy statement, our annual report to stockholders or our Annual Report on Form 10-K for the year ended December 31, 2013 will be furnished without charge upon written request to: Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404. If requested by eligible stockholders, we will provide copies of exhibits to our annual report on Form 10-K for the year ended December 31, 2013 for a reasonable fee.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. Information incorporated by reference is part of this proxy statement. Later information filed with the SEC will update and supersede this information.

This proxy statement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 27, 2014, as amended by Amendment No. 1 to the Form 10-K filed on March 27, 2014;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, filed on May 12, 2014, for the quarter ended June 30, 2014, filed on August 8, 2014, and for the quarter ended September 30, 2014, filed on November 7, 2014;

•	our Definitive Proxy Statement filed with the SEC on April 1, 2014 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013);

•	our Current Reports on Form 8-K filed with the SEC on January 28, 2014, February 10, 2014, March 5, 2014, March 28, 2014, May 13, 2014, June 12, 2014, June 17, 2014, June 19, 2014, July 22, 2014, August 11, 2014, November 6, 2014, November 20, 2014, December 16, 2014, December 22, 2014, December 23, 2014 and January 27, 2015;

•	the description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on September 14, 2009, which incorporates by reference the description of our common stock from our Registration Statement on Form S-11 (Reg. No. 333-160323), and all reports filed for the purpose of updating such description.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and up to the date of the Special Meeting. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may obtain copies of any of these filings by contacting us as described below, or you may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the internet at:

Colony Financial, Inc.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

(310) 282-8820

Attn: Investor Relations

Website: http://www.colonyfinancial.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROXY STATEMENT.

INDEX TO COMBINED FINANCIAL STATEMENTS

COLONY CAPITAL, LLC AND AFFILIATES

Page

Report of Independent Auditors	F-2

Combined Balance Sheets as of September 30, 2014, December 31, 2013, 2012 and 2011	F-3

Combined Statements of Income and Comprehensive Income for the Nine Months Ended September 30, 2014 and 2013 and Years Ended December 31, 2013, 2012 and 2011	F-4

Combined Statements of Changes in Equity for the Nine Months Ended September 30, 2014 and Years Ended December 31, 2013, 2012 and 2011	F-5

Combined Statements of Cash Flows for the Nine Months Ended September 30, 2014 and 2013 and Years Ended December 31, 2013, 2012 and 2011	F-6

Notes to Combined Financial Statements	F-7

Report of Independent Auditors

The Members

Colony Capital, LLC and Affiliates

We have audited the accompanying combined financial statements of Colony Capital, LLC and Affiliates (as described in Note 2 to the combined financial statements and collectively, the “Company”), which comprise the combined balance sheets as of December 31, 2013, 2012 and 2011, and the related combined statements of income and comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Colony Capital, LLC and Affiliates at December 31, 2013, 2012 and 2011, and the combined results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Los Angeles, California

January 21, 2015

Colony Capital, LLC and Affiliates

Combined Balance Sheets

	September 30, 2014	December 31,
		2013	2012	2011
	(Unaudited)
Assets
Cash and cash equivalents	$29,119,000	$42,474,000	$21,715,000	$43,771,000
Due from affiliates	41,458,000	31,915,000	48,267,000	28,687,000
Investments	464,000	114,000	—	932,000
Fixed assets, net	48,030,000	51,554,000	81,639,000	33,619,000
Asset held for sale, net	12,314,000	13,000,000	—	—
Other assets	2,544,000	3,457,000	2,384,000	3,564,000

Total assets	$133,929,000	$142,514,000	$154,005,000	$110,573,000

Liabilities and equity
Accounts payable	$1,860,000	$1,640,000	$763,000	$795,000
Deferred income	4,486,000	4,681,000	11,816,000	16,213,000
Accrued liabilities	37,834,000	17,667,000	10,798,000	20,242,000
Loans payable	53,617,000	65,167,000	75,008,000	29,914,000
Due to affiliates	—	13,363,000	16,562,000	20,109,000

Total liabilities	97,797,000	102,518,000	114,947,000	87,273,000

Commitments and contingencies (Note 10)

Members’ equity	35,951,000	39,815,000	38,838,000	23,300,000
Noncontrolling interest	181,000	181,000	220,000	—

Total equity	36,132,000	39,996,000	39,058,000	23,300,000

Total liabilities and equity	$133,929,000	$142,514,000	$154,005,000	$110,573,000

See accompanying notes.

Colony Capital, LLC and Affiliates

Combined Statements of Income and Comprehensive Income

	Nine months ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(Unaudited)	(Unaudited)
Revenue:
Management and real estate management fees	$97,671,000	$98,201,000	$129,103,000	$127,573,000	$129,409,000
Cost reimbursements	16,504,000	12,622,000	19,846,000	16,548,000	8,762,000
Other	3,421,000	2,557,000	2,864,000	2,299,000	1,563,000

Total revenues	117,596,000	113,380,000	151,813,000	146,420,000	139,734,000

Placement fees	(2,496,000)	—	(27,000)	(708,000)	(1,645,000)

Income before operating expenses	115,100,000	113,380,000	151,786,000	145,712,000	138,089,000

Operating expenses:
Compensation	63,191,000	51,363,000	73,183,000	70,306,000	71,038,000
General and administrative	29,243,000	24,895,000	37,938,000	32,840,000	29,427,000
Interest	2,109,000	2,296,000	3,061,000	1,619,000	1,352,000

Total operating expenses	94,543,000	78,554,000	114,182,000	104,765,000	101,817,000
Impairments	686,000	—	13,061,000	—	—

Income before income sharing with affiliated entity and income taxes	19,871,000	34,826,000	24,543,000	40,947,000	36,272,000
Income sharing with affiliated entity	—	6,619,000	4,453,000	9,654,000	8,752,000

Income before income taxes	19,871,000	28,207,000	20,090,000	31,293,000	27,520,000
Income taxes	438,000	392,000	683,000	611,000	1,305,000

Net income	19,433,000	27,815,000	19,407,000	30,682,000	26,215,000
Net loss attributable to noncontrolling interest	—	—	(39,000)	(45,000)	—

Net income allocable to members	19,433,000	27,815,000	19,446,000	30,727,000	26,215,000

Other comprehensive income:
Net income	19,433,000	27,815,000	19,407,000	30,682,000	26,215,000
Foreign currency translation (loss) gain	(911,000)	412,000	658,000	300,000	(577,000)
Mark-to-market—CFI stock	1,000	—	—	102,000	—
Reclassification adjustments	(1,000)	—	—	(102,000)	—

Other comprehensive (loss) income	(911,000)	412,000	658,000	300,000	(577,000)

Total comprehensive income	$18,522,000	$28,227,000	$20,065,000	$30,982,000	$25,638,000

See accompanying notes.

Colony Capital, LLC and Affiliates

Combined Statements of Changes in Equity

	Members’ Equity	Noncontrolling Interest	Total Equity
Balance at January 1, 2011	$30,667,000	$—	$30,667,000

Comprehensive income:
Net income	26,215,000	—	26,215,000
Foreign currency translation loss	(577,000)	—	(577,000)

Total comprehensive income	25,638,000	—	25,638,000
Contributions	1,756,000	—	1,756,000
Distributions	(34,761,000)	—	(34,761,000)

Balance at December 31, 2011	23,300,000	—	23,300,000

Comprehensive income:
Net income (loss)	30,727,000	(45,000)	30,682,000
Foreign currency translation gain	300,000	—	300,000

Total comprehensive income	31,027,000	(45,000)	30,982,000
Contributions	—	265,000	265,000
Distributions	(15,489,000)	—	(15,489,000)

Balance at December 31, 2012	38,838,000	220,000	39,058,000

Comprehensive income:
Net income (loss)	19,446,000	(39,000)	19,407,000
Foreign currency translation gain	658,000	—	658,000

Total comprehensive income	20,104,000	(39,000)	20,065,000
Distributions	(19,127,000)	—	(19,127,000)

Balance at December 31, 2013	39,815,000	181,000	39,996,000

Comprehensive income:
Net income (unaudited)	19,433,000	—	19,433,000
Foreign currency translation loss (unaudited)	(911,000)	—	(911,000)

Total comprehensive income (unaudited)	18,522,000	—	18,522,000
Distributions (unaudited)	(22,386,000)	—	(22,386,000)

Balance at September 30, 2014 (unaudited)	$35,951,000	$181,000	$36,132,000

See accompanying notes.

Colony Capital, LLC and Affiliates

Combined Statements of Cash Flows

	Nine months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(Unaudited)	(Unaudited)
Operating activities
Net income	$19,433,000	$27,815,000	$19,407,000	$30,682,000	$26,215,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,283,000	3,688,000	5,499,000	3,600,000	3,825,000
Incentive fees received in CFI stock	(464,000)	—	—	(1,197,000)	(88,000)
Stock based compensation, net of forfeitures	113,000	(112,000)	(112,000)	1,388,000	—
Bad debt expense	—	—	3,427,000	1,292,000	230,000
Equity in losses (earnings) of unconsolidated joint ventures	—	—	—	34,000	(42,000)
Impairments	686,000	—	13,061,000	—	—
Gain on sale of investment	—	—	—	—	(820,000)
(Gain) loss on disposal of fixed assets	(36,000)	—	(24,000)	11,000	8,000
Changes in operating assets and liabilities:
(Increase) decrease in due from affiliates	(7,826,000)	10,600,000	13,674,000	(20,872,000)	778,000
Decrease (increase) in other assets	984,000	(5,671,000)	(774,000)	1,732,000	(624,000)
(Decrease) increase in accounts payable	(17,000)	(322,000)	772,000	(32,000)	244,000
(Decrease) in deferred income	(195,000)	(6,831,000)	(7,135,000)	(4,397,000)	(5,429,000)
Increase (decrease) in accrued liabilities	18,461,000	15,327,000	3,619,000	(9,444,000)	3,203,000
Decrease in due to affiliates	(14,916,000)	(1,627,000)	(3,199,000)	(3,547,000)	(6,079,000)
Other noncash items	—	13,000	—	(600,000)	(5,000)

Net cash provided by (used in) operating activities	19,506,000	42,880,000	48,215,000	(1,350,000)	21,416,000

Investing activities
Cash acquired from acquisition, net	1,444,000	2,232,000	2,232,000	671,000	—
Purchases of fixed assets	(326,000)	(598,000)	(628,000)	(51,631,000)	(458,000)
Proceeds from disposal of fixed assets	673,000	—	—	—	—
Proceeds from sale of investment	—	—	—	—	3,500,000

Net cash provided by (used in) investing activities	1,791,000	1,634,000	1,604,000	(50,960,000)	3,042,000

Financing activities
Borrowings under loans payable	25,500,000	957,000	957,000	49,049,000	600,000
Repayments of borrowings under loans payable	(37,050,000)	(7,834,000)	(10,798,000)	(3,955,000)	(1,349,000)
Contributions from noncontrolling interest	—	—	—	265,000	—
Contributions from members	—	—	—	—	1,756,000
Distributions to members	(22,386,000)	(17,680,000)	(19,127,000)	(15,489,000)	(34,761,000)

Net cash (used in) provided by financing activities	(33,936,000)	(24,557,000)	(28,968,000)	29,870,000	(33,754,000)

Effect of exchange rates on cash	(716,000)	(93,000)	(92,000)	384,000	(600,000)

Net (decrease) increase in cash and cash equivalents	(13,355,000)	19,864,000	20,759,000	(22,056,000)	(9,896,000)
Cash and cash equivalents at beginning of period	42,474,000	21,715,000	21,715,000	43,771,000	53,667,000

Cash and cash equivalents at end of period	$29,119,000	$41,579,000	$42,474,000	$21,715,000	$43,771,000

Supplemental disclosure of non-cash investing and financing activities
Incentive fees received in stock	$(64,000)	$—	$—	$(1,197,000)	$88,000

Employee compensation paid in stock of affiliate	$113,000	$—	$—	$1,388,000	$—

Non-cash distributions (contributions) for net expenses (revenues) of Retained Businesses	$81,000	$3,726,000	$4,999,000	$(353,000)	$782,000

Supplement disclosure of cash flow information
Cash paid for interest expense	$2,109,000	$2,288,000	$3,064,000	$1,359,000	$1,197,000

Cash paid for income taxes	$348,000	$244,000	$254,000	$1,263,000	$1,508,000

See accompanying notes.

Colony Capital, LLC and Affiliates

Notes to Combined Financial Statements

1. Background and Organization

Colony Capital, LLC (“Capital”), a Delaware limited liability company, and Colony Management, LLC a Delaware limited liability company dba Colony Advisors, LLC (“Advisors”) are private equity investment management firms whose primary activities include: (i) the sponsorship and capital-raising activities on behalf of certain limited partnerships (the “Funds”) that are engaged in the acquisition, management, and disposition of real estate and real estate-related assets; (ii) the identification, structuring, consummation, management, and disposition of the Funds’ investments and (iii) management and advisory services to Colony Financial, Inc. (“CFI”), a publicly-traded real estate investment trust (“REIT”).

Prior to January 1, 2014, the sole member of Capital and Advisors was Thomas J. Barrack, Jr. Effective January 1, 2014, by an amendment to the limited liability company agreement of Capital, Tobar Properties, Inc. (“Tobar”), an affiliate of Mr. Barrack, was admitted as an additional member with a ten percent (10%) interest in the profits, losses, cash flow, and capital. Subsequently, Mr. Barrack and Tobar contributed all of their ownership interests in Capital to Colony Capital Holdings, LLC (“Holdings”) in exchange for 100 percent of the Class A partnership interests of Holdings. Collectively, Mr. Barrack, Holdings, and their respective assignees are referred to herein as the “CC Contributing Members.”

Colony Realty Partners, LLC (“CRP”), a Delaware limited liability company, was organized as a private real estate investment firm on March 14, 2005 to sponsor and manage a series of Funds engaged in the acquisition, management and disposition of real estate investments. The members of CRP are Henry G. Brauer, Scott D. Freeman and Mark M. Harmeling (collectively, the “FHB Members”), with a 50% interest, and Colony Realty Members, LLC (“CRM”), with a 50% interest. CRM is a joint venture between Capital, with a 60% interest, and Richard B. Saltzman, with a 40% interest. Collectively, the FHB Members and Mr. Saltzman are referred to herein as the “CRP Contributing Members.”

On November 4, 2014, CFI announced a non-binding agreement in principle with respect to certain terms for the potential contribution to CFI of the real estate and investment management businesses and operations of Capital, Advisors and CRP (the “Proposed Transaction”). The parties executed a definitive agreement on December 23, 2014 (see Note 11). Under the terms of the definitive agreement, (i) substantially all of the real estate investment management business and operations of Capital and Advisors will be contributed to a newly formed subsidiary (“Newco”) except for those assets, liabilities and employees related to the Colony American Homes, Inc. (“CAH”) single-family residential rental platform, which were acquired by CAH in a separate transaction in November 2014, and certain other assets, liabilities and employees which will be retained by the contributors (the “Retained Businesses”); and (ii) the CC Contributing Members and CRP Contributing Members will contribute their ownership interests in Newco, CRP and CRM to CFI in exchange for aggregate consideration of up to $657.5 million, based on a Reference Price of $22.05, to be paid in a combination of shares of CFI common stock and/or operating partnership units (“OP units”).

The Proposed Transaction is expected to close in the first half of 2015 and remains subject to: (i) regulatory approvals; (ii) the approval of a supermajority of two-thirds of CFI’s disinterested shareholders voting at the shareholder’s meeting; and (iii) certain other customary closing conditions.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined financial statements have been prepared in connection with the Proposed Transaction and present the historical combined financial position, results of operations, and cash flows of (i) the operations of Capital and Advisors that will be contributed to Newco in contemplation of the Proposed Transaction; and (ii) CRP, which are collectively referred to herein as the “Company.” The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), giving consideration to the rules and regulations of the Securities and Exchange Commission (“SEC”) and related guidance provided by the SEC Staff with respect to carve-out financial statements.

Except for certain assets, liabilities and employees of the Company related to the Retained Businesses, the combined financial statements include the accounts of the Company and all of its wholly-owned and majority-owned subsidiaries. Expenses (reimbursements) incurred by the Company on behalf of the Retained Businesses have been excluded from the combined statements of income and comprehensive income and are reflected as noncash distributions (contributions) to the CC Contributing Members in the combined statements of changes in equity. All significant intercompany accounts and transactions have been eliminated in combination and consolidation.

Management believes that the assumptions and estimates used in the preparation of the underlying combined financial statements are reasonable. However, the combined financial statements do not necessarily reflect what the Company’s combined results of operations, financial position and cash flows would have been had the Company had been a stand-alone entity for the periods presented. As a result, the combined financial statements may not be indicative of the Company’s future performance.

Management’s Estimates

The preparation of the combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates and such differences could be material. In the event estimates or assumptions prove to be different from actual results, adjustments are made in subsequent periods to reflect more current information.

Consolidation

The Company has evaluated each of its investments and other contractual relationships pursuant to the guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation (ASC 810), to determine whether they create variable interest entities (“VIE”) and whether the Company is the primary beneficiary of the VIE. Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional, subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the power, through voting rights or similar rights, to direct the activities of the entity that most significantly impact its financial performance, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor (including its related parties) that has disproportionately few voting rights. The Company is required to continually evaluate its VIE relationships and consolidate investments in these entities when it is determined to be the primary beneficiary of their operations.

A variable interest holder is considered to be the primary beneficiary of a VIE if it has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and has the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE. The Company qualitatively assesses whether it is (or is not) the primary beneficiary of a VIE. Consideration of various factors includes, but is not limited to, the Company’s ability to direct the activities that most significantly impact the entity’s economic performance, its form of ownership interest, its representation on the entity’s governing body, the size and seniority of its investment, and its ability and the rights of other investors to participate in policy-making decisions and to replace the manager of and/or liquidate the entity. Based on its evaluation, the Company has determined that it does not hold variable interests in, or is not the primary beneficiary of, any VIEs.

Business Combinations

In purchase transactions that are deemed to be business combinations within the scope of ASC Topic 805, Business Combinations, the Company records the tangible and intangible assets acquired, liabilities assumed and noncontrolling interests based on their estimated fair values at the acquisition date. The excess of the fair value of the purchase consideration over the fair values of the identifiable assets and liabilities is recorded as goodwill. The excess of the fair value of the identifiable assets and liabilities over the purchase consideration, if any, is recorded as a gain on bargain purchase. When determining the fair value of assets acquired and liabilities assumed, management makes significant estimates and assumptions, based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investment instruments with original maturities of three months or less at purchase.

The Company maintains its cash at insured financial institutions. The combined account balances at each institution periodically exceed Federal Deposit Insurance Corporation (“FDIC”) insurance coverage, and as a result, there is a concentration of credit risk related to amounts in excess of FDIC limits. The Company believes that the risk is not significant.

Investments

At September 30, 2014 and December 31, 2013 and 2012 the Company held an investment in common stock of CFI. At December 31, 2011, the Company held investments in Yangtze Advisors Limited (“YAL”), and common stock of CFI (Note 5). Common stock received from CFI is considered an available-for-sale security and is carried at fair value, with changes in fair value included in other comprehensive income.

On a periodic basis, management assesses whether there are any indicators that the carrying value of the Company’s investments may be impaired on an other-than-temporary basis. An investment is impaired only if management’s estimate of the fair-value of the investment is less than the carrying value of the investment, and such decline in value is believed to be other-than-temporary. To the extent impairment has occurred, the loss is measured as the excess of the carrying value of the investment over the fair value of the investment.

Testing for impairment charges is a continuous process and is analyzed periodically. The determinations of whether impairment charges have been incurred are highly subjective and are based partly on anticipated operating performance, because estimated undiscounted future cash flows from an investment, including estimated future distributions and net proceeds on the sale of the investments, are taken into account in determining whether an impairment charge has been incurred.

No impairment losses were recognized with respect to the Company’s investments for the nine months ended September 30, 2014 and 2013 or the years ended December 31, 2013, 2012 and 2011.

Fixed Assets

Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 15 years. Leasehold improvements are amortized on a straight-line basis over the life of the related lease or the estimated service life of the improvements, whichever is shorter. Depreciation and amortization expense is included as a component of general and administrative expense on the accompanying combined statements of income and comprehensive income.

Maintenance and repairs are expensed as incurred, while betterments are capitalized. Fixed assets are subject to review for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Assets Held-for-Sale

The Company classifies operating assets as held-for-sale in the period in which all of the following criteria are met:

•	Management possessing the necessary authority commits to a plan to sell the asset;

•	The asset is immediately available for sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	An active program to find a buyer and other actions required to execute the plan to sell the asset have commenced;

•	An assessment of remaining actions required to complete the plan indicates that it is unlikely that significant changes will be made to the plan or that the plan will be withdrawn;

•	Sale of the asset is probable, and transfer of the asset is expected to qualify for recognition as a completed sale within one year; and

•	The asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value.

If an asset meets all of the held-for-sale criteria, it is classified as held-for-sale in the combined balance sheets and carried at the lower of (1) its carrying amount or (2) estimated fair value less costs to sell. In addition, an asset being held for sale ceases to be depreciated. During the year ended December 31, 2013, the Company listed its Gulfstream V aircraft (“GV”) for sale and classified it as held-for-sale (Note 7).

Revenue Recognition

Management and Real Estate Management Fees

Pursuant to the terms of management and advisory agreements with the general partners of certain Funds, Capital receives fees to provide defined management and advisory services to the Funds, including the identification, structuring, consummation, management, and disposition of investments, and to perform certain general partners’ duties and obligations with respect to reporting to, and communication with, the limited partners.

Pursuant to the terms of management and advisory agreements with certain Funds, Advisors is paid base management fees, capital incentive fees, and management service fees as defined in the agreements. Revenues are included in income as earned based on the rates and terms specified in the agreements. The Company has not recorded any revenue that is at risk due to future performance contingencies.

In certain circumstances, the Company has received payments for incentive fees in the form of common stock of CFI, which is typically awarded to employees under stock compensation arrangements. CFI common stock is included in investments on the accompanying combined balance sheets.

Pursuant to the terms of the Funds’ agreements, Advisors provides real estate management services to the Funds, for which Advisors receives real estate management fees (“REMF”).

According to the terms of the agreements, REMF is bifurcated into (i) an asset management fee related to initial underwriting, and (ii) an ongoing management fee. The ongoing management fee portion is deferred and recognized as revenue over the expected holding period of each investment as it relates to ongoing services provided throughout the life of the investment. For the nine months ended September 30, 2014 and 2013 and years ended December 31, 2013, 2012 and 2011, fee income related to REMF was $3,807,000, $8,994,000, $10,073,000, $9,229,000 and $6,057,000, respectively, and is included in management and advisory fees in the accompanying combined statements of income and comprehensive income. Deferred REMF as of September 30, 2014 and December 31, 2013, 2012 and 2011 was $4,486,000, $4,681,000, $11,816,000 and $16,213,000, respectively.

Advisory Fees

The Company is entitled to receive advisory fees for providing real estate acquisition advisory services to certain of the Funds. The fees are recognized upon the closing of each acquisition transaction. For the nine months ended September 30, 2014 and 2013 and years ended December 31, 2013, 2012 and 2011, advisory fees were $3,325,000, $892,000, $1,002,000, $550,000 and $0, respectively, and are included in other revenue in the accompanying combined statements of income and comprehensive income.

Cost Reimbursements

Expenses advanced on behalf of the Company’s affiliates are presented on a net basis in the accompanying combined statements of income and comprehensive income if the Company determines it is not the primary obligor in the arrangement and does not bear any credit risk in the transaction. Typically, in such cases, the Company has discretion in determining whether to advance funds on behalf of its affiliates. Expenses in which the Company is the primary obligor, including internal salaries and/or overhead costs that are reimbursable from the Company’s affiliates, are presented on a gross basis in the accompanying combined statements of income and comprehensive income, with reimbursements received included as a component of revenue.

Fair Value of Financial Instruments

The accompanying combined balance sheets include the following financial instruments: cash and cash equivalents, due to/from affiliates, accounts payable, accrued liabilities, and loans payable. The Company considers the carrying value of cash and cash equivalents, due to/from affiliates, accounts payable, and accrued liabilities to approximate the fair values of these financial instruments based on the short duration between origination of the instruments and their expected realization. The fair value of the loans payable is estimated to be approximate to their carrying amounts given the Company’s current borrowing rates for similar type instruments.

Income and Other Taxes

The Company is a combination of limited liability companies, which are considered a disregarded entity for federal income tax purposes. Accordingly, income or loss is generally included in the tax returns of the members. The Company, however, is subject to business taxes and state filing fees, which are included in general and administrative expenses. Additionally, certain foreign subsidiaries are subject to income taxes, which are shown separately as income tax expense in the accompanying combined statements of income and comprehensive income. Total income and other taxes aggregated $1,467,000, $956,000, $1,143,000, $1,192,000 and $1,895,000 for the nine months ended September 30, 2014 and 2013 and years ended December 31, 2013, 2012 and 2011, respectively.

In accordance with FASB ASC Topic 740, Income Taxes, the Company periodically evaluates its tax positions, including its status as a pass-through entity, to evaluate whether it is more likely than not that such positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations, based on the technical merits. As of September 30, 2014 and December 31, 2013, 2012 and 2011, no uncertain tax positions existed and as such no accrual was warranted.

Foreign Currency Translation Adjustments

Assets and liabilities of subsidiaries outside the United States with non-U.S. dollar functional currencies are translated into U.S. dollars using exchange rates as of the balance sheet dates. Income and expenses are translated using the average exchange rates for the reporting period. Foreign currency translation adjustments are recorded as a component of other comprehensive income.

New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which will supersede existing revenue recognition guidance under U.S. GAAP and International Financial Reporting Standards (“IFRS”). The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for the goods or services. To achieve the core principle, the guidance establishes a new five-step model which generally reduces the number of requirements that an entity must consider in recognizing revenue. Additionally, the guidance requires improved disclosures to help users of the financial statements better understand the nature, amount, timing and uncertainty of revenue that is recognized. ASU 2014-09 may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. For nonpublic entities, the standard is effective for fiscal years beginning after December 15, 2017, with early adoption permitted for fiscal years beginning after December 15, 2016 in certain circumstances. The Company is currently evaluating the potential impact of adopting this new guidance on its combined financial statements.

3. Compensation

Pursuant to an employment agreement entered into in 2006, Mr. Saltzman, an executive of the Company, has the right to share in 40% of the adjusted net cash flow (subject to exceeding certain threshold levels) of the Company for each calendar year, as defined in the employment agreement. During the nine months ended September 30, 2014 and 2013 and years ended December 31, 2013, 2012 and 2011, the Company recognized compensation expense of $0, $0, $0, $0 and $3,511,000, respectively, related to adjusted net cash flow payments due to the executive, of which $0, $0, $0, and $711,000 are unpaid and included in accrued liabilities at September 30, 2014 and December 31, 2013, 2012 and 2011.

In 2014 and 2012, the Company granted discretionary awards of CFI common stock received as payment for incentive fees to certain employees of the Company. The discretionary stock awards were 100% vested to the employees at the date of grant with no future performance or service obligations. The Company recorded compensation expense of $113,000 and $1,388,000 related to the grants for the nine months ended September 30, 2014 and year ended December 31, 2012, respectively, which is included in compensation on the combined statements of income and comprehensive income. The amount of the expense was determined based on the fair value of the underlying stock on the date of grant.

The Company offers a discretionary incentive bonus program to its employees. Bonus expense was $23,879,000, $19,118,000, $28,474,000, $27,190,000 and $27,041,000 for the nine months ended September 30, 2014 and 2013 and years ended December 31, 2013, 2012 and 2011, respectively. As of September 30, 2014 and December 31, 2013, 2012 and 2011, the unpaid bonus expense was $23,912,000, $10,474,000, $3,714,000 and $14,464,000, respectively.

4. Income-Sharing with Affiliated Entity

During 2006, the Company signed an agreement (“Colyzeo Agreement”) with an affiliated entity (“Colyzeo Affiliate”) whereby the Colyzeo Affiliate was entitled to management fee revenue generated by certain funds based on a formulaic calculation defined in the Colyzeo Agreement, which required the Colyzeo Affiliate to sponsor Colyzeo Investors II, L.P. and future European funds (“Affiliated Funds”). The Colyzeo Agreement allowed for the partnerships managed by the Company to participate on a side-by-side basis with the Affiliated Funds, beginning with Colony Investors VIII, L.P. The Colyzeo Agreement was terminated effective August 31, 2013 (Note 6).

The Company accrued income-sharing payments to the Colyzeo Affiliate of $0, $6,619,000, $4,453,000, $9,654,000 and $8,752,000, respectively, for the nine months ended September 30, 2014 and 2013 and years ended December 31, 2013, 2012 and 2011. Additionally, as part of an acquisition of shares of an entity previously controlled by the Colyzeo Affiliate (Note 6), the Company received net assets from the Colyzeo Affiliate with an estimated fair value of $1,571,000 in exchange for nominal cash consideration. The excess of the net assets acquired over the cash consideration paid, totaling $1,553,000, was accounted for as a settlement of the preexisting relationship and is included as a component of income sharing with affiliated entity on the combined statements of income and comprehensive income.

As of September 30, 2014, all amounts owed to the Colyzeo Affiliate had been paid. As of December 31, 2013, 2012 and 2011, $13,363,000, $16,562,000 and $20,109,000, respectively, of unpaid income-sharing payments are included in due to affiliates.

5. Investments

The Company’s investments at September 30, 2014 and December 31, 2013, 2012 and 2011 are summarized as follows:

	September 30, 2014	December 31,
		2013	2012	2011
	(Unaudited)
CFI common stock, at fair value	$464,000	$114,000	—	$94,000
Investment in YAL	—	—	—	838,000

Total investments	$464,000	$114,000	$—	$932,000

The accounting policies of the investees are substantially the same as those of the Company.

On October 13, 2011, the Company disposed an investment in Oakwood Asia Pacific resulting in a gain of $820,000 for the year ended December 31, 2011, summarized as follows:

Proceeds from disposition of investment	$3,500,000
Carrying value of investment	2,680,000

Gain on disposition of investment	$820,000

6. Business Combinations

Prior to March 31, 2012, the Company held an investment in YAL, which was accounted for using the equity method. On March 31, 2012, the Company acquired an additional 33.5% of ownership interest in YAL through Colony Capital Asia Limited, a wholly owned subsidiary of Capital from Shanghai Industrial Financial (“Holdings”) Company Limited. Since the acquisition resulted in the Company gaining control over YAL (83.5%), the transaction was accounted for as a business combination and YAL is combined in the Company’s combined financial statements subsequent to the acquisition date. The remaining 16.5% of interest in YAL is reflected as noncontrolling interest.

On February 26, 2014, the Company entered into a Shares Transfer Agreement to purchase 100% of the shares of Colony Luxembourg S.a.r.l., a private limited liability company registered with the Luxembourg Register of Commerce and Company (“LuxCo”), for a total cash consideration of $16,000, of which $1,709,000 was attributed to identifiable assets, offset by $1,693,000 of other liabilities assumed. The results of operations have been combined with those of the Company subsequent to the date of the agreement.

On June 13, 2014 the Company executed a sale and purchase agreement (“SPA”) to acquire 100% of the shares of Colony Capital, SAS (“SAS”) from Bazeo Europe, a French simplified company wholly owned by the Colyzeo Affiliate, for nominal consideration. In accordance with the SPA, the transfer was effective as of August 31, 2013. Because the acquisition resulted in the Company gaining control over SAS, the transaction was accounted for as a business combination and SAS is consolidated in the Company’s combined financial statements subsequent to the acquisition date. The acquired assets and liabilities, which consisted primarily of working capital, were recorded at their estimated fair value as of the acquisition date.

On September 17, 2014, the Company acquired 100% of the shares of Data Europe Founders S.a.r.l. (“DEF”), a private limited liability company registered in Luxembourg, for total cash consideration of $18,000 from Colyzeo Affiliate. DEF owns 100% of Data GenPar S.a.r.l., the manager of Data Center SCA and Data Services SCA which earns management fees. Since the estimated fair value of the net assets acquired exceeded the cash consideration paid for the shares, the excess was deemed to be a settlement of the preexisting relationship and was applied as an adjustment to amounts otherwise due to the Colyzeo Affiliate.

The pro forma impact of the business combinations for the nine months ended September 30, 2014 and the years ended December 31, 2013, 2012 and 2011 was not material.

The assets and liabilities of each of the acquired entities are summarized as follows:

	YAL	LuxCo	SAS	DEF
Cash	$739,000	$1,329,000	$2,232,000	$149,000
Fixed assets	155,000	71,000	822,000	—
Receivables	—	112,000	301,000	1,691,000
Other assets	747,000	213,000	—	—

Total assets	1,641,000	1,725,000	3,355,000	1,840,000

Accounts payable	—	(238,000)	(105,000)	—
Accrued liabilities	(33,000)	(1,471,000)	(3,250,000)	(269,000)
Due to affiliates	—	—	—	(1,553,000)

Total liabilities	(33,000)	(1,709,000)	(3,355,000)	(1,822,000)

Noncontrolling interest	(265,000)	—	—	—
Equity interest(1)	(804,000)	—	—	—
Cash considerations	(68,000)	(16,000)	—	(18,000)

Excess	$471,000	$—	$—	$—

Cash acquired, net of cash consideration paid	$671,000	$1,313,000	$2,232,000	$131,000

(1)	Represents fair market value of Company’s equity interest in YAL prior to the acquisition date of March 31, 2012.

7. Fixed Assets

Fixed assets consist of the following:

	September 30, 2014	December 31,
		2013	2012	2011
	(Unaudited)
Furniture and equipment	$7,397,000	$7,782,000	$6,585,000	$6,653,000
Aircraft	51,450,000	51,450,000	93,512,000	42,262,000

Total fixed assets	58,847,000	59,232,000	100,097,000	48,915,000
Less accumulated depreciation	(10,817,000)	(7,678,000)	(18,458,000)	(15,296,000)

Fixed assets, net	$48,030,000	$51,554,000	$81,639,000	$33,619,000

Depreciation and amortization expense was $3,283,000, $3,688,000, $5,499,000, $3,600,000 and $3,825,000 for the nine months ended September 30, 2014 and 2013 and years ended December 31, 2013, 2012 and 2011, respectively. During the year ended December 31, 2013, the Company listed the GV for sale and determined that it met the criteria to be classified as “held-for-sale” in accordance with ASC Topic 360. As of December 31, 2013, the carrying value of the GV of $26,061,000 exceeded its estimated fair value less costs to sell of $13,000,000, based upon comparable sales data. Accordingly, the Company recorded an impairment loss of $13,061,000 for the year ended December 31, 2013. The GV was sold on October 24, 2014 for $12,500,000 less estimated selling costs of $186,000 (see Note 11). As a result, an additional impairment loss of $686,000 was recorded during the nine months ended September 30, 2014.

8. Loans Payable

Credit Facilities

The Company maintains a revolving credit facility with JPMorgan Chase Bank (“JPM Credit Facility”) which provides for maximum allowable borrowings of $25,000,000, including letters of credit of $5,000,000. The credit facility is secured by certain assets of the Company and expires on December 3, 2014. Interest expense is payable quarterly in arrears, and is calculated at a rate of London Interbank Offered Rate (“LIBOR”) plus 4.55% or prime plus 3.55% based on the Company’s election.

Interest expense incurred on the line of credit under the JPM Credit Facility was $42,000 and $2,000 for the nine months ended September 30, 2014 and year ended December 31, 2011. No interest was incurred during the years ended December 31, 2013 and 2012. As of September 30, 2014 and December 31, 2013, 2012 and 2011, the Company had no outstanding borrowings under the JPM Credit Facility. The Company also maintains a revolving credit facility with Boston Private Bank & Trust Company (“BPBT Credit Facility”) that provides for maximum borrowings of $5,000,000, including letters of credit up to $250,000. The credit facility is secured by the Company’s accounts receivable and other rights to payment and certain fixed assets. In August 2013, the credit facility was amended and extended to mature on July 6, 2015. Interest expense is payable in arrears and is calculated at the greater of (a) LIBOR plus 3.75% and (b) 4.00% or the greater of (a) the prime rate in effect on such date plus 0.50% and (b) 4.00% based on the Company’s election. Interest expense incurred on the line of credit under the BPBT Credit Facility was $2,000, $3,000, $3,000, $4,000 and $2,000 for nine months ended September 30, 2014 and 2013 and years ended December 31, 2013, 2012 and 2011, respectively. As of September 30, 2014 and December 31, 2013, 2012 and 2011, the Company had no outstanding borrowings under the BPBT Credit Facility.

Aircraft Notes

On March 28, 2008, the Company entered into a promissory note of $32,000,000 that expires on April 1, 2015 (“GV Note”) and is secured by the acquired asset. Interest expense for the nine months ended September 30, 2014 and 2013 and years ended December 30, 2013, 2012 and 2011 was $345,000, $773,000, $948,000, $1,082,000 and $1,198,000, respectively, at a weighted-average effective interest rate of 3.49%. As of September 30, 2014 and December 31, 2013, 2012 and 2011, the outstanding balance of the note was $8,464,000, $18,768,000, $27,215,000 and $29,837,000, respectively. The promissory note was paid in full on October 24, 2014 upon the sale of the GV (see Note 11).

Between June and November 2012, the Company entered into two promissory notes in connection with the purchase of a G550 aircraft (“Combined Promissory Note”) aggregating to $40,844,000. The Combined Promissory Note expires on December 1, 2025 and bears a fixed simple interest rate of 4.92% per annum, which is payable in 156 monthly installments of $274,000 with a balloon payment of $17,693,000. For the nine months ended September 30, 2014 and 2013 and years ended December 31, 2013 and 2012, interest expense was $1,438,000, $1,408,000, $1,899,000 and $522,000, respectively. As of September 30, 2014 and December 31, 2013 and 2012, the outstanding balance under the Combined Promissory Note was $38,519,000, $39,544,000 and $40,844,000, respectively. The Company also had an unpaid balance payable to Gulfstream in the amount of $6,906,000 as of December 31, 2012, which was due upon final delivery of the G550.

On June 19, 2013, the Company entered into a promissory note in the principal amount of $6,963,000. The promissory note expires on December 1, 2025 and bears a fixed simple interest rate of 5.58% per annum, which is payable in 148 monthly installments of $55,000 with a balloon payment of $2,057,000. For the nine months ended September 30, 2014 and 2013 and year ended December 31, 2013, interest expense was $282,000, $110,000 and $207,000, respectively. As of September 30, 2014 and December 31, 2013, the outstanding balance of the promissory note was $6,634,000 and $6,849,000, respectively.

9. Transactions with Affiliates and Related Parties

The Company earned management fees from affiliates and related parties totaling $97,671,000, $98,201,000, $129,103,000, $127,573,000 and $129,409,000 for the nine months ended September 30, 2014 and 2013 and years ended December 31, 2013, 2012 and 2011, respectively. The unpaid balances included in due from affiliates as of September 30, 2014 and December 31, 2013, 2012 and 2011 were $20,082,000, $15,647,000, $15,766,000 and $15,142,000, respectively.

The Company provides asset management services to asset management companies owned by the Funds and CFI. All of the salaries and other overhead costs incurred in providing these services are allocated to and reimbursed by the affiliates. The Company recognized $16,504,000, $12,622,000, $19,846,000, $16,548,000 and $8,762,000 of cost reimbursements for the nine months ended September 30, 2014 and 2013 and years ended December 31, 2013, 2012 and 2011, respectively. The unpaid balances included in due from affiliates as of September 30, 2014 and December 31, 2013, 2012 and 2011 were $11,171,000, $6,462,000, $5,614,000 and $1,879,000, respectively.

Pursuant to a side letter to the Colyzeo Investors, LP (“Colyzeo I”) limited partnership agreement between Colyzeo Affiliate and the Company, REMFs due from Colyzeo I investments can only be paid from the net investment revenues generated from such investment. During the year ended December 31, 2013, due to declines in the estimated fair values of certain investments held by Colyzeo I, which were deemed to be other-than-temporary in nature, the Company determined that a portion of the accrued REMFs receivable from Colyzeo I are no longer collectible. As a result, the Company recognized $3,426,000 (€2,500,000) of bad debt expense associated with the Colyzeo I REMF fees receivable, which is included as a component of general and administrative expenses in the accompanying combined statements of income and comprehensive income.

The Company advances certain commitments on behalf of the General Partners for co-investments in the Funds. As of September 30, 2014 and December 31, 2013, 2012 and 2011, amounts advanced on behalf of the General Partners was $6,802,000, $4,663,000, $10,654,000 and $4,776,000, respectively.

The Company makes advances to affiliates for various operating items. As of September 30, 2014 and December 31, 2013, 2012 and 2011, unpaid advances to affiliates were $3,055,000, $4,974,000, $15,838,000 and $6,280,000, respectively.

The Company grants loans to certain employees in the form of promissory notes bearing interest rates ranging from 0% to 7% with varying terms and repayment conditions. As of September 30, 2014 and December 31, 2013, 2012 and 2011, unpaid principal and interest on the notes aggregated $348,000, $169,000, $395,000 and $610,000, respectively, and are included in due from affiliates in the accompanying balance sheets.

In 2010, the Company entered into a conditional promissory note with an affiliate for $2,000,000, which was secured by an assignment of carried interest distributions from certain investments held by the Funds. During 2012 and prior years, the Company received distributions of $528,000, which were applied to reduce the amount of the note receivable. During the year ended December 31, 2012, due to decreases in the estimated fair values of the investments associated with the note, the Company recorded an allowance to reduce the carrying amount of the note to $180,000, representing the expected future carried interest distributions to be received from the Funds and recognized the bad debt expense of $1,292,000 which is included in general and administrative expenses in the accompanying combined statements of income and comprehensive income.

Pursuant to the terms of the management agreement between Capital and Tobar, the Company incurred management fees of $262,500 for the nine months ended September 30, 2014 and 2013 and $350,000 for the years ended December 31, 2013, 2012 and 2011, which are included in compensation in the accompanying combined statements of income and comprehensive income.

10. Commitments and Contingencies

The Company’s future minimum rental and lease payments under non-cancelable operating leases with initial terms of one year or more, are approximately as follows as of September 30, 2014:

Remaining for 2014	$1,578,000
2015	4,225,000
2016	3,484,000
2017	3,063,000
2018	2,234,000
Thereafter	9,619,000

$24,203,000

The leases provide for payment of certain operating expenses applicable to the leased premises, as well as escalation clauses. The Company’s commitments and contingencies include the usual obligations incurred in the normal and ordinary course of business. The Company is not currently involved in any litigation matters that are expected to have a material effect on the Company’s combined financial statements.

11. Subsequent Events

On October 24, 2014, the Company sold the GV for $12,500,000 and paid off the remaining GV Note of $8,413,000 (Note 8).

On December 23, 2014, the Company and CFI announced that the parties had signed a definitive agreement for the Proposed Transaction. The agreement contemplates that the combined company will be led by Thomas J. Barrack, Jr. as Executive Chairman and, Richard B. Saltzman as Chief Executive Officer, will employ the full management and investment team of the Company and will include the contribution of the Company’s management contracts for its existing real estate and non-real estate funds and investment vehicles, other than the Retained Businesses. Upon closing of the Proposed Transaction, CFI will have the right to conduct all future Company-branded investment activities, including the formation of real estate and non-real estate private investment funds, and will own the Company’s name and related intellectual property. The Proposed Transaction is subject to prior approval by CFI’s stockholders.

The form of consideration payable by CFI in the Proposed Transaction will be entirely in CFI’s Class A or Class B common stock and/or units of CFI’s operating partnership (exchangeable for shares of CFI’s common stock or their equivalent in cash and to include associated voting rights), based upon a reference price of $22.05 for purposes of determining the number of shares and units to be issued. Since the aggregate number of shares and/or OP units to be issued in the Proposed Transaction was fixed as of December 23, 2014, the total fair value of the aggregate consideration may increase or decrease prior to closing, based upon changes in CFI’s share price.

The aggregate consideration will be payable to the Company as follows:

•	up to approximately 2.83 million shares of Class A Common Stock, 566,635 shares of Class B Common Stock and approximately 21.44 million OP Units will be issued as upfront consideration, subject to certain adjustments;

•	up to approximately 1.11 million shares of Class A common stock, 98,958 shares of Class B common stock and approximately 3.78 million OP Units will be issued as contingent consideration post-closing,

subject to multi-year performance targets for achievement of certain funds from operations per share targets and capital-raising thresholds from the funds management businesses. If the minimum performance target for either of these metrics is not met or exceeded, the contingent consideration paid in respect of the other metric would not be paid out in full; and

•	up to 151,520 shares of Class A Common Stock, 13,494 shares of Class B Common Stock and 515,258 OP Units of the contingent consideration issuable post-closing may be reallocated to upfront consideration issuable at the Closing if the volume-weighted average closing price of CFI common stock over the 10 trading days prior to the 10th calendar day preceding the date of a shareholder vote in connection with the Proposed Transaction were to exceed $24.05, with the full amount reallocated if such volume-weighted average closing price of CFI common stock were to exceed $27.05.

Pursuant to the Proposed Transaction, all of the Company’s senior executives will become employed by CFI (to be renamed Colony Capital, Inc.). In order to further demonstrate their collective long term commitment to CFI’s business, in accordance with the terms of the agreement, Messrs. Barrack and Saltzman have entered into five-year employment agreements and related lock-up arrangements with CFI, which, subject to certain exceptions for estate planning, partial share pledges and tax-related sales, will generally restrict them from transferring their respective interests in CFI’s operating partnership units and/or shares received in connection with the Proposed Transaction over the same period as their respective employment agreement terms, following the closing (if any) of the Proposed Transaction (the locked-up shares would be ratably reduced over such period). Messrs. Barrack and Saltzman also have entered into non-competition arrangements with CFI, each of which will provide for clawback as to a material portion of the Proposed Transaction consideration in the event such individuals violate the non-compete restrictions during the same period as their respective lock-ups. The employment agreements, and related lock-ups and non-competition arrangements would become effective at the closing of the Proposed Transaction. Certain other key senior executives are expected to enter into three-year employment agreements and related lock-up agreements prior to the closing of the Proposed Transaction.

The Proposed Transaction is expected to close in the first half of 2015 and remains subject to regulatory approvals, approval of a supermajority of two-thirds of CFI’s disinterested shareholders voting at the shareholder’s meeting and certain other customary closing conditions.

The Company has evaluated subsequent events and transactions for potential recognition or disclosure through January 21, 2015, which is the date these financial statements were available to be issued.

Appendix A

CONFORMED COPY

CONTRIBUTION AND IMPLEMENTATION AGREEMENT

Dated as of December 23, 2014

by and among

COLONY CAPITAL HOLDINGS, LLC

COLONY CAPITAL, LLC,

COLONY CAPITAL OP SUBSIDIARY, LLC,

CCH MANAGEMENT PARTNERS I, LLC,

FHB HOLDING LLC,

RICHARD SALTZMAN,

CFI RE MASTERCO, LLC

and

COLONY FINANCIAL, INC.

SECTION 1.	DEFINITIONS	A-5
SECTION 2.	PRE-CLOSING CONTRIBUTIONS	A-20
2.1	Pre-Closing Contribution by CC Holdings, CC and CCH to NewCo	A-20
2.2	Pre-Closing Contribution by CFI to OP	A-22
2.3	Consents relating to CC Contributed Assets and CFI Contributed Assets	A-23
2.4	Local Law Requirements	A-23
2.5	Actions Relating to the Colyzeo Funds	A-24
SECTION 3.	CONTRIBUTION	A-24
3.1	Contribution	A-24
3.2	Estimated Closing Statement	A-25
3.3	Recapitalization of OP; Closing Consideration	A-25
3.4	Post-Closing Adjustment	A-26
3.5	Contingent Consideration	A-29
3.6	Certain Adjustments	A-35
3.7	Withholding	A-36
SECTION 4.	THE CLOSING	A-36
4.1	Closing	A-36
4.2	Deliveries at Closing	A-36
4.3	Tax Treatment	A-37
4.4	Alternative Structure	A-37
4.5	Post-Closing Allocation of New Shares	A-37
SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS	A-37
5.1	Organization and Qualification	A-38
5.2	Authority; Approvals	A-38
5.3	CC Contributed Interests	A-38
5.4	Title; NewCo	A-39
5.5	No Conflicts	A-40
5.6	Consents and Filings	A-40
5.7	Absence of Certain Changes	A-40
5.8	Proceedings; Orders	A-41
5.9	Compliance with Laws	A-41
5.10	Tax Matters	A-41
5.11	Employees	A-42
5.12	Financial Statements	A-44
5.13	Undisclosed Liabilities	A-45
5.14	Material Contracts	A-45
5.15	Fees and Expenses of Brokers	A-46
5.16	Intellectual Property	A-46
5.17	Property	A-47
5.18	Information for Proxy Statement	A-47
5.19	Insurance	A-47
5.20	Clients; Subject Funds	A-47
5.21	Business; Registrations	A-48
5.22	Corruption Laws; Pay-to-Play	A-49
5.23	Privacy Policy	A-50
5.24	Client Notice	A-50
5.25	No Other Representations or Warranties	A-50
SECTION 6.	REPRESENTATIONS AND WARRANTIES OF CFI AND OP	A-51
6.1	Organization and Qualification	A-51
6.2	Authority; Board and Special Committee Approvals	A-51

A-i

6.3	No Conflicts	A-52
6.4	Consents and Filings	A-52
6.5	Capitalization	A-52
6.6	Proxy Statement	A-53
6.7	Opinion of Financial Advisor	A-53
6.8	REIT Qualification; Investment Company Act	A-53
6.9	Fees and Expenses of Brokers	A-53
6.10	No Other Representations or Warranties	A-53
SECTION 7.	OTHER COVENANTS AND AGREEMENTS	A-54
7.1	Public Announcement	A-54
7.2	Conduct of Business of CC	A-54
7.3	Conduct of Business of CFI	A-55
7.4	CFI Management Agreement	A-56
7.5	Transfer Taxes	A-56
7.6	Amendment of Certificates	A-56
7.7	Retention of and Access to Records	A-57
7.8	Preparation of the Proxy Statement; CFI Stockholders Meeting	A-57
7.9	Change of Recommendation	A-58
7.10	Reasonable Best Efforts	A-58
7.11	Directors’ and Officers’ Indemnification Insurance and Covered Persons	A-59
7.12	Modification of Existing Restrictions on Transfer and Ownership of Shares	A-60
7.13	Section 704(c) Method; Cooperation	A-60
7.14	Section 16 Filings	A-60
7.15	Registered Investment Advisers	A-60
7.16	Termination of Agreements	A-60
7.17	Expenses and Closing Share Consideration	A-61
7.18	Liability Allocation	A-61
7.19	Amendment to Form ADV	A-61
7.20	NYSE	A-61
7.21	Certain Management Agreements	A-61
7.22	Actions Relating to the Initial Resale Registration Statement	A-61
7.23	Limited Use of Colony Name	A-62
SECTION 8.	CONDITIONS	A-62
8.1	Conditions to Each Party’s Obligations	A-62
8.2	Conditions to Obligations of CFI and OP	A-63
8.3	Conditions to Obligations of the Contributors	A-63
SECTION 9.	TERMINATION; EFFECT OF TERMINATION	A-64
9.1	Termination	A-64
9.2	Effect of Termination	A-65
SECTION 10.	SURVIVAL AND INDEMNIFICATION	A-65
10.1	Survival	A-65
10.2	Indemnification of CC Indemnified Parties	A-65
10.3	Indemnification of CFI Indemnified Parties	A-66
10.4	Limitations on Indemnification	A-66
10.5	Indemnification Claims	A-67
10.6	Third Party Claims; Procedures	A-68
10.7	Form of Payment	A-69
10.8	Exclusive Remedy	A-69
10.9	Tax Treatment of Payment	A-69
SECTION 11.	MISCELLANEOUS PROVISIONS	A-70
11.1	Interpretation and Usage	A-70
11.2	Amendment and Modification	A-70

A-ii

11.3	Waiver of Compliance; Consents	A-70
11.4	Actions of CFI	A-70
11.5	Expenses	A-71
11.6	No Third Party Beneficiaries	A-71
11.7	Notices	A-71
11.8	Assignment	A-72
11.9	Governing Law and Venue	A-72
11.10	Counterparts	A-73
11.11	Specific Performance	A-73
11.12	Entire Agreement	A-73
11.13	Severability	A-73
11.14	WAIVER OF JURY TRIAL	A-73

EXHIBITS
Exhibit A –	Form of Charter Amendment
Exhibit B –	Barrack Employment Agreement
Exhibit C –	Saltzman Employment Agreement
Exhibit D –	CC/Barrack Lock-Up and Liquidated Damages Agreement
Exhibit E –	Saltzman Share Transfer and Liquidated Damages Agreement
Exhibit F –	CCH Lock-Up Agreement
Exhibit G –	FHB LLC Lock-Up Agreement
Exhibit H –	Registration Rights Agreement
Exhibit I –	Barrack Restrictive Covenant Agreement
Exhibit J –	Saltzman Restrictive Covenant Agreement
Exhibit K –	Form of CRM Investment Management Agreement
Exhibit L –	Form of Assignment of Member Interests
Exhibit M	Form of CAH License Agreement
Exhibit N –	Form of OP LLC Agreement

A-iii

CONTRIBUTION AND IMPLEMENTATION AGREEMENT

This Contribution and Implementation Agreement (this “Agreement”), is entered into as of December 23, 2014, by and among Colony Financial, Inc., a Maryland corporation (“CFI”), CFI RE Masterco, LLC, a Delaware limited liability company and wholly-owned subsidiary of CFI (“OP”), Colony Capital, LLC, a Delaware limited liability company (“CC”), Colony Capital Holdings, LLC, a Delaware limited liability company (“CC Holdings”), and Colony Capital OP Subsidiary, LLC, a Delaware limited liability company and wholly owned subsidiary of CC (“NewCo”), CCH Management Partners I, LLC, a Delaware limited liability company (“CCH”), FHB Holding LLC, a Delaware limited liability company (“FHB LLC”) and Richard Saltzman (“Saltzman”, together with CC Holdings, CC, CCH and FHB LLC, collectively, the “Contributors” and each, a “Contributor”).

WHEREAS, upon the terms and conditions set forth in this Agreement, prior to the Closing (as defined hereinafter), CFI will contribute to OP and OP will acquire from CFI, the CFI Contributed Assets (as defined hereinafter);

WHEREAS, upon the terms and conditions set forth in this Agreement, prior to the Closing, CC Holdings, CC and CCH will contribute to NewCo and NewCo will acquire from CC Holdings, CC and CCH, the CC Contributed Assets;

WHEREAS, upon the terms and conditions set forth in this Agreement, at the Closing, (i) CC Holdings, CC and CCH will contribute to OP and OP will acquire from CC Holdings, CC and CCH, the membership interests in NewCo held by CC Holdings, CC and CCH (which constitute all of the membership interests of NewCo) (the “NewCo Interests”), (ii) FHB LLC will contribute to OP and OP will acquire from FHB LLC membership interests of Colony Realty Partners LLC (“CRP”) in the aggregate equal to 50% of the outstanding membership interests of CRP (the “CRP Interests”) (the remaining 50% of the outstanding membership interests of CRP (the “CRM CRP Interests”) being owned by Colony Realty Member, LLC (“CRM”)); and (iii) Saltzman will contribute to OP and OP will acquire from Saltzman membership interests in CRM in the aggregate equal to 40% of the outstanding membership interests of CRM (the “CRM Interests”) (the remaining 60% of the outstanding membership interests being owned by Colony CRP Managing Member, LLC, a wholly owned Subsidiary of CC), in each case, in exchange for the applicable portion of the Consideration (as defined hereinafter);

WHEREAS, concurrently with this Agreement, each of Thomas J. Barrack, Jr. and Richard B. Saltzman are entering into Employment Agreements (as defined hereinafter), Lock-Up Agreements (as defined hereinafter) and Restrictive Covenant Agreements (as defined hereinafter) with CFI;

WHEREAS, pursuant to a separate contribution agreement, dated as of the date hereof (the “Colony Mark Transfer Agreement”), by and between New Colony Holdings, LLC, CFI and OP, New Colony Holdings, LLC has agreed to, at the Closing, sell the Colony Mark to OP in exchange for shares of CFI Class B Common Stock (as defined hereinafter);

WHEREAS, concurrently with this Agreement, the parties thereto are entering into (i) the Lock-Up Agreements (as defined hereinafter) and (ii) the Registration Rights Agreement (as defined hereinafter);

WHEREAS, the board of directors of CFI (the “CFI Board”), based on the recommendation of a duly authorized and fully empowered committee of the CFI Board comprised solely of independent and disinterested directors of CFI (the “Special Committee”), has determined that entry into this Agreement and the Ancillary Documents to which CFI and/or OP is a party, the consummation of the transactions contemplated hereby and thereby are in the best interests of CFI and its stockholders, and has, in addition, resolved to recommend for approval by the CFI stockholders certain matters contemplated and defined elsewhere by this Agreement and the Ancillary Documents to which CFI and/or OP is a party, as requiring the CFI stockholders’ approval in order to consummate the transactions contemplated hereby and thereby; and

WHEREAS, upon the Closing, CFI shall be renamed Colony Capital, Inc.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

SECTION 1. DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Account” means any individual non-pooled managed account, investment vehicle or other financial product or structure through which any CC Party manages any single investor’s capital (whether directly or indirectly), irrespective of strategy, investment objective, account type or fee or other compensation structure; provided that, for the avoidance of doubt, Funds shall be deemed not to be Accounts.

“Accounting Principles” means GAAP and, to the extent consistent therewith, the accounting policies, principles and determinations used to prepare the Financial Statements, the CC Reference Working Capital, and the CRP Reference Working Capital applied on a consistent basis.

“Advisers Act” means the Investment Advisers Act of 1940.

“Advisory Client” means, as of any time of determination hereunder, any Person to whom any CC Party provides Investment Management Services as of such time of determination (it being understood however that Fund Clients shall not be considered Advisory Clients).

“Advisory Contract” means any investment management, advisory or sub-advisory Contract, or any other Contract, pursuant to which any CC Party provides Investment Management Services as of any date of determination (it being understood that each CC Assigned Contract set forth under Section 1 of Section 1.1(b) of the CC Disclosure Letter and each asset management agreement listed in Section 5.14(a) of the CC Disclosure Letter is an Advisory Contract hereunder).

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise. For the avoidance of doubt, (i) CC and its Subsidiaries, on the one hand, and CFI and its Subsidiaries, on the other hand, shall not be deemed Affiliates of the other for purposes of this Agreement and (ii) no fund, investment vehicle, or investment product managed by CC, CFI, or their respective Subsidiaries shall be deemed an Affiliate of CC or CFI.

“Aggregate Contingent Consideration” means $110,000,000.

“Allocation Factor” means an amount equal to (i) 1.00 minus (ii) a fraction, the numerator of which is (A) $15,000,000, and the denominator of which is (B) $547,500,000.

“Ancillary Document” means the Employment Agreements, the Registration Rights Agreement, the CAH License Agreement, the CRM Investment Management Agreement, the Assignment of Member Interests, the Lock-Up Agreements, the Restrictive Covenant Agreements, the OP LLC Agreement and the Colony Mark Transfer Agreement.

“Applicable Contingent Consideration Percentage” means, with respect to (i) FHB, 3.909%, (ii) Saltzman, 1.564%, (iii) CCH, 13.646% and (iv) CC, 80.881%.

“Applicable Indemnification Percentage” means, as of any date, with respect to each Contributor, a fraction, the numerator of which is (i) the Consideration received by such Contributor pursuant to this Agreement on or prior to such date and the denominator of which is (ii) the aggregate Consideration received by all Contributors pursuant to this Agreement on or prior to such date.

“Applicable Closing Consideration Share Percentage” means 11.231%.

“Applicable Closing Consideration Unit Percentage” means, with respect to (i) FHB LLC, 3.909%; (ii) Saltzman, 1.564%; (iii) CCH, 6.789%; and (iv) CC, 76.507%.

“Applicable Reallocated Consideration Share Percentage” means 22.123%.

“Applicable Reallocated Consideration Unit Percentage” means, with respect to (i) FHB, 3.909%, (ii) Saltzman, 1.564%, (iii) CCH, 13.646% and (iv) CC, 58.758%.

“Assets” means, with respect to any Person, any and all of such Person’s right, title and ownership interest in and to all properties, assets, claims, Contracts and businesses of every kind, character and description, whether real, personal or mixed, tangible or intangible, whether accrued, contingent or otherwise, and wherever located (including in the possession of vendors or other third parties or elsewhere), in each case whether or not recorded or reflected on the books and records or financial statements of such Person.

“Authority” means any U.S. or non-U.S. federal, state, provincial, local or other governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority. For avoidance of doubt, this term includes the New York Stock Exchange.

“Benefit Plan” means each (i) employee benefit plan (as defined in Section 3(3) of ERISA), (ii) other employment, compensation, bonus, incentive, deferred compensation, pension, profit sharing, retirement, equity or equity-based award, change in control, severance, salary continuation, retention, termination pay or similar plan, contract, program, fund, policy, practice, arrangement or agreement, and (iii) other life, medical or other welfare or employee benefit insurance, vacation, or fringe benefit plan, contract, program, fund, policy, practice, arrangement or agreement, and any trust, escrow or similar agreement related to any of the foregoing, whether or not funded.

“Business Day” means any day other than (a) Saturday and Sunday or (b) any other day on which banks in New York, New York or Los Angeles, California are permitted or required to be closed.

“Business Employees” means any individual who is an employee of a CC Party.

“Cash” means cash, checks, money orders, marketable securities, short-term instruments and other cash equivalents, funds in time and demand deposits or similar accounts other than any such items that are subject to restrictions on repatriation to the United States (whether through exchange controls, Taxes or other means).

“CC Assigned Contracts” means collectively, all Contracts to which CC, CCH or CC Holdings is party or under which CC, CCH or CC Holdings is bound, or to which any CC Contributed Assets held by CC, CCH or CC Holdings are subject (other than any Contract exclusively related to the CC Retained Business), including those Contracts set forth in Section 1.1(b) of CC Disclosure Letter.

“CC Closing Adjustment” means (i) CC Closing Date Cash minus (ii) CC Closing Unpaid Indebtedness plus (iii) if the CC Working Capital exceeds the CC Reference Working Capital, an amount equal to such excess, minus (iv) if the CC Reference Working Capital exceeds the CC Working Capital, an amount equal to such excess.

“CC Closing Adjustment Cash Cap” means $25 million.

“CC Closing Date Cash” means the aggregate amount of all Cash held by NewCo and its consolidated Subsidiaries (other than CRP and its consolidated Subsidiaries) as of immediately prior to the Closing (after giving effect to the CC Pre-Closing Contribution but without giving effect to the CFI Pre-Closing Contribution) determined in accordance with the Accounting Principles.

“CC Closing Cash Consideration” means the sum of (i) the CC Closing Adjustment; provided, that if the CC Closing Adjustment is in excess of the the CC Closing Adjustment Cash Cap, for purposes of clause (i), the CC Closing Adjustment shall be deemed to be the amount of the CC Closing Adjustment Cash Cap; provided, further, if the CC Closing Adjustment is a negative number, for purposes of clause (i), the CC Closing Adjustment shall be deemed to be $0; and (ii) the product of (A) the CRP Closing Adjustment multiplied by (B) 0.30; provided, that if the CRP Closing Adjustment is in excess of the the CRP Closing Adjustment Cash Cap, for purposes of clause (ii)(A), the CRP Closing Adjustment shall be deemed to be the amount of the CRP Closing Adjustment Cash Cap; provided, further, if the CRP Closing Adjustment is a negative number, for purposes of clause (ii)(A), the CRP Closing Adjustment shall be deemed to be $0.

“CC Closing Share Consideration” means a number of shares of CFI Class A Common Stock equal to the sum of (i) (A) the Closing Consideration divided by (B) the Reference CFI Common Stock Price multiplied by (C) the Applicable Closing Consideration Share Percentage plus (ii) (A) the Closing Reallocated Consideration divided by (B) the Reference CFI Common Stock Price multiplied by (C) the Applicable Reallocated Consideration Share Percentage minus (iii) (A) the CC Closing Transaction Expenses divided by (B) the Reference CFI Common Stock Price multiplied by (C) the Applicable Reallocated Consideration Share Percentage.

“CC Closing Unit Consideration” means a number of OP Common Units (rounded to the nearest whole unit) equal to the sum of (i) (A) the Closing Consideration divided by (B) the Reference CFI Common Stock Price multiplied by (C) CC’s Applicable Closing Unit Percentage; plus (ii) (A) the Closing Reallocated Consideration divided by (B) the Reference CFI Common Stock Price multiplied by (C) CC’s Applicable Reallocated Consideration Unit Percentage; minus (iii) (A) the CC Closing Transaction Expense divided by (B) the Reference CFI Common Stock Price multiplied by (C) CC’s Applicable Reallocated Consideration Unit Percentage; plus (iv) (A) the excess, if any, of the CC Closing Adjustment over the CC Closing Adjustment Cash Cap divided by (B) the Reference CFI Common Stock Price; minus (v) if the CC Closing Adjustment is a negative number, (A) the absolute value of the CC Closing Adjustment divided by (B) the Reference CFI Common Stock Price; plus (vi) (A) the excess, if any, of the CRP Closing Adjustment over the CRP Closing Adjustment Cash Cap divided by (B) the Reference CFI Common Stock Price multiplied by (C) 0.30 minus (vi) if the CRP Closing Adjustment is a negative number, (A) the absolute value of the CRP Closing Adjustment divided by (B) the Reference CFI Common Stock Price; multiplied by (C) 0.30.

“CC Closing Unpaid Indebtedness” shall mean all Indebtedness of NewCo and its consolidated Subsidiaries (other than CRP and its consolidated Subsidiaries) that remains unpaid as of immediately prior to the Closing excluding Indebtedness set forth on Section 1.1(g) of CC Disclosure Letter.

“CC Contributed Business” means the business conducted by CC Holdings, CC, CCH and their respective Subsidiaries, in each case, as conducted on the Closing Date, other than the CC Retained Business.

“CC Contributed Entities” means all of the direct Subsidiaries of CC Holdings, CC or CCH, other than the CC Retained Entities and NewCo, including those set forth in Section 1.1(c) of the CC Disclosure Letter.

“CC Contributed Interests” means all of the equity interests held by CC Holdings, CC or CCH, as applicable, in each of the CC Contributed Entities.

“CC Contribution Closing Date” means the date of the CC Contribution Closing.

“CC Current Assets” means the sum of all assets of NewCo and its consolidated Subsidiaries (other than CRP and its consolidated Subsidiaries) as of immediately prior to the Closing (after giving effect to the CC Pre-Closing Contribution but without giving effect to the CFI Pre-Closing Contribution) to the extent that such assets are reasonably expected to be realized in cash or sold or consumed within one year following Closing, which assets are expected to include (i) accounts receivable, including investment management fees receivable, receivables from affiliates, and receivables from General Partner affiliate entities, (ii) advances to affiliates for due diligence costs, (iii) employee loans and receivables, (iv) prepaid assets, (v) security deposits, and (vi) other current assets; provided that additional assets may be included as “CC Current Assets” in accordance with the Accounting Principles. For the avoidance of doubt, “CC Current Assets” shall not include Cash.

“CC Current Liabilities” means the sum of all Liabilities of NewCo and its consolidated Subsidiaries (other than CRP and its consolidated Subsidiaries) as of immediately prior to the Closing (after giving effect to the CC Pre-Closing Contribution but without giving effect to the CFI Pre-Closing Contribution) to the extent that such Liabilities are reasonably expected to be settled or earned within one year following Closing or are due upon demand, which Liabilities are expected to include (i) accounts payable, (ii) accrued bonuses, (iii) accrued taxes, (iv) accrued salaries and payroll taxes, (v) advances for fund due diligence expenses, (v) accrued placement fees, (vi) other accrued liabilities, and (vii) deferred income expected to be earned within one year of Closing; provided that additional Liabilities may be included as “CC Current Liabilities” in accordance with Accounting Principles. For the purposes of calculating the Estimated CC Working Capital and the CC Final Working Capital amounts, “CC Current Liabilities” shall not include (A) CC Closing Unpaid Indebtedness; and (B) any Liability for the CC Transaction Expenses.

“CC Material Adverse Effect” means any change, event, occurrence, circumstance, development or effect that, individually or in the aggregate, (A) has a material adverse effect on the business, results of operations, assets, liabilities or financial condition of the CC Contributed Business, taken as a whole, or (B) materially impairs or delays the ability of any Contributor to consummate the transactions contemplated by this Agreement, other than, in the case of the foregoing clause (A), any change, event, development or effect that results from or is related to (i) general economic conditions or local, regional, national or international conditions in any of the industries in which the CC Contributed Business is conducted, (ii) changes in Law, GAAP or other applicable accounting standards or the interpretations thereof, (iii) acts of God or other calamities, national or international political or social conditions, including the engagement by any country in hostilities, whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack (provided, that with respect to clauses (i)-(iii), any such event, change, development or state of facts shall be taken into account for purposes of determining if a CC Material Adverse Effect has or is reasonably expected to have occurred only if such event, change, development or state of facts, individually or in the aggregate, has a materially disproportionate impact on CC, its Subsidiaries, or the CC Contributed Business, taken as a whole, relative to other Persons in the same industry in which CC and its Subsidiaries conduct their business), (iv) any failure to meet internal projections relating to the CC Contributed Business (it being understood that the underlying causes of, or factors contributing to, the failure to meet such projections may be taken into account in determining whether a CC Material Adverse Effect has occurred except to the extent otherwise excepted pursuant to clauses (i)-(iii) and (v) of this definition), (vi) the announcement or pendency of, or the taking of any action required by, or the failure to take any action where such action is expressly prohibited by, this Agreement and the Ancillary Documents.

“CC Parties” means CC Holdings, CC, CCH, CRP and their respective Subsidiaries.

“CC Reference Working Capital” means negative $5,000,000.

“CC Retained Business” means the business conducted by CC and the CC Retained Entities, in each case, as conducted on or following the Closing Date, exclusively related to their ownership stake in Colony American Homes, Inc.

“CC Retained Entities” means collectively, (i) Colony AH Member LLC, (ii) Manager HoldCo LLC, (iii) CAH Holdings II Onshore GP, LLC, (iv) Colony CRP Managing Member, LLC, (v) Colony Realty Member, LLC, (vi) CRP, (vii) Colony CP Member, LLC, (viii) Colony Global Holdings Parent, LLC, (ix) Colony Capital MENA, LLC; (x) Colony Smeralda Co-Investment Genpar, LLC; (xi) Colony Axle Co-Investment Genpar, LLC; (xii) Colony Milestone Co-Investment Genpar, LLC, (xii) any Subsidiaries of any of the foregoing CC Retained Entities and (xiv) CC; provided, that until such time as the FCA Consents and the Colyzeo LP Consents are obtained, each of CIML and CIAL shall be deemed to be CC Retained Entities.

“CC Transaction Expenses” means the aggregate amount of all fees and expenses incurred by or on behalf of, or paid or payable by, CC, NewCo or any Subject Entities, arising from or in connection with the consideration, review, pursuit, negotiation, execution or performance of this Agreement, any Ancillary Documents or the consummation of the transactions contemplated hereby or thereby, in each case incurred or payable on or prior to the Closing (or the earlier termination of this Agreement), including (A) all brokers’ or finders’ fees and (B) fees and expenses of counsel, advisors, consultants, investment bankers, other financial advisors, accountants, auditors and experts; provided that CC Transaction Expenses shall not include any payments or expenses contemplated by the CFI Management Agreement (including any portion of the CFI Manager Fees and Expenses Amount).

“CC Working Capital” means, on a consolidated basis, the amount equal to CC Current Assets less CC Current Liabilities.

“CCH Closing Unit Consideration” means a number of OP Common Units (rounded to the nearest whole unit) equal to the sum of (i) (A) the Closing Consideration divided by (B) the Reference CFI Common Stock Price multiplied by (C) CCH’s Applicable Closing Unit Percentage plus (ii) (A) the Closing Reallocated Consideration divided by (B) the Reference CFI Common Stock Price multiplied by (C) CCH’s Applicable Reallocated Consideration Unit Percentage minus (ii) (A) the Closing CC Transaction Expenses divided by (B) the Reference CFI Common Stock Price multiplied by (C) CCH’s Applicable Reallocated Consideration Unit Percentage.

“CFI Class A Common Stock” means the CFI Common Stock following its designation as Class A common stock of CFI, par value $0.01 per share, in accordance with the Charter Amendment.

“CFI Class B Common Stock” means a class of common stock, par value $0.01 per share, of CFI, to be created prior to the Closing, which will initially entitle each holder to 36.5 votes per share held on all matters subject to a vote of the holders of CFI Class A Common Stock, and which will have the same economic interest in the Company as CFI Class A Common Stock.

“CFI Common Stock” means the common stock of CFI, par value $0.01 per share, prior to its designation as CFI Class A Common Stock in accordance with the Charter Amendment.

“CFI Contributed Interests” means those interests of CFI as set forth in Section 1.1(a) of the CFI Disclosure Letter.

“CFI Contribution Closing Date” means the date of the CFI Contribution Closing.

“CFI Manager” means Colony Financial Manager, LLC, a Delaware limited liability company and wholly-owned subsidiary of CC.

“CFI Management Agreement” means the Second Amended and Restated Management Agreement, dated as of March 6, 2013, by and among CFI, Colony Financial TRS, LLC, a Delaware limited liability company and wholly-owned subsidiary of CFI and CFI Manager.

“CFI Manager Fees and Expenses Amount” means all fees, expenses, reimbursements and other amounts accrued and unpaid by CFI and TRS to CFI Manager pursuant to the CFI Management Agreement as of the Closing.

“CFI Material Adverse Effect” means any change, event, occurrence, circumstance, development or effect that, individually or in the aggregate, (A) has a material adverse effect on the business, results of operations, assets or liabilities or financial condition of the business of CFI and its Subsidiaries, taken as a whole, or (B) materially impairs or delays the ability of CFI and its Subsidiaries to consummate the transactions contemplated by this Agreement, other than, in the case of the foregoing clause (A), any change, event, development or effect that results from or is related to (i) general economic conditions or local, regional, national or international conditions in any of the industries in which CFI’s business is conducted, (ii) changes in Law, GAAP or other applicable accounting standards or the interpretations thereof, (iii) acts of God or other calamities, national or international political or social conditions, including the engagement by any country in hostilities, whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack (provided, that with respect to clauses (i)-(iii), any such event, change, development or state of facts shall be taken into account for purposes of determining if a CFI Material Adverse Effect has or is reasonably expected to have occurred only if such event, change, development or state of facts, individually or in the aggregate, has a materially disproportionate impact on CFI and its Subsidiaries, taken as a whole, relative to other Persons in the same industry in which CFI and its Subsidiaries conduct their business), (iv) any failure to meet internal projections (it being understood that the underlying causes of, or factors contributing to, the failure to meet such projections may be taken into account in determining whether a CFI Material Adverse Effect has occurred except to the extent otherwise excepted pursuant to clauses (i)-(iii) and (v) of this definition), (v) the announcement or pendency of, or the taking of any action required by, or the failure to take any action where such action is expressly prohibited by, this Agreement and the Ancillary Documents.

“Charter Amendment” means the amendment to the Articles of Amendment and Restatement of CFI, in the form attached hereto as Exhibit A (with such changes hereinafter agreed to by CC and CFI in writing).

“CIAL” means Colyzeo Investment Advisors Limited (UK).

“CIML” means Colyzeo Investment Management Limited (UK).

“CIML Investment Management Agreement” means an investment management services agreement by and between CC (or an Affiliate thereof designated by CC) and OP (or an Affiliate thereof designated by OP).

“Client” means the Advisory Clients and the Fund Clients.

“Closing CC Transaction Expenses” means any (i) CC Transaction Expenses unpaid as of the Closing and as set forth on the Disbursement Schedule multiplied by (ii) the Allocation Factor.

“Closing CFI Common Stock Count” means the number of shares of CFI Common Stock issued and outstanding as of the Closing (including any restricted shares of CFI Common Stock outstanding under CFI’s 2011 Equity Incentive Plan or CFI’s 2014 Equity Incentive Plan), on a fully diluted basis, including for such purposes the number of New Shares to be issued to CC pursuant to Section 3.3.

“Closing CFI Series A Preferred Stock Count” means the number of shares of CFI Series A Preferred Stock issued and outstanding as of the Closing.

“Closing CFI Series B Preferred Stock Count” means the number of shares of CFI Series B Preferred Stock issued and outstanding as of the Closing.

“Closing Consideration” shall equal $532,500,000.

“Closing Reallocated Consideration” means (i) Reallocated Consideration multiplied by (ii) the Allocation Factor.

“Code” means the Internal Revenue Code of 1986.

“Colony Mark” means the Mark “COLONY” and all variations thereof and all goodwill connected with the use thereof and symbolized thereby.

“Colyzeo LP Consents” means any Consent of the limited partners of Colyzeo Investors, L.P., Colyzeo Investors II, L.P, or Colyzeo Investors II Blue AIV, L.P. required to be obtained prior to the contribution of the controlling general partner interests in such Funds to NewCo pursuant to Section 2.1 of this Agreement.

“Consent” means any consent, approval, ratification, waiver or other authorization.

“Contract” means any agreement, contract, subcontract, lease, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or on any of its Affiliates.

“Contributed Benefit Plan” means each Contributed Domestic Benefit Plan and Contributed Foreign Benefit Plan.

“Contributed Domestic Benefit Plan” means a Benefit Plan in which any current or former employee, officer, director or independent contractor of a Subject Entity who is located in the United States is eligible to participate and (x) that is either sponsored or maintained by a Subject Entity, (y) to which a Subject Entity is a party or contributes or is required to contribute, pay premiums or make other payments, but in each case excluding any such Benefit Plan that is mandated by an Authority or (z) with respect to which a Subject Entity or any ERISA Affiliate of a Subject Entity has any liability or reasonably expects to have liability (contingent or otherwise).

“Contributed Foreign Benefit Plan” means a Benefit Plan in which any current or former employee, officer, director or independent contractor of a Subject Entity who is located outside of the United States is eligible to participate and (x) that is either sponsored or maintained by a Subject Entity, (y) to which a Subject Entity is a party or contributes or is required to contribute, pay premiums or make other payments, but in each case excluding any such Benefit Plan that is mandated by an Authority or (z) with respect to which a Subject Entity or any ERISA Affiliate of a Subject Entity has any liability or reasonably expects to have liability (contingent or otherwise).

“Copyright” means any registered or unregistered writing or other work of authorship, including without limitation, all works recognized as copyrighted or copyrightable under the U.S. Copyright Act, regardless of format or media, and all applications and registrations relating thereto.

“CRP Closing Adjustment” means (i) CRP Closing Date Cash minus (ii) CRP Closing Unpaid Indebtedness plus (iii) if the CRP Working Capital exceeds the CRP Reference Working Capital, an amount equal to such excess, minus (iv) if the CRP Reference Working Capital exceeds the CRP Working Capital, an amount equal to such excess.

“CRP Closing Adjustment Cash Cap” means $5 million.

“CRP Closing Date Cash” means the aggregate amount of all Cash held by CRP and its consolidated Subsidiaries as of immediately prior to the Closing determined in accordance with the Accounting Principles.

“CRP Closing Unpaid Indebtedness” shall mean all Indebtedness of CRP and its consolidated Subsidiaries that remains unpaid as of immediately prior to the Closing.

“CRP Current Assets” means the sum of all assets of CRP and its consolidated Subsidiaries as of immediately prior to the Closing to the extent that such assets are reasonably expected to be realized in cash or sold or consumed within one year following Closing, which assets are expected to include (i) accounts receivable, including investment management fees receivable, receivables from affiliates, and receivables from General Partner affiliate entities, (ii) advances to affiliates for due diligence costs, (iii) employee loans and receivables, (iv) prepaid assets, (v) security deposits, and (vi) other current assets; provided that additional assets may be included as “CRP Current Assets” in accordance with the Accounting Principles. For the avoidance of doubt, “CRP Current Assets” shall not include Cash.

“CRP Current Liabilities” means the sum of all Liabilities of CRP and its consolidated Subsidiaries as of immediately prior to the Closing to the extent that such Liabilities are reasonably expected to be settled or earned within one year following Closing or are due upon demand, which Liabilities are expected to include (i) accounts payable, (ii) accrued bonuses, (iii) accrued taxes, (iv) accrued salaries and payroll taxes, (v) advances for fund due diligence expenses, (v) accrued placement fees, (vi) other accrued liabilities, and (vii) deferred income expected to be earned within one year of Closing; provided that additional Liabilities may be included as “CRP Current Liabilities” in accordance with the Accounting Principles. For the purposes of calculating the Estimated CRP Working Capital and the CRP Final Working Capital amounts, “CRP Current Liabilities” shall not include (A) CRP Unpaid Indebtedness; and (B) any Liability for the CC Transaction Expenses.

“CRP Reference Working Capital” means $0.

“CRP Working Capital” means, on a consolidated basis, the amount equal to CRP Current Assets less CRP Current Liabilities.

“Employment Agreements” means collectively, (i) the employment agreement, dated as of the date hereof, to be effective as of the Closing, between CFI and Thomas J. Barrack, Jr., as set forth in Exhibit B hereto and (ii) the employment agreement, dated as of the date hereof, to be effective as of the Closing, between CFI and Richard B. Saltzman, as set forth in Exhibit C hereto.

“Encumbrance” means, with respect to any asset or security, any mortgage, deed of trust, lien, pledge, charge, security interest, conditional sale or other security arrangement, collateral assignment, adverse claim of title, ownership or right to use, restriction, right of first refusal or offer or other encumbrance of any kind in respect of such asset or security.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person who, together with the applicable Person is or has ever been deemed to be a “single employer” within the meaning of Section 4001(b) of ERISA or who is or has ever been under common control with the applicable Person (within the meaning of Section 414 of the Code) or a member of an affiliated service group with the applicable Person within the meaning of Section 414 of the Code.

“ERISA Client” means any Client to which any CC Party provides services in connection with the CC Contributed Business that is, to the knowledge of any CC Party after reasonable inquiry, (i) an employee benefit plan, as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or a plan subject to Section 4975 of the Code; (ii) a Person acting on behalf of such an employee benefit plan or plan; or (iii) an entity whose underlying assets are deemed to constitute the assets of such a an employee benefit plan or plan, within the meaning of ERISA and applicable regulations.

“Exchange Act” means the Securities Exchange Act of 1934.

“FCA Consent” means any Consent of the Financial Conduct Authority of the United Kingdom required to be obtained prior to Closing for the contribution of CIML to NewCo pursuant to Section 2.1 of this Agreement or the issuance of preferred stock of CIML to NewCo, OP or a Subsidiary of either of the foregoing.

“FHB LLC Closing Cash Consideration” means the product of (i) the CRP Closing Adjustment multiplied by (ii) 0.50; provided, that if the CRP Closing Adjustment is in excess of the the CRP Closing Adjustment Cash Cap, for purposes of clause (i), the CRP Closing Adjustment shall be deemed to be the amount of the CRP Closing Adjustment Cash Cap; provided, further, if the CRP Closing Adjustment is a negative number, for purposes of clause (i), the CRP Closing Adjustment shall be deemed to be $0.

“FHB LLC Closing Unit Consideration” means a number of OP Common Units (rounded to the nearest whole unit) equal to the sum of (i) (A) the Closing Consideration divided by (B) the Reference CFI Common Stock Price multiplied by (C) FHB LLC’s Applicable Closing Unit Percentage; plus (ii) (A) the Closing Reallocated Consideration divided by (B) the Reference CFI Common Stock Price multiplied by (C) FHB LLC’s Applicable Reallocated Consideration Unit Percentage; minus (iii) (A) the Closing CC Transaction Expenses divided by (B) the Reference CFI Common Stock Price multiplied by (C) FHB LLC’s Applicable Reallocated Consideration Unit Percentage; plus (iv) (A) the excess, if any, of the CRP Closing Adjustment over the CRP Closing Adjustment Cash Cap divided by (B) the Reference CFI Common Stock Price multiplied by (C) 0.50; minus (v) if the CRP Closing Adjustment is a negative number, (A) the absolute value of the CRP Closing Adjustment divided by (B) the Reference CFI Common Stock Price; multiplied by (C) 0.50.

“Fund” means any pooled investment fund, vehicle, or account (i) for which any CC Party acts as a general partner, trustee or managing member (or in a similar capacity) or (ii) for which any CC Party acts as an investment adviser, investment manager or otherwise provides investment advisory or sub-advisory services, including the Subject Funds (it being understood however that Accounts shall be deemed not to be Funds).

“Fund Agreement” means, with respect to each Subject Fund, the limited partnership agreement, operating agreement, memorandum and articles of association and/or other governing or organizational documents of such Subject Fund, as in effect as of the date hereof.

“Fund Client” means, as of any time of determination hereunder, each limited partner, shareholder and equity holder of each of the Subject Funds, in each case as of such time of determination.

“GAAP” means accounting principles generally accepted in the United States.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, without duplication: (i) indebtedness of such Person for borrowed money; (ii) indebtedness for borrowed money of any other Person guaranteed in any manner by such Person; (iii) obligations of such Person as lessee under any leases which are required to be capitalized in accordance with GAAP, contingently or otherwise, as obligor or guarantor; (iv) all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, and (v) net cash payment obligations under swaps, options, derivatives and other hedging agreements or arrangement that will be payable upon termination thereof (assuming they were terminated on the date of determination).

“Intellectual Property” means all intellectual property, including the following: (i) all Marks; (ii) all patents and patent applications, including any provisional, utility, continuation, continuation-in-part or divisional applications, and all reissues thereof and all reexamination certificates issuing therefrom; (iii) all Copyrights; (iv) all know-how or other trade secrets; (v) all software programs and related documentation; and (vi) the right to sue for and recover damages, assert, settle and/or release any claims or demands and obtain all other remedies and relief at law or equity for any past, present or future infringement or misappropriation of any of the foregoing.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Management Services” means acting as an “investment adviser” within the meaning of the Advisers Act, and performing activities related or incidental thereto including any services which involve all or any of the following: (a) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) for compensation, and (b) the giving of advice, whether discretionary or non-discretionary, including sub-advisory services, with respect to the investment, disposition and/or reinvestment of assets or funds (or any group of assets or funds) for compensation.

“IRS” means the United States Internal Revenue Service.

“Issuance” means collectively the issuances of (i) the shares of CFI Class A Common Stock to CC as Consideration under this Agreement, (ii) the OP Common Units to the Contributors as Consideration under this Agreement and any shares of CFI Class A Common Stock to be issued upon redemption of such OP Common Units and (iii) the shares of CFI Class A common Stock and CFI Class B Common Stock to New Colony Holdings, LLC under the Colony Mark Transfer Agreement.

“Knowledge” means, (i) with respect to CC, the actual knowledge of any one or more of Thomas J. Barrack, Jr., Richard B. Saltzman, Ronald M. Sanders, Kevin Traenkle and Mark M. Hedstrom and (ii) with respect to CFI, the actual knowledge of any member of the Special Committee.

“Law” means any federal, state, provincial, local, municipal or other law, statute, constitution, principle of common law, ordinance, code, Permit, rule, regulation, policy, guideline, ruling, Order or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Authority.

“Liability” means, with respect to any Person, any liability or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.

“Lock-Up Agreements” means, collectively, (i) the Lock-Up and Liquidated Damages Agreement, dated as of the date hereof, to be effective as of the Closing, by and among CFI, CC, OP and Thomas J. Barrack, Jr., as set forth in Exhibit D hereto; (ii) the Share Transfer and Liquidated Damages Agreement, dated as of the date hereof, to be effective as of the Closing, by and among CFI, CC and Richard B. Saltzman, as set forth in Exhibit E hereto; (iii) the Lock-Up Agreement, dated as of the date hereof, to be effective as of the Closing, between CFI, OP and CCH, as set forth in Exhibit F hereto and (iv) the Lock-Up Agreement, dated as of the date hereof, to be effective as of the Closing, between CFI, OP and FHB LLC, as set forth in Exhibit G hereto.

“Losses” means actual out-of-pocket losses, damages, Liabilities, costs or expenses, including reasonable attorneys’ fees.

“Mark” means any registered or unregistered trademark, service mark, trade name, product name, d/b/a, certification mark, Internet domain name, uniform resource locator, slogan, logo symbol, trade dress or other indicia of origin, and all applications or registrations relating thereto and all goodwill connected with the use thereof and symbolized thereby.

“OP Common Units” means Membership Common Units (as defined in the OP LLC Agreement) of OP.

“OP Preferred Units” means Company Preferred Units (as defined in the OP LLC Agreement) of OP.

“OP Series A Preferred Units” means Series A Company Preferred Units (as defined in the OP LLC Agreement) of OP.

“OP Series B Preferred Units” means Series B Company Preferred Units (as defined in the OP LLC Agreement) of OP.

“Order” means any order, writ, injunction, judgment, decree, ruling, assessment or arbitration award of any Authority or arbitrator.

“Ordinary Course of Business” means, with respect to a specified Person, an action that is consistent with the past practices of such Person and is taken in the ordinary course of such Person’s normal operations.

“Organizational Document” means, as to any Person, its certificate or articles of incorporation, its regulations or by-laws or any equivalent documents under the Law of such Person’s jurisdiction of formation.

“Permit” means any license, franchise, approval, registration, consent, exemption, variance, waiver, authorization, certification, listing or permit issued, granted, given or otherwise made available by or under the authority of any Authority.

“Permitted Encumbrance” means (i) (a) Encumbrances for Taxes not yet subject to penalties for nonpayment or which are being actively contested in good faith by appropriate proceedings, (b) statutory liens of landlords and mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ or other like Encumbrances and security obligations that are not delinquent, (c) rights granted to any licensee of any Intellectual Property in the Ordinary Course of Business, and (d) requirements and restrictions of zoning, land use, building, environmental and other Laws, (ii) Encumbrances and other recorded and unrecorded monetary and non-monetary Encumbrances set forth in any title policy or title report or survey (or any update of a title policy, title report or survey) received by the Investor prior to the Closing Date with respect to the Leased Real Property, and (iii) liens created by the owner of the fee simple interest in the Leased Real Property that affect the underlying fee simple interest to such Leased Real Property which do not materially impair the operations of the CC Contributed Business as currently conducted thereon.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity (including any Authority).

“Proceeding” means any action, arbitration, audit, hearing, mediation, claim, investigation, inquiry, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Authority or arbitrator.

“Real Property” means all land, buildings and other structures, facilities or improvements located thereon, all fixtures permanently affixed thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

“Reallocated Consideration” means the dollar amount equal to $5,000,000 multiplied by the excess, if any, of (i) the volume-weighted average closing price of CFI Common Stock over the 10 trading days prior to tenth calendar day preceding the date of the CFI Stockholders Meeting minus (ii) (A) the Reference CFI Common Stock Price plus (B) $2.00; provided that, Reallocated Consideration shall equal zero if the number in the foregoing clause (i) is less than the number in the foregoing clause (ii); provided, further, that, Reallocated Consideration shall not exceed $15,000,000.

“Reallocation Factor” means the fraction the numerator of which is (i) the excess of Aggregate Contingent Consideration over Reallocated Consideration, and the denominator of which is (ii) the Aggregate Contingent Consideration.

“Reference CFI Common Stock Price” means $22.05.

“Registration Rights Agreement” means the registration rights agreement, dated the date hereof, by and among CFI, CC, New Colony Holdings, LLC, a Delaware limited liability company, CCH, FHB LLC, Saltzman, Richard B. Saltzman, and the persons named in Schedule I thereto, as set forth in Exhibit H hereto.

“Representatives” means, as to any Person, its directors, officers, employees, agents, attorneys, accountants and financial advisors.

“Required Agreements” means, collectively, each Employment Agreement, Lock-Up Agreement (if applicable) and Restrictive Covenant Agreement with Thomas J. Barrack, Jr. and Richard B. Saltzman.

“Required Individuals” means the following persons: Ronald M. Sanders, Darren J. Tangen, Kevin Traenkle, Scott D. Freeman, Mark M. Harmeling, and Henry G. Brauer.

“Restrictive Covenant Agreements” means collectively, (i) the restrictive covenant agreement, dated as of the date hereof, to be effective as of the Closing, between CFI and Thomas J. Barrack, Jr., as set forth in Exhibit I hereto and (ii) the restrictive covenant agreement, dated as of the date hereof, to be effective as of the Closing, between CFI and Richard B. Saltzman, as set forth in Exhibit J hereto.

“Saltzman Closing Cash Consideration” means the product of (i) the CRP Closing Adjustment multiplied by (ii) 0.20; provided, that if the CRP Closing Adjustment is in excess of the the CRP Closing Adjustment Cash Cap, for purposes of clause (i), the CRP Closing Adjustment shall be deemed to be the amount of the CRP Closing Adjustment Cash Cap; provided, further, if the CRP Closing Adjustment is a negative number, for purposes of clause (i), the CRP Closing Adjustment shall be deemed to be $0.

“Saltzman Closing Unit Consideration” means a number of OP Common Units (rounded to the nearest whole unit) equal to the sum of (i) (A) the Closing Consideration divided by (B) the Reference CFI Common Stock Price multiplied by (C) Saltzman’s Applicable Closing Unit Percentage; plus (ii) (A) the Closing Reallocated Consideration divided by (B) the Reference CFI Common Stock Price multiplied by (C) Saltzman’s Applicable Reallocated Consideration Unit Percentage; minus (ii) (A) the Closing CC Transaction Expenses divided by (B) the Reference CFI Common Stock Price multiplied by (C) Saltzman’s Applicable Reallocated Consideration Unit Percentage plus (iii) (A) the excess, if any, of the CRP Closing Adjustment over the CRP Closing Adjustment Cash Cap divided by (B) the Reference CFI Common Stock Price multiplied by (C) 0.20; minus (iii) if the CRP Closing Adjustment is a negative number, (A) the absolute value of the CRP Closing Adjustment divided by (B) the Reference CFI Common Stock Price; multiplied by (C) 0.20.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Subject Entities” means, collectively, each CC Contributed Entity, CRP and each of their Subsidiaries.

“Subject Funds” means the entities listed on Section 1.1(f) of the CC Disclosure Letter.

“Subsidiary” means, with respect to a specified Person, any other Person in which more than 50% of the securities or other ownership interests having the power to (a) elect a majority of the other Person’s board of directors or other governing body or (b) otherwise direct the business and policies of the other Person, are owned or controlled, directly or indirectly, by (x) the specified Person, (y) the specified Person and one or more Subsidiaries of the specified Person, or (z) one or more Subsidiaries of the specified Person. For the avoidance of doubt, (i) none of the CC Retained Entities (other than CRP, which shall be deemed to be a Subsidiary of CC Holdings, CC and NewCo) shall be deemed to be a Subsidiary of CC Holdings, CC or NewCo, (ii) none of CFI and its Subsidiaries shall be deemed to be a Subsidiary of CC Holdings, CC or any of their respective Subsidiaries, (iii) no fund, investment vehicle, or investment product managed by CC Holdings, CC, CFI, CRP or their respective Subsidiaries or the direct general partner of any such fund, investment vehicle or investment product shall be deemed to be a Subsidiary of CC Holdings, CC, CFI or CRP, (iv) no Subsidiary of CRP shall be deemed to be a Subsidiary of CC Holdings, CC or any of their respective Subsidiaries and (v) no Subsidiary of CC Holdings, CC or any of their respective Subsidiaries shall be deemed to be a Subsidiary of CRP.

“Tax” means all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority.

“Tax Authority” means the IRS and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

“Tax Return” means any return, statement, declaration, claim for refund, report, estimate, notice, form, schedule, informational return, statement or other document (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, information returns and reports and any amendment to any of the foregoing) relating to Taxes.

“Third Party” means any Person who is not a party to this Agreement.

“Transfer Documents” means, collectively, such deeds, bills of sale, assignments, assumptions (including Liability assumption agreements), affidavits and other instruments of contribution, conveyance, transfer and assignment between CC Holdings, CC or CCH and NewCo for the contribution and transfer of the CC Contributed Assets, on the one hand, and between CFI and OP for the contribution and transfer of the CFI Contributed Assets, on the other hand, in form and substance reasonably satisfactory to CC Holdings, CC, CCH, CFI, NewCo and OP, as may be reasonably necessary or advisable under the Laws of the relevant jurisdictions to effect the CC Pre-Closing Contribution and the CFI Pre-Closing Contribution.

“Transfer Taxes” means any sales Tax, use Tax, transfer Tax, documentary stamp Tax, value added Tax or similar Taxes and related fees imposed on the sale or transfer of the CC Contributed Assets or the CC Contributed Interests pursuant to this Agreement or the entering into of this Agreement.

“Transferred Intellectual Property” means all right, title and interest in and to all Intellectual Property of any CC Party primarily used or primarily held for use in connection with the CC Contributed Business, including the Colony Mark.

“TRS” means Colony Financial TRS, LLC, a Delaware limited liability company and wholly-owned subsidiary of CFI.

1.2 Additional Defined Terms. For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement:

Accounting Firm	3.4(b)
Adjustment Event	3.6
Agreement	Preamble
Applicable Fund GAAP	5.20(e)
Barrack Privilege Parties	2.1(b)(vi)
Basket	10.4(a)
Benchmark Cumulative FFO	3.5(a)(i)
Business Intellectual Property	5.16(a)
CAH License Agreement	4.2(a)(iv)
Cap	10.4(a)
CC	Preamble
CC Adviser	5.21(a)
CC Assumed Liabilities	2.1(c)
CC Consolidated Entities	5.12(a)
CC Contributed Assets	2.1(a)
CC Contribution Closing	2.1(a)
CC Disclosure Letter	5
CC Holdings	Preamble
CC Pre-Closing Contribution	2.1(a)
CC Retained Assets	2.1(b)
CC Retained Liabilities	2.1(d)
CC Transferred Books and Records	2.1(a)(iv)
CCH	Preamble

CFI	Preamble
CFI Assumed Liabilities	2.2(c)
CFI Board	Recitals
CFI Contributed Assets	2.2(a)
CFI Contribution Closing	2.2(a)
CFI Credit Agreement	2.2(c)
CFI Disclosure Letter	6
CFI GP Investments	3.5(a)(iii)
CFI Indemnified Parties	10.3
CFI Pre-Closing Contribution	2.2(a)
CFI Privilege Parties	2.1(b)(vi)
CFI Retained Assets	2.2(b)
CFI Retained Liabilities	2.2(d)
CFI Stockholders Meeting	7.8(b)
Change of Recommendation	7.9(a)
Claim	10.5(a)
Closing	4.1
Closing Date	4.1
Colony Mark Transfer Agreement	Recitals
Consideration	3.1
Contingent Consideration	3.1
Contingent Consideration Account	3.5(b)
Contingent Consideration Dispute Period	3.5(f)
Contingent Consideration Statement	3.5(e)(iii)
Contingent Consideration Statements	3.5(e)(iii)
Contribution	3.1
Contributor	Preamble
Contributor Indemnified Parties	10.2
Contributors	Preamble
CRM	Recitals
CRM CRP Interests	Recitals
CRM Interests	Recitals
CRM Investment Management Agreement	4.2(a)(ii)
CRP	Recitals
CRP Interests	Recitals
D&O Tail	7.11(b)
Disbursement Schedule	3.2(a)(i)
Dispute Notice	3.4(b)
Estimated CC Closing Adjustment	3.2(a)(ii)
Estimated CC Closing Cash Consideration	3.2(a)(ii)
Estimated CC Closing Date Cash	3.2(a)(ii)
Estimated CC Closing Share Consideration	3.2(a)(ii)
Estimated CC Closing Unit Consideration	3.2(a)(ii)
Estimated CC Closing Unpaid Indebtedness	3.2(a)(ii)
Estimated CC Working Capital	3.2(a)(ii)
Estimated CCH Closing Unit Consideration	3.2(a)(ii)
Estimated CFI Common Stock Count	3.2(a)(ii)
Estimated CFI Series A Preferred Stock Count	3.2(a)(ii)
Estimated CFI Series B Preferred Stock Count	3.2(a)(ii)
Estimated Closing Consideration	3.2(a)(ii)
Estimated Closing Statement	3.2(a)(ii)
Estimated CRP Closing Adjustment	3.2(a)(ii)

Estimated CRP Closing Date Cash	3.2(a)(ii)
Estimated CRP Closing Unpaid Indebtedness	3.2(a)(ii)
Estimated CRP Working Capital	3.2(a)(ii)
Estimated FHB Closing Cash Consideration	3.2(a)(ii)
Estimated FHB Closing Unit Consideration	3.2(a)(ii)
Estimated Saltzman Closing Cash Consideration	3.2(a)(ii)
Estimated Saltzman Closing Unit Consideration	3.2(a)(ii)
FFO Additional Contingent Consideration Amount	3.5(a)(iv)
FFO Additional Contingent Payment Units	3.5(a)(v)
FFO Contingent Consideration Amount	3.5(a)(vi)
FFO Contingent Consideration Statement	3.5(e)(ii)
FFO Contingent Payment Units	3.5(a)(vii)
FFO Lower Threshold	3.5(a)(viii)
FFO Measurement Period	3.5(a)(x)
FFO Target	3.5(a)(x)
FHB	Preamble
Final CC Closing Adjustment	3.4(b)
Final CC Closing Cash Consideration	3.4(b)
Final CC Closing Date Cash	3.4(b)
Final CC Closing Share Consideration	3.4(b)
Final CC Closing Unit Consideration	3.4(b)
Final CC Closing Unpaid Indebtedness	3.4(b)
Final CC Working Capital	3.4(b)
Final CCH Closing Unit Consideration	3.4(b)
Final Closing CFI Common Stock Count	3.4(b)
Final Closing Consideration	3.4(b)
Final Closing Series A Preferred Stock Count	3.4(b)
Final Closing Series B Preferred Stock Count	3.4(b)
Final Closing Statement	3.4(b)
Final CRP Closing Adjustment	3.4(b)
Final CRP Closing Date Cash	3.4(b)
Final CRP Closing Unpaid Indebtedness	3.4(b)
Final CRP Working Capital	3.4(b)
Final FHB Closing Cash Consideration	3.4(b)
Final FHB Closing Unit Consideration	3.4(b)
Final Saltzman Closing Cash Consideration	3.4(b)
Final Saltzman Closing Unit Consideration	3.4(b)
Financial Statements	5.12(a)
Fund Financial Statement	5.20(e)
Government Entity	5.22(b)
Independent Directors	3.5(e)(i)
Interests	6.5(c)
Leased Real Property	5.17(a)
Material Contracts	5.14(a)
New Shares	3.3(b)(ii)
New Units	3.3(b)(i)
NewCo	Preamble
NewCo Interests	Recitals
Non-RE Capital Raise Contingent Consideration Statement	3.5(e)(iii)
Non-RE Capital Raise Contingent Payment Units	3.5(c)(iii)
Non-RE Capital Raise Target	3.5(a)(xi)
Non-RE Cumulative Capital Raise	3.5(a)(xiii)

Notice of Disagreement	3.5(f)
OP	Preamble
OP LLC Agreement	4.2(a)(v)
Payment Due Date	10.6(f)
Per Claim Threshold	10.4(a)
Personal Information	5.23
Post-Closing Statement	3.4(a)
Privacy Policy	5.23
Proxy Statement	7.8(a)
Qualified Third-Party Capital	3.5(a)(xiv)
RE Capital Raise Additional Contingent Consideration Amount	3.5(a)(xv)
RE Capital Raise Additional Contingent Payment Units	3.5(a)(xvi)
RE Capital Raise Contingent Consideration Amount	3.5(a)(xvii)
RE Capital Raise Contingent Consideration Statement	3.5(e)(i)
RE Capital Raise Contingent Payment Units	3.5(a)(xviii)
RE Capital Raise Lower Threshold	3.5(a)(xix)
RE Capital Raise Measurement Period	3.5(a)(xx)
RE Capital Raise Target	3.5(a)(xxi)
RE Cumulative Capital Raise	3.5(a)(xxii)
Real Property Leases	5.17(a)
Recommendation	6.2(b)
REIT	6.8
Requisite CFI Stockholder Approvals	6.2(a)
Requisite Charter Amendment Stockholder Approvals	6.2(a)
Requisite Issuance Stockholder Approvals	6.2(a)
Review Period	3.4(b)
Routine Examination	5.9(a)
Saltzman	Preamble
Share Retention Notice	7.21(b)
Shared Communications	2.1(b)(vi)
Special Committee	Recitals
Third Party Claim	10.6(a)

SECTION 2. PRE-CLOSING CONTRIBUTIONS

2.1 Pre-Closing Contribution by CC Holdings, CC and CCH to NewCo.

(a) Prior to the Closing, and subject to the terms and conditions set forth in this Agreement, CC Holdings, CC and CCH shall, and shall cause their respective Subsidiaries to, contribute, convey, transfer, assign and deliver to NewCo (or a wholly owned Subsidiary of NewCo), and NewCo shall acquire, directly or indirectly, from CC Holdings, CC and CCH, all of the right, title and interest of CC Holdings, CC, CCH and each of their respective Subsidiaries (including, for the avoidance of doubt, the CC Retained Entities) in and to the CC Contributed Assets (the “CC Pre-Closing Contribution”). At the time of the CC Pre-Closing Contribution (the “CC Contribution Closing”), in consideration of the contribution of the CC Contributed Assets by CC Holdings, CC and CCH to NewCo, NewCo shall issue additional membership interests to CC Holdings, CC and CCH, such that all of the issued and outstanding membership interests in NewCo are held by CC Holdings, CC and CCH. As used in this Agreement, the term “CC Contributed Assets” means:

(i) the CC Contributed Interests;

(ii) the CC Assigned Contracts;

(iii) all other Assets (other than CC Retained Assets) used or held for use in connection with the CC Contributed Business except for the Colony Mark, which will be transferred to OP pursuant to the Colony Mark Transfer Agreement; and

(iv) all books and records in the possession or control of CC Holdings, CC or CCH to the extent pertaining to the CC Contributed Assets described in clauses (i) – (iii) above (the “CC Transferred Books and Records”).

(b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, CC Holdings, CC and CCH shall retain (and shall not contribute to NewCo), and NewCo shall not acquire, directly or indirectly, from CC Holdings, CC and CCH, any of CC Holdings’, CC’s or CCH’s right, title or interest in any CC Retained Assets. As used in this Agreement, the term “CC Retained Assets” means:

(i) any equity or other interests in and to any CC Retained Entities and any rights, preferences or privileges with respect to such equity or other interests under the Organizational Documents of each such CC Retained Entity;

(ii) all Assets exclusively used or held for use by the CC Retained Entities or in connection with the CC Retained Business;

(iii) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualification, taxpayer and other identification numbers, seals, minute books, member and membership interest transfer records and all other similar corporate records of CC Holdings, CC, CCH and each CC Retained Entity;

(iv) all Tax losses and Tax loss carry forwards and rights to receive refunds, credits and credit carry forwards with respect to any and all Taxes, to the extent attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date, including interest thereon, whether or not the foregoing is derived from the CC Contributed Business;

(v) any deposit or similar advance payment with respect to Taxes;

(vi) any attorney-client privilege to the extent that such privilege may be asserted by Thomas J. Barrack, Jr. in his individual capacity or by CC Holdings, CC, CCH or by any CC Retained Entity and their respective Affiliates (collectively, the “Barrack Privilege Parties”); provided that this clause (vi) shall be without prejudice to the ability of the Barrack Privilege Parties or CFI or its Affiliates (the “CFI Privilege Parties”) to assert any privilege shared by the Barrack Privilege Parties and the CFI Privilege Parties with respect to any communication or materials which is the subject of such a shared privilege (“Shared Communications”) and neither the Barrack Privilege Parties nor the CFI Privilege Parties will waive any privilege as it applies to any Shared Communication without the written consent of the other; provided, further, that if a dispute arises after the Closing between the CFI Privilege Parties, on the one hand, and a third party other than a Barrack Privilege Party, or any such third party seeks access to any Shared Communication, both the CFI Privilege Parties and the Barrack Privilege Parties will have the right to assert (on their own behalf) such attorney-client privilege to prevent disclosure of such Shared Communications to such third party. The Barrack Privilege Parties and the CFI Privilege Parties will take all steps necessary to permit the assertion of all applicable rights, privileges, and protections with respect to the Shared Communications in accordance with the preceding sentence and shall cooperate in the assertion of such privilege and shall not waive such privilege or take any other action to permit disclosure of such Shared Communications to such third party.

(vii) the Assets set forth on Section 2.1(b) of CC Disclosure Letter; and

(viii) all rights of CC Holdings, CC, CCH and any CC Retained Entity under this Agreement and any Ancillary Documents.

(c) At the CC Contribution Closing, in consideration of the contribution of the CC Contributed Assets by CC Holdings, CC and CCH to NewCo, NewCo shall (or shall cause a wholly owned Subsidiary of NewCo to) assume and agree to pay, perform and discharge any and all Liabilities (other than CC Retained Liabilities), whether arising before or after the CC Contribution Closing Date, of CC Holdings, CC, CCH or any

of their respective predecessor companies or businesses, or any of its Affiliates, Subsidiaries or divisions, relating to, resulting from or arising out of the present, past or future operation or conduct of the CC Contributed Business, or the present, past or future ownership or use of any CC Contributed Assets (including for purposes of assumption of Liabilities any Liabilities relating to the Colony Mark) (the “CC Assumed Liabilities”). Without limiting the generality of the foregoing, and solely for purposes of clarity, the CC Assumed Liabilities include (but are not limited to) all Liabilities, whether arising prior to, on or after the CC Contribution Closing Date, under or relating to any CC Assigned Contracts.

(d) NewCo is not, nor is any Subsidiary of NewCo, assuming and expressly disclaims the assumption of (i) any Liabilities, whether arising before or after the CC Contribution Closing Date, of CC Holdings, CC, CCH or any of their respective predecessor companies or businesses, or any of its Affiliates, Subsidiaries or divisions to the extent relating to, resulting from or arising out of the present, past or future ownership or operation of any CC Retained Assets and any CC Retained Entities, including all Liabilities related to the CC Retained Business, (ii) any liabilities with respect to any and all Taxes to the extent attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date or (iii) the Liabilities set forth on Section 2.1(d) of CC Disclosure Letter ((i), (ii), and (iii) collectively are referred to herein as the “CC Retained Liabilities”).

2.2 Pre-Closing Contribution by CFI to OP.

(a) Prior to the Closing, and subject to the terms and conditions set forth in this Agreement, CFI shall contribute, convey, transfer, assign and deliver to OP, and OP shall acquire from CFI, all of CFI’s right, title and interest in and to the CFI Contributed Assets (the “CFI Pre-Closing Contribution”). At the time of the CFI Pre-Closing Contribution (“CFI Contribution Closing”), in consideration of the contribution of the CFI Contributed Assets by CFI to OP, OP shall issue to CFI additional OP Common Units, such that all of the issued and outstanding OP Common Units are held by CFI. As used in this Agreement, the term “CFI Contributed Assets” means all of the Assets held by CFI (other than (i) CFI Retained Assets and (ii) Assets held by OP and its wholly-owned Subsidiaries), including, but not limited to, the CFI Contributed Interests.

(b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, CFI shall retain (and shall not contribute to OP), and OP is not acquiring from CFI, any of CFI’s right, title or interest in any CFI Retained Assets. As used in this Agreement, the term “CFI Retained Assets” means:

(i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualification, taxpayer and other identification numbers, seals, minute books, member and membership interest transfer records and all other similar corporate records of CFI; and

(ii) all rights of CFI under this Agreement and any Ancillary Documents.

(c) At the CFI Contribution Closing, in consideration of the contribution of the CFI Contributed Assets by CFI to OP, OP shall assume and agree to pay, perform and discharge any and all Liabilities (other than CFI Retained Liabilities), whether arising before or after the CFI Contribution Closing Date, of CFI or any of its predecessor companies or businesses, or any of its Affiliates, Subsidiaries or divisions (the “CFI Assumed Liabilities”). Without limiting the generality of the foregoing, and solely for purposes of clarity, the CFI Assumed Liabilities include (but not limited to) all Liabilities under the Credit Agreement, dated August 6, 2013, between CFI and JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders (the “CFI Credit Agreement”).

(d) OP is not assuming and expressly disclaims the assumption of any Liabilities, whether arising before or after the CFI Contribution Closing Date, of CFI or any of its predecessor companies or businesses, or any of its Affiliates, Subsidiaries or divisions, to the extent exclusively relating to, resulting from or arising out of the present, past or future ownership or operation of any CFI Retained Assets (or with respect to Taxes for periods (or portions thereof) ending on or before the CFI Contribution Closing Date) (all such Liabilities of CFI are referred to herein as the “CFI Retained Liabilities”).

2.3 Consents relating to CC Contributed Assets and CFI Contributed Assets.

(a) Notwithstanding any other provision of this Agreement, this Agreement does not constitute an agreement to contribute, convey, transfer, assign and deliver any interest in any CC Contributed Asset or any CFI Contributed Asset, or any claim, right, benefit or obligation arising thereunder or resulting therefrom if a contribution, conveyance, transfer, assignment or delivery, or an attempt to make such a contribution, conveyance, transfer, assignment or delivery, without the Consent of a Third Party would (i) constitute a breach or other contravention of the rights of such Third Party, (ii) be ineffective with respect to any party to a Contract concerning such CC Contributed Asset or CFI Contributed Asset, (iii) upon transfer, in any way adversely affect the rights of NewCo or OP under such CC Contributed Asset or such CFI Contributed Asset, as applicable, or (iv) conflict with or violate any applicable Law. If the contribution, conveyance, transfer, assignment or delivery by CC Holdings, CC or CCH to NewCo, or CFI to OP, as applicable, of any interest in, or assumption by NewCo or OP, as applicable, of any Liability under, any CC Contributed Asset or CFI Contributed Asset requires the Consent of a Third Party, then such contribution, conveyance, assignment, transfer, delivery or assumption shall be subject to such Consent being obtained. Without limiting Section 2.3(b), if any CC Contributed Asset or CFI Contributed Asset may not be assigned to NewCo or OP, respectively, by reason of the absence of any such Consent, NewCo or OP, as applicable, shall not be required to assume any CC Assumed Liability arising under such CC Contributed Asset or CFI Assumed Liability arising under such CFI Contributed Asset, as applicable.

(b) If any Consent in respect of a CC Contributed Asset or CFI Contributed Asset has not been obtained on or before the CC Contribution Closing Date or the CFI Contribution Closing Date, as applicable, CC Holdings, CC, CCH or CFI, as applicable, shall continue to use commercially reasonable efforts to obtain such Consent as promptly as practicable after the CC Contribution Closing Date or the CFI Contribution Closing Date, as applicable until such time as such Consent has been obtained, and to cooperate in any lawful and reasonable arrangement which shall provide NewCo or OP, as applicable, the benefits and burdens of any such CC Contributed Asset or CFI Contributed Asset, including subcontracting, licensing or sublicensing to NewCo or OP, as applicable, any or all of CC Holdings’, CC’s, CCH’s or CFI’s rights with respect to such CC Contributed Asset or CFI Contributed Asset and including the enforcement for the benefit of NewCo or OP, as applicable, of any and all rights of CC Holdings, CC, CCH or CFI, as applicable, against a Third Party thereunder. Once a Consent for the contribution, conveyance, transfer, assignment and delivery of a CC Contributed Asset or CFI Contributed Asset is obtained, CC Holdings, CC, CCH or CFI, as applicable, shall promptly assign, transfer, convey and deliver such CC Contributed Asset or CFI Contributed Asset to NewCo or OP, as applicable, and NewCo or OP, shall assume the obligations under such CC Contributed Asset or CFI Contributed Asset assigned to it from and after the date of assignment to NewCo or OP. If and when such Consents are obtained or such other required actions have been taken, the transfer of such CC Contributed Asset or CFI Contributed Asset shall be effected in accordance with the terms of this Agreement.

(c) Nothing in this Section 2.3 shall be deemed a waiver by CFI, NewCo or OP of their rights under this Agreement, nor shall this Section 2.3 be deemed to constitute an agreement to exclude from the CC Contributed Assets any of the assets described under Section 2.1(a) or to exclude from CFI Contributed Assets any of the assets described under Section 2.2(a).

2.4 Local Law Requirements. Wherever required under local Laws, CC Holdings, CC, CCH and NewCo for the contribution and transfer of the relevant CC Contributed Assets, on the one hand, and CFI and OP for the contribution and transfer of the relevant CFI Contributed Assets, on the other hand, shall enter after the CC Contribution Closing Date or the CFI Contribution Closing Date, as applicable, into appropriate local Transfer Documents, it being understood that such local Transfer Documents shall contain provisions only to effect the transfer of title under local Law and not to change the terms of this Agreement which shall prevail over the local Transfer Documents. CC Holdings, CC, CCH and NewCo for the contribution and transfer of the relevant CC Contributed Assets, on the one hand, and CFI and OP for the contribution and transfer of the relevant CFI Contributed Assets, on the other hand, shall cooperate in good faith in the identification of all such local requirements and the preparation of such Transfer Documents. The costs of recording any Transfer Documents conveying legal title to any (i) CC Contributed Assets shall be borne by NewCo and (ii) CFI Contributed Assets shall be borne by OP.

2.5 Actions Relating to the Colyzeo Funds. Prior to Closing, CC, with the cooperation of CFI, will use (i) reasonable best efforts to seek the FCA Consent and (ii) reasonable efforts to seek the Colyzeo LP Consents. In the event that both the FCA Consent and Colyzeo LP Consents are received prior to Closing, (i) the common equity interests held by CC in CIML and CIAL shall be CC Contributed Interests for purposes of Section 2.1(b) and (ii) CC shall cause Thomas J. Barrack, Jr. to contribute to NewCo the controlling general partner interests in Colyzeo Investors, L.P., Colyzeo Investors II, L.P, and Colyzeo Investors II Blue AIV, L.P. and such interests shall be deemed CC Contributed Assets for purposes of Section 2.1(b). If any FCA Consent or Colyzeo LP Consent has not been obtained prior to Closing, (i) at the Closing, the parties thereto shall enter into the CIML Investment Agreement at Closing and (ii) the equity interests held by CC in CIML and CIAL shall not be deemed to be CC Contributed Interests for purposes of Section 2.1(b); provided, that, if FCA Consent has been obtained prior to Closing (but any Colyzeo LP Consent has not been obtained prior to Closing), (x) the parties thereto shall enter into the CIML Investment Management Agreement at Closing, (y) the common equity interests held by CC in CIML and CIAL shall not be deemed to be CC Contributed Interests for purposes of Section 2.1(b) and (z) CC shall, directly or indirectly, cause CIML to issue shares of a newly created series of preferred stock to CC and CC will transfer such preferred shares to NewCo or a Subsidiary thereof which preferred stock will confer upon the holder all of the economic benefit of the equity interests in CIML. To the extent that any FCA Consent or Colyzeo LP Consent is not obtained prior to Closing, (i) following the Closing, CC shall continue to use its reasonable best efforts to obtain the FCA Consent and its reasonable efforts to obtain the Colyzeo LP Consents and (ii) following each such Consent having been obtained, CC or its applicable Affiliate shall contribute to OP or a Subsidiary of the OP, as directed by the OP, the common equity interests held by CC in CIML and CIAL, and CC shall cause Thomas J. Barrack, Jr. to contribute to OP or a Subsidiary of the OP, as directed by the OP, the controlling general partner interests in Colyzeo Investors, L.P., Colyzeo Investors II, L.P, and Colyzeo Investors II Blue AIV, L.P. If either FCA Consent or Colyzeo LP Consent has been denied (in the case of the FCA Consent, in a final and unappealable determination), CC’s obligation to obtain such applicable consent shall terminate.

SECTION 3. CONTRIBUTION

3.1 Contribution. Subject to the terms and conditions contained herein, at the Closing, (i) CC Holdings, CC and CCH shall contribute, convey, transfer, assign and deliver to OP, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances imposed under applicable federal and state securities Laws, this Agreement and the Ancillary Documents, and OP shall acquire from CC Holdings, CC and CCH, all of CC Holdings’, CC’s and CCH’s right, title and interest in and to the NewCo Interests, which constitute all of the issued and outstanding membership interests in NewCo; (ii) FHB LLC shall contribute, convey, transfer, assign and deliver to OP, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances imposed under applicable federal and state securities Laws, this Agreement and the Ancillary Documents, and OP shall acquire from FHB LLC, all of FHB LLC’s right, title and interest in and to the CRP Interests; and (iii) Saltzman shall contribute, convey, transfer, assign and deliver to OP, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances imposed under applicable federal and state securities Laws, this Agreement and the Ancillary Documents, and OP shall acquire from Saltzman, all of Saltzman’s right, title and interest in and to the CRM Interests (the contributions in clauses (i) through (iii), collectively, the “Contribution”). In consideration of the Contribution, CFI shall cause OP to pay the CC Closing Unit Consideration, CC Closing Share Consideration, CC Closing Cash Consideration, CCH Closing Unit Consideration, FHB LLC Closing Unit Consideration, FHB LLC Closing Cash Consideration, Saltzman Closing Unit Consideration, Saltzman Closing Cash Consideration, and all or a portion of the Aggregate Contingent Consideration as determined pursuant to Section 3.5 (the “Contingent Consideration” and, together with the CC Closing Unit Consideration, CC Closing Share Consideration, CC Closing Cash Consideration, CCH Closing Unit Consideration, FHB LLC Closing Unit Consideration, FHB LLC Closing Cash Consideration, Saltzman Closing Unit Consideration and Saltzman Closing Cash Consideration, the “Consideration”), in the manner as provided in this Section 3.

3.2 Estimated Closing Statement.

(a) No later than five Business Days prior to the anticipated Closing Date, CC shall prepare and deliver to CFI:

(i) a schedule (the “Disbursement Schedule”) setting forth (A) the Closing CC Transaction Expenses, the Persons to which the Closing CC Transaction Expenses are due, the applicable amounts due to such Persons and the payment instructions for such amounts on the Closing Date, and (B) the CFI Manager Fees and Expenses Amount and the payment instruction for such amount on the Closing Date; and

(ii) a statement (the “Estimated Closing Statement”) setting forth CC’s good faith estimated calculation of (A) CC Working Capital (“Estimated CC Working Capital”), (B) CC Closing Date Cash (“Estimated CC Closing Date Cash”), (C) CC Closing Unpaid Indebtedness (“Estimated CC Closing Unpaid Indebtedness”), (D) the CC Closing Adjustment (the “Estimated CC Closing Adjustment”), (E) CRP Working Capital (“Estimated CRP Working Capital”), (F) CRP Closing Date Cash (“Estimated CRP Closing Date Cash”), (G) CRP Closing Unpaid Indebtedness (“Estimated CRP Closing Unpaid Indebtedness”), (H) the CRP Closing Adjustment (the “Estimated CRP Closing Adjustment”), (I) the Reallocated Consideration (and the calculation thereof), (J) the Closing Consideration (and the calculation thereof) (the “Estimated Closing Consideration”), (K) the CC Closing Unit Consideration (the “Estimated CC Closing Unit Consideration”), (L) the CC Closing Share Consideration (the “Estimated CC Closing Share Consideration”), (M) the CC Closing Cash Consideration (the “Estimated CC Closing Cash Consideration”), (N) the CCH Closing Unit Consideration (the “Estimated CCH Closing Unit Consideration”), (O) the FHB LLC Closing Unit Consideration (the “Estimated FHB LLC Closing Unit Consideration”), (P) the FHB LLC Closing Cash Consideration (the “Estimated FHB LLC Closing Cash Consideration”), (Q) the Saltzman Closing Unit Consideration (the “Estimated Saltzman Closing Unit Consideration”), (R) the Saltzman Closing Cash Consideration (the “Estimated Saltzman Closing Cash Consideration”) (S) Closing CFI Common Stock Count (“Estimated CFI Common Stock Count”), (T) Closing CFI Series A Preferred Stock Count (the “Estimated CFI Series A Preferred Stock Count”) and (U) Closing CFI Series B Preferred Stock Count (the “Estimated CFI Series B Preferred Stock Count”), which Estimated Closing Statement shall include a reasonably detailed summary of the calculations made to arrive at such amounts and the amounts, to the extent applicable, shall be in accordance with the Accounting Principles and based upon the amounts reflected on the Disbursement Schedule.

(b) No later than two Business Days prior to the anticipated Closing Date, CFI may deliver to CC any objections to the Disbursement Schedule and Estimated Closing Statement, which CC shall consider in good faith making modifications thereto in response to such adjustments. If CC makes such modifications, the modified versions shall be used as the Disbursement Schedule and Estimated Closing Statement for all purposes hereunder. This Section 3.2(b) and any actions taken pursuant hereto shall be without prejudice to the parties’ rights under Section 3.4.

3.3 Recapitalization of OP; Closing Consideration.

(a) If, as of immediately prior to the Closing, (i) the number of OP Common Units held by CFI is greater than or less than the Estimated CFI Common Stock Count, (x) CFI shall transfer to OP a number of OP Common Units equal to such excess amount or (y) OP shall issue to CFI a number of OP Common Units equal to such difference, as applicable, so that as of immediately following the Closing, the number of OP Common Units held by CFI equals the Estimated CFI Common Stock Count, (ii) the number of OP Series A Preferred Units held by CFI is greater than or less than the Estimated CFI Series A Preferred Stock Count, (x) CFI shall transfer to OP a number of OP Series A Preferred Units equal to such excess amount or (y) OP shall issue to CFI a number of

OP Series A Preferred Units equal to such difference, as applicable, so that as of immediately following the Closing, the number of OP Series A Preferred Units held by CFI equals the Estimated CFI Series A Preferred Stock Count; and (iii) the number of OP Series B Preferred Units held by CFI is greater than or less than the Estimated CFI Series B Preferred Stock Count, (x) CFI shall transfer to OP a number of OP Series B Preferred Units equal to such excess amount or (y) OP shall issue to CFI a number of OP Series B Preferred Units equal to such difference, as applicable, so that as of immediately following the Closing, the number of OP Series B Preferred Units held by CFI equals the Estimated CFI Series B Preferred Stock Count.

(b) At the Closing:

(i) OP shall issue a number of OP Common Units to (A) CC, equal to the Estimated CC Closing Unit Consideration, (B) CCH, equal to the Estimated CCH Closing Unit Consideration, (C) FHB LLC, equal to the Estimated FHB LLC Closing Unit Consideration and (D) Saltzman, equal to the Estimated Saltzman Closing Unit Consideration (the OP Common Units issued pursuant to this Section 3.3(b)(i), the “New Units”).

(ii) CFI shall deliver to CC a number of fully paid, validly issued and nonassessable shares of CFI Class A Common Stock (rounded to the nearest whole share) equal to the Estimated CC Closing Share Consideration (the shares of CFI Class A Common Stock delivered pursuant to this Section 3.3(b)(ii), the “New Shares”), less the number of New Shares subject to retention by CFI under Section 7.22(b), as applicable;

(iii) OP shall pay in cash, in immediately available funds, to (A) CC, the amount of the Estimated CC Closing Cash Consideration; (B) FHB LLC, the amount of the Estimated FHB LLC Closing Cash Consideration and (C) Saltzman, the amount of the Estimated Saltzman Closing Cash Consideration;

(iv) OP shall pay to CC the amount in cash of CFI Manager Fees and Expenses Amount set forth on the Disbursement Schedule in accordance with the payment instruction for such amount set forth on the Disbursement Schedule; and

(v) OP shall pay in cash to the Persons to which the Closing CC Transaction Expenses are due, the applicable amounts due to such Persons in accordance with the payment instruction for such amounts set forth on the Disbursement Schedule.

3.4 Post-Closing Adjustment.

(a) As soon as practicable, but in no event later than 60 days after the Closing Date, CFI shall prepare and deliver to CC a statement (the “Post-Closing Statement”) setting forth CFI’s good faith calculation as of the Closing Date of (i) CC Working Capital, (ii) CC Closing Date Cash, (iii) CC Closing Unpaid Indebtedness, (iv) CRP Working Capital, (v) CRP Closing Date Cash, (vi) CRP Closing Unpaid Indebtedness, (vii) Closing Consideration, (viii) CC Closing Adjustment, (ix) CRP Closing Adjustment, (x) CC Closing Unit Consideration, (xi) CC Closing Share Consideration, (xii) CC Closing Cash Consideration, (xiii) CCH Closing Unit Consideration, (xiv) FHB LLC Closing Unit Consideration, (xv) FHB LLC Closing Cash Consideration, (xvi) Saltzman Closing Unit Consideration, (xvii) Saltzman Closing Cash Consideration, (xviii) Closing CFI Common Stock Count, (xix) Closing CFI Series A Preferred Stock Count, (xx) Closing CFI Series B Preferred Stock Count, which shall be in accordance with the Accounting Principles and based upon the amounts reflected on the Disbursement Schedule.

(b) If CC disagrees with the Post-Closing Statement, CC shall promptly, but in no event later than 35 days after receiving the Post-Closing Statement (the “Review Period”) deliver to CFI written notice describing in reasonable detail their dispute by specifying those items or amounts as to which CC disagrees, together with CC’s determination of such disputed items and amounts (a “Dispute Notice”). If CC either gives notice that it agrees with the Post-Closing Statement or fails to deliver a Dispute Notice within the Review

Period, CFI and CC agree that the Post-Closing Statement shall be deemed to be final with respect to those items that have been agreed upon or for which CFI shall have failed to deliver a Dispute Notice. If CC delivers a Dispute Notice to CFI within the Review Period, CC and CFI will use reasonable good faith efforts to resolve the dispute during the 30-day period commencing on the date CC delivers the Dispute Notice to CFI. If CFI and CC are not able to resolve all disputed items within such 30-day period, then the items in dispute shall be submitted immediately following the expiration of such 30-day period to a mutually acceptable nationally recognized independent accounting firm (the “Accounting Firm”). The Accounting Firm shall be given reasonable access to all relevant records of NewCo to calculate the amounts set forth on the Post-Closing Statement. If any remaining issues in dispute are submitted to the Accounting Firm for resolution, each of CFI and CC will be afforded an opportunity to present to the Accounting Firm any material relating to the determination of the matters in dispute and to discuss such matters with the Accounting Firm. The Accounting Firm shall act as an expert and not as an arbitrator to calculate, based solely on the written submissions of CFI, on the one hand, and CC, on the other, and not by independent investigation, the amounts set forth on the Post-Closing Statement and shall be instructed that its calculation (A) must be made in accordance with the standards and definitions in this Agreement and the Accounting Principles, and (B) with respect to each item in dispute, must be within the range of values established for such amount as determined by reference to the value assigned to such amount by CC in the Dispute Notice and by CFI in the Post-Closing Statement. The Accounting Firm shall submit such calculation to CC and CFI as soon as practicable, but in any event within 30 days after the remaining issues in dispute are submitted to the Accounting Firm. The determination by the Accounting Firm of the Post-Closing Statement, as set forth in a written notice delivered to CFI and CC by the Accounting Firm in accordance with this Agreement will be binding and conclusive on CFI and CC. For purposes of this Agreement: (i) the “Final Closing Statement” shall mean the Post-Closing Statement, as finally determined (including by modification or adjustment) pursuant to this Section 3.4, (ii) “Final CC Working Capital” means the CC Working Capital set forth on the Final Closing Statement, (iii) “Final CC Closing Date Cash” means the CC Closing Date Cash set forth on the Final Closing Statement, (iv) “Final CC Closing Unpaid Indebtedness” means the CC Closing Unpaid Indebtedness set forth on the Final Closing Statement, (v) “Final CRP Working Capital” means the Final CRP Working Capital set forth on the Final Closing Statement, (vi) “Final CRP Closing Date Cash” means the CRP Closing Date Cash set forth on the Final Closing Statement, (vii) “Final CRP Closing Unpaid Indebtedness” means the CRP Closing Unpaid Indebtedness set forth on the Final Closing Statement, (viii) “Final Closing Consideration” means the Closing Consideration set forth on the Final Closing Statement, (ix) “Final CC Closing Adjustment” means the CC Closing Adjustment set forth on the Final Closing Statement and (x) “Final CRP Closing Adjustment” means the CRP Closing Adjustment set forth on the Final Closing Statement(xi) “Final CC Closing Unit Consideration” means the CC Closing Unit Consideration set forth on the Final Closing Statement, (xii) “Final CC Closing Share Consideration” means the CC Closing Share Consideration set forth on the Final Closing Statement, (xiii) “Final CC Closing Cash Consideration” means the CC Closing Cash Consideration set forth on the Final Closing Statement, (xiv) “Final CCH Closing Unit Consideration” means the CCH Closing Unit Consideration set forth on the Final Closing Statement, (xv) “Final FHB LLC Closing Unit Consideration” means the FHB LLC Closing Unit Consideration set forth on the Final Closing Statement, (xvi) “Final FHB LLC Closing Cash Consideration” means the FHB LLC Closing Cash Consideration set forth on the Final Closing Statement, (xvii) “Final Saltzman Closing Unit Consideration” means the Saltzman Closing Unit Consideration set forth on the Final Closing Statement, (xviii) “Final Saltzman Closing Cash Consideration” means the Saltzman Closing Cash set forth on the Final Closing Statement Consideration, (xix) “Final Closing CFI Common Stock Count” means the Closing CFI Common Stock Count set forth on the Final Closing Statement, (xx) “Final Closing Series A Preferred Stock Count” means the Closing CFI Series A Preferred Stock Count set forth on the Final Closing Statement, (xix) “Final Closing Series B Preferred Stock Count” means the Closing CFI Series B Preferred Stock Count set forth on the Final Closing Statement.

(c) The fees and expenses of such Accounting Firm will be borne pro rata by CFI and CC based on the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party, as determined by the Accounting Firm.

(d) In connection with CC’s review of the Post-Closing Statement, CFI (i) shall provide reasonable access, during normal business hours and upon reasonable notice, to all work papers, schedules, memoranda and other documents prepared or reviewed by CFI or any of its accountants or other representatives during the course of its review which are relevant to the Post-Closing Statement, and that such access be provided promptly after request by CC and/or its Representatives and (ii) request that CFI’s independent accountant communicate with CC and its Representatives with respect to such review.

(e) If any of the Final CC Closing Cash Consideration, Final FHB LLC Closing Cash Consideration and Final Saltzman Closing Cash Consideration as shown on the Final Closing Statement is greater than the Estimated CC Closing Cash Consideration, Estimated FHB LLC Closing Cash Consideration or Estimated Saltzman Closing Cash Consideration shown on the Estimated Closing Statement, respectively, then OP shall pay, or cause to be paid, in immediately available funds to CC, FHB LLC and/or Saltzman, respectively, by wire transfer to a bank account that has been designated in writing by CC, FHB LLC, and/or Saltzman, respectively, an amount equal to such excess. If any of the Estimated CC Closing Cash Consideration, Estimated FHB LLC Closing Cash Consideration, and Estimated Saltzman Closing Cash Consideration as shown on the Estimated Closing Statement is greater than the Final CC Closing Cash Consideration, Final FHB LLC Closing Cash Consideration, or Final Saltzman Closing Cash Consideration shown on the Final Closing Statement, then CC, FHB LLC and/or Saltzman, as applicable, shall pay, or cause to be paid, in immediately available funds to OP by wire transfer to a bank account that has been designated in writing by CFI, an amount equal to such excess. Any payment of cash required shall, within five Business Days after the determination of the Final Closing Statement, be made by CC, FHB LLC, Saltzman or OP, as applicable.

(f) If the Final CC Closing Share Consideration as shown on the Final Closing Statement is greater than the Estimated CC Closing Share Consideration shown on the Estimated Closing Statement, then (i) CFI shall issue to CC such number of New Shares and (ii) OP shall issue to CFI such number of OP Common Units, in each case, equal to (A) such excess amount divided by (B) the Reference CFI Common Stock Price rounded to the nearest whole New Share or OP Common Unit, as applicable. If the Estimated CC Closing Share Consideration as shown on the Estimated Closing Statement is greater than the Final CC Closing Share Consideration shown on the Final Closing Statement, then (i) CC shall transfer to CFI such number of New Shares and (ii) CFI shall transfer to OP such number of OP Common Units, in each case, equal to (A) such excess amount divided by (B) the Reference CFI Common Stock Price rounded to the nearest whole New Share or OP Common Unit, as applicable. Any delivery of New Shares or OP Common Units required shall, within five Business Days after the determination of the Final Closing Statement, be made by CC, on the one hand, or CFI and OP, on the other hand.

(g) If the Final CC Closing Unit Consideration as shown on the Final Closing Statement is greater than the Estimated CC Closing Unit Consideration shown on the Estimated Closing Statement, then OP shall issue to CC such number of New Units, in each case, equal to (A) such excess amount divided by (B) the Reference CFI Common Stock Price rounded to the nearest whole New Unit, as applicable. If the Estimated CC Closing Unit Consideration as shown on the Estimated Closing Statement is greater than the Final CC Closing Unit Consideration shown on the Final Closing Statement, then CC shall transfer to OP such number of New Units, in each case, equal to (i) such excess amount divided by (ii) the Reference CFI Common Stock Price rounded to the nearest whole New Unit, as applicable. Any delivery of New Units required shall, within five Business Days after the determination of the Final Closing Statement, be made by CC, on the one hand, or CFI and OP, on the other hand.

(h) If the Final CCH Closing Unit Consideration as shown on the Final Closing Statement is greater than the Estimated CCH Closing Unit Consideration shown on the Estimated Closing Statement, then OP shall issue to CCH such number of New Units, in each case, equal to (A) such excess amount divided by (B) the Reference CFI Common Stock Price rounded to the nearest whole New Unit, as applicable. If the Estimated CCH Closing Unit Consideration as shown on the Estimated Closing Statement is greater than the Final CCH Closing Unit Consideration shown on the Final Closing Statement, then CCH shall transfer to OP such number of New

Units, in each case, equal to (i) such excess amount divided by (ii) the Reference CFI Common Stock Price rounded to the nearest whole New Unit, as applicable. Any delivery of New Units required shall, within five Business Days after the determination of the Final Closing Statement, be made by CCH, on the one hand, or CFI and OP, on the other hand.

(i) If the Final FHB LLC Closing Unit Consideration as shown on the Final Closing Statement is greater than the Estimated FHB LLC Closing Unit Consideration shown on the Estimated Closing Statement, then OP shall issue to FHB LLC such number of New Units, in each case, equal to (A) such excess amount divided by (B) the Reference CFI Common Stock Price rounded to the nearest whole New Unit, as applicable. If the Estimated FHB LLC Closing Unit Consideration as shown on the Estimated Closing Statement is greater than the Final FHB LLC Closing Unit Consideration shown on the Final Closing Statement, then FHB LLC shall transfer to OP such number of New Units, in each case, equal to (i) such excess amount divided by (ii) the Reference CFI Common Stock Price rounded to the nearest whole New Unit, as applicable. Any delivery of New Units required shall, within five Business Days after the determination of the Final Closing Statement, be made by FHB LLC, on the one hand, or CFI and OP, on the other hand.

(j) If the Final Saltzman Closing Unit Consideration as shown on the Final Closing Statement is greater than the Estimated Saltzman Closing Unit Consideration shown on the Estimated Closing Statement, then OP shall issue to Saltzman such number of New Units, in each case, equal to (A) such excess amount divided by (B) the Reference CFI Common Stock Price rounded to the nearest whole New Unit, as applicable. If the Estimated Saltzman Closing Unit Consideration as shown on the Estimated Closing Statement is greater than the Final Saltzman Closing Unit Consideration shown on the Final Closing Statement, then Saltzman shall transfer to OP such number of New Units, in each case, equal to (i) such excess amount divided by (ii) the Reference CFI Common Stock Price rounded to the nearest whole New Unit, as applicable. Any delivery of New Units required shall, within five Business Days after the determination of the Final Closing Statement, be made by Saltzman, on the one hand, or CFI and OP, on the other hand.

(k) If (i) (x) the Estimated CFI Common Stock Count as shown on the Estimated Closing Statement exceeds the Final CFI Common Stock Count shown on the Final Closing Statement, CFI shall transfer to OP a number of OP Common Units equal to such excess amount or (y) the Final CFI Common Stock Count as shown on the Final Closing Statement exceeds the Estimated CFI Common Stock Count shown on the Estimated Closing Statement, OP shall issue to CFI a number of OP Common Units equal to such excess, (ii) (x) the Estimated CFI Series A Preferred Stock Count as shown on the Estimated Closing Statement exceeds the Final CFI Series A Preferred Stock Count shown on the Final Closing Statement, CFI shall transfer to OP a number of OP Series A Preferred Units equal to such excess amount or (y) the Final CFI Series A Preferred Stock Count as shown on the Final Closing Statement exceeds the Estimated CFI Series A Preferred Stock Count shown on the Estimated Closing Statement, OP shall issue to CFI a number of OP Series A Preferred Units equal to such excess, and (iii) (x) the Estimated CFI Series B Preferred Stock Count as shown on the Estimated Closing Statement exceeds the Final CFI Series B Preferred Stock Count shown on the Final Closing Statement, CFI shall transfer to OP a number of OP Series B Preferred Units equal to such excess amount or (y) the Final CFI Series B Preferred Stock Count as shown on the Final Closing Statement exceeds the Estimated CFI Series B Preferred Stock Count shown on the Estimated Closing Statement, OP shall issue to CFI a number of OP Series B Preferred Units equal to such excess.

(l) All transfers made pursuant to this Section 3.4 shall be treated as adjustments to the Consideration for all Tax purposes, unless otherwise required by Law (including a determination of a Tax Authority that, under applicable Law, is not subject to further review or appeal).

3.5 Contingent Consideration.

(a) Defined Terms. For purposes of this Section 3.5, the following definitions shall apply:

(i) “Benchmark Cumulative FFO” means the cumulative Benchmark FFO Per Share during the FFO Measurement Period.

(ii) “Benchmark FFO” means net income allocable to common shareholders and OP Common Unit holders of CFI (computed in accordance with GAAP), excluding (A) realized gains (or losses) from sales of real estate and non-real estate assets, (B) realized and unrealized performance fees related to the real estate and non-real estate private fund business, net of respective performance compensation expenses, (C) purchase accounting adjustments arising from the transaction, (D) real estate depreciation and amortization and (E) adjustments related to changes in GAAP during the FFO Measurement Period, in all cases after adjustments for CFI’s proportionate share of such items from unconsolidated partnerships and joint ventures. Notwithstanding the foregoing, Benchmark FFO will (i) include (A) the unrealized fair value gains and losses from CFI GP Investments, (B) realized investment income, gains and losses from CFI GP Investments, and (ii) exclude (A) any potential expenses related to contingent consideration, (B) any payment pursuant to the Colony Mark Transfer Agreement, (C) transaction costs, remeasurement gains and losses arising from the transaction, and amortization of intangible assets, liabilities and step-up adjustments recognized as a result of the transaction, (D) realized gains and losses related to sales of CFI’s interest in the Colony American Homes platform and (E) realized gains and losses from sale of non-real estate assets other than those related to CFI GP Investments. Benchmark FFO is not intended to represent funds from operations (FFO) or adjusted FFO in accordance with the NAREIT definition.

(iii) “Benchmark FFO Per Share” means, with respect to the FFO Measurement Period, (A) Benchmark FFO for each individual year, independent of prior and forward years, during such FFO Measurement Period, divided by (B) the benchmark weighted average (weighted quarterly in each year of the FFO Measurement Period by the weighted average shares outstanding in each quarter ending shares outstanding balance and the days in the quarter) number of basic shares of CFI Class A Common Stock outstanding during each year of such FFO Measurement Period, which represents (w) the weighted average (as defined above) number of basic shares of CFI Class A Common Stock outstanding that is used to calculate basic earnings per share (in accordance with GAAP) for each year of such FFO Measurement Period, minus (x) the weighted average (as defined above) number of basic shares of CFI Class A common stock then outstanding that were issued as Consideration hereunder (or pursuant to any exchange or redemption of Consideration) already included in weighted average basic shares outstanding for each year during such FFO Measurement Period, plus (y) the fixed amount of 27,691,610 shares of CFI Class A common stock outstanding as hypothetical potential equity consideration. For avoidance of doubt, the calculation specified in clause (B) is intended to (1) include, without duplication, the fixed amount of 27,691,610 underlying shares of CFI Class A common stock outstanding from $610.06 million of potential equity consideration regardless of actual performance, and (2) not to be affected by the Reallocation Factor.

(iv) “CFI GP Investments” means any investments made by CFI or its Subsidiaries as a general partner, a limited partner, or a member in the private fund business, including real estate and non-real estate funds, vehicles and other investment products.

(v) “FFO Additional Contingent Consideration Amount” shall equal $127,600,000 multiplied by the Reallocation Factor multiplied by the difference between (A) the quotient of (i) the Benchmark Cumulative FFO divided by (ii) the FFO Target minus (B) 1.00; provided, that, FFO Additional Contingent Consideration Amount shall not exceed $15,950,000 multiplied by the Reallocation Factor.

(vi) “FFO Additional Contingent Payment Units” shall equal (i) Zero, if the Benchmark Cumulative FFO is smaller than or equal to the FFO Target; and (ii) FFO Additional Contingent Consideration Amount divided by the Reference CFI Common Stock Price, if the Benchmark Cumulative FFO is greater than the FFO Target.

(vii) “FFO Contingent Consideration Amount” shall equal $252,400,000 multiplied by the Reallocation Factor multiplied by the difference between (A) the quotient of (i) the Benchmark

Cumulative FFO divided by (ii) the FFO Target minus (B) 0.875; provided, that FFO Contingent Consideration Amount shall not exceed $31,550,000 multiplied by the Reallocation Factor.

(viii) “FFO Contingent Payment Units” shall equal (i) Zero, if the Benchmark Cumulative FFO is smaller than or equal to the FFO Lower Threshold; and (ii) FFO Contingent Consideration Amount divided by the Reference CFI Common Stock Price, if the Benchmark Cumulative FFO is greater than the FFO Lower Threshold.

(ix) “FFO Lower Threshold” means the FFO Target multiplied by 87.5%.

(x) “FFO Measurement Period” means the three-year period beginning on the first day of the first fiscal quarter beginning on or after the Closing Date.

(xi) “FFO Target” means $6.06 per share of CFI Class A Common Stock.

(xii) “Non-RE Capital Raise Target” means $500 million.

(xiii) “Non-RE Cumulative Capital Raise” means, without duplication, the cumulative amount of (i) Qualified Third-Party Capital that is raised in non-real estate investment products, (ii) Qualified Third-Party Capital relating to listed securities hedge fund strategies whether or not real estate-related, and (iii) Qualified Third-Party Capital relating to listed securities non-hedge fund strategies that are not predominantly real estate-related, in each case, during the two-year period beginning on the first day of the first full fiscal quarter beginning on or after the Closing Date. Non-RE Cumulative Capital Raise calculation excludes potential CFI GP Investment in such non-real estate funds, investment vehicles and other investment products. For clarification purposes, it also excludes any CFI shareholder capital raise in the public equity market during the two-year period beginning on the first day of the first full fiscal quarter beginning on or after the Closing Date, but does not exclude any other form of private or public capital raise for its non-real estate funds, investment vehicles and other investment products.

(xiv) “Qualified Third-Party Capital” for any category of capital means the sum across all funds, investment vehicles and other investment products within such category of capital of an amount equal to, for each such fund, investment vehicle or investment product, (A) the amount of third-party capital committed to such fund, investment vehicle or investment product, multiplied by (B) the sum of: (i) (x) 60% multiplied by (y) the fee to be charged on net funded equity or limited partner capital commitments as an annual management fee expressed in basis points, divided by (z) 125 basis points; plus (ii) (x) 40%, multiplied by (y) the percentage to be charged on investment returns above an IRR hurdle (consistent with market terms for funds, investment vehicles or investment products investing in similar asset classes) as carried interest of such fund, investment vehicle or investment product expressed as a percentage; provided, that such fund is on other terms consistent with market terms for funds investing in similar asset classes, divided by (z) 17%, provided, further, that third-party capital shall exclude capital raised for Colony Distressed Credit and Special Situation Fund III, L.P. and ColCo Strategic Partners III, L.P. For purposes of this definition, the calculation of any management fee or carried interest with respect to any third-party capital raised in a fund, investment vehicle or other investment product shall be determined on a blended basis within such fund, investment vehicle or investment product.

(xv) “RE Capital Raise Additional Contingent Consideration Amount” shall equal $63,800,000 multiplied by the Reallocation Factor multiplied by the difference between (A) the quotient of (i) the RE Cumulative Capital Raise divided by (ii) the RE Capital Raise Target minus (B) 1.00; provided, that, RE Capital Raise Additional Contingent Consideration Amount shall not exceed $15,950,000 multiplied by the Reallocation Factor.

(xvi) “RE Capital Raise Additional Contingent Payment Units” shall equal (i) Zero, if the RE Cumulative Capital Raise is smaller than or equal to the RE Capital Raise Target; and (ii) RE Capital Raise Additional Contingent Consideration Amount divided by the Reference CFI Common Stock Price, if the RE Cumulative Capital Raise is greater than the RE Capital Raise Target.

(xvii) “RE Capital Raise Contingent Consideration Amount” shall equal $126,200,000 multiplied by the Reallocation Factor multiplied by the difference between (A) the quotient of (i) the RE Cumulative Capital Raise divided by (ii) the RE Capital Raise Target minus (B) 0.75; provided, that, RE Capital Raise Contingent Consideration Amount shall not exceed $31,550,000 multiplied by the Reallocation Factor.

(xviii) “RE Capital Raise Contingent Payment Units” shall equal (i) Zero, if the RE Cumulative Capital Raise is smaller than or equal to the RE Capital Raise Lower Threshold; and (ii) RE Capital Raise Contingent Consideration Amount divided by the Reference CFI Common Stock Price, if the RE Cumulative Capital Raise is greater than the RE Capital Raise Lower Threshold.

(xix) “RE Capital Raise Lower Threshold” means the RE Capital Raise Target multiplied by 75.0%.

(xx) “RE Capital Raise Measurement Period” means the two-year period beginning on the first day of the first full fiscal quarter beginning on or after the Closing Date; provided that, by written notice to CFI prior to the last day of the two-year measurement period, CC has the option, at its sole discretion, to extend the RE Capital Raise Measurement Period for an additional year such that the RE Capital Raise Measurement Period would mean the three-year period beginning on the first day of the first full fiscal quarter beginning on or after the Closing Date.

(xxi) “RE Capital Raise Target” means $3,975,000,000 if the RE Capital Raise Measurement Period if the RE Capital Raise Measurement Period is two years in duration, and $6,650,000,000 if the RE Capital Raise Measurement Period is three years in duration.

(xxii) “RE Cumulative Capital Raise” means, without duplication, the cumulative amount of (i) Qualified Third-Party Capital that is raised in real estate funds, vehicles and other investment products during the RE Capital Raise Measurement Period, (ii) to the extent the Non-RE Capital Raise Target is achieved, the cumulative amount of any Qualified Third-Party Capital relating to real estate listed securities hedge fund strategies in excess of the Non-RE Capital Raise Target, and (iii) Qualified Third-Party Capital relating to listed securities non-hedge fund strategies that are predominantly real estate-related; provided that any such capital raised in the fourth quarter of 2014 will be counted for purposes of calculating the RE Cumulative Capital Raise. RE Cumulative Capital Raise calculation excludes potential CFI GP Investment in such real estate funds, vehicles and other investment products. For clarification purposes, it also excludes any CFI shareholder capital raise in the public equity market during the RE Capital Raise Measurement Period, but does not exclude any other form of private or public capital raise for real estate vehicles and other investment products.

(b) Aggregate Contingent Payment. At the Closing, CFI will cause OP to issue, a number of OP Common Units equal to (i) the excess of (A) Aggregate Contingent Consideration over (B) the Reallocated Consideration divided by (ii) the Reference CFI Common Stock Price to be held, together with any distributions thereon, in a separate account (the “Contingent Consideration Account”) in accordance with the terms of this Section 3.5. OP will hold and manage the Contingent Consideration Account and the amounts therein, solely for purposes of this Section 3.5.

(c) In consideration of the Contribution to OP at the Closing, the following amounts of OP Common Units shall be delivered by OP from the Contingent Consideration Account to each Contributor as Contingent Consideration:

(i) if the Benchmark Cumulative FFO equals or exceeds the FFO Lower Threshold, (A) the FFO Contingent Payment Units (as may be adjusted in Section 3.5(d)), multiplied by (B) the Allocation Factor, multiplied by (C) such Contributor’s Applicable Contingent Consideration Percentage;

(ii) if the RE Cumulative Capital Raise equals or exceeds the RE Capital Raise Lower Threshold, (A) the RE Capital Raise Contingent Payment Units (as may be adjusted in Section 3.5(d)) multiplied by (B) the Allocation Factor; multiplied by (C) such Contributor’s Applicable Contingent Consideration Percentage;

(iii) if the Non-RE Cumulative Capital Raise equals or exceeds the Non-RE Capital Raise Target, a number of OP Common Units equal to the quotient of (1) (A) $15,000,000 multiplied by the Reallocation Factor divided by (B) the Reference CFI Common Stock Price (“Non-RE Capital Raise Contingent Payment Units”) multiplied by (2) the Allocation Factor multiplied by (3) such Contributor’s Applicable Contingent Consideration Percentage;

(iv) if the Benchmark Cumulative FFO exceeds the FFO Target, (A) the FFO Additional Contingent Payment Units multiplied by (B) the Allocation Factor multiplied by (C) such Contributor’s Applicable Contingent Consideration Percentage;; and

(v) if the RE Cumulative Capital Raise exceeds the RE Capital Raise Target, (A) the RE Capital Raise Additional Contingent Payment Units multiplied by (B) the Allocation Factor multiplied by (C) such Contributor’s Applicable Contingent Consideration Percentage.

(d) Additional Contingent Consideration Adjustments. In the event that the FFO Additional Contingent Payment Units become due pursuant to Section 3.5(c) but the RE Capital Raise Lower Threshold had not been met as of the end of the RE Capital Raise Measurement Period, then the number of the FFO Additional Contingent Payment Units that OP would have otherwise been obligated to deliver shall be reduced by half (rounded up to the nearest unit). In the event that the RE Capital Raise Additional Contingent Payment Units become due pursuant to Section 3.5(c) but the FFO Lower Threshold had not been met as of the end of the FFO Measurement Period, then the number of the RE Capital Raise Additional Contingent Payment Units that OP would have otherwise been obligated to deliver pursuant to Section 3.5(c) shall be reduced by half (rounded up to the nearest unit).

(e) Contingent Consideration Statements.

(i) Promptly following (but within 60 days thereafter) the earlier of (A) the expiration of the RE Capital Raise Measurement Period or (B) such time when CC delivers a written notice to CFI requesting payment of the RE Capital Raise Contingent Payment Units and the RE Capital Raise Additional Contingent Payment Units, if any, CFI will, under the direction of the independent and disinterested members of the CFI Board (the “Independent Directors”) prepare a statement setting forth the RE Cumulative Capital Raise and its calculation of the RE Capital Raise Contingent Payment Units and if any, the RE Capital Raise Additional Contingent Payment Units and provide such preliminary statement to CC for review together with supporting detail from which the statement has been prepared (each, a “RE Capital Raise Contingent Consideration Statement”).

(ii) Promptly following the expiration of the FFO Measurement Period (but within 60 days thereafter), CFI will, under the direction of the Independent Directors, prepare a statement setting forth the Benchmark FFO Per Share and its calculation of the FFO Contingent Payment Units and the FFO Additional Contingent Payment Units, if any and provide such preliminary statement to CC for review together with supporting detail from which the statement has been prepared (each, a “FFO Contingent Consideration Statement”).

(iii) Promptly following the expiration of the Non-RE Capital Raise Measurement Period (but within 60 days thereafter), CFI will, under the direction of the Independent Directors, prepare a statement setting forth the Non-RE Cumulative Capital Raise and its calculation of the Non-RE Capital Raise Contingent Payment Units and provide such preliminary statement to CC for review together with supporting detail from which the statement has been prepared (each, a “Non-RE Capital Raise Contingent Consideration Statement” and together with the RE Capital Raise

Contingent Consideration Statement and the FFO Contingent Consideration Statement, the “Contingent Consideration Statements” and each, a “Contingent Consideration Statement”).

(f) CFI shall cooperate with CC in good faith to assist CC in its review of each Contingent Consideration Statement and shall make appropriate information and personnel of CFI reasonably available to CC, and use their commercially reasonable efforts to make appropriate personnel and advisors of CFI available to CC, to discuss and answer questions with respect to the Contingent Consideration Statement. During the period within 30 Business Days of receipt of such Contingent Consideration Statement by CC (each, a “Contingent Consideration Dispute Period”), CC may dispute all or a portion of the relevant Contingent Consideration Statement by giving a Notice of Disagreement (a “Notice of Disagreement”) relating to such Contingent Consideration Statement to CFI setting forth in reasonable detail the basis for any such disagreement relating to such Contingent Consideration Statement. The parties shall promptly commence good faith negotiations with a view to resolving all such disagreements. If CC does not provide a Notice of Disagreement relating to a Contingent Consideration Statement to CFI within the Contingent Consideration Dispute Period, CC shall be deemed to have irrevocably accepted such Contingent Consideration Statement in the form delivered to it by CFI. Notwithstanding anything in this Section 3.5(f) to the contrary, at CC’s election, CC may provide a written notice to CFI at any time during the Contingent Consideration Dispute Period that it has accepted such Contingent Consideration Statement in the form delivered to it by CFI, and such acceptance shall be deemed a “final determination” for the purposes of this Section 3.5.

(g) If CC delivers a Notice of Disagreement pursuant to Section 3.5(f) and CC and CFI are unable to resolve all disagreements within 30 Business Days following the delivery of such Notice of Disagreement, such disagreement shall thereafter be referred to the Accounting Firm for a resolution of such disagreement in accordance with the terms of this Agreement. CC and CFI shall each be party to the engagement letter entered into with the Accounting Firm. If any remaining issues in dispute are submitted to the Accounting Firm for resolution, each of CC and CFI will be afforded an opportunity to present to the Accounting Firm any material relating to the determination of the matters in dispute and to discuss such matters with the Accounting Firm. The Accounting Firm shall act as an expert and not as an arbitrator to calculate, based solely on the written submissions of CFI, on the one hand, and CC, on the other, and not by independent investigation, the applicable Contingent Consideration Statement and shall be instructed that its calculation (A) must be made in accordance with the standards and definitions in this Agreement, and (B) with respect to each item in dispute, must be within the range of values established for such amount as determined by reference to the value assigned to such amount by CFI in the applicable Contingent Consideration Statement and CC in the applicable Notice of Disagreement. CC and CFI shall instruct the Accounting Firm that the determinations of such firm with respect to any disagreement shall be rendered within 30 Business Days after referral of the disagreement to such firm or as soon thereafter as reasonably possible. The Accounting Firm shall make a determination with respect to any unresolved disagreement only in a manner consistent with this Section 3.5, and in no event shall the Accounting Firm’s determination of the unresolved disagreements be for an amount that is outside the range of CC’s and CFI’s proposals with respect to each individual disagreement. Such determinations shall be final and binding upon the parties, and the amount so determined shall be used to complete the applicable Contingent Consideration Statement. Each of CC and CFI shall use its reasonable best efforts to cause the Accounting Firm to render its determination within the 30 Business Day period described in this Section 3.5(g), and each shall cooperate with such firm and provide such firm with access to its books, records, personnel and Representatives and such other information as such firm may require in order to render its determination. The fees and expenses of the Accounting Firm shall be borne by the party whose proposed Contingent Consideration Amount as reflected in such party’s submission to the Accounting Firm differs the most from the Contingent Consideration Amount (as applicable) finally determined by the Accounting Firm (or, if such differences of the parties are equal, equally by CC and CFI).

(h) Promptly after a Contingent Consideration Statement has become final in accordance with this Section 3.5 (including by means of a deemed acceptance of such documents by CC or CFI), but in no event later than five Business Days following such final determination, OP shall transfer to the Contributors in accordance with their respective Applicable Contingent Consideration Percentage from the Contingent Consideration Account such number of the applicable FFO Additional Contingent Payment Units, FFO Contingent Payment Units, RE Capital Raise Additional Contingent Payment Units, RE Capital Raise Contingent Payment Units, or Non-RE Capital Raise Contingent Payment Units (together with an amount in cash equal to any distributions that would have been declared thereon between Closing and the date of the applicable issuance had such Units been issued at Closing) as finally determined; provided, that CC shall direct OP to (i) reduce the number of any such Units to be so transferred by an amount equal to be paid in respect of the amount of fees and expenses incurred by or on behalf of, or paid or payable by, CC in respect of Contingent Consideration, with such Units being valued at the Reference CFI Class A Common Stock Price (and which reduction of Units shall not, for the avoidance of doubt, reduce the amount of distributions payable on such Units in accordance with the foregoing), and (ii) pay to the Persons to which such fees and expenses are due the applicable amounts as set forth in such notice in accordance with the payment instructions therein; provided that, if at the time of the finalization of the RE Capital Raise Contingent Consideration Statement, the FFO Contingent Consideration Statement has not been prepared or finalized, OP shall transfer to the Contributors in accordance with their respective Applicable Contingent Consideration Percentage, with respect to the RE Capital Raise Additional Contingent Payment Units, only half of the number of RE Capital Raise Additional Contingent Payment Units (rounded to the nearest unit) as finally determined in accordance with this Section 3.5. Upon such time when the FFO Contingent Consideration Statement is finalized, if Benchmark Cumulative FFO is greater than the FFO Lower Threshold, OP shall transfer to the Contributors in accordance with their respective Applicable Contingent Consideration Percentage the other half of the RE Capital Raise Additional Contingent Payment Units (rounded to the nearest unit) (together with an amount in cash equal to any distributions that would have been declared thereon between Closing and the date of the applicable issuance had such OP Common Units been issued at Closing); provided, that, upon prior written notice of CC, CC may direct OP to, and OP shall (i) reduce the number of any such Units to be so transferred by an amount equal to be paid in respect of the amount of fees and expenses incurred by or on behalf of, or paid or payable by, CC in respect of Contingent Consideration, with such Units being valued at the Reference CFI Class A Common Stock Price (and which reduction of Units shall not, for the avoidance of doubt, reduce the amount of distributions payable on such Units in accordance with the foregoing), and (ii) pay to the Persons to which such fees and expenses are due the applicable amounts as set forth in such notice in accordance with the payment instructions therein. Promptly after a Contingent Consideration Statement has become final in accordance with this Section 3.5 (including by means of a deemed acceptance of such documents by CC or CFI), but in no event later than five Business Days following such final determination, if the Contingent Consideration Account holds more OP Common Units than OP could in any event be obligated to transfer to the Contributors as Contingent Consideration pursuant to this Section 3.5, OP shall remove such excess OP Common Units from the Contingent Consideration Account and cancel such excess OP Common Units. It is acknowledged that at any time when any OP Common Units are delivered from OP pursuant to this Section 3.5, a portion of such OP Common Units approximately equal to the amount determined by multiplying the number of such OP Common Units by 22.123% will, promptly after such delivery, be exchanged by CC for shares of CFI Class A Common Stock.

(i) Any payment under this Section 3.5 shall be treated as an adjustment to the Consideration for any Tax purposes, except as otherwise required by applicable Law (including a determination of a Tax Authority that, under applicable Law, is not subject to further review or appeal).

3.6 Certain Adjustments. If after the date hereof and on or prior to the Closing, the outstanding shares of CFI Common Stock (or CFI Class A Common Stock) shall be changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such CFI Common Stock (or CFI Class A Common Stock), or any similar event shall occur (any such action, an “Adjustment Event”), the Reference CFI Common Stock Price shall be adjusted accordingly to provide to the Contributors the same economic benefits as contemplated by this Agreement prior to such Adjustment Event.

3.7 Withholding. CFI, OP, and their respective Subsidiaries shall be entitled to deduct and withhold from any consideration payable hereunder the amounts required to be deducted and withheld with respect to the making of such payment under the Code or any applicable provision of state, local or foreign Tax Law, and the relevant withholding Person shall timely remit to the appropriate Authority any and all amounts so deducted or withheld and timely file all Tax Returns required to be filed under applicable Tax Law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Authority in accordance with the foregoing, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

SECTION 4. THE CLOSING

4.1 Closing. The closing of the Contribution (the “Closing”) will take place as soon as practicable but in any event not later than the third Business Day following the date on which the last of the conditions set forth in Section 8 has been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as CFI and CC may agree in writing. The Closing shall take place (i) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 A.M., New York City time, or (ii) at such other place, time or date as CFI and CC may agree in writing. The date on which the Closing occurs is referred to as the “Closing Date”.

4.2 Deliveries at Closing.

(a) At the Closing, the Contributors, as applicable, will, or will cause their respective applicable Subsidiaries to, deliver to CFI and OP:

(i) documents and instruments, reasonably satisfactory to CFI and OP, evidencing the completion of the CC Pre-Closing Contribution other than with respect to (i) obtaining any Consents relating to the CC Contributed Assets (which, for the avoidance of doubt, shall, following Closing, be addressed in the manner contemplated by Section 2.3) and (ii) effecting any Transfer Documents under local Laws pursuant to Section 2.4;

(ii) Investment Management Agreement, between CRM and CC, in the form attached hereto as Exhibit K (the “CRM Investment Management Agreement”), duly executed by CRM and CC;

(iii) an Assignment of Member Interests, substantially in the form attached hereto as Exhibit L, duly executed by each Contributor, providing for the admission of OP (i) as the sole member in place of CC and CCH of NewCo, as evidence of CC’s and CCH’s contribution of NewCo Interests to OP, (ii) as a member in place of FHB LLC of CRP, as evidence of FHB LLC’s contribution of CRP Interests to OP and (iii) as a member in place of Saltzman of CRM, as evidence of Saltzman’s contribution of CRM Interests to OP;

(iv) a counterpart of the Trademark License Agreement, in the form attached hereto as Exhibit M (the “CAH License Agreement”), duly executed by Colony AH Member LLC;

(v) an Amended and Restated Limited Liability Company Agreement of OP, in the form attached hereto as Exhibit N (the “OP LLC Agreement”), duly executed by the Contributors, as new members;

(vi) if applicable under Section 2.5, the CIML Investment Management Agreement, duly executed by CC (or an Affiliate thereof designated by CC);

(vii) a certificate of non-foreign status of each Contributor (or, if relevant, its sole owner for U.S. federal income tax purposes), substantially in the form set forth in Treas. Regs. Sec. 1.1445-2(b); and

(viii) such other typical and customary certificates, documents and instruments as CFI and OP may reasonably request related to (i) the CC Pre-Closing Contribution and (ii) the Contribution.

(b) At the Closing, CFI will, or will cause OP to, as applicable, deliver to the applicable Contributor or Contributors all of the following:

(i) documents and instruments, reasonably satisfactory to CC, evidencing the completion of the CFI Pre-Closing Contribution other than with respect to (i) obtaining any Consents relating to the CFI Contributed Assets (which, for the avoidance of doubt, shall, following Closing, be addressed in the manner contemplated by Section 2.3) and (ii) effecting any Transfer Documents under local Laws pursuant to Section 2.4;

(ii) a certified copy of the Charter Amendment filed with the State Department of Assessments and Taxation of Maryland;

(iii) a confirmation executed by an authorized officer of CFI of the issuance of the New Shares in accordance with Section 3.3;

(iv) a confirmation executed by the managing member of OP of the issuance of the New Units in accordance with Section 3.3(b);

(v) a counterpart of the CAH License Agreement, duly executed by OP;

(vi) the OP LLC Agreement, duly executed by CFI;

(vii) if applicable under Section 2.5, the CIML Investment Management Agreement, duly executed by OP (or an Affiliate thereof designated by OP); and

(viii) a certificate of non-foreign status of CFI, substantially in the form set forth in Treas. Regs. Sec. 1.1445-2(b);

(ix) such other typical and customary certificates, documents and instruments as CC may reasonably request related to the Contribution.

4.3 Tax Treatment. CFI, Saltzman FHB LLC and CC intend that for U.S. federal income tax purposes (and for all relevant state income tax purposes) the contributions of NewCo, 40% of CRM by Saltzman and 50% of CRP by FHB LLC to OP in exchange for New Units constitutes a contribution pursuant to Section 721 of the Code. Each party hereto agrees to report the contributions of NewCo, CRM and CRP consistently with the foregoing on all applicable Tax Returns and in any audit with a Tax Authority (to the extent permitted by applicable Law and subject to any determination of a Tax Authority that, under applicable Law, is not subject to further review or appeal).

4.4 Alternative Structure. If CC and CFI determine that the Contribution in exchange for Units may not qualify as a tax free transaction under Section 721(b) of the Code, then each of CC and CFI shall consider other structures in good faith, including changes and modifications to this Agreement and any Ancillary Documents (including, if necessary, to extend the time for performance under this Agreement and any Ancillary Documents) as would be reasonably necessary to effectuate the transactions contemplated by this Agreement under such alternative structure; provided, further that no Contributor shall acquire, from the date hereof through and including the Closing Date, any assets that are treated as “stock” or “securities” within the meaning, and for purposes, of Section 351(e) of the Code and the Treasury regulations promulgated thereunder other than money, foreign currency and short-term investments.

4.5 Post-Closing Allocation of New Shares. On, or as soon as practicable following, the Closing Date, CC shall transfer New Shares to Richard B. Saltzman in accordance with, and subject to, the terms and conditions of the Lock-Up Agreement by and among CFI, CC and Richard B. Saltzman.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

Except as set forth in the disclosure schedules delivered by CC to CFI and OP concurrently with the execution of this Agreement (“CC Disclosure Letter”), each of the Contributors severally and not jointly, on a pro rata basis in accordance with their respective Applicable Indemnification Percentage (other than with respect to Section 5.1, Section 5.2 and Section 5.4, to the extent such Sections relate to a Contributor, which are deemed to be made by each Contributor solely with respect to such Contributor) represents and warrants to CFI and OP as follows:

5.1 Organization and Qualification. Each of the Contributors which is an entity, NewCo and the Subject Entities is a legal entity duly organized, validly existing, and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of organization and has all requisite partnership, corporate, limited liability company power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties, rights and assets. Each of the Contributors which is an entity, NewCo and the Subject Entities is duly qualified as a foreign partnership, corporation or limited liability company or licensed to do business as a foreign entity in good standing, as the case may be, in each jurisdiction where such qualification is necessary for the conduct of its business as currently conducted or where the nature or location of the properties, rights and assets owned, leased or operated by it requires such qualification or licensing, except where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a CC Material Adverse Effect. The Organizational Documents of each of the Contributors which is an entity, NewCo and the Subject Entities, copies of which have been provided or made available to CFI, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

5.2 Authority; Approvals. Each of the Contributors and NewCo has the necessary limited liability company power (or in the case of Saltzman, full power) and authority to execute and deliver this Agreement and any Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents to which the Contributors or NewCo is a party and the performance by such party of the transactions contemplated by this Agreement and the Ancillary Documents have been duly and validly authorized by all necessary partnership, company or other action on the part of such Contributor and NewCo and no other partnership, company or other proceedings on the part of such Contributor or NewCo are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents to which such party is a party by such Contributor and NewCo. This Agreement has been, and upon their execution the Ancillary Documents to which any Contributor or NewCo is a party will be, duly executed and delivered by such party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by each other party thereto, constitute, and upon their execution such Ancillary Documents will constitute, valid and binding obligations of such Contributor and NewCo, as applicable, enforceable against such party in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement or creditors’ rights generally and (ii) general equitable principles.

5.3 CC Contributed Interests.

(a) Section 5.3(a)(i) of CC Disclosure Letter sets forth correctly, as of the date hereof, the percentage equity ownership interest of CC and its Subsidiaries in the Subject Entities, other than CRP. Section 5.3(a)(ii) of CC Disclosure Letter sets forth correctly, after giving effect to the CC Pre-Closing Contribution, the percentage equity ownership interest of NewCo and its Subsidiaries in the Subject Entities, other than CRP.

(b) Other than the applicable CC Contributed Interests or equity interests held directly or indirectly by a CC Contributed Entity, none of the Subject Entities has any outstanding equity interests or other securities exercisable or exchangeable for or convertible into equity interests. All of the CC Contributed Interests have been validly issued, are fully paid and nonassessable (in jurisdictions where such concept is recognized) and have not been issued in violation of any preemptive or similar rights. There are no Contracts to which CC or NewCo is a party or bound with respect to the voting (including voting trusts or proxies) of the CC Contributed Interests or any other equity interests in the Subject Entities. There are no outstanding or authorized subscriptions, options, warrants, call rights, conversion rights, exchange rights or similar rights, or Contracts that could require CC, NewCo, any of the Subject Entities or any of their respective Subsidiaries to issue, sell or otherwise cause to be outstanding or to redeem any CC Contributed Interests or other equity interests of any Subject Entity.

5.4 Title; NewCo.

(a) CC Holdings, CC or CCH has good and valid title to the CC Contributed Assets, free and clear of Encumbrances, except the Permitted Encumbrances, Encumbrances imposed under applicable federal and state securities Laws, this Agreement and the Ancillary Documents and any Consents relating to the CC Assigned Contracts. At the CC Contribution Closing, good and valid title to the CC Contributed Assets, free and clear of any and all Encumbrances, except for the Permitted Encumbrances and Encumbrances imposed under applicable federal and state securities Laws, this Agreement and the Ancillary Documents, will pass to NewCo, subject to obtaining any Consents relating to the CC Assigned Contracts.

(b) As of the date of this Agreement, CC Holdings, CC or CCH is, and as of the Closing Date, NewCo will be, the beneficial owner and owner of record of all of the CC Contributed Interests, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances imposed under applicable federal and state securities Laws, this Agreement and the Ancillary Documents.

(c) NewCo has been formed in connection with the transactions contemplated by this Agreement and prior to giving effect to the CC Pre-Closing Contribution, other than with respect to Liabilities incident to its formation and other rights and Liabilities under this Agreement and any Ancillary Documents, NewCo does not have any Assets or Liabilities and other than the execution and performance of this Agreement and the Ancillary Document to which NewCo is a party, NewCo has not conducted any operations or business.

(d) CC Holdings, CC and CCH are the beneficial owners and owners of record of all of the NewCo Interests, which consist of all of the outstanding equity interests of NewCo, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances imposed under applicable federal and state securities Laws, this Agreement and the Ancillary Documents. All of the NewCo Interests have been validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. There are no Contracts to which CC Holdings, CC, CCH or NewCo is a party or bound with respect to the voting (including voting trusts or proxies) of NewCo Interests. There are no outstanding or authorized subscriptions, options, warrants, call rights, conversion rights, exchange rights or similar rights, or Contracts that could require CC, CCH NewCo, or any of their respective Subsidiaries to issue, sell or otherwise cause to be outstanding or to redeem any NewCo Interests.

(e) FHB LLC has been formed in connection with the transactions contemplated by this Agreement and other than with respect to Liabilities incident to its formation and other rights and Liabilities under this Agreement and any Ancillary Documents, FHB LLC does not have any Assets or Liabilities and other than the execution and performance of this Agreement and the Ancillary Document to which FHB LLC is a party, FHB LLC has not conducted any operations or business. FHB LLC is the beneficial owner and owner of record of all of the CRP Interests, which consist of fifty percent (50%) of the outstanding equity interests of CRP, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances imposed under applicable federal and state securities Laws, this Agreement and the Ancillary Documents. All of the CRP Interests have been validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. There are no Contracts to which FHB LLC or CRP is a party or bound with respect to the voting (including voting trusts or proxies) of CRP Interests. There are no outstanding or authorized subscriptions, options, warrants, call rights, conversion rights, exchange rights or similar rights, or Contracts that could require FHB LLC, CRP, or any of their respective Subsidiaries to issue, sell or otherwise cause to be outstanding or to redeem any CRP Interests.

(f) Saltzman is the beneficial owner and owner of record of all of the CRM Interests, which consist of forty percent (40%) of the outstanding equity interests of CRM, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances imposed under applicable federal and state securities Laws, this Agreement and the Ancillary Documents. All of the CRM Interests have been validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. There are no Contracts to which Saltzman or CRM is a party or bound with respect to the voting (including voting trusts or proxies) of CRM Interests. There are no outstanding or authorized subscriptions, options, warrants, call rights, conversion rights, exchange rights or similar rights, or Contracts that could require Saltzman, CRM, or any of their respective Subsidiaries to issue, sell or otherwise cause to be outstanding or to redeem any CRM Interests.

(g) Other than with respect to other rights and Liabilities under this Agreement and any Ancillary Documents, CRM does not have any Assets or Liabilities other than the CRM CRP Interests and other than the execution and performance of this Agreement and the Ancillary Document to which CRM is a party and those actions in connection with the ownership of the CRM CRP Interests, CRM has not conducted any operations or business. CRM is the beneficial owner and owner of record of all of the CRM CRP Interests, which consist of fifty percent (50%) of the outstanding equity interests of CRP, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances imposed under applicable federal and state securities Laws, this Agreement and the Ancillary Documents. All of the CRM CRP Interests have been validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. There are no Contracts to which CRM or CRP is a party or bound with respect to the voting (including voting trusts or proxies) of CRM CRP Interests. There are no outstanding or authorized subscriptions, options, warrants, call rights, conversion rights, exchange rights or similar rights, or Contracts that could require CRM, CRP, or any of their respective Subsidiaries to issue, sell or otherwise cause to be outstanding or to redeem any CRM CRP Interests. CRM has no Subsidiaries other than CRP and its Subsidiaries.

5.5 No Conflicts. Neither (i) the execution, delivery and performance of this Agreement and the Ancillary Documents by any Contributor and NewCo nor (ii) the consummation of the transactions hereby or thereby shall: (a) violate, conflict with or result in the breach of the Organizational Documents of any such Contributor which is an entity, NewCo or any Subject Entity; (b) conflict with or violate any Law applicable to such Contributor, NewCo or any Subject Entity or their respective properties, rights or assets; (c) result in a breach or default under, or create in any Person the right to terminate, cancel, accelerate or modify, or require any notice, consent or waiver, or result in the creation of any Encumbrance upon any of the properties or assets of any Subject Entity or any CC Contributed Assets, under any Contract to which such Contributor, NewCo or any Subject Entity or any of their respective properties, rights or assets may be bound; or (d) violate, conflict with, result in the loss of any benefit under, or require redemption, repayment or repurchase or otherwise require the purchase or sale of any securities, result in the termination of or a right of termination, modification or cancellation any of the properties or assets of any Subject Entity or any CC Contributed Assets, any Contract to which such Contributor, NewCo or any Subject Entity or any of their respective properties, rights or assets may be bound, except, in the case of clauses (b), (c) or (d), as would not have or reasonably be expected to have, individually or in the aggregate, a CC Material Adverse Effect.

5.6 Consents and Filings. No Consent of any Authority is required to be obtained or made by or with respect to any Contributor or NewCo in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents or the consummation of the transactions hereby or thereby, except for (i) the filings under the HSR Act and the other Consents set forth in Section 5.6 of CC Disclosure Letter, (ii) the filing with the SEC of any reports or other documents that may be required under the Securities Act or the Exchange Act, (iii) the filing with the appropriate state Authorities of any required “blue sky” filing; (iv) the registration with the SEC of a wholly owned Subsidiary of NewCo as investment adviser under the Investment Advisers Act of 1940, or (v) to the extent that the failure to obtain any such Consent would not have or reasonably be expected to have, individually or in the aggregate, a CC Material Adverse Effect.

5.7 Absence of Certain Changes. Since December 31, 2013 through the date hereof, each Contributor which is an entity and each Subject Entity has (i) operated in the Ordinary Course of Business and (ii) has not taken any action that would have been prohibited by Sections 7.2 (c), (d), (i), (l), (n) or (o) had this Agreement been in effect for such period. Since September 30, 2014, none of any Contributor which is an entity or any

Subject Entity has taken any action that would have been prohibited by Section 7.2 had this Agreement been in effect for such period. Since the date of the latest audited Financial Statements (as defined hereinafter) through the date hereof, there has not occurred any change, event, occurrence, circumstance, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a CC Material Adverse Effect.

5.8 Proceedings; Orders. As of the date hereof, there are no Proceedings by or against any Contributor or NewCo or any of the Subject Entities pending or, to the Knowledge of CC, threatened in writing, challenging the legality, validity or enforceability of this Agreement or the Ancillary Documents or the consummation of the transactions contemplated hereby and thereby. Except as would not have or reasonably be expected to have, individually or in the aggregate, a CC Material Adverse Effect, as of the date hereof, there are no Proceedings pending or, to the Knowledge of CC, threatened, against any Contributor, NewCo or any of the Subject Entities with respect to the Subject Entities, the CC Contributed Assets, the CC Assumed Liabilities, the Colony Mark, the CRP Interests, the CRM CRP Interests or the CRM Interests. As of the date hereof, neither NewCo nor any Subject Entity is subject to any outstanding order, writ, injunction, judgment or decree that would have or reasonably be expected to have, individually or in the aggregate, a CC Material Adverse Effect.

5.9 Compliance with Laws.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a CC Material Adverse Effect, each of the Subject Entities, NewCo and CC Parties (with respect to the CC Contributed Assets) is in compliance with all applicable Laws. Except for routine examinations conducted by the SEC (each, a “Routine Examination”), since January 1, 2012, none of the Subject Entities, NewCo or CC Parties have received any written notice of, or to CC’s Knowledge oral notice of, any investigation with respect to, any violation of any Law applicable to the Subject Entities or the CC Contributed Assets or the Colony Mark, except for notices of violations, or knowledge of such investigations, that have not had and would not reasonably be expected to have, individually or in the aggregate, a CC Material Adverse Effect. No Routine Examination has resulted in any enforcement action against or in connection with any CC Party or CC Contributed Asset or identified any material deficiency or shortcoming relating to any CC Party or CC Contributed Asset.

(b) The Subject Entities, NewCo and CC (with respect to the CC Contributed Assets) possess all material Permits necessary for the conduct of the CC Contributed Business. All such Permits are in full force and effect in all material respects and, since January 1, 2012, no Authority has provided any material notice that it intends to limit, suspend, revoke or adversely modify such Permits. There is no default under, or violation of, any such Permits, except for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a CC Material Adverse Effect.

5.10 Tax Matters.

(a) CC, CCH, CCH Holdings, NewCo and each Subject Entity has timely filed (or caused to be filed) all material Tax Returns required to be filed by it, and all material Tax Returns otherwise required to be filed with respect to NewCo, the CC Contributed Assets and the business contemplated to be contributed, directly and indirectly, pursuant to Section 3.1 hereof have been timely filed. All such Tax Returns were, when filed, and remain correct and complete in all material respects.

(b) All Income Taxes and other material Taxes required to be paid with respect to the CC Contributed Assets, the assets of CRP and their respective Subsidiaries and the business contemplated to be contributed, directly and indirectly, pursuant to Section 3.1 hereof, and otherwise required to be paid by NewCo and the Subject Entities (including, in each case, any Taxes required to be withheld), have been timely paid (and, in the case of Taxes required to be withheld, have been timely withheld and paid over to the appropriate Governmental Authority) or, in the case of Taxes not yet due and payable, accrued and reserved against and entered on the books of NewCo or the relevant Subject Entity, as applicable, to the extent required to be so accrued under GAAP.

(c) No assertion, claim or assessment has been made by an Authority in writing in a jurisdiction where CC, NewCo, or a Subject Entity does not file Tax Returns that CC, NewCo, or such Subject Entity, as relevant, is or may be subject to Taxation by that jurisdiction. There are no audits, investigations by any Governmental Authority or other proceedings ongoing, to the knowledge of the Company, or threatened in writing, in each case with regard to any Taxes or Tax Returns of CC, NewCo, or any Subject Entity; (i) no deficiency for Taxes of CC, NewCo or any Subject Entity has been claimed, proposed or assessed in writing or, to the Knowledge of CC, threatened, by any Governmental Authority, which deficiency has not yet been settled; (ii) none of the CC, NewCo or any Subject Entity has waived (or waived on its behalf) any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open tax year; and (iii) none of CC, CCH Holdings, FHB LLC, NewCo, or any Subject Entity has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law). None of CC, NewCo, or any Subject Entity has requested, has received (or is subject to) a written ruling of a Governmental Authority or has otherwise entered into any written agreement with a Governmental Authority with respect to any Taxes.

(d) There are no Tax allocation or sharing agreements or similar arrangements with respect to, binding, or otherwise involving CC, NewCo, any Subject Entity, or otherwise with respect to the CC Contributed Assets, the assets of CRP and their respective Subsidiaries, or the business contemplated to be contributed, directly and indirectly, pursuant to Section 3.1 hereof.

(e) None of CC, NewCo, or any Subject Entity is, will be, or would be, as a result of the transactions contemplated herein (or CFI or any of its Subsidiaries are a result of being, following the Closing, a direct or indirect equity owners (determined for U.S. federal income tax purposes) in any of NewCo or any Subject Entity) required to include amounts in income, or exclude items of deduction (in either case for Tax purposes), for any Tax period as a result of (i) a change in method of Tax accounting or period; (ii) Section 481 of the Code, or, in the case of each of the foregoing, any corresponding or similar provision of state, local, or non-U.S. Law; (iii) the recapture of any tax benefit; or (iv) the use of any special accounting method.

(f) There are no Encumbrances on any of the CC Contributed Assets, the assets of CRP and their respective Subsidiaries, the business contemplated to be contributed, directly and indirectly, pursuant to Section 3.1 hereof or any asset of any Subject Entity arising from or relating to any failure (or alleged failure) to pay any Tax. CC has not waived any statute of limitations in respect of Taxes with respect to the CC Contributed Assets or the assets of CRP and their respective Subsidiaries or agreed to any extension of time with respect to a Tax assessment or deficiency.

(g) None of NewCo or any Subject Entity has ever directly or indirectly participated in or could have any liability or obligation with respect to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(h) None of NewCo or any Subject Entity (or CFI or any of its Subsidiaries are a result of being, following the Closing, a direct or indirect equity owner (determined for U.S. federal income tax purposes) in any of NewCo or any Subject Entity) is or could be, based on the current and expected-at-Closing assets, business and contracts, engaged, directly or indirectly, in an activity described in Section 856(l)(3)(A) and (B) of the Code (without regard to the flush language following subparagraph (B) of Section 856(l)(3)).

5.11 Employees.

(a) All employees intended to transfer as a result of the transactions contemplated by this Agreement are Business Employees. Except as expressly contemplated in this Agreement or any other arrangement referred to herein or related hereto, the Business Employees do not provide any services to the CC Retained Entities and are not intended to provide any services to the CC Retained Entities following the consummation of this transaction.

(b) Section 5.11(b)(i) of the CC Disclosure Letter contains a true and complete list of each Contributed Benefit Plan, and separately identifies whether such Contributed Benefit Plan is a Contributed Domestic Benefit Plan or a Contributed Foreign Benefit Plan. All sponsoring employers of each Contributed Benefit Plan are either (i) CC Contributed Entities or a Subsidiary of a CC Contributed Entity or (ii) CRP. CC has provided or made available to CFI with respect to each Contributed Domestic Benefit Plan, and in each case to the extent applicable, a true and complete copy of (i) the plan document and any currently effective amendments thereto, (ii) any related trust, funding or administrative documents, (iii) the current summary plan description and any current summaries of material modifications, (iv) the most recent determination or opinion letter from the IRS, (v) the most recently filed annual report on Form 5500 and (vi) any material communication with any Authority. CC has provided or made available to CFI with respect to each Contributed Foreign Benefit Plan a true and complete copy of any applicable documents that are substantially comparable (taking into account differences in applicable Laws and practices) to the documents required to be provided in accordance with the preceding sentence. No current Business Employee participates in, or has, any right to payment or benefits under any Benefit Plan maintained, administered or contributed to solely by CC or any ERISA Affiliate of CC (excluding for these purposes any Subject Entity).

(c) Each Contributed Benefit Plan has been maintained in material compliance with its terms and in material compliance with applicable Laws. There are no pending, or to the Knowledge of CC, threatened, material Proceedings of any kind in any court or Authority with respect to any Contributed Benefit Plan (other than routine claims for benefits). To the Knowledge of CC, except as would not reasonably be expected to result in material liability to any Subject Entity, none of the Subject Entities nor any trustee, administrator, fiduciary or sponsor of any Contributed Benefit Plan nor any Person that any of the Subject Entities has any obligation to indemnify has engaged in any prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code for which there is no applicable exemption.

(d) Neither any CC Party, any Subject Entity nor any of their respective ERISA Affiliates contributes (or is obligated to contribute), nor during the past six years has had an obligation to contribute, to or has any actual or contingent liability with respect to any (A) a “defined benefit plan” as defined in Section 3(35) of ERISA, (B) a pension plan subject to Title IV of ERISA or the funding standards of Section 302 of ERISA or Section 412 of the Code, (C) a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code or (D) a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code. No Liability under Title IV or Section 302 of ERISA has been incurred by any CC Party, any Subject Entity or any of their respective ERISA Affiliates that has not been satisfied in full, and no condition exists that could reasonably be expected to present a material risk to any CC Party, any Subject Entity or any of their respective ERISA Affiliates of incurring any such liability.

(e) Each Contributed Domestic Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination or prototype opinion letter from the IRS, and to the Knowledge of CC, nothing has occurred since the date of any such letter that would reasonably be expected to adversely affect the tax-qualified status of any such Contributed Domestic Benefit Plan.

(f) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or together with any other event) will (i) entitle any current or former employee, officer, director or independent contractor of a Subject Entity to any payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or result in any other obligation under, any Contributed Benefit Plan or (iii) result in any payment under any Contributed Benefit Plan not being deductible pursuant to Section 280G of the Code.

(g) No Contributed Benefit Plan provides material benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by applicable Law or (ii) death or retirement benefits under any Contributed Domestic Benefit Plan that is intended to be qualified under Section 401(a) of the Code or a plan that is sponsored by or to which contributions are mandated by any Authority.

(h) Each Contributed Foreign Benefit Plan has been maintained, funded and administered in all material respects in accordance with its terms and the requirements of applicable Law. To the Knowledge of CC, each Contributed Foreign Benefit Plan that is required to be registered or approved by an Authority has been registered with, or approved by, and has been maintained in good standing with such Authority. Except as required by any Authority or by any Law, no Contributed Foreign Benefit Plan (or portion thereof) could be considered a defined benefit plan within the meaning of Section 3(35) of ERISA if such Contributed Foreign Benefit Plan were maintained in the United States.

(i) All material contributions required to be made with respect to any Contributed Domestic Benefit Plan by applicable Law or by the terms of such plan (including any premiums due or payable with respect to any insurance policy funding any such plan) have been timely paid in full, or to the extent not required to be made or paid on or before the date hereof, have been accrued in accordance with normal accounting practices.

(j) None of CC or any Subject Entity is party to, or bound by, any collective bargaining agreement, contract or other arrangement or understanding with a labor union, employee committee or other labor organization covering any of the Business Employees. To the Knowledge of CC, as of the date hereof, no union organizing or certification activities are being conducted or threatened with respect to any current Business Employees.

(k) There are no (i) current strikes, work stoppages, work slowdowns, lockouts or other labor disputes pending or, to the Knowledge of CC, threatened against any of the Subject Entities, or (ii) unfair labor practice charges or complaints pending or, to the Knowledge of CC, threatened by or on behalf of any Business Employee or group of Business Employees. There are no Proceedings pending, or, to the Knowledge of CC, threatened, before any Authority with respect to or relating to the terms and conditions of employment of the Business Employees. Each of the Subject Entities is in compliance in all material respects with all applicable Law respecting employment and employment practices and wages and hours.

(l) To the Knowledge of CC, except as would not reasonably be expected to result in material liability to any Subject Entity, each individual (other than any Business Employee) who renders services to a Subject Entity that is classified by CC or the Subject Entity as having the status of an independent contractor or other non-employee status for any purpose, including for purposes of participation in any Contributed Benefit Plan, is properly so characterized.

5.12 Financial Statements.

(a) Section 5.12 of the CC Disclosure Letter contains copies of the audited consolidated balance sheet of CC and its consolidated Subsidiaries, and Colony Advisors, LLC (collectively, the “CC Consolidated Entities”) (including for such purposes, the CC Retained Entities) as of December 31, 2013 and the related combined statement of operations and combined statement of cash flows for the fiscal year ended on December 31, 2013 and the unaudited consolidated balance sheet of the CC Consolidated Entities as of September 30, 2014, and the related combined statement of operations and combined statement of cash flows for the nine-month period ended on September 30, 2014 (collectively, and together with the notes thereto, the “Financial Statements”). The Financial Statements present fairly in all material respects the financial condition and the results of operations of the CC Consolidated Entities (including for such purposes, the CC Retained Entities) as of such dates and for such periods have been prepared in accordance with GAAP (as in effect on the date of the applicable Financial Statement) applied on a consistent basis during the periods involved.

(b) The CC Consolidated Entities have designed and maintain a system of internal control over financial accounting sufficient to provide reasonable assurances regarding the reliability of financial accounting for the CC Consolidated Entities. CC has disclosed to its auditors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect CC’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the CC Consolidated Entities’ internal control over financial accounting. CC has made available to CFI a summary of any such disclosure made by management to its auditors since January 1, 2012.

5.13 Undisclosed Liabilities. Except (a) as disclosed, set forth or reflected or reserved against on the Financial Statements, (b) for Liabilities permitted by or incurred pursuant to this Agreement or any Ancillary Documents, (c) for Liabilities incurred after December 31, 2013 in the ordinary course of business, (d) for Liabilities set forth on Section 5.13 of the CC Disclosure Letter, or (e) for CC Retained Liabilities, the CC Contributed Business is not subject to, and the CC Assumed Liabilities do not include, any Liabilities other than Liabilities which would not have or reasonably be expected to have, individually or in the aggregate, a CC Material Adverse Effect. Notwithstanding the foregoing, the representations and warranties contained in this Section 5.13 do not apply to any matter the subject matter of which is specifically covered by Section 5.9, Section 5.10, Section 5.11, Section 5.16 or Section 5.17.

5.14 Material Contracts.

(a) Section 5.14 of the CC Disclosure Letter contains a complete list, as of the date hereof, of all Contracts (other than Contributed Benefit Plans and any Ancillary Documents, and other than any Contracts that are CC Retained Assets) to which any of the CC Parties (in respect of the CC Contributed Business) is a party or by which any CC Party (in respect of the CC Contributed Business) is bound (other than Contracts that exclusively relate to CC Retained Assets and CC Retained Liabilities), and that fall within any of the following categories (the “Material Contracts”):

(i) any CC Assigned Contracts set forth under Section 1 of Section 1.1(b) of CC Disclosure Letter;

(ii) any Advisory Contract;

(iii) any Contract for the placement, distribution or sale of shares, units or other ownership interests of any Subject Fund or future fund, investment vehicle or investment product, including solicitation agreements and investor referral agreements, in each case, pursuant to which a CC Party may incur fees due and owing;

(iv) any Contract requiring any CC Party (A) to co-invest with any other Person; (B) to provide seed capital or similar investment or (C) to invest in any fund, investment vehicle or investment product (including any contract requiring any additional or “follow-on” capital contributions or that contains any provisions regarding priority with respect to the allocation of investment opportunities);

(v) any Contract that contains (A) a “clawback” or similar undertaking requiring the contribution, reimbursement or refund by any CC Party of any prior distribution, return of capital or fees (whether performance based or otherwise) paid to any such Person or (B) a “most favored nation” or similar provision with any Client;

(vi) any Contract relating to Investment Management Services by which a CC Party has agreed to modify, share or reimburse the fees receivable from, or assume or share any expenses of, any Subject Fund or Advisory Client under the applicable Fund Agreement or Advisory Contract (or any side letter relating thereto);

(vii) any Contract that contains (A) “key person” provisions pertaining to employees of any CC Party or (B) any of the following rights provided to a Client: (1) special withdrawal or redemption rights, (2) designation rights regarding advisory boards or similar provisions, (3) anti-dilution rights or (4) special notice or reporting requirements, including any “side letters” or similar arrangements in connection with investments made by the Funds;

(viii) the asset management agreements related to the sub-advisory asset management agreements that are included in the CC Assigned Contracts;

(ix) any Contract that limits in any material respect the freedom of any CC Party to compete in any line of business, provide any service, or sell any product or securities in any geographic area;

(x) any joint venture or partnership agreement;

(xi) any business combination or acquisition Contract that could reasonably be expected to result in future payments by any CC Party in excess of $1,000,000, including through “earn-out” or other contingent payment obligations;

(xii) any Contract with any Authority (other than in its capacity as a Client);

(xiii) other than solely in connection with the CC Retained Business, any Contract with any director or officer or other Affiliate of any CC Party that would be required to be disclosed by CFI in accordance with Item 404(a) of SEC Regulation S-K following the Closing (based on the amount involved under such Contract for the fiscal year 2014); and

(xiv) any other Contract that is material to the business, or results of operations of financial condition of the CC Contributed Business, taken as a whole.

For the avoidance of doubt, the term “Material Contracts” shall not include (i) any Fund Agreement or (ii) any “side letter” or any other written agreements between or among a general partner, a Fund Client or a Subject Fund relating to such Subject Fund.

(b) Each such Material Contract is valid, binding and enforceable against the CC Party that is a party thereto and, to CC’s Knowledge, the other parties thereto in accordance with its terms, and is in full force and effect, except where such failure to be so valid, binding, enforceable or in full force and effect would not have or reasonably be expected to have, individually or in the aggregate, a CC Material Adverse Effect. None of the CC Parties is in default under or in breach of any such Material Contract (other than agreements between or among any of the CC Parties) or has received notice of any material violation or default except for such defaults, violations or breaches as would not have or reasonably be expected to have, individually or in the aggregate, a CC Material Adverse Effect.

5.15 Fees and Expenses of Brokers. Other than Goldman, Sachs & Co., neither CC Holdings, CC nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker, finder or financial advisor, or incurred any Liability for any brokerage fee or commission, finder’s fee or financial advisory fee, in connection with the transactions contemplated hereby. Any brokerage fees or commissions, finder’s fees or financial advisory fees arising out of CC and its Subsidiaries’ relationship with Goldman, Sachs & Co. shall be treated as Retained Liabilities hereunder.

5.16 Intellectual Property.

(a) CC owns, free and clear of all Encumbrances other than Permitted Encumbrances, or has the right to use pursuant to a license, sublicense, or other agreement all of the Intellectual Property used by CC in the conduct of the CC Contributed Business (collectively, “Business Intellectual Property”). After the Closing, to CC’s Knowledge, CFI shall be able to use the Business Intellectual Property, subject to any Intellectual Property rights provided in the Ancillary Documents in the same manner as used by the CC Parties prior to the Closing. There is no (i) to the Knowledge of CC, infringement, dilution, misappropriation or otherwise by Third Parties of any such Transferred Intellectual Property; (ii) pending or, to the Knowledge of CC, threatened action, suit, proceeding or claim by others challenging any CC Party’s rights in or to any such Business Intellectual Property and CC is not aware of any facts which would form a reasonable basis for any such claim; or (iii) license or other permission to use the Transferred Intellectual Property granted by any CC Party to any Third Party. All of the Transferred Intellectual Property that is the subject of an application or registration is, to CC’s Knowledge, valid, subsisting and enforceable.

(b) To CC’s Knowledge, the conduct of the CC Contributed Business has not interfered with, infringed upon, diluted, misappropriated or otherwise violated any Intellectual Property of any Third Party. No CC Party has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that CC must license or refrain from using any Intellectual Property of any Third Party).

(c) Section 5.16(c) of the CC Disclosure Letter identifies (i) each patent and each other registration that has been issued to any CC Party with respect to any of the Transferred Intellectual Property, (ii) each pending application for registration that a CC Party has made with respect to any of its Transferred Intellectual Property and (iii) each license, sublicense or other permission that a CC Party has granted to any Third Party with respect to any of its Transferred Intellectual Property. CC has delivered to CFI correct and complete copies of all such licenses, sublicenses and permissions as amended as of the date hereof.

5.17 Property.

(a) Section 5.17(a) of the CC Disclosure Letter sets forth a list, as of the date hereof, of all leases and subleases (collectively, the “Real Property Leases”) for Real Property leased or subleased by the CC Parties (in respect of the CC Contributed Business) as of the date hereof for use in the operation of any portion of the CC Contributed Business (the “Leased Real Property”). To CC’s Knowledge, each of the Real Property Leases is enforceable and in full force and effect, valid and binding in accordance with their respective terms. There is not under any Real Property Lease any material existing default by the CC or its Subsidiaries or, to CC’s Knowledge, any other party thereto, or any event which with notice or lapse of time or both would constitute such a default, and CC and its Subsidiaries quietly enjoy the use of the premises provided for in such lease.

(b) Except as set forth in Section 5.17(b) of the CC Disclosure Letter, to CC’s Knowledge, no party other than the CC Parties (in respect of the CC Contributed Business) is entitled to use or occupy the premises demised under the Real Property Leases as of the date hereof.

(c) Neither CC nor any of its Subsidiaries own any real property or interests in real property.

(d) Except as would not have or reasonably be expected to have, individually or in the aggregate, a CC Material Adverse Effect, each building or fixture attached to any Leased Real Property and each item of tangible personal property of any CC Party is in good working order and is adequate for the CC Parties’ current use of such property, ordinary wear and tear excepted.

5.18 Information for Proxy Statement. None of the information supplied in writing or to be supplied in writing by or on behalf of any Contributor or NewCo for inclusion in the Proxy Statement will, at the date it is delivered, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.19 Insurance. CC and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as its management reasonably has determined to be prudent in accordance with industry practices.

5.20 Clients; Subject Funds.

(a) The provision of services to any ERISA Client by any CC Party and the operation of any Subject Fund whose assets constitute “plan assets” subject to Title I of ERISA or Section 4975 of the Code is in compliance in all material respects with the applicable requirements of ERISA and Section 4975 of the Code. No portion of the assets of any Subject Fund is (or with respect to any Subject Fund has, during the six (6)-year period ending on the date of this Agreement, been) subject to Title I of ERISA, Section 4975 of the Code, or any Law, rule or regulation substantially similar to Section 406 of ERISA or Section 4975 of the Code. None of the

Subject Funds, Subject Entities and any Person, a Subject Fund or a Subject Entity has an obligation to indemnify has engaged in any transaction that is or is reasonably likely to be a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or any Law, rule or regulation substantially similar to Section 406 of ERISA or Section 4975 of the Code. None of the Subject Entities is a fiduciary as defined in Section 3(21) of ERISA other than with respect to a Contributed Benefit Plan.

(b) A copy of the Fund Agreement for each Subject Fund has been provided or made available to CFI by CC prior to the date hereof. Each of the investments made by a Subject Fund has been made in all material respects in accordance with its investment policies and restrictions set forth in the Fund Agreement of such Fund in effect at the time the investments were made and has been held in accordance in all material respects with its respective investment policies and restrictions, to the extent applicable and in effect at the time such investments were held.

(c) A copy of the offering document for each Subject Fund has been provided or made available to CFI by CC prior to the date hereof. Each Subject Fund has been, operated in compliance in all material respects with applicable Law and its respective investment objectives, policies and restrictions, as set forth in its private placement memorandum or other offering documents.

(d) No Advisory Contract to which any CC Party is a party, or as of the Closing Date will be a party, is, or will be as of the Closing Date, subject to approval under Section 15 of the Investment Company Act. No CC Party has (i) sponsored, or provided Investment Management Services to, any collective investment vehicles required to be registered as an investment company under the Investment Company Act, (ii) provided Investment Management Services to (except for the Funds and Accounts) any issuer or other Person that would be an investment company (within the meaning of the Investment Company Act) but for the exclusions from such definition contained in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, or (iii) provided Investment Management Services to any issuer or other Person which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities that is required to be registered under the applicable Laws of the appropriate securities regulatory authority in the jurisdiction in which such issuer or other Person is domiciled (other than the United States or the states thereof). No CC Parties, nor any Person who is an “affiliated person” (as defined in the Investment Company Act) or any other “interested person” (as defined in the Investment Company Act) of any CC Party, receives or is entitled to receive any compensation directly or indirectly from any of the Subject Funds or their security holders for other than bona fide investment advisory, administrative or other services.

(e) CC has made available to CFI true, correct and complete copies of the audited financial statements, prepared in accordance with the generally accepted accounting principles as in effect in the jurisdiction of organization of each Subject Fund or such generally accepted accounting principles as are agreed-upon and required in the applicable Advisory Contract of each Subject Fund (with respect to each such Fund, its “Applicable Fund GAAP”) for each Subject Fund for which audited financial statements are required to be produced and available , for the fiscal periods commencing on or after January 1, 2013 (or such shorter period as such Fund shall have been in existence) through September 30, 2014 (each hereinafter referred to as a “Fund Financial Statement”). Each of the Fund Financial Statements presents fairly in all material respects the consolidated financial position of the related Subject Fund in accordance with its Applicable Fund GAAP applied on a consistent basis (except as otherwise noted therein) at the respective date of such Fund Financial Statement and the results of operations and cash flows for the respective periods indicated. Each Subject Fund and each CC Party, as applicable, has complied with the requirements of Rule 206(4)-2 under the Investment Advisers Act with respect to all Subject Funds and Accounts.

5.21 Business; Registrations.

(a) Each CC Party that is required to be registered as an investment adviser under the Advisers Act, or otherwise registered under any foreign or domestic law regulating investment advisers, at any time (each, a “CC Adviser”) has been so registered at all such times as required. Each CC Adviser as of the date hereof is duly registered, licensed and qualified as an investment adviser in all jurisdictions where such registration, licensing or qualification is required in order to conduct the material aspects of its business. CC has delivered or made available to CFI true and complete copies of the most recent Form ADV or other registration forms required under any other foreign or domestic law regulating investment advisers of each CC Adviser, as amended to date. The information contained in each such registration form was true and complete, in all material respects at the time of filing and each CC Adviser has made all amendments to such forms as it is required to make under applicable Laws, as and when due. Each CC Advisers’ investment adviser representatives (as such term is defined in Rule 203A-3(a) under the Advisers Act) have all material permits, registrations, licenses, franchises, certifications and other approvals required from all Authorities in order for them to conduct the business presently conducted by any such CC Adviser and such representatives in the manner presently conducted.

(b) No CC Adviser, nor any other Person “associated” (as defined under the Advisers Act) with any CC Adviser, has been convicted of any crime or is or has engaged in any conduct that would be a basis for (i) denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder, or ineligibility to serve as an associated Person of an investment adviser, (ii) being ineligible to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company pursuant to Section 9(a) or 9(b) of the Investment Company Act or (iii) being ineligible to serve as a broker-dealer or an associated person of a broker-dealer pursuant to Section 15(b) of the Exchange Act, and to the Knowledge of CC, there is no proceeding or investigation that is reasonably likely to become the basis for any such ineligibility, disqualification, denial, suspension or revocation.

(c) Since January 1, 2012, no CC Party has been a “broker” or “dealer” within the meaning of the Exchange Act. Since January 1, 2012, no CC Party has at any time been a “commodity pool operator” or “commodity trading adviser” within the meaning of the Commodity Exchange Act, or a trust company. No CC Party , nor any members, directors, officers or employees of the foregoing, is registered or required to be registered as a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with the SEC, the Commodity Futures Trading Commission, the National Futures Association, the NASD or the securities commission of any state or any self-regulatory body. No Person other than employees of a CC Party renders Investment Management Services to or on behalf of Advisory Clients or solicits Advisory Clients with respect to the provision of Investment Management Services by the CC Parties.

(d) CC has adopted a written policy regarding insider trading and conflicts of interest and a “Code of Ethics” which covers the Subject Entities and complies, and has complied since January 1, 2012, in all material respects with all applicable provisions of Section 204A of the Advisers Act, and a true and complete copy of which, as in effect on the date hereof, has been delivered to CFI prior to the date hereof. All employees of the CC Parties have executed acknowledgments that they are bound by the provisions of such Codes of Ethics and insider trading and conflicts policies. The policies of the CC Parties with respect to avoiding conflicts of interest are as summarized in CC Adviser’s most recent Form ADV or incorporated by reference therein, and such disclosure is sufficient to comply, in all material respects, with the requirements of Form ADV. To the Knowledge of CC , there have been no material violations or allegations of material violations by employees of the CC Parties of such Codes of Ethics, such insider trading policies or such conflicts policies.

5.22 Corruption Laws; Pay-to-Play.

(a) None of the CC Parties, nor, to the Knowledge of CC, any director, officer, agent, employee, consultant, other Affiliate, or other Person associated with or acting on behalf of the CC Parties at any time, (i) has, in any material respect, violated, or is in violation of any provision of the Foreign Corrupt Practices Act, any Law, rule or regulation promulgated to implement the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, or any other Law, rule or regulation of similar purpose or (ii) has, in each case as would constitute a violation of applicable Law, in any material respect, taken or is currently taking corrupt actions in furtherance of an offer, payment, promise to pay or authorization of payment of anything of value, including cash, checks, wire transfers, tangible and intangible gifts, favors, services and entertainment and travel expenses, to (A) any executive, official, employee or agent of a governmental department, agency or instrumentality, (B) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (C) a political party or official thereof, or candidate for political office, (D) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) or (E) a third party, in each case in this clause (ii) in order to obtain, retain or direct business and while knowing or having a reasonable belief that all or some portion will be used for the purpose of (x) improperly influencing any act, decision or failure to act by anyone described in clauses (ii)(A)-(D) in his or her official capacity or (y) improperly inducing anyone described in clauses (ii)(A)-(D) to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity.

(b) None of the CC Parties, nor, to the Knowledge of CC, any director, officer, agent, employee, consultant, other Affiliate, or other Person associated with or acting on behalf of CC Parties (i) has paid or promised to pay, has given or promised to give, any remuneration or thing of value directly or indirectly to any board members, members, officers, employees or agents of a prospective investor that is a state, municipality, or other political entity, agency or subdivision (including any related pension fund) (the “Government Entity”), in connection with such Government Entity’s existing or potential investment in any Fund or Account including, but not limited to a finder’s fee, cash solicitation fee, or a fee for consulting, lobbying or otherwise; (ii) has made or promised to make any political contribution to any such Government Entity’s official (or a candidate to such office) or anyone in the decision-making chain of command able to influence such Government Entity’s decisions in connection with potential investment in any Funds or Accounts.

5.23 Privacy Policy. The CC Parties have a privacy policy (the “Privacy Policy”) regarding the collection and use of personally identifiable information (“Personal Information”), a true, correct and complete copy of which has been provided to CFI prior to the date hereof. Each of the CC Parties is in material compliance with all applicable Laws regarding the collection, use and protection of Personal Information and with the Privacy Policy, and to the Knowledge of CC, no Person has gained unauthorized access to or made any unauthorized use of any such Personal Information maintained by any CC Party. The CC Parties have reasonable security measures in place to protect Personal Information stored in their computer systems from unlawful use by any third party or any other use by a third party that would violate the Privacy Policy. The execution, delivery and performance of the Agreement and the Ancillary Documents and the consummation of the transactions contemplated thereby do not violate the Privacy Policy as it currently exists or as it existed at any time during which any Personal Information was collected or obtained by any CC Party. No material Proceeding is pending or, to the Knowledge of CC, threatened against any CC Party relating to the collection or use of Personal Information.

5.24 Client Notice. CC has notified in writing the existing Advisory Clients and Fund Clients of the transactions contemplated hereby and has offered to make itself available within normal business hours and with reasonable frequency to answer all questions in connection therewith.

5.25 No Other Representations or Warranties. The representations and warranties set forth in this Section 5 are the only representations and warranties made by the Contributors with respect to the matters relating to the transactions contemplated by this Agreement. Except as specifically set forth in this Agreement, neither the Contributors nor any of their respective Affiliates, nor any of their respective members, partners, stockholders, directors, officers, employees or agents will have or be subject to any Liability or indemnification obligation to CFI or OP or any other Person resulting from the transactions contemplated in this Agreement or the distribution to CFI, OP or their Representatives of, or OP or the CFI’s use of, any information relating to CC or any of its Affiliates, including any descriptive memoranda, summary business descriptions, financial forecasts, projections or models, or any information, documents or material made available to CFI or its Affiliates or Representatives, whether orally or in writing, in management presentations, functional “break-out” discussions, responses to questions submitted on behalf of CFI or OP or in any other form in expectation of the transactions contemplated by this Agreement.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF CFI AND OP

Except as (i) set forth in the Disclosure Letters delivered by CFI to CC concurrently with the execution of this Agreement (the “CFI Disclosure Letter”), and (ii) as disclosed in any report, schedule or document filed with or furnished to the SEC by CFI and made publicly available on the SEC’s EDGAR system as of the date of this Agreement (excluding any disclosures set forth in the financial statements and notes thereto included in such SEC filings and any information contained in any risk factor disclosure or in any cautionary language relating to forward-looking statements included in any such report, schedule or document or other statements that are similarly non-specific and predictive or forward-looking in nature), CFI and OP represent and warrant to the Contributors as set forth in this Section 6.

6.1 Organization and Qualification. CFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. OP is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of CFI and OP has all requisite corporate, company or other power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties, rights and assets. Each of CFI and OP is duly qualified as a foreign corporation or limited liability company or licensed to do business as a foreign entity in good standing in each jurisdiction where such qualification is necessary for the conduct of its business as currently conducted or where the nature or location of the properties, rights and assets owned, leased or operated by it requires such qualification or licensing, except where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a CFI Material Adverse Effect. The Organizational Documents of CFI and OP, copies of which have been provided or made available to CC, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

6.2 Authority; Board and Special Committee Approvals.

(a) Each of CFI and OP has the necessary corporate or company power and authority to execute and deliver this Agreement and any Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, subject (i) in the case of the Issuance, to the approval by the affirmative vote of (A) holders of at least a majority of the votes cast by holders of shares of CFI Common Stock represented in person or by proxy at a duly constituted meeting of CFI’s stockholders then outstanding and entitled to vote on the matter and (B) holders of at least a majority of the votes cast by holders of shares of CFI Common Stock represented in person or by proxy at a duly constituted meeting of CFI’s stockholders then outstanding and entitled to vote on the matter, excluding shares of CFI Common Stock beneficially owned by any of the CC Parties or their Affiliates (the “Requisite Issuance Stockholder Approvals”) and (ii) in the case of the Charter Amendment, to the approval by the affirmative vote of (A) holders of at least two-thirds of the shares of CFI Common Stock represented in person or by proxy at a duly constituted meeting of CFI’s stockholders then outstanding and entitled to vote on the matter and (B) holders of at least two-thirds of the shares of CFI Common Stock represented in person or by proxy at a duly constituted meeting of CFI’s stockholders then outstanding and entitled to vote on the matter, excluding shares of CFI Common Stock beneficially owned by any of the CC Parties or their Affiliates (the “Requisite Charter Amendment Stockholder Approvals” and, together with the Requisite Issuance Stockholder Approvals, the “Requisite CFI Stockholder Approvals”), in each case, in accordance with the Organizational Documents of CFI and applicable Laws.

(b) Each of the Special Committee and the CFI Board (acting upon the recommendation of the Special Committee) has duly (i) determined that this Agreement and the transactions contemplated hereby, including the Issuance and the Charter Amendment, are in the best interests of CFI and its stockholders, (ii) adopted and approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend that the holders of CFI Common Stock vote in favor of the Requisite CFI Stockholder Approvals (the “Recommendation”).

(c) The execution and delivery of this Agreement and the Ancillary Documents to which CFI or OP is a party and the performance by CFI and OP of the transactions contemplated by this Agreement and such Ancillary Documents have been duly and validly authorized by all necessary corporate, company or other action on the part of CFI and OP and no other corporate, company or other proceedings on the part of CFI or OP are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents to which CFI or OP is a party, other than the Requisite CFI Stockholder Approvals. This Agreement has been, and upon their execution the Ancillary Documents to which CFI or OP is a party will be, duly executed and delivered by CFI and OP and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by each other party thereto, constitute, and upon their execution such Ancillary Documents will constitute, valid and binding obligations of CFI and OP, as applicable, and enforceable against CFI and OP in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement or creditors’ rights generally and (ii) general equitable principles.

6.3 No Conflicts. Neither (i) the execution, delivery and performance of this Agreement and the Ancillary Documents by CFI or OP nor (ii) consummation of the transactions hereby or thereby shall (a) violate, conflict with or result in the breach of the Organizational Documents of CFI or OP; (b) conflict with or violate any Law applicable to CFI or OP or their respective properties, rights or assets; in the case of clause (b), as would not have or reasonably be expected to have, individually or in the aggregate, a CFI Material Adverse Effect.

6.4 Consents and Filings. No Consent or Permit of any Authority is required to be obtained or made by or with respect to CFI or OP in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents or the consummation of the transactions hereby or thereby, except for (i) the filings under the HSR Act and the other Consents set forth in Section 6.4 of CFI Disclosure Letter, (ii) the filing with the SEC of any reports or other documents that may be required under the Securities Act or the Exchange Act, (iii) the filing with the appropriate state Authorities of any required “blue sky” filing; or (iv) to the extent that the failure to obtain any such Consent would not, individually or in the aggregate, reasonably be expected to have a CFI Material Adverse Effect.

6.5 Capitalization.

(a) The authorized capital of CFI consists solely of 450,000,000 shares of CFI Common Stock, $0.01 par value per share, 50,000,000 shares of Preferred Stock, $0.01 par value per share (“CFI Preferred Stock”). As of December 19, 2014, (i) 109,633,841 shares of CFI Common Stock (including 674,635 restricted shares of CFI Common Stock outstanding under CFI’s 2011 Equity Incentive Plan and 2014 Equity Incentive Plan) were duly authorized, validly issued and outstanding and were fully paid and non-assessable, and no shares of CFI Common Stock were reserved for issuance under stock options or pursuant to outstanding warrants, (ii) 10,080,000 shares of 8.5% Series A Cumulative Redeemable Perpetual Preferred Stock of CFI, par value $0.01 per share (“CFI Series A Preferred Stock”) were duly authorized, validly issued and outstanding and were fully paid and non-assessable, (iii) 3,450,000 shares of 7.5% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (“CFI Series B Preferred Stock”) were duly authorized, validly issued and outstanding and were fully paid and non-assessable and (iv) other than as set forth in clauses (ii) and (iii) above, no other shares of CFI Preferred Stock were issued or outstanding. Except as set forth in Section 6.5(a) of CFI Disclosure Letter, except as would not be material to CFI and its Subsidiaries, taken as a whole, and except for this Agreement and any Ancillary Documents, there are no other options, warrants, calls, rights or other contracts to which CFI is a party or by which it may be bound, requiring it to issue or sell shares of its capital stock or any securities or other rights convertible into, or exchangeable for, any shares of its capital stock.

(b) As of the date of this Agreement, (i) no OP Common Units were issued and outstanding and (ii) no OP Preferred Units were issued or outstanding. Except as would not be material to CFI and its Subsidiaries, taken as a whole, none of the outstanding OP Common Units has been issued in violation of any preemptive or similar rights under applicable Law or OP’s Organizational Documents. CFI is the sole member of OP and on the date hereof and as of the date immediately prior to the Closing, is and will be the sole owner of the OP Common Units. On the date of this Agreement, except as would not be material to CFI and its Subsidiaries, taken as a whole and except for this Agreement and any Ancillary Documents, there are no options, warrants, calls, rights or other contracts to which CFI or OP is a party or by which either of them may be bound, requiring either of them to issue or sell any interests in OP or any securities or other rights convertible into, or exchangeable for, any interests in OP.

(c) The shares of CFI Class A Common Stock, shares of CFI Class B Common Stock and OP Common Units to be issued and conveyed by CFI or OP as Consideration pursuant to this Agreement and the Colony Mark Transfer Agreement (collectively, “Interests”) will, upon such issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable. Upon the Contribution by the Contributors to OP and the conveyance by CFI and OP of the Interests, in each case in the manner contemplated under this Agreement, the Contributors will acquire the beneficial and legal title to the Interests, free and clear of all Encumbrances except for the Encumbrances created pursuant to this Agreement, the Ancillary Documents and for restrictions on transfer imposed under federal and state securities Laws and the Organizational Documents of CFI or OP.

6.6 Proxy Statement. The Proxy Statement will not at the time it is mailed to the stockholders of CFI contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, CFI makes no representation or warranty with respect to any information supplied in writing by or on behalf of the Contributors that is contained in the Proxy Statement or any amendment or supplement thereto. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

6.7 Opinion of Financial Advisor. The Special Committee has received the opinion of Morgan Stanley & Co. LLC, dated as of the date hereof, to the effect that, as of such date and based upon and subject to the matters set forth therein, the Consideration to be paid pursuant to this Agreement is fair, from a financial point of view, to CFI. A copy of such opinion has been made available to CC, solely for informational purposes.

6.8 REIT Qualification; Investment Company Act. For each taxable year commencing with its taxable year ended December 31, 2009, through its taxable year ended December 31, 2013, CFI has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust within the meaning of Code Section 856 (“REIT”) and has satisfied all requirements to qualify as a REIT for such years. CFI has not taken any action (or omitted to take any action) that would cause CFI to fail to qualify as a REIT for the taxable year ended December 31, 2014. Neither CFI nor any of its Subsidiaries is, or at the Closing will be, required to be registered as an investment company under the Investment Company Act.

6.9 Fees and Expenses of Brokers. Other than Morgan Stanley & Co. LLC, neither CFI nor any of its Subsidiaries has employed any broker, finder or financial advisor, or incurred any Liability for any brokerage fee or commission, finder’s fee or financial advisory fee, in connection with the transactions contemplated hereby.

6.10 No Other Representations or Warranties. The representations and warranties set forth in this Section 6 are the only representations and warranties made by CFI and OP with respect to the matters relating to the transactions contemplated by this Agreement. Except as specifically set forth in this Agreement, neither CFI, OP or any of their Affiliates, nor any of their respective members, partners, stockholders, directors, officers, employees or agents will have or be subject to any Liability or indemnification obligation to any Contributor or any other Person resulting from the transactions contemplated in this Agreement or the distribution to the Contributors or their respective Representatives of, or any Contributor’s use of, any information relating to CFI, OP, or any of their Affiliates, including any descriptive memoranda, summary business descriptions, financial forecasts, projections or models, or any information, documents or material made available to any Contributor or its respective Affiliates or Representatives, whether orally or in writing, in management presentations, functional “break-out” discussions, responses to questions submitted on behalf of any Contributor or in any other form in expectation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, no representation or warranty of CFI and OP contained in this Agreement shall be deemed to have been breached or to be inaccurate if CC had Knowledge of such breach or inaccuracy as of or prior to the date of this Agreement.

SECTION 7. OTHER COVENANTS AND AGREEMENTS

7.1 Public Announcement. The parties hereto shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or any of the Ancillary Documents or the transactions contemplated hereby or thereby and shall not issue any such press release or written public statement prior to review and approval by CC and CFI, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or public statement, prior review and approval would prevent the timely dissemination of such release or announcement in violation of any applicable Law.

7.2 Conduct of Business of CC. Except (a) as set forth in Section 7.2 of the CC Disclosure Letter, (b) as expressly contemplated by this Agreement or any Ancillary Documents, or (c) where required by applicable Law, from the date of this Agreement until the Closing, unless CFI shall otherwise consent in writing (which consent may not be unreasonably withheld, conditioned or delayed), CC shall, and shall cause NewCo and each of the other CC Parties (in respect of the CC Contributed Business) to, use commercially reasonable efforts to (i) conduct the CC Contributed Business in all material respects in the Ordinary Course of Business, (ii) preserve intact its business organization, (iii) maintain its relationships with clients, suppliers, vendors, service providers, and other third parties and Authorities and (iv) keep available the services of its officers and employees. In addition to, and without limiting the generality of, the foregoing, from the date of this Agreement to the Closing or earlier termination of this Agreement, except (A) as set forth in Section 7.2 of the CC Disclosure Letter, (B) as contemplated by this Agreement (including in preparation of the transactions contemplated hereby, including in connection with the transfer of any CC Contributed Assets to CCH) or any Ancillary Documents, (C) where required by applicable Law or the terms of any existing Contract or (D) as may relate to the CC Retained Assets or the CC Retained Liabilities, CC and NewCo agree that they shall not and shall cause, as applicable, each of the other CC Parties (in respect of the CC Contributed Business) not to, without the prior written consent of CFI (or, in the case of clause (i) below, the consent of the Compensation Committee of CFI), which shall not be unreasonably withheld or delayed:

(a) amend the Organizational Documents of any Subject Entity;

(b) issue any equity interest in any Subject Entity or grant any rights with respect thereto (but not including any equity interest or “promote” issued in connection with investments as required by the terms of any applicable CC Assigned Contract in effect on the date hereof);

(c) enter into any Contract with respect to, or consummate, any acquisition, in any manner including by merging or consolidating or effecting any business combination, of any other Person or business, any division thereof, any material portion of the assets thereof, or any equity interests therein;

(d) sell, pledge, dispose of, transfer, lease, license or encumber any material property or assets that would otherwise be CC Contributed Assets;

(e) reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any equity interest of any Subject Entity;

(f) make any loans, advances or capital contributions to, or investments in, any other Person (other than any wholly-owned Subsidiary of CC Holdings, CC or CCH) other than in the Ordinary Course of Business (but in no event involving the payment of an amount in excess of $10,000,000 individually or $25,000,000 in the aggregate);

(g) institute, settle, or agree to settle any litigation, investigation, proceeding, or other claim pending or threatened before any arbitrator, court or other Government Entity in any manner other than in the Ordinary Course of Business (but in no event involving the payment of an amount in excess of $4,000,000 individually or $15,000,000 in the aggregate);

(h) assign or license any material Intellectual Property owned by any CC Party to any third party;

(i) (i) increase the salary, base wage rate or other compensation (other than year-end bonuses or other discretionary year-end compensation), of any employee of a Subject Entity, except to the extent that any such increases are in the Ordinary Course of Business, (ii) accelerate the time of payment or vesting of any compensation or benefits due to any such individuals; (iii) adopt, enter into, materially amend or terminate any Contributed Benefit Plan (or any arrangement that would be a Contributed Benefit Plan if in effect on the date hereof), (iv) hire or make an offer of employment to any individual to become employed by any Subject Entity, other than in the Ordinary Course of Business, or (v) terminate the employment of any employee of any Subject Entity, other than in the Ordinary Course of Business;

(j) modify or amend in any material respect, or waive any material right under or terminate any Material Contract in a manner that would adversely and materially impact the economic benefits derived by CC under such Material Contract absent such modification, amendment or waiver, or enter into any Contract that would have been a Material Contract if in effect on the date hereof, in each case other than in the Ordinary Course of Business;

(k) modify or amend in any material respect the fee provisions of, or waive any material right to receive fees under, or terminate prior to liquidation of any such Fund, any Fund Agreement, in each case other than in the Ordinary Course of Business;

(l) make any change in accounting policies or procedures used by it relating to the Subject Entities, except as required by GAAP or an Authority or consistent with changes made by CC in respect of its other businesses;

(m) allow the lapse or termination of policies of insurance covering its respective insurable assets and business that are related to the CC Contributed Assets;

(n) create any Encumbrances, other than Permitted Encumbrances, on the CC Contributed Assets, including granting any licenses under the Transferred Intellectual Property to any Third Parties;

(o) (i) make, change or revoke any material Tax election, (ii) change any Tax accounting period or any material method of Tax accounting, (iii) amend any material Tax Return or file any claim for a material Tax refund, (iv) enter into any “closing agreement” within the meaning of Section 7121(a) of the Code (or any similar provision of state, local or foreign Law), or (v) settle or compromise any material Tax claim or Tax Proceeding or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability; or

(p) agree or commit to do any of the foregoing.

7.3 Conduct of Business of CFI. Except (a) as set forth in Section 7.3 of CFI Disclosure Letter, (b) as expressly contemplated by this Agreement or any Ancillary Documents, (c) for any actions taken by CFI at the direction or recommendation of CFI Manager (or CFI management through CFI Manager), in its capacity as manager pursuant to the CFI Management Agreement, or (d) where required by applicable Law, from the date of this Agreement until the Closing, unless CC shall otherwise consent in writing (which consent may not be unreasonably withheld, conditioned or delayed), CFI shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (i) conduct business in all material respects in the Ordinary Course of Business, (ii) preserve intact its business organization, (iii) maintain its relationships with clients, suppliers, vendors, service providers, and other third parties and Authorities, and (iv) keep available the services of its officers and employees. In addition to, and without limiting the generality of, the foregoing, from the date of this Agreement to the Closing or earlier termination of this Agreement, except (A) as set forth in Section 7.3 of CFI Disclosure Letter, (B) as contemplated by this Agreement or any Ancillary Documents, (C) for any actions taken by CFI at the direction or recommendation of CFI Manager (or CFI management through CFI Manager), in its capacity as manager pursuant to the CFI Management Agreement, or (D) where required by applicable Law or the terms of any existing Contract, CFI agrees that it shall not and shall cause each of its Subsidiaries not to, without the prior written consent of CC, which shall not be unreasonably withheld or delayed:

(a) amend the Organizational Documents of CFI or OP (whether by merger, consolidation or otherwise); provided that any amendment to its Organizational Documents to increase the authorized number of shares of any class or series of the capital stock of CFI shall in no way be restricted by the foregoing;

(b) adopt or publicly propose a plan of complete or partial liquidation, restructuring, recapitalization or other reorganization, or resolutions providing for or authorizing such a liquidation, dissolution, restructuring, recapitalization or other reorganization;

(c) authorize or pay any dividends on or make any distribution with respect to its outstanding shares of the capital stock (whether in cash, assets, stock or other securities of CFI or its Subsidiaries), except (i) regular quarterly cash dividends by CFI at a rate not in excess of the greatest of (A) $0.42 per share of CFI Common Stock, or (B) dividends or distributions not to exceed 115% of CFI’s taxable income plus depreciation for a taxable year, (ii) dividends or distributions in such amount as is necessary for CFI to maintain its status as a REIT or to avoid income tax and excise tax under the Code; (iii) dividends in respect of the 8.5% Series A Cumulative Redeemable Perpetual Preferred Stock and the 7.5% Series B Cumulative Redeemable Perpetual Preferred Stock of CFI in accordance with their respective terms; (iv) dividends and distributions paid or made on a pro rata basis by Subsidiaries of CFI; or (v) by a wholly owned Subsidiary of CFI to CFI or another wholly owned Subsidiary of CFI;

(d) take any action or omit to take any action that would adversely affect its qualification as a real estate investment trust within the meaning of Section 856 of the Code; or

(e) agree, resolve or commit to do any of the foregoing.

7.4 CFI Management Agreement. Notwithstanding anything to the contrary set forth in this Agreement, nothing herein shall, prior to the Closing, be deemed to amend or modify the terms of the CFI Management Agreement or restrict the CFI Manager from operating the day-to-day operations of the businesses as contemplated therein.

7.5 Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, Transfer Taxes imposed on the transfer of the CC Contributed Assets and the CFI Contributed Assets pursuant to this Agreement or the entering into of this Agreement shall be borne 50% by CC and 50% by CFI. CFI will prepare and file all Tax Returns with respect to such Transfer Taxes.

7.6 Amendment of Certificates.

(a) To the extent required by applicable Law, on or prior to the Closing Date, CC shall execute, effective as of the Closing Date, in connection with the transfer of CC Contributed Entities as contemplated hereunder an appropriate amendment to the applicable Organizational Documents of each CC Contributed Entity as necessary to give effect to the transfer of the CC Contributed Entities as contemplated hereunder. CC shall execute, or cause to be executed, and cause to be filed each such amendment required to be filed with the appropriate authority in any jurisdiction in which such filing is required.

(b) On the Closing Date, CFI shall file or cause to be filed the Charter Amendment with the State Department of Assessments and Taxation of Maryland.

(c) On the Closing Date, CFI shall file or cause to be filed the Certificate of Amendment of the Certificate of Formation of OP with the Secretary of State of Delaware, to change OP’s name to “Colony Capital Operating Company, LLC.”

7.7 Retention of and Access to Records. From and after the Closing Date, CFI will retain the CC Transferred Books and Records for at least five years or for such longer period as may be required by Law or any applicable court order. During normal business hours and upon reasonable prior notice, each of CFI and CC will provide the other and the other’s Affiliates and Representatives with the right to examine and make copies of the CC Transferred Books and Records and any retained books and records, respectively, for any reasonable purpose relating to their respective businesses, including in connection with the preparation or examination of Tax Returns, response to Tax audits, making of any regulatory filings, preparation or examination of financial statements and the conduct or defense of any litigation or dispute resolution.

7.8 Preparation of the Proxy Statement; CFI Stockholders Meeting.

(a) As promptly as reasonably practicable following the execution of this Agreement, CFI shall prepare and file a proxy statement in preliminary form and related materials with respect to the transactions contemplated hereby, including the Issuance and the Charter Amendment (together with all amendments and supplements thereto, the “Proxy Statement”). Subject to Section 7.9, CFI, through the CFI Board and the Special Committee, shall include the Recommendation in the Proxy Statement and use reasonable best efforts to solicit Requisite CFI Stockholder Approvals. Except as may be required by Law, no filing of, or amendment or supplement to, the Proxy Statement shall be made by CFI without first providing CC and its counsel reasonable opportunity to review and comment thereon and, consider in good faith, acting reasonably, such comments prior to such filing. Thereafter, CFI shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC. The parties shall cooperate with each other in the preparation of the Proxy Statement, and CFI shall promptly advise CC after it receives oral or written notice thereof, of the time when the Proxy Statement has been cleared or any supplement or amendment has been filed, or any oral or written request by the SEC for an amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and shall promptly provide CC with copies of any written communication from the SEC or any state securities commission. CFI will respond as promptly as reasonably practicable to any comments that CFI or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement and use its reasonable best efforts to cause the Proxy Statement to be disseminated to the stockholders of CFI in definitive form as promptly as reasonably practicable, as and to the extent required by applicable Law.

(b) CFI shall establish a record date for and cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of obtaining Requisite CFI Stockholder Approvals (such meeting, the “CFI Stockholders Meeting”). Subject to applicable Law and Section 7.9, CFI shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the Issuance and the Charter Amendment and to secure Requisite CFI Stockholder Approvals, including by using its reasonable best efforts, in accordance with applicable Law and the Organizational Documents of CFI, to convene a CFI Stockholders Meeting as promptly as reasonably practicable. CFI will keep CC updated with respect to proxy solicitation results as reasonably requested by CC.

(c) If, at any time after the mailing of the definitive Proxy Statement and prior to CFI Stockholders Meeting, any event should occur that, in the opinion of counsel to CC or CFI, results in the Proxy Statement containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or that otherwise should be described in an amendment or supplement to the Proxy

Statement, the parties shall promptly notify each other of the occurrence of such event and then CFI shall promptly prepare (with the cooperation of CC), file and clear with the SEC such amendment or supplement that CFI determines to be necessary or advisable and CFI shall, as may be required by the SEC, mail to its stockholders each such amendment or supplement.

7.9 Change of Recommendation.

(a) Except as expressly permitted by this Section 7.9, neither the CFI Board nor any committee thereof (including the Special Committee) shall (i) withhold, withdraw, modify or qualify (in a manner adverse to CC), or publicly propose to do any of the foregoing, the Recommendation or (ii) fail to include the Recommendation in the Proxy Statement (any such action being referred to as a “Change of Recommendation”).

(b) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Requisite CFI Stockholder Approvals are obtained, the Special Committee may effect a Change of Recommendation (in which case the CFI Board shall effect a corresponding Change of Recommendation), if, and only if:

(i) the CFI Board or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law and CFI shall have complied with all of its obligations under this Section 7.9;

(ii) CFI shall have provided prior written notice to CC, at least three Business Days in advance, that the CFI Board or the Special Committee intends to effect a Change of Recommendation, which notice shall specify, in reasonable detail the basis for the Change of Recommendation;

(iii) after providing such notice and prior to the Special Committee and the CFI Board effecting such Change of Recommendation, CFI shall, and shall cause its Representatives to, negotiate with CC in good faith (to the extent CC desires to negotiate) during such three Business Day period to make such adjustments in the terms and conditions of this Agreement as would permit the Special Committee and the CFI Board not to effect a Change of Recommendation; and

(iv) the Special Committee shall have considered in good faith any changes to this Agreement that may be offered in writing by CC no later than 5:00 PM Eastern time on the third Business Day of such three Business Day period in a manner that would form a binding contract if accepted by CFI and shall have determined, after consultation with its financial advisor and outside legal counsel, that failure of the CFI Board or the Special Committee to effect a Change of Recommendation would continue to be inconsistent with the directors’ fiduciary duties under applicable Law, if such changes were to be given effect; provided that in the event of any material change in the circumstances giving rise to the Change of Recommendation, CFI shall be required to deliver a new written notice to CC and to comply with the requirements of this Section 7.9 with respect to such new written notice, except that in such case the three Business Day period referenced to in Section 7.9(b)(ii) and (iii) shall be two Business Days.

7.10 Reasonable Best Efforts; Expenses.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each of the parties hereto shall use its respective reasonable best efforts to comply as promptly as practicable with any other Laws of any Authority that are applicable to any of the transactions contemplated hereby or by the Ancillary Documents to which it is a party and pursuant to which any consent, approval, order or authorization of, or registration, declaration or filing with, any Authority or any other Person in connection with such transactions is necessary. Without limiting the foregoing, as soon as reasonably practicable and in any event within 15 Business Days (or such longer period as the parties may mutually agree) following the execution and delivery of this Agreement, CFI and CC will each file a Notification and Report Form and related material with the United States Federal Trade Commission and the Antitrust Division of the Department of Justice under the HSR Act. The parties will each use its respective reasonable best efforts, and will cooperate with each other, to cause the waiting period under the HSR Act to expire or terminate.

(b) Each of the parties hereto shall use its respective reasonable best efforts to obtain or give, as promptly as practicable, any other consent, approval or notice required to be obtained from or given to any Third Party in order to consummate the transactions contemplated by this Agreement and the Ancillary Documents.

(c) The parties each shall furnish to the others such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing, registration or declaration which is necessary under any Laws. The parties shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Authority (or other Person regarding any of the transactions contemplated by this Agreement or the Ancillary Documents) in respect of any such filing, registration or declaration, and shall use their respective reasonable best efforts to comply promptly with any such inquiry or request (and, unless precluded by Law, provide copies of any such communications that are in writing).

(d) Subject to the terms and conditions of this Agreement, each party shall use its respective reasonable best efforts to cause the Closing to occur as promptly as practicable following the date hereof, including by defending against any Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, and seeking to have any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Authority that is not yet final and nonappealable, vacated or reversed.

(e) CFI shall have the responsibility for, and pay, the costs of all filing fees associated with the filings and notifications with, and consents by, Authorities in connection with the transactions contemplated by this Agreement, including any HSR Act filings or similar filings.

7.11 Directors’ and Officers’ Indemnification Insurance and Covered Persons.

(a) For a period of six years after the Closing Date, except as otherwise required by Law, CFI shall cause the Organizational Documents of NewCo, and will not take any action to cause the Organizational Documents of CRP, to contain provisions relating to the exculpation, indemnification or advancement of expenses of any current or former officers and directors that are no less favorable to such Persons than those contained in the Organizational Documents of CC or CRP (as the case may be) and CFI as in effect on the date hereof; provided, that, any current or former officers and directors shall be entitled to exculpation, indemnification and advancement of expenses to the fullest extent permitted by applicable Law for any acts or omissions that occurred on or prior to the Closing Date, notwithstanding the terms of indemnification and expense reimbursement applicable to such Persons that were in effect at the time of the act or omission in question. In addition, for a period of six years after the Closing Date, CFI shall not, and shall not permit NewCo or any Subject Entity to, amend, repeal or modify any provision in NewCo’s or such Subject Entity’s Organizational Documents relating to the exculpation, indemnification or advancement of expenses of any current or former officers and directors (including the provisions contemplated by the immediately preceding sentence) unless required to do so by Law.

(b) At or prior to the Closing Date, CFI shall, or shall cause OP to, purchase a “tail” insurance policy with respect to the existing directors’ and officers’ liability insurance coverage for directors and officers of NewCo and Subject Entities (and former directors and officers of the Retained Entities to the extent such conduct related to the management of the CC Contributed Business) (the “D&O Tail”) that shall provide such directors and officers with coverage for six (6) years following the Closing Date (including with respect to acts or omissions occurring in connection with the transactions contemplated hereby); provided, that CFI shall not be obligated to purchase any policy with a cost in excess of 250% of CC’s annual premium for 2014 for such existing directors’ and officers’ liability insurance. CFI shall, or shall cause OP to, maintain the D&O Tail in full force and effect during the six (6) year period following the Closing Date.

(c) For a period of six years after the Closing Date, CFI shall indemnify and hold harmless the Covered Persons (as defined in the CFI Management Agreement) to the same extent (including with respect to any advancement of expenses) as provided in the CFI Management Agreement as in effect immediately prior to the Closing for any acts or omissions occurring on or prior to the Closing Date which provisions shall be deemed to survive notwithstanding any termination of such CFI Management Agreement.

(d) In the event that CFI or OP (following the Closing) or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of CFI or OP, as the case may be, shall succeed to the obligations set forth in this Section 7.11. The provisions of this Section 7.11 are intended for the benefit of, and will be enforceable by, each current and former officer, director or similar functionary of NewCo and each Subject Entity (including any Covered Person (as defined in the CFI Management Agreement)) and his or her heirs and representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have had by contract or otherwise.

7.12 Modification of Existing Restrictions on Transfer and Ownership of Shares. CFI and the OP shall use commercially reasonable efforts to take actions necessary to cause the Organizational Documents of any entity in which the OP has a direct or indirect interest to not restrict or prohibit the Issuance and ownership of the New Units or shares of CFI Common Stock (or, following the Charter Amendment, CFI Class A Common Stock or CFI Class B Common Stock) by CC and/or its direct or indirect owners, other than any restriction or prohibition contemplated by the Organizational Documents of CFI, this Agreement or the Ancillary Documents.

7.13 Section 704(c) Method; Cooperation. CFI and the Contributors agree that OP will use the “traditional method without curative allocations” as defined in Treasury Regulation Section 1.704-3(b) with respect to the assets contributed by the Contributors to OP. After the Closing Date, the Contributors and CFI shall (and shall cause their respective Affiliates to) assist the other party in preparing any Tax Returns preparing for and conducting any audits of, or disputes with Taxing Authorities regarding, any Tax Returns of the Company or any of its Subsidiaries, make available to the other party and to any Taxing Authority as reasonably requested all information, records, and documents relating to Taxes.

7.14 Section 16 Filings. In connection with the Closing, CFI shall assist each Person who receives or will receive (directly or beneficially) shares of CFI Class A Common Stock or CFI Class B Common Stock and/or New Units as a result of the transactions contemplated in this Agreement or any Ancillary Documents in the preparation and filing of any forms or schedules required to be filed under Section 16 of the Exchange Act as may be applicable.

7.15 Registered Investment Advisers. CC and CFI shall, promptly after the date hereof, prepare and file Form ADV and other forms or schedules required to be filed in order to register a wholly owned Subsidiary of NewCo with the SEC as an investment adviser under the Investment Advisers Act of 1940.

7.16 Termination of Agreements. CC and CFI shall cause the following agreements to be terminated as of the Closing: (i) Investment Allocation Agreement, among CC, CFI Manager, and CFI, (ii) Investment Advisory Agreement, between CC and CFI Manager, (iii) Secondment Agreement, among Darren J. Tangen, CFI and CC and (iv) License Agreement, by and between New Colony Investors, LLC and CFI.

7.17 Expenses and Closing Share Consideration. The payment of up to (but not in excess of ) $25,000,000 of the Closing Share Consideration shall be treated as a reimbursement for preformation capital expenditures under Treasury Regulation Section 1.707-4(d); provided, however, that such treatment be required only to the extent that CC provides information reasonably satisfactory to CFI accountants with respect to such expenses. Each party hereto agrees to report such payments consistently with the foregoing on all applicable Tax Returns except as required by Law.

7.18 Liability Allocation. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of OP within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in OP profits shall be equal to such Holder’s Percentage Interest (as defined in the OP LLC Agreement) with respect to Membership Common Units. OP shall maintain on a continuous basis during the five-year period beginning on the Closing Date an amount of liabilities payable or owed to third parties that are not guaranteed by CFI or a related party of CFI (other than OP, any Subsidiary or Affiliate of OP, any Contributor or Affiliate thereof, or any joint venture or other entity in which OP owns a direct or indirect interest) and not otherwise recourse to CFI in an amount that is at least equal to $350,000,000. For purposes of the prior sentence, (liabilities shall include (A) any liabilities owed by any joint venture or other entity in which OP owns a direct or indirect interest, to the extent of such interest and (B) liabilities incurred under the Credit Agreement, dated August 6, 2013, as amended by the First Amendment, as dated January 29, 2014, and the Second Amendment, as dated December 12, 2014 among CFI, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders (the “Credit Agreement”), but only to the extent the REIT Guaranty (as defined in the Credit Agreement) has been amended in the manner described in the proviso contained in the definition of “REIT Guaranty”, and in such case, the REIT Guaranty shall not be treated as a guaranty by CFI or as causing such liability to be recourse to CFI. OP shall elect to allocate excess nonrecourse liabilities to CC to the maximum extent permitted under the “additional method” described in Regulations Section 1.752-3(a)(3) as regards to the amount of built-in gain allocated to a Member on section 704(c) property. Notwithstanding the above, the requirements of this Section 7.18 shall be treated as having been satisfied at any given time so long as $50,000,000 of liabilities are allocated to CC and/or directly or indirectly to Thomas J. Barrack, Jr. in accordance with Section 752 of the Code and the Regulations at such time.

7.19 Amendment to Form ADV. CFI shall, or shall cause CRP to, file with the SEC, promptly after the Closing, an amendment to the Form ADV of CRP, to reflect its ownership change.

7.20 NYSE. CFI shall submit (reasonably prior to the Closing, to be effective at Closing) to the NYSE a listing application covering the shares of CFI Class A Common Stock issuable under this Agreement or issuable upon exchange of OP Common Units under the OP LLC Agreement, and shall use reasonable best efforts to cause such shares of CFI Class A Common Stock to be approved for issuance on the NYSE, in each case subject to official notice of issuance, prior to the Closing Date.

7.21 Certain Management Agreements. The Parties acknowledge that the Parties will use their reasonable best efforts to cause employment agreements and restrictive covenant agreements between CFI and the Required Individuals to be entered into at or prior to (but effective as of) the Closing, on substantially the terms set forth in Section 7.21 of the CC Disclosure Letter.

7.22 Actions Relating to the Initial Resale Registration Statement.

(a) CFI shall use best efforts to file the Initial Resale Registration Statement (as defined in the Registration Rights Agreement) by or at Closing and have such Initial Resale Registration Statement declared effective by the SEC.

(b) Without limiting CFI’s obligations in Section 7.22(a) above, in the event that the Initial Resale Registration Statement has not been declared effective by the SEC on the date that is five Business Days prior to the anticipated Closing Date, (i) CC shall provide written notice (“Share Retention Notice”) to CFI of the percentage of New Shares and corresponding number of New Shares to be retained by CFI to satisfy any Tax obligations of Richard B. Saltzman in respect of the New Shares; (ii) CFI shall retain from New Shares to be delivered to CC pursuant to Section 3.3(b)(ii) a number of New Shares as specified in the Share Retention Notice, as the same may be updated by CC prior to Closing to reflect changes to the Disbursement Schedule and the Estimated Closing Statement in accordance with Section 3.2(b) between the date of the Share Retention Notice and the Closing Date; and (iii) CFI shall, within 30 days following the Closing (or promptly following the Closing, and in any event on or prior to the applicable due date, if Richard B. Saltzman is obligated to pay Tax in respect of the New Shares prior to the 30th day following the Closing), pay an amount in cash to the applicable federal and state taxing authorities equal to the number of New Shares so retained multiplied by the closing price of CFI Common Stock on the Closing Date; provided that any amount so paid to such taxing authorities shall be treated for all purposes of this Agreement as having been paid to Richard B. Saltzman; provided, further that if the Initial Resale Registration Statement is declared effective by the SEC by the earlier of (x) the 30th day following the Closing and (y) the fifth Business Day prior to the applicable due date, then CFI shall deliver to CC the New Shares retained under clause (ii) in lieu of the cash to be paid under clause (iii).

7.23 Limited Use of Colony Name.

(a) Effective as of the Closing Date and continuing for six (6) months following the Closing Date, OP (or the Subsidiary to which the Colony Mark is transferred pursuant to the Colony Mark Transfer Agreement) hereby grants to CC and its Subsidiaries a non-exclusive license to use the Colony Mark in substantially the same manner as CC and its Subsidiaries used the Colony Mark prior to the Closing Date. During such six (6) month period, CC shall and shall cause its Subsidiaries to (a) take such steps and file such documents with Governmental Entities as are necessary to change the corporate name of CC (and any Subsidiary of CC that incorporates the Colony Mark) to a name that does not include the Colony Mark and (b) take such steps as are otherwise necessary to cease using the Colony Mark by the end of such six (6) month period. Nothing in this Section 7.23(a) shall limit the rights granted to CC pursuant to Section 7.23(b) below.

(b) Effective as of the Closing Date, OP (or the Subsidiary to which the Colony Mark is transferred pursuant to the Colony Mark Transfer Agreement) hereby grants to CC and its Subsidiaries a non-exclusive license to use the Colony Mark in the name of each Subject Fund, the general partner of each Subject Fund and related entities which have invested directly or indirectly in such Subject Fund. The foregoing license shall continue with respect to each Subject Fund and such other parties until the date on which the investment management agreement to which the Subject Fund’s general partner is party is terminated in accordance with its terms.

SECTION 8. CONDITIONS

8.1 Conditions to Each Party’s Obligations. The respective obligations of each party to effect the Closing shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

(a) All consents and approvals of any Person required for the consummation of the transactions contemplated by this Agreement set forth on Section 8.1(a) of the CC Disclosure Letter shall have been obtained.

(b) The waiting period (and any extension thereof) under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

(c) No Law shall have been enacted, entered, or promulgated by an Authority after the date hereof that prohibits or makes illegal the consummation of the transactions contemplated by this Agreement. No Order preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

(d) The Requisite CFI Stockholder Approvals shall have been obtained.

(e) A wholly owned Subsidiary of NewCo shall have been registered with the SEC as an investment adviser under the Investment Advisers Act of 1940.

(f) The transfer of the Colony Mark, the issuance of the CFI Class A Common Stock and the issuance of the CFI Class B Common Stock pursuant to the Colony Mark Transfer Agreement shall have been consummated, or shall be consummated concurrently with the Closing.

8.2 Conditions to Obligations of CFI and OP. The obligations of CFI and OP to effect the Closing shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following additional conditions:

(a) The representations and warranties of the Contributors set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties are expressly limited to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality or CC Material Adverse Effect or similar qualifiers set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a CC Material Adverse Effect; provided that the representations and warranties of CC set forth in (i) with respect to the Contributors and NewCo only, Section 5.1 (Organization and Qualification), (ii) Section 5.2 (Authority; Approvals), (iii) Section 5.3 (CC Contributed Interests), (iv) with respect to the Contributors and NewCo only, Section 5.5(ii)(a) (No Conflicts); and Section 5.15 (Fees and Expenses of Brokers) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date; provided, further, that the representations and warranties of the Contributors set forth in Section 5.4 (Title; NewCo) shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

(b) Each of the Contributors shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing.

(c) Since the date of this Agreement, no event, circumstance or change shall have occurred, that individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably would be expected to have, a CC Material Adverse Effect.

(d) The CC Pre-Closing Contribution shall have been completed, other than with respect to (i) obtaining any Consents relating to the CC Contributed Assets (which, for the avoidance of doubt, shall be addressed following Closing in the manner contemplated by Section 2.3) and (ii) effecting any Transfer Documents under local Laws pursuant to Section 2.4.

(e) CFI shall have received the documents listed in Section 4.2(a).

(f) Each of the Required Agreements has been entered into (if not already entered into as of the date hereof) and remains in full force and effect as of the Closing Date and none of the individuals party to a Required Agreement shall have repudiated his respective Required Agreement, or have conducted themselves in a manner that would constitute “Cause” under his respective Employment Agreement, had such conduct been engaged in immediately following Closing, nor has any employee party to a Required Agreement died or become permanently disabled.

(g) At least four of the Required Individuals have entered into employment agreements and restrictive covenant agreements with CFI substantially on the terms set forth in Section 7.21 of the CC Disclosure Letter, and such agreements remain in full force and effect as of the Closing Date.

8.3 Conditions to Obligations of the Contributors. The obligations of the Contributors to effect the Closing shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following additional conditions:

(a) The representations and warranties of CFI and OP set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties are expressly limited to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality or CFI Material Adverse Effect or similar qualifiers set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a CFI Material Adverse Effect; provided that the representations and warranties of CFI and OP set forth in Section 6.1 (Organization and Qualification), Section 6.2 (Authority; Board and Special Committee Approvals), Section 6.3(a) (No Conflicts) and Section 6.9 (Fees and Expenses of Brokers) shall be true and correct in all respects as of the Closing Date as though made on as of the Closing Date.

(b) Each of CFI and OP shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing.

(c) Since the date of this Agreement, no event, circumstance or change shall have occurred, that individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably would be expected to have, a CC Material Adverse Effect.

(d) The CFI Pre-Closing Contribution shall have been completed, other than with respect to (i) obtaining any Consents relating to the CFI Contributed Assets (which, for the avoidance of doubt, shall be addressed following Closing in the manner contemplated by Section 2.3) and (ii) effecting any Transfer Documents under local Laws pursuant to Section 2.4.

(e) The shares of CFI Class A Common Stock issuable pursuant to this Agreement and issuable upon exchange of OP Common Units under the OP LLC Agreement shall have been approved for listing on the NYSE subject to official notice of issuance.

(f) CC shall have received the documents listed in Section 4.2(b).

SECTION 9. TERMINATION; EFFECT OF TERMINATION

9.1 Termination. This Agreement and the transactions contemplated herein may be terminated at any time prior to the Closing,

(a) By mutual consent of CC and CFI;

(b) By either CC or CFI if:

(i) there shall be any Law enacted, entered or promulgated by an Authority after the date hereof that makes the consummation of the Closing illegal or otherwise prohibited or any Order of any Authority having competent jurisdiction enjoining the parties from consummating the Closing shall have been entered and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party who fails to use commercially reasonable efforts to resist, resolve or lift, as applicable, such Law or Order;

(ii) the Closing has not occurred by September 30, 2015, or such later date as the parties may otherwise agree in writing; provided, however, the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to any party whose action or failure to act has been the cause of or resulted in the Closing not occurring on such date;

(iii) if there shall have been a breach by the other party of any of the representations, warranties, covenants or obligations contained herein, which breach would result in the failure to satisfy any condition set forth in Section 8.2(a) or Section 8.2(b) (in the case of a breach by Contributors), or Section 8.3(a) or Section 8.3(b) (in the case of a breach by CFI or OP), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 calendar days after written notice thereof shall have been received by the Party alleged to be in breach;

(iv) prior to receipt of the Requisite CFI Stockholder Approvals the Special Committee shall have effected a Change of Recommendation; or

(v) if the Requisite CFI Stockholder Approvals shall not have been obtained at the CFI Stockholders Meeting.

9.2 Effect of Termination.

(a) No termination of this Agreement pursuant to Section 9.1 shall be effective until written notice thereof is given to the non-terminating party or parties specifying the provision hereto pursuant to which such termination is made. If validly terminated pursuant to Section 9.1, this Agreement shall forthwith become void, and there shall be no further obligations on the part of any party hereto, except as set forth in this Section 9.2 (Effect of Termination), Section 10 (Survival and Indemnification), and Section 11 (Miscellaneous Provisions), which shall remain in full force and effect; provided, however, that nothing in this Section 9.2 shall relieve any party from liability for fraud or any willful breach occurring prior to termination of this Agreement.

(b) If this Agreement is terminated pursuant to Section 9.1(b)(iv), within the later of three Business Days after such termination or two Business Days following receipt of invoices therefor and other documentation reasonably requested by CFI, CFI shall pay to CC, by wire transfer of immediately available funds to one or more accounts designated in writing by CC, the lesser of (i) the amount of the CC Transaction Expenses and (ii) $15,000,000.

SECTION 10. SURVIVAL AND INDEMNIFICATION

10.1 Survival. All representations and warranties contained in this Agreement will survive the Closing until the 18-month anniversary of the Closing Date; provided that the representations and warranties set forth in (and any claim arising from an inaccuracy or breach of) Section 5.1 (Organization and Qualification), Section 5.2 (Authority; Approvals), Section 5.3 ( CC Contributed Interests), Section 5.4 (Title; NewCo), Section 5.5(a) (No Conflicts); Section 5.15 (Fees and Expenses of Brokers), Section 6.1 (Organization and Qualification), Section 6.2 (Authority; Board and Special Committee Approvals) and Section 6.9 (Fees and Expenses of Brokers) will survive the Closing indefinitely. The right of any party to assert a claim for indemnification relating to the breach of any covenant or agreement contained in this Agreement to the extent required to be performed or complied with prior to the Closing Date will survive the Closing until the 18-month anniversary of the Closing Date. All covenants contained in this Agreement required to be performed or complied with in whole or in part after the Closing Date will survive the Closing until the expiration of the applicable statute of limitations or for such shorter period specified in this Agreement. Any indemnification obligations of CFI with respect to the CC Contributed Assets and CC Assumed Liabilities and the Contributors with respect to CC Retained Assets and CC Retained Liabilities shall survive the Closing indefinitely. All claims for indemnification under this Agreement must be asserted pursuant to a written claim notice given prior to the expiration of the applicable survival period set forth in this Section 10.1; provided that any representation, warranty, covenant or agreement that is the subject of a claim for indemnification which is asserted pursuant to a written claim notice given after the Closing Date within the survival periods specified in this Section 10.1 will survive until, but only for purposes of, the resolution of such claim.

10.2 Indemnification of CC Indemnified Parties. Subject to the applicable provisions of Section 10.4, from and after the Closing, CFI will indemnify in full the Contributors and each of their respective Affiliates, together with their respective officers, partners, directors, employees, and agents (collectively, the “Contributor Indemnified Parties”), and hold them harmless from and against, any and all Losses which they or any of them may suffer or incur, directly or indirectly, regardless of when suffered or incurred and whether or not involving a claim by a Third Party, which arise from or relate to:

(a) any breach of a representation or warranty (disregarding any qualifications referring to “material”, “materiality” or “CFI Material Adverse Effect”); provided, however, that no such qualifications shall be disregarded for the representations and warranties in Section 6.8 (Information for Proxy Statement) by CFI or OP in this Agreement taken together with the schedules attached hereto;

(b) any breach of a covenant, agreement or undertaking of CFI or OP in this Agreement;

(c) the CC Contributed Assets, CC Assumed Liabilities and the CC Contributed Business.

10.3 Indemnification of CFI Indemnified Parties. Subject to the applicable provisions of Section 10.4, from and after the Closing, each Contributor will (except as set forth in Section 10.3(a) below), severally and not jointly (provided that, notwithstanding the foregoing but subject to Section 10.7, CC Holdings, CC and CCH shall be liable for any indemnification obligations not met by the other Contributors), indemnify in full CFI and each of CFI’s Affiliates, together with their respective officers, partners, directors, employees and agents (collectively, the “CFI Indemnified Parties”), and hold them harmless from and against, such Contributor’s Applicable Indemnification Percentage of any and all Losses which they or any of them may suffer or incur, directly or indirectly, regardless of when suffered or incurred and whether or not involving a claim by a Third Party, which arise from or relate to:

(a) any breach of a representation or warranty (disregarding any qualifications referring to “material”, “materiality” or “CC Material Adverse Effect”; provided, however, that no such qualifications shall be disregarded for the representations and warranties in the third sentence of Section 5.7 (Absence of Certain Changes), Section 5.14(a) (Material Contracts) and Section 5.18 (Information for Proxy Statement)) by (i) the Contributors in this Agreement, taken together with the schedules attached hereto, (ii) New Colony Holdings, LLC under the Colony Mark Transfer Agreement; provided, further, however, that each Contributor shall severally but not jointly indemnify in full (without contribution by any other Contributor) the CFI Indemnified Parties for any breach of the representations and warranties set forth in Section 5.1, Section 5.2 and Section 5.4, being deemed to be made by such Contributor severally and not jointly with respect to such Contributor (provided that, notwithstanding the foregoing but subject to Section 10.7, CC Holdings, CC and CCH shall be liable for any indemnification obligations not met by the other Contributors);

(b) any breach of a covenant, agreement or undertaking of (i) the Contributors in this Agreement (ii) New Colony Holdings, LLC under the Colony Mark Transfer Agreement; or

(c) the CC Retained Assets, CC Retained Liabilities and the CC Retained Business.

10.4 Limitations on Indemnification.

(a) After the Closing, (i) Contributor Indemnified Parties may not recover any Loss (or series of related Losses) under Section 10.2(a) until the amount of such Loss (or series of related Losses) exceeds $1,000,000 (the “Per Claim Threshold”), in which case, subject to any other applicable limitations contained in this Section 10.4, Contributor Indemnified Parties will be entitled to recover such Loss (or series of related Losses), including the Per-Claim Threshold; (ii) Contributor Indemnified Parties may not recover any Losses under Section 10.2(a) until the total of all Losses with respect to those matters collectively exceed $5,500,000 (the “Basket”), in which case, subject to any other applicable limitations contained in this Section 10.4, Contributor Indemnified Parties will be entitled to recover all Losses, including the Basket; and (iii) Contributor Indemnified Parties may not recover any Losses under Section 10.2(a) in excess of $75,000,000 (the “Cap”).

(b) After the Closing, (i) CFI Indemnified Parties may not recover any Loss (or series of related Losses) under Section 10.3(a) until the amount of such Loss (or series of related Losses) exceeds the Per-Claim Threshold, in which case, subject to any other applicable limitations contained in this Section 10.4, CFI Indemnified Parties will be entitled to recover such Loss (or series of related Losses), including the Per Claim Threshold; (ii) CFI Indemnified Parties may not recover any Losses under Section 10.3(a) until the total of all Losses with respect to those matters collectively exceed the Basket, in which case, subject to any other applicable limitations contained in this Section 10.4, CFI Indemnified Parties will be entitled to recover all Losses, including the Basket; and (ii) CFI Indemnified Parties may not recover any Losses under Section 10.3(a) in excess of the Cap.

(c) Notwithstanding the provisions of Section 10.4(a) or Section 10.4(b), neither the Basket nor the Cap will apply with respect to claims against an indemnifying party based on fraud or intentional or willful misrepresentation or misconduct of such indemnifying party.

(d) Losses relating to any claim will be recoverable whenever they are incurred provided notice of the claim is given the applicable survival period set forth in Section 10.1.

(e) CFI or the applicable Contributor, as the case may be, will seek recovery from Third Party insurance providers for any Losses which are indemnifiable hereunder and which are recoverable from such providers, but only to the same extent that CFI or such Contributor, as the case may be, would seek such recovery in the absence of the indemnification provisions of this Agreement (taking into account, among other things, the likelihood of recovery and the anticipated costs of pursuing the claim). Losses recoverable by a CFI Indemnified Party or a Contributor Indemnified Party, as the case may be, will be (i) reduced by the amount of any insurance proceeds actually received by CFI or the applicable Contributor, as the case may be, with respect to those Losses; and (ii) increased by the amount of any costs and expenses reasonably incurred in connection with the collection thereof, whether or not successful, and all insurance detriments (such as premium adjustments or increases) relating thereto. If any such amounts are received by a CFI Indemnified Party or a Contributor Indemnified Party, as the case may be, after being fully indemnified for the relevant Losses hereunder, such amounts will be paid to such Contributor Indemnified party or CFI Indemnified Party, as the case may be. Any calculation of Losses for purposes of this Section 10 shall be reduced to take account of any Tax benefit realized by the indemnified party arising from the deductibility of any such Loss.

(f) In no event shall CFI or any Contributor, as applicable, be liable to any Contributor Indemnified Party or CFI Indemnified Party, as applicable, for any punitive damages, except for any such to extent awarded by an Authority to a Third Party in connection with a Third Party Claim.

(g) For the avoidance of doubt, neither any Contributor nor CFI shall be liable to the other for breaches by any other party (other than such Contributor or CFI or their respective Subsidiaries, as applicable) under any Ancillary Document.

(h) Nothing in this Section 10 will adversely affect, or result in a reduction of, the rights of (or obligations to) the beneficiaries of Section 7.11 or adversely affect or modify the provisions therein.

10.5 Indemnification Claims.

(a) If a Contributor Indemnified Party becomes aware of a claim (a “Claim”) for indemnification under Section 10.2 (other than a Third Party Claim which will be provided for in Section 10.6), CC will promptly notify CFI of the claim, specifying in reasonable detail, to the extent then known, the nature of the Losses suffered and the facts giving rise to the claim. Notwithstanding the foregoing, any failure to so notify CFI will not relieve CFI from its indemnification obligations or other Liabilities hereunder except to the extent (and only to the extent) that CFI demonstrates that the defense of the matter is materially and actually prejudiced thereby.

(b) If a CFI Indemnified Party becomes aware of a claim for indemnification under Section 10.3 (other than a Third Party Claim which will be provided for in Section 10.6), it will promptly notify CC of the claim, specifying in reasonable detail, to the extent then known, the nature of the Losses suffered and the facts giving rise to the claim. Notwithstanding the foregoing, any failure to so notify CC will not relieve CC from its indemnification obligations or other Liabilities hereunder except to the extent (and only to the extent) that CC demonstrates that the defense of the matter is materially and actually prejudiced thereby.

10.6 Third Party Claims; Procedures.

(a) If any indemnified party receives notice of the assertion of any claim, the commencement of any suit, action or proceeding, or the imposition of any penalty or assessment by a Third Party in respect of which indemnity may be sought hereunder (a “Third Party Claim”), and the indemnified party intends to seek indemnity hereunder, then the indemnified party shall promptly provide the indemnifying party with written notice of the Third Party Claim (provided that any delay in providing such notice shall not relieve the indemnifying party of any indemnification responsibility under this Section 10 except to the extent, if any, that such delay materially and actually prejudices the indemnifying party and then only to the extent of such prejudice). Any such notice shall, with respect to any such claim, specify in reasonable detail, to the extent then known, the nature of the Losses suffered and the facts giving rise to the claim.

(b) The indemnifying party shall have 30 days after receipt of such notice (or sooner if the nature of the Third Party Claim so requires) to elect to control the defense, compromise or settlement of the Third Party Claim with its own counsel at the indemnifying party’s expense; provided that (i) the indemnifying party shall have acknowledged in writing such indemnifying party’s obligation to fully indemnify the indemnified party for such proceeding in accordance with this Agreement, (ii) the indemnified party is not reasonably expected to be liable for Losses materially in excess of amounts reasonably expected to be received from the indemnifying party and (iii) such proceeding involves only monetary damages and does not seek an injunction or equitable relief against the indemnified party; provided, further, that no indemnifying party shall consent to the entry of any judgment or admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim, without the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the applicable indemnified party unless (i) the terms of such settlement contain a complete and unconditional release of such indemnified party with respect to such Third Party Claim and (ii) such settlement is solely on monetary terms and does not result in any financial or other obligation of the indemnified party (other than standard provisions related to confidentiality and any immaterial or administrative terms).

(c) The indemnified party shall be entitled to participate in (but not control) the defense by the indemnifying party of any Third Party Claim with its own counsel at its own expense; provided, however, that the indemnifying party shall pay such expenses if such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnified party which are not available to such indemnifying party, or if available to such indemnifying party the assertion of which would be adverse to or in conflict with the interests of the indemnified party.

(d) In the event that the indemnifying party does not undertake the defense, compromise or settlement of a Third Party Claim (or could not elect to do so because the claim relates to or arises in connection with any criminal or quasi-criminal matter or the claim seeks or is likely to seek an injunction or other equitable relief against the indemnified party) within the time frame specified in Section 10.6(b), the indemnified party shall have the right to control the defense or settlement of such Third Party Claim (but shall not have waived any rights to indemnification therefore hereunder) with counsel of its choosing at the expense of the indemnifying party. If the indemnified party assumes the defense of a Third Party Claim, the indemnified party shall not consent to the entry of any judgment, admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except if (x) the indemnified party is reasonably expected to be liable for Losses materially in excess of amounts reasonably expected to be received from the indemnifying party or (y) such settlement or compromise is in respect of a proceeding that seeks an injunction or equitable relief against the indemnified party. The indemnifying party shall be entitled (at the indemnifying party’s expense) to participate (but not control) in the defense of any Third Party Claim with its own counsel in the case that it has not elected to undertake the defense thereof pursuant to Section 10.6(b).

(e) In their defense, compromise or settlement of any Third Party Claim, the parties shall reasonably cooperate with each other. Such cooperation shall include the retention and the provision of reasonable access to the books, records and assets which evidence or support such Third Party Claim or the act, omission or occurrence giving rise to such Third Party Claim and the right, upon prior notice, to interview any employee, agent or other representative related thereto.

(f) With regard to Claims (including Third Party Claims) for which indemnification is payable hereunder, such indemnification will be paid by the indemnifying party within five Business Days following the earliest to occur of (as applicable) (the “Payment Due Date”): (i) the resolution of the amount of Losses in connection with a Claim hereunder by an indemnifying party and the applicable indemnified parties, (ii) the entry of a judgment against the indemnified party and the expiration of any applicable appeal period or, if earlier, 10 days prior to the date that the judgment creditor has the right to execute the judgment; (iii) the entry of a nonappealable judgment or final appellate decision against the indemnified party; (iv) with respect to a Third Party Claim, a settlement of the Third Party Claim; or (v) with respect to indemnities for any Liability for Taxes, a “determination” within the meaning of Section 1313(a) of the Code or an analogous provision of state, local or foreign Law.

(g) Each of CFI and the Contributors acknowledge and agree that any action or determination to be made under this Section 10.6 by or on behalf of the Contributors or the Contributor Indemnified Parties shall be taken or made by CC, in its sole discretion, on behalf of the Contributors and the Contributor Indemnified Parties.

10.7 Form of Payment. To the extent that any Contributor has any obligation to indemnify a CFI Indemnified Party for Losses, all or a portion of such obligation shall be satisfied by OP Common Units or shares of CFI Class A Common Stock having a value equal to such Losses, which value shall be determined using the Reference CFI Common Stock Price (or in cash to the extent such Contributor does not then own, directly or indirectly, any OP Common Units or shares of CFI Class A Common Stock); provided, that, if an indemnification obligation under this Section 10.7 is not met by FHB LLC or Saltzman by the Payment Due Date, each of FHB LLC and Saltzman OP agrees that the applicable number of OP Common Units issued as Consideration to FHB LLC or Saltzman, as applicable, shall be automatically cancelled without further action by FHB LLC or Saltzman, as applicable; provided, further, that if the number of OP Common Units of FHB LLC or Saltzman, as applicable, is not sufficient to satisfy the indemnification of FHB LLC or Saltzman, as applicable, CC Holdings, CC and CCH shall be liable for any indemnification obligation not met, without limiting any rights CC Holdings, CC and CCH shall have to collect any such deficiencies from FHB LLC or Saltzman, as applicable. CFI hereby agrees that if CC Holdings, CC and CCH satisfies the indemnification obligations not met by FHB LLC or Saltzman as provided hereunder, each such person shall be subrogated to all of CFI’s rights in respect of the amounts constituting such deficiencies, and each of FHB LLC and Saltzman hereby agree that it shall be liable to CC Holdings, CC and CCH, as applicable, for the amount of deficiencies paid by CC Holdings, CC and CCH, as applicable, on behalf of it. If after the date hereof, there occurs any Adjustment Event, the Reference CFI Common Stock Price for purposes of this Section 10.7 shall be adjusted accordingly to reflect the same economic value as contemplated by this Agreement prior to such Adjustment Event.

10.8 Exclusive Remedy. After the Closing, the rights and remedies set forth in this Section 10 shall be the sole and exclusive rights and remedies of CFI Indemnified Parties and Contributor Indemnified Parties under or in connection with this Agreement, except that nothing in this Agreement will limit any right to injunctive or other equitable relief.

10.9 Tax Treatment of Payment. The parties hereto shall treat any payments that CFI, CFI’s Affiliates, any Contributor, or any Contributor’s Affiliates receive pursuant to this Section 10 as an adjustment to and refund of the Consideration for income Tax purposes.

SECTION 11. MISCELLANEOUS PROVISIONS

11.1 Interpretation and Usage.

(a) In this Agreement, unless there is a clear contrary intention: (i) when a reference is made to an article, a section, an exhibit or a schedule, that reference is to an article, a section, an exhibit or a schedule of or to this Agreement; (ii) the singular includes the plural and vice versa; (iii) reference to any agreement, document or instrument means that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (iv) reference to any Law means that Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that section or provision from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of that section or provision; (v) “hereunder,” “hereof,” “hereto,” and words of similar import will be deemed references to this Agreement as a whole and not to any particular article, section or other provision of this Agreement; (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (vii) references to agreements, documents or instruments will be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (viii) the terms “writing,” “written” and words of similar import will be deemed to include communications and documents in e-mail, fax or any other similar electronic or documentary form (except that notices given under this Agreement must comply with the requirements of Section 11.7).

(b) All accounting terms used in this Agreement will be interpreted and all accounting determinations will be made in accordance with GAAP. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience of the parties only and will not constitute a part hereof. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(c) The representations and warranties in this Agreement are the product of negotiations among the parties and are for the benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may not be intended as a statement of fact but may instead represent an allocation among the parties of the risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or any other date.

11.2 Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified from time to time prior to the Closing, with respect to any of the terms contained herein, except that all amendments and modifications must be set forth in a writing duly executed by CFI and the Contributors.

11.3 Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled to compliance, but any waiver or failure to insist upon strict compliance with the obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the Consent by or on behalf of a party, the Consent must be given in writing in the same manner as for waivers of compliance.

11.4 Actions of CFI. All amendments, modifications, waivers, elections and determinations of CFI under or with regard to this Agreement and the Ancillary Documents shall be made only with the prior approval of the Special Committee or its designees (or, if the Special Committee has determined to dissolve itself, a majority of the Independent Directors).

11.5 Expenses. Except as otherwise expressly stated in this Agreement, each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided that none of the foregoing shall be deemed to modify any terms or provisions of the CFI Management Agreement.

11.6 No Third Party Beneficiaries. Nothing in this Agreement will entitle any Person (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind; provided that, following the Closing, (i) the provisions of Section 7.11 will inure to the benefit of the directors and officers referred to therein and (ii) Section 10 will inure to the benefit of the CC Indemnified Parties and the CFI Indemnified Parties.

11.7 Notices. All notices, requests, demands and other communications required or permitted hereunder must be made in writing and will be deemed to have been duly given and effective: (a) on the date of delivery, if delivered personally; (b) on the earlier of the third Business Day after certified mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (c) on the date of transmission, if sent by email; or (d) on the date of requested delivery if sent by a recognized overnight courier:

If to CC Holdings, CC or CCH, to:	Colony Capital LLC 2450 Broadway, 6th Floor Santa Monica, CA 90404 Attention: Director – Legal Email: ColonyLegal@colonyinc.com

With a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036
	Attention:	Howard L. Ellin, Esq.
Kenneth M. Wolff, Esq.
	Email:	howard.ellin@skadden.com
kenneth.wolff@skadden.com

or to such other person or address as CC may furnish to the other parties in writing in accordance with this Section 11.7.

If to CFI or OP, to:	Colony Financial, Inc. 2450 Broadway, 6th Floor Santa Monica, CA 90404 Attention: Special Committee

With a copy to:	Wachtell, Lipton, Rosen & Katz 51 W 52nd St New York, NY 10019
	Attention:	Adam O. Emmerich, Esq.
DongJu Song, Esq.
	Email:	aoemmerich@wlrk.com
dsong@wlrk.com

or to such other Person or address as CFI may furnish to the other parties in writing in accordance with this Section 11.7.

If to FHB LLC, to:	FHB Holding LLC c/o Colony Realty Partners LLC Two International Place, Suite 2500 Boston, MA 02110

With a copy to:	Ropes & Gray LLP Prudential Tower, 800 Boylston Street Boston, MA 02199-3600
	Attention:	Walter R. McCabe
Daniel S. Evans
	Email:	Walter.McCabe@ropesgray.com
Daniel.Evans@ropesgray.com

or to such other person or address as FHB LLC may furnish to the other parties in writing in accordance with this Section 11.7.

If to Saltzman, to:	to the last address of Saltzman in the Company’s records specifically identified for notices under this Agreement

With a copy to:	Andrew J. Bernstein, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 Facsimile: (212) 983-3115

or to such other person or address as Saltzman may furnish to the other parties in writing in accordance with this Section 11.7.

11.8 Assignment. This Agreement and each party’s respective rights hereunder may not be assigned by operation of Law or otherwise at any time except as expressly set forth herein without the prior written consent of the other party. Any assignment or purported assignment in violation of this Section 11.8 will be void and of no legal force or effect.

11.9 Governing Law and Venue.

(a) This Agreement shall be governed by and construed in accordance with (a) the laws of the State of Maryland with respect to matters, issues and questions relating to the internal actions and affairs of CFI (including the powers, rights, duties and obligations of the directors, officers and stockholders) and (b) the laws of the State of Delaware with respect to all other matters, issues and questions, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Each party hereto stipulates that any dispute or disagreement between or among any of the parties hereto as to the interpretation of any provision of, or the performance of obligations under, this Agreement shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any federal court located within the State of Delaware), and each party hereto consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of its present or future domiciles, or by any other reason, for any such dispute or disagreement. The parties hereto acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries.

11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by facsimile or pdf signature and a facsimile or pdf signature will constitute an original for all purposes. At the request of any party, the parties will confirm a facsimile of pdf transmission by signing a duplicate original document.

11.11 Specific Performance. Each party acknowledges and agrees that the other parties would be irreparably damaged and would not have adequate remedies at law in the event that the covenants set forth in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each party hereto will be entitled to an injunction to specifically enforce the terms of this Agreement, without obligation to post any bond, solely in the courts specified in Section 11.9 (Governing Law and Venue), in addition to any other remedy to which such party may be entitled hereunder, at law or in equity.

11.12 Entire Agreement. This Agreement, including the annexes, exhibits and schedules hereto, embodies the entire agreement and understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to the subject matter of this Agreement. No discussions regarding, or exchange of drafts or comments in connection with, the transactions contemplated herein will constitute an agreement among the parties hereto. Any agreement among the parties will exist only when the parties have fully executed and delivered this Agreement.

11.13 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.14 WAIVER OF JURY TRIAL. THE PARTIES WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE MAKING, PERFORMANCE OR INTERPRETATION THEREOF, INCLUDING FRAUDULENT INDUCEMENT THEREOF.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COLONY CAPITAL HOLDINGS, LLC

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

COLONY CAPITAL, LLC

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

COLONY FINANCIAL, INC.

By:	/s/ John L. Steffins
	Name:	John L. Steffins
	Title:	Chairman of the Special Committee

CFI RE MASTERCO, LLC

By:	/s/ Ronald M. Sanders
	Name:	Ronald M. Sanders
	Title:	Vice President

COLONY CAPITAL OP SUBSIDIARY, LLC

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

[Signature Page to Contribution Agreement]

CCH MANAGEMENT PARTNERS I, LLC

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

FHB HOLDING LLC

By:	/s/ Henry G. Brauer
	Name:	Henry G. Brauer
	Title:	Manager

RICHARD B. SALTZMAN

By:	/s/ Richard B. Saltzman
Richard B. Saltzman

[Signature Page to Contribution Agreement]

EXHIBIT A

FORM OF CHARTER AMENDMENT

COLONY FINANCIAL, INC.

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

Colony Financial, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter of the Corporation (the “Charter”) currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATOR

Joy Mallory, whose address is 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067, being a natural person over the age of eighteen, formed a corporation under the provisions and subject to the requirements of the laws of the State of Maryland on June 23, 2009.

ARTICLE II

NAME

The name of the corporation is: Colony Capital, Inc.

ARTICLE III

PURPOSES AND POWERS

Section 3.1 Purposes. The purposes for which the Corporation is formed are to engage in any lawful act or activity, including, without limitation or obligation, engaging in business as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”), for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in effect. The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article of the Charter and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the general laws of Maryland.

Section 3.2 Powers. The Corporation shall have all of the powers granted by law to Maryland corporations and all other powers set forth in the Charter that are not inconsistent with law and are appropriate to promote and attain its purposes.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company,

whose address is 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Corporation may have such offices or places of business within or outside the State of Maryland as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1. Powers. Subject to any express limitations contained in the Charter or in the bylaws of the Corporation (the “Bylaws”), (a) the business and affairs of the Corporation shall be managed under the direction of Board of Directors and (b) the Board of Directors shall have full, exclusive and absolute power, control and authority over any and all property of the Corporation. The Board of Directors may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Corporation. This Charter shall be construed with the presumption in favor of the grant of power and authority to the Board of Directors. Any construction of the Charter or determination made in good faith by the Board of Directors concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in the Charter or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors or the directors under the general laws of the State of Maryland or any other applicable law.

Section 5.2 Number of Directors. The number of directors constituting the entire Board of Directors is currently set at six (6), but may hereafter be increased or decreased only by the Board of Directors in accordance with the provisions set forth in the Bylaws, but shall never be fewer than the minimum number required by the Maryland General Corporation Law (the “MGCL”) nor more than fifteen (15). The names of the current directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualify are:

Thomas J. Barrack, Jr.

Richard B. Saltzman

George G.C. Parker

John A. Somers

John L. Steffens

Nancy A. Curtin

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

Section 5.3 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock, as hereinafter defined, to elect or remove one or more directors, any director may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 5.4 REIT Qualification. The Board of Directors, without any action by the stockholders of the Corporation, shall have the authority to cause the Corporation to elect to qualify for U.S. federal income tax treatment as a REIT. Following such election, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors, without any action by the stockholders of the Corporation, may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. In addition, the Board of Directors, without any action by the stockholders of the Corporation, shall have and may exercise, on behalf of the Corporation, without limitation, the power to determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII of this Charter is no longer required in order for the Corporation to qualify as a REIT.

Section 5.5 Approval of Extraordinary Actions. Except as specifically provided in Section 5.3 (relating to removal of directors) and in Article VII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater proportion of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE VI

STOCK

Section 6.1 Authorized Shares. The total number of shares of stock of all classes which the Corporation has authority to issue is [five hundred million (500,000,000)], consisting of [            ] ([            ]) shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), [            ] ([            ]) shares of Class B Common Stock, $0.01 par value per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), and fifty million (50,000,000) shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is [five million dollars ($5,000,000)]. The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has the authority to issue.

Section 6.2 Class A Common Stock. Subject to the provisions of Article VII, each share of Class A Common Stock shall entitle the holder thereof to one vote on each matter upon which holders of Class A Common Stock are entitled to vote. The Board of Directors may reclassify any unissued shares of Class A Common Stock from time to time in one or more classes or series of common stock or Preferred Stock.

Section 6.2.1 Dividends and Distributions. The Board of Directors may from time to time authorize and the Corporation shall declare to the holders of Class A Common Stock such dividends or distributions in cash or other assets of the Corporation or in securities of the Corporation or from any other source as the Board of Directors in its discretion shall determine, but only out of funds legally available therefor. The Board of Directors shall endeavor to authorize, and the Corporation shall declare and pay, such dividends and distributions as shall be necessary for the Corporation to qualify as a REIT under the Code (unless the Board of Directors has determined that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT); however, stockholders shall have no right to any dividend or distribution unless and until authorized by the Board of Directors and declared by the Corporation. The exercise of the powers and rights of the Board of Directors pursuant to this Section 6.2.1 shall be subject to the preferences of any class or series of stock at the time outstanding.

Section 6.2.2 Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of Class A Common Stock shall be entitled to participate, together with the holders of shares of any other class of stock now existing or hereafter classified or reclassified not having a preference over Class A Common Stock as to distributions in the liquidation, dissolution or winding up of the Corporation, in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class A Common Stock as to distributions in the event of dissolution, liquidation or winding up of the Corporation.

Section 6.2.3 Equal Status. Except as expressly provided in this Article VI, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

Section 6.3 Class B Common Stock. Subject to the provisions of Article VII, the rights, preferences, privileges and restrictions granted and imposed upon the Class B Common Stock are as follows:

Section 6.3.1 Definitions. For the purpose of this Section 6.3, the following terms shall have the following meanings:

Affiliate. The term “Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, or (ii) any officer, director, general partner or trustee of such Person or any Person referred to in the foregoing clause (i).

Beneficial Owner. The term “Beneficial Owner” has the meaning set forth in Rule 13d-3 and Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Beneficial Ownership. The term “Beneficial Ownership” shall mean, with respect to any security, the direct or indirect ownership of such security by any Beneficial Owner of such security, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

Control. The term “Control” means, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Exchange Act. The term “Exchange Act” has the meaning set forth in the definition of “Beneficial Owner.”

Executive. The term “Executive” means each Person who is a member of, or an interest holder of, CCH Management Partners I, LLC or CCH Management Partners II, LLC, Colony Capital, LLC or Colony Capital Holdings, LLC, other than Thomas J. Barrack, Jr., in each case for so long as he or she remains employed by the Corporation or any of its Affiliates.

Family Member. The term “Family Member” means, as to any Person that is an individual, (i) such Person’s spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister and (ii) any inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person, his or her spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister are the sole initial income beneficiaries.

OP Unit. The term “OP Unit” shall mean “Membership Common Unit” as set forth in the Partnership Agreement.

Operating Partnership. The term “Operating Partnership” shall mean Colony Capital Operating Company, LLC (formerly known as CFI RE Masterco, LLC).

Partnership Agreement. The term “Partnership Agreement” shall mean the Agreement of Limited Partnership of the Operating Partnership, as amended from time to time.

Person. The term “Person” shall mean an individual or a corporation, partnership (general or limited), trust, estate, custodian, nominee, unincorporated organization, association, limited liability company or any other individual or entity in its own or any representative capacity.

Qualified Transferee. The term “Qualified Transferee” shall mean (a) any Executive, (b) any Family Member or Affiliate of an Executive or of the Initial Holder, or (c) any Person (to the extent not included in clause (b)) Controlled by any combination of one or more Executives, the Initial Holder and/or one or more Family Members of an Executive or the Initial Holder. None of the Corporation, the Operating Partnership, or the Charitable Trustee shall be a Qualified Transferee.

Initial Holder. The term “Initial Holder” shall mean Thomas J. Barrack, Jr.

Transfer. The term “Transfer” (and the correlative terms “Transferring” and “Transferred”) has the meaning set forth in Article VII below; provided that for purposes of this Article VI, “Transfer” (and the correlative terms “Transferring” and “Transferred”) shall not include any hypothecation, pledge or security interest that does not include a transfer or sharing of any voting rights of such securities unless and until the secured party gains possession or control of any such voting rights.

Section 6.3.2 Voting Rights. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Class B Common Stock shall entitle the holder thereof to thirty-six and one-half (36.5) votes on each matter on which holders of Class A Common Stock are entitled to vote. The Class B Common Stock and Class A Common Stock shall vote together as a single class. The Board of Directors may reclassify any unissued shares of Class B Common Stock from time to time in one or more classes or series of Common Stock or Preferred Stock.

Section 6.3.3 Dividends and Distributions. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, if and when the Board of Directors authorizes or declares a dividend or distribution of cash, property or shares of stock of the Corporation with respect to each share of Class A Common Stock out of assets or funds of the Corporation legally available therefor, such authorization or declaration also shall constitute a simultaneous authorization or declaration of an equivalent dividend or distribution with respect to each share of Class B Common Stock.

Section 6.3.4 Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Class B Common Stock shall be entitled to participate, together with the holders of shares of any other class of stock now existing or hereafter classified or reclassified not having a preference over Class B Common Stock as to distributions in the liquidation, dissolution or winding up of the Corporation, in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class B Common Stock as to distributions in the event of dissolution, liquidation or winding up of the Corporation.

Section 6.3.5 Equal Status. Except as expressly provided in this Article VI Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

Section 6.3.6 Conversion. The Class B Common Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 6.3.6.

(a) Automatic Conversion. Shares of Class B Common Stock shall convert automatically into fully-paid and non-assessable shares of Class A Common Stock at a ratio of one share of Class A Common Stock for each share of Class B Common Stock in the following circumstances:

(i) In the event that the Initial Holder or any of his Family Members Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of Class B Common Stock, other than to the Initial Holder or any of his Family Members, each share of Class B Common Stock being Transferred shall convert automatically into one share of Class A Common Stock immediately prior to such Transfer; and

(ii) In the event that:

(x) the Initial Holder Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of OP Units held, directly or indirectly, by the Initial Holder, other than to a Qualified Transferee,

(y) a Qualified Transferee Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of OP Units held, directly or indirectly, by such the Qualified Transferee, other than to the Initial Holder or to another Qualified Transferee; or

(z) a Qualified Transferee that is a Beneficial Owner of OP Units ceases at any time to continue to be a “Qualified Transferee” (as defined above), including, without limitation, as a result of the failure of any Executive to be employed by [the Corporation or any of its Affiliates] or as a result of divorce or annulment;

then, in each case, one share of Class B Common Stock Beneficially Owned by the Initial Holder (or the Initial Holder’s Family Members, to the extent the Initial Holder does not then Beneficially Own sufficient shares), upon such Transfer (in the case of clause (x) or (y) above) or cessation (in the case of clause (z) above), shall automatically convert into one share of Class A Common Stock for every [thirty-five and one-half (35.5)] OP Units (x) so Transferred or caused to be so Transferred by the Initial Holder or such Qualified Transferee, or (y) then held by the Person who ceased to continue to be a “Qualified Transferee” (as defined above) (in each case rounding up to the nearest [thirty-five and one-half (35.5)] OP Units).

Any shares of Class B Common Stock automatically converted pursuant to this paragraph (a) shall be converted as and at the times specified in this paragraph (a) without any further action by the holders thereof and whether or not the certificates representing such shares (if any) are surrendered to the Corporation. Upon the automatic conversion of shares of Class B Common Stock pursuant to this paragraph (a), the Beneficial Owner thereof shall identify for the Corporation the holder of record of the shares so converted.

(b) Conversion at the Option of the Holder. Pursuant to and in accordance with this paragraph (b), each holder of Class B Common Stock shall have the right, at such holder’s option at any time and from time to time, to convert all or a portion of such holder’s shares of Class B Common Stock into an equal number of fully paid and non-assessable shares of Class A Common Stock by delivering the certificates (if any) representing the shares of Class B Common Stock to be converted, duly endorsed for transfer, together with a written conversion notice to the transfer agent for the Class B Common Stock (or if there is no transfer agent, to the Corporation). Such conversion notice shall state: (i) the number of shares of Class B Common Stock to be converted; and (ii) the date on which such conversion shall occur (which date shall be a Business Day no less than five (5) Business Days and not exceeding twenty (20) Business Days from the date of such conversion notice) (the “Optional Conversion Date”). Notwithstanding the foregoing, if the shares of Class B Common Stock are held in global form, such notice shall comply with applicable procedures of the Depository Trust Company (“DTC”). In connection with the exercise of any Optional Conversion Right, the Corporation shall comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Class B Common Stock into Class A Common Stock. Holders of Class B Common Stock may withdraw any conversion notice by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Optional Conversion Date. The notice of withdrawal must state: (x) the number of withdrawn shares of Class B Common Stock; (y) if certificated shares of Class B Common Stock have been issued, the certificate numbers of the withdrawn shares of Class B Common Stock; and (z) the number of shares of Class B Common Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable DTC procedures. Each conversion pursuant to this paragraph (b) for which the conversion notice has been given and not properly withdrawn shall be deemed to have been effected immediately prior to the close of business on the Optional Conversion Date.

Section 6.4 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

Section 6.5 Classification and Reclassification of Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.5 may be made dependent upon facts or events ascertainable outside the Charter (including determinations or actions by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 6.6 Authorization by the Board of Directors of Stock Issuance. The Board of Directors, without approval of the stockholders of the Corporation, may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 6.7 Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock of the Corporation pursuant to Section 6.5 or as may otherwise be provided by contract, no holder of shares of stock shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 6.8 Transferable Shares; Preferential Dividends. Notwithstanding any other provision in the Charter, no determination shall be made by the Board of Directors nor shall any transaction be entered into by the Corporation that would cause any shares or other beneficial interest in the Corporation not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or that would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section 6.9 Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and set forth in the Bylaws.

Section 6.10 Charter and Bylaws. All persons who shall acquire a share of stock shall acquire the same subject to the provisions of the Charter and the Bylaws.

ARTICLE VII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Actual Owner. The term “Actual Owner” has the meaning set forth in Section 7.2.4(a).

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.7, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 7.2.1(b)(i) and Section 7.3.1.

Charitable Trustee. The term “Charitable Trustee” shall mean the Person unaffiliated with both the Corporation and the relevant Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Charitable Trust.

Charter. The term “Charter” shall mean these Articles of Amendment and Restatement as filed for record with the SDAT, and any amendments and supplements thereto.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 8%1 (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation.

[1]	Subject to change, prior to proxy mailing, by mutual agreement of Colony Financial, Inc. and Colony Capital, LLC.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person who is or would be treated as an owner of such Capital Stock either actually or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Designated Investment Entity. The term “Designated Investment Entity” shall mean either (i) a pension trust that qualifies for look-through treatment under Section 856(h) of the Code, (ii) an entity that qualifies as a regulated investment company under Section 851 of the Code, or (iii) a Qualified Investment Manager; provided that each beneficial owner of such entity, or in the case of a Qualified Investment Manager holding Common Stock solely for the benefit of its customers, each such customer, would satisfy the Common Stock Ownership Limit if such beneficial owner owned directly its proportionate share of the Common Stock that is held by such Designated Investment Entity

Designated Investment Entity Limit. The term “Designated Investment Entity Limit” shall mean, with respect to Common Stock, 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation.

Exchange Act. The term “Exchange Act” shall have the meaning set forth in Article VI above.

Initial Date. The term “Initial Date” shall mean the date that this Charter is filed with the SDAT.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trade on the NYSE or, if such Capital Stock is not listed or admitted to trade on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trade or, if such Capital Stock is not listed or admitted to trade on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including, without limitation, a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

Preferred Stock Ownership Limit. The term “Preferred Stock Ownership Limit” shall mean not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of Preferred Stock of the Corporation.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of

Capital Stock in violation of the provisions of Section 7.2.1(a), and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Qualified Investment Manager. The term “Qualified Investment Manager” shall mean an entity (i) who for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing, or selling securities; (ii) who purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) under the Exchange Act; and (iii) who has or shares voting power and investment power within the meaning of Rule 13d-3(a) under the Exchange Act. A Qualified Investment Manager shall be deemed to beneficially own all shares of Capital Stock beneficially owned by each of its affiliates, after application of the beneficial ownership rules under Section 13(d)(3) of the Exchange Act, provided such affiliate meets the requirements set forth in the preceding clause (ii).

REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 859 of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

SDAT. The term “SDAT” shall mean the State Department of Assessments and Taxation of Maryland.

Substitute Percentage. The term “Substitute Percentage” has the meaning set forth in Section 7.2.1(a)(iv).

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or have Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends or distributions on shares of Capital Stock, including (a) a change in the capital structure of the Corporation, (b) a change in the relationship between two or more Persons which causes a change in ownership of Capital Stock by application of Section 544 of the Code, as modified by Section 856(h) of the Code, (c) the granting or exercise of any option or warrant (or any acquisition or disposition of any option or warrant), pledge, security interest, or similar right to acquire shares of Capital Stock, (d) any acquisition or disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 7.2 Capital Stock.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person, other than a Designated Investment Entity, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit;

(2) No Person shall Beneficially Own or Constructively Own shares of Preferred Stock in excess of the Preferred Stock Ownership Limit;

(3) No Designated Investment Entity shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Designated Investment Entity Limit.

(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that (1) such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), (2) such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for the taxable year of the Corporation during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of the Corporation’s gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, or (3) such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation otherwise failing to qualify as a REIT.

(iii) No Person shall Transfer any shares of Capital Stock if, as a result of the Transfer, the Capital Stock would be beneficially owned by fewer than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Subject to Section 7.4 and notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iv) If and to the extent a Person Beneficially Owns or Constructively Owns, at the end of the day immediately before the Initial Date, shares of Common Stock in excess of the Common Stock Ownership Limit, for purposes of applying Section 7.2.1(a)(i)(1) to such Person, “9.8%” (or such lesser percentage of Beneficial Ownership or Constructive Ownership of the Person of shares of Common Stock (in value or in number of shares, whichever is more restrictive), determined at the end of the date before the Initial Date) shall be substituted in the definition of Common Stock Ownership Limit for “8%”2 (in value or in number of shares, whichever is more restrictive) (such substitute percentage, as reduced pursuant to the following proviso, the “Substitute Percentage”); provided, however, that if and to the extent that such Person’s Beneficial Ownership or Constructive Ownership, as applicable, of shares of Common Stock (in value or in number of shares, whichever is more restrictive) is reduced for any reason to a percentage below the Substitute Percentage (as reduced pursuant to this proviso) the Substitute Percentage for such Beneficial Ownership or Constructive Ownership, as applicable, as applied to such Person, shall automatically become that reduced percentage (but not below the Common Stock Ownership Limit (as determined without regard to this Section 7.2.1(a)(iv)); and provided further that, for the sake of clarity, this Section 7.2.1(a)(iv) shall not limit the application of Section 7.2.1(a)(i) (other than Section 7.2.1(a)(i)(1)), Section 7.2.1(a)(ii), Section 7.2.1(a)(iii), and Section 7.2(b)).

(b) Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

(i) then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or

[2]	Subject to change, prior to proxy mailing, by mutual agreement of Colony Financial, Inc. and Colony Capital, LLC.

(ii) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares of Capital Stock; or

(ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), or would not prevent the Corporation from failing to qualify as a REIT, then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 7.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a), or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, shall give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or ownership on the Corporation’s status as a REIT.

Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of each class or series of Capital Stock Beneficially Owned and a description of the manner in which such shares are held; provided, that a stockholder of record who holds outstanding shares of Capital Stock as nominee for another Person, which other Person is required to include in gross income the dividends or distributions received on such shares (an “Actual Owner”), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of shares of such Actual Owner with respect to which the stockholder of record is nominee. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with Section 7.2.1(a) (including information about a Person’s qualification as a Designated Investment Entity); and

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with Section 7.2.1(a) (including information about a Person’s qualification as a Designated Investment Entity).

Section 7.2.5 Remedies Not Limited. Subject to Sections 5.4 and 7.4 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s qualification as a REIT.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. If Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

Section 7.2.7 Exemptions.

(a) The Board of Directors, in its sole discretion, may exempt, prospectively or retroactively, a Person from the Common Stock Ownership Limit, the Preferred Stock Ownership Limit, or the Designated Investment Entity Limit if: (i) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board of Directors information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own shares of Common Stock in excess of the Common Stock Ownership Limit or Preferred Stock in excess of the Preferred Stock Ownership Limit by reason of such Person’s ownership of Common Stock in excess of the Common Stock Ownership Limit or, for a Designated Investment Entity, the Designated Investment Entity Limit, or Preferred Stock in excess of the Preferred Stock Ownership Limit pursuant to the exemption granted under this subparagraph (a); (iii) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that clauses (1), (2) and (3) of subparagraph (a)(ii) of Section 7.2.1 will not be violated by reason of such Person’s ownership of Common Stock in excess of the Common Stock Ownership Limit or, for a Designated Investment Entity, the Designated Investment Entity Limit, or Preferred Stock in excess of the Preferred Stock Ownership Limit pursuant to the exemption granted under this subparagraph 7.2.7(a); and (iv) such Person provides to the Board of Directors such representations and undertakings, if any, as the Board of Directors may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Common Stock in excess of the Common Stock Ownership Limit or, for a Designated Investment Entity, the Designated Investment Entity Limit, or Preferred Stock in excess of the Preferred Stock Ownership Limit pursuant to any exemption thereto granted under this subparagraph (a), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 (including without limitation, Section 7.2.5) with respect to shares of Common Stock held in excess of the Common Stock Ownership Limit or, for a Designated Investment Entity, the Designated Investment Entity Limit, or Preferred Stock held in excess of the Preferred Stock Ownership Limit with respect to such Person (determined without regard to the exemption granted such Person under this subparagraph (a));

(b) Prior to granting any exemption pursuant to subparagraph (a), the Board of Directors, in its sole and absolute discretion, may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT; provided, however, that the Board of Directors shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.

(c) Subject to Section 7.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Common Stock Ownership Limit, Designated Investment Entity Limit, or the Preferred Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

(d) In connection with granting any exemption or waiver pursuant to Section 7.2.7(a), the Board of Directors may include such terms and conditions in such waiver as it determines are advisable.

Section 7.2.8 Increase in the Common Stock Ownership, the Designated Investment Entity Limit, and the Preferred Stock Ownership Limits. Subject to the limitations provided in Section 7.2.1(a)(ii) and this Section 7.2.8, the Board of Directors may from time to time increase the Common Stock Ownership Limit, the Designated Investment Entity Limit, and/or the Preferred Stock Ownership Limit; provided, however, that:

(a) None of the Common Stock Ownership Limit, Designated Investment Entity Limit, and the Preferred Stock Ownership Limit may be increased if, after giving effect to such change, five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code, could Beneficially Own, in the aggregate, more than 49.9% of the value of the outstanding Capital Stock; and

(b) Prior to the modification of the Common Stock Ownership Limit, the Designated Investment Entity Limit, or the Preferred Stock Ownership Limit pursuant to this Section 7.2.8, the Board of Directors, in its sole and absolute discretion, may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT if the modification of the Common Stock Ownership Limit or the Preferred Stock Ownership Limit were to be made.

Section 7.2.9 Legend. Each certificate for shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person, other than a Designated Investment Entity, may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of eight percent (8%)3 (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation; (ii) no Person may Beneficially Own or Constructively Own shares of Preferred Stock of the Corporation in excess of 9.8 percent (9.8%) (in value or number of shares, whichever is more restrictive) of the total outstanding shares of such class or series of Preferred Stock of the Corporation; (iii) no Designated Investment Entity may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8 percent (9.8%) (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation; (iv) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Capital Stock that would result in the Corporation owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for the taxable year of the Corporation during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of the Corporation’s gross income (as

[3]	Subject to change, prior to proxy mailing, by mutual agreement of Colony Financial, Inc. and Colony Capital, LLC.

determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; (v) no Person may Beneficially Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Internal Revenue Code of 1986 (the “Code”) (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause the Corporation to fail to qualify as a real estate investment trust under the Code; and (vi) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code). Any Person who Beneficially Owns or Constructively Owns, Transfers or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations set forth must immediately notify the Corporation. If certain of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such shares.

[Shares of Class B Common Stock convert automatically into fully-paid and non-assessable shares of Class A Common Stock at a ratio of one (1) share of Class A Common Stock for each share of Class B Common Stock upon the following events and in the following amounts: (i) the Transfer of Beneficial Ownership of Class B Common Stock by a the Initial Holder or any of his Family Members, other than to any of the Initial Holder’s Family Members, with each share of Class B Common Stock being Transferred converting automatically into one share of Class A Common Stock immediately prior to such Transfer, and (ii) (x) the Transfer of Beneficial Ownership of OP Units by the Initial Holder, other than to a Qualified Transferee, (y) the Transfer of Beneficial Ownership of OP Units by a Qualified Transferee other than to the Initial Holder or to another Qualified Transferee, and (z) the ceasing by any Person that is a Beneficial Owner of OP Units to continue to be a “Qualified Transferee,” in the case of each of clauses (x), (y) and (z), with one share of Class B Common Stock held by the Initial Holder (or the Initial Holder’s Family Members, to the extent the Initial Holder does not then hold sufficient shares) shall, upon such Transfer (in the case of clauses (x) or (y) above) or cessation (in the case of clause (z) above), as the case may, automatically converting into one share of Class A Common Stock Share for every [thirty-five and one-half (35.5)] OP Units (x) Transferred or caused to be Transferred by the Initial Holder or such Qualified Transferee, or (y) then held by the Person who ceased to continue to be a “Qualified Transferee” (in each case rounding up to the nearest [thirty-five and one-half (35.5)] OP Units).]

All capitalized terms in this legend have the meanings defined in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3 Transfer of Shares in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Charitable Trust, such shares of Capital Stock shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to

Section 7.2.1(b). The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.7.

Section 7.3.2 Status of Shares Held by the Charitable Trustee. Shares of Capital Stock held by the Charitable Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares of Capital Stock.

Section 7.3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee shall be paid with respect to such shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that shares of Capital Stock have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4 Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Corporation, the Charitable Trustee shall be entitled to receive, ratably with each other holder of shares of the class or series of Capital Stock that is held in the Charitable Trust, that portion of the assets of the Corporation available for distribution to the holders of such class or series (determined based upon the ratio that the number of shares of such class or series of Capital Stock held by the Charitable Trustee bears to the total number of shares of such class or series of Capital Stock then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Corporation, in accordance with Section 7.3.5.

Section 7.3.5 Sale of Shares by Charitable Trustee. Within twenty (20) days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Charitable Trust, the Charitable Trustee shall sell the shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). In connection with any such sale, the Charitable Trustee shall use good faith efforts to sell such shares at a fair market price. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.5. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.5, such excess shall be paid to the Charitable Trustee upon demand.

Section 7.3.6 Purchase Right in Stock Transferred to the Charitable Trustee. Shares of Capital Stock transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.3.5. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.7 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) the shares of Capital Stock held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code.

Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

LIMITATION OF LIABILITY AND INDEMNIFICATION

OF DIRECTORS AND OFFICERS

Section 8.1 Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 8.1, nor the adoption or amendment of any other provision of the Charter or Bylaws of the Corporation inconsistent with this Section 8.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of directors and officers of a Maryland corporation for money damages in a suit by or on behalf of the Corporation or by any stockholder, no director or officer of the Corporation shall be liable to the Corporation or to any stockholder for money damages except to the extent that (a) the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 8.2 Indemnification.

(a) To the maximum extent permitted by Maryland law in effect from time to time, and in accordance with applicable provisions of the Bylaws, the Corporation shall indemnify, and pay or reimburse the reasonable expenses in advance of final disposition of a proceeding to, (i) any present or former director or officer of the Corporation against any claim or liability to which he or she may become subject by reason of service in such capacity, and (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, REIT, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. In addition, the Corporation may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses to any individual who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Any amendment of this Section 8.2 shall be prospective only and shall not affect the applicability of this section with respect to any act or failure to act that occurred prior to such amendment.

(b) The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person described in the preceding paragraph against any liability which may be asserted against such person.

(c) The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

ARTICLE IX

DURATION

The Corporation shall continue perpetually unless terminated pursuant to any applicable provision of the MGCL.

ARTICLE X

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including, without limitation, any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as set forth below and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of not less than a majority of all the shares of stock of the Corporation then outstanding and entitled to be cast on the matter. Any amendment to Section 5.3, Article VII or this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of two-thirds of all the shares of stock of the Corporation then outstanding and entitled to be cast on the matter.

ARTICLE XI

SEVERABILITY

If any provision of the Charter shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Charter in any jurisdiction.

THIRD: The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment to and restatement of the Charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing amendment to and restatement of the Charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment to and restatement of the Charter.

SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment to and restatement of the Charter was five hundred million (500,000,000), consisting of four hundred fifty million (450,000,000) shares of Common Stock, $0.01 par value per share, and fifty million (50,000,000) shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value was five million dollars ($5,000,000).

EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment to and restatement of the Charter is five hundred million (500,000,000), consisting of [            ] ([            ]) shares of Class A Common Stock, $0.01 par value per share, [            ] ([            ]) shares of Class B Common Stock, $0.01 par value per share, and fifty million (50,000,000) shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is five million dollars ($5,000,000).

NINTH: The undersigned acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this [    ] day of [                    ], 2015.

ATTEST:	COLONY FINANCIAL, INC.
(SEAL)

Name:	Name:

Title:	Title:

EXHIBIT B

BARRACK EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of December 23, 2014, is made by and between Colony Financial, Inc., a Maryland corporation (“CFI”), and Thomas J. Barrack, Jr. (the “Executive”). CFI, together with its subsidiaries is hereinafter referred to as “the Company,” and where the context permits, references to “the Company” shall include the Company and any successor to the Company.

WHEREAS, certain businesses of the Company are currently externally managed and advised by a subsidiary of Colony Capital, LLC (“CC”) pursuant to the terms of a management agreement;

WHEREAS, CFI, CC, Colony Capital Holdings, LLC, a Delaware limited liability company (“CC Holdings”), Colony Capital OP Subsidiary, LLC, a Delaware limited liability company (“NewCo”), CCH Management Partners I, LLC (“CCH”), FHB Holding LLC, a Delaware limited liability company, Richard B. Saltzman and CFI RE Masterco LLC, a Delaware limited liability company (the “OP”) have entered into that certain Contribution and Implementation Agreement, dated as of December 23, 2014 (the “Contribution Agreement”), pursuant to which, among other things, CC Holdings, CC and CCH will contribute to the OP and the OP will acquire from CC Holdings, CC and CCH the membership interests in NewCo held by CC Holdings, CC and CCH (which constitute all of the membership interests of NewCo) (along with the other transactions contemplated thereby, the “Contribution”) and the management of the Company will be internalized; and

WHEREAS, CFI desires to enter into this Agreement with the Executive, effective as of the closing of the Contribution (the date on which such closing occurs, the “Effective Date”), pursuant to which the Executive will become employed by CFI Operating Company, LLC or one of its subsidiaries (as applicable, the “Operating Entity”) and will continue to serve as the Executive Chairman and the Chairman of the Board of Directors of CFI (the “Board”).

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. EMPLOYMENT TERM. The Executive’s employment under the terms and conditions of this Agreement shall commence on the Effective Date and shall expire on the fifth anniversary of the Effective Date (the “Initial Term”); provided, however, that on the fifth anniversary of the Effective Date and on each subsequent anniversary thereof, the term of this Agreement shall automatically be extended for an additional one-year period (each a “Renewal Term”) unless, not later than 180 days prior to the expiration of the Initial Term or the then-current Renewal Term, as applicable, either party provides written notice to the other party hereto that such extension shall not take effect (a “Non-Renewal Notice”). The period during which the Executive is employed by the Company during the Initial Term and any Renewal Term pursuant to this Agreement is referred to herein as the “Employment Term”. Notwithstanding anything set forth in this Section 1 to the contrary, the Employment Term and the Executive’s employment shall earlier terminate immediately upon the termination of the Executive’s employment pursuant to Section 4 hereof.

2. POSITION; REPORTING AND DUTIES; LOCATION.

(a) Position and Reporting. During the Employment Term, the Executive shall serve as the Executive Chairman of CFI. The Executive shall report directly to the Board during the Employment Term. At all times during the Employment Term during which the Executive is serving as a member of the Board, the Executive shall serve as the Chairman of the Board.

(b) Duties and Responsibilities.

(i) During the Employment Term, the Executive shall devote substantially all of his business time and attention to the performance of his duties hereunder, shall faithfully serve the Company and shall have no other employment which is undisclosed to the Company or which conflicts with his duties under this Agreement;

provided, that, nothing contained herein shall prohibit the Executive from (A) devoting time as he determines in good faith to be necessary or appropriate to fulfil his duties to Colony Capital Holdings, LLC and its affiliates (“CCHLLC Duties”), (B) participating in trade associations or industry organizations, (C) engaging in charitable, civic, educational or political activities, (D) delivering lectures or fulfilling speaking engagements, (E) engaging in personal investment activities and personal real estate-related activities for himself and his family or (F) accepting directorships or similar positions (together, the “Personal Activities”), in each case so long as the Personal Activities do not unreasonably interfere, individually or in the aggregate, with the performance of the Executive’s duties to the Company under this Agreement. The Company hereby acknowledges and approves the current activities of the Executive as set forth on Schedule 1 hereto, each of which shall be deemed a Personal Activity. Notwithstanding the foregoing, to the extent that the Personal Activities include the Executive providing services to any for-profit company (excluding CC and CFI, and any subsidiaries or portfolio companies thereof) as a member of such company’s board of directors, only two such directorships shall be permitted as a Personal Activity.

(ii) In serving in his capacity as the Executive Chairman of CFI during the Employment Term, the Executive shall (A) perform such duties and provide such services as are reasonably consistent with those provided by the Executive to CFI in his role as its Executive Chairman prior to the Effective Date and (B) provide such other duties as are consistent with his role as Executive Chairman of CFI, as reasonably requested from time to time by the Board.

(iii) The parties acknowledge and agree that all of the compensation and benefits provided to the Executive hereunder will be in respect of services performed by the Executive for the Operating Entity.

(c) Location of Employment. The Executive’s principal place of business during the Employment Term shall be at the Company’s office in Santa Monica, California; provided, that, the Executive may perform his duties in such other locations in his reasonable discretion so long as he performs such duties in a manner consistent with his position and responsibilities and takes into consideration the needs of the Company; provided, further, that the Executive may be required to engage in travel during the Employment Term in the performance of his duties hereunder, including at the Board’s reasonable request. In the event such travel results in Executive having to perform a significant portion of his duties at a Company location other than his principal place of business for a significant period of time, and Executive determines to relocate his principal place of residence to a city in proximity to such other Company location, on a permanent or temporary basis, the Company shall pay for all relocation and return expenses on a tax-grossed up basis, with such payments subject to approval, not to be unreasonably withheld, by the Board or a committee of directors delegated by the Board.

(d) Termination of Chief Executive Officer. If the employment of Richard B. Saltzman as the Chief Executive Officer of CFI terminates for any reason during the Employment Term (a “CEO Termination”), then the Board shall provide the Executive with an opportunity to present his views to the Board regarding the appointment of any other individual to serve as the Chief Executive Officer of CFI within a reasonable period of time prior to the appointment thereof, and the Board will consider the Executive’s views on any such appointment.

3. COMPENSATION AND BENEFITS.

(a) Base Salary. During the Employment Term, the Company will pay to the Executive a base salary at the annualized rate of not less than $1,000,000 (the base salary in effect from time to time, the “Base Salary”). The Base Salary will be paid to the Executive in accordance with the Company’s customary compensation practices from time to time in effect for the Company’s senior executive officers. The Board (or a committee of directors delegated by the Board) will review the Base Salary from time to time, but at least annually, during the Employment Term, but may not reduce the Executive’s then-existing Base Salary without the Executive’s prior written consent and agreement.

(b) Annual Cash Bonus.

(i) For each calendar year during the Employment Term beginning with the calendar year in which the Effective Date occurs, the Executive shall be given an opportunity to earn an annual incentive cash bonus based on an evaluation by the Board (or a committee of directors delegated by the Board) of the Executive’s performance in respect of the applicable calendar year; provided, that, the Board or such committee may determine prior to the beginning of any such calendar year to instead condition the payment of all or a portion of the cash bonus with respect to the applicable calendar year upon the achievement of performance measures determined by the Board or such committee in consultation with the Executive (as applicable, the “Annual Bonus”). The Executive’s target Annual Bonus for each calendar year during the Employment Term (including the calendar year in which the Effective Date occurs) shall be no less than $4,000,000 (such amount, as increased from time to time, the “Target Bonus Amount”). If the Board (or a committee of directors delegated by the Board), establishes reasonable performance measures as provided for above, the actual Annual Bonus amount paid to the Executive in respect of any calendar year during the Employment Term shall be based on the achievement of the applicable performance measures and may be less or more than the applicable Target Bonus Amount. The Board (or a committee of directors delegated by the Board) will review the Target Bonus Amount from time to time, but at least annually, during the Employment Term, but may not reduce the Executive’s then-existing Target Bonus Amount without the Executive’s prior written consent and agreement. The Executive’s Annual Bonus for the calendar year in which the Effective Date occurs shall not be pro-rated.

(ii) Any Annual Bonus payment that becomes payable to the Executive hereunder will be paid to him in a cash lump sum by no later than March 15 of the calendar year following the calendar year to which it relates (and no later than the date on which bonuses are paid to other senior executive officers of CFI); provided, that, except as otherwise set forth in this Agreement, the Executive is an active employee as of, and has not given or received notice of termination of employment as of, the date such payment would otherwise be made.

(c) Equity Incentives and Related Awards.

(i) For each calendar year during the Employment Term beginning with the calendar year in which the Effective Date occurs, the Executive shall be eligible to receive equity and equity-based incentive awards (“LTIP Awards”), with an annual target LTIP Award opportunity equal to 350% of Base Salary (the target amount in effect from time to time, the “Target LTIP Award”). The target LTIP Award for any calendar year and any applicable performance measures will be determined by the Board (or a committee of directors delegated by the Board) in consultation with the Executive. The Board (or a committee of directors delegated by the Board) will review the Target LTIP Award from time to time, but at least annually, during the Employment Term, but may not reduce the Executive’s then-existing Target LTIP Award without the Executive’s prior written consent and agreement.

(ii) The Executive shall (x) continue to receive allocations in respect of carried interests, incentive fees and other such remuneration in respect of funds and similar vehicles, as applicable, managed by the Company that were granted to the Executive prior to the Effective Date and (y) be eligible to be granted new allocations in respect of carried interests, incentive fees and other such remuneration in respect of funds and similar vehicles, as applicable, managed by the Company (collectively, (“Fund Incentives”). Allocations of all Fund Incentives provided to executive officers and other employees of the Company shall be made as determined by the Board of Directors (or a committee of the directors delegated by the Board) in consultation with the Executive.

(iii) The terms and conditions (including with respect to vesting) of any LTIP Awards and Fund Incentives shall be no less favorable than the terms and conditions of any LTIP Awards and Fund Incentives, as applicable, granted to the executive officers of the Company during the same calendar year.

(d) Retirement, Welfare and Fringe Benefits. During the Employment Term, the Executive shall be eligible to participate in the retirement savings, medical, disability, life insurance, perquisite and other welfare and fringe benefit plans applicable to senior executive officers of CFI generally in accordance with the terms of such plans as are in effect from time to time. The foregoing shall not be construed to limit the ability of the Company to amend, modify or terminate any such benefit plans, policies or programs in accordance with their terms or to cease providing such benefit plans, policies or programs at any time and from time to time; provided, that subject to the last sentence of this Section 3(d), the terms and conditions imposed on Executive’s participation in such plans, policies or programs and any adverse amendments, terminations and modifications are at least as favorable to Executive as those applicable to the other senior executives. In addition (i) the Executive shall continue to receive the other fringe benefits and perquisites provided to the Executive by CC and its affiliates immediately prior to the Effective Date and (ii) the Company shall make available to the Executive the use of the Company’s corporate jet (if any) for business purposes in accordance with the arrangements in effect immediately prior to the Effective Date.

(e) Paid Time Off. During the Employment Term, the Executive shall be eligible to participate in the paid time off policies generally applicable to CFI’s senior executives as are in effect from time to time.

(f) Business Expenses. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses that the Executive incurs in connection with his employment during the Employment Term or his employment by CC during the 90-day period prior to the Effective Date upon presentation of expense statements or vouchers and such other information as the Company may require in accordance with the generally applicable policies and procedures of the Company applicable to CFI’s senior executive officers as are in effect from time to time. No expense payment or reimbursement under this Section 3(f) shall be “grossed up” or increased to take into account any tax liability incurred by the Executive as a result of such payment or reimbursement.

(g) Insurance; Indemnification. The Executive shall be covered by such comprehensive directors’ and officers’ liability insurance and errors and omissions liability insurance as the Company shall have established and maintained in respect of its directors and officers generally at its expense, and the Company shall cause such insurance policies to be maintained in a manner reasonably acceptable to the Executive both during and, in accordance with the provisions of Section 4(a)(i)(D) below, after, Executive’s employment with the Company. The Executive shall also be entitled to indemnification rights, benefits and related expense advances and reimbursements to the same extent as any other director or officer of CFI and to the maximum extent permitted under applicable law pursuant to an indemnification agreement (the “Indemnification Agreement”).

(h) Attorneys’ Fees. The Company shall promptly pay or reimburse the Executive for reasonable attorneys’ fees incurred by the Executive in connection with the review, negotiation, drafting and execution of this Agreement, the Restrictive Covenants Agreement, the Lock-Up and Liquidated Damages Agreement and any related arrangements, in an aggregate amount not to exceed $100,000, subject to the Executive providing the Company with reasonable documentation of such fees within thirty (30) days following the Effective Date. The Company shall reimburse the Executive for such fees’ within ten (10) business days following Executive’s submission to the Company of the documentation evidencing the fees.

4. TERMINATION OF EMPLOYMENT.

(a) General Provisions.

(i) Upon any termination of Executive’s employment with the Company, the Executive shall be entitled to receive the following: (A) any accrued but unpaid Base Salary and vacation (determined in accordance with Company policy) through the date of termination (paid in cash within thirty (30) days (or such shorter period required by applicable law) following the date of termination); (B) reimbursement for expenses and fees incurred by the Executive prior to the date of termination in accordance with Sections 3(f) and 3(h); (C) vested and accrued benefits, if any, to which the Executive may be entitled under the Company’s employee benefit plans as of the date of termination (including continued access to health insurance coverage for the Executive and his dependents during the Executive’s lifetime to be paid for in full by the Executive (including any taxes for which the Executive or the Company may incur solely as a result of the Company providing such access)); and (D) any additional amounts or benefits due under any applicable plan, program, agreement or arrangement of the Company (including continuing “tail” indemnification and directors and officers liability insurance for actions and inactions occurring while the Executive provided services for CFI and its affiliates and continued coverage for any actions or inactions by the Executive while providing cooperation under this Agreement), including any such plan, program, agreement or arrangement relating to equity or equity-based awards (the amounts and benefits described in clauses (A) through (D) above, collectively, the “Accrued Benefits”). The Accrued Benefits shall in all events be paid in accordance with the Company’s payroll procedures, expense reimbursement procedures or plan terms, as applicable.

(ii) During any notice period required under this Section 4, (A) the Executive shall remain employed by the Company and shall continue to be bound by all the terms of this Agreement and any other applicable duties and obligations to the Company, (B) the Company may direct the Executive not to report to work, and (C) the Executive shall only undertake such actions on behalf of the Company, consistent with his position, as expressly directed by the Company.

(b) Termination for Cause or by the Executive without Good Reason.

(i) The Employment Term and the Executive’s employment hereunder may be terminated at any time either (A) by the Company for “Cause” (as defined and determined below), effective as set forth in Section 4(b)(iii), or (B) by the Executive without Good Reason, effective 30 days following the date on which notice of such termination is given by the Executive to the Company.

(ii) If the Executive’s employment is terminated by the Company for Cause, or by the Executive without Good Reason, the Executive shall only be entitled to receive the Accrued Benefits.

(iii) For purposes of this Agreement, a termination for “Cause” shall mean a termination of the Executive’s employment with the Company because of (A) the Executive’s conviction of, or plea of no contest to, any felony under the laws of the United States or any state within the United States (other than a traffic-related felony) which termination shall become effective immediately as of the date the Board determines to terminate the Agreement, which action must be taken on or after the date of such conviction or plea or within 60 days thereafter; (B) the Executive’s willful and gross misconduct in connection with the performance of his duties to the Company (other than by reason of his incapacity or disability), it being expressly understood that the Company’s dissatisfaction with the Executive’s performance shall not constitute Cause; or (C) a continuous, willful and material breach by the Executive of this Agreement after written notice of such breach has been provided to the Executive by the Board, provided, that, in no event shall any action or omission in subsections (B) or (C) constitute “Cause” unless (1) the Company gives notice to the Executive stating that the Executive will be terminated for Cause, specifying the particulars thereof in reasonable detail and the effective date of such termination (which shall be no less than ten (10) business days following the date on which such written notice is received by the Executive) (the “Cause Termination Notice”), (2) the Company provides the Executive and his counsel with an opportunity to appear before the Board to rebut or dispute the alleged reason for termination on a specified date that is at least three business days following the date on which the Cause Termination Notice is given, but prior to the stated termination date described in clause (1), (3) a majority of the Board (calculated without regard to the Executive) determines that the Executive has failed to materially cure or cease such misconduct or breach within ten (10) business days after the Cause Termination Notice is given to him and (4) in the case of subsections (B) and (C) above, the Company has suffered, or is reasonably expected to suffer, material economic or reputational harm. For purposes of the foregoing sentence, no act, or failure to act, on the Executive’s part shall be considered willful unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company, and any act or omission by the Executive pursuant to the authority given pursuant to a resolution duly adopted by the Board or on the advice of counsel for the Company will be deemed made in good faith and in the best interests of the Company.

(c) Termination by the Company without Cause or by the Executive for Good Reason.

(i) The Employment Term and the Executive’s employment hereunder may be terminated (A) by the Company at any time without Cause, effective four (4) business days following the date on which written notice to such effect is delivered to the Executive, or (B) by the Executive for “Good Reason” (as defined and determined below), effective as set forth in Section 4(c)(iii).

(ii) If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, the Company shall pay or provide to the Executive (A) the Accrued Benefits and (B) upon the Executive’s execution of a separation agreement containing a general release of claims substantially in the form attached as Exhibit A hereto (the “Release”), and the expiration of the applicable revocation period with respect to such Release within 60 days following the date of termination (the date on which the Release becomes effective, the “Release Effective Date”):

(A) A lump sum cash payment equal to the product of (i) three and (ii) the sum of (1) the Base Salary in effect immediately prior to the date of termination (without regard to any reduction that gives rise to Good Reason) and (2) (x) if such termination occurs on or after the date on which the Annual Bonus, if any, is paid to the Executive in respect of the second calendar year following the calendar year in which the Effective Date occurs (the “Third Annual Bonus”), the average Annual Bonus paid in respect of each of the three calendar years prior to the date of termination or (y) if such termination occurs prior to the date on which the Third Annual Bonus, if any, is paid, the Target Bonus Amount in effect immediately prior to the date of termination (without regard to any reduction that gives rise to Good Reason), payable on the first regularly scheduled payroll date of the Company following the Release Effective Date and in no event later than the 60th day following the date of termination (the actual date of payment, the “Severance Payment Date”); provided, that, if the 60 day period referenced in Section 4(c)(ii) begins in one calendar year and ends in a subsequent calendar year, the Severance Payment Date will in all events occur in the second calendar year;

(B) A lump sum cash payment equal to the Annual Bonus, if any, that the Executive would have received in respect of the calendar year prior to the calendar year in which the termination occurs had the Executive remained an active employee of the Company, based on the achievement of the applicable performance measures, to the extent unpaid as of the termination date, payable on the date such amount would have been paid had the Executive continued in employment (the “Unpaid Bonus”);

(C) A lump-sum payment equal to the product of (1) the Target Annual Bonus in effect for the calendar year in which the termination occurs, and (2) a fraction, the numerator of which shall equal the number of days during the year in which the termination date occurs that the Executive was employed by the Company and the denominator of which shall equal 365, payable on the Severance Payment Date (the “Pro-Rated Bonus”);

(D) Continuation of the Company’s contributions necessary to maintain the Executive’s coverage for the 24 calendar months immediately following the end of the calendar month in which the termination date occurs under the medical, dental and vision programs in which the Executive participated immediately prior to his termination of employment (and such coverage shall include the Executive’s eligible dependents); provided, that, if the Company determines in good faith that such contributions would cause adverse tax consequences to the Company or the Executive under applicable law, the Company shall instead provide the Executive with monthly cash payments during such 24-month period in an amount that, after reduction for applicable taxes (assuming the Executive pays taxes at the highest marginal rates in the applicable jurisdictions), is equal to the amount of the Company’s monthly contributions referenced above. The applicable period of health benefit continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) shall begin on the expiration of such 24-month period;

(E) Full vesting as of the date of termination of any and all equity or equity-based awards relating to the securities of the Company and any Fund Incentives that are outstanding and unvested immediately prior to the date of such termination; and

(F) Continued provision of the security and kidnap insurance as in effect immediately prior to the date of such termination, for the later to occur of (x) the scheduled expiration of the Employment Term and (y) 24 calendar months immediately following the date of such termination.

(iii) For purposes of this Agreement, “Good Reason” shall mean any action by the Company, in each case without the Executive’s prior written consent, that (A) results in a material diminution in the Executive’s duties, authority or responsibilities or a diminution in Executive’s title or position; provided, that (x) causing the Executive to no longer report solely and directly to the Board, (y) modifying the Executive’s title and (z) failing to maintain Executive on the Board shall all constitute Good Reason; (B) reduces the Base Salary, Target Annual Bonus or Target LTIP Award then in effect; (C) relocates the Executive’s principal place of employment to a location more than 25 miles from the location in effect immediately prior to such relocation; or (D) constitutes a material breach by the Company of this Agreement or any other material agreement between the Executive and the Company, which such material breach shall include (i) any action by the Company that restricts the Executive’s ability to perform the CCHLLC Duties or (ii) the failure of the Board to provide the Executive with the opportunity to serve as the Chief Executive Officer of CFI following a CEO Termination; provided, that, in no event shall the occurrence of any such condition constitute Good Reason unless (1) the Executive gives notice to the Company of the existence of the Executive’s knowledge of the condition giving rise to Good Reason within 90 days following its initial existence, (2) the Company fails to cure such condition within 30 days following the date such notice is given and (3) the Executive terminates his employment with the Company within 30 days following the expiration of such cure period.

(d) Termination Due to Death or Disability.

(i) The Employment Term and the Executive’s employment hereunder (A) may be terminated by the Company as a result of the Executive’s “Disability” (as defined and determined below) and (B) shall terminate immediately as a result of the Executive’s death.

(ii) If the Executive’s employment is terminated by the Company as a result of the Executive’s Disability or terminates as a result of the Executive’s death, the Company shall provide the Executive (or his estate) with: (A) the Accrued Benefits, (B) the Unpaid Bonus, (C) a lump-sum payment equal to the Pro-Rated Bonus with respect to the calendar year in which the termination occurs and (D) full vesting as of the date of termination of any and all equity or equity-based awards relating to the securities of the Company and any Fund Incentives that are outstanding and unvested immediately prior to the date of such termination.

(iii) For purposes of this Agreement, “Disability” shall mean a physical or mental incapacity that substantially prevents the Executive from performing his duties hereunder and that has continued for at least 180 consecutive days. Any dispute as to whether or not the Executive is disabled within the meaning of the preceding sentence shall be resolved by a qualified, independent physician reasonably satisfactory to the Executive and the Company, and the determination of such physician shall be final and binding upon both the Executive and the Company. All fees and expenses of any such physician shall be borne solely by the Company.

(e) Non-Renewal of Agreement.

(i) If the Company gives a Non-Renewal Notice to the Executive, the Employment Term and the Executive’s employment hereunder shall terminate as of the expiration of the Initial Term or then-current Renewal Term, as applicable, and the Company shall provide the Executive with all of the payments and benefits set forth in Section 4(c) hereof, subject to his execution and non-revocation of the Release by the Release Effective Date.

(ii) If the Executive gives a Non-Renewal Notice to the Company, the Employment Term and the Executive’s employment hereunder shall terminate as of the expiration of the Initial Term or then-current Renewal Term, as applicable, and the Company shall provide the Executive with (w) the Accrued Benefits,

(x) any Unpaid Bonus in respect of the calendar year prior to the calendar year in which the termination occurs, (y) a Pro-Rated Bonus in respect of the calendar year in which the termination occurs and (z) in the event that such Notice of Non-Renewal is given by the Executive upon his retirement from the Company on or after his attainment of age 72, full vesting as of the date of termination of any and all equity or equity-based awards relating to the securities of the Company and any Fund Incentives that are outstanding and unvested immediately prior to the date of such termination.

(f) Return of Property. Upon any termination of the Executive’s employment hereunder, the Executive shall as soon as practicable following such termination deliver or cause to be delivered to the Company the tangible property owned by the Company, which is in the possession or control of the Executive. Notwithstanding the foregoing, the Executive shall be permitted to retain his calendar and his contacts and investor lists, all compensation-related plans and agreements, any documents reasonably needed for personal tax purposes and his personal notes, journals, diaries and correspondence (including personal emails). In addition, the Executive shall be able to retain his mobile phone(s) and personal computer(s) and his cell phone number(s).

(g) Resignation as Officer or Director. Unless requested otherwise by the Company, upon any termination of the Executive’s employment hereunder the Executive shall resign each position (if any) that the Executive then holds as an officer or director of the Company. The Executive’s execution of this Agreement shall be deemed the grant by the Executive to the officers of the Company of a limited power of attorney to sign in the Executive’s name and on the Executive’s behalf any such documentation as may be required to be executed solely for the limited purposes of effectuating such resignations.

(h) No Set-Off or Mitigation. The Company’s obligations to make payments under this Agreement shall not be affected by any set-off, counterclaim, recoupment or other claim the Company or any of its affiliates may have against the Executive. The Executive does not need to seek other employment or take any other action to mitigate any amounts owed to the Executive under this Agreement, and those amounts shall not be reduced if the Executive does obtain other employment.

5. RESTRICTIVE COVENANTS. The Executive is entering into the Restrictive Covenant Agreement, substantially in the form attached as Exhibit B hereto (the “Restrictive Covenant Agreement”), as of the date hereof. The Restrictive Covenant Agreement shall become effective as of the Effective Date and shall continue in effect at all applicable times following the Effective Date in accordance with the terms and conditions thereof.

6. SECTION 280G.

(a) Treatment of Payments. Notwithstanding anything in this Agreement or any other plan, arrangement or agreement to the contrary, in the event that an independent, nationally recognized, accounting firm which shall be designated by the Company with the Executive’s written consent (which consent shall not be unreasonably withheld) (the “Accounting Firm”) shall determine that any payment or benefit received or to be received by the Executive from the Company or any of its affiliates or from any person who effectuates a change in control or effective control of the Company or any of such person’s affiliates (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, the “Total Payments”) would fail to be deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise would be subject (in whole or part) to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) then the Accounting Firm shall determine if the payments or benefits to be received by the Executive that are subject to Section 280G of the Code shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but such reduction shall occur if and only to the extent that the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes, and employment, Social Security and Medicare taxes on such reduced Total Payments), is greater than or equal to the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes and employment, Social Security and Medicare taxes on such Total Payments and the amount of Excise Tax (or any other excise tax) to which the Executive would be subject in respect of such unreduced Total Payments). For purposes of this Section 6(a), the above tax amounts shall be determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied (or is likely to apply) to the Executive’s taxable income for the tax year in which the transaction which causes the application of Section 280G of the Code occurs, or such other rate(s) as the Accounting Firm determines to be likely to apply to the Executive in the relevant tax year(s) in which any of the Total Payments is expected to be made. If the Accounting Firm determines that the Executive would not retain a larger amount on an after-tax basis if the Total Payments were so reduced, then the Executive shall retain all of the Total Payments.

(b) Ordering of Reduction. In the case of a reduction in the Total Payments pursuant to Section 6(a), the Total Payments will be reduced in the following order: (i) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments and benefits due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24) will next be reduced; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with amounts that are payable last reduced first, will next be reduced; (iv) payments and benefits due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24) will next be reduced; and (v) all other non-cash benefits not otherwise described in clauses (ii) or (iv) will be next reduced pro-rata.

(c) Certain Determinations. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax: (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code will be taken into account; (ii) no portion of the Total Payments will be taken into account which, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to the Executive and selected by the Accounting Firm, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments will be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as set forth in Section 280G(b)(3) of the Code) that is allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments will be determined by the Accounting Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. The Executive and the Company shall furnish such documentation and documents as may be necessary for the Accounting Firm to perform the requisite calculations and analysis under this Section 6 (and shall cooperate to the extent necessary for any of the determinations in this Section 6(c) to be made), and the Accounting Firm shall provide a written report of its determinations hereunder, including detailed supporting calculations. If the Accounting Firm determines that aggregate Total Payments should be reduced as described above, it shall promptly notify the Executive and the Company to that effect. In the absence of manifest error, all determinations by the Accounting Firm under this Section 6 shall be binding on the Executive and the Company and shall be made as soon as reasonably practicable and in no event later than fifteen (15) days following the later of the Executive’s date of termination of employment or the date of the transaction which causes the application of Section 280G of the Code. The Company shall bear all costs, fees and expenses of the Accounting Firm and any legal counsel retained by the Accounting Firm.

(d) Additional Payments. If the Executive receives reduced payments and benefits by reason of this Section 6 and it is established pursuant to a determination of a court of competent jurisdiction which is not subject to review or as to which the time to appeal has expired, or pursuant to an Internal Revenue Service proceeding, that the Executive could have received a greater amount without resulting in any Excise Tax, then the Company shall thereafter pay the Executive the aggregate additional amount which could have been paid without resulting in any Excise Tax as soon as reasonably practicable following such determination.

7. ASSIGNMENT; ASSUMPTION OF AGREEMENT. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or setoff by the Executive in respect of any claim, debt, obligation or similar process. This Agreement may not be assigned by CFI and CFI will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

8. MISCELLANEOUS PROVISIONS.

(a) No Breach of Obligation to Others. The Executive represents and warrants that his entering into this Agreement does not, and that his performance under this Agreement and consummation of the transactions contemplated hereby and thereby will not, violate the provisions of any agreement or instrument to which the Executive is a party or any decree, judgment or order to which the Executive is subject, and that this Agreement constitutes a valid and binding obligation of the Executive enforceable against the Executive in accordance with its terms.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into and to be performed entirely within such state.

(c) Entire Agreement. This Agreement, together with the documents referred to herein, constitutes and expresses the whole agreement of the parties hereto with reference to any of the matters or things herein provided for or herein before discussed or mentioned with reference to the Executive’s employment with the Company, and it cancels and replaces any and all prior understandings, agreements and term sheets between the Executive and CFI and any of its subsidiaries or affiliates; provided, that, this Agreement shall not alter, amend or supersede (i) any Fund Incentives issued to Executive by CC in connection with his prior employment, (ii) any interest the Executive or any of his affiliates may have in any general partner of any fund or related entity managed by the Company, the terms of any of the OP Units issued pursuant to, or other rights the Executive may have under the Contribution Agreements, (iii) the Ancillary Documents (as defined in the Contribution Agreement), (iv) the Indemnification Agreement referenced in Section 3(g) of this Agreement to which the Executive or any of his affiliates is a party or beneficiary and (v) any equity grant made by CFI to the Executive prior to the Effective Date. All promises, representations, collateral agreements and understandings not expressly incorporated in this Agreement are hereby superseded by this Agreement.

(d) Notices. All notices, requests, demands and other communications required or permitted hereunder must be made in writing and will be deemed to have been duly given and effective: (a) on the date of delivery, if delivered personally; (b) on the earlier of the fourth day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (c) on the date of transmission, if sent by facsimile; or (d) on the date of requested delivery if sent by a recognized overnight courier:

If to the Company:	Colony Financial, Inc.

2450 Broadway, 6th Floor

Santa Monica, CA 90404
Attention: General Counsel

If to the Executive:	to the last address of the Executive

in the Company’s records specifically identified for notices under this Agreement

With a copy to:	Frank Reddick

Akin Gump Strauss Hauer & Feld LLP

2029 Century Park East

Los Angeles, California 90067

With a copy to:	Michael S. Katzke

Katzke & Morgenbesser LLP

1345 Avenue of the Americas, 31st Floor

New York, NY 10105

or to such other address as is provided by a party to the other from time to time.

(e) Survival. The representations, warranties and covenants of the Executive contained in this Agreement will survive any termination of the Executive’s employment with the Company.

(f) Amendment; Waiver; Termination. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by the Executive and CFI. No waiver by either party hereto at any time of any breach by the other party hereto of compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement and the transactions contemplated herein shall terminate automatically without any further action by any party upon the termination of the Contribution Agreement.

(g) Further Assurances. The parties hereto will from time to time after the date hereof execute, acknowledge where appropriate and deliver such further instruments and take such other actions as any other party may reasonably request in order to carry out the intent and purposes of this Agreement.

(h) Severability. If any term of provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) to the extent permitted by applicable law, the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(i) Arbitration. Except as otherwise set forth in the Restrictive Covenant Agreement, any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in Santa Monica, California before a panel of three neutral arbitrators, each of whom shall be selected jointly by the parties, or, if the parties cannot agree on the selection of the arbitrators, as selected by the American Arbitration Association. The commercial arbitration rules of the American Arbitration Association (the “AAA Rules”) shall govern any arbitration between the parties, except that the following provisions are included in the parties’ agreement to arbitrate and override any contrary provisions in the AAA Rules:

(i) The agreement to arbitrate and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict or choice of law rules;

(ii) The California Arbitration Act shall govern the arbitration, the agreement to arbitrate, and any proceedings to enforce, confirm, modify or vacate the award;

(iii) The arbitrators shall apply California law;

(iv) Any petition or motion to modify or vacate the award shall be filed in a Superior Court in California (the “Court”);

(iv) The award shall be written, reasoned, and shall include findings of fact as to all factual issues and conclusions of law as to all legal issues;

(v) Either party may seek a de novo review by the Court of the conclusions of law included in the award and any petition or motion to enforce, confirm, modify or vacate the award; and

(vi) The arbitration shall be confidential. Judgment may be entered on the arbitrators’ award in any court having jurisdiction.

The parties hereby agree that the arbitrators shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. Each party shall bear its own legal fees and out-of-pocket expenses incurred in any arbitration hereunder and the parties shall share equally all expenses of the arbitrators; provided, that, the arbitrator shall have the same authority to award reasonable attorneys’ fees to the prevailing party in any arbitration as part of the arbitrator’s award as would be the case had the dispute or controversy been argued before a court with competent jurisdiction.

(j) Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. In the event that any provision of Agreement or any other agreement or award referenced herein is mutually agreed by the parties to be in violation of Section 409A of the Code, the parties shall cooperate reasonably to attempt to amend or modify this Agreement (or other agreement or award) in order to avoid a violation of Section 409A of the Code while attempting to preserve the economic intent of the applicable provision. Notwithstanding anything contained herein to the contrary, the Executive shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement which are subject to Section 409A of the Code until the Executive would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement or any other arrangement between the Executive and the Company during the six-month period immediately following the Executive’s separation from service shall instead be paid on the first business day after the date that is six months following the Executive’s separation from service (or, if earlier, the Executive’s date of death). To the extent required to avoid an accelerated or additional tax under Section 409A of the Code, amounts reimbursable to the Executive under this Agreement shall be paid to the Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in kind benefits provided to the Executive) during one year may not affect amounts reimbursable or provided in any subsequent year. CFI makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. For purposes of this Section 8(j), Section 409A of the Code shall include all regulations and guidance promulgated thereunder.

(k) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(l) Construction. The parties acknowledge that this Agreement is the result of arm’s-length negotiations between sophisticated parties, each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

(m) Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

(n) Tax Withholding. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for the Executive with respect to any payment provided to the Executive hereunder, and the Executive shall be responsible for any taxes imposed on Executive with respect to any such payment.

(o) Cooperation. For a period of 12 months following the termination of the Executive’s employment with the Company for any reason, the Executive shall provide reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events during the Executive’s employment hereunder of which the Executive has knowledge. The Company shall reimburse the Executive for the Executive’s reasonable travel expenses incurred in connection with the foregoing, in accordance with the Company’s policies (and consistent with the Executive’s travel practices during the Executive’s employment with the Company) and subject to the delivery of reasonable support for such expenses. Any such requests for cooperation shall be subject to the Executive’s business and personal schedule and the Executive shall not be required to cooperate against his own legal interests or the legal interests of his employer or partners or business ventures. In the event the Executive reasonably determines that he needs separate legal counsel in connection with his cooperation, the Company shall reimburse the Executive for the reasonable costs of such counsel as soon as practicable (and in any event within thirty (30) days) following its receipt of an invoice for such costs. In the event the Executive is required to cooperate for more than eight (8) hours in any 12-month period, the Executive shall be paid an hourly consulting fee in an amount mutually agreed between the Company and Executive at the time.

(p) Effectiveness. This Agreement and the transactions contemplated herein shall be conditioned upon the closing of the transactions contemplated by the Contribution Agreement. In the event that the Contribution Agreement terminates prior to the closing of the transactions contemplated thereby, this Agreement shall terminate automatically without any further action by any party and shall be void ab initio.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COLONY FINANCIAL, INC.

By:
Name:
Title:

THOMAS J. BARRACK, JR.

By:
Thomas J. Barrack, Jr.

[Signature Page to Employment Agreement of Thomas J. Barrack, Jr.]

Exhibit A

Form of Release

Thomas J. Barrack, Jr. (“Executive”), a former employee of Colony Financial, Inc. (“CFI” and together with its subsidiaries, the “Employer”), hereby enters into and agrees to be bound by this General Waiver and Release of Claims (the “Release”). Executive acknowledges that he is required to execute this Release in order to be eligible for certain post-termination benefits (the “Post-Termination Benefits”) as set forth in Section [4(c)(ii)] / [4(e)(i)] of his Employment Agreement with CFI, dated December 23, 2014 (the “Employment Agreement”). Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings specified in the Employment Agreement.

1. SEPARATION DATE. Executive acknowledges and agrees that his separation from Employer was effective as of                     , 20XX ( the “Separation Date”).

2. WAGES FULLY PAID. Executive acknowledges and agrees that he has received payment in full for all salary and other wages, including without limitation any accrued, unused vacation or other similar benefits earned through the Separation Date.

3. EXECUTIVE’S GENERAL RELEASE OF CLAIMS.

(a) Waiver and Release. Pursuant to Section [4(c)(ii)] / [4(e)(i)] of the Employment Agreement, and in consideration of the Post-Termination Benefits to be provided to Executive as outlined in the Employment Agreement and this Release as set forth herein, Executive, on behalf of himself and his heirs, executors, administrators and assigns, forever waives, releases and discharges Employer, its officers, directors, owners, shareholders and agents (collectively referred to herein as, the “Employer Group”), and each of its and their respective officers, directors, shareholders, members, managers, employees, agents, servants, accountants, attorneys, heirs, beneficiaries, successors and assigns (together with the Employer Group, the “Employer Released Parties”), from any and all claims, demands, causes of actions, fees, damages, liabilities and expenses (including attorneys’ fees) of any kind whatsoever, whether known or unknown, that Executive has ever had or might have against the Employer Released Parties that directly or indirectly arise out of, relate to, or are connected with, Executive’s services to, or employment by the Company, including, but not limited to (i) any claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, as amended, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of Title 42 of the United States Code, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Age Discrimination in Employment Act, as amended, the Uniform Services Employment and Reemployment Rights Act, as amended, the California Fair Employment and Housing Act, as amended, and the California Labor Code, as amended, and/or any other federal, state or local law (statutory, regulatory or otherwise) that may be legally waived and released and (ii) any tort and/or contract claims, including any claims of wrongful discharge, defamation, emotional distress, tortious interference with contract, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm. Executive acknowledges that if the Equal Employment Opportunity Commission or any other administrative agency brings any charge or complaint on his behalf or for his benefit, this Release bars Executive from receiving, and Executive hereby waives any right to, any monetary or other individual relief related to such a charge or complaint. This Release, however, excludes (i) any claims made under state workers’ compensation or unemployment laws, and/or any claims that cannot be waived by law, (ii) claims with respect to the breach of any covenant (including any payments under the Employment Agreement) to be performed by Employer after the date of this Release, (iii) any rights to indemnification or contribution or directors & officers liability insurance under the Employment Agreement, Indemnification Agreement, any operative documents of the Company or any applicable law, (iv) any claims as a holder of

Company equity awards under the Company’s equity incentive plans or as a holder of Fund Incentives, and (v) any claims for vested benefits under any employee benefit plan (excluding any severance plan and including claims under the Consolidated Omnibus Budget Reconciliation Act of 1985) or any claims that may arise after the date Executive signs the Release.

(b) Waiver of Unknown Claims; Section 1542. Executive intends to fully waive and release all claims against Employer; therefore, he expressly understands and hereby agrees that this Release is intended to cover, and does cover, not only all known injuries, losses or damages, but any injuries, losses or damages that he does not now know about or anticipate, but that might later develop or be discovered, including the effects and consequences of those injuries, losses or damages. Executive expressly waives the benefits of and right to relief under California Civil Code Section 1542 (“Section 1542”), or any similar statute or comparable common law doctrine in any jurisdiction. Section 1542 provides:

Section 1542. (General Release-Claims Extinguished) A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Executive understands and acknowledges the significance and consequences of this specific waiver of Section 1542 and, having had the opportunity to consult with legal counsel, hereby knowingly and voluntarily waives and relinquishes any rights and/or benefits which he may have thereunder. Without limiting the generality of the foregoing, Executive acknowledges that by accepting the benefits and payments offered in exchange for this Release, he assumes and waives the risks that the facts and the law may be other than he believes and that, after signing this Release, he may discover losses or claims that are released under this Release, but that are presently unknown to him, and he understands and agrees that this Release shall apply to any such losses or claims.

(c) Acknowledgement of ADEA Waiver. Without in any way limiting the scope of the foregoing general release of claims, Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (the “ADEA”) and that such waiver and release is knowing and voluntary. This waiver and release does not govern any rights or claims that might arise under the ADEA after the date this Release is signed by Executive. Executive acknowledges that: (i) the consideration given for this Release is in addition to anything of value to which Executive otherwise would be entitled to receive; (ii) he has been advised in writing to consult with an attorney of his choice prior to signing this Release; (iii) he has been provided a full and ample opportunity to review this Release, including a period of at least twenty-one (21) days within which to consider it (which will not be lengthened by any revisions or modifications); (iv) he has read and fully understands this Release and has had the opportunity to discuss it with an attorney of his choice; (v) to the extent that Executive takes less than twenty-one (21) days to consider this Release prior to execution, he acknowledges that he had sufficient time to consider this Release with counsel and that he expressly, voluntarily and knowingly waives any additional time; and (vi) Executive is aware of his right to revoke this Release at any time within the seven (7)-day period following the date on which he executes this Release. Executive further understands that he shall relinquish any right he has to Post-Termination Benefits described in the Employment Agreement if he exercises his right to revoke this Release. Notice of revocation must be made in writing and must be received by [Name, Title], no later than 5:00 p.m. Pacific Time on the seventh (7th) calendar day immediately after the day on which Executive executes this Release.

4. NO CLAIMS BY EXECUTIVE. Executive affirms and warrants that he has not filed, initiated or caused to be filed or initiated any claim, charge, suit, complaint, grievance, action or cause of action against Employer or any of the other Employer Released Parties.

5. NO ASSIGNMENT OF CLAIMS. Executive affirms and warrants that he has made no assignment of any right or interest in any claim which he may have against any of the Employer Released Parties.

6. ADVICE OF COUNSEL. Executive acknowledges: (a) that he has been advised to consult with an attorney regarding this Release; (b) that he has, in fact, consulted with an attorney regarding this Release; (c) that he has carefully read and understands all of the provisions of this Release; and (d) that he is knowingly and voluntarily executing this Release in consideration of the Post-Termination Benefits provided under the Employment Agreement.

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By his signature, Thomas J. Barrack, Jr. hereby knowingly and voluntarily executes this Release as of the date indicated below.

Thomas J. Barrack, Jr.

Dated:

[Signature Page to Barrack Release]

Exhibit B

Form of Restrictive Covenant Agreement

[See attached form]

EXHIBIT C

SALTZMAN EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of December 23, 2014, is made by and between Colony Financial, Inc., a Maryland corporation (“CFI”), and Richard B. Saltzman (the “Executive”). CFI, together with its subsidiaries is hereinafter referred to as “the Company,” and where the context permits, references to “the Company” shall include the Company and any successor to the Company.

WHEREAS, certain businesses of the Company are currently externally managed and advised by a subsidiary of Colony Capital, LLC (“CC”) pursuant to the terms of a management agreement;

WHEREAS, CFI, CC, Colony Capital Holdings, LLC, a Delaware limited liability company (“CC Holdings”), Colony Capital OP Subsidiary, LLC, a Delaware limited liability company (“NewCo”), CCH Management Partners I, LLC (“CCH”), FHB Holding LLC, a Delaware limited liability company, Richard B. Saltzman and CFI RE Masterco LLC, a Delaware limited liability company (the “OP”) have entered into that certain Contribution and Implementation Agreement, dated as of December 23, 2014 (the “Contribution Agreement”), pursuant to which, among other things, CC Holdings, CC and CCH will contribute to the OP and the OP will acquire from CC Holdings, CC and CCH the membership interests in NewCo held by CC Holdings, CC and CCH (which constitute all of the membership interests of NewCo) (along with the other transactions contemplated thereby, the “Contribution”) and the management of the Company will be internalized; and

WHEREAS, CFI desires to enter into this Agreement with the Executive, effective as of the closing of the Contribution (the date on which such closing occurs, the “Effective Date”), pursuant to which the Executive will become employed by CFI Operating Company, LLC or one of its subsidiaries (as applicable, the “Operating Entity”) and will continue to serve as the Chief Executive Officer and President of CFI.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. EMPLOYMENT TERM. The Executive’s employment under the terms and conditions of this Agreement shall commence on the Effective Date and shall expire on the fifth anniversary of the Effective Date (the “Initial Term”); provided, however, that on the fifth anniversary of the Effective Date and on each subsequent anniversary thereof, the term of this Agreement shall automatically be extended for an additional one-year period (each a “Renewal Term”) unless, not later than 180 days prior to the expiration of the Initial Term or the then-current Renewal Term, as applicable, either party provides written notice to the other party hereto that such extension shall not take effect (a “Non-Renewal Notice”). The period during which the Executive is employed by the Company during the Initial Term and any Renewal Term pursuant to this Agreement is referred to herein as the “Employment Term”. Notwithstanding anything set forth in this Section 1 to the contrary, the Employment Term and the Executive’s employment shall earlier terminate immediately upon the termination of the Executive’s employment pursuant to Section 4 hereof.

2. POSITION; REPORTING AND DUTIES; LOCATION.

(a) Position and Reporting. During the Employment Term, the Executive shall serve as the Chief Executive Officer and President of CFI. The Executive shall report directly to the Executive Chairman of the Company during the Employment Term unless otherwise determined by the Board of Directors of CFI (the “Board”).

(b) Duties and Responsibilities.

(i) During the Employment Term, the Executive shall devote substantially all of his full business time and attention to the performance of his duties hereunder, shall faithfully serve the Company and shall have no other employment which is undisclosed to the Company or which conflicts with his duties under this Agreement; provided, that, nothing contained herein shall prohibit the Executive from (A) participating in trade associations or industry organizations, (B) engaging in charitable, civic, educational or political activities, (C) delivering lectures or fulfilling speaking engagements, (D) engaging in personal investment activities and personal real estate-related activities for himself and his family or (E) accepting directorships or similar positions (together, the “Personal Activities”), in each case so long as the Personal Activities do not unreasonably interfere, individually or in the aggregate, with the performance of the Executive’s duties to the Company under this Agreement. The Company hereby acknowledges and approves the current activities of the Executive as set forth on Schedule 1 hereto, each of which shall be deemed a Personal Activity. Notwithstanding the foregoing, to the extent that the Personal Activities include the Executive providing services to any for-profit company (excluding CC and CFI, and any subsidiaries or portfolio companies thereof) as a member of such company’s board of directors, only two such directorships shall be permitted as a Personal Activity.

(ii) In serving in his capacity as the Chief Executive Officer and President of CFI during the Employment Term, the Executive shall (A) perform such duties and provide such services as are reasonably consistent with those provided by the Executive to CFI in his role as its Chief Executive Officer and President prior to the Effective Date and (B) provide such other duties as are consistent with his role as Chief Executive Officer and President of CFI, as reasonably requested from time to time by the Board or the Executive Chairman.

(iii) The parties acknowledge and agree that all of the compensation and benefits provided to the Executive hereunder will be in respect of services performed by the Executive for the Operating Entity.

(c) Location of Employment. The Executive’s principal place of business during the Employment Term shall be at the Company’s office in New York City; provided, that, the Executive may perform his duties in such other locations in his reasonable discretion so long as he performs such duties in a manner consistent with his position and responsibilities and takes into consideration the needs of the Company; provided further, that the Executive may be required to engage in travel during the Employment Term in the performance of his duties hereunder including at the Board’s reasonable request. In the event such travel results in the Executive having to perform a significant portion of his duties at a Company location other than his principal place of business for a significant period of time, and Executive determines to relocate his principal place of residence to a city in proximity to such other Company location, on a permanent or temporary basis, the Company shall pay for all relocation and return expenses on a tax-grossed up basis, with such payments subject to approval, not to be unreasonably withheld, by the Board or a committee of directors delegated by the Board.

3. COMPENSATION AND BENEFITS.

(a) Base Salary. During the Employment Term, the Company will pay to the Executive a base salary at the annualized rate of not less than $800,000 (the base salary in effect from time to time, the “Base Salary”). The Base Salary will be paid to the Executive in accordance with the Company’s customary compensation practices from time to time in effect for the Company’s senior executive officers. The Board (or a committee of directors delegated by the Board) will review the Base Salary from time to time, but at least annually, during the Employment Term, but may not reduce the Executive’s then-existing Base Salary without the Executive’s prior written consent and agreement.

(b) Annual Cash Bonus.

(i) For each calendar year during the Employment Term beginning with the calendar year in which the Effective Date occurs, the Executive shall be given an opportunity to earn an annual incentive cash bonus based on an evaluation by the Board (or a committee of directors delegated by the Board) of the Executive’s performance in respect of the applicable calendar year; provided, that, the Board or such committee may determine prior to the beginning of any such calendar year to instead condition the payment of all or a portion of the cash bonus with respect to the applicable calendar year upon the achievement of performance measures determined by the Board or such committee in consultation with the Executive (as applicable, the “Annual Bonus”). The Executive’s target Annual Bonus for each calendar year during the Employment Term (including the calendar year in which the Effective Date occurs) shall be no less than $2,400,000 (such amount, as increased from time to time, the “Target Bonus Amount”). If the Board (or a committee of directors delegated by the Board), establishes reasonable performance measures as provided for above, the actual Annual Bonus amount paid to the Executive in respect of any calendar year during the Employment Term shall be based on the achievement of the applicable performance measures and may be less or more than the applicable Target Bonus Amount. The Board (or a committee of directors delegated by the Board) will review the Target Bonus Amount from time to time, but at least annually, during the Employment Term, but may not reduce the Executive’s then-existing Target Bonus Amount without the Executive’s prior written consent and agreement. The Executive’s Annual Bonus for the calendar year in which the Effective Date occurs shall not be pro-rated.

(ii) Any Annual Bonus payment that becomes payable to the Executive hereunder will be paid to him in a cash lump sum by no later than March 15 of the calendar year following the calendar year to which it relates (and no later than the date on which bonuses are paid to other senior executive officers of CFI); provided, that, except as otherwise set forth in this Agreement, the Executive is an active employee as of, and has not given or received notice of termination of employment as of, the date such payment would otherwise be made.

(c) Equity Incentives and Related Awards.

(i) For each calendar year during the Employment Term beginning with the calendar year in which the Effective Date occurs, the Executive shall be eligible to receive equity and equity-based incentive awards (“LTIP Awards”), with an annual target LTIP Award opportunity equal to 350% of Base Salary (the target amount in effect from time to time, the “Target LTIP Award”). The target LTIP Award for any calendar year and any applicable performance measures will be determined by the Board (or a committee of directors delegated by the Board) in consultation with the Executive. The Board (or a committee of directors delegated by the Board) will review the Target LTIP Award from time to time, but at least annually, during the Employment Term, but may not reduce the Executive’s then-existing Target LTIP Award without the Executive’s prior written consent and agreement.

(ii) The Executive shall (x) continue to receive allocations in respect of carried interests, incentive fees and other such remuneration in respect of funds and similar vehicles, as applicable, managed by the Company that were granted to the Executive prior to the Effective Date and (y) be eligible to be granted new allocations in respect of carried interests, incentive fees and other such remuneration in respect of funds and similar vehicles, as applicable managed by the Company (collectively, (“Fund Incentives”). Allocations of all Fund Incentives provided to executive officers and other employees of the Company shall be made as determined by the Board of Directors (or a committee of the directors delegated by the Board) in consultation with the Executive.

(iii) The terms and conditions (including with respect to vesting) of any LTIP Awards and Fund Incentives shall be no less favorable than the terms and conditions of any LTIP Awards and Fund Incentives, as applicable, granted to the executive officers of the Company during the same calendar year.

(d) Retirement, Welfare and Fringe Benefits. During the Employment Term, the Executive shall be eligible to participate in the retirement savings, medical, disability, life insurance, perquisite and other welfare and fringe benefit plans applicable to senior executive officers of CFI generally in accordance with the terms of such plans as are in effect from time to time. The foregoing shall not be construed to limit the ability of the Company to amend, modify or terminate any such benefit plans, policies or programs in accordance with their terms or to cease providing such benefit plans, policies or programs at any time and from time to time; provided, that, subject to the last sentence of this Section 3(d), the terms and conditions imposed on Executive’s participation in such plans, policies or programs and any adverse amendments, terminations and modifications are at least as favorable to Executive as those applicable to the other senior executives. In addition, the Executive shall continue to receive the other fringe benefits and perquisites provided to the Executive by CC and its affiliates immediately prior to the Effective Date.

(e) Paid Time Off. During the Employment Term, the Executive shall be eligible to participate in the paid time off policies generally applicable to CFI’s senior executives as are in effect from time to time.

(f) Business Expenses. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses that the Executive incurs in connection with his employment during the Employment Term or his employment by CC during the 90-day period prior to the Effective Date upon presentation of expense statements or vouchers and such other information as the Company may require in accordance with the generally applicable policies and procedures of the Company applicable to CFI’s senior executive officers as are in effect from time to time. No expense payment or reimbursement under this Section 3(f) shall be “grossed up” or increased to take into account any tax liability incurred by the Executive as a result of such payment or reimbursement.

(g) Insurance; Indemnification. The Executive shall be covered by such comprehensive directors’ and officers’ liability insurance and errors and omissions liability insurance as the Company shall have established and maintained in respect of its directors and officers generally at its expense, and the Company shall cause such insurance policies to be maintained in a manner reasonably acceptable to the Executive, both during and in accordance with the provisions of Section 4(a)(i)(D) below, after Executive’s employment with the Company. The Executive shall also be entitled to indemnification rights, benefits and related expense advances and reimbursements to the same extent as any other director or officer of CFI and to the maximum extent permitted under applicable law pursuant to an indemnification agreement (the “Indemnification Agreement”).

(h) Attorneys’ Fees. The Company shall promptly pay or reimburse the Executive for reasonable attorneys’ fees incurred by the Executive in connection with the review, negotiation, drafting and execution of this Agreement, the Restrictive Covenants Agreement, the Share Transfer and Liquidated Damages Agreement and any related arrangements, in an aggregate amount not to exceed $50,000, subject to the Executive providing the Company with reasonable documentation of such fees within thirty (30) days following the Effective Date. The Company shall reimburse the Executive for such fees’ within ten (10) business days following Executive’s submission to the Company of the documentation evidencing the fees.

4. TERMINATION OF EMPLOYMENT.

(a) General Provisions.

(i) Upon any termination of Executive’s employment with the Company, the Executive shall be entitled to receive the following: (A) any accrued but unpaid Base Salary and vacation (determined in accordance with Company policy) through the date of termination (paid in cash within thirty (30) days (or such shorter period required by applicable law) following the date of termination); (B) reimbursement for expenses and fees incurred by the Executive prior to the date of termination in accordance with Sections 3(f) and 3(h); (C) vested and accrued benefits, if any, to which the Executive may be entitled under the Company’s employee benefit plans as of the date of termination (including continued access to health insurance coverage for the Executive and his dependents during the Executive’s lifetime to be paid for in full by the Executive (including any taxes for which the Executive or the Company may incur solely as a result of the Company providing such access)); and (D) any additional amounts or benefits due under any applicable plan, program, agreement or arrangement of the Company (including continuing “tail” indemnification and directors and officers liability insurance for actions and inactions occurring while the Executive provided services for CFI and its affiliates and continued coverage for any actions or inactions by the Executive while providing cooperation under this Agreement), including any such plan, program, agreement or arrangement relating to equity or equity-based awards (the amounts and benefits described in clauses (A) through (D) above, collectively, the “Accrued Benefits”). The Accrued Benefits shall in all events be paid in accordance with the Company’s payroll procedures, expense reimbursement procedures or plan terms, as applicable.

(ii) During any notice period required under this Section 4, (A) the Executive shall remain employed by the Company and shall continue to be bound by all the terms of this Agreement and any other applicable duties and obligations to the Company, (B) the Company may direct the Executive not to report to work, and (C) the Executive shall only undertake such actions on behalf of the Company, consistent with his position, as expressly directed by the Company.

(b) Termination for Cause or by the Executive without Good Reason.

(i) The Employment Term and the Executive’s employment hereunder may be terminated at any time either (A) by the Company for “Cause” (as defined and determined below), effective as set forth in Section 4(b)(iii), or (B) by the Executive without Good Reason, effective 30 days following the date on which notice of such termination is given by the Executive to the Company.

(ii) If the Executive’s employment is terminated by the Company for Cause, or by the Executive without Good Reason, the Executive shall only be entitled to receive the Accrued Benefits.

(iii) For purposes of this Agreement, a termination for “Cause” shall mean a termination of the Executive’s employment with the Company because of (A) the Executive’s conviction of, or plea of no contest to, any felony under the laws of the United States or any state within the United States (other than a traffic-related felony) which termination shall become effective immediately as of the date the Board determines to terminate the Agreement, which action must be taken on or after the date of such conviction or plea or within 60 days thereafter; (B) the Executive’s willful and gross misconduct in connection with the performance of his duties to the Company (other than by reason of his incapacity or disability), it being expressly understood that the Company’s dissatisfaction with the Executive’s performance shall not constitute Cause; or (C) a continuous, willful and material breach by the Executive of this Agreement after written notice of such breach has been provided to the Executive by the Board, provided, that, in no event shall any action or omission in subsections (B) or (C) constitute “Cause” unless (1) the Company gives notice to the Executive stating that the Executive will be terminated for Cause, specifying the particulars thereof in reasonable detail and the effective date of such termination (which shall be no less than ten (10) business days following the date on which such written notice is received by the Executive) (the “Cause Termination Notice”), (2) the Company provides the Executive and his counsel with an opportunity to appear before the Board to rebut or dispute the alleged reason for termination on a specified date that is at least three business days following the date on which the Cause Termination Notice is given, but prior to the stated termination date described in clause (1), (3) a majority of the Board (calculated without regard to the Executive) determines that the Executive has failed to materially cure or cease such misconduct or breach within ten (10) business days after the Cause Termination Notice is given to him and (4) in the case of subsections (B) and (C) above, the Company has suffered, or is reasonably expected to suffer, material economic or reputational harm. For purposes of the foregoing sentence, no act, or failure to act, on the Executive’s part shall be considered willful unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company, and any act or omission by the Executive pursuant to the authority given pursuant to a resolution duly adopted by the Board or on the advice of counsel for the Company will be deemed made in good faith and in the best interests of the Company.

(c) Termination by the Company without Cause or by the Executive for Good Reason.

(i) The Employment Term and the Executive’s employment hereunder may be terminated (A) by the Company at any time without Cause, effective four (4) business days following the date on which written notice to such effect is delivered to the Executive, or (B) by the Executive for “Good Reason” (as defined and determined below), effective as set forth in Section 4(c)(iii).

(ii) If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, the Company shall pay or provide to the Executive (A) the Accrued Benefits and (B) upon the Executive’s execution of a separation agreement containing a general release of claims substantially in the form attached as Exhibit A hereto (the “Release”), and the expiration of the applicable revocation period with respect to such Release within 60 days following the date of termination (the date on which the Release becomes effective, the “Release Effective Date”):

(A) A lump sum cash payment equal to the product of (i) three and (ii) the sum of (1) the Base Salary in effect immediately prior to the date of termination (without regard to any reduction that gives rise to Good Reason) and (2) (x) if such termination occurs on or after the date on which the Annual Bonus, if any, is paid to the Executive in respect of the second calendar year following the calendar year in which the Effective Date occurs (the “Third Annual Bonus”), the average Annual Bonus paid in respect of each of the three calendar years prior to the date of termination or (y) if such termination occurs prior to the date on which the Third Annual Bonus, if any, is paid, the Target Bonus Amount in effect immediately prior to the date of termination (without regard to any reduction that gives rise to Good Reason), payable on the first regularly scheduled payroll date of the Company following the Release Effective Date and in no event later than the 60th day following the date of termination (the actual date of payment, the “Severance Payment Date”); provided, that, if the 60 day period referenced in Section 4(c)(ii) begins in one calendar year and ends in a subsequent calendar year, the Severance Payment Date will in all events occur in the second calendar year;

(B) A lump sum cash payment equal to the Annual Bonus, if any, that the Executive would have received in respect of the calendar year prior to the calendar year in which the termination occurs had the Executive remained an active employee of the Company, based on the achievement of the applicable performance measures, to the extent unpaid as of the termination date, payable on the date such amount would have been paid had the Executive continued in employment (the “Unpaid Bonus”);

(C) A lump-sum payment equal to the product of (1) the Target Annual Bonus in effect for the calendar year in which the termination occurs, and (2) a fraction, the numerator of which shall equal the number of days during the year in which the termination date occurs that the Executive was employed by the Company and the denominator of which shall equal 365, payable on the Severance Payment Date (the “Pro-Rated Bonus”);

(D) Continuation of the Company’s contributions necessary to maintain the Executive’s coverage for the 24 calendar months immediately following the end of the calendar month in which the termination date occurs under the medical, dental and vision programs in which the Executive participated immediately prior to his termination of employment (and such coverage shall include the Executive’s eligible dependents); provided, that, if the Company determines in good faith that such contributions would cause adverse tax consequences to the Company or the Executive under applicable law, the Company shall instead provide the Executive with monthly cash payments during such 24-month period in an amount that, after reduction for applicable taxes (assuming the Executive pays taxes at the highest marginal rates in the applicable jurisdictions), is equal to the amount of the Company’s monthly contributions referenced above. The applicable period of health benefit continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) shall begin on the expiration of such 24-month period; and

(E) Full vesting as of the date of termination of any and all equity or equity-based awards relating to the securities of the Company and any Fund Incentives that are outstanding and unvested immediately prior to the date of such termination.

(iii) For purposes of this Agreement, “Good Reason” shall mean any action by the Company, in each case without the Executive’s prior written consent, that (A) results in a material diminution in the Executive’s duties, authority or responsibilities or a diminution in the Executive’s title or position; provided that failing to maintain Executive on the Board shall constitute Good Reason; (B) requires the Executive to report to any person other than the Executive Chairman or the Board (or any sub-committee thereof); (C) reduces the Base Salary, Target Annual Bonus or Target LTIP Award then in effect; (D) relocates the Executive’s principal place of employment to a location more than 25 miles from the location in effect immediately prior to such relocation; or (E) constitutes a material breach by the Company of this Agreement or any other material agreement between the Executive and the Company; provided, that, in no event shall the occurrence of any such condition constitute Good Reason unless (1) the Executive gives notice to the Company of the existence of the Executive’s knowledge of the condition giving rise to Good Reason within 90 days following its initial existence, (2) the Company fails to cure such condition within 30 days following the date such notice is given and (3) the Executive terminates his employment with the Company within 30 days following the expiration of such cure period.

(d) Termination Due to Death or Disability.

(i) The Employment Term and the Executive’s employment hereunder (A) may be terminated by the Company as a result of the Executive’s “Disability” (as defined and determined below) and (B) shall terminate immediately as a result of the Executive’s death.

(ii) If the Executive’s employment is terminated by the Company as a result of the Executive’s Disability or terminates as a result of the Executive’s death, the Company shall provide the Executive (or his estate) with: (A) the Accrued Benefits, (B) the Unpaid Bonus, (C) a lump-sum payment equal to the Pro-Rated Bonus with respect to the calendar year in which the termination occurs and (D) full vesting as of the date of termination of any and all equity or equity-based awards relating to the securities of the Company and any Fund Incentives that are outstanding and unvested immediately prior to the date of such termination.

(iii) For purposes of this Agreement, “Disability” shall mean a physical or mental incapacity that substantially prevents the Executive from performing his duties hereunder and that has continued for at least 180 consecutive days. Any dispute as to whether or not the Executive is disabled within the meaning of the preceding sentence shall be resolved by a qualified, independent physician reasonably satisfactory to the Executive and the Company, and the determination of such physician shall be final and binding upon both the Executive and the Company. All fees and expenses of any such physician shall be borne solely by the Company.

(e) Non-Renewal of Agreement.

(i) If the Company gives a Non-Renewal Notice to the Executive, the Employment Term and the Executive’s employment hereunder shall terminate as of the expiration of the Initial Term or then-current Renewal Term, as applicable, and the Company shall provide the Executive with all of the payments and benefits set forth in Section 4(c) hereof, subject to his execution and non-revocation of the Release by the Release Effective Date.

(ii) If the Executive gives a Non-Renewal Notice to the Company, the Employment Term and the Executive’s employment hereunder shall terminate as of the expiration of the Initial Term or then-current Renewal Term, as applicable, and the Company shall provide the Executive with (w) the Accrued Benefits, (x) any Unpaid Bonus in respect of the calendar year prior to the calendar year in which the termination occurs, (y) a Pro-Rated Bonus in respect of the calendar year in which the termination occurs and (z) in the event that such Notice of Non-Renewal is given by the Executive upon his retirement from the Company on or after his attainment of age 65, full vesting as of the date of termination of any and all equity or equity-based awards relating to the securities of the Company and any Fund Incentives that are outstanding and unvested immediately prior to the date of such termination.

(f) Return of Property. Upon any termination of the Executive’s employment hereunder, the Executive shall as soon as practicable following such termination deliver or cause to be delivered to the Company the tangible property owned by the Company, which is in the possession or control of the Executive. Notwithstanding the foregoing, the Executive shall be permitted to retain his calendar and his contacts and investor lists, all compensation-related plans and agreements, any documents reasonably needed for personal tax purposes and his personal notes, journals, diaries and correspondence (including personal emails). In addition, the Executive shall be able to retain his mobile phone(s) and personal computer(s) and his cell phone number(s).

(g) Resignation as Officer or Director. Unless requested otherwise by the Company, upon any termination of the Executive’s employment hereunder the Executive shall resign each position (if any) that the Executive then holds as an officer or director of the Company. The Executive’s execution of this Agreement shall be deemed the grant by the Executive to the officers of the Company of a limited power of attorney to sign in the Executive’s name and on the Executive’s behalf any such documentation as may be required to be executed solely for the limited purposes of effectuating such resignations.

(h) No Set-Off or Mitigation. The Company’s obligations to make payments under this Agreement shall not be affected by any set-off, counterclaim, recoupment or other claim the Company or any of its affiliates may have against the Executive. The Executive does not need to seek other employment or take any other action to mitigate any amounts owed to the Executive under this Agreement, and those amounts shall not be reduced if the Executive does obtain other employment.

5. RESTRICTIVE COVENANTS. The Executive is entering into the Restrictive Covenant Agreement, substantially in the form attached as Exhibit B hereto (the “Restrictive Covenant Agreement”), as of the date hereof. The Restrictive Covenant Agreement shall become effective as of the Effective Date and shall continue in effect at all applicable times following the Effective Date in accordance with the terms and conditions thereof.

6. SECTION 280G.

(a) Treatment of Payments. Notwithstanding anything in this Agreement or any other plan, arrangement or agreement to the contrary, in the event that an independent, nationally recognized, accounting firm which shall be designated by the Company with the Executive’s written consent (which consent shall not be unreasonably withheld) (the “Accounting Firm”) shall determine that any payment or benefit received or to be received by the Executive from the Company or any of its affiliates or from any person who effectuates a change in control or effective control of the Company or any of such person’s affiliates (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, the “Total Payments”) would fail to be deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise would be subject (in whole or part) to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) then the Accounting Firm shall determine if the payments or benefits to be received by the Executive that are subject to Section 280G of the Code shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but such reduction shall occur if and only to the extent that the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes, and employment, Social Security and Medicare taxes on such reduced Total Payments), is greater than or equal to the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes and employment, Social Security and Medicare taxes on such Total Payments and the amount of Excise Tax (or any other excise tax) to which the Executive would be subject in respect of such unreduced Total Payments). For purposes of this Section 6(a), the above tax amounts shall be determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied (or is likely to apply) to the Executive’s taxable income for the tax year in which the transaction which causes the application of Section 280G of the Code occurs, or such other rate(s) as the Accounting Firm determines to be likely to apply to the Executive in the relevant tax year(s) in which any of the Total Payments is expected to be made. If the Accounting Firm determines that the Executive would not retain a larger amount on an after-tax basis if the Total Payments were so reduced, then the Executive shall retain all of the Total Payments.

(b) Ordering of Reduction. In the case of a reduction in the Total Payments pursuant to Section 6(a), the Total Payments will be reduced in the following order: (i) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments and benefits due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24) will next be reduced; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation

Section 1.280G-1, Q&A 24, with amounts that are payable last reduced first, will next be reduced; (iv) payments and benefits due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24) will next be reduced; and (v) all other non-cash benefits not otherwise described in clauses (ii) or (iv) will be next reduced pro-rata.

(c) Certain Determinations. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax: (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code will be taken into account; (ii) no portion of the Total Payments will be taken into account which, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to the Executive and selected by the Accounting Firm, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments will be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as set forth in Section 280G(b)(3) of the Code) that is allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments will be determined by the Accounting Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. The Executive and the Company shall furnish such documentation and documents as may be necessary for the Accounting Firm to perform the requisite calculations and analysis under this Section 6 (and shall cooperate to the extent necessary for any of the determinations in this Section 6(c) to be made), and the Accounting Firm shall provide a written report of its determinations hereunder, including detailed supporting calculations. If the Accounting Firm determines that aggregate Total Payments should be reduced as described above, it shall promptly notify the Executive and the Company to that effect. In the absence of manifest error, all determinations by the Accounting Firm under this Section 6 shall be binding on the Executive and the Company and shall be made as soon as reasonably practicable and in no event later than fifteen (15) days following the later of the Executive’s date of termination of employment or the date of the transaction which causes the application of Section 280G of the Code. The Company shall bear all costs, fees and expenses of the Accounting Firm and any legal counsel retained by the Accounting Firm.

(d) Additional Payments. If the Executive receives reduced payments and benefits by reason of this Section 6 and it is established pursuant to a determination of a court of competent jurisdiction which is not subject to review or as to which the time to appeal has expired, or pursuant to an Internal Revenue Service proceeding, that the Executive could have received a greater amount without resulting in any Excise Tax, then the Company shall thereafter pay the Executive the aggregate additional amount which could have been paid without resulting in any Excise Tax as soon as reasonably practicable following such determination.

7. ASSIGNMENT; ASSUMPTION OF AGREEMENT. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or setoff by the Executive in respect of any claim, debt, obligation or similar process. This Agreement may not be assigned by CFI and CFI will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

8. MISCELLANEOUS PROVISIONS.

(a) No Breach of Obligation to Others. The Executive represents and warrants that his entering into this Agreement does not, and that his performance under this Agreement and consummation of the transactions contemplated hereby and thereby will not, violate the provisions of any agreement or instrument to which the Executive is a party or any decree, judgment or order to which the Executive is subject, and that this Agreement constitutes a valid and binding obligation of the Executive enforceable against the Executive in accordance with its terms.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into and to be performed entirely within such state.

(c) Entire Agreement. This Agreement, together with the documents referred to herein, constitutes and expresses the whole agreement of the parties hereto with reference to any of the matters or things herein provided for or herein before discussed or mentioned with reference to the Executive’s employment with the Company, and it cancels and replaces any and all prior understandings, agreements and term sheets between the Executive and CFI and any of its subsidiaries or affiliates; provided, that, this Agreement shall not alter, amend or supersede (i) any Fund Incentives issued to Executive by CC in connection with his prior employment, (ii) any interest the Executive or any of his affiliates may have in any general partner of any fund or related entity managed by the Company, (iii) any rights the Executive may have under the Contribution Agreements, (iv) the Ancillary Documents (as defined in the Contribution Agreement), (v) the Indemnification Agreement referenced in Section 3(g) of this Agreement to which the Executive or any of his affiliates is a party or beneficiary and (vi) any equity grant made by CFI to the Executive prior to the Effective Date. All promises, representations, collateral agreements and understandings not expressly incorporated in this Agreement are hereby superseded by this Agreement.

(d) Notices. All notices, requests, demands and other communications required or permitted hereunder must be made in writing and will be deemed to have been duly given and effective: (a) on the date of delivery, if delivered personally; (b) on the earlier of the fourth day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (c) on the date of transmission, if sent by facsimile; or (d) on the date of requested delivery if sent by a recognized overnight courier:

If to the Company:	Colony Financial, Inc. 2450 Broadway, 6th Floor Santa Monica, CA 90404 Attention: General Counsel

If to the Executive:	to the last address of the Executive in the Company’s records specifically identified for notices under this Agreement

With a copy to:	Andrew J. Bernstein, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 Facsimile: (212) 983-3115

or to such other address as is provided by a party to the other from time to time.

(e) Survival. The representations, warranties and covenants of the Executive contained in this Agreement will survive any termination of the Executive’s employment with the Company.

(f) Amendment; Waiver; Termination. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by the Executive and CFI. No waiver by either party hereto at any time of any breach by the other party hereto of compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement and the transactions contemplated herein shall terminate automatically without any further action by any party upon the termination of the Contribution Agreement

(g) Further Assurances. The parties hereto will from time to time after the date hereof execute, acknowledge where appropriate and deliver such further instruments and take such other actions as any other party may reasonably request in order to carry out the intent and purposes of this Agreement.

(h) Severability. If any term of provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) to the extent permitted by applicable law, the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(i) Arbitration. Except as otherwise set forth in the Restrictive Covenant Agreement, any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in New York, New York, before a panel of three neutral arbitrators, each of whom shall be selected jointly by the parties, or, if the parties cannot agree on the selection of the arbitrators, as selected by the American Arbitration Association. The commercial arbitration rules of the American Arbitration Association (the “AAA Rules”) shall govern any arbitration between the parties, except that the following provisions are included in the parties’ agreement to arbitrate and override any contrary provisions in the AAA Rules:

(i) The agreement to arbitrate and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict or choice of law rules;

(ii) The California Arbitration Act shall govern the arbitration, the agreement to arbitrate, and any proceedings to enforce, confirm, modify or vacate the award;

(iii) The arbitrators shall apply California law;

(iv) Any petition or motion to modify or vacate the award shall be filed in a Superior Court in California (the “Court”);

(iv) The award shall be written, reasoned, and shall include findings of fact as to all factual issues and conclusions of law as to all legal issues;

(v) Either party may seek a de novo review by the Court of the conclusions of law included in the award and any petition or motion to enforce, confirm, modify or vacate the award; and

(vi) The arbitration shall be confidential. Judgment may be entered on the arbitrators’ award in any court having jurisdiction.

The parties hereby agree that the arbitrators shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. Each party shall bear its own legal fees and out-of-pocket expenses incurred in any arbitration hereunder and the parties shall share equally all expenses of the arbitrators; provided, that, the arbitrator shall have the same authority to award reasonable attorneys’ fees to the prevailing party in any arbitration as part of the arbitrator’s award as would be the case had the dispute or controversy been argued before a court with competent jurisdiction.

(j) Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. In the event that any provision of Agreement or any other agreement or award referenced herein is mutually agreed by the parties to be in violation of Section 409A of the Code, the parties shall cooperate reasonably to attempt to amend or modify this Agreement (or other agreement or award) in order to avoid a violation of Section 409A of the Code while attempting to preserve the economic intent of the applicable provision. Notwithstanding anything contained herein to the contrary, the Executive shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement which are subject to Section 409A of the Code until the Executive would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement or any other arrangement between the Executive and the Company during the six-month period immediately following the Executive’s separation from service shall instead be paid on the first business day after the date that is six months following the Executive’s separation from service (or, if earlier, the Executive’s date of death). To the extent required to avoid an accelerated or additional tax under Section 409A of the Code, amounts reimbursable to the Executive under this Agreement shall be paid to the Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in kind benefits provided to the Executive) during one year may not affect amounts reimbursable or provided in any subsequent year. CFI makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. For purposes of this Section 8(j), Section 409A of the Code shall include all regulations and guidance promulgated thereunder.

(k) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(l) Construction. The parties acknowledge that this Agreement is the result of arm’s-length negotiations between sophisticated parties, each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

(m) Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

(n) Tax Withholding. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for the Executive with respect to any payment provided to the Executive hereunder, and the Executive shall be responsible for any taxes imposed on Executive with respect to any such payment.

(o) Cooperation. For a period of 12 months following the termination of the Executive’s employment with the Company for any reason, the Executive shall provide reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events during the Executive’s employment hereunder of which the Executive has knowledge. The Company shall reimburse the Executive for the Executive’s reasonable travel expenses incurred in connection with the foregoing, in accordance with the Company’s policies (and consistent with the Executive’s travel practices during the Executive’s employment with the Company) and subject to the delivery of reasonable support for such expenses. Any such requests for cooperation shall be subject to the Executive’s business and personal schedule and the Executive shall not be required to cooperate against his own legal interests or the legal interests of his employer or partners or business ventures. In the event the Executive reasonably determines that he needs separate legal counsel in connection with his cooperation, the Company shall reimburse the Executive for the reasonable costs of such counsel as soon as practicable (and in any event within thirty (30) days) following its receipt of an invoice for such costs. In the event the Executive is required to cooperate for more than eight (8) hours in any 12-month period, the Executive shall be paid an hourly consulting fee in an amount mutually agreed between the Company and Executive at the time.

(p) Effectiveness. This Agreement and the transactions contemplated herein shall be conditioned upon the closing of the transactions contemplated by the Contribution Agreement. In the event that the Contribution Agreement terminates prior to the closing of the transactions contemplated thereby, this Agreement shall terminate automatically without any further action by any party and shall be void ab initio.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COLONY FINANCIAL, INC.

By:
Name:
Title:

RICHARD B. SALTZMAN

By:
Richard B. Saltzman

[Signature Page to Employment Agreement of Richard B. Saltzman]

Exhibit A

Form of Release

Richard B. Saltzman (“Executive”), a former employee of Colony Financial, Inc. (“CFI” and together with its subsidiaries, the “Employer”), hereby enters into and agrees to be bound by this General Waiver and Release of Claims (the “Release”). Executive acknowledges that he is required to execute this Release in order to be eligible for certain post-termination benefits (the “Post-Termination Benefits”) as set forth in Section [4(c)(ii)] / [4(e)(i)] of his Employment Agreement with CFI, dated December 23, 2014 (the “Employment Agreement”). Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings specified in the Employment Agreement.

1. SEPARATION DATE. Executive acknowledges and agrees that his separation from Employer was effective as of                     , 20XX ( the “Separation Date”).

2. WAGES FULLY PAID. Executive acknowledges and agrees that he has received payment in full for all salary and other wages, including without limitation any accrued, unused vacation or other similar benefits earned through the Separation Date.

3. EXECUTIVE’S GENERAL RELEASE OF CLAIMS.

(a) Waiver and Release. Pursuant to Section [4(c)(ii)/4(e)(i)] of the Employment Agreement, and in consideration of the Post-Termination Benefits to be provided to Executive as outlined in the Employment Agreement and this Release as set forth herein, Executive, on behalf of himself and his heirs, executors, administrators and assigns, forever waives, releases and discharges Employer, its officers, directors, owners, shareholders and agents (collectively referred to herein as, the “Employer Group”), and each of its and their respective officers, directors, shareholders, members, managers, employees, agents, servants, accountants, attorneys, heirs, beneficiaries, successors and assigns (together with the Employer Group, the “Employer Released Parties”), from any and all claims, demands, causes of actions, fees, damages, liabilities and expenses (including attorneys’ fees) of any kind whatsoever, whether known or unknown, that Executive has ever had or might have against the Employer Released Parties that directly or indirectly arise out of, relate to, or are connected with, Executive’s services to, or employment by the Company, including, but not limited to (i) any claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, as amended, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of Title 42 of the United States Code, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Age Discrimination in Employment Act, as amended, the Uniform Services Employment and Reemployment Rights Act, as amended, the California Fair Employment and Housing Act, as amended, and the California Labor Code, as amended, and/or any other federal, state or local law (statutory, regulatory or otherwise) that may be legally waived and released and (ii) any tort and/or contract claims, including any claims of wrongful discharge, defamation, emotional distress, tortious interference with contract, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm. Executive acknowledges that if the Equal Employment Opportunity Commission or any other administrative agency brings any charge or complaint on his behalf or for his benefit, this Release bars Executive from receiving, and Executive hereby waives any right to, any monetary or other individual relief related to such a charge or complaint. This Release, however, excludes (i) any claims made under state workers’ compensation or unemployment laws, and/or any claims that cannot be waived by law, (ii) claims with respect to the breach of any covenant (including any payments under the Employment Agreement) to be performed by Employer after the date of this Release, (iii) any rights to indemnification or contribution or directors & officers liability insurance under the Employment Agreement, Indemnification Agreement, any operative documents of the Company or any applicable law, (iv) any claims as a holder of Company equity awards under the Company’s equity incentive plans or as a holder of Fund Incentives; and

(v) any claims for vested benefits under any employee benefit plan (excluding any severance plan and including claims under the Consolidated Omnibus Budget Reconciliation Act of 1985) or any claims that may arise after the date Executive signs the Release.

(b) Waiver of Unknown Claims; Section 1542. Executive intends to fully waive and release all claims against Employer; therefore, he expressly understands and hereby agrees that this Release is intended to cover, and does cover, not only all known injuries, losses or damages, but any injuries, losses or damages that he does not now know about or anticipate, but that might later develop or be discovered, including the effects and consequences of those injuries, losses or damages. Executive expressly waives the benefits of and right to relief under California Civil Code Section 1542 (“Section 1542”), or any similar statute or comparable common law doctrine in any jurisdiction. Section 1542 provides:

Section 1542. (General Release-Claims Extinguished) A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Executive understands and acknowledges the significance and consequences of this specific waiver of Section 1542 and, having had the opportunity to consult with legal counsel, hereby knowingly and voluntarily waives and relinquishes any rights and/or benefits which he may have thereunder. Without limiting the generality of the foregoing, Executive acknowledges that by accepting the benefits and payments offered in exchange for this Release, he assumes and waives the risks that the facts and the law may be other than he believes and that, after signing this Release, he may discover losses or claims that are released under this Release, but that are presently unknown to him, and he understands and agrees that this Release shall apply to any such losses or claims.

(c) Acknowledgement of ADEA Waiver. Without in any way limiting the scope of the foregoing general release of claims, Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (the “ADEA”) and that such waiver and release is knowing and voluntary. This waiver and release does not govern any rights or claims that might arise under the ADEA after the date this Release is signed by Executive. Executive acknowledges that: (i) the consideration given for this Release is in addition to anything of value to which Executive otherwise would be entitled to receive; (ii) he has been advised in writing to consult with an attorney of his choice prior to signing this Release; (iii) he has been provided a full and ample opportunity to review this Release, including a period of at least twenty-one (21) days within which to consider it (which will not be lengthened by any revisions or modifications); (iv) he has read and fully understands this Release and has had the opportunity to discuss it with an attorney of his choice; (v) to the extent that Executive takes less than twenty-one (21) days to consider this Release prior to execution, he acknowledges that he had sufficient time to consider this Release with counsel and that he expressly, voluntarily and knowingly waives any additional time; and (vi) Executive is aware of his right to revoke this Release at any time within the seven (7)-day period following the date on which he executes this Release. Executive further understands that he shall relinquish any right he has to Post-Termination Benefits described in the Employment Agreement if he exercises his right to revoke this Release. Notice of revocation must be made in writing and must be received by [Name, Title], no later than 5:00 p.m. Pacific Time on the seventh (7th) calendar day immediately after the day on which Executive executes this Release.

4. NO CLAIMS BY EXECUTIVE. Executive affirms and warrants that he has not filed, initiated or caused to be filed or initiated any claim, charge, suit, complaint, grievance, action or cause of action against Employer or any of the other Employer Released Parties.

5. NO ASSIGNMENT OF CLAIMS. Executive affirms and warrants that he has made no assignment of any right or interest in any claim which he may have against any of the Employer Released Parties.

6. ADVICE OF COUNSEL. Executive acknowledges: (a) that he has been advised to consult with an attorney regarding this Release; (b) that he has, in fact, consulted with an attorney regarding this Release; (c) that he has carefully read and understands all of the provisions of this Release; and (d) that he is knowingly and voluntarily executing this Release in consideration of the Post-Termination Benefits provided under the Employment Agreement.

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By his signature, Richard B. Saltzman hereby knowingly and voluntarily executes this Release as of the date indicated below.

Richard B. Saltzman

Dated:

[Signature Page to Saltzman Release]

Exhibit B

Form of Restrictive Covenant Agreement

[See attached form]

EXHIBIT D

CC/BARRACK LOCK-UP AND LIQUIDATED DAMAGES AGREEMENT

LOCK-UP AND LIQUIDATED DAMAGES AGREEMENT

THIS LOCK-UP AND LIQUIDATED DAMAGES AGREEMENT (this “Agreement”), dated as of December 23, 2015, to be effective as of the Closing, is made by and among Colony Financial, Inc., a Maryland corporation (“CFI”), Colony Capital, LLC, a Delaware limited liability company (“CC”), CFI RE Masterco LLC, a Delaware limited liability company and wholly-owned subsidiary of CFI (the “OP”), and Thomas J. Barrack, Jr. (“Barrack”). Any capitalized term that is used but not otherwise defined in this Agreement shall have the meaning set forth in the Contribution Agreement (as defined below).

WHEREAS, CFI, CC, Colony Capital Holdings, LLC, a Delaware limited liability company (“CC Holdings”), Colony Capital OP Subsidiary, LLC, a Delaware limited liability company (“NewCo”), CCH Management Partners I, LLC (“CCH”), FHB Holding LLC, a Delaware limited liability company, Richard B. Saltzman and the OP have entered into that certain Contribution and Implementation Agreement, dated as of December 23, 2014 (the “Contribution Agreement”), pursuant to which, among other things, CC Holdings, CC and CCH will contribute to the OP and the OP will acquire from CC Holdings, CC and CCH the membership interests in NewCo held by CC Holdings, CC and CCH (which constitute all of the membership interests of NewCo);

WHEREAS, pursuant to the Contribution Agreement (i) the OP will issue New Units to CC (the “Closing New Units”) equal to the CC Closing Unit Consideration and (ii) the OP may issue additional New Units to CC following the Closing in respect of the Contingent Consideration (if any, the “Contingent Consideration New Units”). For purposes of this Agreement, the Closing New Units and the Contingent Consideration New Units, if any, are referred to as the “Initial CC New Units”); and

WHEREAS, Barrack is the managing member of, and directly or indirectly owns all of the Class A Units of CC Holdings, which is the holder of all of the equity interests of CC, and therefore Barrack has and will continue to have the ability to direct and control actions taken by or on behalf of CC.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. TERMS AND CONDITIONS OF THE CC NEW UNITS.

(a) CC New Units. Prior to the date hereof CCH has issued, and after the date hereof and before the Closing Date, CCH intends to issue, to employees of CC and its Subsidiaries (or investment vehicles established for the benefit of employees of CC and its Subsidiaries) membership interests in CCH and to allocate the economic benefit of a percentage of the Initial CC New Units (not to exceed in the aggregate 31.8% of the Initial CC New Units) (the “Allocated Units”) to such employees and/or investment vehicles. All of the Allocated Units will be subject to lock-up provisions as least as favorable to CFI as the Employee Restrictions (as defined below), which lock up provisions will not lapse on a schedule more quickly than on a ratable basis on each of the first three anniversaries of the Closing Date. The Allocated Units with respect to membership interests or economic benefits allocated issued after the date hereof will be subject to ratable vesting over at least three years based on continued employment with CFI or CCH and their respective subsidiaries or managed funds or portfolio companies. The Initial CC New Units other than those that are identified as Allocated Units as of the Closing Date, but including such Allocated Units that Barrack subsequently becomes the sole beneficial owner, shall constitute “CC New Units” for purposes of this Agreement. For purposes of clarification, the CC New Units do not include any New Shares received by Saltzman under the Saltzman Share Transfer Agreement or the New Shares retained or sold by CC under the Saltzman Share Transfer Agreement under the Contribution Agreement in respect of payment of tax obligations of Saltzman or the New Units received by Saltzman under the Contribution Agreement.

(a) Fully Vested. The CC New Units shall be fully vested as of the date on which they are issued to CC (as applicable, the “Date of Issuance”).

(b) Rights as Unitholder. Except as otherwise set forth in this Agreement in respect of the “Transfer Restrictions” and the “Liquidated Damages Payment” (each as defined below), CC shall have all the rights of a unitholder with respect to the CC New Units, including the right to receive any distributions paid to or made with respect to the CC New Units.

(c) Legend on Certificates. Any certificates evidencing the Restricted CC New Units (as defined below) shall bear such legends reflecting the Transfer Restrictions as CFI may determine in its sole discretion to be necessary or appropriate; provided, that, in no event shall any such legend be included on any CC New Units once such CC New Units cease to be Restricted CC New Units.

2. RESTRICTIONS ON TRANSFER OF THE CC NEW UNITS.

(a) Temporary Transfer Restrictions. Except as otherwise expressly permitted by this Agreement, Barrack shall not, and shall cause CC not to, offer, pledge, encumber, hypothecate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly (subject to Section 2(d) below, each, a “Transfer”) any of the CC New Units (the “Transfer Restrictions”). The CC New Units subject to the Transfer Restrictions shall be referred to herein as the “Restricted CC New Units” and shall no longer be Restricted CC New Units from and after the applicable Restriction Lapse Date.

(b) Exceptions to Transfer Restrictions. Notwithstanding anything set forth in Section 2(a) to the contrary:

(i) On each of the first five anniversaries of the Closing Date (each a “Restriction Lapse Date”), the Transfer Restrictions relating to the number of Restricted CC New Units set forth below shall lapse, such that all of the CC New Units shall be free of any and all Transfer Restrictions and shall no longer be Restricted CC New Units as of the fifth anniversary of the Closing Date:

(A) on the first anniversary of the Closing Date, 20% of the remaining Restricted CC New Units;

(B) on the second anniversary of the Closing Date, 25% of the remaining Restricted CC New Units;

(C) on the third anniversary of the Closing Date, 33 1/3% of the remaining Restricted CC New Units;

(D) on the fourth anniversary of the Closing Date, 50% of the remaining Restricted CC New Units;

(E) on the fifth anniversary of the Closing Date, 100% of the remaining Restricted CC New Units.

In addition, the Transfer Restrictions shall be removed from all remaining Restricted CC New Units upon Barrack’s death. No Transfer Restrictions shall be applicable to any Restricted CC New Units or any shares of CFI Common Stock into which such Restricted CC New Units are exchanged from and after the applicable Restriction Lapse Date. For purposes of computing the remaining Restricted CC New Units as of any particular date, (x) Restricted CC New Units subject to Transfers described in clause (1) of Section 2(b)(ii) below shall be deemed to be remaining Restricted CC New Units so long as record ownership remains with CC, and (y) Restricted CC New Units subject to Transfers described in clause (3) and (7) of Section 2(b)(ii) shall be deemed to be remaining Restricted CC New Units until such time (if any) they are the subject of a subsequent Transfer other than as described in clause (3) and (7) of Section 2(b)(ii).

(ii) Barrack, CC and any vehicle through which Barrack or CC then indirectly holds Restricted CC New Units may effectuate any or all of the following Transfers of Restricted CC New Units; provided, that, in the case of Transfers described in clauses (1) through (3) and (7), (A) the applicable transferee agrees in writing to be bound by the restrictions set forth herein and (B) the Transfer Restrictions with respect to the applicable Restricted CC New Units Transferred thereby shall continue to lapse on a ratable basis on each Restriction Lapse Date as if still held by CC; provided, further, that in the case of Transfers described in clause (6), the Transferred New Units are subject to vesting (conditioned on continued employment in good standing) on a ratable basis on each of the first three anniversaries of the Transfer (or later) and such other restrictions as CC and/or CCH may determine, and the applicable transferee agrees in writing to be bound by the restrictions on Transfer provided for in an employee lock-up agreement in a form mutually agreed by CC and CFI prior to the Closing Date, that in any event will lapse on a ratable basis on each of the first three anniversaries of the Closing Date as if such Transfer occurred at such time (the “Employee Restrictions”); and provided, further, that no Restricted CC New Units may be Transferred pursuant to clauses (1), (2), (6), or (9) of this Section 2(b)(ii) if following such Transfer, Barrack would have sole direct or indirect beneficial ownership of a number of New Units less than that number of Eligible New Units that would be included in a Liquidated Damages Payment that became payable as of the date of such Transfer:

(1) the Transfer of Restricted CC New Units in an aggregate amount up to that number which is equal to 50% of the total number of CC New Units issued to CC as collateral for any loan; provided, that, such Transfer is a bona fide pledge of the Restricted CC New Units to a Person that is not an Affiliate of the transferor;

(2) the Transfer of Restricted CC New Units in an aggregate amount up to that number which is equal to 20% of the total number of CC New Units issued to CC as a bona fide gift or gifts;

(3) the Transfer of some or all of the Restricted CC New Units to any trust, partnership, corporation or limited liability company established and held for the direct or indirect benefit of Barrack or his family members (an “Estate Planning Vehicle”), provided that any such Transfer shall not involve a disposition for value other than equity interests in any such trust, partnership, corporation or limited liability company;

(4) the Transfer of some or all of the Restricted CC New Units to CFI to satisfy any indemnification obligations of CC as contemplated by the Contribution Agreement;

(5) the Transfer of some or all of the Restricted CC New Units as required by applicable Law or order;

(6) the Transfer of some of the Restricted CC New Units held as of the Closing Date to CCH Management Partners II, LLC to or for the benefit of past or present members of management or other past or present employees of CFI or CC or their respective Affiliates (other than Saltzman), in each case subject to the Employee Restrictions;

(7) the Transfer of some or all of the Restricted CC New Units to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permitted under this Agreement;

(8) the Transfer of some or all of the Restricted CC New Units as provided for in Section 3 below; and

(9) the Transfer of a number of Restricted CC New Units as is reasonably determined by CC’s accounting firm in good faith to be sufficient to realize an amount of cash on an after-tax basis equal to any and all taxes that apply to the issuance or vesting of the Restricted CC New Units.

(c) Ownership of Restricted CC New Units. Effective as of the Date of Issuance and except for any Transfers permitted by Section 2(b)(ii), CC will hold the Restricted CC New Units, free and clear of all liens, encumbrances, and claims created or caused by Barrack or CC, at all times during the period that the Transfer Restrictions apply to such Restricted CC New Units. Without limiting the foregoing, effective as of the Date of Issuance and except for any Transfers permitted by Section 2(b)(ii), Barrack shall maintain sole direct or indirect beneficial ownership of all Restricted CC New Units, free and clear of all liens, encumbrances, and claims created or caused by Barrack or CC, at all times during the period that the Transfer Restrictions apply to such Restricted CC New Units (it being understood that “beneficial ownership” refers to ownership of all pecuniary and non-pecuniary rights, privileges, liabilities and obligations, and in particular shall not be limited to the meaning of “beneficial ownership” for purposes of Section 13(d) of the Securities Exchange Act of 1934). Without limiting the foregoing, until the fifth anniversary of the Closing Date, Barrack shall maintain sole direct or indirect beneficial ownership, free and clear of all liens, encumbrances, and claims created or caused by Barrack or CC, of a number of New Units equal to or greater than that number of Eligible New Units that would be included in a Liquidated Damages Payment that became payable as of the date of determination.

(d) Transfers of Equity Interests in CC Holdings and its Subsidiaries. For purposes of clarification, the transfer or issuance of equity interests in CC Holdings or any of its subsidiaries (including CC) will not constitute a Transfer of any Restricted CC New Units owned by CC Holdings or any such subsidiaries if following such Transfer Barrack and CC continue to comply with Section 2(c).

3. LIQUIDATED DAMAGES.

(a) If Barrack (i) violates or fails to perform his obligations under the Non-Competition Covenant contained in Section 1(i) or 1(ii) of Exhibit A hereto, as modified by the proviso in Section 1 of Exhibit A, or (ii) otherwise violates or fails to perform his obligations under the Non-Competition Covenant in any manner that results in material economic harm to CFI and its Affiliates (taken as a whole), in each case during the “Restricted Period” (as defined in Exhibit A hereto), and fails to cure and cease such violation within 60 days (which shall be extended to 90 days in the case of a violation that is susceptible to cure and such cure is being pursued in good faith by Barrack) after the date on which CFI gives written notice to him of such violation (a “Non-Competition Violation”, and the date of such notice of violation, the “Date of the Non-Competition Violation”), then Barrack shall, or shall cause CC to, promptly remit to the OP a number of Closing New Units (the “Liquidated Damages Payment”), as liquidated damages in respect of such violation and without respect to the damages actually incurred by CFI or its Affiliates as a result of such violation, determined as follows:

(i) If the Date of the Non-Competition Violation occurs on or prior to the first anniversary of the Closing Date, the Eligible New Units;

(ii) If the Date of the Non-Competition Violation occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 80% of the Eligible New Units (rounded to the nearest whole number);

(iii) If the Date of the Non-Competition Violation occurs after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, 60% of the Eligible New Units (rounded to the nearest whole number);

(iv) If the Date of the Non-Competition Violation occurs after the third anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date, 40% of the Eligible New Units (rounded to the nearest whole number);

(v) If the Date of the Non-Competition Violation occurs after the fourth anniversary of the Closing Date but on or prior to the fifth anniversary of the Closing Date, 20% of the Eligible New Units (rounded to the nearest whole number); and

(vi) If the Date of the Non-Competition Violation occurs after the fifth anniversary of the Closing Date, zero Eligible New Units.

For purposes of this Agreement, the term “Eligible New Units” shall equal a number of New Units equal to (i) a fraction, the numerator of which is (A) the CC Consideration and the denominator of which is (B) the sum of the CC Consideration and the Saltzman Consideration, multiplied by (ii) $250,000,000 divided by (ii) the Reference CFI Stock Price. . “CC Consideration” means (A) the number of New Units received by CC under the Contribution Agreement plus (B) the difference between (x) the number of OP Common Units received by CC pursuant to Section 3.5(h) minus (y) the Contingent Consideration Saltzman Shares (as defined in the Saltzman Share Transfer Agreement), in each case (A) and (B) multiplied by the Reference CFI Common Stock Price. “Saltzman Consideration” means the sum of (i) (A) the number of New Shares received by Saltzman under the Saltzman Share Transfer Agreement plus (B) the number of Contingent Consideration Saltzman Shares received by Saltzman under the Saltzman Share Transfer Agreement plus (C) the number of New Shares retained or sold by CC under the Saltzman Share Transfer Agreement or CFI under the Contribution Agreement, as applicable, in respect of payment of tax obligations of Saltzman plus (D) the number of New Units received by Saltzman under the Contribution Agreement, in each of case (A), (B), (C) and (D), multiplied by the Reference CFI Common Stock Price plus (ii) any amounts (if any) actually distributed to Saltzman with respect to class C Units in CCH.

(b) If an executive officer or member of the board of directors of CFI (other than Barrack) becomes aware of a Non-Competition Violation and fails to give a written notice of violation to Barrack within 60 days after becoming so aware then CFI shall have no further right to assert a claim or entitlement to the Liquidated Damages Payment with respect to such Non-Competition Violation.

(c) Once the Liquidated Damages Payment as provided for in Section 3(a) above has been paid in full, no further Liquidated Damages Payment shall be payable pursuant to this Agreement.

(d) The Liquidated Damages Payment provided for in Section 3(a) above, shall be CFI’s sole remedy (other than specific performance as provided for in the Restrictive Covenant Agreement by and between Barrack and CFI, effective as of the Closing Date (the “Restrictive Covenant Agreement”)) for breach of the Non-Competition Covenant and Section 3 of the Restrictive Covenant Agreement and the entire economic obligation of Barrack or CC for any such breach.

4. MISCELLANEOUS PROVISIONS.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into and to be performed entirely within such state.

(b) Entire Agreement. This Agreement, together with Exhibit A hereto and the documents referred to herein, constitutes and expresses the whole agreement of the parties hereto with reference to any of the matters or things herein provided for or herein before discussed or mentioned with reference to the terms and conditions of the CC New Units, and it cancels and replaces any and all prior understandings, agreements and term sheets between the parties with respect thereto. All promises, representations, collateral agreements and understandings not expressly incorporated in this Agreement are hereby superseded by this Agreement.

(c) Notices. All notices, requests, demands and other communications required or permitted hereunder must be made in writing and will be deemed to have been duly given and effective: (a) on the date of delivery, if delivered personally; (b) on the earlier of the fourth day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (c) on the date of transmission, if sent by facsimile; or (d) on the date of requested delivery if sent by a recognized overnight courier:

If to CFI or OP:	Colony Financial, Inc.
2450 Broadway, 6th Floor
Santa Monica, CA 90404
Attention: General Counsel

If to CC or Barrack:	Colony Capital, LLC
2450 Broadway, 6th Floor
Santa Monica, CA 90404
Attention: Director—Legal

With a copy to:	Akin Gump Strauss Hauer & Feld LLP
2029 Century Park East
Suite 2400
Los Angeles, CA 90067-3010
Attention: Hushmand Sohaili

Katzke & Morgenbesser LLP
1345 Avenue of the Americas, 31st Floor
New York, NY 10105
Attention: Michael S. Katzke

or to such other address as is provided by a party to the others from time to time.

(d) Survival. Except as otherwise expressly set forth in this Agreement, the representations, warranties and covenants of Barrack and CC contained in this Agreement will survive any termination of Barrack’s employment with CFI and its Affiliates through and until the expiration of the Restricted Period.

(e) Amendment; Waiver; Termination. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by all of the parties hereto. No waiver by any party hereto at any time of any breach by any other party hereto of compliance with any condition or provision of this Agreement to be performed by any such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement and the transactions contemplated herein shall terminate automatically without any further action by any party upon the termination of the Contribution Agreement.

(f) Severability. If any term of provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) to the extent permitted by applicable Law, the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(g) Arbitration. Except as otherwise set forth in the Restrictive Covenant Agreement, any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in Santa Monica, California before a panel of three neutral arbitrators, each of whom shall be selected jointly by the parties, or, if the parties cannot agree on the selection of the arbitrators, as selected by the American Arbitration Association. The commercial arbitration rules of the American Arbitration Association (the “AAA Rules”) shall govern any arbitration between the parties, except that the following provisions are included in the parties’ agreement to arbitrate and override any contrary provisions in the AAA Rules:

(i) The agreement to arbitrate and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict or choice of law rules;

(ii) The California Arbitration Act shall govern the arbitration, the agreement to arbitrate, and any proceedings to enforce, confirm, modify or vacate the award;

(iii) The arbitrators shall apply California law;

(iv) Any petition or motion to modify or vacate the award shall be filed in a Superior Court in California (the “Court”);

(v) The award shall be written, reasoned, and shall include findings of fact as to all factual issues and conclusions of law as to all legal issues;

(vi) Either party may seek a de novo review by the Court of the conclusions of law included in the award and any petition or motion to enforce, confirm, modify or vacate the award; and

(vii) The arbitration shall be confidential. Judgment may be entered on the arbitrators’ award in any court having jurisdiction.

The parties hereby agree that the arbitrators shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. Each party shall bear its own legal fees and out-of-pocket expenses incurred in any arbitration hereunder and the parties shall share equally all expenses of the arbitrators.

(i) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(j) Construction. The parties acknowledge that this Agreement is the result of arm’s-length negotiations between sophisticated parties, each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

(k) Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same document.

(l) Taxes. Notwithstanding any other provision of this Agreement, no particular Tax result is guaranteed for Barrack or CC with respect to any payment provided hereunder, and Barrack and CC shall be responsible for any Taxes imposed with respect to any such payment.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COLONY FINANCIAL, INC.

By:
Name:
Title:

COLONY CAPITAL, LLC

By:
Name:	Mark M. Hedstrom
Title:	Vice President

CFI RE MASTERCO, LLC

By:
Name:
Title:

THOMAS J. BARRACK, JR.

By:
Thomas J. Barrack, Jr.

[Signature Page to Lock-Up and Liquidated Damages Agreement]

Exhibit A

Non-Competition Covenant

WHEREAS, Barrack (i) is a substantial beneficial holder of equity interests in CC and its Affiliates, (ii) has been actively involved in the management of the business of CC and has thereby acquired significant experience, skill, and confidential and proprietary information relating to the business and operation of CC and (iii) in the course of his participation in the business of CC, has also developed on behalf of CC significant goodwill that is now a significant part of the value of CC;

WHEREAS, CFI, on behalf of itself and its Subsidiaries (which, for the avoidance of doubt, on and after the Effective Date include NewCo and its Subsidiaries)(collectively, the “Company”) desires to protect its investment in the assets, businesses and goodwill of CC to be acquired as part of the Contribution and, accordingly, as a material condition to its willingness to enter into the Contribution Agreement and consummate the Contribution, has required that Barrack agree to limit certain activities by Barrack (as contemplated hereby) that would compete with or otherwise harm such assets, businesses or goodwill;

WHEREAS, as part of the consideration and inducement to CFI to enter into the Contribution Agreement and acquire such assets, businesses and goodwill, Barrack is willing to agree to enter into this Non-Competition Covenant and abide by such restrictions; and

WHEREAS, the parties intend this Non-Competition Covenant to be in compliance with California Business and Professions Code Section 16601 (“BPC Section 16601”) to the extent that it is applicable, and further intend for it to be fully enforceable under any applicable Law.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Non-Competition Covenant hereby agree as follows:

1. Non-Competition. Barrack shall not, during the Restricted Period, directly or indirectly, in any manner within the Restricted Territory: (i) engage in the Business (other than through the CFI and its Affiliates); (ii) render any services as an employee, officer, director or consultant to any Person (other than the CFI and its Subsidiaries) engaged in the Business; or (iii) make an investment in a Person engaged in the Business as a partner, shareholder, principal, member or other owner of equity interests (or securities convertible into or exercisable for, equity interests); provided, however, nothing contained in this Agreement shall restrict Barrack from (x) engaging in any activity that he determines in good faith is in furtherance of the interests of CFI and its Subsidiaries in the performance of his duties for CFI and its Subsidiaries and/or (y) engaging in any Permitted Activity.

2. Permitted Activities. Notwithstanding anything set forth herein to the contrary, nothing contained herein shall prohibit Barrack from:

(a) engaging in the Personal Activities (as defined in the Employment Agreement);

(b) engaging in or seeking to engage in any “Applicable Opportunity” (as defined in and determined in accordance with Schedule 1 to Exhibit A hereto); provided that (x) engaging in or seeking to engage in any such Applicable Opportunity shall not cause Barrack to be in violation of any provision in the Employment Agreement (including without limitation Section 2(b)), and (y) with respect to any Applicable Opportunity, any follow-on investment or investments made to refinance the Applicable Opportunity will be required to be submitted to the Conflicts Committee if the business of the Limited Applicable Opportunity has expanded to include additional lines of business within the Business or additional jurisdictions within the Restricted Territories than that which was originally described in the initial submission to the Conflicts Committee;

(c) owning, directly or indirectly, solely as an investment, securities of any such Person which are traded on any national securities exchange or NASDAQ if Barrack (A) is not a controlling person of, or a member of a group which controls, such Person; and (B) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person;

(d) managing any capital accounts, or exercising any of the rights and obligations of the general partner, of the upper-tier general partners with respect to the Subject Funds, or any CC Retained Assets or CC Retained Liabilities of CC Parties following the Effective Date;

(e) taking any actions with respect to (x) investments made (or legally committed to be made) on or prior to the date hereof (including investments in Colony AH Member LLC and its subsidiaries, SONIFI Solutions, Inc., and Miramax FilmsLH-COL Participants, LLC or any other Affiliate of CC that is organized to acquire or invest in Lending Home Corporation and FYH-Bar Holdings, LLC or any other Affiliate of CC that holds an investment in Adaptive Studios) or (y) follow-on investments to the investments described in clause (x) that are not real estate-related or the sourcing of investments for the investments described in clause (x) that are not real estate-related or (z) investments made to refinance or restructure the investments described in clauses (x) and (y) that are not real estate-related;

(f) making passive investments in private equity funds, mutual funds, hedge funds and other managed accounts (provided that such funds or accounts do not have a primary investment strategy, as set forth in the applicable fund’s or account’s published statement of its primary investment strategy, of investments in real estate-related debt and equity investments);

(g) making any passive investment (or group of related passive investments) of less than $20 million in private equity funds, mutual funds, hedge funds and other managed accounts that have a primary investment strategy, as set forth in the applicable fund’s or account’s published statement of its primary investment strategy, of investments in real estate-related debt and equity investments;

(h) making investments in private companies that are (x) not engaged in the real estate or hospitality industries, (y) do not predominantly make investments in real estate-related debt and equity instruments and (z) do not make investments similar to those made by CFI and the OP equal to the lesser of (x) 5% of the outstanding equity securities of such private company and (y) $30 million per company or group of affiliated companies operating as part of one business; or

(i) providing services to an entity engaged in the Business if Barrack’s services are solely limited to a unit, division, or subsidiary of such entity which does not engage in the Business and Barrack does not provide services directly or indirectly to, or with respect to, the Business.

3. Defined Terms. For purposes of this Exhibit A, the following terms have the respective meanings set forth below:

(a) “Business” means (x) the business of acquiring, originating and managing real estate-related debt and equity investments; provided, that, for purposes of clarification, the Business shall not include debt or equity investments in operating companies primarily engaged in businesses outside of the real estate or hospitality industries even though such businesses may own or lease real property and (y) any alternative asset management business (other than CC) in which more than 25% of the total capital committed is third party capital from passive investors (which term shall exclude natural persons who are partners or employees of the business and are actively engaged in the management of the business) that advises, manages or invests the assets of funds or related investment vehicles or separate accounts.

(b) “Employment Agreement” means the Employment Agreement by and between Barrack and CFI, dated as of December 23, 2014.

(c) “Person” means any individual, company, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(d) “Restricted Period” means the period commencing on the Effective Date and ending on the first anniversary of the termination of Barrack’s employment with the Company; provided that the Restricted Period shall immediately cease if such termination of employment is either by the Company without Cause (including due to Non-Renewal by the Company) or by Barrack for Good Reason (in each case, such capitalized term used herein as defined in the Employment Agreement).

(e) “Restricted Territory” means (i) any of Austria, Belgium, China, Czech Republic, Denmark, England, Finland, France, Germany, Hungary, Ireland, Italy, Japan, Monaco, Netherlands, Norway, Poland, Portugal, Scotland, South Korea, Spain, Sweden, Switzerland, the United States, (ii) any state in the United States and/or other country listed in clause (i), and (iii) any other jurisdiction in which the Company or its subsidiaries engages in Business in any material respect.

4. Reasonableness and Enforceability of Covenants.

(a) The recitals to this Non-Competition Covenant are incorporated herein by this reference. The parties hereto acknowledge and agree with such recitals, and further agree that the value of the consideration paid by CFI in connection with the Contribution is substantial and that preservation of the confidential and proprietary information, goodwill, stable workforce, and client and customer relations of the Company is a material part of the consideration being provided in connection with the Contribution.

(b) The parties expressly agree that the character, duration and geographical scope of this Non-Competition Covenant are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed, including, but not limited to, Barrack’s material economic interest in the Contribution, Barrack’s importance within the business to be contributed in the Contribution, and Barrack’s position of confidence and trust as a stockholder of CFI.

(c) Barrack acknowledges that, (i) in connection with the Contribution, the Company will be vested with the goodwill of, and will directly or indirectly carry on, the business of CC; (ii) the restrictive covenants and the other agreements referenced herein (collectively, the “Restrictive Covenants”) are an essential part of this Non-Competition Covenant and the Agreement, and the contemplated Contribution; (iii) the contemplated Contribution is designed and intended to qualify as a sale (or other disposition) by Barrack within the meaning of BPC Section 16601 and (iv) the covenants contained in this Non-Competition Covenant and the Agreement are intended to be and would be enforceable under BPC Section 16601. Barrack and the Company agree not to challenge the enforceability of the covenants (and the limitations and qualifications included as part thereof) contained in this Non-Competition Covenant and the Agreement.

(d) Barrack agrees to be bound by the Restrictive Covenants and the other agreements referenced in the Agreement to the maximum extent permitted by Law, it being the intent and spirit of the parties that the Restrictive Covenants and the other agreements referenced herein shall be valid and enforceable in all respects, and, subject to the terms and conditions of, and limitations and qualifications included in, this Non-Competition Covenant and the Agreement.

5. Acknowledgements. Barrack acknowledges that (i) his work for the Company will continue to give him access to the confidential affairs and proprietary information of the Company; (ii) the agreements and covenants of Barrack contained in this Non-Competition Agreement are essential to the business and goodwill of the Company; and (iii) CFI would not have entered into the Contribution Agreement or the Employment Agreement but for the covenants and agreements set forth herein.

[Schedule 1 to Exhibit A follows on next page]

Schedule 1 to Exhibit A

Applicable Opportunity

If Barrack seeks to pursue any investment or other opportunity that would otherwise be prohibited by this Agreement, then the determination of whether such investment or opportunity is an “Applicable Opportunity” shall be made as follows:

(a) Barrack shall submit (along with all material documentation provided to Barrack or otherwise then in Barrack’s possession with respect to such Applicable Opportunity) in advance of him taking any action to engage in such Applicable Opportunity to a committee of the Board comprised of independent directors and established for the purpose of making the determinations set forth in this Schedule 1 to Exhibit A (the “Conflicts Committee”).

(b) Within 10 Business Days after the date on which the investment or opportunity is submitted by Barrack, the Conflicts Committee shall consider such investment or opportunity.

(c) Within 20 Business Days after the date on which the investment or opportunity is submitted by Barrack, the Conflicts Committee shall determine that the investment or opportunity either:

(x) is outside the scope of the Business or is a Permitted Activity, and so communicates such determination to Barrack in writing, in which case such investment or opportunity shall be an Applicable Opportunity;

(y) is within the scope of the Business and is not a Permitted Activity, but is not within the scope of the then-current business strategy of CFI and its Subsidiaries, in which case such investment or opportunity shall be an Applicable Opportunity; or

(z) is within the scope of Business, is not a Permitted Activity, and is within the scope of the then-current business strategy of CFI and its subsidiaries, in which case such investment or opportunity shall not be an Applicable Opportunity unless the Conflicts Committee determines that Barrack may nevertheless engage or seek to engage in such investment or opportunity in his personal capacity and so communicates that determination in writing to Barrack (for the avoidance of doubt, unless the Conflicts Committee communicates such determination to Barrack in writing, such investment or opportunity shall not be a Permitted Activity);

provided that if Barrack does not receive notice from the Conflicts Committee within 20 Business Days following the date on which the investment or opportunity is submitted by Barrack, then such investment or opportunity shall be an Applicable Opportunity. Once an investment or opportunity has been determined to be an Applicable Opportunity in accordance with this Schedule 1 to Exhibit A, CFI following such time shall have no recourse to prevent Barrack from engaging in such Applicable Opportunity or to take the position that engaging in such Applicable Opportunity is a violation of this Agreement, the Restrictive Covenant Agreement or any agreement with respect to Fund Incentives (as defined in the Employment Agreement).

[END OF AGREEMENT]

EXHIBIT E

SALTZMAN SHARE TRANSFER AND LIQUIDATED DAMAGES AGREEMENT

SHARE TRANSFER AND LIQUIDATED DAMAGES AGREEMENT

THIS SHARE TRANSFER AND LIQUIDATED DAMAGES AGREEMENT (this “Agreement”), dated as of December 23, 2014, to be effective as of the Closing, is made by and among Colony Financial, Inc., a Maryland corporation (“CFI”), Colony Capital Holdings, LLC, a Delaware limited liability company (“CC Holdings”), Colony Capital, LLC, a Delaware limited liability company (“CC”), and Richard B. Saltzman (“Saltzman”). Any capitalized term that is used but not otherwise defined in this Agreement shall have the meaning set forth in the Contribution Agreement by and among CC Holdings, CFI, CC, Colony Capital OP Subsidiary LLC (“OP”), a Delaware limited liability company, FHB Holding LLC, a Delaware limited liability company, Richard B. Saltzman and CFI RE Masterco LLC, a Delaware limited liability company, dated as of the date hereof (the “Contribution Agreement”).

WHEREAS, the parties desire to enter into this Agreement, pursuant to which CCHLP or one of its Subsidiaries will deliver to Saltzman shares of CFI Class A Common Stock equal to the CC Closing Share Consideration (as adjusted pursuant to Section 1(b) below, the “Closing Saltzman Shares”) and (ii) additional shares of CFI Class A Common Stock equal to (A) the aggregate number of OP Common Units delivered by OP pursuant to Section 3.5(h) of the Contribution Agreement, if any, multiplied by (B) 22.123% (the “Contingent Consideration Saltzman Shares” and together with the Closing Saltzman Shares, the “Saltzman Shares”).

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DELIVERY OF THE SALTZMAN SHARES.

(a) Delivery. CC shall deliver to Saltzman the number of shares of CFI Class A Common Stock equal to (i) on or as soon as practicable following the Closing Date, the Estimated CC Closing Share Consideration received by CC pursuant to Section 3.3(a)(ii) of the Contribution Agreement and (ii) on or as soon as practicable following the release of the applicable OP Common Units from the Contingent Consideration Account to CC and the subsequent exchange of such OP Common Units into shares of CFI Class A Common Stock, the Contingent Consideration Saltzman Shares (together with any cash, property or securities received by CC in respect of such OP Common Units pursuant to Section 3.5(h) of the Contribution Agreement) in each case subject to all of the terms and conditions of this Agreement (as applicable, the “Saltzman Share Delivery”).

(b) Adjustments. Promptly following the determination of the Final CC Closing Share Consideration on the Final Closing Statement in accordance with Section 3.4(f) of the Contribution Agreement, if (i) the Final CC Closing Share Consideration as shown on the Final Closing Statement is greater than the Estimated CC Closing Share Consideration shown on the Estimated Closing Statement, then CC shall deliver to Saltzman the number of additional shares of CFI Class A Common Stock equal to such excess amount, or (ii) the Estimated CC Closing Share Consideration as shown on the Estimated Closing Statement is greater than the Final CC Closing Share Consideration shown on the Final Closing Statement, then Saltzman shall transfer to CC such number of shares of CFI Class A Common Stock equal to such excess. Saltzman or CC, as applicable, shall satisfy such obligation within, in the case of Saltzman, three Business Days of demand by CC, or in the case of CC, three Business Days of receipt of such additional shares of CFI Class A Common Stock pursuant to Section 3.4(f) of the Contribution Agreement. Any agreement or arrangement by CC in connection with Section 3.4 of the Contribution Agreement shall be binding on Saltzman without any right of objection or modification.

(c) Certain Tax Matters.

(i) Each Saltzman Share Delivery shall constitute the payment of a bonus to Saltzman and shall be characterized as a “guaranteed payment” within the meaning of Section 707(c) of the Code.

(ii) The parties acknowledge and agree that no withholding Taxes shall apply in respect of a Saltzman Share Delivery, and that the obligation to make the payment of any Taxes to the applicable Authorities that apply to such Saltzman Share Delivery shall be solely the obligation of Saltzman.

(iii) Saltzman, at his election, may request that CCHLP or CC (x) sell or withhold such number of Saltzman Shares that would otherwise be delivered to Saltzman in respect of the applicable Saltzman Share Delivery as is determined mutually by the parties to be sufficient to realize an amount of cash on an after-tax basis equal to the estimated Taxes that apply to such Saltzman Shares (the “Tax Sale”), (y) timely remit the cash received by CC in respect of the Tax Sale on Saltzman’s behalf to the applicable Authorities and (z) deliver to Saltzman only the net number of such Saltzman Shares remaining after the Tax Sale.

2. TERMS AND CONDITIONS OF THE SALTZMAN SHARES.

(a) Fully Vested. The Saltzman Shares shall be fully vested as of the date of the applicable Saltzman Share Delivery.

(b) Rights as Shareholder. Except as otherwise set forth in this Agreement in respect of the “Transfer Restrictions” and the “Liquidated Damages Payment” (each as defined below), Saltzman shall have all the rights of a shareholder with respect to the Saltzman Shares, including the right to vote the Saltzman Shares and to receive any dividends or other distributions paid to or made with respect to the Saltzman Shares.

(c) Legend on Certificates. Any certificates evidencing the “Restricted Saltzman Shares” (as defined below) shall bear such legends reflecting the Transfer Restrictions as CFI may determine in its sole discretion to be necessary or appropriate; provided that in no event shall any such legend be included on any Saltzman Shares once such Saltzman Shares cease to be Restricted Saltzman Shares.

3. RESTRICTIONS ON TRANSFER OF THE SALTZMAN SHARES.

(a) Temporary Transfer Restrictions. Except as otherwise expressly permitted by this Agreement, Saltzman shall not offer, pledge, encumber, hypothecate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly (each, a “Transfer”) any of the Saltzman Shares (the “Transfer Restrictions”). The Saltzman Shares subject to the Transfer Restrictions shall be referred to herein as the “Restricted Saltzman Shares” and shall no longer be Restricted Saltzman Shares from and after the applicable Restriction Lapse Date.

(b) Exceptions to Transfer Restrictions. Notwithstanding anything set forth in Section 3(a) to the contrary:

(i) On each of the first five anniversaries of the Closing Date (each a “Restriction Lapse Date”), the Transfer Restrictions relating to the number of Restricted Saltzman Shares delivered to Saltzman (after reduction for any Tax Sale) set forth below shall lapse, such that all of the Restricted Saltzman Shares shall be free of any and all Transfer Restrictions and shall no longer be Restricted Saltzman Shares as of the fifth anniversary of the Closing Date:

(A) on the first anniversary of the Closing Date, 20% of the remaining Restricted Saltzman Shares;

(B) on the second anniversary of the Closing Date, 25% of the remaining Restricted Saltzman Shares;

(C) on the third anniversary of the Closing Date, 33 1/3% of the remaining Restricted Saltzman Shares;

(D) on the fourth anniversary of the Closing Date, 50% of the remaining Restricted Saltzman Shares; and

(E) on the fifth anniversary of the Closing Date, 100% of the remaining Restricted Saltzman Shares.

In addition, the Transfer Restrictions shall be removed from all Restricted Saltzman Shares upon Saltzman’s death. No Transfer Restrictions shall be applicable to any Restricted Saltzman Shares from and after the applicable Restriction Lapse Date. For purposes of computing the remaining Restricted Saltzman Shares as of any particular date, (x) Restricted Saltzman Shares subject to Transfers described in clause (1) of Section 3(b)(ii) below shall be deemed to be remaining Restricted Saltzman Shares so long as record ownership remains with Saltzman, and (y) Restricted Saltzman Shares subject to Transfers described in clause (3) and (7) of Section 3(b)(ii) shall be deemed to be remaining Restricted Saltzman Shares until such time (if any) they are the subject of a subsequent Transfer other than as described in clause (3) and (7) of Section 3(b)(ii).

(ii) Saltzman and any vehicle through which Saltzman then indirectly holds Restricted Saltzman Shares may effectuate any or all of the following Transfers of Restricted Saltzman Shares; provided, that, in the case of Transfers described in clauses (1) through (3), (A) the applicable transferee agrees in writing to be bound by the restrictions set forth herein and (B) the Transfer Restrictions with respect to the applicable Restricted Saltzman Shares Transferred thereby shall continue to lapse on a ratable basis on each Restriction Lapse Date as if still held by Saltzman; and provided, further, that no Restricted Saltzman Shares may be Transferred pursuant to clauses (1) through (3), or (6) through (8) of this Section 3(b)(ii) if following such Transfer, Saltzman would have beneficial ownership of a number of Saltzman Shares less than that number of Eligible Saltzman Shares that would be included in a Liquidated Damages Payment that became payable as of the date of such Transfer:

(1) the Transfer of Restricted Saltzman Shares in an aggregate amount up to that number which is equal to 50% of the total number of Saltzman Shares delivered to Saltzman as collateral for any loan; provided, that, such Transfer is a bona fide pledge of the Restricted Saltzman Shares to a Person that is not an Affiliate of the transferor;

(2) the Transfer of Restricted Saltzman Shares in an aggregate amount up to that number which is equal to 20% of the total number of Saltzman Shares issued to Saltzman as a bona fide gift or gifts;

(3) the Transfer of some or all of the Restricted Saltzman Shares to any trust, partnership, corporation or limited liability company established and held for the direct or indirect benefit of Saltzman or his family, provided that any such Transfer shall not involve a disposition for value other than equity interests in any such trust, partnership, corporation or limited liability company;

(4) the Transfer of some or all of the Restricted Saltzman Shares to CFI to satisfy any indemnification obligations of Saltzman as contemplated by this Agreement or the Contribution Agreement;

(5) the Transfer of some or all of the Restricted Saltzman Shares as required by applicable Law or order;

(6) the Transfer of some of the Restricted Saltzman Shares to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permitted under this Agreement;

(7) the Transfer of some or all of the Restricted Saltzman Shares as provided for in Section 4 below; and

(8) the Transfer of a number of Restricted Saltzman Shares as is reasonably determined by the parties in good faith to be sufficient to realize an amount of cash on an after-tax basis equal to any and all taxes that apply to such Restricted Saltzman Shares.

(c) Ownership of Restricted Saltzman Shares. Saltzman represents and warrants that, effective as of the Saltzman Share Delivery and except for any Transfers permitted by Section 3(b)(ii), he will hold the Restricted Saltzman Shares, free and clear of all liens, encumbrances, and claims created or caused by him during the period that the Transfer Restrictions apply. Without limiting the foregoing, effective as of the Saltzman Share Delivery and except for any Transfers permitted by Section 2(b)(ii), Saltzman shall maintain sole direct or indirect beneficial ownership of all Restricted Saltzman Shares, free and clear of all liens, encumbrances, and claims created or caused by Saltzman or CC, at all times during the period that the Transfer Restrictions apply to such Restricted Saltzman Shares (it being understood that “beneficial ownership” refers to ownership of all pecuniary and non-pecuniary rights, privileges, liabilities and obligations, and in particular shall not be limited to the meaning of “beneficial ownership” for purposes of Section 13(d) of the Securities Exchange Act of 1934). Without limiting the foregoing, until the fifth anniversary of the Closing Date, Saltzman shall maintain sole direct or indirect beneficial ownership, free and clear of all liens, encumbrances, and claims created or caused by Saltzman or CC, of a number of Saltzman Shares equal to or greater than that number of Eligible Saltzman Shares that would be included in a Liquidated Damages Payment that became payable as of the date of determination.

4. LIQUIDATED DAMAGES.

(a) If Saltzman (i) violates or fails to perform his obligations under the Non-Competition Covenant contained in Section 1(i) or 1(ii) of Exhibit A hereto, as modified by the proviso in Section 1 of Exhibit A, or (ii) otherwise violates or fails to perform his obligations under the Non-Competition Covenant in any manner that results in material economic harm to CFI and its Affiliates (taken as a whole), in each case during the “Restricted Period” (as defined in Exhibit A hereto), and fails to cure and cease such violation within 60 days (which shall be extended to 90 days in the case of a violation that is susceptible to cure and such cure is being pursued in good faith by Saltzman) after the date on which CFI gives written notice to him of such violation (a “Non-Competition Violation”, and the date of such notice of violation, the “Date of the Non-Competition Violation”), then Saltzman shall promptly remit to CFI a number of Closing Saltzman Shares (the “Liquidated Damages Payment”), as liquidated damages in respect of such violation and without respect to the damages actually incurred by CFI or its Affiliates as a result of such violation, determined as follows:

(i) If the Date of the Non-Competition Violation occurs on or prior to the first anniversary of the Closing Date, the Eligible Saltzman Shares;

(ii) If the Date of the Non-Competition Violation occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 80% of the Eligible Saltzman Shares (rounded to the nearest whole number);

(iii) If the Date of the Non-Competition Violation occurs after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, 60% of the Eligible Saltzman Shares (rounded to the nearest whole number);

(iv) If the Date of the Non-Competition Violation occurs after the third anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date, 40% of the Eligible Saltzman Shares (rounded to the nearest whole number);

(v) If the Date of the Non-Competition Violation occurs after the fourth anniversary of the Closing Date but on or prior to the fifth anniversary of the Closing Date, 20% of the Eligible Saltzman Shares (rounded to the nearest whole number); and

(vi) If the Date of the Non-Competition Violation occurs after the fifth anniversary of the Closing Date, zero Eligible Saltzman Shares.

For purposes of this Agreement, the term “Eligible Saltzman Shares” shall equal a number of shares of CFI Class A Common Stock equal to (i) a fraction, the numerator of which is (A) the Saltzman Consideration and the denominator of which is (B) the sum of the CC Consideration and the Saltzman Consideration, multiplied by (ii) $250,000,000 divided by (ii) the Reference CFI Stock Price. “CC Consideration” means (A) the number of

New Units received by CC under the Contribution Agreement plus (B) the difference between (x) the number of OP Common Units received by CC pursuant to Section 3.5(h) minus (y) the Contingent Consideration Saltzman Shares (as defined in the Saltzman Share Transfer Agreement), in each case (A) and (B) multiplied by the Reference CFI Common Stock Price. “Saltzman Consideration” means the sum of (i) (A) the number of New Shares received by Saltzman under the Saltzman Share Transfer Agreement plus (B) the number of Contingent Consideration Saltzman Shares received by Saltzman under the Saltzman Share Transfer Agreement plus (C) the number of New Shares retained or sold by CC under the Saltzman Share Transfer Agreement or CFI under the Contribution Agreement, as applicable, in respect of payment of tax obligations of Saltzman plus (D) the number of New Units received by Saltzman under the Contribution Agreement, in each of case (A), (B), (C) and (D), multiplied by the Reference CFI Common Stock Price plus (ii) any amounts (if any) actually distributed to Saltzman with respect to Class C Units in CCH.

(b) Applicability. Once the Liquidated Damages Payments as provided for in Section 4(a) above have been paid in full, no further Liquidated Damages Payment shall be payable pursuant to this Agreement.

(c) Sole Remedy. The Liquidated Damages Payment provided for in Section 3(a) above, shall be CFI’s sole remedy (other than specific performance as provided for in the Restrictive Covenant Agreement by and between Saltzman and CFI, effective as of the Effective Date (the “Restrictive Covenant Agreement”)) for breach of the Non-Competition Covenant and Section 3 of the Restrictive Covenant Agreement and the entire economic obligation of Saltzman for any such breach.

5 INDEMNIFICATION OBLIGATIONS. In the event that CC is obligated for any Losses pursuant to Section 10 of the Contribution Agreement (or otherwise thereunder), Saltzman shall be responsible for his pro rata percentage of any such Losses (and payments) by CC thereunder. Saltzman’s pro rata percentage shall be determined by dividing (i) the value of the Saltzman Shares delivered to Saltzman by CC pursuant to Section 1 of this Agreement, which value shall be determined using the Reference CFI Common Stock Price by (ii) the Consideration. Saltzman shall satisfy any such obligations in shares of CFI Class A Common Stock valued for such purposes at the Reference CFI Common Stock Price. Saltzman shall satisfy such obligation within three Business Days of demand and any agreement or arrangement by CC in connection with the Contribution Agreement shall be binding on Saltzman without any right of objection or modification; provided, that if Saltzman fails to satisfy such obligation within such time period, the applicable number of Saltzman Shares delivered to Saltzman by CC pursuant to Section 1 of this Agreement shall be automatically cancelled without further action by Saltzman, which value shall be determined using the Reference CFI Common Stock Price, and CC shall not be obligated for such Losses pursuant to Section 10 of the Contribution Agreement. Saltzman shall have no right of participation (or objection) with respect to any indemnification matter under the Contribution Agreement and CC shall have the sole right to control any matter with respect thereto.

6. MISCELLANEOUS PROVISIONS.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into and to be performed entirely within such state.

(b) Entire Agreement. This Agreement, together with Exhibit A hereto and the documents referred to herein, constitutes and expresses the whole agreement of the parties hereto with reference to any of the matters or things herein provided for or herein before discussed or mentioned with reference to the terms and conditions of the Saltzman Shares, and it cancels and replaces any and all prior understandings, agreements and term sheets between the parties with respect thereto. All promises, representations, collateral agreements and understandings not expressly incorporated in this Agreement are hereby superseded by this Agreement.

(c) Notices. All notices, requests, demands and other communications required or permitted hereunder must be made in writing and will be deemed to have been duly given and effective: (a) on the date of delivery, if delivered personally; (b) on the earlier of the fourth day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (c) on the date of transmission, if sent by facsimile; or (d) on the date of requested delivery if sent by a recognized overnight courier:

If to CFI:	Colony Financial, Inc.
2450 Broadway, 6th Floor
Santa Monica, CA 90404
Attention: General Counsel

If to CC:	Colony Capital, LLC
2450 Broadway, 6th Floor
Santa Monica, CA 90404
Attention: Director – Legal

If to Saltzman:	to the last address of the Executive in the records of CFI and CC specifically identified for notices under this Agreement or to such other address as is provided by a party to the others from time to time.

(d) Survival. Except as otherwise expressly set forth in this Agreement, the representations, warranties and covenants of Saltzman contained in this Agreement will survive any termination of Saltzman’s employment with CFI and its Affiliates through and until the expiration of the Restricted Period.

(e) Amendment; Waiver; Termination. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by all of the parties hereto. No waiver by any party hereto at any time of any breach by any other party hereto of compliance with any condition or provision of this Agreement to be performed by any such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement and the transactions contemplated herein shall terminate automatically without any further action by any party upon the termination of the Contribution Agreement.

(f) Severability. If any term of provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) to the extent permitted by applicable Law, the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(g) Arbitration. Except as otherwise set forth in the Restrictive Covenant Agreement, any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in New York, New York before a panel of three neutral arbitrators, each of whom shall be selected jointly by the parties, or, if the parties cannot agree on the selection of the arbitrators, as selected by the American Arbitration Association. The commercial arbitration rules of the American Arbitration Association (the “AAA Rules”) shall govern any arbitration between the parties, except that the following provisions are included in the parties’ agreement to arbitrate and override any contrary provisions in the AAA Rules:

(i) The agreement to arbitrate and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict or choice of law rules;

(ii) The California Arbitration Act shall govern the arbitration, the agreement to arbitrate, and any proceedings to enforce, confirm, modify or vacate the award;

(iii) The arbitrators shall apply California law;

(iv) Any petition or motion to modify or vacate the award shall be filed in a Superior Court in California (the “Court”);

(v) The award shall be written, reasoned, and shall include findings of fact as to all factual issues and conclusions of law as to all legal issues;

(vi) Either party may seek a de novo review by the Court of the conclusions of law included in the award and any petition or motion to enforce, confirm, modify or vacate the award; and

(vii) The arbitration shall be confidential. Judgment may be entered on the arbitrators’ award in any court having jurisdiction.

The parties hereby agree that the arbitrators shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. Each party shall bear its own legal fees and out-of-pocket expenses incurred in any arbitration hereunder and the parties shall share equally all expenses of the arbitrators.

(h) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(i) Construction. The parties acknowledge that this Agreement is the result of arm’s-length negotiations between sophisticated parties, each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

(j) Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same document.

(k) Taxes. Notwithstanding any other provision of this Agreement, CFI, CCHLP and CC shall not be obligated to guarantee any particular Tax result for Saltzman with respect to any payment provided to Saltzman hereunder, and Saltzman shall be responsible for any Taxes imposed on him with respect to any such payment.

(l) Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code (including the provisions of Treasury Regulation Section 1.409A-3(i)(5)(iv)), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. In the event that any provision of Agreement is mutually agreed by the parties to be in violation of Section 409A of the Code, the parties shall cooperate reasonably to attempt to amend or modify this Agreement in order to avoid a violation of Section 409A of the Code while attempting to preserve the economic intent of the applicable provision. Neither CFI, CCHLP or CC make any representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and make no undertaking to preclude Section 409A of the Code from applying to any such payment. For purposes of this Section 6(l), Section 409A of the Code shall include all regulations and guidance promulgated thereunder.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COLONY FINANCIAL, INC.

By:

Name:
Title:

COLONY CAPITAL HOLDINGS, LLC

By:

Name:	Mark M. Hedstrom
Title:	Vice President

COLONY CAPITAL, LLC

By:

Name:	Mark M. Hedstrom
Title:	Vice President

RICHARD B. SALTZMAN

By:
Richard B. Saltzman

[Signature Page to Share Transfer and Liquidated Damages Agreement]

Exhibit A

Non-Competition Covenant

WHEREAS, Saltzman (i) is a substantial beneficial holder of equity interests in CC and its Affiliates, (ii) has been actively involved in the management of the business of CC and has thereby acquired significant experience, skill, and confidential and proprietary information relating to the business and operation of CC and (iii) in the course of his participation in the business of CC, has also developed on behalf of CC significant goodwill that is now a significant part of the value of CC;

WHEREAS, CFI, on behalf of itself and its Subsidiaries (which, for the avoidance of doubt, on and after the Effective Date include NewCo and its Subsidiaries) (collectively, the “Company”) desires to protect its investment in the assets, businesses and goodwill of CC to be acquired as part of the Contribution and, accordingly, as a material condition to its willingness to enter into the Contribution Agreement and consummate the Contribution, has required that Saltzman agree to limit certain activities by Saltzman (as contemplated hereby) that would compete with or otherwise harm such assets, businesses or goodwill;

WHEREAS, as part of the consideration and inducement to CFI to enter into the Contribution Agreement and acquire such assets, businesses and goodwill, Saltzman is willing to agree to enter into this Non-Competition Covenant and abide by such restrictions; and

WHEREAS, the parties intend this Non-Competition Covenant to be in compliance with California Business and Professions Code Section 16601 (“BPC Section 16601”) to the extent that it is applicable, and further intend for it to be fully enforceable under any applicable Law.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Non-Competition Covenant hereby agree as follows:

1. Non-Competition. Saltzman shall not, during the Restricted Period, directly or indirectly, in any manner within the Restricted Territory: (i) engage in the Business (other than through CFI and its Affiliates); (ii) render any services as an employee, officer, director or consultant to any Person (other than CFI and its Subsidiaries) engaged in the Business; or (iii) make an investment in a Person engaged in the Business as a partner, shareholder, principal, member or other owner of equity interests (or securities convertible into or exercisable for, equity interests); provided, however, nothing contained in this Agreement shall restrict Saltzman from (x) engaging in any activity that he determines in good faith is in furtherance of the interests of CFI and its Subsidiaries in the performance of his duties for, and for the benefit of, CFI and its Subsidiaries and/or (y) engaging in any Permitted Activity in accordance with Section 2.

2. Permitted Activities. Notwithstanding anything set forth herein to the contrary, nothing contained herein shall prohibit Saltzman from:

(a) engaging in the Personal Activities (as defined in the Employment Agreement);

(b) owning, directly or indirectly, solely as an investment, securities of any such Person which are traded on any national securities exchange or NASDAQ if Saltzman (A) is not a controlling person of, or a member of a group which controls, such Person; and (B) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person;

(c) managing any capital accounts, or exercising any of the rights and obligations of the general partner, of the upper-tier general partners with respect to the Subject Funds, or any CC Retained Assets or CC Retained Liabilities of CC Parties following the Effective Date;

(d) taking any actions with respect to (x) investments made (or legally committed to be made) on or prior to the date hereof (including investments in Colony AH Member LLC and its subsidiaries, SONIFI Solutions, Inc.

and Miramax Films) or (y) follow-on investments to the investments described in clause (x) that are not real estate-related or the sourcing of investments for the investments described in clause (x) that are not real estate-related or (z) investments made to refinance or restructure the investments described in clauses (x) and (y) that are not real estate-related;

(e) making passive investments in private equity funds, mutual funds, hedge funds and other managed accounts (provided that such funds or accounts do not have a primary investment strategy, as set forth in the applicable fund’s or account’s published statement of its primary investment strategy, of investments in real estate-related debt and equity investments);

(f) making any passive investment (or group of related passive investments) of less than $20 million in private equity funds, mutual funds, hedge funds and other managed accounts that have a primary investment strategy, as set forth in the applicable fund’s or account’s published statement of its primary investment strategy, of investments in real estate-related debt and equity investments;

(g) making investments in private companies that are (x) not engaged in the real estate or hospitality industries, (y) do not predominantly make investments in real estate-related debt and equity instruments and (z) do not make investments similar to those made by CFI and the OP equal to the lesser of (x) 5% of the outstanding equity securities of such private company and (y) $30 million per company or group of affiliated companies operating as part of one business; or

(h) providing services to an entity engaged in the Business if Saltzman’s services are limited to a unit, division, or subsidiary of such entity which does not engage in the Business and Saltzman does not provide services directly or indirectly to, or with respect to, the Business.

3. Defined Terms. For purposes of this Exhibit A, the following terms have the respective meanings set forth below:

(a) “Business” means (x) the business of acquiring, originating and managing real estate-related debt and equity investments; provided, that, for purposes of clarification, the Business shall not include debt or equity investments in operating companies primarily engaged in businesses outside of the real estate or hospitality industries even though such businesses may own or lease real property and (y) any alternative asset management business (other than CC) in which more than 25% of the total capital committed is third party capital from passive investors (which term shall exclude natural persons who are partners or employees of the business and are actively engaged in the management of the business) that advises, manages or invests the assets of funds or related investment vehicles or separate accounts.

(b) “Employment Agreement” means the Employment Agreement by and between Saltzman and CFI, dated as of December 23, 2014.

(c) “Person” means any individual, company, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(d) “Restricted Period” means the period commencing on the Effective Date and ending on the first anniversary of the termination of Saltzman’s employment with the Company; provided that the Restricted Period shall immediately cease if such termination of employment is either by the Company without Cause (including due to Non-Renewal by the Company) or by Saltzman for Good Reason (in each case, such capitalized term used herein as defined in the Employment Agreement).

(e) “Restricted Territory” means (i) any of Austria, Belgium, China, Czech Republic, Denmark, England, Finland, France, Germany, Hungary, Ireland, Italy, Japan, Monaco, Netherlands, Norway, Poland, Portugal, Scotland, South Korea, Spain, Sweden, Switzerland, the United States, (ii) any state in the United States and/or other country listed in clause (i), and (iii) any other jurisdiction in which the Company or its subsidiaries engages in Business in any material respect.

4. Reasonableness and Enforceability of Covenants.

(a) The recitals to this Non-Competition Covenant are incorporated herein by this reference. The parties hereto acknowledge and agree with such recitals, and further agree that the value of the consideration paid by CFI in connection with the Contribution is substantial and that preservation of the confidential and proprietary information, goodwill, stable workforce, and client and customer relations of the Company is a material part of the consideration being provided in connection with the Contribution.

(b) The parties expressly agree that the character, duration and geographical scope of this Non-Competition Covenant are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed, including, but not limited to, Saltzman’s material economic interest in the Contribution, Saltzman’s importance within the business to be contributed in the Contribution, and Saltzman’s position of confidence and trust as a stockholder of CFI.

(c) Saltzman acknowledges that, (i) in connection with the Contribution, the Company will be vested with the goodwill of, and will directly or indirectly carry on, the business of CC; (ii) the restrictive covenants and the other agreements referenced herein (collectively, the “Restrictive Covenants”) are an essential part of this Non-Competition Covenant and the Agreement, and the contemplated Contribution; (iii) the contemplated Contribution is designed and intended to qualify as a sale (or other disposition) by Saltzman within the meaning of BPC Section 16601 and (iv) the covenants contained in this Non-Competition Covenant and the Agreement are intended to be and would be enforceable under BPC Section 16601. Saltzman and the Company agree not to challenge the enforceability of the covenants (and the limitations and qualifications included as part thereof) contained in this Non-Competition Covenant and the Agreement.

(d) Saltzman agrees to be bound by the Restrictive Covenants and the other agreements referenced in the Agreement to the maximum extent permitted by Law, it being the intent and spirit of the parties that the Restrictive Covenants and the other agreements referenced herein shall be valid and enforceable in all respects, and, subject to the terms and conditions of, and limitations and qualifications included in, this Non-Competition Covenant and the Agreement.

5. Acknowledgements. Saltzman acknowledges that (i) his work for the Company will continue to give him access to the confidential affairs and proprietary information of the Company; (ii) the agreements and covenants of Saltzman contained in this Non-Competition Agreement are essential to the business and goodwill of the Company; and (iii) CFI would not have entered into the Contribution Agreement or the Employment Agreement but for the covenants and agreements set forth herein.

[End of Exhibit A]

EXHIBIT F

CCH LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of December 23, 2014, to be effective as of the Closing, is made by and among Colony Financial, Inc., a Maryland corporation (“CFI”), CFI RE Masterco LLC, a Delaware limited liability company and wholly-owned subsidiary of CFI (the “OP”), and CCH Management Partners I, LLC, a Delaware limited liability company (“CCH”). Any capitalized term that is used but not otherwise defined in this Agreement shall have the meaning set forth in the Contribution Agreement (as defined below).

WHEREAS, CFI, Colony Capital, LLC, a Delaware limited liability company (“CC”), Colony Capital OP Subsidiary, LLC, a Delaware limited liability company (“NewCo”), CCH, FHB Holding LLC, a Delaware limited liability company, Mr. Richard B. Saltzman (“Mr. Saltzman”) and the OP have entered into that certain Contribution and Implementation Agreement, dated as of December 23, 2014, (the “Contribution Agreement”), pursuant to which, among other things, CC and CCH will contribute to the OP and the OP will acquire from CC and CCH the membership interests in NewCo held by CC and CCH (which constitute all of the membership interests of NewCo);

WHEREAS, pursuant to the Contribution Agreement (i) the OP will issue New Units to CCH (the “Closing New Units”) equal to the CCH Closing Unit Consideration and (ii) the OP may issue additional New Units to CCH following the Closing in respect of the Contingent Consideration (if any, the “Contingent Consideration New Units”). For purposes of this Agreement, the Closing New Units and the Contingent Consideration New Units, if any, are referred to as the “CCH New Units”; and

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. TERMS AND CONDITIONS OF THE CCH NEW UNITS.

(a) Fully Vested. The CCH New Units shall be fully vested as of the date on which they are issued to CCH (as applicable, the “Date of Issuance”).

(b) Rights as Unitholder. Except as otherwise set forth in this Agreement in respect of the “Transfer Restrictions” (as defined below), CCH shall have all the rights of a unitholder with respect to the CCH New Units, including the right to receive any distributions paid to or made with respect to the CCH New Units.

(c) Legend on Certificates. Any certificates evidencing the Restricted CCH New Units (as defined below) shall bear such legends reflecting the Transfer Restrictions as CFI may determine in its sole discretion to be necessary or appropriate; provided, that, in no event shall any such legend be included on any CCH New Units once such CCH New Units cease to be Restricted CCH New Units.

2. RESTRICTIONS ON TRANSFER OF THE CCH NEW UNITS.

(a) Temporary Transfer Restrictions. Except as otherwise expressly permitted by this Agreement, CCH shall not offer, pledge, encumber, hypothecate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly (subject to Section 2(c) below, each, a “Transfer”) any of the CCH New Units (the “Transfer Restrictions”). The CCH New Units subject to the Transfer Restrictions shall be referred to herein as the “Restricted CCH New Units” and shall no longer be Restricted CCH New Units from and after the applicable Restriction Lapse Date.

(b) Exceptions to Transfer Restrictions. Notwithstanding anything set forth in Section 2(a) to the contrary:

(i) On each of the first three anniversaries of the Closing Date (each a “Restriction Lapse Date”), the Transfer Restrictions relating to a number of Closing New Units set forth below shall lapse, such that all of the Closing New Units shall be free of any and all Transfer Restrictions and shall no longer be Restricted CCH New Units as of the third anniversary of the Closing Date:

(A) on the first anniversary of the Closing Date, one-third of the remaining Restricted CCH New Units;

(B) on the second anniversary of the Closing Date, one-half of the remaining Restricted CCH New Units;

(C) on the third anniversary of the Closing Date, all of the remaining Restricted CCH New Units.

For purposes of computing the remaining Restricted CCH New Units as of any particular date, (x) Restricted CCH New Units subject to Transfers described in clause (1) of Section 2(b)(ii) below shall be deemed to be remaining Restricted CCH New Units so long as record ownership remains with CCH, and (y) Restricted CCH New Units subject to Transfers described in clause (3) and (6) of Section 2(b)(ii) shall be deemed to be remaining Restricted CCH New Units until such time (if any) they are the subject of a subsequent Transfer other than as described in clause (3) and (6) of Section 2(b)(ii).

(ii) CCH and any vehicle through which CCH then indirectly holds Restricted CCH New Units may effectuate any or all of the following Transfers of Restricted CCH New Units; provided, that, in the case of Transfers described in clauses (1) through (3), (A) the applicable transferee agrees in writing to be bound by the restrictions set forth herein and (B) the Transfer Restrictions with respect to the applicable Restricted CCH New Units Transferred thereby shall continue to lapse on a ratable basis on each Restriction Lapse Date as if still held by CCH:

(1) the Transfer of Restricted CCH New Units in an aggregate amount up to that number which is equal to 50% of the total number of CCH New Units issued to CCH as collateral for any loan; provided, that, such Transfer is a bona fide pledge of the Restricted CCH New Units to a Person that is not an Affiliate of the transferor;

(2) the Transfer of Restricted CCH New Units in an aggregate amount up to that number which is equal to 20% of the total number of CCH New Units issued to CCH as a bona fide gift or gifts;

(3) the Transfer of some or all of the Restricted CCH New Units to any trust, partnership, corporation or limited liability company established and held for the direct or indirect benefit of a holder of Restricted CCH New Units (including pursuant to a transfer permitted by clause (6) below) or his respective family members (an “Estate Planning Vehicle”), provided that any such Transfer shall not involve a disposition for value other than equity interests in any such trust, partnership, corporation or limited liability company;

(4) the Transfer of some or all of the Restricted CCH New Units to CFI to satisfy any indemnification obligations of CCH as contemplated by the Contribution Agreement;

(5) the Transfer of some or all of the Restricted CCH New Units as required by applicable Law or order;

(6) the Transfer of some or all of the Restricted CCH New Units to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permitted under this Agreement; and

(7) the Transfer of a number of Restricted CCH New Units as is reasonably determined by CCH’s accounting firm in good faith to be sufficient to realize an amount of cash on an after-tax basis equal to any and all taxes that apply to the issuance or vesting of the Restricted CCH New Units.

(c) Transfers of Equity Interests in CCH and its Subsidiaries. For purposes of clarification, the transfer or issuance of equity interests in CCH or any of its subsidiaries will not constitute a Transfer of any Restricted CCH New Units owned by CCH or any such subsidiaries if following such Transfer CCH continues to hold, directly or indirectly and without minority interests, all such Restricted CCH New Units.

(d) Coordination. Any CCH New Units that are subject to the terms and conditions of this Agreement will be governed solely by the terms and conditions of this Agreement and shall in no way be subject to the terms and conditions of the Lock-Up and Liquidated Damages Agreement by and among CFI, CC, the OP and Thomas J.

Barrack, Jr. (“Mr. Barrack”), dated as of the date hereof (the “CC Lock-Up Agreement”). Notwithstanding the foregoing, in the event that any CCH New Units are allocated to or for the benefit of CC, Mr. Barrack or Mr. Saltzman on or after the date hereof, such CCH New Units shall be subject to either (i) if allocated to or for the benefit of CC or Mr. Barrack, the restrictions set forth in the CC Lock-Up Agreement and (ii) if allocated to or for the benefit of Mr. Saltzman, the restrictions set forth in the Share Transfer and Liquidated Damages Agreement by and among CFI, Colony Capital Holdings, LLC, CC and Mr. Saltzman, dated as of the date hereof, in each case as if allocated to CC, Mr. Barrack or Mr. Saltzman, as applicable, as of the Closing.

3. MISCELLANEOUS PROVISIONS.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into and to be performed entirely within such state.

(b) Entire Agreement. This Agreement, together with the documents referred to herein, constitutes and expresses the whole agreement of the parties hereto with reference to any of the matters or things herein provided for or herein before discussed or mentioned with reference to the terms and conditions of the CCH New Units, and it cancels and replaces any and all prior understandings, agreements and term sheets between the parties with respect thereto. All promises, representations, collateral agreements and understandings not expressly incorporated in this Agreement are hereby superseded by this Agreement.

(c) Notices. All notices, requests, demands and other communications required or permitted hereunder must be made in writing and will be deemed to have been duly given and effective: (a) on the date of delivery, if delivered personally; (b) on the earlier of the fourth day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (c) on the date of transmission, if sent by facsimile; or (d) on the date of requested delivery if sent by a recognized overnight courier:

If to CFI or OP:	Colony Financial, Inc.
2450 Broadway, 6th Floor
Santa Monica, CA 90404
Attention: General Counsel

If to CCH:	CCH Management Partners I, LLC
2450 Broadway, 6th Floor
Santa Monica, CA 90404
Attention: Director – Legal

With a copy to:	Akin Gump Strauss Hauer & Feld LLP
2029 Century Park East
Suite 2400
Los Angeles, CA 90067-3010
Attention: Hushmand Sohaili

Katzke & Morgenbesser LLP
1345 Avenue of the Americas, 31st Floor
New York, NY 10105
Attention: Michael S. Katzke

or to such other address as is provided by a party to the others from time to time.

(d) Survival. Except as otherwise expressly set forth in this Agreement, the representations, warranties and covenants of CCH contained in this Agreement will survive through and until the expiration of the Restricted Period.

(e) Amendment; Waiver; Termination. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by all of the parties hereto. No waiver by any party hereto at any time of any breach by any other party hereto of compliance with any condition or provision of this Agreement to be performed by any such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement and the transactions contemplated herein shall terminate automatically without any further action by any party upon the termination of the Contribution Agreement.

(f) Severability. If any term of provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) to the extent permitted by applicable Law, the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(g) Arbitration. Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in Santa Monica, California before a panel of three neutral arbitrators, each of whom shall be selected jointly by the parties, or, if the parties cannot agree on the selection of the arbitrators, as selected by the American Arbitration Association. The commercial arbitration rules of the American Arbitration Association (the “AAA Rules”) shall govern any arbitration between the parties, except that the following provisions are included in the parties’ agreement to arbitrate and override any contrary provisions in the AAA Rules:

(i) The agreement to arbitrate and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict or choice of law rules;

(ii) The California Arbitration Act shall govern the arbitration, the agreement to arbitrate, and any proceedings to enforce, confirm, modify or vacate the award;

(iii) The arbitrators shall apply California law;

(iv) Any petition or motion to modify or vacate the award shall be filed in a Superior Court in California (the “Court”);

(v) The award shall be written, reasoned, and shall include findings of fact as to all factual issues and conclusions of law as to all legal issues;

(vi) Either party may seek a de novo review by the Court of the conclusions of law included in the award and any petition or motion to enforce, confirm, modify or vacate the award; and

(vii) The arbitration shall be confidential. Judgment may be entered on the arbitrators’ award in any court having jurisdiction.

The parties hereby agree that the arbitrators shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. Each party shall bear its own legal fees and out-of-pocket expenses incurred in any arbitration hereunder and the parties shall share equally all expenses of the arbitrators.

(i) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(j) Construction. The parties acknowledge that this Agreement is the result of arm’s-length negotiations between sophisticated parties, each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

(k) Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same document.

(l) Taxes. Notwithstanding any other provision of this Agreement, no particular Tax result is guaranteed for CCH with respect to any payment provided hereunder, and CCH shall be responsible for any Taxes imposed with respect to any such payment.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COLONY FINANCIAL, INC.

By:
Name:
Title:

CFI RE MASTERCO, LLC

By:
Name:
Title:

CCH MANAGEMENT PARTNERS I, LLC

By:
Name:	Mark M. Hedstrom
Title:	Vice President

[Signature Page to CCH Lock-Up Agreement]

EXHIBIT G

FHB LLC LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of December 23, 2014, to be effective as of the Closing, is made by and among Colony Financial, Inc., a Maryland corporation (“CFI”), CFI RE Masterco LLC, a Delaware limited liability company and wholly-owned subsidiary of CFI (the “OP”), and FHB Holding LLC, a Delaware limited liability company (“FHB LLC”). Any capitalized term that is used but not otherwise defined in this Agreement shall have the meaning set forth in the Contribution Agreement (as defined below).

WHEREAS, CFI, Colony Capital, LLC, a Delaware limited liability company, Colony Capital OP Subsidiary, LLC, a Delaware limited liability company, Colony Capital Holdings, LLC, a Delaware limited liability company, CCH Management Partners I, LLC, a Delaware limited liability company, FHB LLC, Richard B. Saltzman and the OP have entered into that certain Contribution and Implementation Agreement, dated as of December 23, 2014 (the “Contribution Agreement”), pursuant to which, among other things, FHB LLC will contribute to the OP and the OP will acquire from FHB LLC the membership interests in Colony Realty Partners, LLC (“CRP”) held by FHB LLC (which constitute fifty percent (50%) of the membership interests of CRP);

WHEREAS, pursuant to the Contribution Agreement (i) the OP will issue New Units to FHB LLC (the “Closing New Units”) equal to the FHB LLC Closing Unit Consideration and (ii) the OP may issue additional New Units to FHB LLC following the Closing in respect of the Contingent Consideration (if any, the “Contingent Consideration New Units”). For purposes of this Agreement, the Closing New Units and the Contingent Consideration New Units, if any, are referred to as the “FHB LLC New Units”; and

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. TERMS AND CONDITIONS OF THE FHB LLC NEW UNITS.

(a) Fully Vested. The FHB LLC New Units shall be fully vested as of the date on which they are issued to FHB LLC (as applicable, the “Date of Issuance”).

(b) Rights as Unitholder. Except as otherwise set forth in this Agreement in respect of the “Transfer Restrictions” (as defined below), FHB LLC shall have all the rights of a unitholder with respect to the FHB LLC New Units, including the right to receive any distributions paid to or made with respect to the FHB LLC New Units.

(c) Legend on Certificates. Any certificates evidencing the Restricted FHB LLC New Units (as defined below) shall bear such legends reflecting the Transfer Restrictions as CFI may determine in its sole discretion to be necessary or appropriate; provided, that, in no event shall any such legend be included on any FHB LLC New Units once such FHB LLC New Units cease to be Restricted FHB LLC New Units.

2. RESTRICTIONS ON TRANSFER OF THE FHB LLC NEW UNITS.

(a) Temporary Transfer Restrictions. Except as otherwise expressly permitted by this Agreement, FHB LLC shall not offer, pledge, encumber, hypothecate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly (subject to Section 2(d) below, each, a “Transfer”) any of the FHB LLC New Units (the “Transfer Restrictions”). The FHB LLC New Units subject to the Transfer Restrictions shall be referred to herein as the “Restricted FHB LLC New Units” and shall no longer be Restricted FHB LLC New Units from and after the applicable Restriction Lapse Date.

(b) Exceptions to Transfer Restrictions. Notwithstanding anything set forth in Section 2(a) to the contrary:

(i) On each of the first three anniversaries of the Closing Date (each a “Restriction Lapse Date”), the Transfer Restrictions relating to a number of FHB LLC New Units set forth below shall lapse, such that all of the FHB LLC New Units shall be free of any and all Transfer Restrictions and shall no longer be Restricted FHB LLC New Units as of the third anniversary of the Closing Date:

(A) on the first anniversary of the Closing Date, one-third of the remaining Restricted FHB LLC New Units;

(B) on the second anniversary of the Closing Date, one-half of the remaining Restricted FHB LLC New Units;

(C) on the third anniversary of the Closing Date, all of the remaining Restricted FHB LLC New Units.

In the event of the issuance or transfer to FHB LLC of Contingent Consideration New Units, the foregoing provisions shall be applied (including retroactively) as if such Contingent Consideration New Units had been so issued or transferred on the Closing Date. (By way of example, if Contingent Consideration New Units are issued or transferred to FHB LLC after the first anniversary and before the second anniversary of the Closing Date, two-thirds of such Contingent Consideration New Units would be Restricted FHB LLC New Units.)

(ii) FHB LLC and any vehicle through which FHB LLC then indirectly holds Restricted FHB LLC New Units (and any permitted transferee) may effectuate any or all of the following Transfers of Restricted FHB LLC New Units; provided, that, in the case of Transfers described in clauses (1) through (3), (6) and (7), (A) the applicable transferee agrees in writing to be bound by the restrictions set forth herein and (B) the Transfer Restrictions with respect to the applicable Restricted FHB LLC New Units Transferred thereby shall continue to lapse on a ratable basis on each Restriction Lapse Date as if still held by FHB LLC (it being understood that FHB LLC may specify at the time of transfer the priority among specific Restricted FHB LLC New Units as to which restrictions shall lapse):

(1) the Transfer of Restricted FHB LLC New Units in an aggregate amount up to that number which is equal to 50% of the total number of FHB LLC New Units issued to FHB LLC in connection with a hedging transaction or activity; provided, that, such Transfer is a bona fide hedging transaction or activity and the counterparty to such hedging transaction or activity is not an Affiliate of the transferor;

(2) the Transfer of Restricted FHB LLC Units in an aggregate amount up to that number which is equal to 20% of the total number of FHB LLC New Units issued to FHB as a bona fide gift or gifts;

(3) the Transfer of some or all of the Restricted FHB LLC New Units to any trust, partnership, corporation or limited liability company established and held for the direct or indirect benefit of a holder of Restricted FHB LLC New Units (including pursuant to a transfer permitted by clause (6) below) or his respective family members (an “Estate Planning Vehicle”), provided that any such Transfer shall not involve a disposition for value other than equity interests in any such trust, partnership, corporation or limited liability company;

(4) the Transfer of some or all of the Restricted FHB LLC New Units to CFI to satisfy any indemnification obligations of FHB LLC as contemplated by the Contribution Agreement;

(5) the Transfer of some or all of the Restricted FHB LLC New Units as required by applicable Law or order;

(6) the Transfer of some of the Restricted CC New Units held as of the Closing Date to a member of FHB LLC or to or for the benefit of past or present members of management or other employees of CFI or CC or their respective Affiliates;

(7) the Transfer of some or all of the Restricted FHB LLC New Units to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permitted under this Agreement; and

(8) the Transfer of a number of Restricted FHB LLC New Units as is reasonably determined by FHB LLC’s accounting firm in good faith to be sufficient to realize an amount of cash on an after-tax basis equal to any and all taxes that apply to the issuance or vesting of the Restricted FHB LLC New Units.

3. MISCELLANEOUS PROVISIONS.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into and to be performed entirely within such state.

(b) Entire Agreement. This Agreement, together with the documents referred to herein, constitutes and expresses the whole agreement of the parties hereto with reference to any of the matters or things herein provided for or herein before discussed or mentioned with reference to the terms and conditions of the FHB LLC New Units, and it cancels and replaces any and all prior understandings, agreements and term sheets between the parties with respect thereto. All promises, representations, collateral agreements and understandings not expressly incorporated in this Agreement are hereby superseded by this Agreement.

(c) Notices. All notices, requests, demands and other communications required or permitted hereunder must be made in writing and will be deemed to have been duly given and effective: (a) on the date of delivery, if delivered personally; (b) on the earlier of the fourth day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (c) on the date of transmission, if sent by facsimile; or (d) on the date of requested delivery if sent by a recognized overnight courier:

If to CFI or OP:		Colony Financial, Inc.
2450 Broadway, 6th Floor
Santa Monica, CA 90404
Attention: General Counsel

If to FHB LLC:		FHB Holding LLC
c/o Colony Realty Partners LLC
Two International Place, Suite 2500
Boston, MA 02110

With a copy to:		Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, MA 02199-3600
	Attention:	Walter R. McCabe
Daniel S. Evans
	Email:	Walter.McCabe@ropesgray.com
Daniel.Evans@ropesgray.com

or to such other address as is provided by a party to the others from time to time.

(d) Survival. Except as otherwise expressly set forth in this Agreement, the representations, warranties and covenants of FHB LLC contained in this Agreement will survive through and until the expiration of the Restricted Period.

(e) Amendment; Waiver; Termination. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by all of the parties hereto. No waiver by any party hereto at any time of any breach by any other party hereto of compliance with any condition or provision of this Agreement to be performed by any such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement and the transactions contemplated herein shall terminate automatically without any further action by any party upon the termination of the Contribution Agreement.

(f) Severability. If any term of provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) to the extent permitted by applicable Law, the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(g) Arbitration. Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in Boston, Massachusetts, before a panel of three neutral arbitrators, each of whom shall be selected jointly by the parties, or, if the parties cannot agree on the selection of the arbitrators, as selected by the American Arbitration Association. The commercial arbitration rules of the American Arbitration Association (the “AAA Rules”) shall govern any arbitration between the parties, except that the following provisions are included in the parties’ agreement to arbitrate and override any contrary provisions in the AAA Rules:

(i) The agreement to arbitrate and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict or choice of law rules;

(ii) The California Arbitration Act shall govern the arbitration, the agreement to arbitrate, and any proceedings to enforce, confirm, modify or vacate the award;

(iii) The arbitrators shall apply California law;

(iv) Any petition or motion to modify or vacate the award shall be filed in a Superior Court in California (the “Court”);

(v) The award shall be written, reasoned, and shall include findings of fact as to all factual issues and conclusions of law as to all legal issues;

(vi) Either party may seek a de novo review by the Court of the conclusions of law included in the award and any petition or motion to enforce, confirm, modify or vacate the award; and

(vii) The arbitration shall be confidential. Judgment may be entered on the arbitrators’ award in any court having jurisdiction.

The parties hereby agree that the arbitrators shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. Each party shall bear its own legal fees and out-of-pocket expenses incurred in any arbitration hereunder and the parties shall share equally all expenses of the arbitrators.

(i) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(j) Construction. The parties acknowledge that this Agreement is the result of arm’s-length negotiations between sophisticated parties, each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

(k) Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same document.

(l) Taxes. Notwithstanding any other provision of this Agreement, no particular Tax result is guaranteed for FHB LLC with respect to any payment provided hereunder, and FHB LLC shall be responsible for any Taxes imposed with respect to any such payment.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COLONY FINANCIAL, INC.

By:
Name: Title:

CFI RE MASTERCO, LLC

By:
Name: Title:

FHB HOLDING LLC

By:
Name: Title:

[Signature Page to FHB LLC Lock-Up Agreement]

EXHIBIT H

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of December 23, 2014, by and among Colony Financial, Inc., a Maryland corporation (“CFI”), Colony Capital, LLC, a Delaware limited liability company (“CC”), Colony Capital Holdings, L.P., a Delaware limited partnership (“CC Holdings”), New Colony Holdings LLC, a Delaware limited liability company (“New Colony Holdings”), FHB Holding LLC, a Delaware limited liability company (“FHB LLC”), CCH Management Partners I, LLC, a Delaware limited liability company (“CCH”), Mr. Richard B. Saltzman, an individual (“Saltzman”), and the persons named in Schedule I hereto (as may be amended from time to time). Certain capitalized terms used herein shall have the meanings ascribed to such terms in Section 1 hereof.

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) CFI, CC Holdings, CC, CFI RE Masterco, LLC, a Delaware limited liability company (“OP”), Colony Capital OP Subsidiary, LLC, a Delaware limited liability company and wholly owned subsidiary of CC (“NewCo”), CCH, FHB LLC and Saltzman, are entering into that certain Contribution and Implementation Agreement, dated as of the date hereof (the “Contribution Agreement”), pursuant to which, among other things, subject to and upon the terms and conditions set forth therein, CC will receive (1) OP Common Units and (2) shares of CFI Class A Common Stock, which shares of CFI Class A Common Stock will be transferred, pursuant to that certain Share Transfer and Liquidated Damages Agreement, dated as of the date hereof, between CC and Saltzman, to Saltzman; (ii) CFI, OP and New Colony Holdings are entering into that certain Colony Mark Transfer Agreement, dated as of the date hereof (the “Colony Mark Transfer Agreement” and, together with the Contribution Agreement, the “Contribution and Transfer Agreements”), pursuant to which, subject to and upon the terms and conditions set forth therein, New Colony Holdings will receive shares of CFI Class A Common Stock and CFI Class B Common Stock; and (iii) pursuant to the Contribution Agreement, subject to and upon the terms and conditions set forth therein, CCH, Saltzman and FHB LLC will receive OP Common Units, which, in each case of clauses (i), (ii) and (iii), will be issued without registration under the Securities Act of 1933 (the “Securities Act”);

WHEREAS, pursuant to the LLC Agreement, the OP Common Units will be exchangeable for shares of CFI Class A Common Stock;

WHEREAS, pursuant to the Articles, the CFI Class B Common Stock will be convertible into shares of CFI Class A Common Stock;

WHEREAS, as an inducement to CC, New Colony Holdings, CCH, FHB LLC and Mr. Saltzman to enter into the Contribution and Transfer Agreements to which such Person is party, CFI has agreed to grant the registration rights set forth herein for the benefit of the Holders; and

WHEREAS, the parties hereto desire to enter into this Agreement to evidence the foregoing agreement of CFI and the mutual covenants of the parties relating thereto.

NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

Section 1. Certain Definitions. In this Agreement the following terms shall have the following respective meanings:

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise. For the avoidance of doubt, (i) CC and its Subsidiaries, on the one hand, and CFI and its Subsidiaries, on the other hand, shall not be deemed Affiliates of the other for purposes of this Agreement and (ii) no fund, investment vehicle, or investment product managed by CC, CFI, or their respective Subsidiaries shall be deemed an Affiliate of CC or CFI.

“Articles” shall mean the Articles of Amendment and Restatement of CFI, as in effect from time to time.

“Authority” shall mean any U.S. or non-U.S. federal, state, provincial, local or other governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority. For avoidance of doubt, this term includes the New York Stock Exchange (“NYSE”).

“Business Day” shall mean any day other than (a) Saturday and Sunday or (b) any other day on which banks in New York, New York or Los Angeles, California are permitted or required to be closed.

“CFI Class A Common Stock” shall mean the CFI Common Stock following its designation as Class A common stock of CFI, par value $0.01 per share, in accordance with the Charter Amendment (as defined in the Contribution Agreement).

“CFI Class B Common Stock” shall mean a class of common stock, par value $0.01 per share, of CFI, to be created prior to the Closing, which will initially entitle each holder to 36.5 votes per share held on all matters subject to a vote of the holders of CFI Class A Common Stock, and which will have the same economic interest in CFI as CFI Class A Common Stock.

“Colony Mark Transfer Agreement” shall have the meaning ascribed to it in the recitals hereof.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Contingent Consideration” shall have the meaning ascribed to it in the Contribution Agreement.

“Contribution Agreement” shall have the meaning ascribed to it in the recitals hereof.

“Contribution and Transfer Agreements” shall have the meaning ascribed to it in the recitals hereof.

“Effectiveness Deadline” shall mean the Business Day on which the closing of the transactions contemplated under the Contribution and Transfer Agreements occurs.

“End of Suspension Notice” shall have the meaning ascribed to it in Section 3(c) of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Holder” shall mean (i) each Person listed on Schedule I hereto, as may be amended from time to time, and (ii) each Person holding Registrable Shares as a result of a transfer, distribution or assignment to that Person of Registrable Shares (other than pursuant to an effective Resale Registration Statement or Rule 144), which transfer, distribution or assignment is properly completed in accordance with CFI’s Articles and Section 7 of this Agreement, as applicable. For the avoidance of doubt and subject to clause (ii) above, the term “Holder” shall include any Person holding OP Common Units or CFI Class B Common Stock that are or have been issued pursuant to the Contribution and Transfer Agreements even if such Person has not exchanged such OP Common Units for, or converted such CFI Class B Common Stock into, CFI Class A Common Stock.

“Indemnified Party” shall have the meaning ascribed to it in Section 6(c) of this Agreement.

“Indemnifying Party” shall have the meaning ascribed to it in Section 6(c) of this Agreement.

“Initial Resale Registration Statement” shall have the meaning ascribed to it in Section 2(b) of this Agreement.

“Material Adverse Effect” shall have the meaning ascribed to it in the Contribution Agreement.

“OP” shall have the meaning ascribed to it in the recitals hereof.

“OP Common Units” shall mean Membership Common Units (as defined in the OP LLC Agreement) of OP.

“OP LLC Agreement” shall mean that certain Second Amended and Restated Limited Liability Company Agreement of OP, to be entered into by CFI, OP, CC, CCH, FHB LLC and Saltzman at the Closing.

“Person” shall mean an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity (including any Authority).

“Prospectus” shall mean the prospectus included in any Resale Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Resale Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement or any issuer free writing prospectus (as defined in Rule 433 under the Securities Act), with respect to the offering of any portion of the Registrable Shares covered by such Resale Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Shares” shall mean, with respect to any Holder, (i) the shares of CFI Class A Common Stock that are issued pursuant to the Contribution and Transfer Agreements, (ii) the shares of CFI Class A Common Stock issued or issuable upon exchange of OP Common Units or upon conversion of CFI Class B Common Stock, in each case, with respect to the OP Common Units that are issued pursuant to the Contribution and Transfer Agreements or CFI Class B Common Stock that is issued pursuant to the Contribution and Transfer Agreements, and (iii) any additional securities issued or issuable as a dividend or distribution or in exchange for, or in respect of such shares of CFI Class A Common Stock, OP Common Units or CFI Class B Common Stock (including as a result of combinations, recapitalizations, mergers, consolidations, reorganizations or otherwise), in each case, until the earliest to occur: (i) the date on which such securities have been sold pursuant to a Resale Registration Statement or sold pursuant to Rule 144, or (ii) the date on which such securities are sold to CFI or any of its subsidiaries, or (iii) the date on which such securities are freely tradeable without regard to volume, filing and manner of sale requirements pursuant to Rule 144.

“Registration Expenses” shall mean any and all expenses incident to the performance of or compliance with this Agreement, including: (i) all fees of the Commission, the NYSE or such other exchange as the Registrable Shares are listed from time to time, and FINRA, (ii) all fees and expenses incurred in connection with compliance with federal or state securities or blue sky laws (including any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA and NYSE or other applicable exchange), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Resale Registration Statement, any Prospectus, any amendments or supplements thereto, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on NYSE or other applicable exchange pursuant to Section 4.1(j) of this Agreement, (v) the fees and disbursements of counsel for CFI and of the independent public accountants of CFI (including the expenses of any special audit, agreed upon procedures and “cold comfort” letters required by or incident to such performance), and (vi) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by CFI in connection with any Resale Registration Statement), provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions (or similar fees and arrangements) and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel or accountants to the Holders other than as provided for in clause (ii) above.

“Resale Registration Statements” shall mean any one or more registration statements of CFI filed under the Securities Act that covers the resale of any of the Registrable Shares pursuant to the provisions of this Agreement (including the Initial Resale Registration Statement and any Subsequent Resale Registration Statement), and all amendments and supplements to any such registration statements, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials and documents incorporated by reference therein.

“Rule 144”, “Rule 158”, “Rule 415”, or “Rule 424”, respectively, means such specified rule promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” shall have the meaning ascribed to it in the recitals hereof.

“Selling Expenses” shall mean, if any, all underwriting or broker fees, discounts and selling commissions or similar fees or arrangements, fees of counsel, accountants or other experts to the selling Holders (other than as specifically provided in the definition of “Registration Expenses” above) and transfer taxes allocable to the sale of the Registrable Shares included in the applicable offering.

“Subsequent Resale Registration Statement” shall have the meaning ascribed to it in Section 2(c) of this Agreement.

“Suspension Event” shall have the meaning ascribed to it in Section 3(c) of this Agreement.

“Suspension Notice” shall have the meaning ascribed to it in Section 3(c) of this Agreement.

Section 2. Rule 144; Shelf Registration.

(a) CFI shall, at CFI’s expense, for so long as any Holder holds any Registrable Shares, use commercially reasonable efforts to cooperate with the Holders, as may be reasonably requested by any Holder from time to time, to facilitate any proposed sale of Registrable Shares by the requesting Holder(s) in accordance with the provisions of Rule 144, including by using commercially reasonable efforts (i) to comply with the current public information requirements of Rule 144 and (ii) to provide opinions of counsel as to the removal of any restrictive legends, as may be reasonably necessary in order for such Holder to avail itself of such rule to allow such Holder to sell such Registrable Shares without registration.

(b) In accordance with the procedures set forth in Section 4, CFI shall file with the Commission as soon as reasonably practicable following the date hereof a registration statement on Form S-3 or any successor form under the Securities Act (the “Initial Resale Registration Statement”, including the Prospectus, amendments and supplements to such registration statement, including new registration statements, pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement) covering the resale pursuant to Rule 415 (or any successor rule thereto) from time to time by the Holders of the Registrable Shares issued upon the closing of the transactions contemplated by the Contribution and Transfer Agreements. CFI shall use commercially reasonable efforts to cause the Initial Registration Statement to be declared effective no later than the Effectiveness Deadline. Notwithstanding the foregoing, CFI may in its sole discretion include all of the Registrable Securities or any portion thereof in any registration statement, including by virtue of adding such Registrable Securities as additional securities to such shelf registration statement pursuant to Rule 462(b) under the Securities Act or by virtue of including the Registrable Securities in a prospectus supplement to CFI’s Automatic Shelf Registration Statement on Form S-3 as filed pursuant to the Securities Act on March 29, 2013 and filing such prospectus supplement pursuant to Rule 424(b)(7) under the Securities Act (in either of which events, the Company shall be deemed to have satisfied its registration obligation under this Section 2(b) and any such registration statement shall be deemed the Initial Registration Statement for purposes of this Agreement so long as the Registrable Shares are registered and any such shelf registration statement remains effective and not the subject of any stop order, injunction or other order of the SEC). CFI shall use commercially reasonable efforts to cause the Initial Resale Registration Statement to remain continuously effective until the later of: (1) six (6) months following the fifth anniversary of the closing under the Contribution and Transfer Agreements, and (2) the Holders hold, in the aggregate, Registrable Shares with an aggregate offering price of less than $75,000,000. The Initial Resale Registration Statement shall contain a “Plan of Distribution” section in substantially the form attached hereto as Annex A.

(c) Following the closing of the transactions contemplated by the Contribution and Transfer Agreements, in accordance with the procedures set forth in Section 4, CFI agrees to file with the Commission one or more registration statements on Form S-3 or any successor form under the Securities Act (a “Subsequent Resale Registration Statement”, including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, new registration statements, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement) covering the resale pursuant to Rule 415 (or any successor rule thereto) from time to time by the Holders of the Registrable Shares the resale of which was not registered on the Initial Resale Registration Statement. CFI agrees to use commercially reasonable efforts to cause any such Subsequent Resale Registration Statement to be declared effective by the Commission as soon as reasonably practicable; provided, however, that CFI agrees to use commercially reasonable efforts to (i) include the Contingent Consideration on any such Subsequent Resale Registration Statement by filing a post-effective amendment thereto or (ii) file a new Subsequent Resale Registration Statement covering the resale of the Contingent Consideration. CFI agrees to use commercially reasonable efforts to cause any such post-effective amendment or new Subsequent Resale Registration Statement to be declared effective by the Commission promptly following the date on which the Contingent Consideration is earned pursuant to the terms of the Contribution Agreement. CFI shall use commercially reasonable efforts to cause any Subsequent Resale Registration Statement to remain continuously effective until the later of: (1) six (6) months following the fifth anniversary of the closing under the Contribution and Transfer Agreements, and (2) the Holders hold, in the aggregate, Registrable Shares with an aggregate offering price of less than $75,000,000. Any Subsequent Resale Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Holder(s) of the Registrable Shares.

Section 3. Suspension.

(a) Subject to the provisions of this Section 3 and a good faith determination by CFI that it is in the best interests of CFI to suspend the use of any Resale Registration Statement, following the effectiveness of such Resale Registration Statement (and the filings with any federal or state securities commissions), CFI, by written notice to the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to such Resale Registration Statement for such times as CFI reasonably may determine is necessary and advisable (but in no event for more than 60 days at any one time or 90 days in any 365-day period), if any of the following events shall occur: (i) an underwritten public offering of CFI Class A Common Stock by CFI if CFI is advised by the underwriters that the concurrent resale of the Registrable Shares by the Holders pursuant to the Resale Registration Statement would have a material adverse effect on CFI’s offering, (ii) there is material non-public information regarding CFI which (A) CFI determines not to be in CFI’s best interest to disclose, (B) would, in the good faith determination of CFI, require any revisions to the Resale Registration Statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) CFI is not otherwise required to disclose, (iii) there is a significant bona fide business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business), including any significant merger, consolidation, tender offer or other similar transaction) available to CFI which CFI determines not to be in CFI’s best interests to disclose, (iv) CFI is required to file a post-effective amendment to a Resale Registration Statement to incorporate CFI’s quarterly or annual reports or audited financial statements on Forms 10-Q and 10-K; provided, however, that no suspension period permitted pursuant to this clause (iv) shall continue for more than five (5) consecutive Business Days, or (v) failure to suspend sales of the Registrable Shares would have a Material Adverse Effect on CFI.

(b) Upon the earlier to occur of (A) CFI delivering to the Holders an End of Suspension Notice (as defined below), or (B) the end of the maximum permissible suspension period, CFI shall use commercially reasonable efforts to promptly amend or supplement the Resale Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary to make resumed use of the Resale Registration Statement so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(c) In the case of an event that causes CFI to suspend the use of a Resale Registration Statement (a “Suspension Event”), CFI shall give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Shares. The Holders shall not effect any sales of the Registrable Shares pursuant to such Resale Registration Statement (or such filings) and shall promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering such Registrable Shares at any time after it has received a Suspension Notice from CFI and prior to receipt of an End of Suspension Notice. Upon receipt of a Suspension Notice, each Holder shall (except as required by applicable law) keep the fact of any such notice, and any information relating to such notice, strictly confidential. If so directed by CFI, each Holder will deliver to CFI (at the reasonable expense of CFI) all copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Resale Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from CFI, which End of Suspension Notice shall be given by CFI to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

Section 4. Registration Procedures.

4.1 In connection with the obligations of CFI with respect to any registration pursuant to this Agreement, CFI shall:

(a) use commercially reasonable efforts to prepare and file with the Commission, as specified in this Agreement, each Resale Registration Statement, which Resale Registration Statements shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use commercially reasonable efforts to cause any Resale Registration Statement to become and remain effective as set forth in Sections 2(b) and 2(c) hereof;

(b) subject to Section 3 hereof, use commercially reasonable efforts to (i) prepare and file with the Commission such amendments and post-effective amendments to each such Resale Registration Statement as may be necessary to keep such Resale Registration Statement effective for the period described in Sections 2(b) and 2(c) hereof, (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; provided, that in no event shall CFI be obligated to file any Prospectus supplement unless such Prospectus supplement is for a resale of CFI Class A Common Stock that is, or is in respect of, Registrable Shares, (x) with an aggregate offering price of $25,000,000 or more, or (y) no more than once a quarter, by Holders who are unable to effect such resale pursuant to Rule 144, in order to satisfy the payment of tax obligations related to the issuance or vesting of any such Registrable Shares at any time during such quarter; and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by each Resale Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c) use commercially reasonable efforts to furnish to the Holders, without charge, such number of copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; CFI hereby consents to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d) use commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Resale Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such domestic jurisdictions as any Holder covered by a Resale Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Resale Registration Statement is required to be kept effective pursuant to Sections 2(b) and 2(c) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that in no event shall CFI be required to (A) qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this subparagraph (d), be required to be so qualified, (B) execute or file any general consent to service of process under the laws of any jurisdiction, (C) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement, or (D) subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this subparagraph (d).

(e) use commercially reasonable efforts to notify each Holder with Registrable Shares covered by a Resale Registration Statement promptly and, if requested by any such Holder, confirm such advice in writing (i) when such Resale Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Resale Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Resale Registration Statement or related Prospectus or for additional information, and (iv) of the happening of any event during the period such Resale Registration Statement is effective as a result of which such Resale Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Resale Registration Statement and the Prospectus until the requisite changes have been made);

(f) during the period of time referred to in Sections 2(b) and 2(c) above, use commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Resale Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(g) upon request, use commercially reasonable efforts to furnish to each requesting Holder with Registrable Shares covered by a Resale Registration Statement, without charge, at least one conformed copy of such Resale Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) except as provided in Section 3, upon the occurrence of any event contemplated by Section 4.1(e)(iv), use commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Resale Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Holder a reasonable number of copies of each such supplement or post-effective amendment;

(i) use commercially reasonable efforts to enter into customary agreements and take all other commercially reasonable action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Resale Registration Statement;

(j) use commercially reasonable efforts (including seeking to cure in CFI’s listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Registrable Shares on any securities exchange on which such Registrable Shares are then listed or included, and enter into such customary agreements including a supplemental listing application and indemnification agreement in customary form;

(k) use commercially reasonable efforts to prepare and file in a timely manner all documents and reports required by the Exchange Act;

(l) (i) otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and (iii) delay filing any Resale Registration Statement or Prospectus or amendment or supplement to such Resale Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Resale Registration Statement shall have reasonably objected on the grounds that such Resale Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two Business Days prior to the filing thereof, provided that CFI may file such Resale Registration Statement or Prospectus or amendment or supplement following such time as CFI shall have made a good faith effort to resolve any such issue with the objecting Holder and shall have advised the Holder in writing of its reasonable belief that such filing complies in all material respects with the requirements of the Securities Act;

(m) use commercially reasonable efforts to cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Resale Registration Statement from and after a date not later than the effective date of such Resale Registration Statement;

(n) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Resale Registration Statement) that will result in the securities being delivered no longer constituting Registrable Shares, use commercially reasonable efforts to cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends (other than as required by applicable law), and to enable such Registrable Shares to be in such denominations and registered in such names as the Holders may request at least three Business Days prior to any sale of the Registrable Shares;

(o) cause management of CFI to cooperate as shall be reasonably necessary with each of the Holders (i) with respect to sales or placements of Registrable Shares with an aggregate offering price of at least $50,000,000, no more frequently than twice in any 12-month period, by participating in roadshows, one-on-one meetings with institutional investors and (ii) with respect to all sales or placements of Registrable Shares, responding to reasonable requests for information or other diligence request by any such Holder or any underwriter;

(p) in connection with a public offering of Registrable Shares, whether or not such offering is an underwritten offering, use commercially reasonable efforts to obtain a “comfort” letter from the independent public accountants for CFI and any acquisition target of CFI whose financial statements are required to be included or incorporated by reference in any Resale Registration Statement, in form and substance customarily given by independent certified public accountants in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of the Registrable Shares being sold pursuant to each Resale Registration Statement;

(q) use commercially reasonable efforts to execute and deliver all instruments and documents (including an underwriting agreement or placement agent agreement, as applicable in customary form) and take such other actions and obtain such certificates and opinions as sellers of the Registrable Shares being sold reasonably request in order to effect a public offering of such Registrable Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the offering is an underwritten offering, (A) make such representations and warranties to the holders of such Registrable Shares and the underwriters, if any, with respect to the business of CFI and its subsidiaries, and the Resale Registration Statement and documents, if any, incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, and (B) use commercially reasonable best efforts to furnish to the selling holders and underwriters of such Registrable Shares opinions and negative assurance letters of counsel to CFI and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling Holders of the Registrable Shares), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and any such underwriters; and

(r) upon reasonable request by a Holder, CFI shall use commercially reasonable efforts to file an amendment to any applicable Resale Registration Statement (or Prospectus supplement, as applicable), to name additional Holders of Registrable Shares or otherwise update the information provided by any such Holder in connection with such Holder’s disposition of Registrable Shares.

4.2

(a) CFI may require the Holders to furnish in writing to CFI such information regarding such Holder and the proposed distribution of Registrable Shares by such Holder as CFI may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement or use the Prospectus forming a part thereof if such Holder does not provide such information to CFI.

(b) Each Holder shall use commercially reasonable efforts to (i) promptly notify CFI of any inaccuracy or change in information previously furnished by the Holder to CFI or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Shares contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) promptly furnish to CFI any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Each Holder agrees that, upon receipt of any notice from CFI of the happening of any event of the kind described in Section 4.1(e)(ii), 4.1(e)(iii) or 4.1(e)(iv) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until (i) any such stop order is vacated or (ii) if an event described in Section 4.1(e)(iii) or 4.1(e)(iv) occurs, such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by CFI, such Holder will deliver to CFI (at the reasonable expense of CFI) all copies in its possession of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

4.3 In any underwritten offering by any Holder, no other seller shall be permitted to reduce the number of Registrable Shares proposed to be sold by any such Holder.

Section 5. Expenses of Registration. CFI shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement and any other actions that may be taken in connection with the registration contemplated herein. Each Holder participating in any registration or sale, including pursuant to Section 2, shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all Selling Expenses and any other expense relating to a registration of Registrable Shares pursuant to this Agreement and any other Selling Expenses relating to the sale or disposition of such Holder’s Registrable Shares (except as otherwise provided in this Agreement).

Section 6. Indemnification and Contribution.

(a) CFI shall indemnify and hold harmless each Holder, each person who controls any Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, managers, stockholders, partners, limited partners, agents and employees of each of them (each an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (a) any untrue or alleged untrue statement of a material fact contained in a Resale Registration Statement or any Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (b) any violation or alleged violation by CFI of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; provided, however, that CFI shall not be liable to any such Indemnified Party (i) to the extent that any such Losses arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to CFI by such Indemnified Party expressly for use therein, or (ii) to the extent that such information relates to such Indemnified Party or such Indemnified Party’s proposed method of distribution of the Registrable Shares and was approved in writing by or on behalf of the Indemnified Party expressly for use in the Resale Registration Statement, such Prospectus or in any amendment or supplement thereto.

(b) Each Holder shall, severally and not jointly, indemnify and hold harmless CFI, each director of CFI, each officer of CFI who shall sign a Resale Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of securities included in a Resale Registration Statement, and each Person who controls any of the foregoing Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, against any Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Resale Registration Statement or any Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that (i) any such Losses arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to CFI by such Holder expressly for use therein, or (ii) such information relates to such Holder or such Holder’s proposed method of distribution of the Registrable Shares and was approved in writing by or on behalf of the Holder expressly for use in the Resale Registration Statement, such Prospectus or in any amendment or supplement thereto.

(c) Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 6 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party. An Indemnifying Party shall not be liable for any settlement of any action or claim referred to in this Section 6 effected without its written consent, which shall not be unreasonably withheld.

(d) If the indemnification provided for in this Section 6 is unavailable to a party that would have been an Indemnified Party under this Section 6 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. CFI and each Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d).

(e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) In no event shall any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 5 in excess of the net proceeds to such Holder of any Registrable Shares sold by such Holder.

Section 7. Transfer of Registration Rights. The rights and obligations of a Holder under this Agreement may only be transferred or otherwise assigned (i) with the prior written consent of CFI, which may be withheld at its sole discretion, or (ii) by any Holder to past or present officers or employees of CFI or its Subsidiaries in connection with a transfer, distribution or assignment of Registrable Shares to such officers or employees or to any trust, partnership, corporation or limited liability company established and held for the direct or indirect benefit of any such Persons or the family of such Persons, provided that such transferee, distributee or assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if such transferee, distributee or assignee were an original party hereunder, and CFI is given written notice by such Holder of such transfer, distribution or assignment stating the name and address of such transferee, distributee or assignee and identifying the securities with regard to which such rights and obligations are being transferred, distributed or assigned. CFI shall amend Schedule I hereto from time to time to reflect such transfers, distributions or assignments.

Section 8. Miscellaneous.

(a) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and any claim, controversy or dispute arising under or related in any way to this agreement, the relationship of the parties, the transactions contemplated by this agreement and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE GENERAL JURISDICTION OF THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREOF WITHIN THE STATE OF DELAWARE (OR, ONLY IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY FEDERAL COURT SITTING IN THE STATE OF DELAWARE) FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING IN THE DELAWARE COURT OF CHANCERY (OR, ONLY IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY FEDERAL COURT SITTING IN THE STATE OF DELAWARE). EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 8(D). NOTHING IN THIS SECTION 8(A), HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(b) Entire Agreement. This Agreement, together with the Contribution and Transfer Agreements, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

(c) Interpretation and Usage. In this Agreement, unless there is a clear contrary intention: (i) when a reference is made to a section, an annex or a schedule, that reference is to a section, an annex or a schedule of or to this Agreement; (ii) the singular includes the plural and vice versa; (iii) reference to any agreement, document or instrument means that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (iv) reference to any statute, rule, regulation or other law means that statute, rule, regulation or law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that section or provision from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of that section or provision; (v) “hereunder,” “hereof,” “hereto,” and words of similar import will be deemed references to this Agreement as a whole and not to any particular article, section or other provision of this Agreement; (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (vii) references to agreements, documents or instruments will be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (viii) the terms “writing,” “written” and words of similar import will be deemed to include communications and documents in e-mail, fax or any other similar electronic or documentary form.

(d) Amendment. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by CFI and the Holders of at least a majority of the Registrable Shares.

(e) Notices, etc. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when receipt is acknowledged by recipient if sent by fax or e-mail, (iii) five (5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) the next Business Day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (a) if to a Holder, at such Holders’ address or fax number set forth on Schedule I hereto, or at such other address or fax number as such Holder shall have furnished to CFI in writing, or (b) if to any assignee or transferee of a Holder, at such address or fax number as such assignee or transferee shall have furnished CFI in writing, or (c) if to CFI, at the address of its principal executive offices and addressed to the attention of the President, or at such other address or fax number as CFI shall have furnished to the Holders. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to a designated representative of such Holder.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto (provided that each party executes one or more counterparts), each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be executed in any number of separate counterparts (including by means of facsimile or portable document format (pdf)), each of which is an original but all of which taken together shall constitute one and the same instrument.

(g) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

(h) Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(i) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. If any successor or permitted assignee of any Holder shall acquire Registrable Shares in any manner, whether by operation of law or otherwise, (a) such successor or permitted assignee shall be entitled to all of the benefits of a “Holder” under this Agreement and (b) such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

(j) Remedies; No Waiver. Each party acknowledges and agrees that the other parties would be irreparably damaged in the event that the covenants set forth in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each party hereto will be entitled to seek an injunction to specifically enforce the terms of this Agreement solely in the courts specified in Section 8(a) of this Agreement, in addition to any other remedy to which such party may be entitled hereunder, at law or in equity.

No failure or delay by a party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

(k) Changes in Securities Laws. In the event that any amendment, repeal or other change in the securities laws shall render the provisions of this Agreement inapplicable, CFI will provide the Holders with substantially similar rights to those granted under this Agreement and use its good faith efforts to cause such rights to be as comparable as possible to the rights granted to the Holders hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COLONY FINANCIAL, INC.

By:
Name:
Title:

COLONY CAPITAL, LLC

By:
Name: Mark M. Hedstrom
Title: Vice President

NEW COLONY HOLDINGS LLC

By:
Name: Mark M. Hedstrom
Title: Vice President

FHB HOLDING LLC

By:
Name:
Title:

COLONY CAPITAL HOLDINGS, LLC

By:
Name: Mark M. Hedstrom
Title: Vice President

[Signature Page to Registration Rights Agreement]

CCH MANAGEMENT PARTNERS I, LLC

By:
Name: Mark M. Hedstrom
Title: Vice President

RICHARD B. SALTZMAN

By:
Richard B. Saltzman

[Signature Page to Registration Rights Agreement]

Schedule I

SCHEDULE OF HOLDERS

Holder	Address

Annex A

PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus to permit selling stockholders, and any permitted assignees, transferees, pledgees, or donees or any of the successors in interest of the selling stockholders named in a prospectus supplement to this prospectus, to conduct public secondary trading of the common stock. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the common stock will be the purchase price of the common stock less any discounts, commissions, transfer taxes, and certain other expenses. A selling stockholder may offer and sell the common stock included in this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law.

The selling stockholders may offer and sell their common stock included in this prospectus from time to time directly to purchasers, through underwriters, to dealers, or through agents, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices.

The selling stockholders may offer and sell some or all of the common stock included in this prospectus by or through a broker-dealer in one or more, or a combination, of the following methods pursuant to applicable law, without limitation:

•	purchases by the broker-dealer as principal, and resale by the broker-dealer for its account;

•	a block trade in which the broker-dealer may attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•	transactions in which a broker-dealer may agree with one or more selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent; or

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the common stock is listed or to or through a market maker other than on that stock exchange.

The selling stockholders may directly make offers to sell some or all of the common stock included in this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time. If required, the prospectus supplement related to any such offering by the selling stockholders will set forth the terms of such offering.

The selling stockholders may sell some or all of the common stock included in this prospectus from time to time to one or more underwriters, which would purchase the shares as principal for resale to purchasers, on a firm-commitment or other basis. If the selling stockholders sell common stock to underwriters, they may execute an underwriting agreement with them at the time of sale and, if required, will name them in the prospectus supplement related to any such offering. In connection with those sales, underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the common stock for which they may act as agents. Underwriters may resell common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for which they may act as agents. The prospectus supplement related to any such offering will include any required information about underwriting compensation to be paid to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with such offering.

From time to time, the selling stockholders may sell the common stock included in this prospectus to one or more dealers acting as principals. If required, the prospectus supplement related to any such offering will name such dealers as selling stockholders, and will include information about any compensation paid to the dealers, in such offering. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the common stock to purchasers.

The selling stockholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the common stock included in this prospectus, or to sell such common stock in ordinary brokerage transactions, on their behalf. If required, the prospectus supplement related to any such offering will name such agents, and will include information about any commissions paid to the agents in such offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

Each of the selling stockholders may be deemed to be an “underwriter” as that term is defined in the Securities Act, and any profit on the sale of the common stock included in this prospectus by such selling stockholder may be deemed to be “underwriting discounts or commissions” under the Securities Act.

In connection with a firm commitment offering, the underwriters may purchase and sell the common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of the common stock than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased common stock sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on or through the NYSE, the existing trading market for the common stock, or in the over-the-counter market or otherwise.

The selling stockholders or their underwriters, broker-dealers, or agents may make sales of the common stock that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of such common stock made directly on or through the NYSE, the existing trading market for the common stock, or in the over-the-counter market or otherwise.

Any underwriters, broker-dealers, or agents offering the common stock included in this prospectus will not confirm sales to any accounts over which they or their affiliates exercise discretionary authority without the prior approval of the customer.

We have agreed to indemnify in certain circumstances selling stockholders against certain liabilities. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities. In addition, underwriters, broker-dealers, agents and other persons may be entitled, under agreements that they may enter into with the selling stockholders, to indemnification by them against certain liabilities in connection with an offering of the common stock included in this prospectus.

We have agreed to pay certain expenses of the registration of the common stock offered and sold by the selling stockholders under the registration statement, including, but not limited to, all registration and filing fees and fees and expenses of our counsel and our accountants. The selling stockholders will pay any underwriting discounts, commissions, expenses of their counsel and their accountants, with certain exceptions, and transfer taxes applicable to the common stock sold by them.

We may require that the selling stockholders be subject to any restrictions on sale imposed by us from time to time.

The selling stockholders and other persons participating in the sale or distribution of the common stock may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including

Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock. We have informed the selling stockholders that the anti-manipulation rules under the Exchange Act may apply to sales of the common stock in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

In order to comply with the securities laws of certain states, if applicable, the common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

As a result of the requirements of the Financial Industry Regulatory Authority (“FINRA”), the maximum discount, concession or commission to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by the selling stockholders for the sale of any of the common stock included in this prospectus.

Any of the common stock included in this prospectus held by the selling stockholders that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to the registration statement. If any selling stockholder sells pursuant to Rule 144, such selling stockholder will not be deemed to be an “underwriter” as that term is defined in the Securities Act and will not be subject to the prospectus delivery requirements of the Securities Act with respect to such sales. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.

A selling stockholder may also sell the common stock through privately negotiated transactions, settlement of short sales, the writing or settlement of options or other hedging transactions (whether through an options exchange or otherwise) and an exchange distribution in accordance with the rules of the applicable exchange.

EXHIBIT I

BARRACK RESTRICTIVE COVENANT AGREEMENT

RESTRICTIVE COVENANT AGREEMENT

THIS RESTRICTIVE COVENANT AGREEMENT (this “Agreement”), dated as of December 23, 2014, and effective as of the Effective Date (as defined below), is made by and between Colony Financial, Inc., a Maryland corporation (“CFI”), and Thomas J. Barrack, Jr. (“Barrack”). CFI, together with its Subsidiaries (which, following the Effective Date, shall include NewCo and its Subsidiaries) is hereinafter referred to as “the Company,” and where the context permits, references to “the Company” shall include the Company and any successor to the Company. Any capitalized term that is used but not otherwise defined in this Agreement shall have the meaning set forth in the Contribution Agreement (as defined below).

WHEREAS, certain businesses of the Company are currently externally managed and advised by a subsidiary of Colony Capital, LLC (“CC”) pursuant to the terms of a management agreement;

WHEREAS, CFI, CC, Colony Capital Holdings, LLC, a Delaware limited liability company (“CC Holdings”), Colony Capital OP Subsidiary, LLC, a Delaware limited liability company (“NewCo”), CCH Management Partners I, LLC (“CCH”), FHB Holding LLC, a Delaware limited liability company, Richard B. Saltzman and CFI RE Masterco, LLC, a Delaware limited liability company (the “OP”) have entered into that certain Contribution and Implementation Agreement, dated as of December 23, 2014 (the “Contribution Agreement”), pursuant to which, among other things, CC Holdings, CC and CCH will contribute to the OP and the OP will acquire from CC Holdings, CC and CCH the membership interests in NewCo held by CC Holdings, CC and CCH (which constitute all of the membership interests of NewCo) (along with the other transactions contemplated thereby, the “Contribution”) and the management of the Company will be internalized;

WHEREAS, Barrack, CC, CFI and the OP have entered into that certain Lock-Up and Liquidated Damages Agreement, dated as of December 23, 2014 (the “Lock-Up Agreement”), which sets forth certain restrictions on the transfer of the CC New Units (as defined in the Lock-Up Agreement) to be issued by CFI to CC in connection with the Contribution;

WHEREAS, effective as of the closing of the Contribution (the date on which such closing occurs, the “Effective Date”), Barrack will become employed by the Company and will serve as the Executive Chairman and Chairman of the Board of Directors of CFI in accordance with terms of the Employment Agreement by and between CFI and Barrack, dated as of the date hereof (the “Employment Agreement”);

WHEREAS, Barrack (i) is a substantial beneficial holder of equity interests in CC and its Affiliates, (ii) has been actively involved in the management of the business of CC and has thereby acquired significant experience, skill, and confidential and proprietary information relating to the business and operation of CC and (iii) in the course of his participation in the business of CC, has also developed on behalf of CC significant goodwill that is now a significant part of the value of CC;

WHEREAS, the Company desires to protect its investment in the assets, businesses and goodwill of CC to be acquired as part of the Contribution and, accordingly, as a material condition to its willingness to enter into the Contribution Agreement and consummate the Contribution, has required that Barrack agree to limit certain activities by Barrack (as contemplated hereby) that would compete with or otherwise harm such assets, businesses or goodwill;

WHEREAS, as part of the consideration and inducement to CFI to enter into the Contribution Agreement and acquire such assets, businesses and goodwill, Barrack is willing to agree to enter into this Agreement and abide by such restrictions; and

WHEREAS, the parties intend this Agreement to be in compliance with California Business and Professions Code Section 16601 (“BPC Section 16601”) to the extent that it is applicable, and further intend for it to be fully enforceable under any applicable Law.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. For purposes of this Agreement, the following terms have the respective meanings set forth below:

(a) “Business” means (x) the business of acquiring, originating and managing real estate-related debt and equity investments; provided, that, for purposes of clarification, the Business shall not include debt or equity investments in operating companies primarily engaged in businesses outside of the real estate or hospitality industries even though such businesses may own or lease real property and (y) any alternative asset management business (other than CC) in which more than 25% of the total capital committed is third party capital from passive investors (which term shall exclude natural persons who are partners or employees of the business and are actively engaged in the management of the business) that advises, manages or invests the assets of funds or related investment vehicles or separate accounts.

(b) “Company Materials” means all Materials that Barrack makes or conceives, or has made or conceived, solely or jointly, during the period of Barrack’s retention by or employment with the Company, whether or not patentable or registerable under copyright, trademark or similar statutes, which (i) are related to the current or demonstrably (by expenditure of material resources or material time spent by senior management) anticipated business or activities of the Company (which includes any fund managed by the Company during or prior to the period of Barrack’s retention by or employment with the Company); and (ii) are otherwise developed by Barrack through the use of the Company’s confidential information, equipment, software, or other facilities or resources at a time during which Barrack has been a consultant, or employee (temporary or otherwise) of the Company. Notwithstanding the foregoing, Company Materials shall not include any Materials conceived or made, solely or jointly, by Barrack in connection with the performance of Permitted Activities.

(c) “Confidential Information” means information that is not generally known to the public and that is or was used, developed or obtained by Barrack (in his capacity as a member or employee of CC) or CC; provided, however, Confidential Information will not include any information that is generally available to the public or within the industry prior to the date Barrack proposes to disclose or use such information. For the avoidance of doubt, “Confidential Information” does not include (x) information concerning non-proprietary business or investment practices, methods or relationships customarily employed or entered into by comparable business enterprises, (y) the identity of investors and their investment practices, methods and relationships, financing sources or capital market intermediaries and (z) information that is used, developed or obtained by Barrack in connection with the performance of Permitted Activities.

(d) “Inventions” means any inventions, improvements, developments, ideas or discoveries whether patentable or unpatentable, that meets any one of the following criteria: (i) relates at the time of conception or reduction to practice to: (A) the business, projects or products of the Company, or to the utilization thereof; or (B) the actual or demonstrably anticipated research or development of the Company; (ii) results from any work performed directly or indirectly by Barrack for the Company; or (iii) results, at least in part, from Barrack’s use of the Company’s time, equipment, supplies, facilities or trade secret information; provided, however, that Inventions shall not include (x) any Invention which qualifies fully under the provisions of California Labor Code Section 2870 (a copy of which is attached as Exhibit 1), including any idea or invention which is developed entirely on Barrack’s own time without using the Company’s equipment, supplies, facilities or trade secret information, and which is not related to the business (either actual or demonstrably anticipated), and which does not result from work performed for the Company and (y) inventions, improvements, developments, ideas or discoveries conceived or reduced to practice by Barrack exclusively in connection with the performance of Permitted Activities.

(e) “Materials” means all articles, reports, documents, memoranda, notes, other works of authorship, data, databases, discoveries, designs, developments, ideas, creative works, improvements, inventions, know-how, processes, computer programs, software, source code, techniques and useful ideas of any description whatsoever (or portions thereof).

(f) “Permitted Activities” means each of the activities described in Section 2 hereof.

(g) “Person” means any individual, company, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(h) “Restricted Period” means the period commencing on the Effective Date and ending on the first anniversary of the termination of Barrack’s employment with the Company; provided that the Restricted Period shall immediately cease if such termination of employment is either by the Company without Cause (including due to Non-Renewal by the Company) or by Barrack for Good Reason (in each case, such capitalized term used herein as defined in the Employment Agreement).

(i) “Restricted Territory” means (i) any of Austria, Belgium, China, Czech Republic, Denmark, England, Finland, France, Germany, Hungary, Ireland, Italy, Japan, Monaco, Netherlands, Norway, Poland, Portugal, Scotland, South Korea, Spain, Sweden, Switzerland, the United States, (ii) any state in the United States and/or other country listed in clause (i), and (iii) any other jurisdiction in which the Company or its subsidiaries engages in Business in any material respect.

2. Permitted Activities. Notwithstanding anything set forth herein to the contrary, nothing contained herein shall prohibit Barrack from:

(a) engaging in the Personal Activities (as defined in the Employment Agreement);

(b) engaging in or seeking to engage in any “Applicable Opportunity” (as defined in and determined in accordance with Schedule A hereto); provided that (x) engaging in or seeking to engage in any such Applicable Opportunity shall not cause Barrack to be in violation of any provision in the Employment Agreement (including without limitation Section 2(b)), and (y) with respect to any Applicable Opportunity, any follow-on investment or investments made to refinance the Applicable Opportunity will be required to be submitted to the Conflicts Committee if the business of the Applicable Opportunity has expanded to include additional lines of business within the Business or additional jurisdictions within the Restricted Territories, other than that which was originally described in the initial submission to the Conflicts Committee;

(c) owning, directly or indirectly, solely as an investment, securities of any such Person which are traded on any national securities exchange or NASDAQ if Barrack (A) is not a controlling person of, or a member of a group which controls, such Person; and (B) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person;

(d) managing any capital accounts, or exercising any of the rights and obligations of the general partner, of the upper-tier general partners with respect to the Subject Funds, or any CC Retained Assets or CC Retained Liabilities of CC Parties following the Effective Date;

(e) taking any actions with respect to (x) investments made (or legally committed to be made) on or prior to the date hereof (including investments in Colony AH Member LLC and its subsidiaries, SONIFI Solutions, Inc., and Miramax FilmsLH-COL Participants, LLC or any other Affiliate of CC that is organized to acquire or invest in Lending Home Corporation and FYH-Bar Holdings, LLC or any other Affiliate of CC that holds an investment in Adaptive Studios) or (y) follow-on investments to the investments described in clause (x) that are not real estate-related or the sourcing of investments for the investments described in clause (x) that are not real estate-related or (z) investments made to refinance or restructure the investments described in clauses (x) and (y) that are not real estate-related;

(f) making passive investments in private equity funds, mutual funds, hedge funds and other managed accounts (provided that such funds or accounts do not have a primary investment strategy, as set forth in the applicable fund’s or account’s published statement of its primary investment strategy, of investments in real estate-related debt and equity investments);

(g) making any passive investment (or group of related passive investments) of less than $20 million in private equity funds, mutual funds, hedge funds and other managed accounts that have a primary investment strategy, as set forth in the applicable fund’s or account’s published statement of its primary investment strategy, of investments in real estate-related debt and equity investments;

(h) making investments in private companies that are (x) not engaged in the real estate or hospitality industries, (y) do not predominantly make investments in real estate-related debt and equity instruments and (z) do not make investments similar to those made by CFI and the OP equal to the lesser of (x) 5% of the outstanding equity securities of such private company and (y) $30 million per company or group of affiliated companies operating as part of one business.

3. Non-Competition. Barrack shall not, during the Restricted Period, directly or indirectly, in any manner within the Restricted Territory: (i) engage in the Business (other than through the Company and its Affiliates); (ii) render any services as an employee, officer, director or consultant to any Person (other than the Company) engaged in the Business; or (iii) make an investment in a Person engaged in the Business as a partner, shareholder, principal, member or other owner of equity interests (or securities convertible into or exercisable for, equity interests); provided, however, nothing contained in this Agreement shall restrict Barrack from (x) engaging in any activity that he determines in good faith is in furtherance of the interests of the Company in the performance of his duties for the Company and/or (y) engaging in any Permitted Activity. In addition, nothing herein shall prohibit Barrack from providing services to an entity engaged in the Business if Barrack’s services are solely limited to a unit, division, or subsidiary of such entity which does not engage in the Business and Barrack does not provide services directly or indirectly to, or with respect to, the Business.

4. Non-Solicitation. Except as necessary, appropriate or desirable to perform his duties to the Company during his employment, Barrack shall not during the Restricted Period, without CFI’s prior written consent, (i) directly or indirectly, on his own behalf or for any other Person, knowingly (A) solicit or induce any officer, director, employee or independent contractor of the Company who is a natural person that provides consulting or advisory services with respect to sourcing or consummating financings or investments to terminate his or her relationship with the Company, or (B) hire any such individual whom Barrack knows left the employment of the Company during the previous 12 months or (ii) directly or indirectly, on his own behalf or for any other Person, solicit or induce any investors to terminate (or diminish in any material respect) his, her or its relationship with the Company. For the avoidance of doubt, identification or doing business with or co-investing with any limited partners, investors, financing sources or capital markets intermediaries with regard to activity that is not prohibited by Section 3 above shall not be deemed to be a breach of this Section 4 or otherwise. Barrack shall not be in violation of this Section 4 by reason of providing a personal reference for any officer, director or employee of the Company or soliciting individuals for employment through a general advertisement not targeted specifically to officers, directors or employees of the Company. This Section 4 shall not prohibit Barrack from (x) soliciting or hiring any of the Persons listed on Exhibit 2 attached hereto or (y) engaging the services of Jonathan Grunzweig and Mark Hedstrom during their employment with CFI solely in connection with Permitted Activities engaged in by Barrack; provided, however, that with respect to clause (y), such employees will only provide services in connection with Permitted Activities consistent with services provided prior to the Effective Date. In addition, except as otherwise provided in this Section 4, during the Restricted Period, in the event that Barrack engages the services of any Business Employee in connection with any business of CC following the Effective Date or in connection with the Permitted Activities engaged in by Barrack, Barrack shall pay a reasonable fee (based on such Business Employee’s then current compensation and cost of providing benefits, relative to the amount of such Business Employee’s business time spent performing such services to Barrack) to the Company for the services of such Business Employee.

5. Confidential Information. At all times on and following the Effective Date, Barrack shall not disclose or use for his benefit or the benefit of others, except in connection with the business and affairs of the Company or any of its affiliates, any Confidential Information except to the extent that (i) such disclosure or use is related to, necessary, appropriate or desirable in connection with Barrack’s performance of his duties to the Company or

(ii) is related to any good faith dispute between Barrack and the Company or any of its affiliates or otherwise in connection with any action by Barrack to enforce his rights or defend his actions under this Agreement, the Contribution Agreement, the Lock-Up Agreement, the Employment Agreement or any other agreement with the Company or any of its affiliates. Nothing contained herein shall preclude Barrack from disclosing Confidential Information to his immediate family and personal legal and financial advisor(s), provided that Barrack informs such family member(s) and/or advisor(s) that the information is confidential in nature and receives reasonable assurances that the family member(s) and/or advisor(s) shall not disclose such information except as required by Law or by any Authority with apparent jurisdiction over such Person. Nothing in this Agreement shall be construed to prevent Barrack from complying with applicable Law, or disclosing information pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not in Barrack’s reasonable judgment exceed the extent of disclosure required by such Law. Barrack shall, to the extent legally permitted, promptly provide written notice of any such order to an authorized officer of the Company after receiving such order and reasonably cooperate with any efforts of the Company to seek a protective order or other measure to protect the confidentiality of such information.

6. Mutual Non-Disparagement.

(a) At all times on and following the Effective Date, Barrack shall refrain from making any disparaging statements about the Company or any of its present or (to the extent such Persons serve in such capacity during Barrack’s employment with the Company) future officers, directors, and, in their capacity as such, employees, to any third Persons, including, without limitation, to any press or other media, except (i) to the extent required by Law or legal process, by any Authority with apparent jurisdiction or applicable securities considerations, (ii) related to any good faith litigation or similar proceeding between Barrack and the Company or any of such officers or directors or otherwise in connection with any good faith litigation or similar proceeding or other efforts by Barrack to enforce his rights or defend his actions under this Agreement, the Contribution Agreement, the Lock-Up Agreement, the Employment Agreement or any other agreement with the Company or any of such officers or directors or (iii) for the making of any critical remarks about any such Person in connection with any analyses made or opinions expressed in the ordinary course of his duties to the Company during his employment therewith.

(b) At all times on and following the Effective Date, the senior executive officers of the Company shall not make, or cause to be made by the Company, any disparaging or negative statements about Barrack to any third Persons, including, without limitation, to any press or other media, except (i) to the extent required by Law or legal process, by any Authority with apparent jurisdiction or applicable securities considerations, (ii) related to any good faith litigation or similar proceeding between Barrack and the Company or otherwise in connection with any good faith litigation or similar proceeding by Barrack to enforce his rights or defend his actions under this Agreement, the Contribution Agreement, the Lock-Up Agreement, the Employment Agreement or any other agreement with the Company or (iii) for the making of any critical remarks about Barrack in connection with any analyses made or opinions expressed in the ordinary course of their respective duties to the Company during their employment therewith.

7. Intellectual Property.

(a) Barrack agrees that all Company Materials shall be deemed “work made for hire” by the Company as the “author” and owner to the extent permitted by United States copyright Law. To the extent (if any) that some or all of the Company Materials do not constitute “work made for hire,” Barrack hereby irrevocably assigns to the Company for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all right, title and interest in and to such Company Materials (including without limitation any and all copyright rights, patent rights and trademark rights and goodwill associated therewith). The provisions of this paragraph will apply to all Company Materials which are or have been conceived or developed by Barrack, solely or jointly, whether or not further development or reduction to practice may take place after the termination of Barrack’s employment or retention by the Company.

(b) Barrack further agrees that he will execute and deliver to CFI any and all further documents or instruments and do any and all further acts which the Company reasonably requests in order to perfect, confirm, defend, police and enforce the Company’s intellectual property rights, and hereby grants to the officers of the Company an irrevocable power of attorney, coupled with interest, to such end. Barrack shall be promptly reimbursed by the Company for all costs and expenditures incurred in connection with any cooperation referenced in this Section 7(b).

8. Injunctive Relief; Other Remedies. The parties agree that the remedy at Law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Barrack of the provisions of Sections 3, 4, 5, 6, or 7 of this Agreement, the Company shall be entitled to an injunction restraining Barrack from the conduct which would constitute a breach of this Agreement. Subject to the limitations provided for in the proviso to this sentence, nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, specific performance and/or the recovery of damages from Barrack; provided that the recovery of damages in respect of a breach of any of the obligations set forth in Section 3 hereof shall be limited as provided for in the Lock-Up Agreement.

9. Reasonableness and Enforceability of Covenants.

(a) The recitals to this Agreement are incorporated herein by this reference. The parties hereto acknowledge and agree with such recitals, and further agree that the value of the consideration paid by CFI in connection with the Contribution is substantial and that preservation of the confidential and proprietary information, goodwill, stable workforce, and client and customer relations of the Company is a material part of the consideration being provided in connection with the Contribution.

(b) The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed, including, but not limited to, Barrack’s material economic interest in the Contribution, Barrack’s importance within the business to be contributed in the Contribution, and Barrack’s position of confidence and trust as a stockholder of CFI.

(c) Barrack acknowledges that, (i) in connection with the Contribution, the Company will be vested with the goodwill of, and will directly or indirectly carry on, the business of CC; (ii) the restrictive covenants and the other agreements contained herein (collectively, the “Restrictive Covenants”) are an essential part of this Agreement and the contemplated Contribution; (iii) the contemplated Contribution is designed and intended to qualify as a sale (or other disposition) by Barrack within the meaning of BPC Section 16601 and (iv) the covenants contained in this Agreement are intended to be and would be enforceable under BPC Section 16601. Barrack and the Company agree not to challenge the enforceability of the covenants (and the limitations and qualifications included as part thereof) contained in this Agreement.

(d) Barrack agrees to be bound by the Restrictive Covenants and the other agreements contained in this Agreement to the maximum extent permitted by Law, it being the intent and spirit of the parties that the Restrictive Covenants and the other agreements contained herein shall be valid and enforceable in all respects, and, subject to the terms and conditions of, and limitations and qualifications included in, this Agreement.

10. Acknowledgements. Barrack acknowledges that (i) his work for the Company will continue to give him access to the confidential affairs and proprietary information of the Company; (ii) the agreements and covenants of Barrack contained in this Agreement are essential to the business and goodwill of the Company; and (iii) CFI would not have entered into the Contribution Agreement or the Employment Agreement but for the covenants and agreements set forth herein.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into and to be performed entirely within such state.

12. Notices. All notices, requests, demands and other communications required or permitted hereunder must be made in writing and will be deemed to have been duly given and effective: (a) on the date of delivery, if delivered personally; (b) on the earlier of the fourth day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (c) on the date of transmission, if sent by facsimile; or (d) on the date of requested delivery if sent by a recognized overnight courier:

If to the Company:	Colony Financial, Inc.
2450 Broadway, 6th Floor
Santa Monica, CA 90404
Attention: General Counsel

If to Barrack:	to the last address of Barrack
in the Company’s records specifically identified for notices under this Agreement

With a copy to:	Akin Gump Strauss Hauer & Feld LLP
2029 Century Park East
Suite 2400
Los Angeles, CA 90067-3010
Attention: Hushmand Sohaili

Katzke & Morgenbesser LLP
1345 Avenue of the Americas, 31st Floor
New York, NY 10105
Attention: Michael S. Katzke

or to such other address as is provided by a party to the other from time to time.

13. Survival. The representations, warranties and covenants of Barrack and the Company contained in this Agreement will survive any termination of Barrack’s employment with the Company through the end of the Restricted Period.

14. Amendment; Waiver; Termination. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by Barrack and CFI. No waiver by either party hereto at any time of any breach by the other party hereto of compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement and the transactions contemplated herein shall terminate automatically without any further action by any party upon the termination of the Contribution Agreement.

15. Severability. Barrack acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographic and temporal scope and in all other respects. If any term or provision of this Agreement is determined to be invalid or unenforceable in a final court or arbitration proceeding, (A) the remaining terms and provisions hereof shall be unimpaired and (B) to the extent permitted by applicable Law, the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

16. Arbitration. Except as otherwise set forth in Section 8, any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in Santa Monica, California before a panel of three neutral arbitrators, each of whom shall be selected jointly by the parties, or, if the parties cannot agree on the selection of the arbitrators, as selected by the American Arbitration Association. The commercial arbitration rules of the American Arbitration Association (the

“AAA Rules”) shall govern any arbitration between the parties, except that the following provisions are included in the parties’ agreement to arbitrate and override any contrary provisions in the AAA Rules:

(a)	The agreement to arbitrate and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict or choice of law rules;

(b)	The California Arbitration Act shall govern the arbitration, the agreement to arbitrate, and any proceedings to enforce, confirm, modify or vacate the award;

(c)	The arbitrators shall apply California law;

(d)	Any petition or motion to modify or vacate the award shall be filed in a Superior Court in California (the “Court”);

(e)	The award shall be written, reasoned, and shall include findings of fact as to all factual issues and conclusions of law as to all legal issues;

(f)	Either party may seek a de novo review by the Court of the conclusions of law included in the award and any petition or motion to enforce, confirm, modify or vacate the award; and

(g)	The arbitration shall be confidential. Judgment may be entered on the arbitrators’ award in any court having jurisdiction.

The parties hereby agree that the arbitrators shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. Each party shall bear its own legal fees and out-of-pocket expenses incurred in any arbitration hereunder and the parties shall share equally all expenses of the arbitrators; provided, that, the arbitrator shall have the same authority to award reasonable attorneys’ fees to the prevailing party in any arbitration as part of the arbitrator’s award as would be the case had the dispute or controversy been argued before a court with competent jurisdiction.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COLONY FINANCIAL, INC.

By:

Name:
Title:

THOMAS J. BARRACK, JR.

By:

Thomas J. Barrack, Jr.

[Signature Page to Restrictive Covenant Agreement of Thomas J. Barrack, Jr.]

Exhibit 1

California Labor Code Section 2870

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Exhibit 2

Permitted Individuals

1. Teddy Elkins

2. Kyle Forsythe

3. Jonathan Grunzweig

4. Mark Hedstrom

5. Any members of Barrack’s immediate family

6. Any individual serving as a personal assistant to Barrack at any time on or prior to the date of such solicitation or hiring

Schedule A

Applicable Opportunity

If Barrack seeks to pursue any investment or other opportunity that would otherwise be prohibited by this Agreement, then the determination of whether such investment or opportunity is an “Applicable Opportunity” shall be made as follows:

(a) Barrack shall submit (along with all material documentation provided to Barrack or otherwise then in Barrack’s possession with respect to such Applicable Opportunity) in advance of him taking any action to engage in such Applicable Opportunity to a committee of the Board comprised of independent directors and established for the purpose of making the determinations set forth in this Schedule A (the “Conflicts Committee”).

(b) Within 10 Business Days after the date on which the investment or opportunity is submitted by Barrack, the Conflicts Committee shall consider such investment or opportunity.

(c) Within 20 Business Days after the date on which the investment or opportunity is submitted by Barrack, the Conflicts Committee shall determine that the investment or opportunity either:

(x) is outside the scope of the Business or is a Permitted Activity, and so communicates such determination to Barrack in writing, in which case such investment or opportunity shall be an Applicable Opportunity;

(y) is within the scope of the Business and is not a Permitted Activity, but is not within the scope of the then-current business strategy of CFI and its Subsidiaries, in which case such investment or opportunity shall be an Applicable Opportunity; or

(z) is within the scope of Business, is not a Permitted Activity, and is within the scope of the then-current business strategy of CFI and its subsidiaries, in which case such investment or opportunity shall not be an Applicable Opportunity unless the Conflicts Committee determines that Barrack may nevertheless engage or seek to engage in such investment or opportunity in his personal capacity and so communicates that determination in writing to Barrack (for the avoidance of doubt, unless the Conflicts Committee communicates such determination to Barrack in writing, such investment or opportunity shall not be a Permitted Activity);

provided that if Barrack does not receive notice from the Conflicts Committee within 20 Business Days following the date on which the investment or opportunity is submitted by Barrack, then such investment or opportunity shall be an Applicable Opportunity. Once an investment or opportunity has been determined to be an Applicable Opportunity in accordance with this Schedule A, the Company following such time shall have no recourse to prevent Barrack from engaging in such Applicable Opportunity or to take the position that engaging in such Applicable Opportunity is a violation of this Agreement, the Lock-Up Agreement or any agreement with respect to Fund Incentives.

EXHIBIT J

SALTZMAN RESTRICTIVE COVENANT AGREEMENT

RESTRICTIVE COVENANT AGREEMENT

THIS RESTRICTIVE COVENANT AGREEMENT (this “Agreement”), dated as of December 23, 2014, and effective as of the Effective Date (as defined below), is made by and between Colony Financial, Inc., a Maryland corporation (“CFI”), and Richard B. Saltzman (“Saltzman”). CFI, together with its Subsidiaries (which, following the Effective Date, shall include NewCo and its Subsidiaries) is hereinafter referred to as “the Company,” and where the context permits, references to “the Company” shall include the Company and any successor to the Company. Any capitalized term that is used but not otherwise defined in this Agreement shall have the meaning set forth in the Contribution Agreement (as defined below).

WHEREAS, certain businesses of the Company are currently externally managed and advised by a subsidiary of Colony Capital, LLC (“CC”) pursuant to the terms of a management agreement;

WHEREAS, CFI, CC, Colony Capital Holdings, LLC, a Delaware limited liability company (“CC Holdings”), Colony Capital OP Subsidiary, LLC, a Delaware limited liability company (“NewCo”), CCH Management Partners I, LLC (“CCH”), FHB Holding LLC, a Delaware limited liability company, Richard B. Saltzman and CFI RE Masterco LLC, a Delaware limited liability company (the “OP”) have entered into that certain Contribution and Implementation Agreement, dated as of December 23, 2014 (the “Contribution Agreement”), pursuant to which, among other things, CC Holdings, CC and CCH will contribute to the OP and the OP will acquire from CC Holdings, CC and CCH the membership interests in NewCo held by CC Holdings, CC and CCH (which constitute all of the membership interests of NewCo) (along with the other transactions contemplated thereby, the “Contribution”) and the management of the Company will be internalized;

WHEREAS, Saltzman, CC, CFI and the OP have entered into that certain Share Transfer and Liquidated Damages Agreement, dated as of December 23, 2014 (the “Share Transfer Agreement”), which sets forth certain restrictions on the transfer of the Saltzman Shares (as defined in the Share Transfer Agreement) to be issued to Saltzman in connection with the Contribution;

WHEREAS, effective as of the closing of the Contribution (the date on which such closing occurs, the “Effective Date”), Saltzman will become employed by the Company and will continue to serve as the Chief Executive Officer of CFI in accordance with terms of the Employment Agreement by and between CFI and Saltzman, dated as of the date hereof (the “Employment Agreement”);

WHEREAS, Saltzman (i) is a substantial beneficial holder of equity interests in CC and its Affiliates, (ii) has been actively involved in the management of the business of CC and has thereby acquired significant experience, skill, and confidential and proprietary information relating to the business and operation of CC and (iii) in the course of his participation in the business of CC, has also developed on behalf of CC significant goodwill that is now a significant part of the value of CC;

WHEREAS, the Company desires to protect its investment in the assets, businesses and goodwill of CC to be acquired as part of the Contribution and, accordingly, as a material condition to its willingness to enter into the Contribution Agreement and consummate the Contribution, has required that Saltzman agree to limit certain activities by Saltzman (as contemplated hereby) that would compete with or otherwise harm such assets, businesses or goodwill;

WHEREAS, as part of the consideration and inducement to CFI to enter into the Contribution Agreement and acquire such assets, businesses and goodwill, Saltzman is willing to agree to enter into this Agreement and abide by such restrictions; and

WHEREAS, the parties intend this Agreement to be in compliance with California Business and Professions Code Section 16601 (“BPC Section 16601”) to the extent that it is applicable, and further intend for it to be fully enforceable under any applicable Law.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. For purposes of this Agreement, the following terms have the respective meanings set forth below:

(a) “Business” means (x) the business of acquiring, originating and managing real estate-related debt and equity investments; provided, that, for purposes of clarification, the Business shall not include debt or equity investments in operating companies primarily engaged in businesses outside of the real estate or hospitality industries even though such businesses may own or lease real property and (y) any alternative asset management business (other than CC) in which more than 25% of the total capital committed is third party capital from passive investors (which term shall exclude natural persons who are partners or employees of the business and are actively engaged in the management of the business) that advises, manages or invests the assets of funds or related investment vehicles or separate accounts;

(b) “Company Materials” means all Materials that Saltzman makes or conceives, or has made or conceived, solely or jointly, during the period of Saltzman’s retention by or employment with the Company, whether or not patentable or registerable under copyright, trademark or similar statutes, which (i) are related to the current or demonstrably (by expenditure of material resources or material time spent by senior management) anticipated business or activities of the Company (which includes any fund managed by the Company during or prior to the period of Saltzman’s retention by or employment with the Company); and (ii) are otherwise developed by Saltzman through the use of the Company’s confidential information, equipment, software, or other facilities or resources at a time during which Saltzman has been a consultant, or employee (temporary or otherwise) of the Company. Notwithstanding the foregoing, Company Materials shall not include any Materials conceived or made, solely or jointly, by Saltzman exclusively in connection with the performance of Permitted Activities.

(c) “Confidential Information” means information that is not generally known to the public and that is or was used, developed or obtained by Saltzman (in his capacity as a member or employee of CC); provided, however, Confidential Information will not include any information that is generally available to the public or within the industry prior to the date Saltzman proposes to disclose or use such information. For the avoidance of doubt, “Confidential Information” does not include (x) information concerning non-proprietary business or investment practices, methods or relationships customarily employed or entered into by comparable business enterprises, (y) the identity of investors and their investment practices, methods and relationships, financing sources or capital market intermediaries and (z) information that is used, developed or obtained by Saltzman exclusively in connection with the performance of Permitted Activities.

(d) “Inventions” means any inventions, improvements, developments, ideas or discoveries whether patentable or unpatentable, that meets any one of the following criteria: (i) relates at the time of conception or reduction to practice to: (A) the business, projects or products of the Company, or to the utilization thereof; or (B) the actual or demonstrably anticipated research or development of the Company; (ii) results from any work performed directly or indirectly by Saltzman for the Company; or (iii) results, at least in part, from Saltzman’s use of the Company’s time, equipment, supplies, facilities or trade secret information; provided, however, that Inventions shall not include (x) any Invention which qualifies fully under the provisions of California Labor Code Section 2870 (a copy of which is attached as Exhibit 1), including any idea or invention which is developed entirely on Saltzman’s own time without using the Company’s equipment, supplies, facilities or trade secret information, and which is not related to the business (either actual or demonstrably anticipated), and which does not result from work performed for the Company and (y) inventions, improvements, developments, ideas or discoveries conceived or reduced to practice by Saltzman exclusively in connection with the performance of Permitted Activities.

(d) “Materials” means all articles, reports, documents, memoranda, notes, other works of authorship, data, databases, discoveries, designs, developments, ideas, creative works, improvements, inventions, know-how, processes, computer programs, software, source code, techniques and useful ideas of any description whatsoever (or portions thereof).

(e) “Permitted Activities” means each of the activities described in Section 2 hereof.

(e) “Person” means any individual, company, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(f) “Restricted Period” means the period commencing on the Effective Date and ending on the first anniversary of the termination of Saltzman’s employment with the Company; provided that the Restricted Period shall immediately cease if such termination of employment is either by the Company without Cause (including due to Non-Renewal by the Company) or by Saltzman for Good Reason (in each case, such capitalized term used herein as defined in the Employment Agreement).

(g) “Restricted Territory” means (i) any of Austria, Belgium, China, Czech Republic, Denmark, England, Finland, France, Germany, Hungary, Ireland, Italy, Japan, Monaco, Netherlands, Norway, Poland, Portugal, Scotland, South Korea, Spain, Sweden, Switzerland, the United States, (ii) any state in the United States and/or other country listed in clause (i) and (iii) any other jurisdiction in which the Company or its subsidiaries engages in Business in any material respect.

2. Permitted Activities. Notwithstanding anything set forth herein to the contrary, nothing contained herein shall prohibit Saltzman from:

(a) engaging in the Personal Activities (as defined in the Employment Agreement);

(b) owning, directly or indirectly, solely as an investment, securities of any such Person which are traded on any national securities exchange or NASDAQ if Saltzman (A) is not a controlling person of, or a member of a group which controls, such Person; and (B) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person;

(c) managing any capital accounts, or exercising any of the rights and obligations of the general partner, of the upper-tier general partners with respect to the Subject Funds, or any CC Retained Assets or CC Retained Liabilities of CC Parties following the Effective Date;

(d) taking any actions with respect to (x) investments made (or legally committed to be made) on or prior to the date hereof (including investments in Colony AH Member LLC and its subsidiaries, SONIFI Solutions, Inc. and Miramax Films) or (y) follow-on investments to the investments described in clause (x) that are not real estate-related or the sourcing of investments for the investments described in clause (x) that are not real estate-related or (z) investments made to refinance or restructure the investments described in clauses (x) and (y) that are not real estate-related;

(e) making passive investments in private equity funds, mutual funds, hedge funds and other managed accounts (provided that such funds or accounts do not have a primary investment strategy, as set forth in the applicable fund’s or account’s published statement of its primary investment strategy, of investments in real estate-related debt and equity investments);

(f) making any passive investment (or group of related passive investments) of less than $20 million in private equity funds, mutual funds, hedge funds and other managed accounts that have a primary investment strategy, as set forth in the applicable fund’s or account’s published statement of its primary investment strategy, of investments in real estate-related debt and equity investments;

(g) making investments in private companies that are (x) not engaged in the real estate or hospitality industries, (y) do not predominantly make investments in real estate-related debt and equity instruments and (z) do not make investments similar to those made by CFI and the OP equal to the lesser of (x) 5% of the outstanding equity securities of such private company and (y) $30 million per company or group of affiliated companies operating as part of one business.

3. Non-Competition. Saltzman shall not, during the Restricted Period, directly or indirectly, in any manner within the Restricted Territory: (i) engage in the Business (other than through the Company and its Affiliates); (ii) render any services as an employee, officer, director or consultant to any Person (other than the Company) engaged in the Business; or (iii) make an investment in a Person engaged in the Business as a partner, shareholder, principal, member or other owner of equity interests (or securities convertible into or exercisable for, equity interests); provided, however, nothing contained in this Agreement shall restrict Saltzman from (x) engaging in any activity that he determines in good faith is in furtherance of the interests of the Company in the performance of his duties for the Company, and/or (y) engaging in any Permitted Activity . In addition, nothing herein shall prohibit Saltzman from providing services to an entity engaged in the Business if Saltzman’s services are solely limited to a unit, division, or subsidiary of such entity which does not engage in the Business and Saltzman does not provide services directly or indirectly to, or with respect to, the Business.

4. Non-Solicitation. Except as necessary, appropriate or desirable to perform his duties to the Company during his employment, Saltzman shall not during the Restricted Period, without CFI’s prior written consent, (i) directly or indirectly, on his own behalf or for any other Person, knowingly (A) solicit or induce any officer, director, employee or independent contractor who is a natural person that provides consulting or advisory services with respect to sourcing or consummating financings or investments of the Company to terminate his or her relationship with the Company, or (B) hire any such individual whom Saltzman knows left the employment of the Company during the previous 12 months or (ii) directly or indirectly, on his own behalf or for any other Person, solicit or induce any investors to terminate (or diminish in any material respect) his, her or its relationship with the Company. For the avoidance of doubt, identification or doing business with or co-investing with any limited partners, investors, financing sources or capital markets intermediaries with regard to activity that is not prohibited by Section 3 above shall not be deemed to be a breach of this Section 4 or otherwise. Saltzman shall not be in violation of this Section 4 by reason of providing a personal reference for any officer, director or employee of the Company or soliciting individuals for employment through a general advertisement not targeted specifically to officers, directors or employees of the Company. In addition, except as otherwise provided in this Section 4, during the Restricted Period, in the event that Saltzman engages the services of any Business Employee in connection with any business of CC following the Effective Date or in connection with the Permitted Activities engaged in by Saltzman, Saltzman shall pay a reasonable fee (based on such Business Employee’s then current compensation and cost of providing benefits, relative to the amount of such Business Employee’s business time spent performing such services to Saltzman) to the Company for the services of such Business Employee.

5. Confidential Information. At all times on and following the Effective Date, Saltzman shall not disclose or use for his benefit or the benefit of others, except in connection with the business and affairs of the Company or any of its affiliates, any Confidential Information except to the extent that (i) such disclosure or use is related to, necessary, appropriate or desirable in connection with Saltzman’s performance of his duties to the Company or (ii) is related to any good faith dispute between Saltzman and the Company or any of its affiliates or otherwise in connection with any action by Saltzman to enforce his rights or defend his actions under this Agreement, the Contribution Agreement, the Share Transfer Agreement, the Employment Agreement or any other agreement with the Company or any of its affiliates. Nothing contained herein shall preclude Saltzman from disclosing Confidential Information to his immediate family and personal legal and financial advisor(s), provided that Saltzman informs such family member(s) and/or advisor(s) that the information is confidential in nature and receives reasonable assurances that the family member(s) and/or advisor(s) shall not disclose such information except as required by Law or by any Authority with apparent jurisdiction over such Person. Nothing in this Agreement shall be construed to prevent Saltzman from complying with applicable Law, or disclosing information pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not in Saltzman’s reasonable judgment exceed the extent of disclosure required by such Law. Saltzman shall, to the extent legally permitted, promptly provide written notice of any such order to an authorized officer of the Company after receiving such order and reasonably cooperate with any efforts of the Company to seek a protective order or other measure to protect the confidentiality of such information.

6. Mutual Non-Disparagement.

(a) At all times on and following the Effective Date, Saltzman shall refrain from making any disparaging statements about the Company or any of its present or (to the extent such Persons serve in such capacity during Saltzman’s employment with the Company) future officers, directors, and, in their capacity as such, employees, to any third Persons, including, without limitation, to any press or other media, except (i) to the extent required by Law or legal process, by any Authority with apparent jurisdiction or applicable securities considerations, (ii) related to any good faith litigation or similar proceeding between Saltzman and the Company or any of such officers or directors or otherwise in connection with any good faith litigation or similar proceeding or other efforts by Saltzman to enforce his rights or defend his actions under this Agreement, the Contribution Agreement, the Share Transfer Agreement, the Employment Agreement or any other agreement with the Company or any of such officers or directors or (iii) for the making of any critical remarks about any such Person in connection with any analyses made or opinions expressed in the ordinary course of his duties to the Company during his employment therewith.

(b) At all times on and following the Effective Date, the senior executive officers of the Company shall not make, or cause to be made by the Company, any disparaging or negative statements about Saltzman to any third Persons, including, without limitation, to any press or other media, except (i) to the extent required by Law or legal process, by any Authority with apparent jurisdiction or applicable securities considerations, (ii) related to any good faith litigation or similar proceeding between Saltzman and the Company or otherwise in connection with any good faith litigation or similar proceeding by Saltzman to enforce his rights or defend his actions under this Agreement, the Contribution Agreement, the Share Transfer Agreement, the Employment Agreement or any other agreement with the Company or (iii) for the making of any critical remarks about Saltzman in connection with any analyses made or opinions expressed in the ordinary course of their respective duties to the Company during their employment therewith.

7. Intellectual Property.

(a) Saltzman agrees that all Company Materials shall be deemed “work made for hire” by the Company as the “author” and owner to the extent permitted by United States copyright Law. To the extent (if any) that some or all of the Company Materials do not constitute “work made for hire,” Saltzman hereby irrevocably assigns to the Company for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all right, title and interest in and to such Company Materials (including without limitation any and all copyright rights, patent rights and trademark rights and goodwill associated therewith). The provisions of this paragraph will apply to all Company Materials which are or have been conceived or developed by Saltzman, solely or jointly, whether or not further development or reduction to practice may take place after the termination of Saltzman’s employment or retention, by the Company.

(b) Saltzman further agrees that he will execute and deliver to CFI any and all further documents or instruments and do any and all further acts which the Company reasonably requests in order to perfect, confirm, defend, police and enforce the Company’s intellectual property rights, and hereby grants to the officers of the Company an irrevocable power of attorney, coupled with interest, to such end. Saltzman shall be promptly reimbursed by the Company for all costs and expenditures incurred in connection with any cooperation referenced in this Section 7(b).

8. Injunctive Relief; Other Remedies. The parties agree that the remedy at Law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Saltzman of the provisions of Sections 3, 4, 5, 6, or 7 of this Agreement, the Company shall be entitled to an injunction restraining Saltzman from the conduct which would constitute a breach of this Agreement. Subject to the limitations provided for in the proviso to this sentence, nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, specific performance and/or the recovery of damages from Saltzman; provided that the recovery of damages in respect of a breach of any of the obligations set forth in Section 3 hereof shall be limited as provided for in the Share Transfer Agreement.

9. Reasonableness and Enforceability of Covenants.

(a) The recitals to this Agreement are incorporated herein by this reference. The parties hereto acknowledge and agree with such recitals, and further agree that the value of the consideration paid by CFI in connection with the Contribution is substantial and that preservation of the confidential and proprietary information, goodwill, stable workforce, and client and customer relations of the Company is a material part of the consideration being provided in connection with the Contribution.

(b) The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed, including, but not limited to, Saltzman’s material economic interest in the Contribution, Saltzman’s importance within the business to be contributed in the Contribution, and Saltzman’s position of confidence and trust as a stockholder of CFI.

(c) Saltzman acknowledges that, (i) in connection with the Contribution, the Company will be vested with the goodwill of, and will directly or indirectly carry on, the business of CC; (ii) the restrictive covenants and the other agreements contained herein (collectively, the “Restrictive Covenants”) are an essential part of this Agreement and the contemplated Contribution; (iii) the contemplated Contribution is designed and intended to qualify as a sale (or other disposition) by Saltzman within the meaning of BPC Section 16601 and (iv) the covenants contained in this Agreement are intended to be and would be enforceable under BPC Section 16601. Saltzman and the Company agree not to challenge the enforceability of the covenants (and the limitations and qualifications included as part thereof) contained in this Agreement.

(d) Saltzman agrees to be bound by the Restrictive Covenants and the other agreements contained in this Agreement to the maximum extent permitted by Law, it being the intent and spirit of the parties that the Restrictive Covenants and the other agreements contained herein shall be valid and enforceable in all respects, and, subject to the terms and conditions of, and limitations and qualifications included in, this Agreement.

10. Acknowledgements. Saltzman acknowledges that (i) his work for the Company will continue to give him access to the confidential affairs and proprietary information of the Company; (ii) the agreements and covenants of Saltzman contained in this Agreement are essential to the business and goodwill of the Company; and (iii) CFI would not have entered into the Contribution Agreement or the Employment Agreement but for the covenants and agreements set forth herein.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into and to be performed entirely within such state.

12. Notices. All notices, requests, demands and other communications required or permitted hereunder must be made in writing and will be deemed to have been duly given and effective: (a) on the date of delivery, if delivered personally; (b) on the earlier of the fourth day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (c) on the date of transmission, if sent by facsimile; or (d) on the date of requested delivery if sent by a recognized overnight courier:

If to the Company:	Colony Financial, Inc.
2450 Broadway, 6th Floor
Santa Monica, CA 90404
Attention: General Counsel

If to Saltzman:	to the last address of Saltzman
in the Company’s records specifically identified for notices under this Agreement

With a copy to:	Andrew J. Bernstein, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Facsimile: (212) 983-3115

or to such other address as is provided by a party to the other from time to time.

13. Survival. The representations, warranties and covenants of Saltzman and the Company contained in this Agreement will survive any termination of Saltzman’s employment with the Company through the end of the Restricted Period.

14. Amendment; Waiver; Termination. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by Saltzman and CFI. No waiver by either party hereto at any time of any breach by the other party hereto of compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement and the transactions contemplated herein shall terminate automatically without any further action by any party upon the termination of the Contribution Agreement.

15. Severability. Saltzman acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographic and temporal scope and in all other respects. If any term or provision of this Agreement is determined to be invalid or unenforceable in a final court or arbitration proceeding, (A) the remaining terms and provisions hereof shall be unimpaired and (B) to the extent permitted by applicable Law, the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

16. Arbitration. Except as otherwise set forth in Section 8, any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in New York, New York before a panel of three neutral arbitrators, each of whom shall be selected jointly by the parties, or, if the parties cannot agree on the selection of the arbitrators, as selected by the American Arbitration Association. The commercial arbitration rules of the American Arbitration Association (the “AAA Rules”) shall govern any arbitration between the parties, except that the following provisions are included in the parties’ agreement to arbitrate and override any contrary provisions in the AAA Rules:

(a)	The agreement to arbitrate and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict or choice of law rules;

(b)	The California Arbitration Act shall govern the arbitration, the agreement to arbitrate, and any proceedings to enforce, confirm, modify or vacate the award;

(c)	The arbitrators shall apply California law;

(d)	Any petition or motion to modify or vacate the award shall be filed in a Superior Court in California (the “Court”);

(e)	The award shall be written, reasoned, and shall include findings of fact as to all factual issues and conclusions of law as to all legal issues;

(f)	Either party may seek a de novo review by the Court of the conclusions of law included in the award and any petition or motion to enforce, confirm, modify or vacate the award; and

(g)	The arbitration shall be confidential. Judgment may be entered on the arbitrators’ award in any court having jurisdiction.

The parties hereby agree that the arbitrators shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. Each party shall bear its own legal fees and out-of-pocket expenses incurred in any arbitration hereunder and the parties shall share equally all expenses of the arbitrators; provided, that, the arbitrator shall have the same authority to award reasonable attorneys’ fees to the prevailing party in any arbitration as part of the arbitrator’s award as would be the case had the dispute or controversy been argued before a court with competent jurisdiction.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COLONY FINANCIAL, INC.

By:

Name:

Title:

RICHARD B. SALTZMAN

By:
Richard B. Saltzman

[Signature Page to Restrictive Covenant Agreement of Richard B. Saltzman]

Exhibit 1

California Labor Code Section 2870

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

EXHIBIT K

FORM OF CRM INVESTMENT MANAGEMENT AGREEMENT

MANAGEMENT AND ADVISORY AGREEMENT

This MANAGEMENT AND ADVISORY AGREEMENT, dated as of                     , 2014 is made and entered into by and between COLONY CAPITAL, LLC, a Delaware limited liability company (the “Manager”), and COLONY REALTY MEMBER, LLC, a Delaware limited liability company (the “Company”).

Preliminary Statement

The Company is a Member of Colony Realty Partners, LLC, a Delaware limited liability company (“CRP”). The Company desires that the Manager perform certain of its management functions required of the Company pursuant to the Limited Liability Company Agreement of CRP (as may be amended from time to time, the “Limited Liability Company Agreement”) in accordance with the terms and conditions hereof. The Manager desires to undertake certain of the management functions of the Company upon the terms and conditions hereof.

Capitalized terms not otherwise defined herein shall have the meanings specified in the Limited Liability Company Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

ARTICLE I

DUTIES, AUTHORITY AND FUNCTION OF MANAGER

1.01 General. The Manager shall undertake and be responsible for the implementation of the various activities required of the Company pursuant to the Limited Liability Company Agreement. Except as specifically provided herein, the Manager shall have all of the rights, powers and authority with respect to CRP as does the Company pursuant to the Limited Liability Company Agreement. Notwithstanding anything contained herein to the contrary, the Manager shall not have any rights or authority pursuant to this Agreement with respect to the business and operations of CRP in addition to those rights and the authority granted to the Company pursuant to the Limited Liability Company Agreement, and, without limiting the foregoing, shall perform this Agreement under the supervision of the Company and shall not take any action that would be a violation of Section 6.03(A) of the Agreement of Limited Partnership of each of Colony Realty Partners, L.P., Colony Realty Partners II, L.P., Colony Realty Partners III, L.P. and Colony Realty Partners IV, L.P.

1.02 Administrative. The Manager, on behalf of the Company, shall be responsible for the provision of certain services to CRP, including, without limitation, fundraising, accounting, financial reporting, investor relations and reporting and legal and compliance services and will obtain and maintain, at the Company’s, CRP’s or the applicable Fund’s sole cost and expense, all necessary insurance, licenses, permits, approvals and other matters necessary to perform the obligations of the Company under the Limited Liability Company Agreement. The Company shall reimburse the Manager for any direct, out-of-pocket expenses incurred by it with regard to its duties to the Company hereunder (including, without limitation, all Contract Services as defined below), to the extent such expenses are reimbursable to the Company by CRP or the Funds under the Limited Liability Company Agreements or the partnership agreements of the Funds, as applicable, as well as an allocable portion of the compensation paid and benefits provided to personnel of the Manager that provide services to the Company (it being understood however that the overhead with respect to such personnel shall not be included in the reimbursable amount).

1.03 Contract Services. The Manager shall have the right to retain third parties to perform Contract Services (as hereinafter defined) whenever, in the reasonable judgment of the Manager, such performance is required to carry out its duties hereunder and shall monitor the performance of all Contract Services performed by all third parties from time to time. As used herein, the term “Contract Services” means those third-party services and products the Manager deems required or advisable to obtain in order to enable it to fulfill its obligations hereunder.

1.04 Employees; Independent Contractor; Affiliates. The Manager shall have in its employ at all times employees that in the Manager’s reasonable judgment are capable and sufficient in number to enable it properly and adequately to perform its duties hereunder, or the Manager shall engage such independent contractors as the Manager deems necessary to supplement or to complement the Manager’s employees. All matters pertaining to the employment, supervision, compensation, promotion and discharge of the Manager’s employees and any independent contractors engaged by the Manager to supplement or complement the Manager’s employees shall be the responsibility of the Manager, and the Manager shall be liable to such employees for their compensation (in whatever form or amount such compensation may be). Neither the Company nor CRP shall ever be the employer of such employees, nor shall the Company or CRP ever be directly responsible for their compensation. The Manager shall fully comply with all applicable laws and regulations having to do with workmen’s compensation, social security, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related matters.

1.05 Affiliates. The Manager shall have the right to cause the Company or CRP to enter into contracts or otherwise deal with any Affiliates of the Company or of the Manager in any capacity, including, without limitation, in connection with the business and operations of the Company and CRP, except that (i) the terms of any such arrangement shall be commercially reasonable and competitive with amounts that would be paid to, and other terms and conditions that would be found in arrangements with, unaffiliated third parties on an arms-length basis, (ii) all such arrangements, including the terms and conditions thereof, shall be disclosed in writing to the Company, and (iii) such arrangement shall in all other respects comply with the Limited Liability Company Agreement.

1.06 Standard of Care. The Manager will, consistent with the provisions hereof, carry out its obligations to the Company in accordance with prudent business practice acting at all times in the best interests of the Company and CRP. Except to the extent agreed by the Company, the Manager will exercise its authority under this Agreement so as to not cause the Manager (or any affiliate of or direct or indirect investor therein) to fail to be treated as a real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), and/or as a taxable REIT subsidiary within the meaning of Section 856(l) of the Code.

1.07 Exclusivity. The appointment of the Manager hereunder shall be exclusive to the Manager except to the extent the Manager elects, in accordance with the terms of this Agreement, to cause the duties of the Manager hereunder to be provided by third parties.

ARTICLE II

APPROVAL BY THE COMPANY

2.01 Approval by the Company. Subject to the provisions of Section 1.01, the Manager shall have the right, power and authority to perform its duties hereunder without further approval of the Company; provided, however, that the Manager (a) shall have no right to bind the Company and (b) shall have no right to bind CRP to any of the following without the written approval of the Company:

(a) Filing any tax returns or making any election for tax purposes for the Company or CRP;

(b) Filing a voluntary petition for bankruptcy or taking other similar action on behalf of the Company or CRP; and

(c) Approving any amendment to the Limited Liability Company Agreement.

2.02 Notwithstanding anything to the contrary contained in Section 2.01, any item enumerated therein which has been approved by the General Partner as part of the annual budget may be implemented and consummated by the Manager for the Company without further approval or participation of the Company absent a material subsequent variance from the terms submitted in connection with such item.

ARTICLE III

CONSULTATION; COMMUNICATION AND REPORTING

3.01 Current Advice and Consultation. The Manager shall use reasonable efforts to keep the Company informed of the Manager’s activities pursuant hereto relating to the management and governance of CRP. The Manager’s management personnel shall be available at the reasonable request of the Company for consultation and shall provide the Company as promptly as practicable with all information pertaining to the activities of the Manager hereunder as is required by the Limited Liability Company Agreement or reasonably requested by the Board of Managers.

3.02 Telephone Conference Meetings. The senior management personnel of the Manager shall make themselves available to representatives of the Company or, to the extent required of the Company by the Limited Liability Company Agreement, to the Board of Managers and/or the Members, for telephone conference meetings at reasonable times, from time to time, at the request of the Company , to discuss such matters and make such decisions relating to the business of CRP, as may be necessary or appropriate hereunder or under the Limited Liability Company Agreement.

3.03 Regular Reports. The Manager shall prepare and distribute, or supervise the preparation and distribution of, all reports, information and other items required to be submitted by the Company to the Members pursuant to Section 6.4 of the Limited Liability Company Agreement.

3.04 Books and Records. The Manager shall maintain the books and records of CRP. In connection therewith, the Company or its agents shall have the right, at any time, to review any aspect of Manager’s performance under this Agreement and the Manager shall cooperate, and cause its employees, contractors and agents to cooperate, fully in connection therewith. In connection therewith, the Company or its agents shall have the right, at any reasonable time, to inspect the books and records of the Manager and to examine all agreements and contracts entered into by the Manager in connection with the Manager’s performance of its duties hereunder and to conduct such audits, at the Company’s expense, which the Company shall deem necessary or appropriate.

ARTICLE IV

4.01 Tax Matters. The Manager, on behalf of the Company, shall have the power and authority to take all actions and do such things as required or as it shall deem appropriate under the Code or the Regulations.

ARTICLE V

ADVANCE TO MANAGER

5.01 Base Management Fee. In consideration of the services to be provided by Manager pursuant to this Agreement, the Company shall pay to Manager an amount equal to all distributions made to the Company under the Limited Liability Company Agreement (the “Base Management Fee”), less actual third-party corporate, administrative and tax reporting costs and expenses of the Company to the extent such costs and expenses are not paid or performed by the Manager, provided that such reduction shall not exceed $500,000 per year (in the aggregate for all similar agreements between affiliates of the Manager and affiliates of the Company) without the prior written consent of the Manager or its affiliates, such consent not to be unreasonably withheld.

ARTICLE VI

INDEMNIFICATION

6.01 Indemnification.

(a) Neither the Manager nor any affiliate of the Manager, nor any officer, director, shareholder, partner, member, employee, agent or representative of the foregoing (each a “Covered Person”) shall have any liability, responsibility or accountability in damages or otherwise to any of the Fund, the Company or any Partner for, and the Company to the full extent permitted by law shall indemnify, pay, protect and hold harmless each Covered Person from and against any and all claims liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any nature whatsoever, including without limitation reasonable legal fees and other expenses reasonably incurred, relating to or arising out of or in connection with (or alleged to relate to or arise out of or in connection with) the business and operations of the Company or CRP or any action taken or omitted by any such Covered Person by or on behalf of the Company or CRP pursuant to authority granted by this Agreement, except where found by a court of competent jurisdiction to be attributable to the gross negligence, willful misconduct or bad faith of any such Covered Person, or a material violation by such Covered Person of the provisions of this Agreement. In the event that any Covered Person becomes involved in any capacity in any suit, action, proceeding or investigation in connection with any matter relating to or arising out of or in connection with (or alleged to relate to or arise out of or in connection with) the Manager’s duties hereunder, the Company will periodically reimburse such Covered Person for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided, however, that prior to any such advancement of expenses (i) such Covered Person shall provide the Company with an undertaking to promptly repay to the Company the amount of any such expenses paid to it if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company as herein provided in connection with such suit, action, proceeding or investigation, and (ii) the Covered Person shall provide the Company with a written affirmation that such Covered Person in good faith believes that it has met the standard of conduct necessary for indemnification hereunder; provided, further, however, that the failure for any reason of the Company to advance funds to any Covered Person shall in no way affect such Covered Person’s right to reimbursement of such costs if it is ultimately determined that such Covered Person was entitled to indemnification pursuant to the terms hereof.

(b) Any Covered Person entitled to indemnification from the Company hereunder shall use commercially reasonable efforts to seek recovery under any insurance policies by which such Covered Person is covered and any Covered Person shall obtain the written consent of the Company prior to entering into any compromise or settlement which would result in an obligation of the Company to indemnify such Covered Person; provided, however, that the possibility of recovery under any such insurance policies shall not preclude a Covered Person from seeking indemnification pursuant to this Section 6.01(b). If such Covered Person shall actually recover any amounts under any applicable insurance policies, it shall offset the net proceeds so received against any amounts owed by the Company by reason of the indemnity provided hereunder or, if all such amounts shall have been paid by the Company in full prior to the actual receipt of such net insurance proceeds, it shall pay over such proceeds (up to the amount of indemnification paid by the Company to such Covered Person) to the Company. If the amounts in respect of which indemnification is sought arise out of the conduct of the business and affairs of the Company and also of any other Covered Person for which the Covered Person hereunder was then acting in a similar capacity, the amount of the indemnification provided by the Company may be limited to the Company’s proportionate share thereof.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.01 Representations of Manager. The Manager hereby makes the following representations and warranties to the Company, all of which shall survive the execution and delivery of this Agreement:

(a) The Manager is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware and is, or shall be prior to the commencement of services hereunder, qualified to do business and in good standing in Delaware. The Manager has all power and authority required to execute and deliver this Agreement and to perform all its duties and obligations hereunder, subject only to its qualifying to do business and obtaining all requisite permits and licenses required as a result of or relating to the nature or location of any of the assets or properties of the Company (which it shall do promptly after being required to do so.)

(b) The execution, delivery, and performance of this Agreement by the Manager have been duly authorized by all necessary action on the part of the Manager.

(c) This Agreement constitutes a legal, valid, and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws from time to time in effect and general principles of equity, including, without limitation, those relating to the availability of specific performance.

7.02 Representations of the Company. The Company hereby makes the following representations and warranties to the Manager, all of which shall survive the execution and delivery of this Agreement:

(a) The Company is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware and is, or shall be prior to the commencement of services hereunder, qualified to do business and in good standing in Del aware. The Company has all power and authority required to execute and deliver this Agreement and to perform all its duties and obligations hereunder.

(b) The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all necessary action on the part of the Company.

(c) This Agreement constitutes a legal, valid, and binding agreement of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws from time to time in effect and general principles of equity, including, without limitation, those relating to the availability of specific performance.

ARTICLE VIII

8.01 Term; Renewal; Termination Without Cause.

(a) Term; Renewal. This Agreement shall become effective on the date hereof and shall continue in operation until the date that is one (1) year after the date of this Agreement (the “Initial Term”), unless otherwise terminated in accordance with the terms hereof. After the Initial Term, this Agreement shall be deemed renewed automatically each year for an additional one-year period (a “Renewal Term”) unless the Manager elects not to renew this Agreement, or this Agreement is otherwise terminated in accordance with the terms hereof.

(b) Termination due to Removal of the Company as Member. This Agreement shall terminate immediately upon the removal of the Company as a Member of CRP.

(c) Company Termination Without Cause.

(i) The Company may, without cause, decline to renew this Agreement if (x) the Company provides written notice to the Manager of such election to not renew this Agreement at least 180 days prior to the end of the Initial Term or any Renewal Term (the “Termination Notice”), and (y) the Company has reasonably determined that there has been unsatisfactory performance by the Manager that is materially detrimental to the Company and CRP.

(ii) If the Company issues the Termination Notice, the Company shall be obligated to pay the Manager the Termination Fee on or before the last day of the Initial Term or Renewal Term (the “Effective Termination Date”).

(d) Termination Fee for Termination Without Cause. In the event that this Agreement is terminated in accordance with the provisions of Section 8.01(c) or Section 8.02(b) of this Agreement, the Company shall pay the Manager, on the date on which such termination is effective, a termination fee (the “Termination Fee”) equal to five times the average annual Base Management Fee earned by the Manager during the 24-month period immediately preceding the most recently completed fiscal quarter prior to the date of termination. The obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement.

(e) Manager Termination Without Cause. No later than 180 days prior to the expiration of the Initial Term or the then current Renewal Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective as of the end of the Initial Term or any Renewal Term during which the Manager delivered such notice to the Company. The Company shall not be required to pay the Termination Fee to the Manager if the Manager terminates this Agreement pursuant to this clause (e).

8.02 Termination for Cause.

(a) Company Termination With Cause. The Company may terminate this Agreement at any time, including during the Initial Term, upon at least 30 days’ prior written notice of termination from the Company to the Manager, without payment of any Termination Fee, if:

(i) the Manager, in performing its obligations hereunder, engages in any act or omission that is determined by a court of competent jurisdiction to constitute gross negligence, bad faith, fraud or willful misconduct;

(ii) the Manager, its agents or its assignees breaches this Agreement in any material respect and such breach shall continue for a period of 30 days (or such longer period of time as is necessary to cure such material breach provided that such cure is diligently pursued during and after such 30-day period, but in no event shall such cure period exceed 120 days) following the receipt by the Manager of written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period;

(iii) there is a commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the authorization or filing by the Manager of a voluntary bankruptcy petition;

(iv) there is a Manager Change of Control, which is reasonably expected to be materially detrimental to the Company and CRP, or an assignment without the consent of the Company as required by Section 9.01. As used herein, the term “Manager Change of Control” means the sale, lease, transfer or other disposition, in one or a series of related transactions, of interests in the Manager which will transfer to any Person other than an Affiliate of the Manager the power to direct or control the Manager; provided, however, that Manager Change of Control shall not include any assignment of this Agreement by the Manager as permitted hereby and in accordance with the terms hereof;

(v) the Manager is convicted (including a plea of nolo contendere) of a felony;

(vi) the Manager becomes unable to perform its obligations under this Agreement; or

(vii) there is a dissolution of the Manager.

(b) Manager Termination With Cause. The Manager may terminate this Agreement effective upon 60 days’ prior written notice of termination to the Company in the event that the Company shall breach this Agreement in any material respect (including, without limitation, any failure to timely pay any amounts due under Article V hereof) or otherwise be unable to perform its obligations hereunder and such breach shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period. The Company shall be required to pay the Termination Fee to the Manager if this Agreement is terminated pursuant to this Section 8.02(b).

(c) Manager Termination for Investment Company Status. The Manager may terminate this Agreement in the event CRP or the Company becomes regulated as an “investment company” under the Investment Company Act, with such termination deemed to have occurred immediately prior to such event. If the Manager terminates this Agreement pursuant to this Section 8.02(c), the Company shall not be required to pay the Termination Fee.

8.03 Manager’s Obligations after Termination. From and after the effective date of the expiration, dissolution or termination of this Agreement for any reason, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of expiration, dissolution or termination, as applicable, and, if this Agreement terminated pursuant to Section 8.01(c) or 8.02(b), the applicable Termination Fee. Upon the expiration, dissolution or termination of this Agreement, the Manager shall forthwith:

(a) after deducting any accrued compensation and reimbursement for expenses to which it is then entitled, pay over to the Company, or its nominee, all funds in its possession belonging to the Company or received by Manager pursuant to the terms of this Agreement; and

(b) deliver to the Company, or its nominee, all materials and supplies in its possession belonging to the Company or received by Manager pursuant to the terms of this Agreement.

8.04 Rights of Termination. Termination of this Agreement shall not release the Manager from liability for failure to perform any of the duties or obligations of the Manager under this Agreement that have already accrued. Upon such termination, all authority granted hereunder to the Manager shall cease and terminate, and the parties shall be relieved of all duties and obligations hereunder except for the following (all of which shall survive such termination): (a) any such obligations, liabilities, and claims arising prior to the date of expiration, dissolution, or termination, as applicable (b) the obligations of the Manager to submit reports relating to the period prior to such expiration, dissolution, or termination, and (c) the obligations and liabilities hereunder of each party to hold harmless, indemnify and defend the other party with respect to matters arising prior to the date of expiration, dissolution, or termination, as applicable.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.01 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

9.02 Notice.

(a) All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

(b) All notices, demands and requests to be sent to a party hereto pursuant to this Agreement shall be deemed to have been properly given or served if: (i) personally delivered, (ii) deposited for next day delivery by Federal Express, or other similar overnight courier services, addressed to such party, (iii) deposited in the United States mail, addressed to such party, prepaid and registered or certified with return receipt requested or (iv) transmitted via facsimile or email to the attention of such party.

(c) All notices, demands and requests so given shall be deemed received: (i) when personally delivered, (ii) twenty-four (24) hours after being deposited for next day delivery with an overnight courier, (iii) forty-eight (48) hours after being deposited in the United States mail, or (iv) three (3) hours after being transmitted via facsimile or email with receipt confirmed.

9.03 Amendments. This Agreement may be amended only by an instrument in writing signed by all parties hereto.

9.04 Independent Contractor. The relationship between the Company and the Manager created by this Agreement is a contractual relationship. The parties intend that the Manager shall be an independent contractor of the Company. Nothing in this Agreement creates or is intended to create a partnership, agency, joint venture or any similar relationship between the parties hereto or between any other parties.

9.05 No Implied Waivers; Remedies. No failure or delay on the part of any party in exercising any right, privilege, power, or remedy under this Agreement, and no course of dealing shall operate as a waiver of any such right, privilege, power or remedy; nor shall any single or partial exercise of any right, privilege, power or remedy under this Agreement preclude any other or further exercise of any such right, privilege, power or remedy or the exercise of any other right, privilege, power or remedy. No waiver shall be asserted against any party unless signed in writing by such party. The rights, privileges, powers and remedies available to the parties are cumulative and not exclusive of any other rights, privileges, powers or remedies provided by statute, at law, in equity or otherwise. Except as provided in this Agreement, no notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

9.06 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT THE COURTS OF THE STATE OF DELAWARE SHALL HAVE EXCLUSIVE JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS ARISING BETWEEN THE PARTIES UNDER THIS AGREEMENT. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF SAID COURTS FOR ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN SAID COURTS.

9.07 Headings. The headings contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

9.08 Conflicts. In the case of any conflicts between the provisions of this Agreement and the provisions of the Limited Liability Company Agreement, the provisions of the Limited Liability Company Agreement shall control.

9.09 Severability. If any provision of the Agreement shall be held to be invalid, the remainder of the Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their representatives on the date first written above.

COMPANY

Address:	COLONY REALTY MEMBER, LLC, a Delaware limited liability company
2450 Broadway Sixth Floor Santa Monica, California 90404
By:
Name:
Title:

MANAGER

Address:	COLONY CAPITAL, LLC, a Delaware limited liability company

2450 Broadway	By:
Sixth Floor	Name:
Santa Monica, California 90404	Title:

EXHIBIT L

FORM OF ASSIGNMENT OF MEMBER INTERESTS

ASSIGNMENT OF MEMBER INTERESTS

This Assignment of Member Interests (this “Assignment”), dated as of [—], 2015, is by and among Colony Capital, LLC, a Delaware limited liability company (“CC”), CCH Management Partners I, LLC, a Delaware limited liability company (“CCH” and, together with CC, the “NewCo Assignors”), FHB Holding LLC, a Delaware limited liability company (“FHB LLC”), Mr. Richard B. Saltzman (“Mr. Saltzman”), and CFI RE Masterco, LLC, a Delaware limited liability company (the “Assignee”) (collectively, the “Parties” hereto), and a wholly owned subsidiary of Colony Financial, Inc., a Maryland corporation (“CFI”).

WHEREAS, CFI, the NewCo Assignors, the Assignee, Colony Capital Holdings, LLC, a Delaware limited liability company, Colony Capital OP Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of CC (“NewCo”), FHB LLC and Mr. Saltzman have entered into the Contribution and Implementation Agreement, dated as of December 23, 2014 (the “Contribution Agreement”);

WHEREAS, CC, as of the Closing, owns interests of NewCo in the aggregate equal to [—]% of the outstanding membership interests of NewCo (the “CC NewCo Interests”);

WHEREAS, CCH, as of the Closing, owns interests of NewCo in the aggregate equal to [—]% of the outstanding membership interests of NewCo (the “CCH NewCo Interests”), and together with the CC NewCo Interests, constitute 100% of the issued and outstanding membership interests of NewCo;

WHEREAS, FHB LLC owns interests of Colony Realty Partners LLC, a Delaware limited liability company (“CRP”) in the aggregate equal to 50% of the outstanding membership interests of CRP (the “CRP Interests”);

WHEREAS, Mr. Saltzman owns interests of Colony Realty Member, LLC, a Delaware limited liability company (“CRM”) in the aggregate equal to 40% of the outstanding membership interests of CRM (the “CRM Interests”); and

WHEREAS, at the Closing and pursuant to the terms of the Contribution Agreement: (1) CC is required to assign and transfer the CC NewCo Interests to the Assignee; (2) CCH is required to assign and transfer the CCH NewCo Interests to the Assignee; (3) FHB LLC is required to assign and transfer the CRP Interests to the Assignee; and (4) Mr. Saltzman is required to assign and transfer the CRM Interests to the Assignee.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which each Party acknowledges, the Parties agree as follows:

1. CC contributes, conveys, transfers, assigns and delivers to the Assignee, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances imposed under applicable federal and state securities Laws, the Agreement and the Ancillary Documents, and the Assignee accepts, all of CC’s right, title and interest in and to the CC NewCo Interests, and the Assignee assumes all of CC’s liabilities, duties and obligations with respect to the CC NewCo Interests. CC withdraws as a member of NewCo and the Assignee is admitted as a member of NewCo concurrently with that withdrawal.

2. CCH contributes, conveys, transfers, assigns and delivers to the Assignee, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances imposed under applicable federal and state securities Laws, the Agreement and the Ancillary Documents, and the Assignee accepts, all of CCH’s right, title and interest in and to the CCH NewCo Interests, and the Assignee assumes all of CCH’s liabilities, duties and obligations with respect to the CCH NewCo Interests. CCH withdraws as a member of NewCo and the Assignee is admitted as a member of NewCo concurrently with that withdrawal. Following the withdrawal of FHB LLC as a member of CRP, FHB LLC, Mark Harmeling, Scott Freeman and Henry Brauer shall have no further obligations under the limited liability company agreement of CRP.

3. FHB LLC contributes, conveys, transfers, assigns and delivers to the Assignee, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances imposed under applicable federal and state securities Laws, the Agreement and the Ancillary Documents, and the Assignee accepts, all of FHB LLC’s right, title and interest in and to the CRP Interests, and the Assignee assumes all of FHB LLC’s liabilities, duties and obligations with respect to the CRP Interests. FHB LLC withdraws as a member of CRP and the Assignee is admitted as a member of CRP concurrently with that withdrawal.

4. Mr. Saltzman contributes, conveys, transfers, assigns and delivers to the Assignee, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances imposed under applicable federal and state securities Laws, the Agreement and the Ancillary Documents, and the Assignee accepts, all of Mr. Saltzman’s right, title and interest in and to the CRM Interests, and the Assignee assumes all of Mr. Saltzman’s liabilities, duties and obligations with respect to the CRP Interests. Mr. Saltzman withdraws as a member of CRM and the Assignee is admitted as a member of CRM concurrently with that withdrawal.

5. The Parties have paid to one another good and valuable consideration for the transfer, pursuant to the Contribution Agreement, of the respective Interests.

6. This Assignment is binding upon and inures to the benefit of each Party, its successors and assigns.

7. This Assignment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Assignment will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. This Assignment may be executed by facsimile or pdf signature and a facsimile or pdf signature will constitute an original for all purposes. At the request of any Party, the Parties will confirm a facsimile of pdf transmission by signing a duplicate original document.

8. This Assignment evidences the completion of certain transactions contemplated by the Contribution Agreement. This Assignment is made without representation or warranty, except as and to the extent provided in the Contribution Agreement. In the event of any conflict or other difference between the Contribution Agreement and this Assignment, the applicable provisions of the Contribution Agreement control.

9. Every capitalized term used but not defined herein take its meaning from the Contribution Agreement.

10. This Assignment is governed by and construed in accordance with the laws of the State of Delaware with respect to all matters, issues and questions, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11. Each Party stipulates that any dispute or disagreement between or among any of the Parties as to the interpretation of any provision of, or the performance of obligations under, this Assignment shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any federal court located within the State of Delaware), and each Party consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of its present or future domiciles, or by any other reason, for any such dispute or disagreement. The Parties acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries. In the event of a conflict between the terms of this Agreement and the terms of the Contribution Agreement, the terms of the Contribution Agreement shall control.

12. THE PARTIES WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, OR THE MAKING, PERFORMANCE OR INTERPRETATION THEREOF, INCLUDING FRAUDULENT INDUCEMENT THEREOF.

* * *

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Assignment of Member Interests as of the date first written above.

COLONY CAPITAL, LLC

By:
Name:
Title:

CCH MANAGEMENT PARTNERS I, LLC

By:
Name:
Title:

FHB HOLDING LLC

By:
Name:
Title:

RICHARD B. SALTZMAN

Richard B. Saltzman

CFI RE MASTERCO, LLC

By:
Name:
Title:

[Signature Page to Assignment of Member Interests]

EXHIBIT M

FORM OF CAH LICENSE AGREEMENT

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (“Agreement”) is effective as of [ ] (the “Effective Date”) and is entered into by and between CFI RE Masterco, LLC, a Delaware limited liability company (“Licensor”), and Colony American Homes, LLC (“CAH”), a Delaware limited liability company (“Licensee”).

WHEREAS, Colony Financial, Inc., Colony Capital, LLC (“CC”), Licensor, Colony Capital Holdings, LLC, CCH Management Partners I, LLC, FHB Holding LLC, Mr. Richard B. Saltzman and Colony Capital OP Subsidiary, LLC (“NewCo”) are parties to that certain Contribution and Implementation Agreement dated as of December [ ], 2014 (the “Contribution Agreement”), pursuant to which, among other things, CC Holdings, CC and CCH contributed to NewCo the CC Contributed Assets (but not the CC Retained Business, which includes Licensee) and CC and CCH subsequently will contribute all of CC’s and CCH’s interests in NewCo to Licensor;

WHEREAS, pursuant to the Colony Mark Transfer Agreement, New Colony Holdings, LLC, a Delaware limited liability company, sold the Colony Mark (the “Licensed Mark”) to Licensor;

WHEREAS, as a result of the transactions contemplated by the Contribution Agreement and the Colony Mark Transfer Agreement, Licensor is the owner of all right, title, and interest in the Licensed Mark;

WHEREAS, Licensee wishes to use the Licensed Mark in connection with the Licensee Business (as defined herein); and

WHEREAS, Licensor wishes to grant Licensee a license to so use the Licensed Mark on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Except as otherwise set forth herein, all capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Contribution Agreement.

(a) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of Licensee, whether through ownership of voting securities, by contract, as trustee or executor or otherwise.

(b) “Licensee Business” means engaging in debt and equity investments in North American residential properties and related operational activities.

(c) “Person” means any individual, company, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or other political subdivision thereof.

(d) “Prohibited Person” means any Person with which corporate citizens of the United States of America are prohibited from transacting business by any law, regulation, or decree of the United States of America, including without limitation the Trading With The Enemy Act (1917) as amended.

ARTICLE II

TRADEMARK LICENSE GRANT

Section 2.1 Grant of Trademark License. Subject to the terms and conditions herein, during the term of this Agreement, Licensor grants to Licensee a non-exclusive, non-transferable, perpetual, revocable (as set forth in

Section 5.2), non-sublicensable (other than as set forth in Section 2.2) and royalty-free limited license to use the Licensed Mark in the Licensee Business in each and all territories in the world as (a) a trademark and service mark (including use on any and all signage, directories, listings, brochures, promotional materials, letterhead, business or name cards, display material and other business related documents, whether in print, broadcast, or other tangible or electronic media, or the like), (b) a corporate name and trade name, and (c) a domain name.

Section 2.2 Right to Sublicense. Licensee shall not have the right to sublicense, assign, or transfer the rights granted in Section 2.1 (except for sublicenses to (a) its controlled Affiliates and (b) to any third party providers of operational services to the extent such sublicense is reasonably necessary for Licensee and its controlled Affiliates to operate the Licensee Business and for such third party to provide such services), without the prior written consent of Licensor (which shall not be unreasonably withheld). Licensee shall ensure that all Licensee sublicensees of such rights (“Sublicensees”) comply in all respects with this Agreement, and Licensee shall be fully liable hereunder for such Sublicensees’ conduct.

Section 2.3 Reservation of Rights. Licensee shall have no rights with respect to the Licensed Mark other than those set forth in this Agreement. Licensor reserves all rights not expressly granted to Licensee hereunder.

Section 2.4 Grants to Third Parties. Licensor shall not grant to any Third Party any right or interest in or to the Licensed Mark that would conflict with or restrict the rights granted to Licensee pursuant to this Agreement.

ARTICLE III

QUALITY CONTROL

Section 3.1 Trademark Standards.

(a) Licensee shall use the Licensed Mark only in connection with activities, products, and services in the Licensee Business that are consistent in all material respects with the high levels of quality associated with the Licensee Business conducted in connection with the Licensed Mark as of the Effective Date.

(b) Licensee agrees that, in the conduct of the Licensee Business, it shall comply with all applicable Laws. In the event that Licensee becomes aware that the conduct of the Licensee Business in connection with the Licensed Mark is not in compliance with applicable Law, it shall promptly so notify Licensor and promptly cure such non-compliance.

(c) Licensee shall ensure that its use of the Licensed Mark is at all times in accordance with such brand usage guidelines as Licensor may issue, at its sole discretion, with respect to its own business from time to time.

(d) Licensee shall not use the Licensed Mark in any manner which is deceptive or misleading, which ridicules or is derogatory to the Licensed Mark or to the Licensor, or which compromises or reflects unfavorably upon the goodwill, good name, reputation, or image of the Licensor or the Licensed Mark.

(e) Licensee shall not make any material alterations to the Licensed Mark without the prior written approval of Licensor.

Section 3.2 Inspection and Compliance. Licensor shall have the right to request representative samples of any uses of the Licensed Mark by Licensee or its Sublicensees (including without limitation on products or in connection with advertising, marketing, and promotional materials in any media) and to inspect and evaluate upon reasonable advance written notice any products and services bearing the Licensed Marks (whether on Licensee’s premises or otherwise as agreed by the parties). In the event that any such inspection reveals any use of the Licensed Mark that does not comply with this Article III, Licensee shall, upon receipt of written notice of such noncompliance from Licensor, promptly cure such non-compliance.

Section 3.3 Notice and Disclaimer. Licensee agrees to use the Licensed Mark with all notices and legends (if any) that are reasonably requested by Licensor (a) so as to preserve and maintain the validity of and Licensor’s rights in the Licensed Mark and (b) so as to communicate to customers the separate nature of the Licensee Business and the business of Licensor and its Affiliates.

ARTICLE IV

TRADEMARK OWNERSHIP

Section 4.1 Trademark Ownership. Licensee acknowledges and agrees that, as between the parties, Licensor is the owner of all of the right, title, and interest in and to the Licensed Mark and all goodwill associated therewith. Licensee acknowledges the validity of the Licensed Mark and of all registrations and applications of Licensor and its Affiliates pertaining thereto, if any. All use of the Licensed Mark by Licensee and its Sublicensees (including all past, present, and future use), and the goodwill generated thereby, shall inure to the benefit of Licensor and shall not vest in Licensee or in its Sublicensees. During and after the term of this Agreement, Licensee shall not adopt, use or attempt to register any name, brand, logo, mark or other identifier, or perform any act, that would reasonably be expected to disparage, dilute or be confusingly similar to the Licensed Mark. Licensee shall not, directly or indirectly, contest or challenge the validity or enforceability of the Licensed Mark. Licensee shall not represent to any third party in any manner that it owns or has any ownership rights in the Licensed Mark. To the extent that Licensee or any of its Sublicensees is deemed to have any ownership rights in the Licensed Mark, at Licensor’s written request, Licensee shall, and shall cause each such Sublicensee to, assign such rights to Licensor or to such other Licensor Affiliate designated by Licensor.

Section 4.2 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. LICENSOR, ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES, SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, TITLE OR NON-INFRINGEMENT AND ANY AND ALL IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE OR USAGE), REGARDING THE LICENSED MARK. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LICENSEE ACKNOWLEDGES THAT THE LICENSES GRANTED IN THIS AGREEMENT AND THE LICENSED MARK ARE PROVIDED “AS IS.”

ARTICLE V

EXPIRATION AND TERMINATION

Section 5.1 Term.

(a) The term of this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with Section 5.2.

(b) The term of any Sublicense granted by Licensee hereunder shall terminate upon the earlier of (i) the termination of this Agreement and (ii) with respect to any sublicense granted to any Licensee Affiliate, at such time as such Sublicensee ceases to be an Affiliate of Licensee.

Section 5.2 Termination of Agreement.

(a) Licensor may terminate this Agreement:

(i) upon notice if Licensee commits a material breach of this Agreement that is not curable or, if such breach is curable, upon notice if Licensee fails to cure such breach within thirty (30) days following written notice by Licensor to Licensee describing such breach (which thirty-day period shall be extended to 90 days if the material breach is subject to cure and Licensee is diligently pursuing such a cure);

(ii) upon notice in the event that (i) Licensee or any of its Subsidiaries becomes bankrupt or insolvent, makes a general assignment for the benefit of creditors, or has a receiver appointed for it, or (ii) a court approves reorganization proceedings for Licensee or any of its Affiliates, in each case, unless Licensee has, prior to such bankruptcy, insolvency or reorganization, notified Licensor in writing of such impending bankruptcy, insolvency or reorganization and Licensor has determined, in its reasonable discretion, that such bankruptcy, insolvency or reorganization does not pose a material risk to the value, validity or enforceability of the Licensed Mark;

(iii) during such time as Licensor owns ten percent (10%) or more of the outstanding equity interests in Licensee, upon notice in the event that Licensee experiences a change of Control without the prior written consent of Licensor, such consent not to be unreasonably withheld (it being understood that any withholding of consent shall, without limitation, be reasonable if such change of Control results in a competitor of Colony Financial, Inc. obtaining Control of Licensee);

(iv) during such time, if any, as Licensor owns less than ten percent (10%) of the outstanding equity interests in Licensee, upon notice in the event that Licensee experiences a change of Control that results in a competitor of Colony Financial, Inc. or a Prohibited Person obtaining Control of Licensee;

(v) upon notice in the event that Licensee discontinues use of the Licensed Mark for a period of twelve (12) consecutive months or more; or

(vi) upon notice should Licensee transfer, assign, or sublicense its rights under this Agreement in violation of this Agreement if Licensee fails to cure such violation within thirty (30) days following written notice by Licensor to Licensee describing such breach.

(b) Licensee may terminate this Agreement for any reason or no reason upon notice to Licensor.

(c) The parties may terminate this Agreement at any time upon mutual written agreement.

Section 5.3 Cessation of Use. Upon termination of this Agreement and after a three (3) month period to ramp down Licensee’s use of the Licensed Mark (the “Ramp Down Period”), Licensee shall promptly discontinue all use, and refrain from all future use, of the Licensed Mark, including such use in any format confusingly similar thereto. During the Ramp Down Period, Licensee shall use the Licensed Mark for transition purposes only until it can discontinue the use of the Licensed Mark, and Licensee shall use its commercially reasonable efforts to discontinue use of the Licensed Mark as soon as reasonably practicable following termination of this Agreement. By the conclusion of the Ramp Down Period, Licensee shall assign to Licensor any domain names it owns (or that are owned on its behalf) that include the Licensed Mark.

Section 5.4 Survival. Article IV and Section 5.3, this Section 5.4, Section 6.2, Section 7.1, Section 7.9, Section 7.11, Section 7.13 and Section 7.14 shall survive the termination of this Agreement for any reason.

ARTICLE VI

INFRINGEMENT AND INDEMNIFICATION

Section 6.1 Infringement.

(a) Should any infringement or violation of the Licensed Mark by a third party come to the attention of Licensee, Licensee shall promptly notify Licensor in writing.

(b) Licensor shall have the sole right to determine whether or not it shall initiate any Proceeding against any actual or threatened infringement, dilution, violation, or other unauthorized use by a Third Party (“Infringement”) of the Licensed Mark.

(c) Licensor shall choose the attorneys, control the Proceeding, pay the Proceeding’s expenses, and retain any damages, proceeds, costs, and/or fees recovered as a result of any judgment, verdict, award, or settlement of such Proceeding. Licensee agrees to provide reasonable cooperation to Licensor in any Proceeding taken to enforce the Licensed Mark; provided, however, Licensor reimburses Licensee for any reasonable expenses incurred in connection with proving such cooperation.

Section 6.2 Indemnification.

(a) From and after the Closing, Licensee will indemnify in full Licensor and each of Licensor’s Affiliates, together with their respective officers, partners, directors, employees, and agents (collectively, “Licensor Indemnified Parties”), and hold them harmless from and against, any and all Losses which they or any of them have actually suffered or incurred, directly or indirectly, regardless of when suffered or incurred, arising out of a Third Party Claim in respect of any actual material breach by Licensee of this Agreement.

(b) From and after the Closing, Licensor will indemnify in full Licensee and each of Licensee’s Affiliates, together with their respective officers, partners, directors, employees, and agents (collectively, “Licensee Indemnified Parties”), and hold them harmless from and against, any and all Losses which they or any of them have actually suffered or incurred, directly or indirectly, regardless of when suffered or incurred, arising out of a Third Party Claim in respect of any actual material breach by Licensor of this Agreement.

Section 6.3 Recovery. Losses relating to any claim will be recoverable whenever they are incurred.

Section 6.4 Limits on Indemnification.

(a) The parties will seek recovery from Third Party insurance providers for any Losses which are indemnifiable hereunder and which are recoverable from such providers, but only to the same extent that such parties would seek such recovery in the absence of the indemnification provisions of this Agreement (taking into account, among other things, the likelihood of recovery and the anticipated costs of pursuing the claim). Losses recoverable by a Licensor Indemnified Party or Licensee Indemnified Party, as the case may be, will be (i) reduced by the amount of any insurance proceeds actually received by such party with respect to those Losses; and (ii) increased by the amount of any costs and expenses reasonably incurred in connection with the collection thereof, whether or not successful, and all insurance detriments (such as premium adjustments or increases) relating thereto. If any such amounts are received by a Licensor Indemnified Party or Licensee Indemnified Party, as the case may be, after being indemnified for the relevant Losses hereunder, such amounts will be paid to the indemnifying party. Any calculation of Losses for purposes of this Article VI shall be reduced to take account of any Tax benefit realized by the indemnified party arising from the deductibility of any such Loss.

(b) In no event shall an indemnifying party be liable to any Licensor Indemnified Party or Licensee Indemnified Party, as applicable, for any punitive damages, except for any such damages to the extent awarded by an Authority to a Third Party in connection with a Third Party Claim.

(c) Nothing in this Article VI will adversely affect, or result in a reduction of, the rights of (or obligations to) the beneficiaries of Section 7.10 of the Contribution Agreement or adversely affect or modify the provisions therein.

Section 6.5 Third Party Claims.

(a) If any indemnified party receives notice of the assertion of any Third Party Claim, and the indemnified party intends to seek indemnity hereunder, then the indemnified party shall promptly provide the indemnifying party with written notice of the Third Party Claim (provided that any delay in providing such notice shall not relieve the indemnifying party of any indemnification responsibility under this Article VI except to the extent, if any, that such delay materially and actually prejudices the indemnifying party and then only to the extent of such prejudice). Any such notice shall, with respect to any such claim, specify in reasonable detail, to the extent then known, the nature of the Losses suffered and the facts giving rise to the claim.

(b) The indemnifying party shall have 30 days after receipt of such notice (or sooner if the nature of the Third Party Claim so requires) to elect to control the defense, compromise or settlement of the Third Party Claim with its own counsel at the indemnifying party’s expense; provided that (i) the indemnifying party shall have acknowledged in writing such indemnifying party’s obligation to fully indemnify the indemnified party for such proceeding in accordance with this Agreement, (ii) the indemnified party is not reasonably expected to be liable for Losses materially in excess of amounts reasonably expected to be received from the indemnifying party and (iii) such proceeding involves only monetary damages and does not seek an injunction or equitable relief against the indemnified party; provided, further, that no indemnifying party shall consent to the entry of any judgment or admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim, without the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the applicable indemnified party unless (i) the terms of such settlement contain a complete and unconditional release of such indemnified party with respect to such Third Party Claim and (ii) such settlement is solely on monetary terms and does not result in any financial or other obligation of the indemnified party (other than standard provisions related to confidentiality and any immaterial or administrative terms).

(c) The indemnified party shall be entitled to participate in (but not control) the defense by the indemnifying party of any Third Party Claim with its own counsel at its own expense; provided, however, that the indemnifying party shall pay such expenses if such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnified party which are not available to such indemnifying party, or if available to such indemnifying party the assertion of which would be adverse to or in conflict with the interests of the indemnified party.

(d) In the event that the indemnifying party does not undertake the defense, compromise or settlement of a Third Party Claim (or could not elect to do so because the claim relates to or arises in connection with any criminal or quasi-criminal matter or the claim seeks or is likely to seek an injunction or other equitable relief against the indemnified party) within the time frame specified in Section 6.5(b), the indemnified party shall have the right to control the defense or settlement of such Third Party Claim (but shall not have waived any rights to indemnification therefore hereunder) with counsel of its choosing at the expense of the indemnifying party. If the indemnified party assumes the defense of a Third Party Claim, the indemnified party shall not consent to the entry of any judgment, admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except if (x) the indemnified party is reasonably expected to be liable for Losses materially in excess of amounts reasonably expected to be received from the indemnifying party or (y) such settlement or compromise is in respect of a proceeding that seeks an injunction or equitable relief against the indemnified party. The indemnifying party shall be entitled (at the indemnifying party’s expense) to participate (but not control) in the defense of any Third Party Claim with its own counsel in the case that it has not elected to undertake the defense thereof pursuant to Section 6.5(b).

(e) In their defense, compromise or settlement of any Third Party Claim, the parties shall reasonably cooperate with each other. Such cooperation shall include the retention and the provision of reasonable access to the books, records and assets which evidence or support such Third Party Claim or the act, omission or occurrence giving rise to such Third Party Claim and the right, upon prior notice, to interview any employee, agent or other representative related thereto.

(f) With regard to Third Party Claims for which indemnification is payable hereunder, such indemnification will be paid by the indemnifying party upon the earliest to occur of: (i) the entry of a judgment against the indemnified party and the expiration of any applicable appeal period or, if earlier, 10 days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of a nonappealable judgment or final appellate decision against the indemnified party; (iii) a settlement of the Third Party Claim; or (iv) with respect to indemnities for any Liability for Taxes, within 10 days following a “determination” within the meaning of Section 1313(a) of the Code or an analogous provision of state, local or foreign Law.

Section 6.6 Exclusive Remedy. After the Closing, the rights and remedies set forth in this Article VI shall be the sole and exclusive rights and remedies of the indemnified parties under or in connection with this Agreement, except that nothing in this Agreement will limit any right to injunctive or other equitable relief or Licensor’s right to terminate this Agreement pursuant to Section 5.2.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Confidentiality. Each party shall maintain the confidentiality of non-public, proprietary information provided by the other party hereunder that is marked “CONFIDENTIAL” or that would reasonably be considered confidential given the nature of such information and the circumstances of disclosure, and shall not disclose such information to any Third Party (other than employees or Sublicensees who need to know it for the purposes of this Agreement) without the prior written consent of the other party, except to the extent such information is (a) already known to the receiving party or is disclosed to the receiving party by a Third Party with no duty of non-disclosure, (b) in the public domain or disclosed by the disclosing party to a Third Party without restriction, (c) independently developed or acquired by the receiving party without reliance on the confidential information, or (d) required to be disclosed by applicable Law, provided that the receiving party discloses no more information than it reasonably determines is so required and obtains, or reasonably cooperates at the request of the disclosing party with any attempt by the disclosing party to obtain, a protective order or similar treatment with respect to such information.

Section 7.2 Interpretation and Usage.

(a) In this Agreement, unless there is a clear contrary intention: (i) when a reference is made to an article, a section, an exhibit or a schedule, that reference is to an article, a section, an exhibit or a schedule of or to this Agreement; (ii) the singular includes the plural and vice versa; (iii) reference to any agreement, document or instrument means that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (iv) reference to any Law means that Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that section or provision from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of that section or provision; (v) “hereunder,” “hereof,” “hereto,” and words of similar import will be deemed references to this Agreement as a whole and not to any particular article, section or other provision of this Agreement; (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (vii) references to agreements, documents or instruments will be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (viii) the terms “writing,” “written” and words of similar import will be deemed to include communications and documents in e-mail, fax or any other similar electronic or documentary form (except that notices given under this Agreement must comply with the requirements of Section 7.7).

(b) All accounting terms used in this Agreement will be interpreted and all accounting determinations will be made in accordance with GAAP. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience of the parties only and will not constitute a part hereof. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 7.3 Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified from time to time, with respect to any of the terms contained herein, except that all amendments and modifications must be set forth in a writing duly executed by the parties.

Section 7.4 Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled to compliance, but any waiver or failure to insist upon strict compliance with the obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, the consent must be given in writing in the same manner as for waivers of compliance.

Section 7.5 Actions of Licensor. All amendments, modifications, waivers, elections and determinations of Licensor under or with regard to this Agreement shall be made only with the prior approval of the Special Committee or its designees (or, if the Special Committee has determined to dissolve itself, a majority of the Independent Directors). Expenses. Except as otherwise expressly stated in this Agreement, each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 7.6 No Third Party Beneficiaries. Nothing in this Agreement will entitle any Person (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind; provided that the provisions of Article VI will inure to the benefit of the Licensor Indemnified Parties and the Licensee Indemnified Parties.

Section 7.7 Notices. All notices, requests, demands and other communications required or permitted hereunder must be made in writing and will be deemed to have been duly given and effective: (a) on the date of delivery, if delivered personally; (b) on the earlier of the third Business Day after certified mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (c) on the date of transmission, if sent by email; or (d) on the date of requested delivery if sent by a recognized overnight courier:

If to Licensee, to:	Colony American Homes, LLC 9305 E. Vía de Ventura, Suite 201 Scottsdale, AZ 85258 Attention: Director of Legal & Compliance Email: contracts@colonyamerican.com

With copies to:	Colony Capital, LLC 2450 Broadway, Sixth Floor Santa Monica, CA 90404 Attention: Director, Legal Department Email: ColonyLegal@colonyinc.com

Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036
Attention:	Howard L. Ellin, Esq.
Kenneth M. Wolff, Esq.

Email:	howard.ellin@skadden.com
kenneth.wolff@skadden.com

Akin Gump Strauss Hauer & Feld LLP 2029 Century Park East Los Angeles, CA 90067-3010 Attention: Frank Reddick, Esq. Email: freddick@AkinGump.com or to such other person or address as Licensee may furnish to the other parties in writing in accordance with this Section 7.7.

If to Licensor, to:	Colony Financial, Inc. 2450 Broadway, 6th Floor Santa Monica, CA 90404 Attention: Special Committee

With a copy to:	Wachtell, Lipton, Rosen & Katz 51 W 52nd St New York, NY 10019
	Attention:	Adam O. Emmerich, Esq.
DongJu Song, Esq.

Email:	aoemmerich@wlrk.com
dsong@wlrk.com

or to such other person or address as Licensor may furnish to the other parties in writing in accordance with this Section 7.7.

Section 7.8 Assignment. This Agreement and Licensee’s respective rights hereunder may not be assigned by operation of Law or otherwise at any time by Licensee without the prior written consent of Licensor. Licensor may assign this Agreement in connection with any transfer assignment of the Licensed Mark. Any assignment or purported assignment in violation of this Section 7.8 will be void and of no legal force or effect.

Section 7.9 Governing Law and Venue.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Each party hereto stipulates that any dispute or disagreement between or among any of the parties hereto as to the interpretation of any provision of, or the performance of obligations under, this Agreement shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any federal court located within the State of Delaware), and each party hereto consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of its present or future domiciles, or by any other reason, for any such dispute or disagreement. The parties hereto acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries.

Section 7.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by facsimile or pdf signature and a facsimile or pdf signature will constitute an original for all purposes. At the request of any party, the parties will confirm a facsimile of pdf transmission by signing a duplicate original document.

Section 7.11 Specific Performance. Each party acknowledges and agrees that the other party would be irreparably damaged and would not have adequate remedies at law in the event that the covenants set forth in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each party hereto will be entitled to an injunction to specifically enforce the terms of this Agreement, without obligation to post any bond, solely in the courts specified in Section 7.9, in addition to any other remedy to which such party may be entitled hereunder, at law or in equity.

Section 7.12 Entire Agreement. This Agreement, including the annexes, exhibits and schedules hereto, together with the Contribution Agreement, embodies the entire agreement and understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to the subject matter of this Agreement. No discussions regarding, or exchange of drafts or comments in connection with, the transactions contemplated herein will constitute an agreement among the parties hereto. Any agreement between the parties will exist only when the parties have fully executed and delivered this Agreement.

Section 7.13 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 7.14 WAIVER OF JURY TRIAL. THE PARTIES WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE MAKING, PERFORMANCE OR INTERPRETATION THEREOF, INCLUDING FRAUDULENT INDUCEMENT THEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

COLONY AMERICAN HOMES, LLC

By:

Name:
Title:

CFI RE MASTERCO, LLC

By:

Name:
Title:

EXHIBIT N

FORM OF OP LLC AGREEMENT

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

[COLONY CAPITAL] OPERATING COMPANY, LLC

(FORMERLY KNOWN AS CFI RE MASTERCO, LLC)

a Delaware limited liability company

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

dated as of [—], 2015

Page
Section 7.8	Liability of the Managing Member	A-294
Section 7.9	Title to Company Assets	A-296
Section 7.10	Reliance by Third Parties	A-296

ARTICLE 8 RIGHTS AND OBLIGATIONS OF MEMBERS		A-296
Section 8.1	Limitation of Liability	A-296
Section 8.2	Management of Business	A-297
Section 8.3	Outside Activities of Non-Managing Members	A-297
Section 8.4	Return of Capital	A-297
Section 8.5	Rights of Non-Managing Members Relating to the Company	A-297
Section 8.6	No Rights as Objecting Member	A-297
Section 8.7	No Right to Certificate Evidencing Units; Article 8 Securities	A-298

ARTICLE 9 BOOKS, RECORDS, ACCOUNTING AND REPORTS		A-298
Section 9.1	Records and Accounting	A-298
Section 9.2	Fiscal Year	A-298
Section 9.3	Reports	A-298

ARTICLE 10 TAX MATTERS		A-299
Section 10.1	Preparation of Tax Returns	A-299
Section 10.2	Tax Elections	A-299
Section 10.3	Tax Matters Member	A-299
Section 10.4	Withholding	A-300
Section 10.5	Organizational Expenses	A-301

ARTICLE 11 MEMBER TRANSFERS AND WITHDRAWALS		A-301
Section 11.1	Transfer	A-301
Section 11.2	Transfer of the Managing Member’s Membership Interest	A-301
Section 11.3	Non-Managing Members’ Rights to Transfer	A-302
Section 11.4	Substituted Members	A-303
Section 11.5	Assignees	A-303
Section 11.6	General Provisions	A-304
Section 11.7	Restrictions on Termination Transactions	A-305

ARTICLE 12 ADMISSION OF MEMBERS		A-303
Section 12.1	Admission of Successor Managing Member	A-303
Section 12.2	Admission of Additional Members	A-303
Section 12.3	Amendment of Agreement and Certificate of Formation	A-307
Section 12.4	Limit on Number of Members	A-307
Section 12.5	Admission	A-307

ARTICLE 13 DISSOLUTION, LIQUIDATION AND TERMINATION		A-307
Section 13.1	Dissolution	A-307
Section 13.2	Winding Up	A-307
Section 13.3	Deemed Contribution and Distribution	A-309
Section 13.4	Rights of Holders	A-309
Section 13.5	Notice of Dissolution	A-309
Section 13.6	Cancellation of Certificate of Formation	A-309
Section 13.7	Reasonable Time for Winding-Up	A-309

ARTICLE 14 PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS; AMENDMENTS; MEETINGS		A-310
Section 14.1	Actions and Consents of Members	A-310
Section 14.2	Amendments	A-310
Section 14.3	Procedures for Meetings and Actions of the Members	A-310

Page
ARTICLE 15 GENERAL PROVISIONS		A-311
Section 15.1	Redemption Rights of Qualifying Parties	A-311
Section 15.2	Addresses and Notice	A-316
Section 15.3	Titles and Captions	A-316
Section 15.4	Further Action	A-316
Section 15.5	Binding Effect	A-316
Section 15.6	Waiver	A-316
Section 15.7	Counterparts	A-317
Section 15.8	Applicable Law; Consent to Jurisdiction; Jury Trial	A-317
Section 15.9	Entire Agreement	A-317
Section 15.10	Invalidity of Provisions	A-317
Section 15.11	Limitation to Preserve REIT Status	A-317
Section 15.12	No Partition	A-318
Section 15.13	No Third-Party Rights Created Hereby	A-318
Section 15.14	No Rights as Stockholders	A-318

Exhibit A	EXAMPLES REGARDING ADJUSTMENT FACTOR	A-1

Exhibit B	NOTICE OF REDEMPTION	B-1

Exhibit C	MEMBER NOTICE OF LTIP CONVERSION ELECTION	C-1

Exhibit D	COMPANY NOTICE OF LTIP CONVERSION ELECTION	D-1

Exhibit E	SERIES A COMPANY PREFERRED UNIT DESIGNATION	E-1

Exhibit F	SERIES B COMPANY PREFERRED UNIT DESIGNATION	F-1

Schedule I	MEMBERS AND CAPITAL ACCOUNTS	Sch. I-1

Schedule II	SCHEDULE OF GROSS ASSET VALUES	Sch. II-1

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

[COLONY CAPITAL] OPERATING COMPANY, LLC (FORMERLY KNOWN AS CFI RE

MASTERCO, LLC)

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF [COLONY CAPITAL] OPERATING COMPANY, LLC (formerly known as CFI RE MASTERCO, LLC), a Delaware limited liability company (the “Company”), dated as of [—], 2015, is entered into by and among (i) Colony Capital, Inc. (formerly known as Colony Financial, Inc.) (“CLNY”), (ii) Colony Capital, LLC (“CC”), (iii) CCH Management Partners I, LLC (“CCH”), (iv) FHB Holding LLC (“FHB LLC”), (v) Richard B. Saltzman (“Saltzman”) and (vi) each other Person who at any time after the date hereof becomes a Member of the Company in accordance with the terms of this Agreement and the Act.

RECITALS

WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act, Title 6, Sections 18-101 et seq. (the “Act”), by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on March 25, 2011 (the “Original Certificate”);

WHEREAS, on March 25, 2011, CLNY entered into a limited liability company agreement of the Company (the “Original Agreement”);

WHEREAS, on [                , 201    ], the name of the Company was changed from “CFI RE Masterco, LLC” to “[Colony Capital] Operating Company, LLC”, by the filing of a Certificate of Amendment to the Original Certificate with the Secretary of State of the State of Delaware (the “Certificate of Amendment”);

WHEREAS, CC, CCH, FHB LLC, Saltzman, CLNY and the Company, concurrently with their execution of this Agreement, consummated the transactions contemplated by that certain contribution agreement, dated as of [     ], 2014 (the “CC Contribution Agreement”), by and among CC, CCH, FHB LLC, Saltzman, CLNY, the Company and [CC NewCo LLC], pursuant to which (i) each of CC, CCH, FHB LLC and Saltzman has acquired its Membership Interests in the Company; and (ii) CLNY has acquired additional Membership Interests in the Company on the terms and conditions set forth therein; and

WHEREAS, each of CLNY, CC, CCH, Saltzman and FHB LLC now desire to amend and restate the Original Agreement to read in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” has the meaning set forth in the Recitals.

“Actions” has the meaning set forth in Section 7.7 hereof.

“Additional Funds” has the meaning set forth in Section 4.3.A hereof.

“Additional Member” means a Person who is admitted to the Company as a Member pursuant to the Act and Section 12.2 hereof, who is shown as such on the books and records of the Company, and who has not ceased to be a Member pursuant to the Act and this Agreement.

“Adjusted Available Cash” means, as of any date of determination, the sum of Available Cash and REIT Available Cash.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i) decrease such deficit by any amounts that such Member is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Member’s Membership Interest or that such Member is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Events” has the meaning set forth in Section 4.5.A(i) hereof.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i) CLNY (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor then in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii) CLNY distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares, or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares (other than REIT Shares issuable pursuant to a Qualified DRIP), at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor then in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights, multiplied by the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution (or, if later, the time the Distributed Rights become exercisable) of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii) CLNY shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or its assets (including securities, but excluding cash or any dividend or distribution referred to in subsection (i) or (ii) above, or any Units), which evidences of indebtedness or assets relate to assets not received by CLNY pursuant to a pro rata distribution by the Company, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor then in effect by a fraction (a) the numerator of which shall be such Value of a REIT Share as of the trading day immediately preceding the ex-date for such dividend or distribution and (b) the denominator of which shall be the Value of a REIT Share as of the trading day immediately preceding the ex-date for such dividend or distribution, less the then fair market value (as determined by the Managing Member, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Any adjustment to the Adjustment Factor shall become effective on the first date on which REIT Shares trade at a price that reflects such event (the “ex-date”). Notwithstanding the foregoing, if any of the events in clause (i), (ii) or (iii) above occur, no adjustments will be made to the Adjustment Factor for any class or series of Membership Interests to the extent that the Company concurrently makes or effects a correlative distribution or payment to all of the Members holding Membership Interests of such class or series, or effects a correlative split, subdivision, reverse split or combination in respect of the Membership Interests of such class or series. If CLNY effects a dividend that allows holders of REIT Shares to elect to receive cash or additional REIT Shares, the Company may effect a correlative distribution by distributing to all Members holding Membership Interests of such class or series a combination of cash and additional Membership Interests in the same ratio as the ratio of cash and REIT Shares paid by CLNY, without offering Members an opportunity to elect to receive cash or additional Membership Interests. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise. For the avoidance of doubt, (i) CC and its Subsidiaries, on the one hand, and CLNY and its Subsidiaries, on the other hand, shall not be deemed Affiliates of the other for purposes of this Agreement and (ii) no fund, investment vehicle, or investment product managed by CLNY or its Subsidiaries shall be deemed an Affiliate of CLNY.

“Affiliated REIT” means CLNY and any Affiliate of CLNY or the Company that has elected to be taxed as a REIT under the Code and is a Member.

“Aggregate Contingent Consideration” has the meaning set forth in Section 4.12 hereof.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of [Colony Capital] Operating Company, LLC (formerly known as CFI RE Masterco, LLC), as now or hereafter amended, restated, modified, supplemented or replaced.

“Applicable Percentage” has the meaning set forth in Section 15.1.B hereof.

“Assignee” means a Person to whom a Membership Interest has been Transferred but who has not become a Substituted Member, and who has the rights set forth in Section 11.5 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made,

(i) the sum, without duplication, of:

(1) the Company’s Net Income or Net Loss (as the case may be) for such period,

(2) Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

(3) the amount of any reduction in reserves of the Company established by the Managing Member (including reductions resulting because the Managing Member determines such amounts are no longer necessary),

(4) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Company property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period, and

(5) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Company for such period that was not included in determining Net Income or Net Loss for such period;

(ii) less the sum, without duplication, of:

(1) all principal debt payments made during such period by the Company,

(2) capital expenditures made by the Company during such period,

(3) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(1) or clause (ii)(2) above,

(4) the excess, if any, of gain (or loss, as the case may be) recognized from the sale, exchange, disposition, financing or refinancing of Company property for such period over the net cash proceeds from such sale, exchange, disposition, financing or refinancing during such period,

(5) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

(6) any amount included in determining Net Income or Net Loss for such period that was not received by the Company during such period,

(7) the amount of any increase in reserves (including working capital reserves) established by the Managing Member during such period,

(8) any amount distributed or paid in redemption of any Member’s Membership Interest or Membership Units, including any Cash Amount paid, and

(9) all payments received by the Company from the CLNY Management Agreement.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Company or (b) any Capital Contributions, whenever received or any payments, expenditures or investments made with such Capital Contributions.

“Board of Directors” means the Board of Directors of CLNY.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means, with respect to any Member, the Capital Account maintained by the Managing Member for such Member on the Company’s books and records in accordance with the following provisions:

(a) To each Member’s Capital Account, there shall be added such Member’s Capital Contributions, such Member’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(b) From each Member’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company (except to the extent already reflected in the amount of such Member’s Capital Contribution).

(c) In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Member’s Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d) In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Code Section 704, and shall be interpreted and applied in a manner consistent with such Regulations. The Managing Member may modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, provided that the Managing Member determines that such modification is not reasonably likely to have a material effect on the amounts distributable to any Member without such Person’s consent. The Managing Member also may (i) make any adjustments to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2; provided, however, that the Managing Member determines that such changes are not reasonably likely to materially reduce amounts otherwise distributable to the Member as current cash distributions or as distributions on termination of the Company.

“Capital Account Limitation” has the meaning set forth in Section 4.6.B hereof.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Property that such Member contributes to the Company or is deemed to contribute pursuant to Article 4 hereof.

“Capital Share” means a share of any class or series of stock of CLNY now or hereafter authorized, other than a REIT Share.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a Class A REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date.

“CC Contribution Agreement” has the meaning set forth in the Recitals.

“Certificate” means the Original Certificate, as amended by the Certificate of Amendment, and as may be further amended from time to time in accordance with the terms hereof and the Act.

“Charity” means an entity described in Code Section 501(c)(3), or any trust all the beneficiaries of which are such entities.

“Charter” means the charter of CLNY, within the meaning of Section 1-101(e) of the Maryland General Corporation Law.

“Class A REIT Share” means a share of class A common stock of CLNY, par value $0.01 per share. [Where relevant in this Agreement, “Class A REIT Shares” includes shares of class A common stock of CLNY, par value $0.01 per share, issued upon conversion of Preferred Shares or Class B REIT Shares.]

“Class B REIT Share” means a share of class B common stock of CLNY, par value $0.01 per share.

“CLNY Equivalent Shares” means, with respect to any class or series of Membership Units, REIT Shares or Capital Shares issued by CLNY with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Membership Units as appropriate to reflect the relative rights and preferences of such Membership Units as to the other classes and series of Membership Units, but not as to matters such as voting for members of the Board of Directors that are not applicable to the Company.

“CLNY Management Agreement” means the Second Amended and Restated Management Agreement, dated as of March 6, 2013, by and among CLNY, Colony Financial TRS, LLC, a Delaware limited liability company and wholly-owned subsidiary of CLNY and Colony Financial Manager, LLC, a Delaware limited liability company.

“CLNY Member Loan” has the meaning set forth in Section 4.3.D hereof.

“Code” means the Internal Revenue Code of 1986.

“Company” means [Colony Capital] Operating Company, LLC (formerly known as CFI RE Masterco, LLC), the limited liability company formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Company Employee” means an employee of the Company or an employee of a Subsidiary of the Company, if any.

“Company Equivalent Units” means, with respect to any class or series of Capital Shares, Preferred Shares, New Securities or other interests in CLNY (other than REIT Shares), Membership Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Capital Shares, Preferred Shares, New Securities or other interests as appropriate to reflect the relative rights and preferences of such Capital Shares, Preferred Shares, New Securities or other interests as to the REIT Shares and the other classes and series of Capital Shares, Preferred Shares, New Securities or other interests as such Company Equivalent Units would have as to Membership Common Units and the other classes and series of Membership Units corresponding to the other classes of Capital Shares, Preferred Shares, New Securities or other interests but not as to matters such as voting for members of the Board of Directors that are not applicable to the Company. For the avoidance of doubt, the voting rights, redemption rights and rights to Transfer Company Equivalent Units need not be similar to the rights of the corresponding class or series of Capital Shares, Preferred Shares, New Securities or other interests, provided, however, with respect to redemption rights, the terms of Company Equivalent Units must be such so that the Company complies with Section 4.9.B of this Agreement.

“Company Junior Unit” means a fractional share of the Membership Interests of a particular class or series that the Managing Member has authorized pursuant to Section 4.2 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Membership Common Units.

“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Member Minimum Gain, as well as any net increase or decrease in Member Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Company Preferred Unit” means a fractional share of the Membership Interests of a particular class or series that the Managing Member has authorized pursuant to Section 4.1 or Section 4.2 or Section 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Membership Common Units, including the Series A Company Preferred Units and the Series B Company Preferred Units.

“Company Record Date” means the record date established by the Managing Member for the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose, which, in the case of a record date fixed for the determination of Members entitled to receive any distribution, shall (unless otherwise determined by the Managing Member) generally be the same as the record date established by CLNY for a distribution to its stockholders of some or all of its portion of such distribution.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article 14 hereof.

“Consent of the Members” means the Consent of a Majority in Interest of the Members, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by Members in their discretion.

“Consent of the Non-Managing Members” means the Consent of a Majority in Interest of the Non-Managing Members, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by Members in their discretion.

“Constituent Person” has the meaning set forth in Section 4.6.F hereof.

“Contingent Consideration Members” has the meaning set forth in Section 4.12 hereof.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company (or deemed contributed by the Company to a “new” partnership pursuant to Code Section 708).

“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner and in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member and in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits. For the avoidance of doubt, no fund, investment vehicle, or investment product managed by CLNY or its Subsidiaries shall be deemed to be a Controlled Entity of CLNY.

“Conversion Date” has the meaning set forth in Section 4.6.B hereof.

“Conversion Notice” has the meaning set forth in Section 4.6.B hereof.

“Conversion Right” has the meaning set forth in Section 4.6.A hereof.

“Credit Agreement” has the meaning set forth in Section 6.3.D hereof.

“Cut-Off Date” means the fifth (5th) Business Day after the Managing Member’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Declination” has the meaning set forth in Section 15.1.A hereof.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Economic Capital Account Balances” has the meaning set forth in Section 6.3.F hereof.

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Company or CLNY.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Excess Units” means Tendered Units, the issuance of REIT Shares in exchange for which would result in a violation of the Ownership Limit.

“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Property” means any asset now or hereafter held directly by CLNY or any direct or indirect wholly owned Subsidiary of CLNY (other than the equity of any direct or indirect wholly owned Subsidiary of CLNY and interests in the Company), in each case, to the extent such asset has not theretofore been contributed to the Company.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as may be established by the Managing Member.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year.

“Forced Redemption” has the meaning set forth in Section 4.6.C hereof.

“Forced Redemption Notice” has the meaning set forth in Section 4.6.C hereof.

“Funding Debt” means any Debt incurred by or on behalf of the Managing Member or CLNY for the purpose of providing funds to the Company.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be (1) in the case of any asset listed on Schedule II, the gross asset value of such asset as listed on Schedule II and (ii) in all other cases, the gross fair market value of such asset as determined by the Managing Member using such reasonable method of valuation as it may adopt.

(ii) The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described below shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member using such reasonable method of valuation as it may adopt, as of the following times:

(1) the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement but including acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the Managing Member pursuant to Section 4.2 hereof) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(2) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(3) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(4) upon the admission of a successor managing member pursuant to Section 12.1 hereof; and

(5) at such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(iii) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the Managing Member using such reasonable method of valuation as it may adopt.

(iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

(v) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (i), subsection (ii) or subsection (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either (a) a Member or (b) an Assignee that owns a Membership Unit.

“Incapacity” or “Incapacitated” means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (A) the Managing Member or CLNY or (B) a manager, member, officer, director or employee of the Managing Member or CLNY or an employee of the Company and (ii) such other Persons (including Affiliates, employees or agents of the Managing Member, CLNY or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability).

“IRS” means the United States Internal Revenue Service.

“Lead Tendering Party” has the meaning set forth in Section 15.1.I hereof.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidating Gains” has the meaning set forth in Section 6.3.F hereof.

“Liquidator” has the meaning set forth in Section 13.2.A hereof.

“LTIP Award” means each or any, as the context requires, LTIP Award issued under any Equity Plan.

“LTIP Unit” means a Membership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges and restrictions, qualifications, and limitations set forth in Section 4.5 hereof (except as may be varied by the designations applicable to any particular class or series of LTIP Units) and elsewhere in this Agreement (including any exhibit hereto creating any new class or series of LTIP Units) or in the Equity Plan or the award, vesting, or other agreement pursuant to which an LTIP Unit is granted to the holder thereof. The allocation of LTIP Units among the Members shall be set forth in the books and records of the Company, as may be amended from time to time.

“LTIP Unitholder” means a Member that holds LTIP Units.

“LV Safe Harbor” has the meaning set forth in Section 10.2.B hereof.

“LV Safe Harbor Election” has the meaning set forth in Section 10.2.B hereof.

“LV Safe Harbor Interests” has the meaning set forth in Section 10.2.B hereof.

“Majority in Interest of the Members” means Members (including the Managing Member, CLNY and any Controlled Entity of either of them) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Membership Units held by all Members (including the Managing Member, CLNY and any Controlled Entity of either of them) entitled to vote on or consent to such matter.

“Majority in Interest of the Non-Managing Members” means Members (excluding the Managing Member, CLNY and any Controlled Entity of either of them) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Membership Units held by all Members (excluding the Managing Member, CLNY and any Controlled Entity of either of them) entitled to vote on or consent to such matter.

“Managing Member” means CLNY, or any of its successors or permitted assigns, or any subsequent successor or permitted assign, in its capacity as the managing member of the Company.

“Member(s)” means (i) CLNY, (ii) CC, (iii) CCH, (iv) FHB LLC, (v) Saltzman and (vi) each other Person that is, from time to time, admitted to the Company as a member in accordance with the terms of this Agreement and the Act, and any Substituted Member or Additional Member, each shown as such in the books and records of the Company, in each case, that has not ceased to be a member of the Company pursuant to the Act and this Agreement, in such Person’s capacity as a member of the Company.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Member Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(1).

“Membership Common Unit” means a fractional share of the Membership Interests of all Members issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Company Junior Unit, Company Preferred Unit or any other Membership Unit specified in a Membership Unit Designation as being other than a Membership Common Unit.

“Membership Common Unit Economic Balance” has the meaning set forth in Section 6.3.F hereof.

“Membership Interest” means an ownership interest in the Company held by either a Non-Managing Member or the Managing Member and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Membership Interests; however, notwithstanding that the Managing Member, CLNY and any other Member may have different rights and privileges as specified in this Agreement (including differences in rights and privileges with respect to their Membership Interests), the Membership Interest held by the Managing Member, CLNY or any other Member and designated as being of a particular class or series shall not be deemed to be a separate class or series of Membership Interest from a Membership Interest having the same designation as to class and series that is held by any other Member solely because such Membership Interest is held by the Managing Member, CLNY or any other Member having different rights and privileges as specified under this Agreement. A Membership Interest may be expressed as a number of Membership Common Units, Company Preferred Units, Company Junior Unit or other Membership Units.

“Membership Unit” means a Membership Common Unit, a Company Preferred Unit, a Company Junior Unit or any other fractional share of the Membership Interests that the Managing Member has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof.

“Membership Unit Designation” has the meaning set forth in Section 4.2 hereof.

“Membership Unit Distribution” has the meaning set forth in Section 4.5.A(ii) hereof.

“Net Income” or “Net Loss” means, for each Fiscal Year of the Company, an amount equal to the Company’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(ii) any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) in lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(vi) to the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii) notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“Net Proceeds” has the meaning set forth in Section 15.1.I hereof.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into or exchange such securities for, REIT Shares, Capital Shares or Preferred Shares, excluding Preferred Shares and grants under the Stock Option Plans, or (ii) any Debt issued by CLNY that provides any of the rights described in clause (i).

“Non-Managing Member(s)” means any Member other than the Managing Member.

“Non-Managing Member Ancillary Agreement” means, with respect to any Non-Managing Member, any other agreement entered into by such Non-Managing Member or any of its Affiliates or transferee thereof with CLNY, the Company or a Subsidiary of the Company relating to such Non-Managing Member’s Membership Units or any REIT Shares or Capital Shares which such Non-Managing Member holds or has the rights to obtain.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.

“Offered Shares” has the meaning set forth in Section 15.1.I hereof.

“Offering Units” has the meaning set forth in Section 15.1.I hereof.

“Optionee” means a Person to whom a stock option is granted under any Stock Option Plan.

“Original Certificate” has the meaning set forth in the Recitals.

“Original Agreement” has the meaning set forth in the Recitals.

“Ownership Limit” means the applicable restriction or restrictions on ownership of stock of CLNY imposed under the Charter.

“Percentage Interest” means, with respect to each Member, as to any class or series of Membership Interests, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Membership Units of such class or series held by such Member and the denominator of which is the total number of Membership Units of such class or series held by all Members. If not otherwise specified, “Percentage Interest” shall be deemed to refer to Membership Common Units.

“Permitted Lender Transferee” has the meaning set forth in the definition of Permitted Transferee.

“Permitted Transfer” means a Transfer by a Non-Managing Member of all or part of its Membership Interest (i) to any Family Member, Controlled Entity or controlled Affiliate of such Member, or to any trust, partnership, corporation or limited liability company established and held for the direct or indirect benefit of a Family Member, provided that any such Transfer shall not involve a disposition for value other than equity interests in any such trust, partnership, corporation or limited liability company; (ii) as required by applicable law or order; (iii) to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permitted under this Agreement; (iv) that such Non-Managing Member would be expressly authorized to make as a “Permitted Transfer” pursuant to a Non-Managing Member Ancillary Agreement, disregarding any expiration or termination thereof; or (v) in the case of any Permitted Transferee that is a past or present officer or employee of (x) the Company, CLNY or their respective Subsidiaries or (y) CC, CCH or Colony Realty Partners, LLC or their respective Subsidiaries, as may be, or may have been permitted pursuant to the applicable Non-Managing Member Ancillary Agreement to which such Membership Interests were subject at the time of the issuance of such Membership Interests or to which such Permitted Transferee was party (taking into account subsequent amendments thereto), disregarding any expiration or termination of such Non-Managing Member Ancillary Agreement.

“Permitted Transferee” means (i) any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom any Membership Interest is transferred pursuant to the exercise of remedies under a Pledge and any special purpose entities owned and used by such lenders or agents for the purpose of holding any such Membership Interest (each a “Permitted Lender Transferee”), (ii) any Person, including any Third-Party Pledge Transferee designated by any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom a Membership Interest is transferred pursuant to the exercise of remedies under a Pledge, whether before or after one or more Permitted Lender Transferees take title to such Membership Interest and (iii) any other Person to whom any Membership Interest is transferred pursuant to a Permitted Transfer.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Pledge” means a pledge by a Non-Managing Member of all or any portion of its Membership Interest to one or more banks or lending institutions, or agents acting on their behalf, which are not Affiliates of such Non-Managing Member, as collateral or security for a bona fide loan or other extension of credit.

“Preferred Share” means a share of stock of CLNY now or hereafter authorized, designated or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares, including the Series A Preferred Shares and the Series B Preferred Shares.

“Pricing Agreements” has the meaning set forth in Section 15.1.I hereof.

“Properties” means any assets and property of the Company and “Property” means any one such asset or property.

“Publicly Traded” means having common equity securities listed or admitted to trading on any U.S. national securities exchange.

“Qualified DRIP” means a dividend reinvestment plan of CLNY that permits participants to acquire REIT Shares using the proceeds of dividends paid by CLNY.

“Qualified Transferee” means an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Member, (b) an Additional Member, (c) an Assignee who is the transferee of a Member’s Membership Interest in a Permitted Transfer, or (d) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Member’s Membership Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the Managing Member or CLNY.

“Redemption” has the meaning set forth in Section 15.1.A hereof.

“Register” has the meaning set forth in Section 4.1 hereof.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.3B(viii) hereof.

“REIT” means a real estate investment trust within the meaning of Code Sections 856 through 860.

“REIT Available Cash” means, as of any date of determination, all amounts held by CLNY (and not the Company and its Subsidiaries) which would be available for distribution to the holders of REIT Shares

(calculated in a manner substantially similar to the manner in which the Company calculates Available Cash, but excluding any distributions from the Company to be made, or which have been made, to CLNY hereunder and without regard to any restriction on distribution imposed on CLNY by any third party).

“REIT Member” means any Member which is (a) CLNY or any Affiliate of CLNY to the extent such Person has in place an election to qualify as a REIT and (b) a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or disregarded entity (determined for federal income tax purposes) of any such Person, referred to in clause (a).

“REIT Payment” has the meaning set forth in Section 15.11 hereof.

“REIT Requirements” means the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”).

“REIT Share” means Class A REIT Shares and Class B REIT Shares.

“REIT Shares Amount” means a number of Class A REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that CLNY issues to all holders of Class A REIT Shares as of a specified record date rights, options, warrants or convertible or exchangeable securities entitling CLNY’s stockholders to subscribe for or purchase Class A REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of Class A REIT Shares would be entitled to receive, expressed, where relevant hereunder, as a number of Class A REIT Shares determined by the Managing Member.

“Related Party” means, with respect to any Person, any other Person to whom ownership of shares of CLNY’s stock would be attributed by or from such first Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder.

“Series A Company Preferred Unit” means a Company Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in Exhibit E hereto. It is the intention of the Managing Member that each Series A Company Preferred Unit shall be substantially the economic equivalent of one Series A Preferred Share.

“Series B Company Preferred Unit” means a Company Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in Exhibit F hereto. It is the intention of the Managing Member that each Series B Company Preferred Unit shall be substantially the economic equivalent of one Series B Preferred Share.

“Series A Preferred Share” means a share of 8.5% Series A Cumulative Redeemable Perpetual Preferred Stock of CLNY, par value $0.01 per share.

“Series B Preferred Share” means a share of 7.5% Series B Cumulative Redeemable Perpetual Preferred Stock of CLNY, par value $0.01 per share.

“Single Funding Notice” has the meaning set forth in Section 15.1.I hereof.

“Specified Membership Units” means with respect to each Excluded Property, the amount of Membership Common Units, Company Junior Unit and/or Company Preferred Units (as the case may be) which would have been issued to CLNY, pursuant to Section 4.3.B and Section 4.2 hereof, if CLNY had contributed such Excluded Property on the date that such asset was acquired by CLNY or a wholly owned Subsidiary of CLNY, in exchange for Membership Units equal in value to the fair market value of such Excluded Property as of such date.

“Specified Redemption Date” means the soonest practicable date after the receipt by the Managing Member of a Notice of Redemption, but in any event not later than the tenth (10th) Business Day following the date of receipt; and provided, further, that, if the Managing Member and CLNY elect a Stock Offering Funding pursuant to Section 15.1.I, such Specified Redemption Date shall be deferred until the next Business Day following the date of the closing of the Stock Offering Funding.

“Stock Offering Funding” has the meaning set forth in Section 15.1.I hereof

“Stock Offering Funding Amount” has the meaning set forth in Section 15.1.I hereof.

“Stock Option Plans” means any stock option plan now or hereafter adopted by the Company or CLNY.

“Subsidiary” means, with respect to a specified Person, any other Person in which more than 50% of the securities or other ownership interests having the power to (a) elect a majority of the other Person’s board of directors or other governing body or (b) otherwise direct the business and policies of the other Person, are owned or controlled, directly or indirectly, by (x) the specified Person, (y) the specified Person and one or more Subsidiaries of the specified Person, or (z) one or more Subsidiaries of the specified Person. For the avoidance of doubt, no fund, investment vehicle, or investment product managed by CLNY or its Subsidiaries shall be deemed to be a Subsidiary of CLNY.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 11.4 hereof.

“Successor Shares Amount” has the meaning set forth in Section 11.7 hereof.

“Surviving Company” has the meaning set forth in Section 11.7 hereof.

“Target Balance” has the meaning set forth in Section 6.3.F hereof.

“Tax Items” has the meaning set forth in Section 6.4.A hereof.

“Tax Matters Member” has the meaning set forth in Section 6.4.A hereof.

“Tendered Units” has the meaning set forth in Section 15.1.A hereof.

“Tendering Party” has the meaning set forth in Section 15.1.A hereof.

“Termination Transaction” means any Transfer of all or any portion of CLNY’s Membership Interest or, if the Managing Member is not CLNY, its interest in the Managing Member in connection with, or the other occurrence of, (a) a merger, consolidation or other combination involving CLNY or the Managing Member, on the one hand, and any other Person, on the other, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of CLNY not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (c) a reclassification, recapitalization or similar change of the outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a stock split, stock dividend or similar subdivision), (d) the adoption of any plan of liquidation or dissolution of CLNY or the

Managing Member, or (e) a Transfer of all or any portion of CLNY’s Membership Interest or, if the Managing Member is not CLNY, its interest in the Managing Member, other than a Transfer effected in accordance with Section 11.2.A.

“Third-Party Pledge Transferee” means a Qualified Transferee, other than a Permitted Lender Transferee, that acquires a Membership Interest pursuant to the exercise of remedies by Permitted Lender Transferees under a Pledge and that agrees to be bound by the terms and conditions of this Agreement.

“Transaction” has the meaning set forth in Section 4.6.F hereof.

“Transaction Consideration” has the meaning set forth in Section 11.7 hereof.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article 11 and Section 13.7 hereof, unless otherwise indicated therein, “Transfer” does not include (a) any Redemption of Membership Common Units by the Company, or acquisition of Tendered Units by CLNY, pursuant to Section 15.1 hereof, or (b) any redemption of Membership Units pursuant to any Membership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Unvested LTIP Units” has the meaning set forth in Section 4.5.C(i) hereof.

“Valuation Date” means the date of receipt by the Managing Member of a Notice of Redemption pursuant to Section 15.1 herein, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any date with respect to a REIT Share, the average of the daily Market Prices for the ten (10) consecutive trading days immediately preceding the Valuation Date (except that the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Stock Option Plans shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The term “Market Price” on any date means, with respect to either Class A REIT Shares or Class B REIT Shares, the last sale price for a Class A REIT Share, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for a Class A REIT Shares, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if Class A REIT Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which Class A REIT Shares are listed or admitted to trading or, if Class A REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if Class A REIT Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in Class A REIT Shares selected by the Managing Member or, in the event that no trading price is available for Class A REIT Shares, the fair market value of Class A REIT Shares, as determined in good faith by the Managing Member. In the event that the REIT Shares Amount includes Rights (as defined in the definition of “REIT Shares Amount”) that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Vested LTIP Units” has the meaning set forth in Section 4.5.C(i) hereof.

“Vesting Agreement” means each or any, as the context implies, Equity Plan entered into by an LTIP Unitholder upon acceptance of an award of LTIP Units under an Equity Plan.

“Vesting Date” has the meaning set forth in Section 4.4 hereof.

“Withdrawing Members” has the meaning set forth in Section 15.1.I hereof.

Section 1.2 Interpretation and Usage. (a) In this Agreement, unless there is a clear contrary intention: (i) when a reference is made to an article, a section, an exhibit or a schedule, that reference is to an article, a section, an exhibit or a schedule of or to this Agreement; (ii) the singular includes the plural and vice versa; (iii) reference to any agreement, document or instrument means that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (iv) reference to any statute, code, rule, or regulation means that statute, code, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any statute, code, rule or regulation means that section or provision from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of that section or provision; (v) “hereunder,” “hereof,” “hereto,” and words of similar import will be deemed references to this Agreement as a whole and not to any particular article, section or other provision of this Agreement; (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (vii) references to agreements, documents or instruments will be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (viii) the terms “writing,” “written” and words of similar import will be deemed to include communications and documents in e-mail, fax or any other similar electronic or documentary form.

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1 Formation. The Company is a limited liability company previously formed, and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Membership Interest of each Member shall be personal property for all purposes.

Section 2.2 Name. The name of the Company is “[Colony Capital] Operating Company, LLC”. The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of the Managing Member or any Affiliate thereof. The words “Limited Liability Company,” “L.L.C.,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing Member may change the name of the Company at any time and from time to time.

Section 2.3 Principal Office and Resident Agent. The address of the principal office of the Company in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and the name and address of the resident agent of the Company in the State of Delaware are the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, or such other principal office and resident agent as the Managing Member may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member may approve.

Section 2.4 Power of Attorney.

A. Each Member and Assignee hereby irrevocably constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the Managing Member or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company (or a company in which the members have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Managing Member or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing Member or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; (d) all conveyances and other instruments or documents that the Managing Member or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Company pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Member pursuant to the terms of this Agreement or the Capital Contribution of any Member; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Membership Interests; and

(2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments the Managing Member or any Liquidator determines in its sole and absolute discretion are appropriate, necessary or desirable to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Section 14.2 hereof or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Managing Member or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the Transfer of all or any portion of such Person’s Membership Units or Membership Interest (as the case may be) and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Member and Assignee hereby agrees to be bound by any representation made by the Managing Member or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Member and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Member or the Liquidator, taken in good faith under such power of attorney. Each Member and Assignee shall execute and deliver to the Managing Member or the Liquidator, within fifteen (15) days after receipt of the Managing Member’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Company. Notwithstanding anything else set forth in this Section 2.4.B, no Member shall incur any personal liability for any action of the Managing Member or the Liquidator taken under such power of attorney.

Section 2.5 Term. The term of the Company commenced on March 25, 2011, the date that the original Certificate was filed with the office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue indefinitely unless the Company is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

ARTICLE 3

PURPOSE

Section 3.1 Purpose and Business. The purpose and nature of the Company is to conduct any business, enterprise or activity permitted by or under the Act; provided, however, such business and arrangements and interests shall be limited to and conducted in such a manner as to permit the Managing Member, in its sole and absolute discretion, at all times to be classified as a REIT unless CLNY, in its sole and absolute discretion, has chosen to cease to qualify as a REIT or has chosen not to attempt to qualify as a REIT for any reason or for reasons whether or not related to the business conducted by the Company. Without limiting CLNY’s right in its sole and absolute discretion to cease qualifying as a REIT, the Members acknowledge that the status of CLNY as a REIT inures to the benefit of all Members and not solely to CLNY or its Affiliates. In connection with the foregoing, the Company shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue and guarantee evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire additional Properties necessary, useful or desirable in connection with its business.

Section 3.2 Powers.

A. The Company shall have the power to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company; provided, however, the Company shall not take, and shall refrain from taking, any action that, in the judgment of the Managing Member, in its sole and absolute discretion, (i) could adversely affect the ability of CLNY to continue to qualify as a REIT, (ii) could cause the Company not to be treated as a partnership or disregarded entity for federal income tax purposes, (iii) could subject CLNY to any additional taxes under Code Section 857 or Code Section 4981 or any other related or successor provision of the Code or (iv) could violate any law or regulation of any governmental body or agency having jurisdiction over CLNY, its securities or the Company.

Section 3.3 Limited Authority and Liability of Members. The Company is a limited liability company formed pursuant to the Act, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Members or any other Persons with respect to any activities whatsoever other than the activities specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4 Representations and Warranties by the Members.

A. Each Member that is an individual (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, the Company, the Managing Member and each other Member that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other law to which such Member is subject, (ii) except as disclosed in writing to the Managing Member, such Member is neither a “foreign person,” within the meaning of Code Section 1445(f) nor a “foreign partner,” within the meaning of Code Section 1446(e), (iii) to such Member’s knowledge, such Member does not, and for so long as it is a Member will not, own, directly or indirectly, (a) nine percent (9%) or more of the total combined voting power of all classes of stock entitled to vote, or nine percent (9%) or more of the total number of shares of all classes of stock, of any corporation that is a direct or indirect tenant of any of (I) CLNY, determined for purposes of Code Section 856(d)(2)(B), (II) the Company, determined for purposes of Code Section 7704(d)(3), (III) any Affiliated REIT or (IV) any partnership, corporation, or other entity of which CLNY or any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), with respect to CLNY, or the Company is a member, determined for purposes of Code Section 856(d)(2)(B) and Code Section 7704(d)(3), or (b) an interest of nine percent (9%) or more in the assets or net profits of any direct or indirect tenant of any of (I) CLNY, determined for purposes of Code Section 856(d)(2)(B), (II) the Company, determined for purposes of Code Section 7704(d)(3), (III) any Affiliated REIT or (IV) any partnership, corporation, or other entity of which CLNY or any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), with respect to CLNY, or the Company is a member, determined for purposes of Code Section 856(d)(2)(B) and Code Section 7704(d)(3); provided, however, that each Member may exceed any of the nine percent limits (9%) set forth in this clause (iii) if such Member obtains the written consent of the Managing Member prior to exceeding any such limits; provided, further, that in no event shall any Member own, directly or indirectly, more than nine point eight percent (9.8%) of the stock described in clause (iii)(a) above or more than nine point eight percent (9.8%) of the assets or net profits described in clause (iii)(b) above, and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

B. Each Member that is not an individual (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, the Company, the Managing Member and each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its managing member(s), general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, (iii) except as disclosed in writing to the Managing Member, such Member is neither a “foreign person,” within the meaning of Code Section 1445(f), nor a “foreign partner,” within the meaning of Code Section 1446(e), (iv) such Member does not, and for so long as it is a Member will not, own, directly or indirectly, (a) nine percent (9%) or more of the total combined voting power of all classes of stock entitled to vote, or nine percent (9%) or more of the total number of shares of all classes of stock, of any corporation that is a direct or indirect tenant of any of (I) CLNY, determined for purposes of Code Section 856(d)(2)(B), (II) the Company, determined for purposes of Code Section 7704(d)(3), (III) any Affiliated REIT or (IV) any partnership, corporation, or other entity of which CLNY or any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), with respect to CLNY, or the Company is a member, determined for purposes of Code Section 856(d)(2)(B) and Code Section 7704(d)(3), or (b) an interest of nine percent (9%) or more in the assets or net profits of any direct or indirect tenant of any of (I) CLNY, determined for purposes of Code Section 856(d)(2)(B), (II) the Company, determined for purposes of Code Section 7704(d)(3), (III) any Affiliated REIT or (IV) any partnership, corporation, or other entity of which CLNY or any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), with respect to CLNY, or the Company is a member, determined for purposes of Code Section 856(d)(2)(B) and Code Section 7704(d)(3); provided, however, that each Member may exceed any of the nine percent limits (9%) set forth in this clause (iii) if such Member obtains the written consent of the Managing Member prior to exceeding any such limits; provided, further, that in no event shall any Member own, directly or indirectly, more than nine point eight percent (9.8%) of the stock described in clause (iii)(a) above or more than nine point eight percent (9.8%) of the assets or net profits described in clause (iii)(b) above, and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

C. Each Member (including each Substituted Member, as a condition to becoming a Substituted Member) represents and warrants that it is an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act, and represents, warrants and agrees that it has acquired and continues to hold its interest in the Company for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment. Notwithstanding the foregoing, the representations and warranties contained in the first sentence of this Section 3.4.C shall not apply to any Permitted Lender Transferee, it being understood that a Permitted Lender Transferee may be subject to a legal obligation to sell, distribute or otherwise dispose of any Membership Interest acquired pursuant to the exercise of remedies under a Pledge; provided, however, that such Permitted Lender Transferee must be a Qualified Transferee.

D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

E. Each Member (including each Substituted Member as a condition to becoming a Substituted Member) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company or the Managing Member have been made by any Member or any employee or representative or Affiliate of any Member, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

F. Notwithstanding the foregoing, the Managing Member may permit the modification of any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C above as applicable to any Member (including any Additional Member or Substituted Member or any transferee of either) provided that such representations and warranties, as modified, shall be set forth in either (i) a Membership Unit Designation applicable to the Membership Units held by such Member or (ii) a separate writing addressed to the Company and the Managing Member.

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Members. Each Member has previously made Capital Contributions to the Company. Except as provided by law or in Section 4.2, 4.3, or 10.4 hereof, the Members shall have no obligation or, except with the prior written consent of the Managing Member, right to make any Capital Contributions or loans to the Company. The Managing Member shall cause to be maintained in the principal business office of the Company, or such other place as may be determined by the Managing Member, the books and records of the Company, which shall include, among other things, a register containing the name, address and number of Membership Units of each Member, and such other information as the Managing Member may deem necessary or desirable (the “Register”). The Register shall not be deemed part of this Agreement. The Managing Member shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Membership Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the Managing Member may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Member. No action of any Non-Managing Member shall be required to amend or update the Register. Except as required by law, no Non-Managing Member shall be entitled to receive a copy of the information set forth in the Register relating to any Member other than itself. Schedule I hereto sets forth the respective Capital Accounts of the Members as of the date hereof.

Section 4.2 Issuances of Additional Membership Interests. Subject to the rights of any Holder of any Membership Interest set forth in a Membership Unit Designation:

A. General. Subject to the provisions of this Agreement (including Section 4.2.D hereof), the Managing Member is hereby authorized to cause the Company to issue additional Membership Interests, in the form of Membership Units, for any Company purpose, at any time or from time to time, to the Members (including the

Managing Member and CLNY) or to other Persons, and to admit such Persons as Additional Members, for such consideration and on such terms and conditions as shall be established by the Managing Member, all without the approval of any Member or any other Person. Without limiting the foregoing, the Managing Member is expressly authorized to cause the Company to issue Membership Units (i) upon the conversion, redemption or exchange of any Debt, Membership Units or other securities issued by the Company, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Company, or (v) upon the contribution of property or assets to the Company. Any additional Membership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Membership Interests) as shall be determined by the Managing Member, in its sole and absolute discretion and without the approval of any Non-Managing Member or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Membership Unit Designation”) without the approval of any Non-Managing Member or any other Person. Without limiting the generality of the foregoing, the Managing Member shall have authority to specify, in its sole and absolute discretion: (a) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Membership Interests; (b) the right of each such class or series of Membership Interests to share (on a pari passu, junior or preferred basis) in Membership Unit Distributions; (c) the rights of each such class or series of Membership Interests upon dissolution and liquidation of the Company; (d) the voting rights, if any, of each such class or series of Membership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Membership Interests. Except to the extent specifically set forth in any Membership Unit Designation, a Membership Interest of any class or series other than a Membership Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Membership Interest, the Managing Member shall amend the Register and the books and records of the Company as appropriate to reflect such issuance.

B. Issuances to the Managing Member or CLNY. No additional Membership Units shall be issued to CLNY unless (i) the additional Membership Units are issued to all Members holding Membership Common Units in proportion to their respective Percentage Interests in the Membership Common Units, (ii) (a) the additional Membership Units are (x) Membership Common Units issued in connection with an issuance of REIT Shares, or (y) Company Equivalent Units (other than Membership Common Units) issued in connection with an issuance of Capital Shares, Preferred Shares, New Securities or other interests in CLNY (other than REIT Shares), and (b) CLNY contributes to the Company the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Capital Shares, Preferred Shares, New Securities or other interests in CLNY, (iii) the additional Membership Units are issued upon the conversion, redemption or exchange of Debt, Membership Units or other securities issued by the Company, or (iv) the additional Membership Units are issued pursuant to Section 4.3.B, Section 4.3.E, Section 4.4, Section 4.7 or Section 4.11.

C. No Preemptive Rights. Except as expressly provided in this Agreement or in any Membership Unit Designation, no Person, including any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest.

D. Notwithstanding any provision to the contrary contained in this Agreement but subject to the rights of any Holder of any Membership Interest set forth in a Membership Unit Designation, the Company shall not issue, and the Managing Member shall not authorize the issuance of, (i) any Membership Interests issued to CLNY that do not have CLNY Equivalent Shares that are concurrently issued by CLNY for the equivalent contribution to CLNY of cash, property or assets, which are subsequently contributed by CLNY to the Company, or (ii) any Membership Interests unless approved by the Board of Directors.

Section 4.3 Additional Funds and Capital Contributions.

A. General. The Managing Member may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the acquisition of additional Properties, for the redemption of Membership Units or for such other purposes as the Managing Member may determine. Additional Funds may be obtained by the Company, at the election of the Managing Member, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Member or any other Person.

B. Additional Capital Contributions. The Managing Member, on behalf of the Company, may obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. In connection with any such Capital Contribution (of cash or property), the Managing Member is hereby authorized to cause the Company from time to time to issue additional Membership Units (as set forth in Section 4.2 above) in consideration therefor, and the Percentage Interests of the Managing Member and the other Members shall be adjusted to reflect the issuance of such additional Membership Units.

C. Loans by Third Parties. The Managing Member, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt to any Person (other than, except as contemplated in Section 4.3.D, the Managing Member or CLNY) upon such terms as the Managing Member determines appropriate, including making such Debt convertible, redeemable or exchangeable for Membership Units; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

D. Managing Member and CLNY Member Loans. The Managing Member, in its sole and absolute discretion on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt to the Managing Member and/or CLNY (each, a “CLNY Member Loan”) if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the Managing Member or CLNY, as applicable, the net proceeds of which are loaned to the Company to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Company than would be available to the Company from a third party; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

E. Issuance of Securities by CLNY. CLNY shall not issue any additional REIT Shares, Preferred Shares or New Securities unless CLNY contributes, substantially concurrently with the receipt thereof, the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Preferred Shares or New Securities (as the case may be), and from the exercise of the rights contained in any such additional New Securities, to the Company in exchange for (x) in the case of an issuance of REIT Shares, Membership Common Units, or (y) in the case of an issuance of Preferred Shares or New Securities, Company Equivalent Units; provided, however, that notwithstanding the foregoing, CLNY may issue REIT Shares, Preferred Shares or New Securities (a) pursuant to Section 4.4 or Section 15.1.B hereof, (b) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Preferred Shares or New Securities to all holders of REIT Shares, Preferred Shares or New Securities (as the case may be), (c) upon a conversion, redemption or exchange of Preferred Shares, (d) upon a conversion, redemption, exchange or exercise of New Securities, or (e) in connection with an acquisition of Membership Units or a property or other asset to be owned, directly or indirectly, by CLNY. In the event of any issuance of additional REIT Shares, Preferred Shares or New Securities by CLNY, and the contribution to the Company, by CLNY, of the cash proceeds or other consideration received from such issuance, the Company shall pay CLNY’s expenses associated with such issuance, including any underwriting discounts or commissions. In the event that CLNY issues any additional REIT Shares, Capital Shares, Preferred Shares, New Securities or other interests in CLNY (other than REIT Shares) and contributes the cash proceeds or other consideration received from the issuance thereof to the Company, the Company is authorized to and shall issue a number of Membership Common Units or Company Equivalent Units to CLNY equal to the number of REIT Shares, Capital Shares, Preferred Shares, New Securities or other interests so issued, divided by the Adjustment Factor then in effect, in accordance with this Section 4.3.E without any further act, approval or vote of any Member or any other Persons.

Section 4.4 Stock Option Plans.

A. Options Granted to Persons other than Company Employees. If at any time or from time to time, in connection with any Stock Option Plan, an option to purchase REIT Shares granted to a Person other than a Company Employee is duly exercised:

(1) CLNY, shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to the exercise price paid to CLNY by such exercising party in connection with the exercise of such stock option.

(2) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4.A(1) hereof, CLNY shall be deemed to have contributed to the Company as a Capital Contribution an amount equal to the Value of a REIT Share as of the date of exercise, multiplied by the number of REIT Shares then being issued in connection with the exercise of such stock option. In exchange for such Capital Contribution, the Company shall issue a number of Membership Common Units to CLNY equal to the quotient of (a) the number of REIT Shares issued in connection with the exercise of such stock option, divided by (b) the Adjustment Factor then in effect.

B. Options Granted to Company Employees. If at any time or from time to time, in connection with any Stock Option Plan, an option to purchase REIT Shares granted to a Company Employee is duly exercised:

(1) CLNY shall sell to the Company, and the Company shall purchase from CLNY, the number of REIT Shares as to which such stock option is being exercised. The purchase price per REIT Share for such sale of REIT Shares to the Company shall be the Value of a REIT Share as of the date of exercise of such stock option.

(2) The Company shall sell to the Optionee (or if the Optionee is an employee of a Company Subsidiary, the Company shall sell to such Company Subsidiary, which in turn shall sell to the Optionee), for a cash price per share equal to the Value of a REIT Share at the time of the exercise, a number of REIT Shares equal to (a) the exercise price paid to CLNY by the exercising party in connection with the exercise of such stock option, divided by (b) the Value of a REIT Share at the time of such exercise.

(3) The Company shall transfer to the Optionee (or if the Optionee is an employee of a Company Subsidiary, the Company shall transfer to such Company Subsidiary, which in turn shall transfer to the Optionee) at no additional cost, as additional compensation, a number of REIT Shares equal to the number of REIT Shares described in Section 4.4.B(1) hereof, less the number of REIT Shares described in Section 4.4.B(2) hereof.

(4) CLNY shall, as soon as practicable after such exercise, make a Capital Contribution to the Company of an amount equal to the proceeds received (excluding any payment in respect of payroll taxes or other withholdings) by CLNY pursuant to Section 4.4.B(1) in connection with the exercise of such stock option. In exchange for such Capital Contribution, the Company shall issue a number of Membership Common Units to CLNY equal to the quotient of (a) the number of REIT Shares issued in connection with the exercise of such stock option, divided by (b) the Adjustment Factor then in effect.

C. Restricted Stock Granted to Company Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Stock Option Plan), any REIT Shares are issued to a Company Employee (including any REIT Shares that are subject to forfeiture in the event such Company Employee terminates his employment by the Company or a Company Subsidiary) in consideration for services performed for the Company or a Company Subsidiary:

(1) CLNY shall issue such number of REIT Shares as are to be issued to the Company Employee in accordance with the Equity Plan;

(2) the following events will be deemed to have occurred: (a) CLNY shall be deemed to have sold such shares to the Company (or if the Company Employee is an employee or other service provider of a Company Subsidiary, to such Company Subsidiary) for a purchase price equal to the Value of such shares,

(b) the Company (or such Company Subsidiary) shall be deemed to have delivered the shares to the Company Employee, (c) CLNY shall be deemed to have contributed the purchase price to the Company as a Capital Contribution, and (d) if the Company Employee is an employee of a Company Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Company Subsidiary; and

(3) the Company shall issue to CLNY a number of Membership Common Units equal to the number of newly issued REIT Shares, divided by the Adjustment Factor then in effect, in consideration for the deemed Capital Contribution pursuant to Section 4.4.C.(2)(c).

D. Restricted Stock Granted to Persons other than Company Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Stock Option Plan), any REIT shares are issued to a Person other than a Company Employee in consideration for services performed for CLNY, the Company or a Company Subsidiary:

(1) CLNY shall issue such number of REIT Shares as are to be issued to such Person in accordance with the Equity Plan; and

(2) CLNY shall be deemed to have contributed the Value of such REIT Shares to the Company as a Capital Contribution, and the Company shall issue to CLNY a number of newly issued Membership Common Units equal to the number of newly issued REIT Shares, divided by the Adjustment Factor then in effect.

E. Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Managing Member or CLNY from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Managing Member, CLNY, the Company or any of their Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Managing Member or CLNY, amendments to this Section 4.4 may become necessary or advisable and that any approval or Consent to any such amendments requested by the Managing Member or CLNY shall be deemed granted.

F. Issuance of Membership Common Units. The Company is expressly authorized to issue Membership Common Units in the numbers specified in this Section 4.4 without any further act, approval or vote of any Member or any other Persons.

Section 4.5 LTIP Units.

A. Issuance of LTIP Units. The Managing Member may from time to time issue LTIP Units, in one or more classes or series established in accordance with Section 4.2, to Persons who provide services to the Company, for such consideration as the Managing Member may determine to be appropriate, and admit such Persons as Members. Any provision herein relating to LTIP Units or LTIP Unitholders may be varied by the provisions applicable to an individual class or series of LTIP Units as set forth in the applicable Membership Unit Designation. Except to the extent a Capital Contribution is made with respect to an LTIP Unit, each LTIP Unit is intended to qualify as a “profits interest” in the Company within the meaning of the Code, the Regulations, and any published guidance by the IRS with respect thereto. Subject to the following provisions of this Section 4.5 and the special provisions of Sections 4.6, 5.7 and 6.3.F, LTIP Units shall be treated as Membership Common Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Members’ Percentage Interests, holders of LTIP Units shall be treated as holders of Membership Common Units and LTIP Units shall be treated as Membership Common Units. In particular, the Company shall maintain at all times a one-to-one correspondence between LTIP Units and Membership Common Units for conversion, distribution and other purposes, including complying with the following procedures:

(i) If an Adjustment Event occurs, then except as set forth in the applicable Membership Unit Designation, the Managing Member shall make a corresponding adjustment to the LTIP Units to maintain the one-to-one correspondence between Membership Common Units and LTIP Units as existed prior to such

Adjustment Event. “Adjustment Events” means any of the following events (A) the Company makes a distribution on all outstanding Membership Common Units in Membership Units to the extent the LTIP Unitholder did not participate in the distribution, (B) the Company subdivides the outstanding Membership Common Units into a greater number of units or combines the outstanding Membership Common Units into a smaller number of units, or (C) the Company issues any Membership Units in exchange for its outstanding Membership Common Units by way of a reclassification or recapitalization of its Membership Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Membership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Membership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Membership Units to the Managing Member in respect of a capital contribution to the Company of proceeds from the sale of securities by the Managing Member. If the Company takes an action affecting the Membership Common Units or LTIP Units other than actions specifically described above as Adjustment Events and in the opinion of the Managing Member such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the Managing Member shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Equity Plan, in such manner and at such time as the Managing Member, in its sole and absolute discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided the Company shall promptly file in the books and records of the Company an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after the filing of such certificate, the Company shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and

(ii) Unless otherwise provided in an LTIP Award or Vesting Agreement or by the Managing Member with respect to any particular class or series of LTIP Units, the LTIP Unitholders shall, when, as and if authorized and declared by the Managing Member out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Membership Common Unit (the “Membership Unit Distribution”), paid to holders of Membership Common Units on such Company Record Date established by the Managing Member with respect to such distribution, provided, however, that until the Economic Capital Account Balance of the LTIP Units is equal to the Target Balance, the LTIP Units shall be entitled to distributions attributable to the sale or other disposition of an asset of the Company only to the extent of any appreciation in value of such asset subsequent to the Award Date, as determined by the Company. Subject to the terms of any LTIP Award or Vesting Agreement or by the Managing Member with respect to any particular class or series of LTIP Units, so long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Membership Common Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units in accordance with the preceding sentence. Subject to the terms of any LTIP Award or Vesting Agreement, or by the Managing Member with respect to any particular class or series of LTIP Units, an LTIP Unitholder shall be entitled to transfer his or her Vested LTIP Units to the same extent, and subject to the same restrictions as holders of Membership Common Units are entitled to transfer their Membership Common Units pursuant to Article XI of this Agreement.

B. Priority. Subject to the provisions of this Section 4.5 and the special provisions of Section 6.3.F, the LTIP Units shall rank pari passu with the Membership Common Units as to the payment of regular and special periodic or other distributions and, subject to Sections 13.2.A(4) and 13.2.C, distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Membership Units or Membership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Membership Common Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units.

C. Special Provisions. LTIP Units shall be subject to the following special provisions:

(i) Vesting Agreements. LTIP Units may, in the sole and absolute discretion of the Managing Member, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the Managing Member from time to time in its sole and absolute discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Equity Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units;” all other LTIP Units shall be treated as “Unvested LTIP Units.”

(ii) Forfeiture. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Company or the Managing Member to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Company or the Managing Member exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Company Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of its LTIP Units shall be reduced by the amount, if any, by which such balance exceeds the Target Balance contemplated by Section 6.3.F, calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any.

(iii) Allocations. LTIP Unitholders shall be entitled to certain special allocations of gain under Section 6.3.F.

(iv) Redemption. The Redemption right provided to Members under Section 15.1 shall not apply with respect to LTIP Units unless and until they are converted to Membership Common Units as provided in clause (v) below and Section 4.6.

(v) Conversion to Membership Common Units. Vested LTIP Units are eligible to be converted into Membership Common Units under Section 4.6.

D. Voting. Unless otherwise provided in an LTIP Award or Vesting Agreement or by the Managing Member with respect to any particular class or series of LTIP Units, LTIP Unitholders shall (a) have the same voting rights as a holder of Membership Common Units with respect to their Vested LTIP Units, with the LTIP Units voting as a single class with the Membership Common Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below. Unless otherwise provided in an LTIP Award or Vesting Agreement or by the Managing Member with respect to any particular class or series of LTIP Units, so long as any LTIP Units remain outstanding, the Company shall not, without the affirmative vote of the holders of at least a majority of the LTIP Units outstanding at the time that would be adversely affected by the proposed action, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units as such so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately in all material respects the rights, privileges and voting powers of the holders of Membership Common Units; but subject, in any event, to the following provisions:

(i) With respect to any Transaction, so long as the LTIP Units are treated in accordance with Section 4.6.F hereof, the consummation of such Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(ii) Any creation or issuance of any Membership Units or of any class or series of Membership Interest, including additional Membership Common Units, LTIP Units or Preferred Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Membership Common Units.

Section 4.6 Conversion of LTIP Units.

A. Unless otherwise provided in an LTIP Award or Vesting Agreement or by the Managing Member with respect to any particular class or series of LTIP Units, an LTIP Unitholder shall have the right (the “Conversion Right”), at its option, at any time to convert all or a portion of its Vested LTIP Units into Membership Common Units; provided, however, that a holder may not exercise the Conversion Right for less than 1,000 Vested LTIP Units or, if such holder holds less than 1,000 Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested LTIP Units into Membership Common Units until they become Vested LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Company a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Company subject to such condition. In all cases, the conversion of any LTIP Units into Membership Common Units shall be subject to the conditions and procedures set forth in this Section 4.6.

B. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Member, to the extent attributable to its ownership of LTIP Units, divided by (y) the Membership Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise his or her Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit C to the Company (with a copy to the Managing Member) not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the Managing Member has not given to the LTIP Unitholders notice of a proposed or upcoming Transaction (as defined below in Section 4.6.F) at least 30 days prior to the effective date of such Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the 10th day after such notice from the Managing Member of a Transaction or (y) the third business day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.2. Each LTIP Unitholder covenants and agrees with the Company that all Vested LTIP Units to be converted pursuant to this Section 4.6.B shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 15.1.A of this Agreement relating to those Membership Common Units that will be issued to such holder upon conversion of such LTIP Units into Membership Common Units in advance of the Conversion Date; provided, however, that the redemption of such Membership Common Units by the Company shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if he or she so wishes, the Membership Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Company simultaneously with such conversion, with the further consequence that, if the Managing Member elects to assume the Company’s redemption obligation with respect to such Membership Common Units under 15.1.B of this Agreement by delivering to such holder Class A REIT Shares rather than cash, then such holder can have such Class A REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Membership Common Units. The Managing Member shall reasonably cooperate with an LTIP Unitholder to coordinate the timing of the different events described in the foregoing sentence.

C. The Company, at any time at the election of the Managing Member in its sole and absolute discretion, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced

Redemption”) into an equal number of Membership Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.5; provided, however, that the Company may not cause a Forced Redemption of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 4.6.B. In order to exercise its right of Forced Redemption, the Company shall deliver a notice (a “Forced Redemption Notice”) in the form attached as Exhibit D to the applicable LTIP Unitholder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Redemption Notice. A Forced Redemption Notice shall be provided in the manner provided in Section 15.2.

D. A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Company has given a Forced Redemption Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Company with the issuance as of the opening of business on the next day of the number of Membership Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Company shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the Managing Member certifying the number of Membership Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Member pursuant to Article XI hereof may exercise the rights of such Member pursuant to this Section 4.6 and such Member shall be bound by the exercise of such rights by the Assignee.

E. For purposes of making future allocations under Section 6.3.F and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Membership Common Unit Economic Balance.

F. If the Company or the Managing Member shall be a party to any transaction (including a merger, consolidation, unit exchange, self-tender offer for all or substantially all Membership Common Units or other business combination or reorganization, or sale of all or substantially all of the Company’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Membership Common Units shall be exchanged for or converted into the right, or the holders of such Membership Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (any of the foregoing being referred to herein as a “Transaction”), then the Managing Member shall, immediately prior to the consummation of the Transaction, exercise its right to cause a Forced Redemption with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Company were sold at the Transaction price or, if applicable, at a value determined by the Managing Member in good faith using the value attributed to the Membership Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction). In anticipation of such Forced Redemption and the consummation of the Transaction, the Company shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Transaction in consideration for the Membership Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Membership Common Units, assuming such holder of Membership Common Units is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Membership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the Managing Member shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the Managing Member, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Membership Common Units in connection with such Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Membership Common Unit would receive if such Membership Common Unit holder failed to make such an election. Subject to the rights of the Company and the Managing Member under any Vesting Agreement and any Equity Plan, the Company shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 4.6.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into Membership Common Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Membership Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

Section 4.7 Dividend Reinvestment Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article 4, all amounts retained or deemed received by CLNY in respect of any dividend reinvestment plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by CLNY to effect open market purchases of REIT Shares, or (b) shall be contributed by CLNY to the Company in exchange for additional Membership Common Units, and upon such contribution, the Company will issue to CLNY a number of Membership Common Units equal to the number of newly issued REIT Shares, divided by the Adjustment Factor then in effect.

Section 4.8 No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

Section 4.9 Conversion or Redemption of Preferred Shares; Redemption of REIT Shares.

A. Conversion of Preferred Shares. If, at any time, any Preferred Shares are converted into REIT Shares, in whole or in part, then an equal number of Company Equivalent Units held by CLNY that correspond to the class or series of Preferred Shares so converted shall automatically be converted into a number of Membership Common Units equal to the quotient of (i) the number of REIT Shares issued upon such conversion, divided by (ii) the Adjustment Factor then in effect.

B. Redemption of Preferred Shares. If, at any time, any Preferred Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by CLNY for cash, then, immediately prior to such redemption of Preferred Shares, the Company shall redeem an equal number of Company Equivalent Units held by CLNY that correspond to the class or series of Preferred Shares so redeemed, repurchased or acquired upon the same terms and for the same price per Company Equivalent Unit, as such Preferred Shares are redeemed, repurchased or acquired.

C. Redemption, Repurchase or Forfeiture of REIT Shares. If, at any time, any REIT Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, upon forfeiture of any award granted under any Equity Plan, automatically or by means of another arrangement, including pursuant to any Non-Managing Member Ancillary Agreement) by CLNY, then, immediately prior to such redemption, repurchase or acquisition of REIT Shares, the Company shall redeem a number of Membership Common Units held by CLNY equal to the quotient of (i) the number of REIT Shares so redeemed, repurchased or acquired, divided by (ii) the Adjustment Factor then in effect, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Membership Common Unit (after giving effect to application of the Adjustment Factor) as such REIT Shares are redeemed, repurchased or acquired.

Section 4.10 Other Contribution Provisions. In the event that any Member is admitted to the Company and is given a Capital Account in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such Member in cash and such Member had contributed the cash to the capital of the Company. In addition, with the consent of the Managing Member, one or more Members (including CLNY) may enter into contribution agreements with the Company which have the effect of providing a guarantee of certain obligations of the Company.

Section 4.11 Excluded Properties. CLNY shall contribute each Excluded Property (or, if applicable, the net proceeds (after payment of all transfer taxes and other transaction costs) received by CLNY from the sale, transfer or other disposition of an Excluded Property to a Person who is not a direct or indirect wholly owned Subsidiary of CLNY) to the Company upon the earlier of (i) such time as it is commercially practicable to contribute such property to the Company without adverse tax or other economic consequence to CLNY, and (ii) any sale, transfer or other disposition of an Excluded Property to a Person who is not a direct or indirect wholly owned Subsidiary of CLNY. Upon any such contribution of an Excluded Property or the proceeds therefrom, CLNY shall receive in exchange for such contribution, notwithstanding the actual value of such Excluded Property or the amount of such proceeds (as the case may be), the Specified Membership Units applicable to such Excluded Property. The Company is expressly authorized to issue the Specified Membership Units in the numbers specified in this Section 4.11 without any further act, approval or vote of any Member or any other Persons.

Section 4.12 Contingent Consideration and Indemnification Payment. In exchange for the contribution of assets to the Company pursuant to the CC Contribution Agreement, CC, CCH, FHB LLC and Saltzman (the “Contingent Consideration Members”) are collectively entitled to up to $[        ] of contingent consideration to the extent such contingent consideration is issued as Membership Common Units (the “Aggregate Contingent Consideration”) as provided in Section 3.5 of the CC Contribution Agreement. The initial Gross Asset Value of the assets contributed by the Contingent Consideration Members to the Company as reflected on Schedule II includes the value of the Aggregate Contingent Consideration and the respective Capital Accounts, as reflected on Schedule I, of the Contingent Consideration Members includes such value; provided, however, if all or a portion of the Aggregate Contingent Consideration is forfeited as determined by Section 3.5 of the CC Contribution Agreement, the Gross Asset Values of the assets of the Company shall be decreased by the amount of such forfeiture of the Aggregate Contingent Consideration and the Capital Accounts of the Contingent Consideration Members shall be decreased by such decrease. In addition, if any of the Contingent Consideration Members are required to forfeit any consideration as a result of an indemnification obligation under Article X of the CC Contribution Agreement, the Gross Asset Values of the assets of the Company shall be decreased by the amount of such forfeiture and the Capital Accounts of such Contingent Consideration Members shall be decreased by such decrease. The Members acknowledge and agree that the Membership Common Units representing the Aggregate Contingent Consideration have been issued and are being held by the Company and that such Membership Common Units will be treated in the same manner as any other outstanding Membership Common Units.

ARTICLE 5

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions. Subject to the terms of any Membership Unit Designation that provides for a class or series of Company Preferred Units with a preference with respect to the payment of distributions, the Managing Member shall cause the Company to distribute quarterly all, or such portion as the Managing Member may determine, of the Available Cash generated by the Company during such quarter to the Holders of Membership Common Units in accordance with their respective Percentage Interests of Membership Common Units on such Company Record Date. Distributions payable with respect to any Membership Units that were not outstanding during the entire quarterly period in respect of which any distribution is made (other than any Membership Units issued to CLNY in connection with the issuance of REIT Shares or Capital Shares by CLNY) shall be prorated based on the portion of the period that such Membership Units were outstanding. Notwithstanding the foregoing, the Managing Member, in its sole and absolute discretion, may cause the Company to distribute Available Cash to the Holders on a more or less frequent basis than quarterly. The Managing Member shall make reasonable efforts to cause the Company to distribute sufficient amounts to enable CLNY, for so long as CLNY has determined to qualify as a REIT, to pay stockholder dividends that will (a) satisfy the REIT Requirements, and (b) eliminate any U.S. federal income or excise tax liability of CLNY.

Notwithstanding the foregoing, if any Excluded Property (or the proceeds therefrom) has not been contributed to the Company pursuant to Section 4.11, the distributions provided for above shall be calculated, to the extent possible, based on Adjusted Available Cash as if each Excluded Property had been contributed to the Company in exchange for Membership Common Units pursuant to Section 4.11; provided, however, that if any Excluded Property (or the proceeds therefrom) has not been contributed to the Company pursuant to Section 4.11, any distributions to be made with respect to CLNY’s Membership Units shall in the aggregate be reduced to the extent of any REIT Available Cash derived from such Excluded Property. Notwithstanding the foregoing, all payments received by the Company from the CLNY Management Agreement (other than any such payments made by any “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of CLNY) shall be distributed to CLNY.

Section 5.2 Distributions in Kind. No Holder may demand to receive property other than cash as provided in this Agreement. The Managing Member may cause the Company to make a distribution in kind of Company assets or Membership Interests to the Holders, and such assets or Membership Interests shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10 hereof.

Section 5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.4 Distributions upon Liquidation. Notwithstanding the other provisions of this Article 5, upon the occurrence of a Liquidating Event, the assets of the Company shall be distributed to the Holders in accordance with Section 13.2 hereof.

Section 5.5 Distributions to Reflect Additional Membership Units. In the event that the Company issues additional Membership Units pursuant to the provisions of Article 4 hereof, subject to the rights of any Holder of any Membership Interest set forth in a Membership Unit Designation, the Managing Member is hereby authorized to make such revisions to this Article 5 and to Article 6 as it determines are necessary or desirable to reflect the issuance of such additional Membership Units, including making preferential distributions to certain classes of Membership Units.

Section 5.6 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

Section 5.7 Restriction on Distributions with Respect to LTIP Units. It is the intention of the Members that distributions in respect of LTIP Units be limited to the extent necessary so that each of the LTIP Units constitutes a “profits interest” for U.S. federal income tax purposes. In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, the Managing Member shall, if necessary, limit distributions to the holders of LTIP Units so that such distributions do not exceed the available profits in respect of such LTIP Units. In the event that distributions in respect of LTIP Units are reduced pursuant to the preceding sentence, an amount equal to such excess distributions shall be treated as instead apportioned to the remaining Members pro rata in accordance with their Membership Common Units for the related Fiscal Year in accordance with the other provisions of this Agreement, and the Managing Member shall make adjustments to future distributions to the holders of LTIP Units as promptly as practicable so that the holders of LTIP Units receive a distribution equal to the amount they would have received, in each case as if this Section 5.7 had not been in effect; provided, however, that any distributions pursuant to this sentence shall be further subject to the provisions of this Section 5.7. For purposes of this Agreement, “profits interest” means a right to receive distributions funded solely by profits of the Company generated after the grant in connection with the performance of services, satisfying the requirements as set forth in IRS Revenue Procedures 93-27 and 2001-43, or any future IRS guidance or other authority that supplements or supersedes the foregoing IRS Revenue Procedures.

ARTICLE 6 ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year as of the end of each such year. Except as otherwise provided in this Article 6, and subject to Section 11.6.C hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 General Allocations.

A. In General. Subject to Section 11.6.C hereof, Net Income and Net Loss shall be allocated to each of the Holders as follows:

(i) Net Income will be allocated to Holders of Company Preferred Units and Company Equivalent Units in accordance with and subject to the terms of the Membership Unit Designation applicable to such Company Preferred Units and Company Equivalent Units;

(ii) remaining Net Income will be allocated to the Holders of Membership Common Units in accordance with their respective Percentage Interests at the end of each Fiscal Year;

(iii) subject to the terms of any Membership Unit Designation, Net Loss will be allocated to the Holders of Membership Common Units in accordance with their respective Percentage Interests and to the holders of Company Equivalent Units in accordance with and subject to the terms of the Membership Unit Designation applicable to such Company Equivalent Units at the end of each Fiscal Year; and

(iv) for purposes of this Section 6.2.A, the Percentage Interests of the Holders of Membership Common Units shall be calculated based on a denominator equal to the aggregate Membership Common Units outstanding as of the date of determination.

Section 6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

A. Special Allocations Regarding Company Preferred Units. If any Company Preferred Units are redeemed pursuant to Section 4.9.B hereof (treating a full liquidation of the Managing Member’s Membership Interest or of CLNY’s Membership Interest for purposes of this Section 6.3.A as including a redemption of any then outstanding Company Preferred Units pursuant to Section 4.9.B hereof), for the Fiscal Year that includes such redemption (and, if necessary, for subsequent Fiscal Years) (a) gross income and gain (in such relative proportions as the Managing Member shall determine) shall be allocated to the holder(s) of such Company Preferred Units to the extent that the Redemption Amounts paid or payable with respect to the Company Preferred Units so redeemed (or treated as redeemed) exceeds the aggregate Capital Account Balances (net of liabilities assumed or taken subject to by the Company) per Company Preferred Unit allocable to the Company Preferred Units so redeemed (or treated as redeemed) and (b) deductions and losses (in such relative proportions as the Managing Member shall determine) shall be allocated to the holder(s) of such Company Preferred Units to the extent that the aggregate Capital Account Balances (net of liabilities assumed or taken subject to by the Company) per Company Preferred Unit allocable to the Company Preferred Units so redeemed (or treated as redeemed) exceeds the Redemption Amount paid or payable with respect to the Company Preferred Units so redeemed (or treated as redeemed).

B. Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Member Minimum Gain during any Fiscal Year, each Holder shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Member Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.B(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.B(i) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Holder who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s respective share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.B(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain,” within the meaning of Regulations Section 1.704-2(i), and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Member Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3.B(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.B(iv) were not in the Agreement. It is intended that this Section 6.3.B(iv) qualify and be construed as a “qualified income offset,” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith.

(v) Gross Income Allocation. If any Holder has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Company upon complete liquidation of such Holder’s Membership Interest (including the Holder’s interest in outstanding Company Preferred Units and other Membership Units), and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Company income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3.B(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.B(v) and Section 6.3.B(iv) hereof were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated (x) first, among the other Holders of Membership Common Units in accordance with their respective Percentage Interests, and (y) thereafter, among the Holders of other Membership Units, as determined by the Managing Member, subject to the limitations of this Section 6.3.B(vi).

(vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders of Membership Common Units in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies (or otherwise as described in Regulations Section 1.704-1(b)(2)(iv)(m)(4)).

(viii) Curative Allocations. The allocations set forth in Sections 6.3.B(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Membership Common Units so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Membership Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

C. Special Allocations Upon Liquidation. Notwithstanding any provision in this Article 6 to the contrary, if the Company disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Company pursuant to Article 13 hereof, then any Net Income or Net Loss realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated for such Fiscal Year (and to the extent permitted by Code Section 761(c), for the immediately preceding Fiscal Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2.A(4) hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article 5 hereof.

D. Allocation of Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Company profits shall be equal to such Holder’s Percentage Interest with respect to Membership Common Units. The Company shall maintain on a continuous basis during the five-year period beginning on the Closing Date (as defined in the CC Contribution Agreement) an amount of liabilities payable or owed to third parties that are not guaranteed by CLNY or a related party of CLNY (other than the Company, any Subsidiary or Affiliate of the Company, any Contributor (as defined in the CC Contribution Agreement) or Affiliate thereof or any joint venture or other entity in which the Company owns a direct or indirect interest) and not otherwise recourse to CLNY in an amount that is at least equal to $350,000,000. For purposes of the prior sentence, liabilities shall include (i) any liabilities owed by any joint venture or other entity in which the Company owns a direct or indirect interest, to the extent of such interest and (ii) liabilities incurred under the Credit Agreement, dated August 6, 2013, as amended by the First Amendment, as dated January 29, 2014, and the Second Amendment, as dated December 12, 2014, among CLNY, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders (the “Credit Agreement”), but only to the extent the REIT Guaranty (as defined in the Credit Agreement) has been amended in the manner described in the proviso contained in the definition of “REIT Guaranty”, and in such case, the REIT Guaranty shall not be treated as a guaranty by CLNY or as causing such liability to be recourse to CLNY. The Company shall elect to allocate excess nonrecourse liabilities to CC to the maximum extent permitted under the “additional method” described in Regulations Section 1.752-3(a)(3) as regards to the amount of built-in gain allocated to a Member on section 704(c) property. Notwithstanding the above, the requirements of this Section 6.3D shall be treated as having been satisfied at any given time so long as $50,000,000 of liabilities are allocated to CC and/or directly or indirectly to Thomas J. Barrack, Jr. in accordance with Section 752 of the Code and the Regulations at such time.

E. All gross income and gain of the Company associated with the CLNY Management Agreement shall, to the extent permitted by law, be specially allocated to CLNY.

F. Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Section 6.2 above, Liquidating Gains shall first be allocated to the LTIP Unitholders until the Economic Capital Account Balances of such Holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Membership Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units (the “Target Balance”). For this purpose, “Liquidating Gains” means net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including net capital gain realized in connection with an adjustment to the Gross Asset Value of Company assets under Code Section 704(b). The “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances to the extent attributable to their ownership of LTIP Units, plus the amount of their allocable share of any Member Minimum Gain or Company Minimum Gain attributable to such LTIP Units. Similarly, the “Membership Common Unit Economic Balance” shall mean (i) the Capital Account balance of the Managing Member, plus the amount of the Managing Member’s share of any Member Minimum Gain or Company Minimum Gain, in either case to the extent attributable to the Managing Member’s ownership of Membership Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.3.F (including any expenses of the Company reimbursed to the Managing Member pursuant to Section 7.4.B), divided by (ii) the number of the Managing Member’s Membership Common Units. Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 6.3.F. The parties agree that the intent of this Section 6.3.F is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the Managing Member’s Membership Common Units (on a per-Membership Common Unit/LTIP Unit basis). The Managing Member shall be permitted to interpret this Section 6.3.F or to amend this Agreement to the extent necessary and consistent with this intention.

Section 6.4 Tax Allocations.

A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations, each Company item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

B. Section 704(c) Allocations. Notwithstanding Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Company shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Managing Member; provided, however, items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company by CC, CCH, Saltzman or FHB LLC shall be allocated among the Members in accordance with Section 704(c) of the Code so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value using the “traditional method without curative allocations” as defined in Regulations Section 1.704-3(b). If the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value,” subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the Managing Member; provided, however, any such subsequent allocations of Tax Items that are allocated to CC, CCH, Saltzman and FHB LLC shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the “traditional method without curative allocations” as defined in Regulations Section 1.704-3(b).

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management.

A. Except as otherwise expressly provided in this Agreement, including any Membership Unit Designation, all management powers over the business and affairs of the Company are and shall be exclusively vested in the Managing Member, and no Member shall have any right to participate in or exercise control or management power over the business and affairs of the Company. No Managing Member may be removed by the Members, with or without cause, except with the consent of the Managing Member. In addition to the powers now or hereafter granted a managing member of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to the other provisions hereof, including Section 7.3 and the terms of any Membership Unit Designation, shall have full and exclusive power and authority, without the consent of any Member, to conduct or authorize the conduct of the business of the Company, to exercise or direct the exercise of all powers of the Company and the Managing Member under the Act and this Agreement and to effectuate the purposes of the Company, including to cause the Company to enter into agreements or engage in transactions with affiliates of the Company or the Managing Member, issue additional Membership Interests, make distributions, sell, pledge, lease, mortgage or otherwise dispose of its assets, form and conduct all or any portion of its business and affairs through subsidiaries or joint ventures of any form, incur or guarantee debt for any purpose and obtain and maintain casualty, liability and other insurance on the Properties and liability insurance for the Indemnitees hereunder.

B. Except as provided in Section 7.3 hereof and subject to the rights of any Holder of any Membership Interest set forth in a Membership Unit Designation, the Managing Member is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Company and to otherwise exercise any power of the Managing Member under this Agreement and the Act without any further act, approval or vote of the Members or any other Persons and, in the absence of any specific action on the part of the Managing Member to the contrary, the taking of any action or the execution of any such document or writing by a manager, member, director or officer of the Managing Member, in the name and on behalf of the Managing Member, in its capacity as the managing member of the Company, shall conclusively evidence (1) the approval thereof by the Managing Member, in its capacity as the managing member of the Company, (2) the Managing Member’s determination that such action, document or writing is necessary or desirable to conduct the business and affairs of the Company, exercise the powers of the Company under the Act and this Agreement or effectuate the purposes of the Company, or any other determination by the Managing Member required by this Agreement in connection with the taking of such action or execution of such document or writing, and (3) the authority of such manager, member, director or officer with respect thereto.

C. The determination as to any of the following matters, made by or at the direction of the Managing Member consistent with the Act and this Agreement, shall be final and conclusive and shall be binding upon the Company and every Member: the amount of assets at any time available for distribution or the redemption of Common Units or Preferred Units; the amount and timing of any distribution; any determination to redeem Tendered Units; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Managing Member.

D. At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain working capital and other reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

E. Notwithstanding any other provision of this Agreement or the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company, undertaken in the belief that such action or omission is necessary or advisable in order (i) to protect the ability of CLNY to continue to qualify as a REIT, (ii) for CLNY otherwise to satisfy the REIT Requirements, (iii) for CLNY to avoid incurring any taxes under Code Section 857 or Code Section 4981, (iv) to protect the ability of the Company to be treated as a partnership or disregarded entity for federal income tax purposes, or (v) for any wholly owned Subsidiary of CLNY to continue to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or disregarded entity (determined for federal income tax purposes) thereof, is expressly authorized under this Agreement and is deemed approved by all of the Members.

Section 7.2 Certificate of Formation. To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company (or a company in which the members have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Company may elect to do business or own property. Subject to the terms of Section 8.5.A hereof, the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company (or a company in which the members have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Company may elect to do business or own property.

Section 7.3 Restrictions on the Managing Member’s Authority.

A. The Managing Member may not take any action in contravention of this Agreement, including, without limitation:

(1) any action that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(2) admitting a Person as a Member, except as otherwise provided in this Agreement;

(3) performing any act that would subject a Member to liability, except as provided herein or under the Act;

(4) entering into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (a) the Managing Member or the Company from performing its specific obligations under Section 15.1 hereof, or (b) a Member from exercising its rights under Section 15.1 hereof to effect a Redemption, except, in either case, with the written consent of such Member affected by the prohibition or restriction.

B. The Managing Member shall not, without the Consent of the Members, undertake on behalf of the Company, or enter into any transaction that would have the effect of, any of the following actions without the approval of the Board of Directors:

(1) except as provided in Section 7.3.C hereof, terminate this Agreement;

(2) except as otherwise permitted by this Agreement, or in connection with a Termination Transaction effected in accordance with Section 11.7, Transfer any portion of the Membership Interest of the Managing Member or admit into the Company any additional or successor Managing Member;

(3) except as otherwise permitted by this Agreement, or in connection with a Termination Transaction effected in accordance with Section 11.7, voluntarily withdraw as a managing member of the Company;

(4) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Company;

(5) institute any proceeding for bankruptcy on behalf of the Company;

(6) a merger or consolidation of the Company with or into any other Person, or a conversion of the Company into any other entity, other than in connection with a Termination Transaction effected in accordance with Section 11.7; or

(7) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company not in the ordinary course of business, whether in a single transaction or a series of related transactions, other than in connection with a Termination Transaction effected in accordance with Section 11.7.

C. Notwithstanding Section 7.3.B hereof but subject to the rights of any Holder of any Membership Interest set forth in a Membership Unit Designation and Section 7.3.D, the Managing Member shall have the exclusive power, without the Consent of the Members or the consent or approval of any Non-Managing Member, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1) to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Members;

(2) to reflect the admission, substitution or withdrawal of Members, the Transfer of any Membership Interest or the termination of the Company in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal or Transfer;

(3) to reflect a change that is of an inconsequential nature or does not adversely affect the Non-Managing Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(5) to reflect such changes as are reasonably necessary for CLNY to maintain its status as a REIT or to satisfy the REIT Requirements;

(6) to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article 6 or the manner in which Capital Accounts are adjusted, computed or maintained (but in each case only to the extent set forth in the definition of “Capital Account” or Section 5.5 or as contemplated by the Code or the Regulations);

(7) to reflect the issuance of additional Membership Interests in accordance with Article 4;

(8) to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional Membership Units issued pursuant to Article 4;

(9) if the Company is the Surviving Company in any Termination Transaction, to modify Section 15.1 or any related definitions to provide the holders of interests in such Surviving Company rights that are consistent with Section 11.7C(v);

(10) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; and

(11) to reflect any other modification to this Agreement that is reasonably necessary for the business or operations of the Company or CLNY and that does not violate Section 7.3.D.

D. Notwithstanding Sections 7.3.B, 7.3.C and Article 14 hereof, this Agreement shall not be amended, and no action may be taken by the Managing Member, without the consent of each Member, if any, adversely affected thereby, if such amendment or action would (i) convert a Non-Managing Member into a managing member of the Company (except as a result of the Non-Managing Member becoming a Managing Member pursuant to Section 12.1 or 13.1.A of this Agreement), (ii) modify the limited liability of a Member, (iii) adversely alter the rights of any Member to receive the distributions to which such Member is entitled pursuant to Article 5 or Section 13.2.A(4) hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2, 5.5 and 7.3.C hereof), (iv) alter or modify in a manner that adversely affects any Member the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Section 15.1 hereof, or amend or modify any related definitions (except for amendments to this Agreement or other actions that provide rights consistent with Section 11.7C(v)), or (v) amend this Section 7.3.D; provided, however, that the consent of any individual Member adversely affected shall not be required for any amendment or action described in this Section 7.3.D that affects all Members holding the same class or series of Membership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Members of such class or series. Further, no amendment may alter the restrictions on the Managing Member’s authority set forth elsewhere in this Section 7.3 without the consent specified therein. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.

Section 7.4 Reimbursement of the Managing Member and CLNY.

A. The Managing Member shall not be compensated for its services as managing member of the Company except as provided in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which it may be entitled in its capacity as Managing Member).

B. Subject to Section 7.4.C and Section 15.11, the Company shall be liable for, and shall advance to or reimburse the Managing Member and CLNY, as applicable, on a monthly basis, or such other basis as the Managing Member may determine, for all sums required or expended in connection with the Company’s business, including (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Company, (ii) compensation of officers and employees, including payments under future compensation plans of CLNY, the Managing Member, the Company, or a Subsidiary of CLNY, the Managing Member, or the Company that may provide for stock units, or phantom stock, pursuant to which employees of CLNY, the Managing Member, the Company, or any such Subsidiary will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses, (iv) all costs and expenses of CLNY being a public company, including costs of filings with the SEC, reports and other distributions to its stockholders and (v) without limiting the foregoing, all amounts necessary for the timely payment of all interest, principal and any other payment obligations pursuant to CLNY’s 5.00% Convertible Senior Notes due on April 15, 2023 (and any refinancing thereof), 3.875% Convertible Senior Notes due on January 15, 2021 (and any refinancing thereof), and (c) other notes and long-term debt payable or owed during the five-year period beginning on the date hereof; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the Managing Member or CLNY with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted pursuant to Section 7.5. Such reimbursements shall be in addition to any reimbursement of the Managing Member and CLNY as a result of indemnification pursuant to Section 7.7 hereof.

C. To the extent practicable, Company expenses shall be billed directly to and paid by the Company. If and to the extent any reimbursements to the Managing Member pursuant to this Section 7.4 constitute gross income to the Managing Member (as opposed to the repayment of advances made on behalf of the Company), such amounts shall (unless otherwise required by the Code and the Regulations) constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

Section 7.5 Outside Activities of the Managing Member. The Managing Member, for so long as it is the Managing Member of the Company, shall not directly or indirectly enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Membership Interests, (b) the management of the business of the Company, (c) its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) its operations as a REIT, (e) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type related to the Company or its assets or activities, (g) the holding, operation, acquisition or disposition of Excluded Properties in accordance with the terms of this Agreement with respect thereto and (h) such activities as are incidental thereto; provided, however, that the Managing Member may from time to time hold or acquire assets in its own name or otherwise other than through the Company so long as the Managing Member takes commercially reasonable measures to insure that the economic benefits and burdens of such Property are otherwise vested in the Company, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company, the Members shall negotiate in good faith to amend this Agreement, including the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the Managing Member, as applicable. The Managing Member and all “qualified REIT subsidiaries” (within the meaning of Code Section 856(i)(2)) and disregarded entities (determined for federal income tax purposes) thereof, taken as a group, shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Company) other than (i) Excluded Properties, (ii) interests in “qualified REIT subsidiaries” (within the meaning of Code Section 856(i)(2)) or disregarded entities (determined for federal income tax purposes), (iii) Membership Interests as the Managing Member or CLNY and (iv) such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1.D hereof and the requirements necessary for CLNY to qualify as a REIT and for the Managing Member and CLNY to carry out their respective responsibilities contemplated under this Agreement and the Charter. The Managing Member and any Affiliates of the Managing Member may acquire Membership Interests and shall be entitled to exercise all rights of a Member relating to such Membership Interests.

Section 7.6 Transactions with Affiliates.

A. The Company may lend or contribute funds or other assets to CLNY and its Subsidiaries or other Persons in which CLNY has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions no less favorable to the Company in the aggregate than would be available from unaffiliated third parties, as determined by the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person. It is expressly acknowledged and agreed by each Member that CLNY may (i) borrow funds from the Company in order to redeem, at any time or from time to time, options or warrants previously or hereafter issued by CLNY, (ii) put to the Company, for cash, any rights, options, warrants or convertible or exchangeable securities that CLNY may desire or be required to purchase or redeem, or (iii) borrow funds from the Company to acquire assets that become Excluded Properties or will be contributed to the Company for Membership Units.

B. Except as provided in Section 7.5 hereof and subject to Section 3.1 hereof, the Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

C. The Managing Member, CLNY and their respective Affiliates may sell, transfer or convey any property to the Company, directly or indirectly, on terms and conditions no less favorable to the Company, in the aggregate, than would be available from unaffiliated third parties, as determined by the Managing Member.

D. The Managing Member or CLNY, without the approval of the other Members or any of them or any other Persons, may propose and adopt, on behalf of the Company, employee benefit plans funded by the Company for the benefit of employees of the Managing Member, the Company, CLNY, Subsidiaries of the

Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Managing Member, CLNY, the Company or any of the Company’s Subsidiaries.

Section 7.7 Indemnification.

A. To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company (“Actions”), as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Company shall not indemnify an Indemnitee (i) for any Action if it is established by a final judgment of a court of competent jurisdiction that the actions or omissions of the Indemnitee were material to the matter giving rise to the Action and were committed in bad faith, constituted fraud or were the result of active and deliberate dishonesty on the part of the Indemnitee, (ii) for an Action initiated by the Indemnitee (other than an Action to enforce such Indemnitee’s rights to indemnification or advance of expenses under this Section 7.7), (iii) if the Indemnitee actually received an improper personal benefit in money, property or services, or (iv) for a criminal proceeding if the Indemnitee had reasonable cause to believe that the Indemnitee’s act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Company indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and neither the Managing Member nor any other Holder shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

B. To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company, as authorized in Section 7.7.A, has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met, provided that such undertaking need not be secured and shall be without reference to the financial ability for repayment.

C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

D. The Company and/or the Managing Member may, but shall not be obligated to, purchase and maintain, at the Company’s expense, insurance on behalf of any of the Indemnitees and such other Persons as the Managing

Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company, or the Managing Member or CLNY (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of the matters described in the proviso of the first sentence of Section 7.7.A.

F. In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I. If and to the extent any payments to the Managing Member pursuant to this Section 7.7 constitute gross income to the Managing Member (as opposed to the repayment of advances made on behalf of the Company), such amounts shall (unless otherwise required by the Code and the Regulations) constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

Section 7.8 Liability of the Managing Member.

A. To the maximum extent permitted under the Act, the only duties that the Managing Member owes to the Company, any Member or any other Person (including any creditor of any Member or assignee of any Membership Interest), fiduciary or otherwise, are to perform its contractual obligations as expressly set forth in this Agreement consistently with the implied contractual covenant of good faith and fair dealing. The Managing Member, in its capacity as such, shall have no other duty, fiduciary or otherwise, to the Company, any Member or any other Person (including any creditor of any Member or any assignee of Membership Interest). The provisions of this Agreement shall create contractual obligations of the Managing Member only, and no such provisions shall be interpreted to create, expand or modify any fiduciary duties of the Managing Member.

B. The Non-Managing Members agree that: (i) the Managing Member is acting for the benefit of the Company, the Non-Managing Members and CLNY’s stockholders, collectively; and (ii) in the event of a conflict between the interests of the Company or any Member, on the one hand, and the separate interests of CLNY or its stockholders, on the other hand, the Managing Member may give priority to the separate interests of CLNY and its stockholders (including with respect to the tax consequences to Non-Managing Members, Assignees or CLNY’s stockholders) and, in the event of such a conflict, any action or failure to act on the part of CLNY that gives priority to the separate interests of CLNY or its stockholders that does not result in a violation of the contract rights of the Non-Managing Members under this Agreement and does not violate any duty owed by the Managing Member to the Company or the Members.

C. In exercising its authority under this Agreement, the Managing Member may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it. Except as otherwise agreed by the Company, the Managing Member and the Company shall not have liability to a Non-Managing Member under any circumstances as a result of any income tax liability incurred by such Non-Managing Member as a result of an action (or inaction) by the Managing Member or the Company pursuant to the Managing Member’s authority under this Agreement.

D. Subject to its obligations and duties as managing member of the Company set forth in this Agreement and applicable law, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The Managing Member shall not be responsible to the Company or any Member for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.

E. In performing its duties under this Agreement and the Act, the Managing Member shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Company or any Subsidiary of the Company, prepared or presented by an officer, employee or agent of the Managing Member or any agent of the Company or any such Subsidiary, or by a lawyer, certified public accountant, appraiser or other person engaged by the Company as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

F. Notwithstanding any other provision of this Agreement or the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of CLNY to continue to qualify as a REIT, (ii) for CLNY otherwise to satisfy the REIT Requirements, (iii) to avoid CLNY incurring any taxes under Code Section 857 or Code Section 4981, (iv) to protect the ability of the Company to be treated as a partnership or disregarded entity for federal income tax purposes, or (v) for any wholly owned Subsidiary of CLNY to continue to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or disregarded entity (determined for federal income tax purposes) thereof, is expressly authorized under this Agreement, is deemed approved by all of the Non-Managing Members and does not violate any duty of the Managing Member to the Company or any other Member.

G. Notwithstanding anything herein to the contrary, except for the matters described in the proviso of the first sentence of Section 7.7.A, or pursuant to any express indemnities given to the Company by the Managing Member pursuant to any other written instrument, the Managing Member shall not have any personal liability whatsoever, to the Company or to the other Members, for any action or omission taken in its capacity as the Managing Member or for the debts or liabilities of the Company or the Company’s obligations hereunder except pursuant to Section 15.1 hereof. Without limitation of the foregoing, and except for the matters described in the proviso of the first sentence of Section 7.7.A, or pursuant to Section 15.1 hereof or any such express indemnity, no property or assets of the Managing Member, other than its interest in the Company, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Member(s) and arising out of, or in connection with, this Agreement.

H. No manager, member, officer or agent of the Managing Member, and no director, officer or agent of CLNY shall have any duties directly to the Company or any Member. No manager, member, officer or agent of the Managing Member or any director, officer, or agent of CLNY shall be directly liable to the Company for money damages by reason of their service as such.

I. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Managing Member, or its managers, members, directors, officers or agents, to the Company and the Members under this Section 7.8, as in effect immediately prior to such amendment, modification or repeal, with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, including Affiliates of the Managing Member. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 7.10 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without the consent or approval of any other Member, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 8.1 Limitation of Liability. No Non-Managing Member, in its capacity as such, shall have any duties or liability under this Agreement except as expressly provided in this Agreement (including Section 10.4 hereof) or under the Act. To the maximum extent permitted by law, no Member, including CLNY, shall have any personal liability whatsoever, to the Company or to the other Members, for any action or omission taken in its capacity as a member or for the debts or liabilities of the Company or the Company’s obligations hereunder except pursuant to any express indemnities given to the Company by such Member pursuant to any other written instrument and except for liabilities of the Managing Member pursuant to Section 7.8 hereof. Without limitation of the foregoing, and except pursuant to any such express indemnity (and, in the case of the Managing Member, pursuant to Section 7.8 hereof), no property or assets of a Member, other than its interest in the Company, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Member(s) and arising out of, or in connection with, this Agreement.

Section 8.2 Management of Business. No Member or Assignee (other than in its separate capacity as the Managing Member, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Members or Assignees under this Agreement.

Section 8.3 Outside Activities of Non-Managing Members. Subject to any agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Non-Managing Member or any of its Affiliates with the Managing Member, the Company or a Subsidiary (including any employment agreement), any Non-Managing Member and any Assignee, officer, director, employee, agent, representative, trustee, Affiliate, manager, member or stockholder of any Non-Managing Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Non-Managing Member or Assignee. Subject to such agreements, none of the Non-Managing Members nor any other Person shall have any rights by virtue of this Agreement or the company relationship established hereby in any business ventures of any other Person (other than CLNY, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Non-Managing Member or its Affiliates with the Managing Member, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Non-Managing Member, or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Non-Managing Member or such other Person, could be taken by such Person.

Section 8.4 Return of Capital. Except pursuant to Section 15.1 or any Membership Unit Designation, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Company as provided herein. Except to the extent provided in Article 5 or Article 6 hereof or otherwise expressly provided in this Agreement or in any Membership Unit Designation, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Rights of Non-Managing Members Relating to the Company.

A. In addition to other rights provided by this Agreement or by the Act, and subject to Section 8.5C, the Managing Member shall deliver to each Non-Managing Member a copy of any information mailed to all of the common stockholders of CLNY as soon as practicable after such mailing.

B. The Company shall notify any Non-Managing Member that is a Qualifying Party, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

C. Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Non-Managing Members (or any of them), for such period of time as the Managing Member determines to be reasonable, any information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or CLNY or (ii) the Company or the Managing Member is required by law or by agreement to keep confidential.

Section 8.6 No Rights as Objecting Member. No Non-Managing Member and no Holder of a Membership Interest shall be entitled to exercise any appraisal rights in connection with a merger, consolidation or conversion of the Company.

Section 8.7 No Right to Certificate Evidencing Units; Article 8 Securities. Membership Units shall not be certificated. No Non-Managing Member shall be entitled to a certificate evidencing the Membership Units held by such Member. Any certificate evidencing Membership Units issued prior to the date hereof shall no longer evidence Membership Units. The Company shall not elect to treat any Membership Unit as a “security” governed by (x) Article 8 of the Delaware Uniform Commercial Code or (y) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting.

A. The Managing Member shall keep or cause to be kept at the principal business office of the Company those records and documents, if any, required to be maintained by the Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company’s business, including all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 8.5.A, Section 9.3 or Article 13 hereof. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

B. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the Managing Member determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Company and the Managing Member may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2 Fiscal Year. The Fiscal Year of the Company shall be the calendar year.

Section 9.3 Reports.

A. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of each Fiscal Year, the Managing Member shall cause to be mailed to each Non-Managing Member of record as of the close of the Fiscal Year, financial statements of the Company, or of CLNY if such statements are prepared solely on a consolidated basis with CLNY, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing Member.

B. As soon as practicable, but in no event later than ninety (90) days after the close of each calendar quarter (except the last calendar quarter of each year), the Managing Member shall cause to be mailed to each Non-Managing Member of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Company, or of CLNY if such statements are prepared solely on a consolidated basis with CLNY, for such calendar quarter, and such other information as may be required by applicable law or regulation or as the Managing Member determines to be appropriate.

C. The Managing Member may satisfy its obligations under Section 9.3.A and Section 9.3.B by posting or making available the reports specified in such sections on a website maintained by CLNY or by filing reports containing the information specified in Sections 9.1.A and 9.1.B on the EDGAR system (or any successor system) of the SEC.

ARTICLE 10

TAX MATTERS

Section 10.1 Preparation of Tax Returns. The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Non-Managing Members and for federal and state income tax and any other tax reporting purposes. The Non-Managing Members shall promptly provide the Managing Member with such information relating to the CC Contributed Assets or any other assets contributed by the Contributors (including assets contributed to the Company for income tax purposes pursuant to the CC Contribution Agreement), including tax basis and other relevant information, as may be reasonably requested by the Managing Member from time to time. For purposes of this provision, the terms CC Contributed Assets and Contributors shall have the meaning ascribed thereto in the CC Contribution Agreement.

Section 10.2 Tax Elections.

A. Except as otherwise provided herein, the Managing Member shall determine whether to make any available election pursuant to the Code, including the election under Code Section 754 and the election to use the “recurring item” method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Company’s Properties; provided, however, that, if the “recurring item” method of accounting is elected with respect to such property taxes, the Company shall pay the applicable property taxes prior to the date provided in Code Section 461(h) for purposes of determining economic performance. The Managing Member shall have the right to seek to revoke any such election (including any election under Code Sections 461(h) and 754).

B. Without limiting the foregoing, the Members, intending to be legally bound, hereby authorize the Managing Member, on behalf of the Company, to make an election (the “LV Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “LV Safe Harbor”), apply to LTIP Units and any interest in the Company transferred to, or for the benefit of, a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the LV Safe Harbor requirements (collectively, such interests are referred to as “LV Safe Harbor Interests”). The Tax Matters Member is authorized and directed to execute and file the LV Safe Harbor Election on behalf of the Company and the Members. The Company and the Members (including any person to whom an LTIP Unit or other interest in the Company is transferred in connection with the performance of services) hereby agree to comply with all requirements of the LV Safe Harbor (including forfeiture allocations) with respect to all LV Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of LV Safe Harbor Interests consistent with such final LV Safe Harbor guidance. The Company is also authorized to take such actions as are necessary to achieve, under the LV Safe Harbor, the effect that the election and compliance with all requirements of the LV Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation Section 1.83-3, including amending this Agreement.

Section 10.3 Tax Matters Member.

A. The Managing Member is hereby designated as the tax matters partner within the meaning of Section 6231(a)(7) of the Code (“Tax Matters Member”). The Tax Matters Member shall receive no compensation for its services. All third-party costs and expenses incurred by the Tax Matters Member in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Company from engaging a law, advisory, or accounting firm to assist the Tax Matters Member in discharging its duties hereunder. At the request of any Member, the Managing Member agrees to inform such Member regarding the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; provided, however, that the Managing Member shall have the exclusive power to determine whether to file, and the content of, such returns.

B. The Tax Matters Member is authorized, but not required:

(1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the Tax Matters Member may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any Member (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on behalf of such Member (as the case may be) or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));

(2) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(3) to intervene in any action brought by any other Member for judicial review of a final adjustment;

(4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

(6) to take any other action on behalf of the Members or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Member and the provisions relating to indemnification of the Managing Member set forth in Section 7.7 hereof shall be fully applicable to the Tax Matters Member in its capacity as such.

Section 10.4 Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Member shall constitute an advance by the Company to such Member, which advance shall be repaid by such Member within fifteen (15) days after notice from the Managing Member that such payment must be made except to the extent that (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Managing Member determines that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member, and such amount actually is satisfied out of such cash. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Membership Interest to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this

Section 10.4 and subject to the prior sentence. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 10.4 when due, the Managing Member may elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including the right to receive distributions). Any amounts payable (or portion thereof that remain unsatisfied) by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

Section 10.5 Organizational Expenses. The Managing Member may cause the Company to elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a 180-month period as provided in Code Section 709.

ARTICLE 11

MEMBER TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer.

A. No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B. No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11 and any applicable Non-Managing Member Ancillary Agreement. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article 11 and any applicable Non-Managing Member Ancillary Agreement shall be null and void ab initio.

C. No Transfer of any Membership Interest may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the consent of the Managing Member; provided that as a condition to such consent, the Managing Member may require the lender to enter into an arrangement with the Company and the Managing Member to redeem or exchange for the REIT Shares Amount any Membership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Code Section 752.

Section 11.2 Transfer of the Managing Member’s Membership Interest.

A. Subject to compliance with the other provisions of this Article 11, the Managing Member may Transfer all or any portion of its Membership Interest at any time (i) to any Person that is, at the time of such Transfer, a direct or indirect wholly owned Subsidiary of CLNY, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) and that immediately following such Transfer owns, directly or indirectly, all the assets of CLNY and its Subsidiaries, without the Consent of any Member, and may designate the transferee to become the new Managing Member under Section 12.1, or (ii) in connection with a Termination Transaction as permitted under Section 11.7.

B. The Managing Member may not voluntarily withdraw as a managing member of the Company without the Consent of the Non-Managing Members, except in connection with a Transfer of the Managing Member’s entire Membership Interest permitted in this Article 11 (including in accordance with Section 11.7) and the admission of the Transferee as a successor managing member of the Company pursuant to the Act and this Agreement.

C. It is a condition to any Transfer of the entire Membership Interest of a sole Managing Member otherwise permitted hereunder (including in accordance with Section 11.7) that (i) coincident or prior to such Transfer, the transferee is admitted as a Managing Member pursuant to the Act and this Agreement; (ii) the transferee assumes by operation of law or express agreement all of the obligations of the transferor Managing Member under this Agreement with respect to such Transferred Membership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement applicable to the Managing Member and the admission of such transferee as a Managing Member.

Section 11.3 Non-Managing Members’ Rights to Transfer.

A. General. Subject to any Non-Managing Member Ancillary Agreement, each Non-Managing Member, and each transferee of such Non-Managing Member’s Membership Interest or Assignee thereof pursuant to a Permitted Transfer, may not Transfer all or any portion of such Membership Interest to any Person without the consent of the Managing Member, which consent may be withheld in the Managing Member’s sole and absolute discretion. Notwithstanding the foregoing, but subject to Section 11.1.C and 11.3.C, any Non-Managing Member may, at any time, without the consent of the Managing Member, Transfer all or any portion of its Membership Interest pursuant to a Permitted Transfer (including, in the case of a Non-Managing Member that is a Permitted Lender Transferee, any Transfer of a Membership Interest to a Third-Party Pledge Transferee). Any Transfer of a Membership Interest by a Non-Managing Member or an Assignee is subject to Section 11.4 and to satisfaction of the following conditions:

(1) Qualified Transferee. Any Transfer of a Membership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee.

(2) Opinion of Counsel. The Transferor shall deliver or cause to be delivered to the Managing Member an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Company or the Membership Interests Transferred; provided, however, that the Managing Member may waive this condition upon the request of the Transferor. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Units, the Managing Member may prohibit any Transfer otherwise permitted under this Section 11.3 by a Non-Managing Member of Membership Interests.

(3) Minimum Transfer Restriction. Any Transferring Member must Transfer not less than the lesser of (i) five hundred (500) Membership Units or (ii) all of the remaining Membership Units owned by such Transferring Member; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Membership Units owned by Affiliates of a Member shall be considered to be owned by such Member.

It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Membership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Member are assumed by a successor corporation by operation of law) shall relieve the transferor Member of its obligations under this Agreement without the approval of the Managing Member. Notwithstanding the foregoing, any transferee of any Transferred Membership Interest shall be subject to any and all ownership limitations (including the Ownership Limit) contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including the Ownership Limit. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

B. Incapacity. If a Non-Managing Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Non-Managing Member, but not more rights than those enjoyed by other Non-Managing Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

C. Adverse Tax Consequences. No Transfer by a Non-Managing Member of its Membership Interests (including any Redemption, any other acquisition of Membership Units by the Managing Member or any acquisition of Membership Units by the Company and including any Permitted Transfer) may be made to or by any Person if in the opinion of legal counsel for the Company, (i) such Transfer would create a material risk of the Company being treated as an association taxable as a corporation, (ii) there would be a material risk that such Transfer would be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof),” within the meaning of Code Section 7704 or otherwise create a material risk of the Company being treated as a “publicly traded partnership” within the meaning of Code Section 469(k)(2) or Code Section 7704, (iii) such Transfer would create a material risk that the Company to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by CLNY) of all Membership Units held by all Members (other than CLNY)), or such Transfer would result in a termination of the Company under Code Section 708(b)(1)(B), or (iv) such Transfer would create a material risk that CLNY would cease to comply with the REIT Requirements or any wholly owned Subsidiary of CLNY to cease to qualify as either a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or disregarded entity (determined for federal income tax purposes) thereof).

Section 11.4 Substituted Members.

A. A transferee of the interest of a Non-Managing Member shall be admitted as a Substituted Member only with the consent of the Managing Member, which may be withheld in its sole and absolute discretion; provided, however, that a Permitted Transferee that is a past or present employee of the Company, CLNY or their Subsidiaries, CC, CCH or Colony Realty Partners, LLC shall be admitted as a Substituted Member pursuant to a Permitted Transfer without the consent of the Managing Member. The failure or refusal by the Managing Member to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or the Managing Member. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to CLNY, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as the Managing Member may require to effect such Assignee’s admission as a Substituted Member.

B. Concurrently with, and as evidence of, the admission of a Substituted Member, the Managing Member shall amend the Register and the books and records of the Company to reflect the name, address and number of Membership Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Membership Units of the predecessor of such Substituted Member.

C. A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Non-Managing Member under this Agreement.

Section 11.5 Assignees. If the Managing Member’s consent is required for the admission of any transferee as a Substituted Member, as described in Section 11.4 hereof, and the Managing Member withholds such consent, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a membership interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the Membership Units assigned to such transferee and the rights to Transfer the Membership Units provided in this Article 11, but shall not be deemed to be a holder of Membership Units for any other purpose under this Agreement (other than as expressly provided in Section 15.1 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Membership Units on any matter presented to the Non-Managing Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such Membership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Non-Managing Member desiring to make an assignment of Membership Units.

Section 11.6 General Provisions.

A. No Non-Managing Member may withdraw from the Company other than: (i) as a result of a permitted Transfer of all of such Member’s Membership Interest in accordance with this Article 11 with respect to which the transferee becomes a Substituted Member; (ii) pursuant to a redemption (or acquisition by the Managing Member or CLNY) of all of its Membership Interest pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Membership Unit Designation; or (iii) as a result of the acquisition by the Managing Member or CLNY of all of such Member’s Membership Interest, whether or not pursuant to Section 15.1.B hereof.

B. Any Member who shall Transfer all of its Membership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Member, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Membership Units pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Membership Unit Designation, or (iii) to CLNY, whether or not pursuant to Section 15.1.B hereof, shall cease to be a Member.

C. If any Membership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Company, or acquired by CLNY pursuant to Section 15.1 hereof, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Membership Unit for such Fiscal Year shall be allocated to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer or assignment other than a Redemption, to the transferee Member, by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Managing Member. Solely for purposes of making such allocations, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Member and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Member, or the Tendering Party (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Membership Unit with respect to which the Company Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Membership Unit shall be made to the transferee Member.

D. In addition to any other restrictions on Transfer herein contained or contained in any applicable Non-Managing Member Ancillary Agreement, in no event may any Transfer or assignment of a Membership Interest by any Member (including any Redemption, any acquisition of Membership Units by CLNY or any other acquisition of Membership Units by the Company) be made without the consent of the Managing Member, which may be withheld in its sole and absolute discretion: (i) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Membership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Membership Interest; (iv) in the event that such Transfer would create a material risk that

CLNY would cease to comply with the REIT Requirements or any wholly owned Subsidiary of CLNY to cease to qualify as either a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or disregarded entity (determined for federal income tax purposes) thereof); (v) if such Transfer would create a material risk that the Company to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by CLNY) of all Membership Units held by all Members (other than CLNY)), or such transfer would result in a termination of the Company under Code Section 708(b)(1)(B); (vi) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or with respect to a plan subject to Section 4975 of the Code, a “disqualified person” (as defined in Code Section 4975(c)); (vii) if such Transfer would, in the opinion of legal counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101, as modified by Section 3(42) of ERISA; (viii) if such Transfer requires the registration of such Membership Interest pursuant to any applicable federal or state securities laws; (ix) if such Transfer would create a material risk that the Company would become a “publicly traded partnership,” as such term is defined in Code Section 469(k)(2) or Code Section 7704(b) or would otherwise create a material risk that the Company would be treated as a corporation for federal income tax purposes; (x) if such Transfer would cause the Company to have more than one hundred (100) partners for tax purposes (including as partners those persons indirectly owning an interest in the Company through a partnership, limited liability company, subchapter S corporation or grantor trust); (xi) if such Transfer would cause the Company to become a reporting company under the Exchange Act; (xii) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

E. Transfers by a Non-Managing Member pursuant to this Article 11 or pursuant to any applicable Non-Managing Member Ancillary Agreement but not pursuant to Article 15, other than a Permitted Transfer to a Permitted Transferee pursuant to the exercise of remedies under a Pledge, may only be made on the first day of a fiscal quarter of the Company, unless the Managing Member otherwise agrees.

Section 11.7 Restrictions on Termination Transactions. Neither CLNY nor the Managing Member shall engage in, or cause or permit, a Termination Transaction, unless the conditions in at least one of the following paragraphs is met:

A. the Consent of the Non-Managing Members is obtained;

B. in connection with any such Termination Transaction, each holder of Membership Common Units (other than CLNY and its wholly owned Subsidiaries) will receive, or will have the right to elect to receive, for each Membership Common Unit, an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of a majority of the outstanding REIT Shares, each holder of Membership Common Units (other than CLNY and its wholly owned subsidiaries) will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Membership Common Units would have received had it exercised its right to Redemption pursuant to Article 15 hereof and received REIT Shares in exchange for its Membership Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated (the fair market value, at the time of the Termination Transaction, of the amount specified herein with respect to each Membership Common Unit is referred to as the “Transaction Consideration”);

C. all of the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the Company prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by the Company or another limited liability company or limited partnership which is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (ii) the Surviving Company is classified as a partnership for U.S. federal income tax purposes; and (iii) the rights of such Members with respect to the Surviving Company include: (x) if CLNY or its successor is a REIT with a single class of Publicly Traded common equity securities, the right to redeem their interests in the Surviving Company on terms substantially comparable to those in Section 15.1 of this Agreement for either: (1) a number of such REIT’s Publicly Traded common equity securities with a fair market value, as of the date of consummation of such Termination Transaction, equal to the Transaction Consideration, subject to anti-dilution adjustments substantially comparable to those set forth in the definition of “Adjustment Factor” herein (the “Successor Shares Amount”); or (2) cash in an amount equal to the fair market value of the Successor Shares Amount at the time of such redemption, determined in a manner consistent with the determination of the “Cash Amount” herein; or (y) if CLNY or its successor is not a REIT with a single class of Publicly Traded common equity securities, the right to redeem their interests in the Surviving Company on terms substantially comparable to those in Section 15.1 of this Agreement for cash in an amount equal to the Transaction Consideration; or

D. in any Termination Transaction that is a merger, consolidation or other combination with or into another Person, immediately following the consummation of such Termination Transaction, the equity holders of the surviving entity are substantially identical to the shareholders of CLNY prior to such transaction.

ARTICLE 12

ADMISSION OF MEMBERS

Section 12.1 Admission of Successor Managing Member. A successor to all or a portion of the Managing Member’s Membership Interest pursuant to Section 11.2.A hereof who the Managing Member has designated to become a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately upon the Transfer of such Membership Interest to it. Upon any such Transfer and the admission of any such transferee as a successor Managing Member in accordance with this Section 12.1, the transferor Managing Member shall be relieved of its obligations under this Agreement and shall cease to be a Managing Member without any separate Consent of the Members or the consent or approval of any Member. Any such successor shall carry on the business of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the event that the Managing Member withdraws from the Company, or transfers its entire Membership Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the Managing Member, a Majority in Interest of the Members may elect to continue the Company by selecting a successor Managing Member in accordance with Section 13.1.A hereof.

Section 12.2 Admission of Additional Members.

A. A Person (other than an existing Member) who makes a Capital Contribution to the Company in exchange for Membership Units in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person, and (iii) such other documents or instruments as may be required by the Managing Member in order to effect such Person’s admission as an Additional Member. Concurrently with, and as evidence of, the admission of an Additional Member, the Managing Member shall amend the Register and the books and records of the Company to reflect the name, address, number and type of Membership Units of such Additional Member.

B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Member without the consent of the Managing Member. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Managing Member to such admission and the satisfaction of all the conditions set forth in Section 12.2.A.

C. If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Fiscal Year shall be allocated among such Additional Member and all other Holders by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Managing Member. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Holders including such Additional Member, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.

Section 12.3 Amendment of Agreement and Certificate of Formation. For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the Register and the books and records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4 Limit on Number of Members. Unless otherwise permitted by the Managing Member, no Person shall be admitted to the Company as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members (including as Members for this purpose those Persons indirectly owning an interest in the Company through another limited liability company, a partnership, a subchapter S corporation or a grantor trust) that would cause the Company to become a reporting company under the Exchange Act.

Section 12.5 Admission. A Person shall be admitted to the Company as a member of the Company and/or a managing member of the Company only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Company as a Non-Managing Member or a Managing Member.

ARTICLE 13

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution. The Company shall not be dissolved by the admission of Substituted Members or Additional Members, or by the admission of a successor managing member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor managing member shall continue the business of the Company without dissolution. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A. an event of withdrawal, as defined in the Act, with respect to a Managing Member, unless (i) at the time of the occurrence of such event, there is at least one remaining managing member of the Company who is authorized to and shall carry on the business of the Company, or (ii) within ninety (90) days after the withdrawal, a Majority in Interest of the Members agree in writing to continue the Company and to the appointment, effective as of the date of withdrawal, of a successor managing member;

B. an election to dissolve the Company made by the Managing Member, with or without the Consent of the other Members; or

C. entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act.

Section 13.2 Winding Up.

A. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the

Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managing Member (or, in the event that there is no remaining Managing Member or the Managing Member has dissolved, become bankrupt or ceased to operate, any Person elected by a Majority in Interest of the Members (the Managing Member or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in CLNY) shall be applied and distributed in the following order:

(1) First, to the satisfaction of all of the Company’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

(2) Second, to the satisfaction of all of the Company’s debts and liabilities to CLNY (whether by payment or the making of reasonable provision for payment thereof), including amounts due as reimbursements under Section 7.4 hereof;

(3) Third, to the satisfaction of all of the Company’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and

(4) Subject to the terms of any Membership Unit Designation, the balance, if any, to the Holders in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

the Managing Member shall not receive any additional compensation for any services performed pursuant to this Article 13.

B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C. In the event that the Company is “liquidated,” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Holders that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the Managing Member or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

(1) distributed to a trust established for the benefit of the Managing Member and the Holders for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the Managing Member, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(2) withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

Section 13.3 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Company’s Property shall not be liquidated, the Company’s liabilities shall not be paid or discharged and the Company’s affairs shall not be wound up. Instead, for federal income tax purposes the Company shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Membership Units to the Members in the new partnership in accordance with their respective Capital Accounts in liquidation of the Company, and the new partnership is deemed to continue the business of the Company. Nothing in this Section 13.3 shall be deemed to have constituted any Assignee as a Substituted Member without compliance with the provisions of Section 11.4 hereof.

Section 13.4 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Membership Interest set forth in a Membership Unit Designation, (a) each Holder shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Company, and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Members pursuant to Section 13.1 hereof, result in a dissolution of the Company, CLNY or the Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each of the Holders and, in the sole and absolute discretion of CLNY or the Liquidator, or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member or the Liquidator), and the Managing Member or the Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member or the Liquidator).

Section 13.6 Cancellation of Certificate of Formation. Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2 hereof, the Company shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Members during the period of liquidation.

ARTICLE 14

PROCEDURES FOR ACTIONS AND CONSENTS

OF MEMBERS; AMENDMENTS; MEETINGS

Section 14.1 Actions and Consents of Members. The actions requiring Consent of any Member pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2 Amendments. Except as otherwise required, permitted or prohibited by this Agreement (including Section 7.3 and Section 4.4E), amendments to this Agreement must be approved by the Consent of the Managing Member and, if the amendment substantively and adversely affects the rights of the Non-Managing Members disproportionately as compared to the Managing Member, the Consent of the Members, and may be proposed only by (a) the Managing Member, or (b) Non-Managing Members holding a majority of the Membership Common Units then held by Non-Managing Members (excluding CLNY and any Controlled Entity of CLNY). Following such proposal, the Managing Member shall submit to the Members any proposed amendment that, pursuant to the terms of this Agreement, requires the Consent of the Members. The Managing Member shall seek the Consent of the Members entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Member, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member, and (ii) the Non-Managing Members shall be deemed a party to and bound by such amendment of this Agreement. Within thirty days after the effectiveness of any amendment to this Agreement that does not receive the Consent of all Members, the Managing Member shall deliver a copy of such amendment to all Members that did not Consent to such amendment. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the Managing Member.

Section 14.3 Procedures for Meetings and Actions of the Members.

A. Meetings of the Members may be called only by the Managing Member. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than ten (10) days nor more than ninety (90) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement, or any Membership Unit Designation, the affirmative vote of a Majority in Interest of the Members shall be sufficient to approve such proposal at a meeting of the Members. Whenever the Consent of any Members is permitted or required under this Agreement, such Consent may be given at a meeting of Members or in accordance with the procedure prescribed in Section 14.3.B hereof.

B. Any action requiring the Consent of any Member or a group of Members pursuant to this Agreement, or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a Consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Members. Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. Such Consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the Managing Member’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

C. Each Member entitled to act at a meeting of Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

D. The Managing Member may set, in advance, a record date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than ten (10) days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

E. Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of CLNY’s stockholders and may be held at the same time as, and as part of, the meetings of CLNY’s stockholders.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1 Redemption Rights of Qualifying Parties.

A. Subject to any Non-Managing Member Ancillary Agreement, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Company to redeem all or a portion of the Membership Common Units held by such Qualifying Party (Membership Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Managing Member by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Company’s obligation to effect a Redemption, however, shall not arise or be binding against the Company (i) until and unless CLNY declines or fails to exercise its purchase rights pursuant to Section 15.1.B hereof following receipt of a Notice of Redemption (a “Declination”) and (ii) unless CLNY agrees otherwise, until the Business Day following the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the Managing Member’s sole and absolute discretion, in immediately available funds on or before the Specified Redemption Date.

B. Notwithstanding the provisions of Section 15.1.A hereof, on or before the close of business on the Cut-Off Date, CLNY may, in its sole and absolute discretion, elect to acquire some or all of the Tendered Units (the percentage of the Tendered Units so elected to be acquired, the “Applicable Percentage”) from the Tendering Party in exchange for the product of the REIT Shares Amount and the Applicable Percentage. If CLNY so elects, on the Specified Redemption Date the Tendering Party shall sell such number of the Tendered Units to CLNY in exchange for a number of Class A REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The Tendering Party shall submit (i) such information, certification or affidavit as the CLNY may reasonably require in connection with the application of the Ownership Limit to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the CLNY’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by

CLNY pursuant to this Section 15.1.B, the Tendering Party shall no longer have the right to cause the Company to effect a Redemption of such Tendered Units, and, upon notice to the Tendering Party by CLNY, given on or before the close of business on the Cut-Off Date, that CLNY has elected to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the obligation of the Company to effect a Redemption of the Tendered Units as to which CLNY’s notice relates shall not accrue or arise. A number of Class A REIT Shares equal to the product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by CLNY as duly authorized, validly issued, fully paid and non-assessable Class A REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter, the Securities Act and relevant state securities or “blue sky” laws. If the amount of Class A REIT Shares to be issued in exchange for the Tendered Units is not a whole number of Class A REIT Shares, the Tendering Party shall be paid (i) that number of Class A REIT Shares that equals the nearest whole number less than such amount plus (ii) an amount of cash that CLNY determines, in its reasonable discretion, to represent the fair value of the remaining fractional Class A REIT Share that would otherwise be payable to the Tendering Party. Neither any Tendering Party whose Tendered Units are acquired by CLNY pursuant to this Section 15.1.B, any Member, any Assignee nor any other interested Person shall have any right to require or cause CLNY to register, qualify or list any Class A REIT Shares owned or held by such Person, whether or not such Class A REIT Shares are issued pursuant to this Section 15.1.B, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement (including any Non-Managing Member Ancillary Agreement) between CLNY and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Class A REIT Shares and Rights for all purposes, including rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Class A REIT Shares issued upon an acquisition of the Tendered Units by CLNY pursuant to this Section 15.1.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as CLNY in good faith determines to be necessary or advisable in order to ensure compliance with such laws and CLNY’s charter.

C. Notwithstanding the provisions of Sections 15.1.A, 15.1.B and 15.1.I hereof, (i) no Person shall be entitled to effect a Redemption for cash or an exchange for Class A REIT Shares to the extent the ownership or right to acquire Class A REIT Shares pursuant to such exchange on the Specified Redemption Date could cause such Person (or any other Person) to violate the restrictions on ownership and transfer of Class A REIT Shares set forth in the Charter, after giving effect to any waivers or modifications of such restrictions by the Board of Directors, and (ii) no Person shall have any rights under this Agreement to acquire Class A REIT Shares which would otherwise be prohibited under the Charter, after giving effect to any waivers or modifications of such restrictions by the Board of Directors.

D. In the event of a Declination:

(1) CLNY shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date. The failure of CLNY to give notice of such Declination by the close of business on the Cut-Off Date shall be deemed to be an election by CLNY to acquire the Tendered Units in exchange for REIT Shares.

(2) The Company may elect to raise funds for the payment of the Cash Amount either (a) by requiring that CLNY contribute to the Company funds from the proceeds of a registered public offering by CLNY of Class A REIT Shares sufficient to purchase the Tendered Units or (b) from any other sources (including the sale of any Property and the incurrence of additional Debt) available to the Company.

(3) If the Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the Applicable Federal Short-Term Rate as published monthly by the IRS.

E. Notwithstanding the provisions of Section 15.1.B hereof or Section 15.1.I hereof, if CLNY’s acquisition of Tendered Units in exchange for the REIT Shares Amount would be prohibited under the Charter, then (i) CLNY shall not elect to acquire such Tendered Units, and (ii) the Company shall not be obligated to effect a Redemption of such Tendered Units. For the avoidance of doubt, unless CLNY’s acquisition of Tendered Units in exchange for the REIT Shares Amount would be prohibited under the Charter, if Tendered Units are not exchanged for Class A REIT Shares, then the Cash Amount will be paid to the Tendering Party in accordance with the terms of Section 15.1.A hereof.

F. Each Non-Managing Member covenants and agrees that all Membership Common Units delivered for redemption shall be delivered to the Company or CLNY, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither CLNY nor the Company shall be under any obligation to acquire Membership Common Units which are or may be subject to any liens. Each Non-Managing Member further agrees that, if any stamp, recording, documentary or similar tax is payable with respect to the Membership Common Units as a result of the transfer thereof to the Company or the CLNY, such Tendering Party shall assume and pay such tax.

G. Notwithstanding anything herein to the contrary (but subject to Section 15.1.C hereof), with respect to any Redemption (or any tender of Membership Common Units for Redemption if the Tendered Units are acquired by CLNY pursuant to Section 15.1.B hereof) pursuant to this Section 15.1:

(1) Without the consent of the Managing Member, no Tendering Party may effect a Redemption for less than [one thousand sixty-five (1,065)] Membership Common Units or for any number of Membership Common Units that is not a multiple of [seventy-one (71)] or, if such Tendering Party holds less than [one thousand sixty-five (1,065)] Membership Common Units, all of the Membership Common Units held by such Tendering Party.

(2) If (i) a Tendering Party surrenders Tendered Units during the period after the Company Record Date with respect to a distribution payable to Holders of Membership Common Units, and before the record date established by CLNY for a dividend to its stockholders of some or all of its portion of such Company distribution, and (ii) CLNY elects to acquire any of such Tendered Units in exchange for Class A REIT Shares pursuant to Section 15.1.B, then such Tendering Party shall pay to CLNY on the Specified Redemption Date an amount in cash equal to the Company distribution paid or payable in respect of such Tendered Units.

(3) The consummation of such Redemption (or an acquisition of Tendered Units by CLNY pursuant to Section 15.1.B hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(4) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Membership Common Units subject to any Redemption, and be treated as a Member or an Assignee, as applicable, with respect to such Membership Common Units for all purposes of this Agreement, until the Specified Redemption Date and until such Tendered Units are either paid for by the Company pursuant to Section 15.1.A hereof or transferred to CLNY and paid for, by the issuance of Class A REIT Shares, pursuant to Section 15.1.B. Until a Specified Redemption Date and an acquisition of the Tendered Units by CLNY pursuant to Section 15.1.B hereof, the Tendering Party shall have no rights as a stockholder of CLNY with respect to the REIT Shares issuable in connection with such acquisition.

H. In connection with the exercise of Redemption rights pursuant to this Section 15.1, unless waived by CLNY, the Tendering Party shall submit the following to CLNY, in addition to the Notice of Redemption:

(1) A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the Beneficial and Constructive ownership (as defined in CLNY’s charter), as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) to the best of such Tendering Party’s knowledge, any Related Party, and (b) representing that, after giving effect to an acquisition of the Tendered Units by CLNY pursuant to Section 15.1.B hereof, neither the Tendering Party nor, to the best of such Tendering Party’s knowledge, any Related Party, will Beneficially or Constructively own (as defined in CLNY’s charter) REIT Shares in excess of the Ownership Limit;

(2) A written representation that neither the Tendering Party nor, to the best of such Tendering Party’s knowledge, any Related Party, has any intention to acquire Beneficial or Constructive ownership (as defined in CLNY’s charter) of any additional REIT Shares prior to the Specified Redemption Date; and

(3) An undertaking to certify, at and as a condition to the closing of (i) the Redemption or (ii) the acquisition of the Tendered Units by CLNY pursuant to Section 15.1.B hereof on the Specified Redemption Date, that either (a) the Beneficial and Constructive ownership (as defined in CLNY’s charter) of REIT Shares by the Tendering Party and, to the best of such Tendering Party’s knowledge, any Related Party, remain unchanged from that disclosed in the affidavit required by Section 15.1.H(1), or (b) after giving effect to the Redemption or an acquisition of the Tendered Units by CLNY pursuant to Section 15.1.B hereof, neither the Tendering Party nor, to the best of such Tendering Party’s knowledge, any Related Party, shall Beneficially or Constructively own (as defined in CLNY’s charter) REIT Shares in violation of the Ownership Limit.

(4) In connection with any Special Redemption, CLNY shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Company, the Managing Member or CLNY to violate any Federal or state securities laws or regulations applicable to the Special Redemption or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1.B of this Agreement.

I. Stock Offering Funding Option.

(1) (a) Notwithstanding Sections 15.1.A or 15.1.B hereof (but subject to Sections 15.1.C and 15.1.F hereof), if (i) a Non-Managing Member has delivered to the Managing Member a Notice of Redemption that would result in Excess Units (together with any other Tendered Units that such Non-Managing Member agrees to treat as Excess Units, the “Offering Units”), and (ii) CLNY is eligible to file a registration statement under Form S-3 (or any successor form similar thereto), then CLNY may elect, in its sole and absolute discretion, to cause the Company to redeem the Offering Units with the net proceeds of an offering, whether registered under the Securities Act or exempt from such registration, underwritten, offered and sold directly to investors or through agents or other intermediaries, or otherwise distributed (a “Stock Offering Funding”) of a number of Class A REIT Shares (“Offered Shares”) equal to or greater than the REIT Shares Amount with respect to the Offering Units pursuant to the terms of this Section 15.1.I. CLNY must provide notice of their exercise of the election described in clause (x) above to purchase the Tendered Units through a Stock Offering Funding on or before the Cut-Off Date.

(b) If CLNY elects a Stock Offering Funding with respect to a Notice of Redemption, the Managing Member may give notice (a “Single Funding Notice”) of such election to all Non-Managing Members and require that all Members elect whether or not to effect a Redemption to be funded through such Stock Offering Funding. If a Non-Managing Member elects to effect such a Redemption, it shall give notice thereof and of the number of Common Units to be made subject thereto in writing to the Managing Member within 10 Business Days after receipt of the Single Funding Notice, and such Non-Managing Member shall be treated as a Tendering Party for all purposes of this Section 15.1.I.

(2) If CLNY elects a Stock Offering Funding, on the Specified Redemption Date, the Company shall redeem each Offering Unit that is still a Tendered Unit on such date for cash in immediately available funds in an amount (the “Stock Offering Funding Amount”) equal to the net proceeds per Offered Share received by CLNY from the Stock Offering Funding, determined after deduction of underwriting discounts and commissions but no other expenses of CLNY or any other Non-Managing Member related thereto, including legal and accounting fees and expenses, SEC registration fees, state blue sky and securities laws fees and expenses, printing expenses, FINRA filing fees, exchange listing fees and other out of pocket expenses (the “Net Proceeds”).

(3) If CLNY elects a Stock Offering Funding, the following additional terms and conditions shall apply:

(a) As soon as practicable after CLNY elects to effect a Stock Offering Funding, CLNY shall use its reasonable efforts to effect as promptly as possible a registration, qualification or compliance (including the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of the Offered Shares; provided, that, if CLNY shall deliver a certificate to the Tendering Party stating that CLNY has determined in the good faith judgment of the Board of Directors that such filing, registration or qualification would require disclosure of material non-public information, the disclosure of which would have a material adverse effect on CLNY, then CLNY may delay making any filing or delay the effectiveness of any registration or qualification for the shorter of (a) the period ending on the date upon which such information is disclosed to the public or ceases to be material or (b) an aggregate period of ninety (90) days in connection with any Stock Offering Funding.

(b) CLNY shall advise each Tendering Party, regularly and promptly upon any request, of the status of the Stock Offering Funding process, including the timing of all filings, the selection of and understandings with underwriters, agents, dealers and brokers, the nature and contents of all communications with the SEC and other governmental bodies, the expenses related to the Stock Offering Funding as they are being incurred, the nature of marketing activities, and any other matters reasonably related to the timing, price and expenses relating to the Stock Offering Funding and the compliance by CLNY with its obligations with respect thereto. CLNY will have reasonable procedures whereby the Tendering Party with the largest number of Offered Units (the “Lead Tendering Party”) may represent all the Tendering Parties in connection with the Stock Offering Funding by allowing it to participate in meetings with the underwriters of the Stock Offering Funding. In addition, CLNY and each Tendering Party may, but shall be under no obligation to, enter into understandings in writing (“Pricing Agreements”) whereby the Tendering Party will agree in advance as to the acceptability of a Net Proceeds amount at or below a specified amount. Furthermore, CLNY shall establish pricing notification procedures with each such Tendering Party, such that the Tendering Member will have the maximum opportunity practicable to determine whether to become a Withdrawing Member pursuant to Section 15.1.I(3)(c) below.

(c) CLNY, upon notification of the price per Class A REIT Share in the Stock Offering Funding from the managing underwriter(s), in the case of a registered public offering, or lead placement agent(s), in the event of an unregistered offering, engaged by CLNY in order to sell the Offered Shares, shall immediately use its reasonable efforts to notify each Tendering Party of the price per REIT Share in the Stock Offering Funding and resulting Net Proceeds. Each Tendering Party shall have one hour from the receipt of such written notice (as such time may be extended by CLNY) to elect to withdraw its Redemption (a Tendering Party making such an election being a “Withdrawing Member”), and Membership Common Units with a REIT Shares Amount equal to such excluded Offered Shares shall be considered to be withdrawn from the related Redemption; provided, however, that CLNY shall keep each of the Tendering Parties reasonably informed as to the likely timing of delivery of its notice. If a Tendering Party, within such time period, does not notify CLNY of such Tendering Party’s election not to become a Withdrawing Member, then such Tendering Party shall, except as otherwise provided in a Pricing Agreement, be deemed not to have withdrawn from the Redemption, without liability to CLNY. To the extent that CLNY is unable to notify any Tendering Party, such unnotified Tendering Party shall, except as otherwise provided in any Pricing Agreement, be deemed not to have elected to become a Withdrawing Member. Each Tendering Party whose Redemption is being funded through the Stock Offering Funding who does not become a Withdrawing Member shall have the right, subject to the approval of the managing underwriter(s) or placement agent(s) and restrictions of any applicable securities laws, to submit for Redemption additional Membership Common Units in a number no greater than the number of Membership Common Units withdrawn. If more than one Tendering Party so elects to redeem additional Membership Common Units, then such Membership Common Units shall be redeemed on a pro rata basis, based on the number of additional Membership Common Units sought to be so redeemed.

(d) CLNY shall take all reasonable action in order to effectuate the sale of the Offered Shares including the entering into of an underwriting or placement agreement in customary form with the managing underwriter(s) or placement agent(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) or placement agent(s) advises CLNY in writing that marketing factors require a limitation of the number of shares to be offered, then CLNY shall so advise all Tendering Parties and the number of Membership Common Units to be sold to CLNY pursuant to the Redemption shall be allocated among all Tendering Parties in proportion, as nearly as practicable, to the respective number of Membership Common Units as to which each Tendering Party elected to effect a Redemption. Notwithstanding anything to the contrary in this Agreement, if CLNY is also offering to sell shares for purposes other than to fund the redemption of Offering Units and to pay related expenses, then those other shares may in CLNY’s sole and absolute discretion be given priority over any shares to be sold in the Stock Offering Funding, and any shares to be sold in the Stock Offering Funding shall be removed from the offering prior to removing shares the proceeds of which would be used for other purposes of CLNY. No Offered Shares excluded from the underwriting by reason of the managing underwriter’s or placement agent’s marketing limitation shall be included in such offering.

Section 15.2 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Member, or Assignee at the address for such Member set forth in the Register, or such other address of which the Member shall notify the Managing Member in accordance with this Section 15.2.

Section 15.3 Titles and Captions. All article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

Section 15.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6 Waiver.

A. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

B. The restrictions, conditions and other limitations on the rights and benefits of the Members contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Members, are for the benefit of the Company and may be waived or relinquished by the Managing Member, in its sole and absolute discretion, on behalf of the Company in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Member, (ii) causing the Company to cease to qualify as a limited liability company, (iii) reducing the amount of cash otherwise distributable to the Members (other than any such reduction that affects all of the Members holding the same class or series of Membership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Non-Managing Members holding such class or series of Membership Units), (iv) resulting in the classification of the Company as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

Section 15.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.8 Applicable Law; Consent to Jurisdiction; Jury Trial.

A. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

B. Each Member hereby (i) submits to the non-exclusive jurisdiction of the Delaware Court of Chancery or, if such court does not have subject matter jurisdiction, any federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Member at such Member’s last known address as set forth in the Company’s books and records, and (iv) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.9 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company. Notwithstanding any provision in this Agreement or any Membership Unit Designation to the contrary, including any provisions relating to amending this Agreement, the Members hereby acknowledge and agree that the Managing Member, without the approval of any other Member, may enter into side letters or similar written agreements with Members that are not Affiliates of the Managing Member or CLNY, executed contemporaneously with the admission of such Member to the Company, which may have the effect of establishing rights under, or altering or supplementing the terms of, this Agreement or any Membership Unit Designation, as negotiated with such Member and which the Managing Member in its sole and absolute discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement.

Section 15.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, with respect to any period in which CLNY has elected to be treated as a REIT for federal income tax purposes, to the extent that the amount paid, credited, distributed or reimbursed by the Company to any REIT Member or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Member (as determined for purposes of Code Section 856(c)(2) or Code Section 856(c)(3)), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the Managing Member in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, for or with respect to such REIT Member shall not exceed the lesser of:

(i) an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Member’s total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Member from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

(ii) an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Member’s total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Member from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the Managing Member, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Member’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year if such carry over does not adversely affect the REIT Member’s ability to qualify as a REIT provided, however, that such amounts shall not carry over for more than five Fiscal Years, and if not paid within such five Fiscal Year period, shall expire; and provided further that (i) as REIT Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Fiscal Year, such payments shall be applied to the earliest Fiscal Year first. The purpose of the limitations contained in this Section 15.11 is to prevent any REIT Member from failing to qualify as a REIT under the Code by reason of such REIT Member’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Company, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.

Section 15.12 No Partition. No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.13 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Company (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans to the Company or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, Transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or any of the Members.

Section 15.14 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Membership Units any rights whatsoever as stockholders of CLNY, including any right to receive dividends or other distributions made to stockholders of CLNY or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of CLNY or any other matter.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MEMBERS:

COLONY FINANCIAL, INC.

By:
Name:
Title:

COLONY CAPITAL, LLC

By:
Name:
Title:

CCH MANAGEMENT PARTNERS I, LLC

By:
Name:
Title:

FHB HOLDING LLC

By:
Name:
Title:

RICHARD B. SALTZMAN

Name:	Richard B. Saltzman

EXHIBIT A: EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on [December 31, 2015] is 1.0 and (b) on [January 1, 2016] (the “Company Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 REIT Shares issued and outstanding.

Example 1

On the Company Record Date, CLNY declares a dividend on its outstanding REIT Shares in REIT Shares. The amount of the dividend is one REIT Share paid in respect of each REIT Share owned. Pursuant to Paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the stock dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.

Example 2

On the Company Record Date, CLNY distributes options to purchase REIT Shares to all holders of its REIT Shares. The amount of the distribution is one option to acquire one REIT Share in respect of each REIT Share owned. The strike price is $4.00 a share. The Value of a REIT Share on the Company Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Company Record Date, CLNY distributes assets to all holders of its REIT Shares. The amount of the distribution is one asset with a fair market value (as determined by the Managing Member) of $1.00 in respect of each REIT Share owned. It is also assumed that the assets do not relate to assets received by the Managing Member pursuant to a pro rata distribution by the Company. The Value of a REIT Share on the Company Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 - $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

A-1

EXHIBIT B: NOTICE OF REDEMPTION

Colony Financial, Inc.

2450 Broadway, Sixth Floor

Santa Monica, CA 90404

The undersigned Member or Assignee hereby irrevocably tenders for Redemption Membership Common Units in [Colony Capital] Operating Company, LLC in accordance with the terms of the Second Amended and Restated Limited Liability Agreement of [Colony Capital] Operating Company, LLC, dated as of [—], 201[5], as amended (the “Agreement”), and the Redemption rights referred to therein. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. The undersigned Member or Assignee:

(a) undertakes (i) to surrender such Membership Common Units at the closing of the Redemption and (ii) to furnish to CLNY, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 15.1.H of the Agreement;

(b) directs that the certified check representing the Cash Amount, or the REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c) represents, warrants, certifies and agrees that: (i) the undersigned Member or Assignee is a Qualifying Party; (ii) the undersigned Member or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Membership Common Units, free and clear of the rights or interests of any other person or entity; (iii) the undersigned Member or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Common Units as provided herein; (iv) the undersigned Member or Assignee, and the tender and surrender of such Common Units for Redemption as provided herein complies with all conditions and requirements for redemption of Membership Common Units set forth in the Agreement; and (v) the undersigned Member or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d) acknowledges that the undersigned will continue to own such Membership Common Units unless and until either (1) such Membership Common Units are acquired by CLNY pursuant to Section 15.1.B of the Agreement or (2) such redemption transaction closes.

Dated:

Name of Member or Assignee:

Signature of Member or Assignee

Street Address

City, State and Zip Code

Social security or identifying number

Signature Medallion Guaranteed by:

Issue Check Payable to (or shares in the name of):

B-1

EXHIBIT C: MEMBER NOTICE OF LTIP CONVERSION ELECTION

The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert the number of LTIP Units in [Colony Capital] Operating Company, LLC (the “Company”) set forth below into Membership Common Units in accordance with the terms of the Second Amended and Restated Limited Liability Agreement of the Company, as amended; and (ii) directs that any cash in lieu of Membership Common Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights of interests of any other person or entity other than the Company; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
(Please Print: Exact Name as Registered with Company)

Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of Holder: Sign Exact Name as Registered with Company)

(Street Address)

(City) (State) (Zip Code)

C-1

EXHIBIT D: COMPANY NOTICE OF LTIP CONVERSION ELECTION

[Colony Capital] Operating Company, LLC (the “Company”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Membership Common Units in accordance with the terms of the Second Amended and Restated Limited Liability Agreement of the Company, as amended.

Name of Holder:
(Please Print: Exact Name as Registered with Company)

Number of LTIP Units to be Converted:

Date of this Notice:

D-1

EXHIBIT E: SERIES A COMPANY PREFERRED UNIT DESIGNATION

E-1

EXHIBIT F: SERIES B COMPANY PREFERRED UNIT DESIGNATION

F-1

SCHEDULE I

MEMBERS AND CAPITAL ACCOUNTS

(as of [                    ], 2015)

Name and Address of Member	Capital Account	Percentage Interest
MANAGING MEMBER:

Colony Financial, Inc.

NON-MANAGING MEMBERS:

Colony Financial, Inc.

Colony Capital, LLC

CCH Management Partners I, LLC

FHB Holding LLC

Richard B. Saltzman

TOTAL		100%

Sch. I-1

SCHEDULE II

SCHEDULE OF GROSS ASSET VALUES

Asset	Gross Asset Value

TOTAL

Sch. II-1

Appendix B

EXECUTION VERSION

COLONY MARK TRANSFER AGREEMENT

This COLONY MARK TRANSFER AGREEMENT (this “Agreement”) is entered into as of December 23, 2014, by and among Colony Financial, Inc., a Maryland corporation (“CFI”), CFI RE Masterco, LLC, a Delaware limited liability company and wholly-owned subsidiary of CFI (“Transferee” and together with CFI, the “Transferee Group”) and New Colony Holdings, LLC (“Transferor”), a Delaware limited liability company, wholly-owned by Thomas J. Barrack, Jr.

WHEREAS, CFI, Transferee, Colony Capital Holdings, LLC (“CC Holdings”), Colony Capital, LLC (“CC”), Colony Capital OP Subsidiary, LLC (“NewCo”), CCH Management Partners I, LLC (“CCH”), Colony Capital Holdings, LLC, FHB Holding LLC (“FHB LLC”) and Richard B. Saltzman (“Saltzman”) are parties to that certain Contribution and Implementation Agreement dated as of the date hereof (the “Contribution Agreement”), pursuant to which, among other things, (i) CC Holdings, CC and CCH will contribute the CC Contributed Assets (as defined in the Contribution Agreement) to NewCo and CC Holdings, CC and CCH subsequently will contribute all of CC’s and CCH’s interests in NewCo to Transferee, (ii) FHB LLC will contribute the CRP Interests (as defined in the Contribution Agreement) to Transferee and (iii) Saltzman will contribute the CRM Interests (as defined in the Contribution Agreement) to Transferee (the foregoing clauses (i) through (iii), the “Contribution”); and

WHEREAS, in connection with the Contribution, Transferor desires to sell, assign, transfer, convey and deliver to Transferee (or a Subsidiary of Transferee as Transferee shall designate), and Transferee desires to purchase and acquire from Transferor, all of Transferor’s right, title and interest in and to the Colony Mark (as defined in the Contribution Agreement), conditioned upon and effective as of, the Closing (as defined in the Contribution Agreement), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms:

(a) All capitalized terms used in this Agreement which are not defined in this Agreement shall have the respective meanings set forth in the Contribution Agreement.

(b) “Contingent Units” means the sum of (i) FFO Additional Contingent Payment Units, (ii) FFO Contingent Payment Units, (iii) RE Capital Raise Additional Contingent Payment Units, (iv) RE Capital Raise Contingent Payment Units and (v) Non-RE Capital Raise Contingent Payment Units, in each case as finally determined and delivered pursuant to Section 3.5(h) of the Contribution Agreement.

(c) “Mark Allocation Factor” means a fraction, the denominator of which is (i) $15,000,000 and the numerator of which is (ii) $547,500,000.

(d) “Mark Class A Closing Share Percentage” means the (i) Applicable Closing Consideration Share Percentage plus (ii) FHB LLC’s Applicable Closing Consideration Unit Percentage plus Saltzman’s Applicable Closing Consideration Unit Percentage.

(e) “Mark Class B Closing Share Percentage” means the amount, expressed as a percentage, equal to (i) 1.00 minus (ii) the Mark Class A Closing Share Percentage.

(f) “Mark Closing Consideration” shall equal (i) $15,000,000 minus (ii) (A) the Closing CC Transaction Expenses multiplied by (B) the Mark Allocation Factor.

(g) “Mark Class A Contingent Share Percentage” means the (i) Applicable Reallocated Consideration Share Percentage plus (ii) FHB LLC’s Applicable Reallocated Consideration Unit Percentage plus (iii) Saltzman’s Applicable Reallocated Consideration Unit Percentage.

(h) “Mark Class B Contingent Share Percentage” means the amount, expressed as a percentage, equal to (i) 1.00 minus (ii) the Mark Class A Reallocated Consideration Share Percentage.

(i) “Mark Reallocated Consideration” means (i) the Reallocated Consideration, if any, multiplied by (ii) the Mark Allocation Factor.

2. The Transfer. Subject to the provisions of this Agreement, Transferor shall sell, assign, transfer, convey and deliver at the Closing (for the avoidance of doubt, as such term is defined in the Contribution Agreement) to Transferee (or a Subsidiary of Transferee as Transferee shall designate) and Transferee (or a Subsidiary of Transferee as Transferee shall designate) shall purchase and acquire from Transferor all right, title and interest in and to, the Colony Mark, pursuant to a Trademark Assignment (the “Trademark Assignment”) in the form attached hereto as Exhibit A (the “Transfer”). Transferor also agrees, at the reasonable request of Transferee, to furnish such further information, to execute and deliver further instruments of transfer and assignment and to take such other action as Transferee may reasonably request for the purpose of carrying out the intent of this Section 2.

3. Closing; Closing Consideration. In consideration for the purchase and acquisition of Colony Mark, at the Closing, Transferee shall deliver to Transferor:

(a) a number of fully paid, validly issued and nonassessable shares of CFI Class A Common Stock (rounded to the nearest whole share) equal to the sum of (i) (A) Mark Closing Consideration divided by (B) the Reference CFI Common Stock Price, multiplied by (C) the Mark Class A Closing Share Percentage, and (ii) (A) Mark Reallocated Consideration divided by (B) the Reference CFI Common Stock Price, multiplied by (C) the Mark Class A Contingent Share Percentage;

(b) a number of fully paid, validly issued and nonassessable shares of CFI Class B Common Stock (rounded to the nearest whole share) equal to the sum of (i) (A) Mark Closing Consideration divided by (B) the Reference CFI Common Stock Price, multiplied by (C) the Mark Class B Closing Share Percentage and (ii) (A) Mark Reallocated Consideration divided by (B) the Reference CFI Common Stock Price, multiplied by (C) the Mark Class B Contingent Share Percentage;

4. Contingent Consideration. In addition to the shares issued under Section 3, in consideration for the purchase and acquisition of Colony Mark, Transferee shall, at any time any Contingent Units are transferred to the Contributors pursuant to Section 3.5(h) of the Contribution Agreement, deliver to Transferor:

(a) a number of fully paid, validly issued and nonassessable shares of CFI Class A Common Stock (rounded to the nearest whole share) equal to (i) such number of Contingent Units transferred pursuant to Section 3.5(h) of the Contribution Agreement at such time multiplied by (ii) the Mark Allocation Factor multiplied by the Mark Class A Contingent Share Percentage (together with any cash, property or securities that would have been declared in respect of such CFI Class A Common Stock between Closing and the date of the applicable issuance had such shares of CFI Class A Common Stock been issued at Closing); and

(b) a number of fully paid, validly issued and nonassessable shares of CFI Class B Common Stock (rounded to the nearest whole share) equal to (i) such number of Contingent Units transferred pursuant to Section 3.5(h) of the Contribution Agreement at such time multiplied by (ii) the Mark Allocation Factor multiplied by the Mark Class B Contingent Share Percentage (together with any cash, property or securities that would have been declared in respect of such CFI Class B Common Stock between Closing and the date of the applicable issuance had such shares of CFI Class B Common Stock been issued at Closing) (the shares of CFI Class A Common Stock and CFI Class B Common Stock issued under Section 3 and this Section 4, the “Consideration”).

5. OP Common Units to CFI. In order to effectuate the payment obligations under Section 3 or Section 4 of this Agreement, at the time that any such payment becomes due, CFI shall issue to Transferee the applicable number of shares of CFI Class A Common Stock and CFI Class B Common Stock in exchange for a number of OP Common Units equal to the aggregate number of shares of such CFI Class A Common Stock and CFI Class B Common Stock so issued.

6. Certain Covenants of Transferee Group.

(a) At all times following the Closing until the final determination of the number of shares to be delivered by Transferee pursuant to Section 4, Transferee or CFI, as the case may be, shall use its reasonable best efforts to retain the pro rata portion of any cash, property or securities that are declared or paid on any then outstanding shares of CFI Class A Common Stock and CFI Class B Common Stock such that Transferee can meet its obligations pursuant to the parentheticals at the end of each of Section 4(a) and Section 4(b) of the Agreement.

(b) At all times following the Closing until the final determination of the number of shares to be delivered by Transferee pursuant to Section 4, CFI shall reserve a sufficient number of authorized but unissued shares of CFI Class A Common Stock and CFI Class B Common Stock to meet its obligations under this Agreement.

7. Deliveries at Closing. On the Closing Date, each of Transferor and Transferee shall deliver to the other party counterparts of the Trademark Assignment, duly executed by such party.

8. Conditions Precedent.

(a) Conditions to Each Party’s Obligations. Transferor’s and Transferee Group’s obligations to consummate the transactions contemplated herein shall be subject to the satisfaction (or waiver) of each of the following conditions precedent:

(i) The transactions contemplated by the Contribution Agreement at the Closing shall have been consummated, or shall be consummated substantially concurrently with the consummation of the Transfer hereunder; and

(ii) As of the Closing Date, no Law shall have been enacted, entered, promulgated or enforced by an Authority that prohibits or makes illegal the consummation of the transactions contemplated by this Agreement and no Order preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

(b) Conditions to Transferor’s Obligations. Transferor’s obligation to consummate the transactions contemplated herein shall be subject to the satisfaction (or waiver) of each of the following conditions precedent:

(i) All of the representations and warranties of CFI and Transferee in Section 11 of this Agreement shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date; and

(ii) Each of CFI and Transferee shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing.

(c) Conditions to Transferee Group’s Obligations. Transferee Group’s obligation to consummate the transactions contemplated herein shall be subject to the satisfaction (or waiver) of each of the following conditions precedent:

(i) All of the representations and warranties of Transferor in Section 10 of this Agreement shall be true and correct in all respects as of the date of this Agreement and the Closing Date; and

(ii) Transferor shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by him at or before the Closing.

9. Termination.

(a) This Agreement and the transactions contemplated herein may be terminated at any time prior to the Closing: (i) by mutual consent of CFI and Transferor or (ii) by either Transferor or CFI if there shall have been a breach by the other party of any of the representations, warranties, covenants or obligations contained herein, which breach would result in the failure to satisfy any condition set forth in Section 8, and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 calendar days after written notice thereof shall have been received by the party alleged to be in breach.

(b) This Agreement and the transactions contemplated herein shall terminate automatically without any further action by any party upon the termination of the Contribution Agreement.

(c) If validly terminated pursuant to Section 9(a), this Agreement shall forthwith become void, and there shall be no further obligations or liabilities on the part of any party hereto to any other party pursuant to or in connection with this Agreement; provided, however, that nothing in this Section 9(c) shall relieve any party from liability for fraud or any willful breach occurring prior to termination of this Agreement.

10. Representations and Warranties of Transferor. Transferor represents and warrants to Transferee Group as follows:

(a) Organization. Transferor is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Transferor has all requisite corporate, company or other power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties, rights and assets.

(b) Authorization, Execution and Enforceability. Transferor has the necessary limited liability company power and authority to execute and deliver this Agreement and the Trademark Assignment and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Trademark Assignment and the performance by Transferor of the transactions contemplated by this Agreement and the Trademark Assignment have been duly and validly authorized by all necessary corporate, company or other action on the part of Transferor and no other corporate, company or other proceedings on the part of Transferor are necessary to authorize the execution, delivery and performance of this Agreement and the Trademark Assignment. This Agreement and the Trademark Assignment has been duly executed and delivered by Transferor and, assuming the due authorization, execution and delivery of this Agreement and the Trademark Assignment by CFI and Transferee, constitute valid and binding obligations of Transferor, enforceable against Transferor in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement or creditors’ rights generally and (ii) general equitable principles.

(c) No Conflict; Consents. Neither (i) the execution, delivery and performance of this Agreement and the Trademark Assignment by Transferor nor (ii) the consummation of the transactions hereby and thereby shall (a) violate, conflict with or result in the breach of the Organizational Documents of Transferor; (b) conflict with or violate any Law applicable to Transferor; (c) result in a breach or default under, or create in any Person the right to terminate, cancel, accelerate or modify, or require any notice, consent or waiver, or result in the creation of any Encumbrance upon any of the properties or assets of Transferor, under any Contract to which such Transferor or any of its respective properties, rights, or assets may be bound, except in the case of clauses (b) or (c), as would not materially impede or delay the consummation of the transactions contemplated by this Agreement and the Trademark Assignment. No Consent of any Authority is required to be obtained or made by or with respect to Transferor in connection with the execution, delivery and performance of this Agreement and the Trademark Assignment and the transactions contemplated hereby or thereby, except for such Consent that, if not obtained or made, would not materially impede or delay the consummation of the transactions contemplated by this Agreement and the Trademark Assignment.

(d) Title. Transferor has good and valid title to the Colony Mark, free and clear of Encumbrances (other than pursuant to the transactions contemplated by this Agreement and the Contribution Agreement). At the Closing, good and valid title to the Colony Mark, free and clear of any and all encumbrances, will pass to Transferee. As of the date of this Agreement, Transferor is, and as of the Closing Date, Transferee will be the owner of all right, title and interest in and to the Colony Mark, free and clear of any Encumbrances. Transferor has not caused or permitted any Encumbrances to be placed against the Colony Mark, other than as contemplated by the Contribution Agreement or any Ancillary Document.

11. Representations and Warranties of Transferee Group. Each of CFI and Transferee represent and warrant to Transferor as follows:

(a) Organization. CFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Transferee is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Transferee has all requisite corporate, company or other power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties, rights and assets.

(b) Authorization, Execution and Enforceability. CFI and Transferee have the necessary corporate and limited liability company power and authority to execute and deliver this Agreement and the Trademark Assignment and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Trademark Assignment and the performance by CFI and Transferee of the transactions contemplated by this Agreement and the Trademark Assignment have been duly and validly authorized by all necessary corporate, company or other action on the part of CFI and Transferee and no other corporate, company or other proceedings on the part of CFI or Transferee are necessary to authorize the execution, delivery and performance of this Agreement and the Trademark Assignment. This Agreement and the Trademark Assignment has been duly executed and delivered by CFI and Transferee and, assuming the due authorization, execution and delivery of this Agreement by Transferor, constitute valid and binding obligations of CFI and Transferee, as applicable, enforceable against CFI and Transferee in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement or creditors’ rights generally and (ii) general equitable principles.

(c) No Conflict; Consents. Neither (i) the execution, delivery and performance of this Agreement and the Trademark Assignment by CFI or Transferee nor (ii) the consummation of the transactions hereby and thereby shall (a) violate, conflict with or result in the breach of the Organizational Documents of CFI or Transferee; or (b) conflict with or violate any Law applicable to CFI or Transferee or their respective properties or assets, except for such conflict or violation that would not materially impede or delay the consummation of the transactions contemplated by this Agreement and the Trademark Assignment. No Consent of any Authority is required to be obtained or made by or with respect to CFI or Transferee in connection with the execution, delivery and performance of this Agreement and the Trademark Assignment, except for any filings or Consent that may be required for the consummation of the transactions under the Contribution Agreement and except for such Consent that, if not obtained or made, would not materially impede or delay the consummation of the transactions contemplated by this Agreement and the Trademark Assignment.

(d) Class A and Class B Common Stock. The shares of Class A Common Stock and Class B Common Stock to be issued by CFI and conveyed by Transferee as Consideration pursuant to this Agreement (the “New Shares”) will, upon such issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable. Upon the conveyance of the Colony Mark by Transferor in the manner contemplated under this Agreement, Transferor will acquire the beneficial and legal title to the New Shares, free and clear of all

Encumbrances except for Encumbrances created pursuant to this Agreement, or the Ancillary Documents to which any party hereto is a party and for restrictions on transfer imposed under federal and state securities Laws and the Organizational Documents of CFI.

12. Further Assurances. Transferor and Transferee Group agree that at any time or from time to time after the Closing, each party, at the request and expense of the other, shall execute and deliver to the other all such instruments and documents or further assurances as the other party may reasonably request in order to sell, assign, transfer, convey and deliver to Transferee all of Transferor’s right, title and interest in and to the Colony Mark as contemplated hereby.

13. Actions of CFI. All amendments, modifications, waivers, elections and determinations of CFI under or with regard to this Agreement shall be made only with the prior approval of the Special Committee or its designees (or, if the Special Committee has determined to dissolve itself, a majority of the Independent Directors).

14. Indemnification. From and after the Closing, no party shall have any other recourse, or right to make any claim, for any breach under or in connection with this Agreement or the Trademark Assignment other than as contemplated by the Contribution Agreement (including with respect to any representation, warranty, covenant or agreement hereunder) and any claim for such breach may only be made pursuant to, and on the express terms and limitations set forth in Section 10 of the Contribution Agreement. The parties acknowledge that the rights and remedies set forth in Section 10 of the Contribution Agreement shall be the sole and exclusive rights and remedies of the parties under or in connection with this Agreement.

15. Notices. All notices, requests, demands and other communications required or permitted hereunder must be made in writing and will be deemed to have been duly given and effective: (a) on the date of delivery, if delivered personally; (b) on the earlier of the third Business Day after certified mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (c) on the date of transmission, if sent by email; or (d) on the date of requested delivery if sent by a recognized overnight courier:

If to Transferor, to:	New Colony Holdings, LLC 2450 Broadway, 6th Floor Santa Monica, CA 90404 Attention: Director - Legal Email: ColonyLegal@colonyinc.com

With a copy to:	Akin Gump Strauss Hauer & Feld LLP 2029 Century Park East Los Angeles, CA 90067-3010 Attention: Frank Reddick, Esq. Email: freddick@AkinGump.com

and	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036
	Attention:	Howard L. Ellin, Esq. Kenneth M. Wolff, Esq.
Email: howard.ellin@skadden.com kenneth.wolff@skadden.com

or to such other person or address as Transferor may furnish to the other parties in writing in accordance with this Section 15.

If to CFI or Transferee, to:	Colony Financial, Inc. 2450 Broadway, 6th Floor Santa Monica, CA 90404 Attention: Special Committee

With a copy to:	Wachtell, Lipton, Rosen & Katz 51 W 52nd St New York, NY 10019
	Attention:	Adam O. Emmerich, Esq. DongJu Song, Esq.
Email: aoemmerich@wlrk.com dsong@wlrk.com

or to such other person or address as CFI may furnish to the other parties in writing in accordance with this Section 15.

16. Entire Agreement. This Agreement, the Trademark Assignment and the Contribution Agreement, including the exhibits and schedules hereto and thereto, embodies the entire agreement and understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to the subject matter of this Agreement. No discussions regarding, or exchange of drafts or comments in connection with, the transactions contemplated herein will constitute an agreement among the parties hereto. Any agreement among the parties will exist only when the parties have fully executed and delivered this Agreement.

17. Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified from time to time prior to the Closing, with respect to any of the terms contained herein, except that all amendments and modifications must be set forth in a writing duly executed by CFI and Transferor.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by facsimile or pdf signature and a facsimile or pdf signature will constitute an original for all purposes. At the request of any party, the parties will confirm a facsimile of pdf transmission by signing a duplicate original document.

19. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

20. Assignment. This Agreement and each party’s respective rights hereunder may not be assigned by operation of Law or otherwise at any time except as expressly set forth herein without the prior written consent of the other party. Any assignment or purported assignment in violation of this Section 20 will be void and of no legal force or effect.

21. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto stipulates that any dispute or disagreement between or among any of the parties hereto as to the interpretation of any provision of, or the performance of obligations under, this Agreement shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any federal court located within the State of Delaware), and each party hereto consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of its present or future domiciles, or by any other reason, for any such dispute or disagreement. The parties hereto acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries.

22. WAIVER OF JURY TRIAL. THE PARTIES WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE MAKING, PERFORMANCE OR INTERPRETATION THEREOF, INCLUDING FRAUDULENT INDUCEMENT THEREOF.

23. Specific Performance. Each party acknowledges and agrees that the other parties would be irreparably damaged (and would not have adequate remedies at law) in the event that the covenants set forth in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each party hereto will be entitled to an injunction to specifically enforce the terms of this Agreement, without obligation to post any bond, solely in the courts specified in Section 21 (Governing Law and Venue), in addition to any other remedy to which such party may be entitled hereunder, at law or in equity.

IN WITNESS WHEREOF, the parties hereto have hereunto executed this Colony Mark Transfer Agreement as of the date first written above.

TRANSFEROR:

New Colony Holdings LLC

By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

TRANSFEREE GROUP:

Colony Financial, Inc.

By:	/s/ John L. Steffins
	Name:	John L. Steffins
	Title:	Chairman of the Special Committee

CFI RE Masterco, LLC

By:	/s/ Mark M. Harmeling
	Name:	Mark M. Harmeling
	Title:	Vice President

[Signature Page to Colony Mark Transfer Agreement]

EXHIBIT A

FORM OF TRADEMARK ASSIGNMENT

THIS TRADEMARK ASSIGNMENT (this “Assignment”) is made as of this      day of                     , 2015, by and between New Colony Holdings, LLC (the “Assignor”) and CFI RE Masterco, LLC (“Assignee”).

WHEREAS, Assignor and Assignee, among others, are parties to that certain Colony Mark Transfer Agreement dated                     , 2014 (the “Transfer Agreement”);

WHEREAS, all capitalized terms used in this Assignment which are not defined herein shall have the respective meanings referenced in the Transfer Agreement; and

WHEREAS, pursuant to the Transfer Agreement, Assignor wishes to sell, assign, transfer, convey and deliver to Assignee, and Assignee wishes to purchase and acquire from Assignor, all of Assignor’s right, title and interest in and to the Colony Mark.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged:

Assignor does hereby assign, transfer, convey and deliver to Assignee, all right, title and interest in and to the Colony Mark, together with all rights to sue, counterclaim, and to collect damages, payments and equitable relief for all legal and equitable claims of past, present, and future infringements or other violations thereof, any rights to protection of interest in the Colony Mark and all income, royalties, damages and payments now or hereafter due or payable with respect thereto, for its own use and benefit and for the use and on behalf of its successors, assigns or other legal representatives.

Assignor shall, from time to time, at the request of Assignee, and without further expense to Assignee, execute and deliver such other instruments of conveyance and transfer (including powers of attorney) as Assignee may reasonably request, and take such other actions as Assignee reasonably may request, in order to consummate the transactions contemplated hereby, to transfer full right, title, and interest to the Colony Mark in Assignee and to vest in Assignee good and marketable title to the Colony Mark.

This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

This Assignment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Assignment will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Assignment may be executed by facsimile or pdf signature and a facsimile or pdf signature will constitute an original for all purposes. At the request of any party, the parties will confirm a facsimile of pdf transmission by signing a duplicate original document.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor has caused this Trademark Assignment to be executed as of the date first written above.

ASSIGNOR:

New Colony Holdings, LLC

By:
Name:
Title:

ASSIGNEE:

CFI RE Masterco, LLC

By:
Name:
Title:

Appendix C

COLONY FINANCIAL, INC.

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

Colony Financial, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter of the Corporation (the “Charter”) currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATOR

Joy Mallory, whose address is 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067, being a natural person over the age of eighteen, formed a corporation under the provisions and subject to the requirements of the laws of the State of Maryland on June 23, 2009.

ARTICLE II

NAME

The name of the corporation is: Colony ~~Financial~~Capital, Inc.

ARTICLE III

PURPOSES AND POWERS

Section 3.1 Purposes. The purposes for which the Corporation is formed are to engage in any lawful act or activity, including, without limitation or obligation, engaging in business as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”), for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in effect. The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article of the Charter and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the general laws of Maryland.

Section 3.2 Powers. The Corporation shall have all of the powers granted by law to Maryland corporations and all other powers set forth in the Charter that are not inconsistent with law and are appropriate to promote and attain its purposes.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, whose address is 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Corporation may have such offices or places of business within or outside the State of Maryland as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1. Powers. Subject to any express limitations contained in the Charter or in the bylaws of the Corporation (the “Bylaws”), (a) the business and affairs of the Corporation shall be managed under the direction of Board of Directors and (b) the Board of Directors shall have full, exclusive and absolute power, control and authority over any and all property of the Corporation. The Board of Directors may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Corporation. This Charter shall be construed with the presumption in favor of the grant of power and authority to the Board of Directors. Any construction of the Charter or determination made in good faith by the Board of Directors concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in the Charter or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors or the directors under the general laws of the State of Maryland or any other applicable law.

Section 5.2 Number of Directors. The number of directors constituting the entire Board of Directors is currently set at ~~two~~six (~~2~~6), but may hereafter be increased or decreased only by the Board of Directors in accordance with the provisions set forth in the Bylaws, but shall never be fewer than the minimum number required by the Maryland General Corporation Law (the “MGCL”) nor more than fifteen (15). The names of the current directors who shall serve until the ~~first~~next annual meeting of stockholders and until their successors are duly elected and qualify are:

Thomas J. Barrack, Jr.

Richard B. Saltzman

George G.C. Parker

John A. Somers

John L. Steffens

Nancy A. Curtin

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

Section 5.3 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock, as hereinafter defined, to elect or remove one or more directors, any director may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 5.4 REIT Qualification. The Board of Directors, without any action by the stockholders of the Corporation, shall have the authority to cause the Corporation to elect to qualify for U.S. federal income tax treatment as a REIT. Following such election, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors, without any action by the stockholders of the Corporation, may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. In addition, the Board of Directors, without any action by the stockholders of the Corporation, shall have and may exercise, on behalf of the Corporation, without limitation, the power to determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII of this Charter is no longer required in order for the Corporation to qualify as a REIT.

Section 5.5 Approval of Extraordinary Actions. Except as specifically provided in Section 5.3 (relating to removal of directors) and in Article VII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater proportion of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE VI

STOCK

Section 6.1 Authorized Shares. The total number of shares of stock of all classes which the Corporation has authority to issue is five hundred million (500,000,000), consisting of four hundred ~~fifty~~forty nine million (~~450,000,000~~449,000,000) shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), one million (1,000,000) shares of Class B Common Stock, $0.01 par value per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), and fifty million (50,000,000) shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is five million dollars ($5,000,000). The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has the authority to issue.

Section 6.2 Class A Common Stock. Subject to the provisions of Article VII, each share of Class A Common Stock shall entitle the holder thereof to one vote on each matter upon which holders of Class A Common Stock are entitled to vote. The Board of Directors may reclassify any unissued shares of Class A Common Stock from time to time in one or more classes or series of common stock or Preferred Stock.

Section 6.2.1 Dividends and Distributions. The Board of Directors may from time to time authorize and the Corporation shall declare to the holders of Class A Common Stock such dividends or distributions in cash or other assets of the Corporation or in securities of the Corporation or from any other source as the Board of Directors in its discretion shall determine, but only out of funds legally available therefor. The Board of Directors shall endeavor to authorize, and the Corporation shall declare and pay, such dividends and distributions as shall be necessary for the Corporation to qualify as a REIT under the Code (unless the Board of Directors has determined that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT); however, stockholders shall have no right to any dividend or distribution unless and until authorized by the Board of Directors and declared by the Corporation. The exercise of the powers and rights of the Board of Directors pursuant to this Section 6.2.1 shall be subject to the preferences of any class or series of stock at the time outstanding.

Section 6.2.2 Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of Class A Common Stock shall be entitled to participate ~~in~~, together with the holders of shares of any other class of stock now existing or hereafter classified or reclassified not having a preference over Class A Common Stock as to distributions in the liquidation, dissolution or winding up of the Corporation, in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class A Common Stock as to distributions in the event of dissolution, liquidation or winding up of the Corporation.

Section 6.2.3 Equal Status. Except as expressly provided in this Article VI, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

Section 6.3 Class B Common Stock. Class B Common Stock shall not be issued except in conjunction with an issuance of OP Units, in a ratio of no more than one (1) share of Class B Common Stock for every thirty-five and one-half (35.5) OP Units, as may be adjusted to take into account any reclassification, stock split, reverse stock split, stock dividend or non-cash distribution, recapitalization or other similar transaction and/or as may be similarly adjusted in accordance with the Partnership Agreement. Subject to the provisions of Article VII, the rights, preferences, privileges and restrictions granted and imposed upon the Class B Common Stock are as follows:

Section 6.3.1 Definitions. For the purpose of this Section 6.3, the following terms shall have the following meanings:

Affiliate. The term “Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, or (ii) any officer, director, general partner or trustee of such Person or any Person referred to in the foregoing clause (i).

Beneficial Owner. The term “Beneficial Owner” has the meaning set forth in Rule 13d-3 and Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Beneficial Ownership. The term “Beneficial Ownership” shall mean, with respect to any security, the direct or indirect ownership of such security by any Beneficial Owner of such security, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

Control. The term “Control” means, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Exchange Act. The term “Exchange Act” has the meaning set forth in the definition of “Beneficial Owner.”

Executive. The term “Executive” means each Person who is a member of, or an interest holder of, CCH Management Partners I, LLC or CCH Management Partners II, LLC, Colony Capital, LLC or Colony Capital Holdings, LLC, other than Thomas J. Barrack, Jr., in each case for so long as he or she remains employed by the Corporation or any of its Affiliates.

Family Member. The term “Family Member” means, as to any Person that is an individual, (i) such Person’s spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister and (ii) any inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person, his or her spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister are the sole initial income beneficiaries.

OP Unit. The term “OP Unit” shall mean “Membership Common Unit” as set forth in the Partnership Agreement.

Operating Partnership. The term “Operating Partnership” shall mean Colony Capital Operating Company, LLC (formerly known as CFI RE Masterco, LLC).

Partnership Agreement. The term “Partnership Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of the Operating Partnership, as amended from time to time.

Person. The term “Person” shall mean an individual or a corporation, partnership (general or limited), trust, estate, custodian, nominee, unincorporated organization, association, limited liability company or any other individual or entity in its own or any representative capacity.

Qualified Transferee. The term “Qualified Transferee” shall mean (a) Colony Capital, LLC and Colony Capital Holdings, LLC, (b) any Executive, (c) any Family Member or Affiliate of an Executive or of the Initial Holder, or (d) any Person (to the extent not included in clause (c)) Controlled by any combination of one or more Executives, the Initial Holder and/or one or more Family Members of an Executive or the Initial Holder. None of the Corporation, the Operating Partnership, or the Charitable Trustee shall be a Qualified Transferee.

Initial Holder. The term “Initial Holder” shall mean Thomas J. Barrack, Jr.

Transfer. The term “Transfer” (and the correlative terms “Transferring” and “Transferred”) has the meaning set forth in Article VII below; provided that for purposes of this Article VI, “Transfer” (and the correlative terms “Transferring” and “Transferred”) shall not include any hypothecation, pledge or security interest that does not include a transfer or sharing of any voting rights of such securities unless and until the secured party gains possession or control of any such voting rights.

Section 6.3.2 Voting Rights. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Class B Common Stock shall entitle the holder thereof to thirty-six and one-half (36.5) votes on each matter on which holders of Class A Common Stock are entitled to vote. The Class B Common Stock and Class A Common Stock shall vote together as a single class. The Board of Directors may reclassify any unissued shares of Class B Common Stock from time to time in one or more classes or series of Common Stock or Preferred Stock.

Section 6.3.3 Dividends and Distributions; Subdivisions or Combinations. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, if and when the Board of Directors authorizes or declares a dividend or distribution of cash, property or shares of stock of the Corporation with respect to each share of Class A Common Stock out of assets or funds of the Corporation legally available therefor, such authorization or declaration also shall constitute a simultaneous authorization or declaration of an equivalent dividend or distribution with respect to each share of Class B Common Stock. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of Class B Common Stock will be subdivided or combined in the same manner.

Section 6.3.4 Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Class B Common Stock shall be entitled to participate, together with the holders of shares of any other class of stock now existing or hereafter classified or reclassified not having a preference over Class B Common Stock as to distributions in the liquidation, dissolution or winding up of the Corporation, in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the

Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class B Common Stock as to distributions in the event of dissolution, liquidation or winding up of the Corporation.

Section 6.3.5 Equal Status. Except as expressly provided in this Article VI Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

Section 6.3.6 Conversion. The Class B Common Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 6.3.6.

(a) Automatic Conversion. Shares of Class B Common Stock shall convert automatically into fully-paid and non-assessable shares of Class A Common Stock at a ratio of one share of Class A Common Stock for each share of Class B Common Stock in the following circumstances:

(i) In the event that the Initial Holder or any of his Family Members Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of Class B Common Stock, other than to the Initial Holder or any of his Family Members, each share of Class B Common Stock being Transferred shall convert automatically into one share of Class A Common Stock immediately prior to such Transfer; and

(ii) In the event that:

(x) the Initial Holder Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of OP Units held, directly or indirectly, by the Initial Holder, other than to a Qualified Transferee,

(y) a Qualified Transferee Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of OP Units held, directly or indirectly, by such the Qualified Transferee, other than to the Initial Holder or to another Qualified Transferee; or

(z) a Qualified Transferee that is a Beneficial Owner of OP Units ceases at any time to continue to be a “Qualified Transferee” (as defined above), including, without limitation, as a result of the failure of any Executive to be employed by the Corporation or any of its Affiliates or as a result of divorce or annulment;

then, in each case, one share of Class B Common Stock Beneficially Owned by the Initial Holder (or the Initial Holder’s Family Members, to the extent the Initial Holder does not then Beneficially Own sufficient shares), upon such Transfer (in the case of clause (x) or (y) above) or cessation (in the case of clause (z) above), shall automatically convert into one share of Class A Common Stock for every thirty-five and one-half (35.5) OP Units (x) so Transferred or caused to be so Transferred by the Initial Holder or such Qualified Transferee, or (y) then held by the Person who ceased to continue to be a “Qualified Transferee” (as defined above) (in each case rounding up to the nearest thirty-five and one-half (35.5) OP Units).

Any shares of Class B Common Stock automatically converted pursuant to this paragraph (a) shall be converted as and at the times specified in this paragraph (a) without any further action by the holders thereof and whether or not the certificates representing such shares (if any) are surrendered to the Corporation. Upon the automatic conversion of shares of Class B Common Stock pursuant to this paragraph (a), the Beneficial Owner thereof shall identify for the Corporation the holder of record of the shares so converted.

(b) Conversion at the Option of the Holder. Pursuant to and in accordance with this paragraph (b), each holder of Class B Common Stock shall have the right, at such holder’s option at any time and from time to time, to convert all or a portion of such holder’s shares of Class B Common Stock into an equal number of fully paid and non-assessable shares of Class A Common Stock by delivering the certificates (if any) representing the shares of Class B Common Stock to be converted, duly endorsed for transfer, together with a written conversion notice to the transfer agent for the Class B Common Stock (or if there is no transfer agent, to the Corporation). Such conversion notice shall state: (i) the number of shares of Class B Common Stock to be converted; and (ii) the date on which such conversion shall occur (which date shall be a Business Day no less than five (5) Business Days and not exceeding twenty (20) Business Days from the date of such conversion notice) (the “Optional Conversion Date”). Notwithstanding the foregoing, if the shares of Class B Common Stock are held in global form, such notice shall comply with applicable procedures of the Depository Trust Company (“DTC”). In connection with the exercise of any Optional Conversion Right, the Corporation shall comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Class B Common Stock into Class A Common Stock. Holders of Class B Common Stock may withdraw any conversion notice by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Optional Conversion Date. The notice of withdrawal must state: (x) the number of withdrawn shares of Class B Common Stock; (y) if certificated shares of Class B Common Stock have been issued, the certificate numbers of the withdrawn shares of Class B Common Stock; and (z) the number of shares of Class B Common Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Class B Common Stock are held in global form, the notice of withdrawal shall comply with applicable DTC procedures. Each conversion pursuant to this paragraph (b) for which the conversion notice has been given and not properly withdrawn shall be deemed to have been effected immediately prior to the close of business on the Optional Conversion Date.

Section ~~6.3~~6.4 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

Section ~~6.4~~6.5 Classification and Reclassification of Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section ~~6.4~~6.5 may be made dependent upon facts or events ascertainable outside the Charter (including determinations or actions by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section ~~6.5~~6.6 Authorization by the Board of Directors of Stock Issuance. The Board of Directors, without approval of the stockholders of the Corporation, may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section ~~6.6~~6.7 Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock of the Corporation pursuant to Section ~~6.4~~6.5 or as may otherwise be provided by contract, no holder of shares of stock shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the

Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section ~~6.7~~6.8 Transferable Shares; Preferential Dividends. Notwithstanding any other provision in the Charter, no determination shall be made by the Board of Directors nor shall any transaction be entered into by the Corporation that would cause any shares or other beneficial interest in the Corporation not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or that would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section ~~6.8~~6.9 Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and set forth in the Bylaws.

Section ~~6.9~~6.10 Charter and Bylaws. All persons who shall acquire a share of stock shall acquire the same subject to the provisions of the Charter and the Bylaws.

ARTICLE VII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Actual Owner. The term “Actual Owner” has the meaning set forth in Section 7.2.4(a).

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.7, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 7.2.1(b)(i) and Section 7.3.1.

Charitable Trustee. The term “Charitable Trustee” shall mean the Person unaffiliated with both the Corporation and the relevant Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Charitable Trust.

Charter. The term “Charter” shall mean these Articles of Amendment and Restatement as filed for record with the SDAT, and any amendments and supplements thereto.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than ~~9.8~~8.0% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person who is or would be treated as an owner of such Capital Stock either actually or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Designated Investment Entity. The term “Designated Investment Entity” shall mean either (i) a pension trust that qualifies for look-through treatment under Section 856(h) of the Code, (ii) an entity that qualifies as a regulated investment company under Section 851 of the Code, or (iii) a Qualified Investment Manager; provided that each beneficial owner of such entity, or in the case of a Qualified Investment Manager holding Common Stock solely for the benefit of its customers, each such customer, would satisfy the Common Stock Ownership Limit if such beneficial owner owned directly its proportionate share of the Common Stock that is held by such Designated Investment Entity

Designated Investment Entity Limit. The term “Designated Investment Entity Limit” shall mean, with respect to Common Stock, 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation.

Exchange Act. The term “Exchange Act” shall have the meaning set forth in Article VI above.

Initial Date. The term “Initial Date” shall mean the date ~~of the consummation of the initial public offering of the Corporation (but only, with respect to such date, from and after such consummation)~~that this Charter is filed with the SDAT.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trade on the NYSE or, if such Capital Stock is not listed or admitted to trade on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trade or, if such Capital Stock is not listed or admitted to trade on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including, without limitation, a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c)

of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the ~~Securities~~ Exchange Act ~~of 1934, as amended~~.

Preferred Stock Ownership Limit. The term “Preferred Stock Ownership Limit” shall mean not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of Preferred Stock of the Corporation.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in violation of the provisions of Section 7.2.1(a), and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Qualified Investment Manager. The term “Qualified Investment Manager” shall mean an entity (i) who for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing, or selling securities; (ii) who purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) under the Exchange Act; and (iii) who has or shares voting power and investment power within the meaning of Rule 13d-3(a) under the Exchange Act. A Qualified Investment Manager shall be deemed to beneficially own all shares of Capital Stock beneficially owned by each of its affiliates, after application of the beneficial ownership rules under Section 13(d)(3) of the Exchange Act, provided such affiliate meets the requirements set forth in the preceding clause (ii).

REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 859 of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

SDAT. The term “SDAT” shall mean the State Department of Assessments and Taxation of Maryland.

Substitute Percentage. The term “Substitute Percentage” has the meaning set forth in Section 7.2.1(a)(iv).

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or have Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends or distributions on shares of Capital Stock, including (a) a change in the capital structure of the Corporation, (b) a change in the relationship between two or more Persons which causes a change in ownership of Capital Stock by application of Section 544 of the Code, as modified by Section 856(h) of the Code, (c) the granting or exercise of any option or warrant (or any acquisition or disposition of any option or warrant), pledge, security interest, or similar right to acquire shares of Capital Stock, (d) any acquisition or disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 7.2 Capital Stock.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person, other than a Designated Investment Entity, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit; ~~and~~

(2) No Person shall Beneficially Own or Constructively Own shares of Preferred Stock in excess of the Preferred Stock Ownership Limit~~.~~;

(3) No Designated Investment Entity shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Designated Investment Entity Limit.

(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that (1) such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), (2) such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for the taxable year of the Corporation during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of the Corporation’s gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, or (3) such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation otherwise failing to qualify as a REIT.

(iii) No Person shall Transfer any shares of Capital Stock if, as a result of the Transfer, the Capital Stock would be beneficially owned by fewer than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Subject to Section 7.4 and notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iv) If and to the extent a Person Beneficially Owns or Constructively Owns, at the end of the day immediately before the Initial Date, shares of Common Stock in excess of the Common Stock Ownership Limit, for purposes of applying Section 7.2.1(a)(i)(1) to such Person, “9.8%” (or such lesser percentage of Beneficial Ownership or Constructive Ownership of the Person of shares of Common Stock (in value or in number of shares, whichever is more restrictive), determined at the end of the date before the Initial Date) shall be substituted in the definition of Common Stock Ownership Limit for “8.0%” (in value or in number of shares, whichever is more restrictive) (such substitute percentage, as reduced pursuant to the following proviso, the “Substitute Percentage”); provided, however, that if and to the extent that such Person’s Beneficial Ownership or Constructive Ownership, as applicable, of shares of Common Stock (in value or in number of shares, whichever is more restrictive) is reduced for any reason to a percentage below the Substitute Percentage (as reduced pursuant to this proviso) the Substitute Percentage for such

Beneficial Ownership or Constructive Ownership, as applicable, as applied to such Person, shall automatically become that reduced percentage (but not below the Common Stock Ownership Limit (as determined without regard to this Section 7.2.1(a)(iv)); and provided further that, for the sake of clarity, this Section 7.2.1(a)(iv) shall not limit the application of Section 7.2.1(a)(i) (other than Section 7.2.1(a)(i)(1)), Section 7.2.1(a)(ii), Section 7.2.1(a)(iii), and Section 7.2(b)).

(b) Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

(i) then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares of Capital Stock; or

(ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), or would not prevent the Corporation from failing to qualify as a REIT, then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 7.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a), or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, shall give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or ownership on the Corporation’s status as a REIT.

Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of each class or series of Capital Stock Beneficially Owned and a description of the manner in which such shares are held; provided, that a stockholder of record who holds outstanding shares of Capital Stock as nominee for another Person, which other Person is required to include in gross income the dividends or distributions received on such shares (an “Actual Owner”), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of shares of such Actual Owner with respect to which the stockholder of record is nominee. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with ~~the Common Stock Ownership Limit and the Preferred Stock Ownership Limit~~Section 7.2.1(a) (including information about a Person’s qualification as a Designated Investment Entity); and

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with ~~the Common Stock Ownership Limit and the Preferred Stock Ownership Limit~~Section 7.2.1(a) (including information about a Person’s qualification as a Designated Investment Entity).

Section 7.2.5 Remedies Not Limited. Subject to Sections 5.4 and 7.4 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s qualification as a REIT.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. If Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

Section 7.2.7 Exemptions.

(a) The Board of Directors, in its sole discretion, may exempt, prospectively or retroactively, a Person from the Common Stock Ownership Limit ~~and/or~~, the Preferred Stock Ownership Limit, or the Designated Investment Entity Limit if: (i) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board of Directors information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own shares of Common Stock in excess of the Common Stock Ownership Limit or Preferred Stock in excess of the Preferred Stock Ownership Limit by reason of such Person’s ownership of Common Stock in excess of the Common Stock Ownership Limit or, for a Designated Investment Entity, the Designated Investment Entity Limit, or Preferred Stock in excess of the Preferred Stock Ownership Limit pursuant to the exemption granted under this subparagraph (a); (iii) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that clauses (1), (2) and (3) of subparagraph (a)(ii) of Section 7.2.1 will not be violated by reason of such Person’s ownership of Common Stock in excess of the Common Stock Ownership Limit or, for a Designated Investment Entity, the Designated Investment Entity Limit, or Preferred Stock in excess of the Preferred Stock Ownership Limit pursuant to the exemption granted under this subparagraph 7.2.7(a); and (iv) such Person provides to the Board of Directors such representations and undertakings, if any, as the Board of Directors may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Common Stock in excess of the Common Stock Ownership Limit or, for a Designated Investment Entity, the Designated Investment Entity Limit, or Preferred Stock in

excess of the Preferred Stock Ownership Limit pursuant to any exemption thereto granted under this subparagraph (a), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 (including without limitation, Section 7.2.5) with respect to shares of Common Stock held in excess of the Common Stock Ownership Limit or, for a Designated Investment Entity, the Designated Investment Entity Limit, or Preferred Stock held in excess of the Preferred Stock Ownership Limit with respect to such Person (determined without regard to the exemption granted such Person under this subparagraph (a))~~.~~;

(b) Prior to granting any exemption pursuant to subparagraph (a), the Board of Directors, in its sole and absolute discretion, may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT; provided, however, that the Board of Directors shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.

(c) Subject to Section 7.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Common Stock Ownership Limit, Designated Investment Entity Limit, or the Preferred Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

(d) In connection with granting any exemption or waiver pursuant to Section 7.2.7(a), the Board of Directors may include such terms and conditions in such waiver as it determines are advisable.

Section 7.2.8 Increase in the Common Stock Ownership, the Designated Investment Entity Limit, and the Preferred Stock Ownership Limits. Subject to the limitations provided in Section 7.2.1(a)(ii) and this Section 7.2.8, the Board of Directors may from time to time increase the Common Stock Ownership Limit, the Designated Investment Entity Limit, and/or the Preferred Stock Ownership Limit; provided, however, that:

(a) None of the Common Stock Ownership Limit, Designated Investment Entity Limit, and the Preferred Stock Ownership Limit may ~~not~~ be increased if, after giving effect to such change, five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code, could Beneficially Own, in the aggregate, more than 49.9% of the value of the outstanding Capital Stock; and

(b) Prior to the modification of the Common Stock Ownership Limit, the Designated Investment Entity Limit, or the Preferred Stock Ownership Limit pursuant to this Section 7.2.8, the Board of Directors, in its sole and absolute discretion, may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT if the modification of the Common Stock Ownership Limit or the Preferred Stock Ownership Limit were to be made.

Section 7.2.9 Legend. Each certificate for shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person, other than a Designated Investment Entity, may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of ~~9.8~~eight percent (8.0%) (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation; (ii) no Person may Beneficially Own or Constructively

Own shares of Preferred Stock of the Corporation in excess of 9.8 percent (9.8%) (in value or number of shares, whichever is more restrictive) of the total outstanding shares of such class or series of Preferred Stock of the Corporation; (iii) no Designated Investment Entity may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8 percent (9.8%) (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation; (iv) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Capital Stock that would result in the Corporation owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for the taxable year of the Corporation during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of the Corporation’s gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; (~~iv~~v) no Person may Beneficially Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Internal Revenue Code of 1986 (the “Code”) (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause the Corporation to fail to qualify as a real estate investment trust under the Code; and (~~v~~vi) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code). Any Person who Beneficially Owns or Constructively Owns, Transfers or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations set forth must immediately notify the Corporation. If certain of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such shares.

Shares of Class B Common Stock convert automatically into fully-paid and non-assessable shares of Class A Common Stock at a ratio of one (1) share of Class A Common Stock for each share of Class B Common Stock upon the following events and in the following amounts: (i) the Transfer of Beneficial Ownership of Class B Common Stock by a the Initial Holder or any of his Family Members, other than to the Initial Holder or any of the Initial Holder’s Family Members, with each share of Class B Common Stock being Transferred converting automatically into one share of Class A Common Stock immediately prior to such Transfer, and (ii) (x) the Transfer of Beneficial Ownership of OP Units by the Initial Holder, other than to a Qualified Transferee, (y) the Transfer of Beneficial Ownership of OP Units by a Qualified Transferee other than to the Initial Holder or to another Qualified Transferee, and (z) the ceasing by any Person that is a Beneficial Owner of OP Units to continue to be a “Qualified Transferee,” in the case of each of clauses (x), (y) and (z), with one share of Class B Common Stock held by the Initial Holder (or the Initial Holder’s Family Members, to the extent the Initial Holder does not then hold sufficient shares) shall, upon such Transfer (in the case of clauses (x) or (y) above) or cessation (in the case of clause (z) above), as the case may, automatically converting into one share of Class A Common Stock Share for every thirty-five and one-half (35.5) OP Units (x) Transferred or caused to be Transferred by the Initial Holder or such Qualified Transferee, or (y) then held by the Person who ceased to continue to be a “Qualified Transferee” (in each case rounding up to the nearest thirty-five and one-half (35.5) OP Units).

All capitalized terms in this legend have the meanings defined in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3 Transfer of Shares in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Charitable Trust, such shares of Capital Stock shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.7.

Section 7.3.2 Status of Shares Held by the Charitable Trustee. Shares of Capital Stock held by the Charitable Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares of Capital Stock.

Section 7.3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee shall be paid with respect to such shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that shares of Capital Stock have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4 Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Corporation, the Charitable Trustee shall be entitled to receive, ratably with each other holder of shares of the class or series of Capital Stock that is held in the Charitable Trust, that portion of the assets of the Corporation available for distribution to the holders of such class or series (determined based upon the ratio that the number of shares of such class or series of Capital Stock held by the Charitable Trustee bears to the total number of shares of such class or series of Capital

Stock then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Corporation, in accordance with Section 7.3.5.

Section 7.3.5 Sale of Shares by Charitable Trustee. Within twenty (20) days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Charitable Trust, the Charitable Trustee shall sell the shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). In connection with any such sale, the Charitable Trustee shall use good faith efforts to sell such shares at a fair market price. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.5. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.5, such excess shall be paid to the Charitable Trustee upon demand.

Section 7.3.6 Purchase Right in Stock Transferred to the Charitable Trustee. Shares of Capital Stock transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.3.5. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.7 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) the shares of Capital Stock held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code.

Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

LIMITATION OF LIABILITY AND INDEMNIFICATION

OF DIRECTORS AND OFFICERS

Section 8.1 Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 8.1, nor the adoption or amendment of any other provision of the Charter or Bylaws of the Corporation inconsistent with this Section 8.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of directors and officers of a Maryland corporation for money damages in a suit by or on behalf of the Corporation or by any stockholder, no director or officer of the Corporation shall be liable to the Corporation or to any stockholder for money damages except to the extent that (a) the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 8.2 Indemnification.

(a) To the maximum extent permitted by Maryland law in effect from time to time, and in accordance with applicable provisions of the Bylaws, the Corporation shall indemnify, and pay or reimburse the reasonable expenses in advance of final disposition of a proceeding to, (i) any present or former director or officer of the Corporation against any claim or liability to which he or she may become subject by reason of service in such capacity, and (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, REIT, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. In addition, the Corporation may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses to any individual who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Any amendment of this Section 8.2 shall be prospective only and shall not affect the applicability of this section with respect to any act or failure to act that occurred prior to such amendment.

(b) The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person described in the preceding paragraph against any liability which may be asserted against such person.

(c) The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

ARTICLE IX

DURATION

The Corporation shall continue perpetually unless terminated pursuant to any applicable provision of the MGCL.

ARTICLE X

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including, without limitation, any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as set forth below and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of not less than a majority of all the shares of stock of the Corporation then outstanding and entitled to be cast on the matter. Any amendment to Section 5.3, Article VII or this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of two-thirds of all the shares of stock of the Corporation then outstanding and entitled to be cast on the matter.

ARTICLE XI

SEVERABILITY

If any provision of the Charter shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Charter in any jurisdiction.

THIRD: The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment to and restatement of the Charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing amendment to and restatement of the Charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment to and restatement of the Charter.

SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment to and restatement of the Charter was ~~one~~five hundred ~~thousand (100,000~~million (500,000,000), consisting of four hundred fifty million (450,000,000) shares of Common Stock, $0.01 par value per share, and fifty million (50,000,000) shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value was ~~one thousand~~five million dollars ($~~1,000~~5,000,000).

EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment to and restatement of the Charter is five hundred million (500,000,000), consisting of four hundred ~~fifty~~forty nine million (~~450,000,000~~449,000,000) shares of Class A Common Stock, $0.01 par value per share, one million (1,000,000) shares of Class B Common Stock, $0.01 par value per share, and fifty million (50,000,000) shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is five million dollars ($5,000,000).

NINTH: The undersigned acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this          day of ~~September~~                    , ~~2009~~2015.

ATTEST:	COLONY FINANCIAL, INC.
(SEAL)

Name:	Name:

Title:	Title:

Appendix D

1585 Broadway New York, NY 10036
December 22, 2014

Special Committee of the Board of Directors

Colony Financial, Inc.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

Members of the Special Committee of the Board:

We understand that Colony Financial, Inc. (“Colony Financial”), CFI RE Masterco, LLC, a wholly-owned subsidiary of Colony Financial (“OP”), Colony Capital, LLC (“Colony Capital”), Colony Capital OP Subsidiary, LLC, a wholly owned subsidiary of Colony Capital (“NewCo”), CCH Management Partners I, LLC (“CCH”), FHB Holding LLC (“FHB, LLC”) and Richard B. Saltzman (“Saltzman”, and together with Colony Capital, CCH and FHB LLC, the “Contributors”) propose to enter into a Contribution and Implementation Agreement, substantially in the form of the draft dated December 22, 2014 (the “Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning assigned to such term in the Agreement. The Agreement provides, among other things, for (i) the contribution by Colony Financial to OP of the CFI Contributed Assets; (ii) the contribution by Colony Capital and CCH to NewCo of the CC Contributed Assets; (iii) the contribution by Colony Capital and CCH to OP of the membership interests in NewCo held by Colony Capital and CCH; (iv) FHB LLC will contribute to OP limited liability company membership interests of Colony Realty Partners LLC (“CRP”) in the aggregate equal to 50% of the outstanding limited liability company membership interests of CRP (the remaining 50% of the outstanding limited liability company membership interests of CRP being owned by Colony Realty Member, LLC (“CRM”)); and (v) Saltzman will contribute to OP outstanding limited liability company membership interests in the aggregate equal to 40% of the outstanding limited liability company membership interests of CRM (the remaining 60% of the outstanding limited liability company membership interests being owned by CRP Managing Member, LLC, a wholly owned subsidiary of Colony Capital), in each case in exchange for the applicable portion of the Consideration (as defined below). The transactions described in clauses (i) through (v) and the transfer of the Colony Mark to OP pursuant to the Colony Mark Transfer Agreement, substantially in the form of the draft dated December 15, 2014 (together with the Agreement, the “Transaction Agreements”), are collectively referred to herein as the “Transaction”.

As consideration in the Transaction, Colony Financial shall cause OP to deliver at closing of the Transaction the CC Closing Unit Consideration, the CC Closing Share Consideration, CC Closing Cash Consideration, CCH Closing Unit Consideration, FHB LLC Closing Unit Consideration, FHB LLC Closing Cash Consideration, Saltzman Closing Unit Consideration, Saltzman Closing Cash Consideration, and may be obligated to pay all or a portion of the Contingent Consideration to the extent required pursuant to Section 3.5 of the Agreement (collectively, the “Consideration”), in the manner as provided in the Agreement. For the purposes of this opinion, we have assumed, with your consent, that the aggregate value of the Consideration to be paid in the Transaction is $657,500,000, which is comprised of $547,500,000 paid at closing (including $15,000,000 for the Colony Mark), plus Contingent Consideration equal to $110,000,000, and that no adjustments will be made to any component of the Consideration. The terms and conditions of the Transaction are more fully set forth in the Transaction Agreements.

You have asked for our opinion as to whether the Consideration to be paid by Colony Financial pursuant to the Transaction Agreements is fair from a financial point of view to Colony Financial.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of Colony Financial;

2)	Reviewed certain internal financial statements and other financial and operating data concerning Colony Financial and Colony Capital, respectively;

3)	Reviewed certain financial projections prepared by the managements of Colony Capital and Colony Financial, respectively;

4)	Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the management of Colony Financial;

5)	Discussed the past and current operations and financial condition and the prospects of Colony Financial, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of Colony Financial;

6)	Discussed the past and current operations and financial condition and the prospects of the CC Contributed Business, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of Colony Capital;

7)	Reviewed the pro forma impact of the Transaction on the Colony Financial’s earnings per share, cash flow, consolidated capitalization and financial ratios;

8)	Reviewed the reported prices and trading activity for Colony Financial’s Common Stock;

9)	Compared the financial performance of Colony Financial and the prices and trading activity of Colony Financial’s Common Stock with that of certain other publicly-traded companies comparable with the Colony Financial and their securities;

10)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

11)	Participated in certain discussions and negotiations between the Special Committee and Colony Capital, as well as their financial and legal advisors;

12)	Reviewed the Transaction Agreements and certain related documents; and

13)	Performed such other analyses and reviewed such other information and considered such other factors as we have deemed appropriate

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by Colony Financial and Colony Capital and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Colony Financial and Colony Capital of the future financial performance of Colony Financial and Colony Capital. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Transaction Agreements without any waiver, amendment or delay of any terms or conditions. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transaction. As discussed with you, although we have included the Aggregate Contingent Consideration in certain of our analyses, we express no opinion as to the likelihood that the milestones upon which these payments are conditioned will be achieved or whether the Aggregate Contingent Consideration will be paid. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of Colony Financial and Colony Capital and their legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of compensation to any of Colony Financial’s officers, directors or employees, or any class of such persons, relative to any amounts to be paid in the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities of Colony Capital or Colony Financial, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Special Committee of the Board of Directors of Colony Financial in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Transaction. In the two years prior to the date hereof, we have provided financing services for Colony Financial and financial advisory and financing services for Colony Capital and certain of its affiliates and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to Colony Financial and Colony Capital and their affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Colony Financial, Colony Capital or any other company, or any currency or commodity, that may be involved in this Transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Special Committee of the Board of Directors of Colony Financial and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing Colony Financial is required to make with the Securities and Exchange Commission in connection with the Transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the CFI Common Stock will trade following consummation of the Transaction or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Colony Financial should vote at the shareholders’ meeting to be held in connection with the Transaction.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be paid by Colony Financial pursuant to the Transaction Agreements is fair from a financial point of view to Colony Financial.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Seth Weintrob
Seth Weintrob Managing Director

SPECIAL MEETING OF STOCKHOLDERS OF

COLONY FINANCIAL, INC.

March 31, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 31, 2015.

The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/40005

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00030000300030030000 2

033115

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2(a), 2(b) AND 3.

1. The Issuances: Approval of the issuance, pursuant to the Contribution Agreement and the Colony Mark Transfer Agreement, of (i) shares of the Company’s common stock, par value $0.01 per share, as newly reclassified Class A Common Stock, (ii) shares of the Company’s newly designated Class B common stock, par value $0.01 per share, and shares of Class A Common Stock to be issued upon conversion of such shares of Class B Common Stock, and (iii) membership interests in Colony Capital Operating Company, LLC, a subsidiary of the Company, and shares of Class A Common Stock to be issued upon redemption of such membership interests in certain circumstances, in each case to the applicable contributors or transferors and their affiliates and related persons in the combination transaction, which includes certain of the Company’s directors and officers or affiliates thereof.

2. The Charter Amendments:

2(a). Approval of amendments to the Company’s charter to designate and set the express terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of conversion and redemption of the Company’s Class B Common Stock, which entitles the holders to thirty-six and one-half (36.5) votes per share on all matters on which holders of Class A Common Stock are entitled to vote, and re-designate the Company’s common stock as Class A Common Stock, and make conforming and immaterial changes and modifications related thereto.

2(b). Approval of amendments to the Company’s charter to lower the common stock ownership limit from 9.8% to 8.0% of value or share number, whichever is more restrictive, subject to a “grandfather provision” applicable to certain pre-existing holdings, and establish a separate “designated investment entity” ownership limit of 9.9% in value or share number, whichever is more restrictive, with respect to certain investment entities, and make conforming and immaterial changes and modifications related thereto.

3. The Adjournment Proposal: Approval of the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve either the Issuances or the Charter Amendments.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

COLONY FINANCIAL, INC.

Proxy for Special Meeting of Stockholders on March 31, 2015 Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Darren J. Tangen and Ronald M. Sanders, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Colony Financial, Inc., to be held March 31, 2015 at 10:00 A.M. ET, at the offices of Morgan Stanley, located at 1585 Broadway, 27th Floor, New York, New York 10036, and at any adjournments or postponements thereof, as designated on the reverse side of this ballot and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not provided and the signed card is returned, the proxies will vote in accordance with the Board of Directors recommendations listed on the reverse side.

(Continued and to be signed on the reverse side.)

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